As filed with the Securities and Exchange Commission on October 11, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HOWARD BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	6022	20-3735949
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6011 University Blvd., Suite 370
Ellicott City, MD 21043
(410) 750-0020
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Mary Ann Scully
President, Chairman and Chief Executive Officer
Howard Bancorp, Inc.
6011 University Blvd., Suite 370
Ellicott City, MD 21043
(410) 750-0020
(Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Michael P. Reed, Esq. Frank M. Conner III, Esq. Covington & Burling LLP One City Center 850 Tenth Street, N.W. Washington, D.C. 20001 (202) 662-6000	Robert D. Kunisch, Jr. President and Chief Executive Officer First Mariner Bank 3301 Boston St. Baltimore, MD. 21224 (443) 573-4800	Michael D. Schiffer, Esq. Eric R. Smith, Esq. Venable LLP 750 East Pratt Street, Suite 900 Baltimore, MD. 21202 (410) 244-7400

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon the effective time of the merger described in the enclosed document.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	9,143,230	N/A	$146,795,480	$18,276.04

(1)
Represents the maximum number of shares of Howard Bancorp, Inc., or Howard, common stock that may be issued in connection with the merger described in this joint proxy and information statement/prospectus. This number is based on an exchange ratio of 1.6624 shares of Howard common stock per share of First Mariner Bank, or First Mariner, common stock and preferred stock, up to an estimated maximum of 5,500,018 shares of First Mariner common stock, pursuant to the Agreement and Plan of Reorganization dated as of August 14, 2017, by and among Howard, Howard Bank, and First Mariner, as amended from time to time, attached to this joint proxy and information statement/prospectus as Annex I. The number of shares included in the registration fee table does not include the additional shares of common stock that could be issued, upon Howard’s election, to avoid the termination of the merger agreement by First Mariner due to a decrease below certain specified thresholds of the average price of Howard common stock over a specified period of time, pursuant to the merger agreement and described in more detail elsewhere in this joint proxy and information statement/prospectus. The shares that could be issued in that context cannot be determined at this time.

(2)
Pursuant to Rule 457(f)(2) under the Securities Act, and estimated solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price was calculated as the product of  (i) $26.69, the book value per share of First Mariner common stock to be exchanged in the merger as of June 30, 2017, the latest practicable date prior to the date of filing of this registration statement, and (ii) 5,500,018, the estimated maximum number of shares of common stock of First Mariner that may be exchanged in the merger.

(3)
Computed based on a rate of  $124.50 per $1,000,000 of the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy and information statement/prospectus is not complete and may be changed. We may not sell the securities offered by this joint proxy and information statement/prospectus until the registration statement relating to the shares of Howard common stock to be issued in the merger that is filed with the United States Securities and Exchange Commission becomes effective. This joint proxy and information statement/prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction in which the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
PRELIMINARY—SUBJECT TO COMPLETION—DATED OCTOBER 11, 2017

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT
To the Stockholders of Howard Bancorp, Inc. and First Mariner Bank:
On August 14, 2017, First Mariner Bank, or First Mariner, Howard Bancorp, Inc., or Howard, and Howard Bank agreed to a strategic business combination in which First Mariner will merge with and into Howard Bank, with Howard Bank continuing as the surviving bank of the merger and a wholly owned subsidiary of Howard. If the merger is completed, each share of First Mariner common stock and each share of First Mariner Series A Non-Voting Non-Cumulative Perpetual Preferred Stock, which we refer to as the First Mariner preferred stock, issued and outstanding immediately prior to the merger will be converted into the right to receive 1.6624 shares of Howard common stock, which we refer to as the merger consideration. No fractional shares of Howard common stock will be issued in connection with the merger, and holders of First Mariner common stock and preferred stock will be entitled to receive cash in lieu thereof. As a result of the merger, First Mariner stockholders will become entitled to receive, in the aggregate, shares of Howard common stock equal to approximately 48% of the fully diluted common stock of Howard.
We are sending you this joint proxy and information statement/prospectus to notify you of, and invite the Howard stockholders to, the special meeting of Howard stockholders, which we refer to as the Howard special meeting, being held to consider the issuance of shares of Howard common stock in connection with the Agreement and Plan of Reorganization dated as of August 14, 2017, as amended from time to time, which we refer to as the merger agreement, that First Mariner, Howard and Howard Bank have entered into, and related matters. Shares of Howard common stock are listed on the Nasdaq Capital Market under the ticker symbol “HBMD.”
As described in the accompanying joint proxy and information statement/prospectus, the directors, executive officers and certain First Mariner stockholders that beneficially own or control in the aggregate approximately 88.9% of the outstanding shares of the First Mariner capital stock on an as-converted to common stock basis entered into a stockholder agreement with Howard and Howard Bank, or the First Mariner stockholder agreement, pursuant to which such First Mariner stockholders agreed to (i) not transfer their shares of common stock or preferred stock, subject to certain exceptions, (ii) vote their shares of common stock against certain alternative acquisition transactions and certain fundamental corporate actions, and (iii) not modify, revoke or rescind the stockholder written consent to be executed by such stockholders approving the merger and the merger agreement. Effective August 15, 2017, these First Mariner stockholders executed a stockholder written consent, or the First Mariner stockholder consent, approving the merger and the merger agreement and waiving their rights to dissenters’ rights under the Maryland Code, Financial Institutions, or MCFI. As a result of the First Mariner stockholder agreement and First Mariner stockholder consent, the merger has been approved by the requisite stockholder vote under the MCFI, the First Mariner charter, the First Mariner bylaws and an existing stockholder agreement of First Mariner by the First Mariner stockholders. No meeting of First Mariner stockholders to approve the merger and related transactions will be held; however, all First Mariner stockholders will have the opportunity to elect to approve the merger and the merger agreement, thereby approving the merger and related transactions, by signing and returning to First Mariner a written consent.
After careful consideration, the Howard and First Mariner boards of directors have approved the merger, the merger agreement and the respective proposals referred to above, and each of the Howard and First Mariner boards of directors has determined that it is advisable to enter into the merger. The board of directors of Howard recommends that its stockholders vote “FOR” the proposals described in the accompanying joint proxy and information statement/prospectus, and the board of directors of First Mariner unanimously recommends that its stockholders sign and return the stockholder written consent indicating their approval of the merger and approval of the merger agreement and related transactions to First Mariner.
The market value of the merger consideration will fluctuate with the market price of Howard common stock. The following table presents the closing prices of Howard common stock on August 11, 2017, the last trading day before public announcement of the merger, and on            , 2017, the last practicable trading day before the distribution of this joint proxy and information statement/prospectus. The table also presents the implied value of the merger consideration proposed for each share of First Mariner common stock converted into the merger consideration on those dates, as determined by multiplying the closing price of Howard common stock on those dates by the exchange ratio of 1.6624 provided for in the merger agreement. We urge you to obtain current market quotations for shares of Howard common stock.

	Howard Common Stock (Nasdaq: HBMD)		Implied Value of One Share of First Mariner Common Stock
At August 11, 2017		$17.05		$28.34
At , 2017	$		$
In addition, the First Mariner board of directors may terminate the merger agreement if the average closing price of Howard common stock is below the threshold specified in the applicable merger agreement and below a threshold relative to an index of banking stocks. If the First Mariner board of directors terminates the merger agreement, Howard may prevent the applicable merger agreement from being terminated by increasing the number of shares of Howard common stock to be issued to holders of First Mariner capital stock in the merger. See ‘‘The Merger Agreement—Termination of the Merger Agreement.’’
The Howard special meeting will be held on            , at            , local time, at            , located at                  .
Your vote is important. We cannot complete the merger unless Howard stockholders approve the issuance of shares of Howard common stock in connection with the merger agreement. In order for the merger to be executed, the issuance of shares of Howard common stock must be approved by the affirmative vote of holders of a majority of the votes cast, in person or by proxy, by Howard stockholders at the Howard special meeting. Regardless of whether you plan to attend the Howard special meeting, please take the time to vote your shares in accordance with the instructions contained in this joint proxy and information statement/prospectus.
The Howard board of directors recommends that Howard stockholders vote “FOR” approval of the issuance of shares of Howard common stock in connection with the merger agreement and “FOR” the other matters to be considered at the Howard special meeting.
The First Mariner board of directors unanimously recommends that First Mariner stockholders sign and return the stockholder written consent indicating their approval of the merger and approval of the merger agreement and related transactions to First Mariner.
This joint proxy and information statement/prospectus describes the Howard special meeting, the merger, the documents related to the merger and other related matters. Please carefully read this entire document, including “Risk Factors” beginning on page 36, for a discussion of the risks relating to the proposed merger.

Howard and First Mariner are excited about the opportunities the merger brings to both Howard and First Mariner stockholders. Thank you for your consideration and continued support.

Mary Ann Scully President, Chairman and Chief Executive Officer Howard Bancorp, Inc.	Robert D. Kunisch, Jr. President and Chief Executive Officer First Mariner Bank	Jack E. Steil Chairman First Mariner Bank
Neither the United States Securities and Exchange Commission nor any state securities commission or bank regulatory agency has approved or disapproved the securities to be issued in the merger or determined if this joint proxy and information statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Howard or First Mariner, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this joint proxy and information statement/prospectus is            , 2017, and it is first being mailed or otherwise delivered to Howard and First Mariner stockholders on or about            , 2017.

Howard Bancorp, Inc.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To the Stockholders of Howard Bancorp, Inc.:
Howard will hold a special meeting of stockholders at      , local time, on            , 2017, at                               , located at                               , which we refer to as the Howard special meeting. The Howard special meeting will be held for the purposes of allowing Howard stockholders to consider and vote upon the following matters:
•
a proposal to issue up to 9,143,230 shares of Howard common stock in connection with the Agreement and Plan of Reorganization dated as of August 14, 2017, by and between Howard, Howard Bank and First Mariner, as amended from time to time, pursuant to which First Mariner will merge with and into Howard Bank, with Howard Bank continuing as the surviving bank of the merger and a wholly owned subsidiary of Howard, and as more fully described in the attached joint proxy and information statement/prospectus, which we refer to as the shares issuance proposal;

•
a proposal to approve an Employee Stock Purchase Plan, which we refer to as the ESPP proposal; and

•
a proposal to approve the adjournment of the Howard special meeting, if necessary, to solicit additional proxies in favor of the approval of either or both of the shares issuance proposal and the ESPP proposal, which we refer to as the adjournment proposal.

Howard has fixed the close of business on            , 2017 as the record date for the Howard special meeting. Only Howard stockholders of record at that time are entitled to notice of, and to vote at, the Howard special meeting, or any adjournment or postponement thereof. Approval of the shares issuance proposal, the ESPP proposal and the adjournment proposal requires the affirmative vote of holders of a majority of the votes cast, in person or by proxy, by Howard stockholders at the Howard special meeting. At the close of business on the record date, Howard had              shares of common stock outstanding and entitled to vote.
Your vote is very important. We cannot complete the merger unless Howard stockholders approve the issuance of shares of Howard common stock in connection with the merger agreement.
As a stockholder of record, you are cordially invited to attend the Howard special meeting in person. Regardless of whether you plan to attend the Howard special meeting, please vote as soon as possible by (1) accessing the internet site listed on your proxy card, (2) calling the toll-free number listed on your proxy card, or (3) completing, signing, dating and returning your proxy card in the enclosed postage-paid return envelope. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the shares issuance proposal, “FOR” the ESPP proposal and “FOR” the adjournment proposal. If you hold Howard common stock in your name as a stockholder of record or hold a valid proxy from the holder of record and attend the Howard special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention is greatly appreciated.
The enclosed joint proxy and information statement/prospectus provides a detailed description of the merger, the merger agreement and related matters. We urge you to read the joint proxy and information statement/prospectus, including any documents incorporated in the joint proxy and information statement/prospectus by reference, and its appendices and annexes, carefully and in their entirety. If you have any questions concerning the merger or the joint proxy and information statement/prospectus, would like additional copies of the joint proxy and information statement/prospectus or need help voting your shares of Howard common stock, please contact Charles E. Schwabe, Corporate Secretary, at Howard Bancorp, Inc. at (410) 750-0020.

The Howard board of directors has approved the merger and the merger agreement and recommends that Howard stockholders vote “FOR” approval of the shares issuance proposal, “FOR” approval of the ESPP proposal and “FOR” approval of the adjournment proposal.
BY ORDER OF THE BOARD OF DIRECTORS,

Charles E. Schwabe, Corporate Secretary
Ellicott City, Maryland
           , 2017

ADDITIONAL INFORMATION
This joint proxy and information statement/prospectus incorporates important business and financial information about Howard from documents filed with or furnished to the United States Securities and Exchange Commission, which we refer to as the SEC, that are not included in or delivered with this joint proxy and information statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by Howard at no cost from the SEC’s website at www.sec.gov. You may also request copies of these documents, including documents incorporated by reference by Howard in this joint proxy and information statement/prospectus, at no cost by contacting Howard in writing or by telephone at the following addresses:
Howard Bancorp, Inc.
6011 University Blvd., Suite 370
Ellicott City, Maryland 21043
Attention: Charles E. Schwabe
Telephone: (410) 750-0020
You will not be charged for any of these documents that you request. Howard stockholders requesting documents must do so by            , 2017 in order to receive them before the Howard special meeting to be held on            , 2017.
In addition, if you have questions about the merger or the Howard special meeting, need additional copies of this joint proxy and information statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may contact Charles E. Schwabe at the address above.
See “Where You Can Find More Information” beginning on page [•] for more details.
i

ABOUT THIS JOINT PROXY AND INFORMATION STATEMENT/PROSPECTUS
This joint proxy and information statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by Howard, constitutes a prospectus of Howard under Section 5 of the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the shares of Howard common stock to be issued to the First Mariner stockholders pursuant to the merger.
This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, with respect to Howard’s special meeting, at which Howard stockholders will be asked to consider and vote upon certain proposals, including the shares issuance proposal. This document will also function as an information statement provided to First Mariner stockholders in connection with First Mariner’s solicitation of the First Mariner written consent approving the merger and the merger agreement and the transactions contemplated thereby.
You should rely only on the information contained in or incorporated by reference into this joint proxy and information statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy and information statement/prospectus. This joint proxy and information statement/prospectus is dated            , 2017. You should not assume that the information contained in this joint proxy and information statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this joint proxy and information statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither our mailing of this joint proxy and information statement/prospectus to Howard and First Mariner stockholders nor the issuance by Howard of shares of Howard common stock to First Mariner stockholders in connection with the merger will create any implication to the contrary.
This joint proxy and information statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation. Information contained in this joint proxy and information statement/prospectus regarding Howard or Howard Bank has been provided by Howard, and information contained in this joint proxy and information statement/prospectus regarding First Mariner has been provided by First Mariner.

THE MERGER AGREEMENT	95
Structure of the Merger	95
Effective Time of the Merger	96
Conversion of Shares; Exchange of Certificates	97
Representations and Warranties	97
Covenants and Agreements	101
Agreement Not to Solicit Other Offers	106
First Mariner Stockholder Agreement, First Mariner Stockholder Consent and Recommendation of First Mariner Board of Directors	107
Conditions to Consummation of the Merger	107
Termination of the Merger Agreement	108
Effect of Termination	109
Termination Fee; Expense Reimbursement	109
Expenses and Fees	110
Amendment, Waiver and Extension of the Merger Agreement	110
Accounting Treatment	110
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER	111
U.S. Federal Income Tax Consequences of the Merger Generally	112
Cash Instead of Fractional Shares	112
Net Investment Income Tax	112
Information Reporting and Backup Withholding	112
Certain Reporting Requirements	113
COMPARISON OF STOCKHOLDERS’ RIGHTS	114
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF FIRST MARINER	122
LEGAL MATTERS	124
EXPERTS	124
OTHER MATTERS	124
WHERE YOU CAN FIND MORE INFORMATION	124
ANNEX I Agreement and Plan of Reorganization by and between Howard, Howard Bank and First Mariner	I-1
ANNEX II Maryland Code, Financial Institutions Annotated Sections 3-718, 3-719 and 3-720	II-1
ANNEX III OPINION OF Keefe, Bruyette & Woods, Inc.	III-1
ANNEX IV OPINION OF Stephens Inc.	IV-1
ANNEX V Consolidated Historical Financial Statements for First Mariner and Related Management’s Discussion and Analysis of Financial Condition and Results of Operations	V-1
ANNEX VI Employee Stock Purchase Plan	VI-1

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE HOWARD SPECIAL MEETING
The following are some questions that you may have regarding the merger of First Mariner with and into Howard Bank and the Howard special meeting of stockholders, which we refer to as the Howard special meeting, and brief answers to those questions. We urge you to read carefully the remainder of this joint proxy and information statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger and the Howard special meeting. Additional important information is also contained in the documents incorporated by reference into this joint proxy and information statement/prospectus. See “Where You Can Find More Information” beginning on page [•]. Unless the context requires otherwise, references in this joint proxy and information statement/prospectus to Howard refer to Howard Bancorp, Inc., a Maryland corporation, and/or its consolidated subsidiaries, references in this joint proxy and information statement/prospectus to Howard Bank refer to Howard Bank, a Maryland chartered trust company and a wholly owned subsidiary of Howard, and/or its consolidated subsidiaries, references in this joint proxy and information statement/prospectus to First Mariner refer to First Mariner Bank, a Maryland chartered trust company, and/or its consolidated subsidiaries, and references in this joint proxy and information statement/prospectus to “we,” “our” and “us” refer to Howard, Howard Bank and First Mariner collectively.
Q:
What is the merger?

A:
Howard and First Mariner have entered into an Agreement and Plan of Reorganization, dated as of August 14, 2017, as amended from time to time, which we refer to as the merger agreement. Under the merger agreement, First Mariner will be merged with and into Howard Bank, with Howard Bank continuing as the surviving bank. A copy of the merger agreement is included in this joint proxy and information statement/prospectus as Annex I. The merger cannot be completed unless, among other things, the Howard stockholders approve the issuance of shares of Howard common stock pursuant to the merger agreement, which we refer to as the shares issuance proposal.

Q:
Why am I receiving this joint proxy and information statement/prospectus?

A:
You are receiving this joint proxy and information statement/prospectus because you have been identified as a stockholder of Howard or First Mariner as of the applicable record date, and you are entitled, as applicable, to vote at the Howard stockholder special meeting to approve among other things the issuance of shares of Howard common stock pursuant to the merger agreement, or sign and return the First Mariner written consent to approve the merger agreement and approve the merger. This document serves as:

•
a proxy statement of Howard used to solicit proxies for its special meeting of stockholders;

•
a prospectus of Howard used to offer shares of Howard common stock in exchange for shares of First Mariner common stock and First Mariner preferred stock in the merger; and

•
an information statement of First Mariner used to solicit the written consent of its stockholders for the approval of the merger agreement and the merger and related transactions.

This document contains important information about the merger, the shares of Howard common stock to be issued in the merger, the special meeting of Howard stockholders, and the written consent of First Mariner stockholders and you should read it carefully.
Q:
In addition to the shares issuance proposal, what else are Howard stockholders being asked to vote on?

A:
In addition to the share issuance proposal, Howard is soliciting proxies from its stockholders with respect to (1) a proposal to approve an Employee Stock Purchase Plan, which we refer to as the ESPP proposal, and (2) a proposal to adjourn the Howard special meeting, if necessary or appropriate, to solicit additional proxies in favor of the shares issuance proposal, which we refer to as the adjournment proposal. Completion of the merger is not conditioned upon approval of either of the ESPP proposal or the adjournment proposal. Howard expects that the adjournment proposal will not be brought before the Howard special meeting if there are sufficient votes to approve the shares issuance and ESPP proposals.

Q:
As a Howard stockholder, how does the Howard board of directors recommend I vote at the Howard special meeting?

A:
After careful consideration, the Howard board of directors unanimously recommends that Howard stockholders vote:

•
“FOR” the shares issuance proposal;

•
“FOR” the ESPP proposal; and

•
“FOR” the adjournment proposal, if necessary or appropriate.

Q:
How does the First Mariner board of directors recommend I vote?

A:
The First Mariner board of directors unanimously recommends that you sign and return the stockholder written consent indicating your approval of the merger and the merger agreement and related transactions to First Mariner. See the section entitled “The Merger—Recommendation of the First Mariner Board of Directors; First Mariner’s Reasons for the Merger” beginning on page [•].

Q:
When and where is the Howard special meeting?

A:
The Howard special meeting will be held at                               , located at                                on            , 2017, at      , local time.

Q:
Who is entitled to vote?

A:
Holders of record of Howard common stock at the close of business on            , 2017, which is the date that the Howard board of directors has fixed as the record date for the Howard special meeting, are entitled to vote at the Howard special meeting. Holders of record of First Mariner common stock and preferred stock as of the close of business on August 14, 2017 are entitled to vote on the merger.

Q:
What do I need to do now?

A:
If you are a Howard stockholder of record as of the close of business on the record date, after you have carefully read this joint proxy and information statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at the Howard special meeting. You must mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope as soon as possible.

If you are a stockholder of First Mariner, after you have carefully read this joint proxy and information statement/prospectus and have decided how you wish to vote your shares, you may execute and return your written consent to First Mariner in accordance with the instructions provided.
Q:
What will First Mariner stockholders receive in the merger?

A:
Upon completion of the merger, each share of First Mariner common stock and each share of First Mariner preferred stock issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive 1.6624 of a share, or the exchange ratio, of Howard common stock, which we refer to as the merger consideration. As a result of the merger, First Mariner stockholders will become entitled to receive, in the aggregate, shares of Howard common stock equal to approximately 48% of the fully diluted common stock of Howard.

If the number of shares of First Mariner common stock or First Mariner preferred stock outstanding increases or decreases prior to the effective time of the merger, then the merger consideration will be equitably and proportionately adjusted, if necessary and without duplication, to fully effect such change.
Q:
What happens if I am eligible to receive a fraction of a share of Howard common stock as part of the per share merger consideration?

A:
Howard will not issue fractional shares of Howard common stock in the merger. If the aggregate number of shares of Howard common stock that you are entitled to receive as part of the per share merger consideration includes a fraction of a share of Howard common stock, you will instead receive an amount in cash equal to the product of  $32.50, which we refer to as the per share cash amount, and the fraction of a share of Howard common stock to which you otherwise would be entitled. See the section entitled “The Merger Agreement—Fractional Shares” beginning on page [•].
Q:
How will the merger affect First Mariner stock options and First Mariner warrants?

A:
First Mariner Stock Options.   At the effective time of the merger, each option granted by First Mariner to purchase shares of First Mariner common stock under First Mariner’s equity plans, whether vested or unvested, outstanding immediately prior to the effective time of the merger will fully vest and be canceled and converted into the right to receive from Howard a cash payment equal to the product of  (1) the total number of shares of Howard common stock subject to such option, and (2) the difference, if positive, between the per share cash amount and the exercise price per share of such option. Any such option with an exercise price per share that equals or exceeds the per share cash amount will be canceled at the effective time of the merger with no consideration paid to the option holder therefor.

First Mariner Warrants.   At the effective time of the merger, each warrant granted by First Mariner to purchase shares of First Mariner common stock outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive from Howard a cash payment equal to the product of  (1) the total number of shares of Howard common stock subject to such warrant, and (2) the difference, if positive, between the per share cash amount and the exercise price per share of such warrant. Any such warrant with an exercise price per share that equals or exceeds the per share cash amount will be canceled at the effective time of the merger with no consideration paid to the warrant holder therefor.
Q:
What will Howard stockholders and holders of Howard equity awards receive in the merger?

A:
Howard stockholders and holders of Howard equity awards will not receive anything as a result of the merger, but will continue to hold the same amount of Howard common stock and Howard equity awards held immediately prior to the merger. Following the merger, shares of Howard common stock will continue to be traded on the Nasdaq Capital Market under the symbol “HBMD.”

Q:
Will the value of the merger consideration change between the date of this joint proxy and information statement/prospectus and the time the merger is completed?

A:
Because the number of shares of Howard common stock that First Mariner stockholders will receive for each share of First Mariner common stock and First Mariner preferred stock, respectively, is fixed (subject, in each case, to possible adjustment), the value of the merger consideration will fluctuate between the date of this joint proxy and information statement/prospectus and the completion of the merger based upon the market value for Howard common stock. Any fluctuation in the market price of Howard common stock after the date of this joint proxy and information statement/prospectus will change the value of the shares of Howard common stock that First Mariner stockholders will receive.

Q:
What will happen in the merger?

A:
If the shares issuance proposal is approved by Howard stockholders and the other conditions to closing under the merger agreement are satisfied or waived, then at the effective time of the merger First Mariner will merge with and into Howard Bank and Howard Bank will be continuing as the surviving bank of the merger and a wholly owned subsidiary of Howard. As a result of the merger, First Mariner will no longer exist and its businesses will be owned by Howard, which will continue as a public company.

Q:
What constitutes a quorum for the Howard special meeting?

A:
The presence at the Howard special meeting, in person or by proxy, of the holders of a majority of the Howard common stock issued and outstanding and entitled to vote with respect to each proposal will constitute a quorum for the purposes of considering and acting on each proposal. Shares that are present, or represented by a proxy, at the Howard special meeting and any postponement or adjournment thereof will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote (or instruct its bank or broker how to vote) on any particular matter, or “abstains” on any matter. If a quorum is not present, the Howard special meeting will be postponed or adjourned until the holders of the number of shares of Howard common stock required to constitute a quorum attend. If additional votes must be solicited to approve the shares issuance proposal or the ESPP proposal, and the adjournment proposal is approved, it is expected that the Howard special meeting will be adjourned to solicit additional proxies.
Q:
What is the vote required to approve each proposal at the Howard special meeting?

A:
Shares issuance proposal:

Standard:   Approval of the shares issuance proposal requires the affirmative vote of holders of a majority of the votes cast, in person or by proxy, by Howard stockholders at the Howard special meeting.
Effect of abstentions, broker non-votes and failures to vote:   If you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the Howard special meeting, or are a “street name” holder and fail to instruct your bank or broker with respect to the shares issuance proposal, it will have no effect on the shares issuance proposal.
ESPP proposal:
Standard:   Approval of the ESPP proposal requires the affirmative vote of holders of a majority of the votes cast, in person or by proxy, by Howard stockholders at the Howard special meeting.
Effect of abstentions, broker non-votes and failures to vote:   If you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the Howard special meeting, or are a “street name” holder and fail to instruct your bank or broker with respect to the ESPP proposal, it will have no effect on the ESPP proposal.
Adjournment proposal:
Standard:   Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the votes cast, in person or by proxy, by Howard stockholders at the Howard special meeting.
Effect of abstentions, broker non-votes and failures to vote:   If you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the Howard special meeting, or are a “street name” holder and fail to instruct your bank or broker with respect to the adjournment proposal, it will have no effect on the adjournment proposal.
Q:
Why is my vote important?

A:
If you do not vote, it will be more difficult for Howard to obtain the necessary quorum to hold the Howard special meeting. The proposals must be approved by the votes described above. The Howard board of directors unanimously recommends that you vote “FOR” the shares issuance proposal, “FOR” the ESPP proposal and “FOR” the adjournment proposal.

Q:
How many votes do I have?

A:
Each outstanding share of Howard common stock entitles its holder to cast one vote. As of the record date, there were [  ] shares of Howard common stock, par value $0.01 per share, outstanding and entitled to vote at the Howard special meeting.

Q:
Can I attend the Howard special meeting and vote my shares in person?

A:
Yes. All Howard stockholders are invited to attend the Howard special meeting. Holders of record of Howard common stock can vote in person at the Howard special meeting. If you plan to attend the Howard special meeting, you must hold your shares in your own name. In addition, you must bring a form of personal photo identification with you in order to be admitted. Howard reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the Howard special meeting is prohibited without Howard’s express written consent.
Q:
Can I change my vote?

A:
Yes. You may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date (if you submitted your proxy by internet or by telephone, you can change your vote by voting over the internet or by telephone), (2) delivering a written revocation letter to Howard’s corporate secretary, or (3) attending the Howard special meeting in person, notifying Howard’s corporate secretary and voting by ballot at the Howard special meeting. Attendance at the Howard special meeting will not automatically revoke your proxy. A revocation or later-dated proxy received by Howard after the vote will not affect the vote. If you choose one of the first two methods, you must take the described action (or, with respect to the first method, Howard must have received the subsequent proxy card) no later than            , 2017 at       local time, which is the business day immediately prior to the Howard special meeting. The Howard corporate secretary’s mailing address is:

Howard Bancorp, Inc.
6011 University Blvd., Suite 370
Ellicott City, Maryland 21043
Attention: Charles E. Schwabe
Telephone: (410) 750-0020
Q:
If my shares of common stock are held in “street name” by my bank or broker, will my bank or broker automatically vote my shares for me?

A:
No. Your bank or broker cannot vote your shares without instructions from you, and if you fail to provide instructions to your bank or broker it will have no effect on the shares issuance proposal, the ESPP proposal or the adjournment proposal. You should instruct your bank or broker how to vote your shares in accordance with the instructions provided to you. Please check the voting form used by your bank or broker.

Q:
Who will be the directors of Howard immediately following the merger?

A:
Immediately following the merger, the Howard board of directors is expected to be composed of 14 directors, with eight to be designated by Howard and six to be designated by First Mariner. Such directors are identified in the table below.

Name	Current Principal Affiliation
Mary Ann Scully	Howard director; Chair of Howard board of directors, Chief Executive Officer and President of Howard
Richard G. Arnold	Howard director; Vice President and co-owner of The John E. Ruth Company, Inc.
John J. Keenan	Howard director
Paul I. Latta, Jr.	Howard director; Managing member of ERIS Technologies LLC
Kenneth C. Lundeen	Howard director; President, Chief Executive Officer and co-owner of Environmental Reclamation Company
Thomas P. O’Neill	Howard director; Hertzbach and Company
Robert W. Smith, Jr.	Howard director; DLA Piper LLP (US)
Donna Hill Staton	Howard director; Founding Principal, Staton & Nolan, LLC d/b/a Decision Point Law and Strategy Group
W. Gary Dorsch	First Mariner director; President of Keyser Capital, LLC
James T. Dresher, Jr.	First Mariner director; Chief Executive Officer of Skye Asset Management, LLC

Name	Current Principal Affiliation
Howard Feinglass	First Mariner director; Priam Capital
Michael B. High	First Mariner director; Patriot Financial Partners LP
Robert D. Kunisch, Jr.	First Mariner director; President and Chief Executive Officer of First Mariner
Jack E. Steil	First Mariner director; Chairman of First Mariner board of directors
Q:
Who will be the executive officers of Howard immediately following the merger?

A:
Immediately following the merger, the executive management team of Howard is expected to be composed of six members of the Howard executive management team prior to the merger and two members of First Mariner executive management team prior to the merger as set forth below:

Name	Title
Mary Ann Scully	Chief Executive Officer
Robert D. Kunisch, Jr.	President
George C. Coffman	Executive Vice President, Chief Financial Officer and Treasurer
James D. Witty	Executive Vice President and Chief Commercial Banking Officer
Robert A. Altieri	Executive Vice President and Chief Mortgage Officer
T. Randy Jones	Executive Vice President and Chief Credit Officer
Charles E. Schwabe	Executive Vice President and Chief Risk Officer
Steven M. Poynot	Executive Vice President and Chief Administrative Officer
Q:
What are the U.S. federal income tax consequences of the merger to First Mariner stockholders?

A:
The respective obligations of Howard and First Mariner to complete the merger are conditioned upon each of Howard and First Mariner receiving a legal opinion from Covington & Burling LLP to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code. Neither Howard nor First Mariner currently intends to waive this condition to the consummation of the merger. If any party waives this condition after this registration statement is declared effective by the SEC, and if the tax consequences of the merger to First Mariner stockholders have materially changed, Howard and First Mariner will recirculate appropriate soliciting materials to resolicit the votes of First Mariner stockholders. If the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, for U.S. federal income tax purposes, holders of First Mariner common stock and holders of First Mariner preferred stock generally will not recognize any loss and generally will recognize gain, if any, only with respect to the receipt of cash received in lieu of fractional shares of Howard common stock.

For further information, see “United States Federal Income Tax Consequences of the Merger” beginning on page [•].
The U.S. federal income tax consequences described above may not apply to all holders of First Mariner common stock and First Mariner preferred stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.
Q:
Are First Mariner stockholders entitled to dissenters’ rights in connection with the merger?

A:
Yes. First Mariner stockholders who do not vote in favor of the merger and follow certain procedural steps will be entitled to dissenters’ rights under Section 3-719 of the Maryland Code, Financial Institutions, or MCFI. For further information, see “Merger—Dissenters’ Rights in the Merger” beginning on page [•]. In addition, a copy of Sections 3-718 through 3-720 of the MCFI is attached as Annex II to this joint proxy and information statement/prospectus.

Q:
Are Howard stockholders entitled to dissenters’ rights in connection with the merger?

A:
No. Howard stockholders do not have dissenters’ rights in connection with the merger.

Q:
If I am a First Mariner stockholder, should I send in my First Mariner stock certificates now?

A:
No. Please do NOT send in your First Mariner stock certificates now. If the shares issuance proposal is approved by Howard stockholders, and the merger is completed, an exchange agent designated by Howard will send you instructions for exchanging First Mariner capital stock certificates for the merger consideration. See the section entitled “The Merger Agreement—Conversion of Shares; Exchange of Certificates” beginning on page [•].

Q:
What happens if I sell my shares of First Mariner capital stock?

A:
If you transfer your shares of First Mariner capital stock after the record date but before the merger, you will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares. In order to receive the per share merger consideration, you must hold your shares through the effective time of the merger.

Q:
What should I do if I hold my shares of First Mariner capital stock in book-entry form?

A:
If the merger occurs, you are not required to take any special additional action to receive the merger consideration if your shares of First Mariner capital stock are held in book-entry form. After the completion of the applicable merger, shares of First Mariner capital stock held in book-entry form will be exchanged automatically for the applicable merger consideration, including shares of Howard stock in book-entry form and any cash to be paid in exchange for fractional shares in the applicable merger.

Q:
Whom may I contact if I cannot locate my First Mariner capital stock certificate(s)?

A:
If you are unable to locate your original First Mariner capital stock certificate(s), you should contact First Mariner’s corporate secretary, Joseph F. Howard, at 3301 Boston Street, Baltimore, MD 21224 or (410) 558-4200.

Q:
What should I do if I receive more than one set of voting materials?

A:
Howard stockholders may receive more than one set of voting materials, including multiple copies of this joint proxy and information statement/prospectus and multiple proxy cards, voting instruction cards, or stockholder written consents. For example, if you hold shares of Howard common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of Howard common stock and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card, voting instruction card and stockholder written consent that you receive or otherwise follow the voting instructions set forth in this joint proxy and information statement/prospectus to ensure that you vote every share of common stock that you own.

Q:
When do you expect to complete the merger?

A:
Each of Howard and First Mariner expect to complete the merger in the fourth quarter of 2017. However, Howard and First Mariner cannot assure you of when or if the merger will be completed. Howard and First Mariner must first obtain the approval of Howard stockholders of the share issuance proposal, as well as obtain necessary regulatory approvals and satisfy certain other closing conditions.

Q:
What happens if the merger is not completed?

A:
If the merger is not completed, holders of First Mariner common stock or preferred stock will not receive any merger consideration for their shares in connection with the merger. Instead, First Mariner will remain an independent company. In addition, if the merger agreement is terminated in certain circumstances, a termination fee may be required to be paid by First Mariner or Howard to the other. See “The Merger Agreement—Termination Fees” beginning on page [•] for a discussion of the circumstances under which termination fees will be required to be paid.

Q:
Whom should I call with questions?

A:
Howard stockholders:   If you have any questions concerning the merger or this joint proxy and information statement/prospectus, would like additional copies of this joint proxy and information statement/prospectus or need help voting your shares of Howard common stock, please contact Charles E. Schwabe, Corporate Secretary, at (410) 750-0020, or Howard’s proxy solicitor, [•], at the following address or telephone number: [•] or [•].

First Mariner stockholders:   If you have any questions concerning the merger or this joint proxy and information statement/prospectus, or would like additional copies of this joint proxy and information statement/prospectus, please contact Joseph F. Howard, Corporate Secretary, at 3301 Boston Street, Baltimore, MD 21224 or (410) 558-4200.
Q:
Are there any risks that I should consider in deciding whether to vote for the proposals?

A:
Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page [•].

SUMMARY
The following summary highlights selected information in this joint proxy and information statement/prospectus and may not contain all the information that may be important to you. We urge you to carefully read the entire joint proxy and information statement/prospectus, including the appendices and annexes, and the other documents to which we refer in order to fully understand the merger. See the section entitled “Where You Can Find More Information” beginning on page [•]. Each item in this summary refers to the page of this joint proxy and information statement/prospectus on which that subject is discussed in more detail.
Parties to the Merger (page [•])
Howard Bancorp, Inc. and Howard Bank
6011 University Boulevard
Suite 370
Ellicott City, Maryland 21043
(410) 750-0020
Howard, a Maryland corporation, is the parent company of Howard Bank, a Maryland-chartered trust company operating as a commercial bank. Headquartered in Ellicott City, Maryland, Howard Bank operates a general commercial banking business through its 13 branches located throughout the greater Baltimore metropolitan area. At June 30, 2017, Howard had $1.1 billion of total consolidated assets, $874.8 million of total net loans, $854.7 million of total deposits and $128.4 million of stockholders’ equity.
Howard common stock is listed on the Nasdaq Capital Market under the symbol “HBMD.”
Additional information about Howard and its subsidiaries is included in documents incorporated by reference in this joint proxy and information statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page [•].
First Mariner Bank
3301 Boston Street
Baltimore, MD 21224
(443) 573-4300
First Mariner is a Maryland-chartered trust company headquartered in Baltimore, Maryland. First Mariner operates a total of 14 banking offices located in Baltimore City and Baltimore, Harford, Howard and Anne Arundel counties. First Mariner operates in three complementary areas: retail banking, commercial banking and mortgage banking. At June 30, 2017, First Mariner had $975 million of total consolidated assets, total net loans of  $662 million, $771 million of total deposits and $99 million of stockholders’ equity.
The Merger and the Merger Agreement
The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex I to this joint proxy and information statement/prospectus. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the merger. All descriptions in this summary and elsewhere in this joint proxy and information statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement.
Under the merger agreement, First Mariner will merge with and into Howard Bank, with Howard Bank continuing as the surviving bank of the merger and a wholly owned subsidiary of Howard.
As a Result of the Merger, First Mariner Stockholders Will Have a Right To Receive 1.6624 Shares of Howard Common Stock (page [•])
We are proposing the merger of First Mariner with and into Howard Bank, with Howard Bank continuing as the surviving bank of the merger and a wholly owned subsidiary of Howard. If the merger is completed, each share of First Mariner common stock and each share of First Mariner preferred stock issued and outstanding immediately prior to the merger will be converted into the right to receive 1.6624 shares, or the exchange ratio, of Howard common stock, which we refer to as the merger consideration. No fractional shares of Howard common stock will be issued in connection with the merger, and holders of First Mariner common stock and preferred stock will be entitled to receive cash in lieu thereof.
Howard common stock is listed on the Nasdaq Capital Market under the symbol “HBMD.” The following table shows the closing sale prices of Howard common stock as reported on the Nasdaq Capital Market on August 11, 2017, the last full trading day before the public announcement of the merger agreement, and on            , 2017, the last practicable trading day before the date of this joint proxy and information statement/prospectus. This table also shows the implied value of the merger consideration payable for each share of First Mariner common stock and First Mariner preferred stock, which we calculated by multiplying the closing price of Howard common stock on those dates by the exchange ratio of 1.6224.
	Howard Common Stock (Nasdaq: HBMD)		Implied Value of One Share of First Mariner Common Stock
At August 11, 2017		$17.05		$28.34
At , 2017	$		$
The First Mariner Board of Directors Unanimously Recommends that First Mariner Stockholders Sign and Return the Stockholder Written Consent indicating their Approval of the Merger and Approval of the Merger Agreement and Related Transactions to First Mariner (page [•])
The First Mariner board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of First Mariner and its stockholders. Accordingly, the First Mariner board of directors unanimously recommends that First Mariner stockholders sign and return the stockholder written consent, or the First Mariner stockholder consent, indicating their approval of the merger and approval of the merger agreement and related transactions to First Mariner.
For the factors considered by the First Mariner board of directors in reaching its decision to approve the merger agreement, see the section entitled “The Merger—First Mariner’s Reasons for the Merger; Recommendation of the First Mariner Board of Directors” beginning on page [•].
Certain Stockholders of First Mariner have Entered a Stockholder Agreement with Howard and Howard Bank and Executed a Stockholder Written Consent Approving the Merger and Merger Agreement
Certain First Mariner stockholders that beneficially own or control in the aggregate approximately 88.9% of the outstanding shares of the First Mariner capital stock on an as-converted to common stock basis entered into a stockholder agreement with Howard and Howard Bank, or the First Mariner stockholder agreement, pursuant to which such First Mariner stockholders agreed to (i) not transfer their shares of common stock or preferred stock, subject to certain exceptions, (ii) vote their shares of common stock against certain alternative acquisition transactions and certain fundamental corporate actions, and (iii) not modify, revoke or rescind the stockholder written consent to be executed by such stockholders approving the merger and the merger agreement. Effective August 15, 2017, these stockholders of First Mariner executed the First Mariner stockholder consent approving the merger and the merger agreement and waiving their rights to dissenters’ rights under the MCFI. As a result of the First Mariner stockholder agreement and the First Mariner stockholder consent, the merger has been approved by the requisite stockholder vote under the MCFI, the First Mariner charter, the First Mariner bylaws and the First Mariner stockholder agreement among the First Mariner stockholders. No meeting of First Mariner stockholders to approve the merger and related transactions will be held; however, all First Mariner stockholders will have the opportunity to elect to approve the merger and the merger agreement, thereby approving the merger and related transactions, by signing and returning to First Mariner a stockholder written consent.

First Mariner’s Financial Advisor, Keefe, Bruyette & Woods, Inc., Provided an Opinion to the First Mariner Board of Directors in Connection with the Merger (page [•] and Annex III)
In connection with the merger, First Mariner’s financial advisor, Keefe, Bruyette & Woods, Inc., or KBW, delivered a written opinion, dated August 14, 2017, to the First Mariner board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of First Mariner common stock of the exchange ratio in the proposed merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Annex III to this joint proxy and information statement/prospectus. The opinion was for the information of, and was directed to, the First Mariner board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of First Mariner to engage in the merger or enter into the merger agreement, or constitute a recommendation to the First Mariner board of directors in connection with the merger, and it does not constitute a recommendation to any holder of First Mariner common stock or any shareholder of any other entity as to how to act or vote in connection with the merger or any other matter (including, with respect to holders of First Mariner common stock, whether to sign and return to First Mariner a stockholder written consent).
For further information, please see the discussion under the caption “The Merger—Opinion of First Mariner’s Financial Advisor,” beginning on page [•].
Howard’s Financial Advisor, Stephens Inc., Provided an Opinion to the Howard Board of Directors in Connection with the Merger (page [•] and Annex IV)
In connection with the merger, Howard’s financial advisor, Stephens Inc., or Stephens, delivered a written opinion, dated August 14, 2017, to the Howard board of directors as to the fairness to Howard, from a financial point of view and as of the date of the opinion, of the merger consideration provided for in the merger agreement. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Stephens in preparing the opinion, is attached as Annex IV to this joint proxy and information statement/prospectus. The opinion was for the information of, and was directed to, the Howard board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of Howard to engage in the merger or enter into the merger agreement, or constitute a recommendation to the Howard board of directors in connection with the merger, and it does not constitute a recommendation to any holder of Howard common stock or any shareholder of any other entity as to how to vote in connection with the merger or any other matter.
For further information, please see the discussion under the caption “The Merger—Opinion of Howard’s Financial Advisor,” beginning on page [•].
Information About the Howard Special Meeting (page [•])
The Howard special meeting will be held on            , at                , local time, at                , located at                , unless the Howard special meeting is adjourned or postponed.
At the Howard special meeting, Howard stockholders will be asked to:
•
approve the shares issuance proposal;

•
approve the ESPP proposal; and

•
approve the adjournment proposal, if necessary or appropriate.

Only holders of record at the close of business on            , 2017, which is the record date for the Howard special meeting, will be entitled to vote at the Howard special meeting. Each share of Howard common stock is entitled to one vote on each proposal to be considered at the Howard special meeting. As of the record date, there were           shares of Howard common stock entitled to vote at the Howard special meeting. As of the record date, directors and executive officers of Howard and their affiliates owned

and were entitled to vote           shares of Howard common stock, representing approximately          % of the shares of Howard common stock outstanding on that date. As of the record date, First Mariner beneficially held no shares of Howard common stock, and First Mariner’s directors and executive officers held no shares of Howard common stock.
The shares issuance proposal, the ESPP proposal and the adjournment proposal must be approved by the affirmative vote of a majority of the votes cast, in person or by proxy, by Howard stockholders at the Howard special meeting.
If you mark “ABSTAIN” on your proxy card, fail to either submit a proxy card or vote by telephone or the internet or in person at the Howard special meeting, or are a “street name” holder and fail to instruct your bank or broker with respect to the shares issuance proposal, the ESPP proposal or the adjournment proposal it will have no effect on such proposal.
Information about the First Mariner Stockholder Consents (page [•])
Certain stockholders of First Mariner that beneficially own or control in the aggregate approximately 88.9% of the outstanding shares of the First Mariner capital stock on an as-converted to common stock basis entered into a stockholder agreement, dated August 14, 2017, with Howard and Howard Bank, or the First Mariner stockholder agreement, pursuant to which such First Mariner stockholders agreed to (i) not transfer their shares of common stock or preferred stock, subject to certain exceptions, (ii) vote their shares of common stock against certain alternative acquisition transactions and certain fundamental corporate actions, and (iii) not modify, revoke or rescind the stockholder written consent to be executed by such stockholders approving the merger and the merger agreement. Effective August 15, 2017, these First Mariner stockholders executed a stockholder written consent, or the First Mariner stockholder consent, approving the merger and the merger agreement and waiving their rights to dissenters’ rights under the MCFI. As a result of the First Mariner stockholder agreement and First Mariner stockholder consent, the merger has been approved by the requisite stockholder vote under the MCFI by the First Mariner stockholders.
First Mariner’s Directors and Officers May Have Financial Interests in the Merger That Differ From Your Interests (page [•])
Howard and First Mariner stockholders should be aware that some of First Mariner’s directors and executive officers have interests in the merger and arrangements that are different from, or in addition to those of, First Mariner stockholders generally. The First Mariner board of directors was aware of these interests and considered these interests, among other matters, when making its decision to adopt the merger agreement, and in recommending that First Mariner stockholders vote in favor of approving the merger agreement.
Certain employees and executive officers of First Mariner will be entitled to receive severance payments, pre-closing success bonus payments and retention bonus payments.
Robert D. Kunisch, First Mariner’s Chief Executive Officer and Thomas R. Jones, First Mariner’s Executive Vice President and Chief Credit Officer, have each entered into new employment agreements with Howard, which will become effective as of the closing of the merger and have a three year term. The agreements provide for the payment of compensation to Messrs. Kunisch and Jones and contain covenants not to compete. Howard has also extended an offer of employment to Jack Steil to serve as Senior Business Development Adviser, which Mr. Steil has accepted.
All outstanding and unexercised warrants and options (whether vested or unvested) to purchase shares of First Mariner common stock, including warrants and options held by directors and executive officers of First Mariner, will be canceled and converted into the right to receive a cash payment from Howard, equal to the difference, if positive, between the per share cash amount and the exercise price of the warrant or option.
The merger agreement provides that the Howard board of directors will take all steps necessary to increase the Howard and the Howard Bank boards of directors to 14 members and the reconstituted Howard and Howard Bank boards of directors will include six individuals currently serving as members on the First Mariner board of directors or as officers of First Mariner. In addition, Howard has agreed to maintain a policy for directors’ and officers’ liability insurance coverage for the benefit of First Mariner’s directors and officers for six years following completion of the merger at a premium to be paid on an annual basis not in excess of 150% of the current annual premium paid by First Mariner for such insurance.
Howard’s Directors and Officers May Have Financial Interests in the Merger That Differ From Your Interests (page [•])
When considering the recommendation of the Howard board of directors, you should be aware that Howard’s executive officers and directors have interests in the merger that are different from, or in addition to, your interests as a stockholder. The Howard board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be approved by the stockholders of Howard. Eight of Howard’s directors and all of Howard’s executive officers are expected to continue with the combined company following the merger. All of Howard’s directors and executive officers are entitled to certain indemnification and liability insurance coverage pursuant to insurance policies maintained by Howard.
As of September 30, 2017, the directors and executive officers of Howard owned approximately 10.69% of the outstanding shares of Howard common stock entitled to vote at the Howard special meeting.
Treatment of Fractional Shares (page [•])
Howard will not issue any fractional shares of Howard common stock in the merger. Instead, a First Mariner stockholder who otherwise would have been entitled to receive a fraction of a share of Howard common stock will receive, in lieu thereof, an amount in cash rounded to the nearest cent. This cash amount will be determined by multiplying the fraction of a share of Howard common stock to which the holder would otherwise be entitled by $32.50, which we refer to as the per share cash amount.
Treatment of First Mariner Stock Options and Warrants in the Merger (page [•])
First Mariner Stock Options.   At the effective time of the merger, each option granted by First Mariner to purchase shares of First Mariner common stock under First Mariner’s equity plan, whether vested or unvested, outstanding immediately prior to the effective time of the merger, will fully vest and be canceled and converted into the right to receive from Howard a cash payment equal to the product of (1) the total number of shares of Howard common stock subject to such option, and (2) the difference, if positive, between the per share cash amount, and the exercise price per share of such option. Any such option with an exercise price per share that equals or exceeds the per share cash amount will be canceled at the effective time of the merger with no consideration paid to the option holder therefor.
First Mariner Warrants.   At the effective time of the merger, each warrant granted by First Mariner to purchase shares of First Mariner common stock outstanding immediately prior to the effective time of the merger, will be canceled and converted into the right to receive from Howard a cash payment equal to the product of  (1) the total number of shares of Howard common stock subject to such warrant, and (2) the difference, if positive, between the per share cash amount and the exercise price per share of such warrant. Any such warrant with an exercise price per share that equals or exceeds the per share cash amount will be canceled at the effective time of the merger with no consideration paid to the warrant holder therefor.
First Mariner Stockholders May Exercise Dissenters’ Rights (page [•])
Under Maryland law, First Mariner stockholders have the right to receive, in lieu of the merger consideration, the “fair value” for their shares, if the merger becomes effective.
Under Maryland law, for a stockholder of a Maryland chartered trust company to exercise his, her or its rights to fair value, such stockholder must (1) vote against the merger and (2) within 30 days after the merger becomes effective, make a written demand on the successor in the Merger for payment and surrender any stock certificates held by such person. Failure to comply with either of these requirements will result in forfeiture of a stockholder’s right to fair value.

In lieu of holding a meeting of First Mariner stockholders, (1) certain stockholders of First Mariner, acting by written consent without a meeting, approved the merger and the other transactions contemplated by the merger agreement, effective as of August 15, 2017, by the affirmative vote of not less than two-thirds of the votes entitled to be cast by outstanding shares of First Mariner common stock (including holders of outstanding shares of First Mariner preferred stock on an as-converted basis to First Mariner common stock voting with the holders of First Mariner common stock as a single class); and (2) the board of directors of First Mariner is seeking the written consent of the remaining stockholders who have not already voted in favor of the merger. As there will not be a meeting at which a First Mariner stockholder can vote against the merger, to satisfy the first of the two requirements for exercising appraisal rights, an stockholder of First Mariner must send a written objection to the merger by            , 2017 to the General Counsel of First Mariner at Joseph F. Howard, Esq, General Counsel, Senior Vice President, First Mariner Bank, 3301 Boston St., Baltimore, MD 21224.
Regulatory Approvals Required for the Merger (page [•])
Completion of the merger is subject to the prior receipt of all approvals and consents of federal and state authorities required to complete the acquisition of First Mariner by Howard and the merger of Howard Bank and First Mariner.
Howard and First Mariner agreed to use their reasonable best efforts to obtain all regulatory approvals required to complete the acquisition and the bank merger. These approvals include, with respect to the acquisition of First Mariner by Howard, approval from the Federal Reserve Board, or the FRB, and the Maryland Commissioner of Financial Regulation, or the Maryland Commissioner, and, with respect to the merger of Howard Bank and First Mariner, approval from the Federal Deposit Insurance Commission, or the FDIC, and the Maryland Commissioner. The merger cannot proceed without these required regulatory actions.
Conditions That Must Be Satisfied or Waived for the Merger to Occur (page [•])
Currently, we expect to consummate the merger in the fourth quarter of 2017. As more fully described in this joint proxy and information statement/prospectus and in the merger agreement, consummation of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. The conditions to each party’s obligation to complete the merger include, among others:
•
approval of the merger agreement by the stockholders of First Mariner (which has occurred);

•
approval by the Howard stockholders of the shares issuance proposal;

•
receipt of required regulatory approvals (provided that no such required regulatory approval may impose a burdensome condition as determined by Howard);

•
absence of any law, injunction or other restraint prohibiting, restricting or making illegal consummation of the transactions contemplated by the merger agreement;

•
the declaration of effectiveness by the SEC of Howard’s registration statement on Form S-4 registering the Howard common stock issuable to First Mariner stockholders, with no stop orders suspending the effectiveness thereof having been issued, and no action, suite, proceeding or investigation by the SEC to suspend the effectiveness thereof has been initiated and is continuing;

•
authorization of the shares of Howard common stock to be issued in the merger for listing on the Nasdaq Capital Market;

•
accuracy of each party’s representations and warranties in the merger agreement, generally subject to specified materiality standards;

•
performance in all material respects of each party’s obligations under the merger agreement; and

•
receipt by each party of an opinion of Covington & Burling LLP, counsel to Howard, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

In addition, Howard’s obligation to consummate the merger is subject to (i) the holders of not more than five percent of the outstanding shares of First Mariner common stock and First Mariner preferred stock, considered as a single class, having demanded, properly and in writing, appraisal for such shares under Section 3-719 of the MCFI, or the waiver of such condition by Howard and (ii) Robert D. Kunisch and Thomas R. Jones entering into employment agreements in the form and substance reasonably satisfactory to Howard.
We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed in the fourth quarter of 2017 or at all.
No Solicitation or Negotiation of Acquisition Proposals (page [•])
As more fully described in this joint proxy and information statement/prospectus, First Mariner has agreed that it and its subsidiaries will not, and will cause its representatives not to, among other actions, solicit, initiate, encourage (including by providing information or assistance), facilitate or induce any acquisition proposal or participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any third party any nonpublic information with respect to, or approve, agree to, accept, endorse or recommend any acquisition proposal.
Termination of the Merger Agreement (page [•])
Howard and First Mariner may mutually agree to terminate the merger agreement before completing the merger, even after receiving Howard and First Mariner stockholder approval. In addition, either Howard or First Mariner may decide to terminate the merger agreement if:
•
any regulatory authority which must grant a required regulatory approval has denied approval of the transactions contemplated by the merger agreement, or a regulatory authority has issued a final nonappealable law or order prohibiting the consummation of the transactions contemplated by the merger agreement, if, in each case, the party seeking to terminate the merger agreement has used its reasonable best efforts to contest, appeal and change such denial, law or order;

•
the Howard stockholders fail to approve the shares issuance proposal at the Howard special meeting or the First Mariner stockholders fail to approve the merger and the merger agreement; or

•
the merger has not been completed on or before July 31, 2018, which date is referred to as the outside date, if the failure to consummate the transactions contemplated by the merger agreement by the outside date is not caused by the terminating party’s breach of the merger agreement.

In addition, Howard may terminate the merger agreement if:
•
any of the conditions precedent to the obligations of Howard to consummate the merger cannot be satisfied or fulfilled by the other party prior to the outside date, if the failure of such condition to be satisfied or fulfilled is not a result of Howard’s failure to perform, in any material respect, any of its material covenants or agreements in the merger agreement or Howard’s material breach of any of its material representations or warranties contained in the merger agreement;

•
the First Mariner board of directors fails to recommend the merger to, and the approval of the merger agreement by, the First Mariner stockholders or changes its recommendation to the First Mariner stockholders;

•
the First Mariner board of directors breaches its non-solicitation obligations or obligations with respect to other acquisition proposals set forth in the merger agreement in any respect;

•
the FDIC’s, the Maryland Commissioner’s or the Federal Reserve Board’s approval of the merger contains or would result in the imposition of a burdensome condition and there is no meaningful possibility that such approval could be revised prior to the outside date so as not to contain or result in a burdensome condition; or

•
the FDIC or the Maryland Commissioner shall have requested in writing that Howard, Howard Bank, First Mariner or any of their respective affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to any required regulatory approval.

In addition, First Mariner may terminate the merger agreement if:
•
the Howard board of directors fails to recommend the approval of the shares issuance proposal by the Howard stockholders, or changes its recommendation to the Howard stockholders;

•
the Howard board of directors breaches its obligations to call, give notice of, convene and/or hold a stockholders’ meeting or to use reasonable best efforts to obtain the approval of Howard stockholders; or

•
the average closing price of Howard common stock declines below $13.64 and underperforms an index of banking companies by more than 20% over a designated measurement period unless Howard agrees to increase the merger consideration that results in the aggregate merger consideration being equal to the minimum merger consideration.

Termination Fee; Expense Reimbursement (page [•])
If the merger agreement is terminated under certain circumstances, and/or First Mariner enters into a definitive agreement with respect to or consummate another acquisition proposal, First Mariner may be required to pay to Howard a termination fee equal to $7,500,000. This termination fee could discourage other companies from seeking to acquire or merge with First Mariner.
If the merger agreement is terminated under certain circumstances, Howard may be required to pay to First Mariner a termination fee equal to $7,500,000 or reimburse expenses in an aggregate amount not exceed $750,000.
Board of Directors and Executive Officers of Howard and Howard Bank Following the Effective Time of the Merger (page [•])
Immediately following the merger, the Howard board of directors is expected to be composed of 14 directors, with eight to be designated by Howard and six to be designated by First Mariner. Such directors are identified in the table below.
Name	Current Principal Affiliation
Mary Ann Scully	Howard director; Chair of Howard board of directors, Chief Executive Officer and President of Howard
Richard G. Arnold	Howard director; Vice President and co-owner of The John E. Ruth Company, Inc.
John J. Keenan	Howard director
Paul I. Latta, Jr.	Howard director; Managing member of ERIS Technologies LLC
Kenneth C. Lundeen	Howard director; President, Chief Executive Officer and co-owner of Environmental Reclamation Company
Thomas P. O’Neill	Howard director; Hertzbach and Company
Robert W. Smith, Jr.	Howard director; DLA Piper LLP (US)
Donna Hill Staton	Howard director; Founding Principal, Staton & Nolan, LLC d/b/a Decision Point Law and Strategy Group
W. Gary Dorsch	First Mariner director; President of Keyser Capital, LLC
James T. Dresher, Jr.	First Mariner director; Chief Executive Officer of Skye Asset Management, LLC
Howard Feinglass	First Mariner director; Priam Capital
Michael B. High	First Mariner director; Patriot Financial Partners LP

Name	Current Principal Affiliation
Robert D. Kunisch, Jr.	First Mariner director; President and Chief Executive Officer of First Mariner
Jack E. Steil	First Mariner director; Chairman of First Mariner board of directors
Immediately following the merger, the executive management team of Howard is expected to be composed of six members of the Howard executive management team prior to the merger and two members of First Mariner executive management team prior to the merger as set forth below:
Name	Title
Mary Ann Scully	Chief Executive Officer
Robert D. Kunisch, Jr.	President
George C. Coffman	Executive Vice President, Chief Financial Officer and Treasurer
James D. Witty	Executive Vice President and Chief Commercial Banking Officer
Robert A. Altieri	Executive Vice President and Chief Mortgage Officer
T. Randy Jones	Executive Vice President and Chief Credit Officer
Charles E. Schwabe	Executive Vice President and Chief Risk Officer
Steven M. Poynot	Executive Vice President and Chief Administrative Officer
The Rights of First Mariner Stockholders Will Change as a Result of the Merger (page [•])
The rights of First Mariner stockholders will change as a result of the merger due to differences in Howard’s and First Mariner’s governing documents. The rights of First Mariner stockholders are governed by the MCFI and by First Mariner’s charter and bylaws, each as amended to date, which we refer to as First Mariner’s charter and bylaws, respectively. Upon the effective time of the merger, the rights of First Mariner stockholders who receive the merger consideration will be governed by the Maryland General Corporate Law, or MGCL, and Howard’s articles of incorporation, as amended, and bylaws, as amended, which we refer to as Howard’s charter and bylaws, respectively.
This joint proxy and information statement/prospectus contains descriptions of the material differences in stockholder rights under each of First Mariner’s charter and bylaws and Howard’s charter and bylaws. For a more complete description of these material differences, see the section entitled “Comparison of Stockholders’ Rights” beginning on page [•].
Material U.S. Federal Income Tax Consequences of the Merger (page [•])
As a condition to the respective obligations of Howard and First Mariner, each of Howard and First Mariner shall receive an opinion from Covington & Burling LLP to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Howard nor First Mariner currently intends to waive this condition to the consummation of the merger. If any party waives this condition after this registration statement is declared effective by the SEC, and if the tax consequences of the merger to First Mariner stockholders have materially changed, Howard and First Mariner will recirculate appropriate soliciting materials to resolicit the votes of First Mariner stockholders. If the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, for U.S. federal income tax purposes, holders of First Mariner common stock and holders of First Mariner preferred stock generally will not recognize any loss and generally will recognize gain, if any, only with respect to the receipt of cash received in lieu of fractional shares of Howard common stock.

The U.S. federal income tax consequences described above may not apply to all holders of First Mariner common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.
Risk Factors (page [•])
You should consider all the information contained in or incorporated by reference into this joint proxy and information statement/prospectus in deciding how to vote for the proposals presented in the joint proxy and information statement/prospectus. In particular, you should consider the factors described under “Risk Factors” beginning on page [•].

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF HOWARD
The following table sets forth highlights from Howard’s consolidated financial data as of and for the six months ended June 30, 2017 and 2016 and as of and for each of the five years ended December 31, 2016. Results from past periods are not necessarily indicative of results that may be expected for any future period. The results of operations for the six months ended June 30, 2017 and 2016 are not necessarily indicative of the results of operations for the full year or any other interim period. Howard’s management prepared the unaudited information on the same basis as it prepared Howard’s audited consolidated financial statements. In the opinion of Howard’s management, this information reflects all adjustments necessary for a fair presentation of this data for those dates. You should read this information in conjunction with Howard’s consolidated financial statements and related notes included in Howard’s Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, each of which is incorporated by reference in this joint proxy and information statement/prospectus and from which this information is derived. See “Where You Can Find More Information” beginning on page [•].
	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
	(in thousands, except per share data)
Statements of operations data:
Interest income	$20,576	$19,165	$38,741	$33,349	$23,360	$17,711	$15,537
Interest expense	2,328	2,147	4,562	3,072	2,402	1,901	2,005
Provision for credit losses	540	900	2,037	1,836	3,255	950	718
Noninterest income	9,751	7,422	14,782	11,927	23,256	1,324	768
Noninterest expense	21,715	19,537	38,685	38,253	23,694	13,239	10,823
Federal and state income tax expense	2,140	1,402	2,936	973	6,853	984	1,138
Net income	3,604	2,601	5,303	1,142	10,412	1,961	1,621
Preferred stock dividends	—	166	166	126	126	165	616
Net income available to common shareholders	3,604	2,435	5,137	1,016	10,286	1,796	1,005
Per share data and shares outstanding:
Net income per common share, basic	$0.39	$0.35	$0.74	$0.16	$2.53	$0.44	$0.31
Net income per common share, diluted	$0.39	$0.35	$0.73	$0.16	$2.48	$0.44	$0.31
Book value per common share at period end	$13.11	$11.90	$12.27	$11.54	$11.36	$8.80	$8.45
Average common shares outstanding	9,295,777	6,963,199	6,975,662	6,160,005	4,073,077	4,036,291	3,269,835
Diluted average common shares outstanding	9,335,150	7,056,282	6,998,982	6,223,496	4,143,101	4,076,470	3,269,835
Shares outstanding at period end	9,796,103	6,978,217	6,991,072	6,962,139	4,145,547	4,095,650	4,040,471
Financial Condition data:
Total assets	$1,104,322	$988,818	$1,026,957	$946,759	$691,416	$499,918	$401,675
Loans receivable (gross)	880,137	797,146	821,524	757,002	552,917	403,875	322,218
Allowance for credit losses	5,385	5,744	6,428	4,869	3,602	2,506	2,764
Other interest-earning assets	164,683	137,785	152,075	138,137	99,261	60,481	38,972
Total deposits	854,709	798,118	808,734	747,408	554,039	388,949	314,858
Borrowings	116,311	101,373	127,574	98,828	67,628	61,658	38,987
Total stockholders’ equity	128,388	83,068	85,790	92,899	59,643	48,624	46,721
Common equity	128,388	83,068	85,790	80,337	47,081	36,062	34,159
Average assets	1,043,496	956,322	970,710	782,441	557,602	428,961	356,355
Average stockholders’ equity	118,633	89,065	86,221	76,143	50,674	47,717	41,338
Average common stockholders’ equity	118,633	80,368	81,896	63,581	38,112	35,155	28,776

	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
	(in thousands, except per share data)
Selected performance ratios:(3)
Return on average assets	0.70%	0.55%	0.55%	0.15%	1.87%	0.46%	0.45%
Return on average common equity	6.14%	6.49%	6.48%	1.80%	27.32%	5.58%	5.63%
Net interest margin(1)	3.73%	3.79%	3.73%	4.08%	3.97%	3.93%	3.98%
Efficiency ratio(2)	77.57%	79.94%	79.01%	90.64%	53.59%	77.27%	75.69%
Asset quality ratios:
Nonperforming loans to gross loans	1.06%	1.09%	1.13%	1.37%	0.77%	0.79%	0.75%
Allowance for credit losses to loans	0.61%	0.72%	0.78%	0.64%	0.65%	0.62%	0.86%
Allowance for credit losses to nonperforming loans	57.86%	65.89%	69.24%	46.95%	84.69%	78.76%	115.12%
Nonperforming assets to loans and other real estate	1.30%	1.38%	1.41%	1.68%	1.21%	1.37%	1.63%
Nonperforming assets to total assets	1.04%	1.11%	1.13%	1.35%	0.97%	1.11%	1.32%
Capital ratios:
Leverage ratio	11.78%	8.36%	8.36%	9.90%	8.60%	9.93%	12.34%
Tier I risk-based capital ratio	13.39%	9.70%	9.71%	11.47%	10.11%	11.45%	14.18%
Total risk-based capital ratio	14.34%	10.80%	10.83%	12.09%	10.73%	12.05%	15.02%
Average equity to average assets	11.37%	9.31%	8.88%	9.73%	9.09%	11.12%	11.60%

(1)
Net interest margin is net interest income divided by average earning assets.

(2)
Efficiency ratio is noninterest expense divided by the sum of net interest income and noninterest income.

(3)
Annualized

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF FIRST MARINER
The following table sets forth highlights from First Mariner’s consolidated financial data as of and for the six months ended June 30, 2017 and 2016 and as of and for each of the two years ended December 31, 2016 and the period from June 17, 2014 until December 31, 2014. Results from past periods are not necessarily indicative of results that may be expected for any future period. The results of operations for the six months ended June 30, 2017 and 2016 are not necessarily indicative of the results of operations for the full year or any other interim period. First Mariner’s management prepared the unaudited information on the same basis as it prepared First Mariner’s audited consolidated financial statements. In the opinion of First Mariner’s management, this information reflects all adjustments necessary for a fair presentation of this data for those dates. You should read this information in conjunction with First Mariner’s consolidated financial statements and related notes for the year ended December 31, 2016 and its interim consolidated financial statements and related notes, which are included in this joint proxy and information statement/prospectus in Annex V.
	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,		As of and for the Initial Reporting Period Ended December 31,
	2017	2016	2016	2015	2014
	(in thousands, except shares and per share data)
Statement of Operations Data:
Interest income	$16,847	$16,167	$32,700	$31,817	$17,549
Interest expense	2,412	2,156	4,385	3,137	1,696
Provision for loan losses	471	618	2,673	3,191	1,620
Noninterest income	6,873	11,352	21,226	20,784	11,410
Noninterest expense	22,369	22,794	45,816	52,030	30,608
Income tax expense	—	—	—	—	—
Net (loss) income	(1,532)	1,951	1,052	(5,757)	(4,965)
Per Share Data and Shares Outstanding:
Net (loss) income per common share, basic	$(0.41)	$0.52	$0.28	$(1.55)	$(1.33)
Net (loss) income per common share, diluted	$(0.40)	$0.52	$0.28	$(1.55)	$(1.33)
Book value per common share at period end	$26.69	$28.31	$26.81	$26.36	$28.29
Average common shares outstanding	3,725,893	3,725,893	3,725,893	3,725,893	3,725,893
Diluted average common shares outstanding	3,826,457	3,740,430	3,733,739	3,725,893	3,725,893
Shares outstanding at period end	3,725,893	3,725,893	3,725,893	3,725,893	3,725,893
Financial Condition Data:
Total assets	$975,075	$984,566	$972,029	$921,037	$832,304
Loans receivable	665,942	554,723	656,138	543,332	502,099
Allowance for loan losses	(3,958)	(3,037)	(3,832)	(2,804)	(1,433)
Other interest-earning assets	192,269	313,221	200,243	261,147	206,354
Total deposits	770,787	770,009	755,334	750,719	690,129
Borrowings	100,175	100,712	111,609	62,412	25,548
Total stockholders’ equity	99,454	105,495	99,901	98,226	105,421
Common equity	63,972	70,013	64,419	62,744	69,939
Average assets	962,463	936,732	941,884	852,827	922,053
Average stockholders’ equity	99,535	100,998	102,350	105,619	108,146
Average common stockholders’ equity	64,053	65,516	66,868	70,137	72,664

	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,		As of and for the Initial Reporting Period Ended December 31,
	2017	2016	2016	2015	2014
	(in thousands, except shares and per share data)
Selected Performance Ratios:
Return on average assets, annualized	(0.32)%	0.42%	0.11%	(0.68)%	(1.09)%
Return on average stockholders’ equity, annualized	(3.10)%	3.88%	1.03%	(5.45)%	(9.26)%
Net interest margin, annualized(1)	3.42%	3.41%	3.41%	3.90%	3.71%
Efficiency ratio(2)	104.98%	89.87%	92.48%	105.19%	112.27%
Asset Quality Ratios:
Nonperforming loans to gross loans	2.44%	2.33%	2.15%	2.56%	1.88%
Allowance for loan losses to loans	0.59%	0.55%	0.58%	0.52%	0.29%
Allowance for loan losses to
nonperforming loans	24.36%	23.54%	27.20%	20.19%	15.14%
Nonperforming assets to loans and
other real estate	3.02%	3.39%	2.87%	3.73%	3.34%
Nonperforming assets to total assets	2.07%	1.99%	1.95%	2.23%	2.05%
Capital Ratios:
Leverage ratio	9.02%	9.35%	9.44%	9.63%	10.65%
Tier I risk-based capital ratio	11.23%	13.31%	12.15%	14.63%	15.65%
Total risk-based capital ratio	11.76%	13.85%	12.77%	15.25%	16.04%
Average equity to average assets	10.34%	10.78%	10.87%	12.38%	11.73%

(1)
Net interest margin is net interest income divided by average earning assets.

(2)
Efficiency ratio is noninterest expense divided by the sum of net interest income and noninterest income.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION AND DATA
The following unaudited pro forma combined consolidated financial information and explanatory notes are based upon the assumption that the First Mariner preferred stock is converted into First Mariner common stock immediately preceding the merger, and that the resulting total number of shares of First Mariner common stock outstanding immediately prior to the completion of the merger will be 5,500,018 and utilizes the exchange ratio of 166.24% of outstanding shares of First Mariner common stock, which will result in 9,143,230 shares of Howard common stock being issued in the transaction.
The following unaudited pro forma combined consolidated financial statements as of and for the period ended June 30, 2017 combine the historical consolidated financial statements of Howard and First Mariner. The unaudited pro forma combined consolidated financial statements give effect to the proposed merger as if the merger occurred on June 30, 2017 with respect to the consolidated balance sheet, and at the beginning of the period, for the six months ended June 30, 2017 and for the year ended December 31, 2016, with respect to the consolidated statements of operations.
The notes to the unaudited pro forma combined consolidated financial statements describe the pro forma amounts and adjustments presented below. THIS PRO FORMA DATA IS PRESENTED FOR ILLUSTRATIVE PURPOSES ONLY AND DOES NOT INDICATE THE FINANCIAL AND OPERATING RESULTS THAT HOWARD WOULD HAVE ACHIEVED HAD IT COMPLETED THE MERGER AS OF THE BEGINNING OF THE PERIOD PRESENTED AND SHOULD NOT BE CONSIDERED AS REPRESENTATIVE OF FUTURE OPERATIONS OR THE FUTURE FINANCIAL POSITION OF THE COMBINED ENTITIES.

The unaudited pro forma combined consolidated financial information presented below is based on, and should be read together with, the historical financial information that Howard and First Mariner have included in this joint proxy and information statement/prospectus as of and for the indicated periods.
Unaudited Pro Forma Combined Consolidated Balance Sheets as of June 30, 2017
(in thousands, except share and per share data)
	Howard Bancorp, Inc.	First Mariner Bank	Combined	Pro Forma Merger Adjustments	Pro Forma Combined
	(in thousands)
ASSETS
Cash and due from banks	$41,536	$5,680	$47,216	$(23,363)(B)	$23,854
Federal funds sold	294	14,921	15,215	—	15,215
Total cash and cash equivalents	41,830	20,601	62,431	(23,363)	39,069
Interest bearing deposits with banks	9,633	992	10,625	—	10,625
Securities available-for-sale, at fair value	52,151	135,524	187,675	—	187,675
Investments held-to-maturity, at amortized cost	9,250	—	9,250	—	9,250
Nonmarketable equity securities	5,196	5,148	10,344	—	10,344
Loans held for sale, at fair value	53,872	40,832	94,704	—	94,704
Loans and leases, net of unearned income	880,137	665,942	1,546,079	(14,500)(C)	1,531,579
Allowance for credit losses	(5,385)	(3,958)	(9,343)	3,958(D)	(5,385)
Net loans and leases	874,752	661,984	1,536,736	(10,542)	1,526,194
Bank premises and equipment, net	19,599	37,534	57,133	—(M)	57,133
Core deposit intangible	1,977	4,734	6,711	1,666(E)	8,377
Goodwill	603	10,502	11,105	60,185(F)	71,290
Bank owned life insurance	28,216	43,220	71,436	—	71,436
Other real estate owned	2,135	3,968	6,103	(800)(G)	5,303
Deferred tax asset	—	—	—	53,571(H)	53,571
Interest receivable and other assets	5,108	10,037	15,145	—	15,145
Total assets	$1,104,322	$975,075	$2,079,397	$80,717	$2,160,114
LIABILITIES
Noninterest-bearing deposits	$215,124	$172,122	$387,246	$—	$387,246
Interest-bearing deposits	639,585	598,665	1,238,250	797(I)	1,239,047
Total deposits	854,709	770,787	1,625,496	797	1,626,293
Short-term borrowings	109,770	89,000	198,770	—	198,770
Long-term borrowings	6,541	11,175	17,716	(58)(J)	17,658
Deferred tax liability	520	—	520	—	520
Accrued expenses and other liabilities	4,394	4,659	9,053	5,000(K)	14,053
Total liabilities	$975,934	$875,621	$1,851,555	$5,739	$1,857,294
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Preferred stock	—	17,741	17,741	(17,741)(A)	—
Common stock	98	37,259	37,357	(37,168)	189
Capital surplus	109,956	56,062	166,018	122,597	288,614
Accumulated earnings	18,453	(11,202)	7,251	6,884(L)	14,135
Accumulated other comprehensive (loss) income	(119)	(406)	(525)	406	(119)
Total shareholders’ equity	128,388	99,454	227,842	74,978	302,820
Total liabilities and shareholders’equity	$1,104,322	$975,075	$2,079,397	$80,717	$2,160,114
Per Share Data
Shares outstanding	9,796,103	3,725,893	13,521,996		18,939,333
Book value per common share	$13.11	$21.93	$15.54		$15.99
Tangible book value per common share	$12.84	$17.84	$14.22		$11.78

Unaudited Pro Forma Consolidated Statements of Operations
For the Six Months Ended June 30, 2017
(in thousands, except per share data)
	Howard Bancorp, Inc.	First Mariner Bank	Combined	Pro Forma Merger Adjustments	Pro Forma Combined
	(in thousands)
INTEREST INCOME
Interest and fees on loans	$19,742	$14,866	$34,608	(1,318)(C)	$33,289
Interest and dividends on securities	626	1,981	2,607	—	2,607
Other interest income	208	—	208	—	208
Total interest income	20,576	16,847	37,423	(1,318)	36,105
INTEREST EXPENSE
Deposits	1,825	2,020	3,845	(133)(I)	3,712
Borrowings	503	392	895	10(J)	905
Total interest expense	2,328	2,412	4,740	(123)	4,617
NET INTEREST INCOME	18,248	14,435	32,683	(1,195)	31,488
Provision for credit losses	540	471	1,011	—	1,011
Net interest income after provision for credit losses	17,708	13,964	31,672	(1,195)	30,477
NONINTEREST INCOME
Service charges on deposit accounts	454	753	1,207	—	1,207
Mortgage banking revenues	5,968	4,167	10,135	—	10,135
Gain on the sale of loans	(179)	189	10	—	10
Loss on the disposal of furniture, fixtures & equipment	—	(23)	(23)	—	(23)
Income from bank owned life insurance	345	519	864	—	864
Loan related income	2,673	—	2,673	—	2,673
Other operating income	490	1,268	1,758	—	1,758
Total noninterest income	9,751	6,873	16,624	—	16,624
NONINTEREST EXPENSE
Compensation and benefits	11,620	11,937	23,557	—	23,557
Occupancy and equipment	2,096	3,066	5,162	—	5,162
Amortization of core deposit intangible	271	403	674	397(E)	1,071
Marketing and business development	2,126	597	2,723	—	2,723
Professional fees	840	1,477	2,317	—	2,317
Data processing fees	956	1,279	2,235	—	2,235
FDIC Assessment	293	335	628	—	628
Provision for other real estate owned	77	(89)	(12)	—	(12)
Loan related expense	1,880	650	2,530	—	2,530
Other operating expense	1,556	2,714	4,270		4,270
Total noninterest expense	21,715	22,369	44,083	397	44,480
INCOME/(LOSS) BEFORE INCOME TAXES	5,744	(1,532)	4,213	(1,592)	2,621
Income tax expense	2,140	—	2,140	(628)	1,512
NET INCOME/(LOSS)	3,604	(1,532)	2,072	(964)	1,109
Preferred stock dividends	—	—	—	—	—
Net income/(loss) available to common shareholders	$3,604	$(1,532)	$2,072	$(964)	$1,108
NET INCOME PER COMMON SHARE
Basic	$0.39	$(0.41)	$0.16	$(0.18)	$0.06
Diluted	$0.39	$(0.41)	$0.16	$(0.18)	$0.06

Unaudited Pro Forma Consolidated Statements of Operations
For the Twelve Months Ended December 31, 2016
(in thousands, except per share data)
	Howard Bancorp, Inc.	First Mariner Bank	Combined	Pro Forma Merger Adjustments	Pro Forma Combined
	(in thousands)
INTEREST INCOME
Interest and fees on loans	$37,865	$28,399	$66,264	$2,636(C)	$68,900
Interest and dividends on securities	691	4,301	4,992	—	4,992
Other interest income	185	—	185	—	185
Total interest income	38,741	32,700	71,442	2,636	74,078
INTEREST EXPENSE
Deposits	3,470	3,905	7,375	(266)(I)	7,109
Borrowings	1,092	480	1,572	19(J)	1,592
Total interest expense	4,562	4,385	8,947	(247)	8,701
NET INTEREST INCOME	34,179	28,315	62,495	2,883	65,377
Provision for credit losses	2,037	2,673	4,710	—	4,710
Net interest income after provision for credit losses	32,142	25,642	57,784	2,883	60,667
NONINTEREST INCOME
Service charges on deposit accounts	694	1,545	2,239	—	2,239
Mortgage banking revenues	8,098	14,008	22,106	—	22,106
Gain/(Loss) on the sale of securities	96	143	239	—	239
Loss on the sale of other real estate owned	(14)	—	(14)	—	(14)
Gain on the sale of loans	532	367	899	—	899
Loss on the disposal of furniture, fixtures & equipment	(70)	222	152	—	152
Income from bank owned life insurance	623	1,828	2,451	—	2,451
Loan related income	3,903	—	3,903	—	3,903
Other operating income	920	3,113	4,033	—	4,033
Total noninterest income	14,782	21,226	36,008	—	36,008
NONINTEREST EXPENSE
Compensation and benefits	19,034	24,346	43,380	—	43,380
Occupancy and equipment	4,622	8,093	12,715	—	12,715
Amortization of core deposit intangible	655	898	1,553	702(E)	2,255
Marketing and business development	3,375	948	4,323	—	4,323
Professional fees	2,111	1,524	3,635	—	3,635
Data processing fees	1,723	2,392	4,115	—	4,115
FDIC Assessment	780	957	1,737	—	1,737
Provision for other real estate owned	83	140	223	—	223
Loan related expense	3,016	908	3,924	—	3,924
Other operating expense	3,286	5,610	8,896	—	8,896
Total noninterest expense	38,685	45,816	84,501	702	85,203
INCOME BEFORE INCOME TAXES	8,239	1,052	9,291	2,181	11,472
Income tax expense (benefit)	2,936	—	2,936	861	3,797
NET INCOME	5,303	1,052	6,355	1,321	7,675
Preferred stock dividends	166	—	166	—	166
Net income available to common shareholders	$5,137	$1,052	$6,188	$1,321	$7,509
NET INCOME PER COMMON SHARE
Basic	$0.74	$0.28	$0.58	$0.24	$0.47
Diluted	$0.73	$0.28	$0.58	$0.24	$0.46

Notes to Pro Forma Combined Condensed Consolidated Financial Statements
Note 1.   Basis of Presentation
The acquisition will be effected by the issuance of shares of Howard common stock to First Mariner’s common stockholders. The following unaudited pro forma combined consolidated financial information assumes that all of the outstanding shares of First Mariner common stock will be exchanged for Howard common stock at an exchange ratio of 1.6624 shares of Howard common stock for each share of First Mariner common stock, and that all outstanding stock options and warrants of First Mariner will be exchanged for cash consideration totaling approximately $9.2 million.
The unaudited pro forma combined consolidated financial information is based upon the assumption that the total number of shares of First Mariner common stock immediately outstanding prior to the completion of the merger will be 5,500,018 and each outstanding share of First Mariner common stock will be exchanged for 1.6624 shares of Howard common stock. This will result in the issuance of 9,143,230 shares of Howard common stock with an estimated fair value of  $178.8 million, for a total estimated purchase price of  $188.0 million when aggregating the stock and cash consideration. While the final exchange ratio has been established, the total purchase price will be based upon the market value of Howard’s per share market value established in accordance with the merger agreement. The final allocation of the purchase price will be determined after the merger is completed and additional analyses are performed to determine the fair values of First Mariner’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein. The unaudited pro forma combined consolidated financial information has been prepared to include the estimated adjustments necessary to record the assets and liabilities of First Mariner at their respective fair values and represents management’s best estimate based upon the information available at this time. The pro forma adjustments included herein are subject to change as additional information becomes available and as additional analyses are performed. Such adjustments, when compared to the information shown in this document, may change the amount of the purchase price allocation to goodwill while changes to other assets and liabilities may impact the statement of operations due to adjustments in the yield and/or amortization/accretion of the adjusted assets and liabilities.
The total estimated purchase price for the purpose of this unaudited pro forma combined consolidated financial information is $188.0 million. Goodwill is created when the purchase price consideration exceeds the fair value of the assets acquired or a bargain purchase gain results when the current fair value of the assets acquired exceeds the purchase price consideration. For purposes of this analysis as of June 30, 2017, goodwill of  $70.7 million results from the transaction; however, the final purchase accounting analysis will be performed as of the merger date and these amounts are subject to change based on operations subsequent to June 30, 2017 as additional information becomes available and as additional analyses are performed. Following Note 4 below is a table that provides the calculation and allocation of the purchase price used in the pro forma financial statements and a reconcilement of pro forma shares to be outstanding.
Note 2.   Merger and Acquisition Integration Costs
The branch operations, commercial lending activities, mortgage banking operations, along with all other operations of First Mariner will be integrated into Howard. The operations integration and the systems conversion are scheduled for the second quarter of 2018.
The specific details of the plan to integrate the operations of First Mariner will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment and service contracts to determine where we may take advantage of redundancies. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, and selling or otherwise disposing of certain premises, furniture and equipment. Howard also expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and the timing of these integration actions.

Note 3.   Estimated Annual Cost Savings
Howard expects to realize cost savings and may generate revenue enhancements from the First Mariner acquisition. Total estimated cost savings for First Mariner are estimated at 37% of non-interest expense, with 85% of these savings expected to occur for the year ended December 31, 2018. These cost savings and any potential revenue enhancements are not reflected in the pro forma combined condensed consolidated financial statements and there can be no assurance they will be achieved in the amount or manner currently contemplated.
Note 4.   Pro Forma Adjustments
(A)
Adjustment to reflect the conversion of First Mariner’s preferred stock into common stock immediately preceding the merger.

(B)
Adjustment of  $9.2 million to cash consideration paid to First Mariner stock option holders and warrant holders, and the total anticipated after tax merger related costs borne by both Howard and First Mariner totaling $14.1 million.

(C)
A fair value discount of  $14.5 million to reflect the credit risk of the loan portfolio, net of any adjustment to reflect fair values of loans based on current interest rates of similar loans. The adjustment will be substantially recognized over approximately 10 years using an amortization method based upon the expected life of the loans and is expected to increase pro forma pre-tax interest income by $2.6 million in the first year and $1.3 million for the first six months following consummation of the merger.

(D)
Reversal of the First Mariner allowance for loan losses of  $3.9 million in accordance with acquisition method of accounting for the merger.

(E)
Adjustment to record the core deposit intangible associated with the merger of  $6.4 million, net of the elimination of the core deposit intangible of First Mariner. The fair value of this asset and the related amortization using an expected life of 7 years. The amortization of the core deposit intangible is expected to increase pro forma pre-tax noninterest expense by $702,000 in the first year and $397,000 for the first six months following consummation of the merger.

(F)
An adjustment to reflect the resulting goodwill of  $70.7 million created on the books of Howard as a result of this acquisition. As noted above, goodwill is created when the purchase price consideration exceeds the fair value of the assets acquired or a bargain purchase gain results when the current fair value of the assets acquired exceeds the purchase price consideration.

(G)
A fair value discount of  $800,000 to reflect the fair value of Other Real Estate Owned (OREO) held by First Mariner.

(H)
An adjustment to reflect the estimated amount of Deferred Tax Assets (“DTA’s”) generated in the merger. First Mariner DTA’s were reduced by a valuation allowance given the uncertainty of their ability to utilize cumulative net operating losses to offset future taxable earnings. It is anticipated that as a result of the merger, the DTA’s of the combined organization will not require a valuation allowance, resulting in a higher level of DTA’s for the pro forma combined organization.

(I)
A fair value discount of  $797,000 to reflect the fair values of certain interest-bearing deposits based on current interest rates for similar instruments. The adjustment will be recognized using an amortization method based upon the estimated maturities of the deposit liabilities. This adjustment is expected to decrease pro forma pre-tax interest expense by $266,000 in the first year and $133,000 for the first six months following consummation of the merger.

(J)
A fair value premium of  $58,000 to reflect the fair values of long-term borrowings based on current interest rates for similar instruments. The adjustment will be recognized using an amortization method based upon the estimated maturities of the borrowings. This adjustment is expected to increase pro forma pre-tax interest expense by $19,000 in the first year and $10,000 for the first six months following consummation of the merger.

(K)
An adjustment to establish a litigation reserve resulting from unsettled mortgage banking lawsuits that have been filed against First Mariner.

(L)
An adjustment to reflect the after tax impact of estimated merger related costs borne by Howard in the Merger. Howard’s estimated transaction costs related to the merger are approximately $5.9 million ($4.3 million net of tax). This cost is included in the Unaudited Pro Forma Combined Consolidated Balance Sheet. These estimated transaction costs are currently being developed and will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment and service contracts to determine where operating redundancies between the two organizations can be reduced or eliminated. These costs will be recorded as non-interest expense as incurred. The pro forma presentation of the Howard merger related charges is presented in the following table (dollars in thousands):

Professional Fees	$2,125
Branch Closure, contract termination and other non-interest expenses	3,750
Total merger related non-interest expenses	5,875
Tax Benefit	1,557
Net Merger related expense
After tax benefit	$4,318

(M)
An adjustment to reflect the fair value of bank premises and equipment cannot be estimated at this time. We do anticipate that upon receipt of real estate appraisals and other valuation measures, that there will be an adjustment to record bank premises and equipment at fair value when the merger is completed.

Summary of Purchase Price Calculation and Goodwill Resulting from Merger
And Reconciliation of Pro Forma Shares Outstanding at June 30, 2017
($ in thousands except share and per share data)
Purchase Price Consideration-Common Stock
First Mariner shares outstanding exchanged for stock	5,500,018
Exchange ratio	166.24%
Howard Bancorp shares to be issued to First Mariner stockholders	9,143,230
Purchase price per First Mariner common share	$19.55
Cash consideration	9,245
Purchase price assigned to shares exchanged for stock	178,750
Total purchase price		$187,995
First Mariner tangible common shareholders’ equity	99,454
First Mariner after-tax deal charges	(9,800)
Estimated adjustments to reflect assets acquired at fair value:
Loans	(14,500)
Allowance for loan losses	3,958
Core deposit intangible net increase	1,666
Eliminate First Mariner goodwill	(10,502)
Other real estate owned	(800)
Deferred tax assets / (liability)	9,071
Net DTA recovery	44,500
Estimated adjustments to reflect liabilities acquired at fair value:
Interest bearing deposits	(797)
Long term borrowings	58
Other liabilities	(5,000)
Net assets aquired at estimated fair value		117,308
Goodwill resulting from merger		$70,687
Reconcilement of Pro Forma Shares Outstanding
First Mariner shares converted		5,500,018
Exchange ratio		166.24%
Howard Bancorp shares to be issued to First Mariner stockholders		9,143,230
Howard Bancorp shares outstanding		9,796,103
Pro forma Howard Bancorp shares outstanding		18,939,333
Pro forma % ownership by First Mariner		48.28%
Pro forma % ownership by legacy Howard Bancorp		51.72%

COMPARATIVE PER SHARE DATA (UNAUDITED)
Presented below are unaudited per share basic and diluted earnings, cash dividends and book value for (1) Howard and First Mariner on a historical basis, (2) Howard and First Mariner on a pro forma combined basis and (3) Howard pro forma and First Mariner on a pro forma equivalent basis, in each case for the fiscal year ended December 31, 2016 and as of and for the six months ended June 30, 2017. The information presented below should be read together with the historical consolidated financial statements of Howard and First Mariner, including the related notes, incorporated by reference into, or included in, this joint proxy and information statement/prospectus. See “Where You Can Find More Information” beginning on page [•] for more details.
The unaudited pro forma adjustments are based upon available information and certain assumptions that Howard and First Mariner management believe are reasonable. The unaudited pro forma data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of factors that may result as a consequence of the merger or consider any potential impacts of current market conditions nor the impact of possible business model changes. As a result, unaudited pro forma data is presented for illustrative purposes only and does not represent an attempt to predict or suggest future results. Upon completion of the merger, the operating results of First Mariner will be reflected in the consolidated financial statements of Howard on a prospective basis.
Unaudited Pro Forma Comparative Per Share Data
For The Six Months Ended June 30, 2017
(Amounts in Thousands, except per share data)
	Howard Bancorp, Inc.	First Mariner Bank	Proforma Combined	Proforma Equivalent First Mariner Share(1)
For the six months ended June 30, 2017
Basic earnings (loss) per common share	$0.39	$(0.41)	$0.06	$0.10
Diluted earnings (loss) per common share	0.39	(0.41)	0.06	0.10
Dividends Declared:
For the six months ended June 30, 2017	$—	$—	$—	$—
Book Value:
As of June 30, 2017	$13.11	$21.93	$15.99	$26.58

(1)
Pro forma equivalent per share amount is calculated by multiplying the pro forma combined per share amount by an assumed exchange ratio of 1.6624 as outlined in Footnote 1 to the unaudited pro forma combined balance sheet and statement of operations.

Unaudited Pro Forma Comparative Per Share Data
For The Twelve Months Ended December 31, 2016
(Amounts in Thousands, except per share data)
	Howard Bancorp, Inc.	First Mariner Bank	Proforma Combined	Proforma Equivalent First Mariner Share(1)
For the twelve months ended December 31, 2016
Basic earnings per common share	$0.74	$0.28	$0.47	$0.77
Diluted earnings per common share	0.73	0.28	0.46	0.77
Dividends Declared:
For the twelve months ended December 31, 2016	$—	$—	$—	$—
Book Value:
As of December 31, 2016	$12.27	$22.05	$16.13	$26.81

(1)
Pro forma equivalent per share amount is calculated by multiplying the pro forma combined per share amount by an assumed exchange ratio of 1.6624 as outlined in Footnote 1 to the unaudited pro forma combined balance sheet and statement of operations.

MARKET PRICE AND DIVIDENDS
Stock Prices
Howard common stock is listed on the Nasdaq Capital Market under the symbol “HBMD.” First Mariner common stock is not listed on any stock exchange or quoted on interdealer quotation system. The table below sets forth, for the periods indicated, the high and low closing sales prices per share of Howard common stock as reported by The Nasdaq Stock Market LLC.
Fiscal Quarter	High	Low
2017
Third Quarter (through , 2017)
Second Quarter	$20.20	$17.95
First Quarter	19.00	14.90
2016
Fourth Quarter	$15.25	$12.85
Third Quarter	13.75	12.24
Second Quarter	13.27	12.01
First Quarter	13.33	11.65
2015
Fourth Quarter	$14.87	$12.51
Third Quarter	15.15	13.03
Second Quarter	14.75	12.01
First Quarter	14.90	10.75
On August 11, 2017, the last trading day before public announcement of the merger, the closing sales price per share of Howard common stock was $17.05, as reported on the Nasdaq Capital Market. On            , 2017 the last practicable trading day prior to the mailing of this joint proxy and information statement/prospectus, the closing sales price per share of Howard common stock was $         , as reported on the Nasdaq Capital Market. As of            , 2017, the last practicable trading day prior to the mailing of this joint proxy and information statement/prospectus, there were           shares of Howard common stock issued and outstanding and approximately           stockholders of record.
As of            , 2017, the last date prior to printing this joint proxy and information statement/prospectus for which it was practicable to obtain this information for Howard and First Mariner, respectively, there were approximately           registered holders of Howard common stock and approximately           registered holders of First Mariner common stock.
The following table shows the closing sale prices of Howard common stock as reported on the Nasdaq Capital Market on August 11, 2017, the last full trading day before the public announcement of the merger agreement, and on            , 2017, the last practicable trading day before the date of this joint proxy and information statement/prospectus. The table also shows (1) the implied value of the merger consideration payable for each share of First Mariner common stock, which we calculated by multiplying the closing price of Howard common stock on those dates by the exchange ratio of 1.6624, and (2) the implied value of the merger consideration for each share of First Mariner common stock.
	Howard Common Stock (Nasdaq: HBMD)		Implied Value of One Share of First Mariner Common Stock
At August 11, 2017		$17.05		$28.34
At , 2017	$		$
First Mariner stockholders are advised to obtain current market quotations for shares of Howard common stock. The market price of Howard common stock will fluctuate between the date of this joint proxy and information statement/prospectus and the effective time of the merger. No assurance can be given concerning the market price of Howard common stock before or after the effective time of the merger. Any change in the market price of Howard common stock prior to the effective time of the merger will affect the market value of the merger consideration that First Mariner stockholders will receive upon the effective time of the merger.
Dividend Policy
Howard has not declared or paid any dividends on the Howard common stock. Howard currently intends to retain all future earnings, if any, for use in the Howard business and does not anticipate paying cash dividends on the Howard common stock in the foreseeable future; however, the Howard board of directors may decide to declare dividends in the future. Payments of future dividends, if any, will be at the discretion of the Howard board of directors after taking into account various factors, including the business, operating results and financial condition, current and anticipated cash needs, plans for expansion, tax considerations, general economic conditions and any legal or contractual limitations on ability to pay dividends. Howard is not obligated to pay dividends on the Howard common stock.
As a bank holding company, Howard’s ability to declare and pay cash dividends is dependent upon, among other things, restrictions imposed by the reserve and capital requirements of Maryland and federal law and regulations, Howard’s income and financial condition, tax considerations and general business conditions. In addition, because Howard is a holding company, Howard is dependent upon the payment of dividends by Howard Bank as its principal source of funds to pay dividends in the future, if any, and to make other payments. As the sole stockholder of Howard Bank common stock, Howard is entitled to receive dividends, when declared by the Howard Bank board of directors, out of funds that are legally available for dividends. Howard Bank is subject to certain statutory and regulatory restrictions on the amount of dividends it can pay to its stockholder.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This joint proxy and information statement/prospectus and the documents referred to in this joint proxy and information statement/prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements that are not descriptions of historical facts are forward-looking statements. Forward-looking statements often use words such as “anticipate,” “believe,” “contemplate,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “should” “will,” or other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts.
Forward-looking statements include statements with respect to our belief, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intensions and future performance, including our growth strategy and expansion plans, including potential acquisitions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may be beyond or control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results and performance to differ from those expressed in any of our forward-looking statements include, but are not limited to:
•
our ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Howard stockholders on the expected terms and schedule;

•
delay in closing the merger;

•
difficulties and delays in integrating the First Mariner business or fully realizing cost savings and other benefits;

•
business disruption following the merger;

•
deterioration in general economic conditions, either nationally or in our market area, or a return to recessionary conditions;

•
competition among depository and other financial institutions;

•
inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

•
adverse changes in the securities markets;

•
changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•
our ability to enter new markets successfully and capitalize on growth opportunities, and to otherwise implement our growth strategy;

•
changes in consumer spending, borrowing and savings habits;

•
changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC and the Public Company Accounting Oversight Board; and

•
loss of key personnel.

Some of these risks and uncertainties are discussed herein, including under the heading “Risk Factors,” and in Howard’s Form 10-K for the year ended December 31, 2016, as updated by subsequently filed Forms 10-Q and other reports filed by Howard with the SEC from time to time. Forward-looking statements are as of the date they are made. We undertake no obligation to update any forward-looking statement to reflect factual assumptions, circumstances or events that have changed after we have made the forward-looking statements. You should not put undue reliance on any forward-looking statements.

RISK FACTORS
In addition to general investment risks and the other information contained in or incorporated by reference into this joint proxy and information statement/prospectus, including the matters addressed under the heading “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [•] and the matters discussed under the caption “Risk Factors” in the Annual Report on Form 10-K filed by Howard for the year ended December 31, 2016, as updated by subsequently filed Forms 10-Q and other reports filed by Howard with the SEC from time to time, you should carefully consider the following risk factors in deciding how to vote on approval of the merger agreement.
Risks Relating to the Merger
Because the exchange ratio is fixed, the value of Howard common stock issued to First Mariner stockholders will depend on the market price of Howard common stock when the merger is completed.
The market price of Howard common stock at the time the merger is completed may vary from the price of Howard common stock on the date the merger agreement was executed, on the date of this joint proxy and information statement/prospectus and on the date of the Howard special meeting as a result of various factors that are beyond our control, including but not limited to general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. On August 11, 2017, the last trading day before public announcement of the merger, Howard common stock closed at $17.05 per share, as reported on the Nasdaq Capital Market. From August 14, 2017, the day of the announcement of the proposed merger, through         , 2017, the trading price of Howard common stock ranged from a closing high of  $    per share to a closing low of  $    per share.
Other than as described in this joint proxy and information statement/prospectus, there will be no adjustment to the fixed number of shares of Howard common stock that will be issued to First Mariner stockholders based upon changes in the market price of Howard common stock or First Mariner common stock prior to the effective time of the merger. In addition, the merger agreement cannot be terminated due to a change in the price of Howard common stock except if the price of Howard common stock declines by more than 20% from $17.05, or below $13.64, and underperforms an index of banking companies by more than 20% over a designated measurement period, unless Howard agrees to increase the number of shares of Howard common stock to be issued to holders of First Mariner common stock in the merger. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page [•].
We are working to complete the transaction promptly and expect to complete the merger in the fourth quarter of 2017. However, there is no way to predict how long it will take to satisfy the conditions to closing the merger and to complete the transaction. In addition to the approval of the merger agreement by First Mariner stockholders, consummation of the merger is subject to receipt of required regulatory approvals and satisfaction of other conditions that may not occur until after the Howard special meeting.
The market price of Howard common stock after the merger may be affected by factors different from those affecting the shares of First Mariner or Howard currently.
Upon the effective time of the merger, holders of First Mariner common and preferred stock will become holders of Howard common stock. Howard’s business differs from that of First Mariner, and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of each of Howard and First Mariner. For a discussion of the business of First Mariner, see “Information on First Mariner’s Business” beginning on page [•]. For a discussion of the business of Howard and of certain factors to consider in connection with that business, see the documents incorporated by reference in this joint proxy and information statement/prospectus and referred to under “Where You Can Find More Information” beginning on page [•].
The fairness opinion delivered to the Howard board of directors by Howard’s financial advisor prior to the signing of the merger agreement does not reflect any changes in circumstances that occur after the date of the opinion.
The opinion of Howard’s financial advisor, Stephens, was delivered to the Howard board of directors on August 14, 2017 and speaks only as of the date of such opinion and not as of the effective time of the merger or as of any other date. Accordingly, the opinion does not reflect any changes in circumstances that occur after the date of the opinion. Changes in the operations and prospects of First Mariner or Howard, general market and economic conditions, and other factors that may be beyond the control of First Mariner and Howard, may alter the value of First Mariner or Howard or the price of shares of Howard common stock by the time the merger is completed. For a description of the opinion of Howard’s financial advisor, please refer to “The Merger—Opinion of Howard’s Financial Advisor” beginning on page [•]. For a description of the other factors considered by the Howard board of directors in determining to approve the merger, please refer to “The Merger—Howard’s Reasons for the Merger; Recommendation of the Howard Board of Directors” beginning on page [•].
The fairness opinion delivered to the First Mariner board of directors by First Mariner’s financial advisor prior to the signing of the merger agreement does not reflect any changes in circumstances that occur after the date of the opinion.
The opinion of First Mariner’s financial advisor, Keefe, Bruyette & Woods, Inc., or KBW, was delivered to the First Mariner board of directors on August 14, 2017 and speaks only as of the date of such opinion and not as of the effective time of the merger or as of any other date. Accordingly, the opinion does not reflect any changes in circumstances that occur after the date of the opinion. Changes in the operations and prospects of First Mariner or Howard, general market and economic conditions, and other factors that may be beyond the control of First Mariner and Howard, may alter the value of First Mariner or Howard or the price of shares of Howard common stock by the time the merger is completed. For a description of the opinion of First Mariner’s financial advisor, please refer to “The Merger—Opinion of First Mariner’s Financial Advisor” beginning on page [•]. For a description of the other factors considered by the First Mariner board of directors in determining to approve the merger, please refer to “The Merger—First Mariner’s Reasons for the Merger; Recommendation of the First Mariner Board of Directors” beginning on page [•].
Some of the conditions to the merger may be waived by First Mariner or Howard without resoliciting stockholder approval of the issuance of shares of Howard common stock in connection with the merger agreement.
Some of the conditions set forth in the merger agreement may be waived by First Mariner or Howard, subject to the agreement of the other party in specific cases. See “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page [•]. If any conditions are waived, each of First Mariner and Howard will evaluate whether an amendment of this joint proxy and information statement/prospectus and resolicitation of proxies is warranted. In the event that the Howard board of directors and the First Mariner board of directors each determines that resolicitation of stockholders is not warranted, First Mariner and Howard will have the discretion to complete the transaction without seeking further stockholder approval.
The merger is subject to certain closing conditions that, if not satisfied or waived, will result in the merger not being completed, which may negatively impact First Mariner and/or Howard.
The merger is subject to customary conditions to closing, including the receipt of required regulatory approvals. If any condition to the merger is not satisfied or, where permitted, waived, the merger will not be completed.
If the merger agreement is terminated, there may be various consequences. For example, First Mariner and/or Howard’s business may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger and the restrictions on First Mariner and/or Howard’s ability to do so under the merger agreement, without realizing any of the anticipated benefits of completing the merger, or the price of Howard common stock could decline to the extent that the current price reflects a market assumption that the merger will be completed. In addition, termination of the merger agreement would increase the possibility of adverse regulatory actions which could adversely affect First Mariner and/or Howard’s business. If the merger agreement is terminated and the First Mariner board of directors seeks another merger or business combination, First Mariner stockholders cannot be certain that First Mariner will be able to find a party willing to pay the equivalent or greater consideration than that which Howard has agreed to pay in the merger. In addition, if the merger agreement is terminated under certain circumstances, either party may be required to pay the other a termination fee. For a complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page [•].
Provisions of the merger agreement may deter alternative business combinations.
The merger agreement generally prohibits First Mariner from soliciting any acquisition proposal or offer for a merger or business combination with any other party, including a proposal that might be advantageous to First Mariner stockholders when compared to the terms and conditions of the merger described in this joint proxy and information statement/prospectus. These provisions may deter third parties from proposing or pursuing alternative business combinations that might result in greater value to holders of First Mariner common stock than the merger. See the sections entitled “The Merger Agreement—Acquisition Proposals” beginning on page [•] and “The Merger Agreement—Termination of the Merger Agreement—Termination Fee” beginning on page [•] for a more complete discussion of these restrictions and consequences.
Regulatory consents, non-objections and approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated.
Before the merger may be completed, First Mariner and Howard must obtain various approvals, consents, non-objections and waivers from, among others, the FDIC, the FRB and the Maryland Commissioner. These regulators may impose conditions on consummation of the merger or require changes to the terms of the merger. Although we do not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying the effective time of the merger or imposing additional costs on or limiting the revenues of Howard following the merger. Furthermore, such conditions or changes may constitute a burdensome condition that may allow Howard to terminate the merger agreement and Howard may exercise its right to terminate the merger agreement. There can be no assurance as to whether the regulatory approvals will be received, the timing of those approvals, or whether any conditions will be imposed. See “The Merger—Regulatory Approvals Required for the Merger” beginning on page [•].
First Mariner and Howard will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on First Mariner and/or Howard. These uncertainties may impair First Mariner’s and/or Howard’s ability to attract, retain and motivate key personnel until the merger is completed and for a period of time thereafter, and could cause customers and others who deal with First Mariner or Howard to seek to change existing business relationships with First Mariner or Howard. First Mariner employee retention and recruitment may be particularly challenging prior to the effective time of the merger, as employees and prospective employees may experience uncertainty about their future roles with the combined company.
The pursuit of the merger and the preparation for the integration may place a significant burden on management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect First Mariner’s and/or Howard’s financial results.
In addition, the merger agreement requires that, subject to certain exceptions, each of First Mariner and Howard operate in the ordinary course of business consistent with past practice prior to the effective time of the merger or termination of the merger agreement. See the section entitled “The Merger Agreement—Covenants and Agreements—Conduct of Businesses Prior to the Effective Time of the Merger” beginning on page [•].
If the merger does not constitute a reorganization under Section 368(a) of the Code, then each First Mariner stockholder may be responsible for payment of U.S. income taxes related to the merger.
The United States Internal Revenue Service, or the IRS, may determine that the merger does not qualify as a nontaxable reorganization under Section 368(a) of the Code. In that case, each First Mariner stockholder would recognize a gain or loss equal to the difference between (1) the sum of the fair market value of Howard common stock and cash received by the First Mariner stockholder in the merger, and (2) the First Mariner stockholder’s adjusted tax basis in the shares of First Mariner common stock and First Mariner preferred stock exchanged therefor. The likely tax treatment of the merger in such event will not be known until the effective time of the merger, as the aggregate value of the Howard common stock to be received by each First Mariner stockholder will fluctuate with the market price of the Howard common stock.
Risks Relating to Howard’s Business Following the Merger
Combining the two companies may be more difficult, costly or time-consuming than expected.
Howard and First Mariner have historically operated and, until the effective time of the merger, will continue to operate, independently. The success of the merger will depend, in part, on our ability to successfully combine the businesses of Howard Bank and First Mariner. To realize these anticipated benefits, after the effective time of the merger, Howard Bank expects to integrate First Mariner’s business into its own. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. The loss of key employees could adversely affect Howard’s ability to successfully conduct its business in the markets in which First Mariner now operates, which could have an adverse effect on Howard’s financial results and the value of its common stock. If Howard experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause First Mariner or Howard to lose current customers or cause current customers to remove their accounts from First Mariner or Howard and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of First Mariner and Howard during this transition period and for an undetermined period after consummation of the merger.
Howard may fail to realize the cost savings estimated for the merger.
Howard estimates that it will achieve cost savings from the merger when the two companies have been fully integrated. While Howard continues to be comfortable with these expectations as of the date of this joint proxy and information statement/prospectus, it is possible that the estimates of the potential cost savings could turn out to be incorrect. The actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. Actual growth and cost savings, if achieved, may be lower than what Howard expects and may take longer to achieve than anticipated. If Howard is not able to adequately address integration challenges, Howard may be unable to successfully integrate Howard’s and First Mariner’s operations or to realize the anticipated benefits of the integration of the two companies.
The shares of Howard common stock to be received by First Mariner stockholders who receive the merger consideration in the merger will have different rights from the shares of First Mariner stock they currently hold.
Following the effective time of the merger, holders of First Mariner capital stock who receive the merger consideration will no longer be stockholders of First Mariner, a Maryland chartered trust company, but will instead be stockholders of Howard, a Maryland corporation. The rights associated with First Mariner capital stock are different from the rights associated with Howard common stock. For a more complete description of these rights, see the section entitled “Comparison of Stockholders’ Rights” beginning on page [•].
First Mariner stockholders who receive merger consideration will have a reduced ownership and voting interest after the merger and will exercise less influence over management.
First Mariner stockholders currently have the right to vote in the election of the First Mariner board of directors and on other matters affecting First Mariner. When the merger occurs, each First Mariner stockholder that receives merger consideration will become a Howard stockholder with a percentage ownership of the combined organization that is much smaller than such stockholder’s current percentage ownership of First Mariner. As a result of the merger, First Mariner stockholders will become entitled to receive, in the aggregate, shares of Howard common stock equal to approximately 48% of the fully diluted common stock of Howard. Because of this, First Mariner stockholders will have less influence on the management and policies of Howard than they currently may have on the management and policies of First Mariner.
Howard and First Mariner will incur significant transaction and merger-related costs in connection with the merger.
Howard and First Mariner have incurred and expect to incur a number of non-recurring costs associated with the merger. These costs and expenses include fees paid to financial, legal and accounting advisors, severance and other potential employment-related costs, including payments that may be made to certain First Mariner executives, filing fees, printing expenses and other related charges. Some of these costs are payable by Howard and First Mariner regardless of whether the merger is completed. There are also a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the merger and the integration of the two companies’ businesses. While both Howard and First Mariner have assumed that a certain level of expenses would be incurred in connection with the merger, there are many factors beyond their control that could affect the total amount or the timing of the integration and implementation expenses.
There may also be additional unanticipated significant costs in connection with the merger that Howard may not recoup. These costs and expenses could reduce the realization of efficiencies, strategic benefits and additional income Howard expects to achieve from the merger. Although Howard expects that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.
Risks Relating to an Investment in Howard Common Stock
The market price of Howard common stock after the merger may be affected by factors different from those affecting its shares currently.
Upon completion of the merger, holders of First Mariner common stock will become holders of Howard common stock. Howard’s business differs in important respects from that of First Mariner, and, accordingly, the results of operations of the combined company and the market price of Howard common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of Howard and First Mariner. For a discussion of the businesses of Howard and First Mariner and of some important factors to consider in connection with those businesses, see “Information About Howard” and “Information About First Mariner,” and “Where You Can Find More Information.”
The market price of Howard common stock may decline as a result of the merger.
The market price of Howard common stock may decline as a result of the merger if Howard does not achieve the perceived benefits of the merger or the effect of the merger on Howard’s financial results is not consistent with the expectations of financial or industry analysts. In addition, upon completion of the merger, Howard and First Mariner stockholders will own interests in a combined company operating an expanded business with a different mix of assets, risks and liabilities. Existing Howard and First Mariner stockholders may not wish to continue to invest in the combined company, or for other reasons may wish to dispose of some or all of their shares of the combined company.
The unaudited pro forma condensed combined financial statements provided in this document are preliminary and the actual financial condition and results of operations after the merger may differ materially.
The unaudited pro forma condensed combined financial statements in this joint proxy and information statement/prospectus are presented for illustrative purposes only and are not necessarily indicative of what Howard’s actual financial condition or results of operations would have been had the merger been completed on the date indicated. The unaudited pro forma condensed combined financial statements reflect adjustments, which are based upon assumptions and preliminary estimates, to record the First Mariner identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this joint proxy and information statement/prospectus with respect to First Mariner is preliminary, and final allocation of the purchase price for each transaction will be based upon the actual purchase price and the fair value of the assets and liabilities of First Mariner as of the date of the completion of the applicable merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this joint proxy and information statement/prospectus.
Howard’s management will have broad discretion as to the use of assets acquired from this merger, and may not use these assets effectively.
Howard’s management will have broad discretion in the application of the assets from this merger and could utilize the assets in ways that do not improve Howard’s results of operations or enhance the value of its common stock. First Mariner stockholders will not have the opportunity, as part of their investment decision, to assess whether these acquired assets are being used appropriately. Howard’s failure to utilize these assets effectively could have a material adverse effect on the combined company, delay the development of products and cause the price of Howard common stock to decline.
Howard may be unable to, or choose not to, pay dividends on Howard common stock.
Howard cannot assure you of its ability to pay dividends. Howard’s ability to pay dividends depends on the following factors, among others:
•
Howard may not have sufficient earnings as its primary source of income, the payment of dividends to Howard by Howard Bank, is subject to federal and state laws that limit the ability of that bank to pay dividends;

•
FRB policy requires bank holding companies to pay cash dividends on common stock only out of net income available over the past year and only if prospective earnings retention is consistent with the organization’s expected future needs and financial condition; and

•
the Howard board of directors may determine that, even though funds are available for dividend payments, retaining the funds for internal uses, such as expansion of Howard’s operations, is a better strategy.

If Howard fails to pay dividends in the future, capital appreciation, if any, of Howard common stock may be the sole opportunity for gains on an investment in Howard common stock. In addition, in the event Howard Bank becomes unable to pay dividends to Howard, Howard may not be able to service Howard’s debt or pay Howard’s other obligations or pay dividends on Howard common stock. Accordingly, Howard’s inability to receive dividends from Howard Bank could also have a material adverse effect on Howard’s business, financial condition and results of operations and the value of your investment in Howard common stock.
There may be future sales of additional common stock or preferred stock or other dilution of Howard’s equity, which may adversely affect the value of Howard common stock.
Howard is not restricted from issuing additional common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The value of Howard common stock could decline as a result of sales by Howard of a large number of shares of common stock or preferred stock or similar securities in the market or the perception that such sales could occur.
Anti-takeover provisions could negatively impact Howard stockholders.
Provisions of Howard’s charter and bylaws and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire Howard, even if doing so would be perceived to be beneficial to Howard stockholders. The combination of these provisions effectively inhibits a non-negotiated merger or other business combination, which, in turn, could adversely affect the market price of Howard common stock. These provisions could also discourage proxy contests and make it more difficult for holders of Howard common stock to elect directors other than the candidates nominated by the Howard board of directors.
Howard’s rights and the rights of Howard stockholders to take action against Howard’s directors and officers are limited.
Howard’s charter eliminates Howard’s directors’ and officers’ liability to Howard and its stockholders for money damages to the fullest extent permitted by Maryland law. Howard’s charter and bylaws also require Howard to indemnify Howard’s directors and officers for liability resulting from actions taken by them in those capacities to the maximum extent permitted by Maryland law. As a result, Howard stockholders and Howard may have more limited rights against Howard’s directors and officers than might otherwise exist under common law. In addition, Howard may be obligated to fund the defense costs incurred by Howard’s directors and officers.
An investment in Howard common stock is not an insured deposit.
An investment in Howard common stock is not a bank deposit and is not insured or guaranteed by the FDIC, the Deposit Insurance Fund, or any other government agency. Accordingly, you should be capable of affording the loss of any investment in Howard common stock.

INFORMATION ABOUT THE COMPANIES
Howard
Howard Bancorp, Inc. is the parent company of Howard Bank, a Maryland-chartered trust company operating as a commercial bank. Headquartered in Ellicott City, Maryland, Howard Bank operates a general commercial banking business through its 13 branches located throughout the Greater Baltimore Metropolitan Area. Howard had total consolidated assets of approximately $1.1 billion, total net loans of $874.8 million, total deposits of  $854.7 million and total stockholders’ equity of  $128.4 million at June 30, 2017. Howard Bank traditionally markets its financial services to small and medium sized businesses and their owners, professionals and executives, and high-net-worth individuals (the “mass affluent”), and have recently expanded to meet the financial needs of consumers generally.
Howard’s core business strategy involves driving organic growth by delivering advice and superior customer service to clients through local decision makers. Howard combines its specialized focus on both local markets and small and medium-sized business related market segments with a broad array of products, new technology and seasoned banking professionals to position Howard Bank differently from most competitors. Howard’s experienced executives establish a relationship with each client and bring value to all phases of a client’s business and personal banking needs. To develop this strategy, Howard has established long-standing relationships with key customers in the community and with local business leaders who can create business opportunities. It is this philosophy toward the business that has afforded Howard success in attracting and retaining top-tier, high quality lending teams from other institutions.
Howard’s primary source of revenue is net interest income, with fees generated by lending, mortgage banking and depository service charges constituting a smaller, but growing, percentage of revenues. Howard has positioned its balance sheet to hold a high percentage of earning assets and, in turn, to have those earning assets dominated by loans rather than investment securities. Howard’s underwriting and lending teams have allowed Howard Bank to be successful in gaining market share, while continuing to maintain solid asset quality ratios, an approach which is fundamental to its culture. In Howard’s efforts to drive revenue growth, Howard continues to invest in its infrastructure and talent with the long-term view of building the dominant Greater Baltimore bank. At all times, Howard’s revenue-generating activities and expenditures are viewed with an eye towards investor returns while not exceeding risk tolerance thresholds set forth by management and our board of directors.
Howard common stock is traded on the Nasdaq Capital Market under the symbol “HBMD.” Howard’s principal executive offices are located at 6011 University Boulevard, Suite 370, Ellicott City, MD 21043, and its telephone number is (410) 750-0020. Additional information about Howard and its subsidiaries is included in documents incorporated by reference in this joint proxy and information statement/prospectus. See “Where You Can Find More Information.”
First Mariner
First Mariner is an FDIC-insured, Maryland-chartered trust company operating as a commercial bank headquartered in Baltimore, Maryland through its 14 branches located in Baltimore City and Baltimore, Harford, Howard and Anne Arundel counties. First Mariner Mortgage, a division of First Mariner, originates loans in all 50 states and operates out of retail offices in Central Maryland, the Eastern Shore of Maryland and portions of Northern Virginia. In addition, First Mariner Mortgage also operates VAmortgage.com, a direct marketing mortgage operation in Baltimore specializing in lending for active military personnel and veterans. First Mariner had total consolidated assets of approximately $975 million, total net portfolio loans, excluding loans held for sale, of  $662 million, total deposits of  $771 million and total stockholders’ equity of  $99 million at June 30, 2017.
First Mariner is an independent community bank with a deep understanding of the local neighborhoods and business climate in which it operates. First Mariner was established in 1995 as an alternative for Maryland residents who preferred a local community bank to larger out-of-state competitors. First Mariner followed a high-end retail strategy and established branches in growing regions with concentrated pockets of wealth.

On June 17, 2014, First Mariner was purchased by a group of investors via a sale pursuant to Section 363 of the Bankruptcy Code. Immediately following the acquisition, First Mariner was recapitalized satisfying the capital requirements of the regulators. Once recapitalized, the new management team began implementing a business plan that focused on reducing non-performing assets, reducing non-interest expenses, increasing core deposits, transitioning the loan portfolio from one reliant on loan-to-value to one focused on relationship and based on global cash flow underwriting and diversifying earnings sources outside of mortgage banking. As a result of the successful implementation of these initiatives, First Mariner is a growing bank.
First Mariner operates in three complementary areas: retail banking, commercial banking and mortgage banking. First Mariner has benefitted from the demand for a locally headquartered community bank with a number of new commercial banking relationships and a dramatic increase in core deposits and mortgage banking revenue. The significant increase in non-interest bearing, savings and money market accounts allowed for a substantial reduction in time deposits which in turn has reduced First Mariner’s cost of funding and enhanced its net interest margin.
First Mariner’s principal executive offices are located at 3301 Boston Street, Baltimore, Maryland 21224, and its telephone number is (443) 573-4300. Additional information about First Mariner is included in documents incorporated by reference in this joint proxy and information statement/prospectus. See “Where You Can Find More Information.”

THE HOWARD SPECIAL MEETING
This section contains information for Howard stockholders about the Howard special meeting. We are mailing this joint proxy and information statement/prospectus to you, as a Howard stockholder, on or about         , 2017. Together with this joint proxy and information statement/prospectus, we are also sending to you a notice of the Howard special meeting and a form of proxy card that the Howard board of directors is soliciting for use at the Howard special meeting and at any adjournments or postponements of the Howard special meeting.
We are mailing this joint proxy and information statement/prospectus to you, as a First Mariner stockholder, to sign and return the First Mariner written consent to approve the merger agreement and approve the merger. This joint proxy and information statement/prospectus is also being furnished by Howard to First Mariner stockholders as a prospectus in connection with the issuance of shares of Howard common stock upon the effective time of the merger.
Date, Time and Place of Howard Special Meeting
The Howard special meeting will be held at      , located at      , on      , 2017, at      , local time.
Matters to Be Considered
At the Howard special meeting, you will be asked to consider and vote upon the following matters:
•
the shares issuance proposal;

•
the ESPP proposal; and

•
the adjournment proposal.

Recommendation of the Howard Board of Directors
The Howard board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interest of Howard and its stockholders and that the terms and conditions of the merger and the merger agreement are fair to its stockholders. Accordingly, the Howard board of directors recommends that Howard stockholders vote “FOR” the shares issuance proposal, “FOR” the ESPP proposal and “FOR” the adjournment proposal, if necessary. See the section entitled “The Merger—Howard’s Reasons for the Merger; Recommendation of the Howard Board of Directors” beginning on page [•] for a more detailed discussion of the factors considered by the Howard board of directors in reaching its decision to approve the merger agreement.
Record Date and Quorum
The Howard board of directors has fixed the close of business on      , 2017 as the record date for determining the holders of Howard common stock entitled to receive notice of and to vote at the Howard special meeting.
As of the record date, there were       shares of Howard common stock outstanding and entitled to vote at the Howard special meeting held by approximately       holders of record. Each share of Howard common stock entitles the holder to one vote at the Howard special meeting on each proposal to be considered at the Howard special meeting.
The presence at the Howard special meeting, in person or by proxy, of the holders of a majority of the stock issued and outstanding and entitled to vote with respect to each proposal will constitute a quorum for the purposes of considering and acting on each proposal. Shares that are present, or represented by a proxy, at the Howard special meeting and any postponement or adjournment thereof will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote (or instruct its bank or broker how to vote) on any particular matter, or “abstains” on any matter. If a quorum is not present at the Howard special meeting, the Howard special meeting will be postponed or adjourned until the holders of the number of shares required to constitute a quorum are represented.

Vote Required; Treatment of Abstentions and Failure to Vote
Approval of the shares issuance proposal, the ESPP proposal and the adjournment proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, by Howard stockholders at the Howard special meeting. If your shares of Howard common stock are present at the Howard special meeting but are not voted on the shares issuance proposal, the ESPP proposal or the adjournment proposal, or if you vote to abstain on the shares issuance proposal, the ESPP proposal or the adjournment proposal, your shares will have no effect on such proposal. If you fail to submit a proxy card and fail to attend the Howard special meeting, or if you do not instruct your bank, broker or other nominee to vote your shares of Howard common stock in favor of the shares issuance proposal, the ESPP proposal or the adjournment proposal, your shares of Howard common stock will have no effect on such proposal.
Voting of Proxies; Incomplete Proxies
Each copy of this joint proxy and information statement/prospectus mailed to holders of Howard common stock is accompanied by a form of proxy with instructions for voting. You should complete and return the proxy card accompanying this joint proxy and information statement/prospectus, regardless of whether you plan to attend the Howard special meeting.
All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” approval of the shares issuance proposal, “FOR” the ESPP proposal and “FOR” approval of the adjournment proposal, if necessary. No matters other than the matters described in this joint proxy and information statement/prospectus are anticipated to be presented for action at the Howard special meeting or at any adjournment or postponement of the Howard special meeting.
Revocability of Proxies and Changes to a Howard Stockholder’s Vote
You may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date (if you submitted your proxy by internet or by telephone, you can change your vote by voting over the internet or by telephone), (2) delivering a written revocation letter to Howard’s corporate secretary, or (3) attending the Howard special meeting in person, notifying the corporate secretary, and voting by ballot at the Howard special meeting.
If you choose either of the first two methods, you must take the described action (or, with respect to the first method, Howard must have received the subsequent proxy card) no later than         , 2017 at 5:00 p.m. local time, which is the business day immediately prior to the Howard special meeting. Written notices of revocation and other communications about revoking your proxy should be addressed to:
Howard Bancorp, Inc.
6011 University Blvd., Suite 370
Ellicott City, Maryland 21043
Attention: Charles E. Schwabe
Telephone: (410) 750-0020
Any stockholder entitled to vote in person at the Howard special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying Howard’s corporate secretary) of a stockholder at the Howard special meeting will not constitute revocation of a previously given proxy.
Solicitation of Proxies
Howard will bear the entire cost of soliciting proxies from you, except that Howard and First Mariner will bear equally the cost of printing this joint proxy and information statement/prospectus and all filing fees paid to the SEC in connection with this joint proxy and information statement/prospectus. If necessary, Howard may use directors, officers and several of its regular employees, who will not be specially compensated, to solicit proxies from the Howard stockholders, either personally or by telephone, facsimile, letter or other electronic means.

In addition, Howard has made arrangements with [•] to assist in soliciting proxies for the Howard special meeting and has agreed to pay [•] $[•], plus out-of-pocket expenses, for these services.
Attending the Howard Special Meeting
All holders of Howard common stock are invited to attend the Howard special meeting. Stockholders of record can vote in person at the Howard special meeting. If you plan to attend the Howard special meeting, you must hold your shares in your own name. In addition, you must bring a form of personal photo identification with you in order to be admitted. Howard reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the Howard special meeting is prohibited without Howard’s express written consent.
Assistance
If you have any questions concerning the merger or this joint proxy and information statement/prospectus, would like additional copies of this joint proxy and information statement/prospectus or need help voting your shares of Howard common stock, please contact Charles E. Schwabe, Corporate Secretary at Howard Bancorp, Inc. at (410) 750-0020.

THE HOWARD PROPOSALS
Proposal 1: Shares Issuance Proposal
Howard is asking its stockholders to approve the issuance of approximately 9,143,230 shares of its common stock pursuant to the merger agreement. For a detailed discussion of the terms and conditions of the merger agreement, see “The Merger Agreement” beginning on page [•]. As discussed in the section entitled “The Merger—Howard’s Reasons for the Merger; Recommendation of the Howard Board of Directors,” after careful consideration, the Howard board of directors approved the merger agreement. The Howard board of directors recommends the merger agreement and the transactions contemplated thereby, including the merger, to be advisable and in the best interest of Howard and the Howard stockholders.
Required Vote
Approval of the shares issuance proposal requires the affirmative vote of holders of a majority of the votes cast, in person or by proxy, by Howard stockholders at the Howard special meeting. If your shares of Howard common stock are present at the Howard special meeting but are not voted on the shares issuance proposal, or if you vote to abstain on the shares issuance proposal, each will have no effect on the shares issuance proposal. If you fail to submit a proxy card and fail to attend the Howard special meeting, or if you do not instruct your bank, broker or other nominee to vote your shares of Howard common stock in favor of the shares issuance proposal, your shares of Howard common stock will not be voted, and this will have no effect on the shares issuance proposal.
The Howard board of directors recommends that Howard stockholders vote “FOR” the approval of the shares issuance proposal.
Proposal 2: ESPP Proposal
We are requesting that stockholders vote to approve the ESPP, which the Howard board of directors adopted on October 5, 2017. Subject to stockholder approval, 250,000 shares of common stock have been reserved for issuance under the ESPP. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”). The purpose of the ESPP is to provide eligible employees with opportunities to purchase shares of Howard’s stock through payroll deductions at a discounted price. A copy of the ESPP is attached to this Joint Proxy and Information Statement/Prospectus as Annex VI.
Summary of the 2017 Employee Stock Purchase Plan
The following is a brief summary of the ESPP. This summary is qualified in its entirety by reference to the full text of the ESPP, a copy of which is attached as Annex VI. You are urged to read the text of the ESPP in its entirety.
The ESPP provides eligible employees of Howard with opportunities to purchase shares of Howard common stock at a discounted price. Howard will make one or more offerings to eligible employees to purchase common stock under the ESPP. In general, each offering will extend for a six-month period (“Plan Period”), during which Howard will withhold via payroll deduction the amount elected by the eligible employee for purposes of purchasing common stock at the end of the Plan Period. Unless the Howard board of directors or a committee appointed by the Howard board of directors chooses a different Plan Period of 12 months or less, Howard will have two six-month Plan Periods per year: a June Plan Period commencing on June 1 and ending on November 30, and a December Plan Period commencing on December 1 and ending on May 31 of the following calendar year.
Eligibility to participate in the ESPP is generally determined for each Plan Period. Employees of Howard who were employed not later than the last day of the enrollment period for the next applicable Plan Period, and who customarily work more than twenty hours per week will be eligible to participate in the ESPP for that Plan Period. An employee may not participate in the ESPP if he or she would then own 5% or more of the voting power or the value of Howard’s common stock.

General terms and features of participation include:
•
voluntary participation by employees, with the right to withdraw at any time prior to the close of business on the last business day of the Plan Period. A withdrawing employee may not resume participation during the remainder of the Plan Period, but may participate in the next Plan Period if the employee continues to meet the eligibility requirements;

•
eligible employees may elect to have a portion of their eligible compensation withheld on an after-tax basis via payroll deduction for purposes of purchasing shares at the end of the Plan Period;

•
purchases of shares are made on the last business day of the Plan Period, subject to the limitations described below;

•
purchase price per share is 85% (or such greater percentage as specified by the administrator of the ESPP) of either (i) the closing price of the common stock on the last business day of the Plan Period or (ii) the lesser of the closing price of the common stock on the first business day of the Plan Period and the closing price of the common stock on the last business day of the Plan Period; the administrator of the ESPP shall determine whether (i) or (ii) shall apply for a Plan Period;

•
an employee may not buy more than $25,000 worth of stock in any calendar year, based on the fair market value of the stock for each calendar year in which an option to purchase shares under the ESPP is outstanding; and

•
no employee may purchase more than 800 shares on any purchase date for a Plan Period of six months or less (unless the administrator of the ESPP determines that a different maximum shall apply).

The ESPP provides for certain adjustments to be made to (i) the number and class of securities available under the ESPP, (ii) the share limitations under the ESPP, and (iii) the option price in the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than an ordinary cash dividend. In addition, the Howard board of directors has authority under the ESPP to take a number of actions with respect to outstanding options in the event of a merger or consolidation.
The ESPP is administered by the Howard board of directors or by a committee appointed by the Howard board of directors, and the Howard board of directors has delegated responsibility for its administration to the Compensation Committee. The ESPP may be amended by the Howard board of directors or a committee appointed by the Howard board of directors from time to time in any respect, except that (i) if Section 423 of the Code requires that such amendment be approved by the stockholders of Howard, such amendment will not be effected without such approval, and (ii) in no event may any amendment be made which would cause the ESPP to fail to comply with Section 423 of the Code. Administration of the ESPP may also be delegated to one or more officers.
New Plan Benefits
While all employees eligible to participate in the ESPP could purchase as much as $25,000 worth of Howard common stock in a single year, the actual amount or value of shares purchased by any given employee or group of employees is not determinable because it depends on the elections of each employee who chooses to participate. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the ESPP.
Federal Income Tax Consequences
The following generally summarizes certain key United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of common stock acquired under the ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. The following summary is not intended to be a complete summary or legal interpretation, and it does not address consequences other than U.S. federal tax consequences. Eligible employees also might be subject to state or local tax, including tax in jurisdictions outside the U.S., as a result of participating in the ESPP.
Tax Consequences to Participants
Participants do not experience any federal income tax consequences upon enrolling in the ESPP. Amounts withheld via payroll deduction for purposes of purchasing shares under the ESPP are included in the participant’s income in accordance with Howard’s regular income and payroll tax withholding and reporting procedures. Because participants use after-tax dollars to purchase shares at the end of the Plan Period, there is no income tax at the time the participant purchases shares. As a general matter, additional income tax is not realized until the participant sells the shares acquired under the ESPP.
A participant may have both ordinary income and capital gain income or both ordinary income and a capital loss upon the sale of common stock that was acquired under the ESPP. The amount of each type of income and loss will depend on when the participant sells the common stock and the price at which the participant sells the common stock.
If the participant sells the common stock more than two years after the commencement of the offering during which the common stock was purchased and more than one year after the date that the participant purchased the common stock, then the participant will have ordinary income equal to the lesser of:
(1)
the discount to the value of the common stock on the day the offering commenced (i.e., 15% of the value of the common stock on the first day of the Plan Period, if the purchase price for the offering is 85% of the lesser of the value on the first day of the Plan Period and the value on the last day of the Plan Period); and

(2)
the participant’s profit (the excess of the sales proceeds over the purchase price).

Any profits in excess of amounts classified as ordinary income will be taxed as long-term capital gain income. If the participant sells the common stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, there is no ordinary income and the participant will have a long-term capital loss for the difference between the sale price and the purchase price.
If the participant sells the common stock prior to satisfying these waiting periods, including by way of gift, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have ordinary income equal to the value of the common stock on the day he or she purchased the common stock less the purchase price. If the participant’s profit exceeds the ordinary income, then the excess profit will be a capital gain. If the participant’s profit is less than the ordinary income, then the participant will have a capital loss equal to the value of the common stock on the day he or she purchased the common stock less the sales proceeds. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Tax Consequences to Howard
There will be no tax consequences to Howard except that we will be entitled to a deduction when a participant has ordinary income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code (“Section 162(m)”).
Required Vote
Approval of the ESPP proposal requires the affirmative vote of holders of a majority of the votes cast, in person or by proxy, by Howard stockholders at the Howard special meeting. If your shares of Howard common stock are present at the Howard special meeting but are not voted on the ESPP proposal, or if you vote to abstain on the ESPP proposal, each will have no effect on the ESPP proposal. If you fail to submit a proxy card and fail to attend the Howard special meeting, or if you do not instruct your bank, broker or other nominee to vote your shares of Howard common stock in favor of the ESPP proposal, your shares of Howard common stock will not be voted, and this will have no effect on the ESPP proposal.
The Howard board of directors recommends that Howard stockholders vote “FOR” the ESPP proposal.

Proposal 3: Adjournment Proposal
Howard stockholders are being asked to approve an adjournment of the Howard special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of either or both of the shares issuance proposal or the ESPP proposal if there are insufficient votes at the time of such adjournment to approve such proposals.
If, at the Howard special meeting, there are an insufficient number of shares of Howard common stock present in person or represented by proxy and voting in favor of the shares issuance proposal or the ESPP proposal, Howard may move to adjourn the Howard special meeting in order to enable the Howard board of directors to solicit additional proxies for approval of the shares issuance proposal or the ESPP proposal entirely or with respect to particular proposals. If the Howard stockholders approve the adjournment proposal, Howard could adjourn the Howard special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Howard stockholders who have previously voted. If the date of the adjournment is not announced at the Howard special meeting or a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting will be given to each Howard stockholder of record entitled to vote at the adjourned meeting.
Required Vote
Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the votes cast, in person or by proxy, by Howard stockholders at the Howard special meeting. If your shares of Howard common stock are present at the Howard special meeting but are not voted on the adjournment proposal, or if you vote to abstain on the adjournment proposal, each will have no effect on the adjournment proposal. If you fail to submit a proxy card and fail to attend the Howard special meeting, or if you do not instruct your bank, broker or other nominee to vote your shares of Howard common stock in favor of the adjournment proposal, your shares of Howard common stock will not be voted, and this will have no effect on the adjournment proposal.
The Howard board of directors recommends that Howard stockholders vote “FOR” the adjournment proposal, if necessary or appropriate.

THE MERGER
The following discussion contains material information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement included as Annex I to this joint proxy and information statement/prospectus and incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. We urge you to read carefully this entire joint proxy and information statement/prospectus, including the merger agreement, for a more complete understanding of the merger.
Terms of the Merger
The board of directors of each of Howard and First Mariner have approved the merger agreement. The Howard board of directors recommends approval of the issuance of shares of Howard common stock in connection with the merger agreement by Howard stockholders. The merger agreement provides for the acquisition of First Mariner by Howard through the merger of First Mariner with and into Howard Bank, with Howard Bank continuing as the surviving bank of the merger and a wholly owned subsidiary of Howard. As a result of the merger, shares of First Mariner common stock and shares of First Mariner preferred stock issued and outstanding immediately prior to the merger will be converted into the right to receive 1.6624 shares, or the exchange ratio, of Howard common stock per share, which we refer to as the merger consideration. No fractional shares of Howard common stock will be issued in connection with the merger, and holders of First Mariner common stock will be entitled to receive cash in lieu thereof.
Howard stockholders are being asked to approve the issuance of shares of Howard common stock in connection with the merger agreement. See the section entitled “The Merger Agreement” beginning on page [•] for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to consummation of the merger and the provisions for terminating or amending the merger agreement.
Background of the Merger
On June 17, 2014, a group of investors acquired First Mariner Bank in a 363 bankruptcy sale from First Mariner Bancorp.
The Howard board of directors has from time to time engaged with senior management of Howard in strategic reviews, and has considered ways to enhance its performance and prospects in light of competitive and other relevant developments. The Howard board of directors appointed the Strategic Growth Initiatives Committee, or the SGIC, of the Howard board of directors to facilitate this process and the SGIC meets regularly and discusses opportunities and strategies with management. These strategic reviews by the Howard board of directors and the SGIC have focused on, among other things, the business environment facing financial institutions generally, the business environments in the markets that Howard serves and markets that Howard is targeting for entry into as desirable banking markets, as well as conditions and ongoing consolidation in the financial services industry. As part of its growth strategy, the management of Howard and the Howard board of directors have, from time to time, explored acquisition opportunities with banks that have a similar community banking philosophy to that of Howard and that are headquartered in and around the Baltimore City area.
On February 27, 2017, Ms. Mary Ann Scully, Chair, Executive Officer and President of Howard, through an investment banking relationship, met with a representative from one of First Mariner’s largest shareholders to inquire as to whether there would be interest by First Mariner in a potential combination with Howard in the near term. Following a series of communications to arrange a meeting, Ms. Scully and Mr. Robert D. Kunisch, Jr., then President of First Mariner, met for dinner on March 8, 2017. At this dinner meeting, Ms. Scully and Mr. Kunisch had some high-level discussions regarding the long-term strategic advantages of a potential combination of First Mariner and Howard. Ms. Scully and Mr. Kunisch agreed to continue discussions following the dinner meeting. Further, Ms. Scully kept the SGIC apprised of the dinner meeting and the possibilities attendant upon such a combination.
In the beginning of April 2017, a public bank holding company, which we refer to as Party A, expressed an indication of interest in a possible transaction with First Mariner. On April 24, 2017, First Mariner and Party A entered into a nondisclosure agreement and discussions between First Mariner and Party A ensued.

On May 4, 2017, Ms. Scully, Mr. George C. Coffman, Executive Vice President and Chief Financial Officer of Howard, Mr. Kunisch and Mr. Jack Steil, then Chief Executive Officer of First Mariner, met for dinner to continue the discussion initiated by Ms. Scully and Mr. Kunisch at their March 8, 2017 meeting regarding a potential combination between First Mariner and Howard. Following this dinner meeting, First Mariner and Howard exchanged drafts of a confidentiality agreement and subsequently entered into a confidentiality agreement on May 11, 2017.
On May 5, 2017, the management teams of First Mariner and Party A held a meeting to discuss First Mariner’s budget and general operations. On June 1, 2017, additional management meetings were held to continue such discussions.
As part of a May 10, 2017 regularly scheduled meeting of the SGIC, Ms. Scully reported on the dinner meeting that she and Mr. Coffman held with Messrs. Steil and Kunisch on May 4, 2017. At this meeting, members of the SGIC also discussed with senior management of Howard the confidentiality agreement proposed by First Mariner, as well as some of the potential financial aspects of an acquisition of First Mariner by Howard.
On May 22, 2017, Ms. Scully and Mr. Kunisch met to discuss organizational and locational aspects of a potential combination between First Mariner and Howard.
On May 23, 2017, certain members of the senior management teams of First Mariner and Howard held a meeting to discuss the history of First Mariner and review its business plan. On or about May 24, 2017, First Mariner began sharing preliminary due diligence information with Howard and Howard began to conduct preliminary due diligence on First Mariner and worked with Stephens, Howard’s financial advisor, to prepare a non-binding initial letter of interest to acquire First Mariner.
On or about May 30, 2017, First Mariner and Party A began sharing diligence information. Over the course of the following days, the management teams of First Mariner and Party A communicated regularly to gain a general overview of First Mariner and First Mariner consulted with Keefe, Bruyette & Woods, Inc., First Mariner’s financial advisor, which we refer to as KBW, regarding discussions with Party A and Howard.
On May 30 and May 31, 2017, certain members of the senior management teams of First Mariner and Howard held additional meetings to review the potential budget and merger expenses and conduct a review of the potential synergies that might result from a combination of First Mariner and Howard.
On June 2, 2017, the SGIC met with senior management of Howard to discuss a draft non-binding, preliminary indication of interest to acquire First Mariner that was prepared by senior management of Howard in consultation with Stephens. Howard submitted a written, non-binding, preliminary indication of interest on June 6, 2017, which included Howard’s preliminary views for the combined bank.
On June 6, 2017, Party A provided to First Mariner a verbal indication of interest in pursuing a strategic transaction.
On June 8, 2017, the First Mariner board of directors held a meeting to evaluate the preliminary indications of interests received from Party A and Howard. This meeting was attended by KBW.
On June 8, 2017, the First Mariner board of directors again met to discuss the preliminary indications of interest from Party A and Howard. Members of management and representatives of KBW also attended this meeting. The First Mariner board of directors determined that it was advisable and in the best interests of First Mariner to consider strategic alternatives, including a possible business combination with Party A and Howard.
On June 12, 2017, both Party A and Howard provided a standard due diligence request list for information to First Mariner. Between June 14 and June 30, 2017, First Mariner, with the assistance of KBW, provided access to the requested information to both Party A and Howard.
On June 28, 2017, Ms. Scully met with Mr. Kunisch and Mr. Steil for breakfast to further discuss organizational aspects of a potential combination. On the same day, following this meeting, senior management of Howard met with the SGIC and provided the SGIC with a detailed update on the status of a due diligence investigation of First Mariner and the status of the discussions that members of senior management have had with representatives of First Mariner. The SGIC also discussed with senior management other strategic initiatives for Howard.

On July 6, 2017, members of management of First Mariner and representatives of KBW had discussions with Party A and its advisors related to the possible business combination and diligence.
On July 10, 2017, Ms. Scully met with Mr. Howard Feinglass, Mr. Michael High and Mr. Boris Gutin, each of whom are directors of First Mariner and each of whom represents one of the three largest First Mariner stockholders. Ms. Scully discussed with the First Mariner directors the strategic, financial and operational benefits of a potential combination between First Mariner and Howard. They also discussed certain corporate governance matters as well as potential future business strategies that a combined organization would be better positioned to pursue than the two institutions could separately. On the same day, and following this meeting, the SGIC met with senior management of Howard, representatives of Stephens and representatives of Covington & Burling LLP, or Covington, Howard’s legal counsel, to discuss an updated, non-binding, indication of interest to acquire First Mariner that was prepared by senior management of Howard in consultation with Stephens and Covington. At this meeting, Ms. Scully provided the SGIC with a report on her meeting with the three First Mariner directors.
On July 11, 2017, the Howard board of directors met with senior management of Howard, representatives of Stephens and representatives of Covington to discuss the updated, non-binding, indication of interest to acquire First Mariner. On the same day, Ms. Scully and Mr. Kunisch met to discuss potential organizational and corporate governance aspects of a combined organization.
Following the meeting of the Howard board directors, on July 12, 2017, Howard submitted an updated, non-binding indication of interest to First Mariner.
Between July 13 and July 20, 2017, management of First Mariner and representatives of KBW had various calls and meetings with senior management of Howard and representatives of Stephens related to the updated, non-binding indication of interest and matters related to the possible merger.
On July 17, 2017, Party A notified First Mariner that it no longer intended to pursue a proposed transaction with First Mariner, and therefore, did not submit a further indication of interest or offer.
On July 19, 2017, Howard submitted a final non-binding indication of interest to First Mariner, which contemplated the merger of First Mariner into Howard Bank with Howard Bank surviving, stockholders of First Mariner receiving 1.6624 shares of Howard common stock for each share of First Mariner common stock or preferred stock and holders of options and warrants for First Mariner stock receiving cash in an amount equal to $32.50 for each share underlying the option or warrant less the exercise price per share.
On July 20, 2017, the First Mariner board of directors held a meeting, at which members of management and representatives of KBW also attended. During the meeting, KBW discussed with the First Mariner board of directors financial aspects of the final non-binding indication of interest provided by Howard.
On July 20, 2017, First Mariner engaged Venable LLP, which we refer to as Venable, to represent First Mariner as legal counsel in connection with a potential business combination with Howard.
Beginning July 21, 2017, First Mariner management held weekly status calls at which members of the First Mariner board of directors could participate.
On July 21, 2017, Howard provided a draft letter to First Mariner, which provided that First Mariner would enter into exclusive negotiations with Howard. In accordance with First Mariner’s directives, representatives of KBW discussed the exclusivity letter with Stephens, which discussions resulted in a revised draft of the exclusivity letter being sent by Howard to First Mariner on July 22, 2017.
At First Mariner’s direction, representatives of KBW sent a revised draft of the exclusivity letter to Stephens on July 22, 2017 and sent a further revised draft of the exclusivity letter to Stephens on July 24, 2017.
On July 25, 2017, First Mariner and Howard entered into the exclusivity letter, providing for, among other items, a 30-day exclusivity period subject to a 15-day extension.
On July 29 and July 30, 2017, representatives of Venable and Covington held discussions related to the merger agreement, including the manner and timing of receipt of First Mariner stockholder approval.

On July 31, 2017, Covington distributed to Venable an initial draft of the merger agreement.
Between August 1, 2017 and August 13, 2017, the specific terms of the merger agreement were negotiated between representatives of Howard and Covington, and First Mariner and Venable. During this period Covington and Venable also negotiated the terms of the stockholder agreements and the stockholder written consent of First Mariner that were to be executed by certain First Mariner stockholders and delivered to Howard following the execution of the merger agreement pursuant to the terms of the merger agreement. Also during this period, members of senior management of Howard and First Mariner discussed various terms of the merger agreement as well as matters related to the employment terms of Messrs. Kunisch, Steil and Jones following the merger, including the terms of the employment agreements for Messrs. Kuisch and Jones and offer letter for Mr. Steil. Throughout this period, members of management of First Mariner discussed the terms of the merger and the transaction documents with representatives of Venable and KBW. Likewise, throughout this period, senior members of management of Howard discussed the terms of the merger and the transaction documents with representatives of Covington and Stephens.
On August 10, 2017, the SGIC held a meeting with senior management of Howard, representatives of Stephens and representatives of Covington to discuss the status of the merger agreement negotiations, senior management’s final due diligence investigation and discussions that Ms. Scully had had with Mr. Kunisch and Mr. Steil. Representatives from Stephens reviewed the financial aspects of the merger with the SGIC. Representatives from Covington reviewed the key terms of the merger agreement, the stockholder agreement, the First Mariner stockholder written consent and the then current agreed upon terms for the employment agreements for Messrs. Kunisch and Steil.
On August 11, 2017, a call was held at which the members of the First Mariner board of directors and management attended, and representatives of KBW and Venable also participated. During the conference call, the members of the First Mariner board of directors received updates regarding the status of the negotiations and provided input into First Mariner’s strategies.
On August 14, 2017, the First Mariner board of directors held a meeting at the headquarter offices of First Mariner in Baltimore. Prior to the meeting, the directors received copies of the draft merger agreement, the draft stockholder agreement and the other transaction documents and at the meeting received presentation materials prepared by KBW. Other than during an executive session of the First Mariner board of directors, members of management and representatives of KBW and Venable attended the meeting. During the meeting: (1) a representative of Venable provided the First Mariner board of directors a summary of the merger agreement, stockholder agreement, stockholder written consent and other related matters and documents and (2) a reminder of the duties of the First Mariner directors in considering the merger. Also at the meeting, KBW reviewed the financial aspects of the proposed merger and rendered to the First Mariner board of directors an opinion to the effect that, as of that date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in such opinion (the full text of which is attached as Annex III to this joint proxy and information statement prospectus), the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of First Mariner common stock. After discussion at the meeting, the First Mariner board of directors unanimously approved the merger agreement and the transactions contemplated by the merger agreement and recommended that First Mariner stockholders approve the merger agreement. The full text of the written opinion of KBW, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex III to this joint proxy and information statement/prospectus.
On August 14, 2017, the Howard board of directors held a meeting to consider the terms of the proposed merger. Prior to the meeting, the directors received copies of the draft merger agreement, the draft stockholder agreement and of the other draft transaction documents, as well as a presentation prepared by Howard’s financial advisor, Stephens. At the meeting, members of senior management of Howard reported on the status of due diligence and negotiations with First Mariner. Representatives of Stephens reviewed the financial aspects of the proposed merger. Representatives of Stephens then delivered its opinion that, as of the date of the Howard board of directors meeting and based upon and subject to the various factors, assumptions and limitations set forth in its opinion, the merger consideration to be paid by Howard in connection with the merger was fair, from a financial point of view, to Howard. The full text of the written opinion of Stephens, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex IV to this joint proxy and information statement/prospectus. At the meeting, Covington reviewed with the Howard board of directors its fiduciary duties and reviewed the key terms of the merger agreement, the stockholder agreement, the First Mariner written consent and related agreements (including the stockholder agreement), as described elsewhere in this joint proxy and information statement/prospectus, including a summary of the provisions relating to governance of the combined company. Representatives from Covington along with senior management of Howard also reviewed for the Howard board of directors the key terms for the employment agreements for Messrs. Kunisch and Jones and the offer letter for Mr. Steil.
After considering the terms of the merger agreement, the terms of the stockholder agreement, the First Mariner written consent, the employment agreements and offer letter for Messrs. Kunisch, Jones and Steil, as well as the various presentations of Stephens and Covington, and taking into consideration the matters discussed during that meeting and prior meetings of the Howard board of directors, including the factors described under “—Howard’s Reasons for the Merger; Recommendation of the Howard Board of Directors,” the Howard board of directors determined that the merger was consistent with Howard’s business strategies and in the best interests of Howard and Howard stockholders and the directors voted to approve the merger agreement and the transactions contemplated by the merger agreement and recommended that Howard stockholders approve the merger agreement.
Also on August 14, 2017, the merger agreement was executed by the parties and First Mariner stockholders holding at least two-thirds of the votes entitled to be cast on the merger executed and delivered to Howard the stockholders agreements and the stockholder written consent, the latter of which was effective on August 15, 2017.
On August 15, 2017, First Mariner and Howard announced the proposed merger and entry into the merger agreement.
Howard’s Reasons for the Merger; Recommendation of the Howard Board of Directors
In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Howard board of directors consulted with Howard’s management, as well as its financial and legal advisors, and considered a number of factors, including the following material factors:
•
each of Howard’s and First Mariner’s business, operations, financial condition, asset quality, earnings and prospects;

•
the fact that First Mariner’s business and operations complement those of Howard and that the merger would result in a combined company with a diversified revenue stream from diversified geographic markets, a well-balanced portfolio and an attractive funding base;

•
its similar culture and operating styles;

•
its existing knowledge of First Mariner’s business and its review and discussions with Howard’s management concerning the additional due diligence examination of First Mariner conducted in connection with the merger;

•
the complementary nature of the cultures of the two companies, which Howard’s management believes should facilitate integration and implementation of the transaction;

•
First Mariner’s market position within its banking markets in Maryland;

•
the anticipated pro forma impact of the transaction on the combined company, including the expected impact on financial metrics including earnings and tangible book value and regulatory capital levels;

•
Howard’s management’s expectation that Howard will retain its strong capital position upon completion of the merger;

•
the financial and other terms of the merger agreement, including the fixed exchange ratio, tax treatment and termination fee provisions, which it reviewed with its outside financial and legal advisors;

•
the integration experience and retention of First Mariner management, which will help achieve a low execution risk;

•
the opinion of Stephens, rendered on August 14, 2017, addressed to the Howard board of directors as to the fairness, from a financial point of view and as of the date of such opinion, to Howard of the merger consideration provided for in the merger, which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken as more fully described below under “—Opinion of Howard’s Financial Advisor;”

•
the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating First Mariner’s business, operations and workforce with those of Howard;

•
the potential risk of diverting management attention and resources from the operation of Howard’s business and towards the completion of the merger;

•
the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions, including a burdensome condition;

•
the structure of the merger as a combination in which the combined company would ultimately operate under the Howard brand and the Howard board of directors and Howard management would have substantial participation in the combined company; and

•
the nature and amount of payments and other benefits to be received by First Mariner management in connection with the merger pursuant to existing First Mariner employment agreements and compensation plans and arrangements and the merger agreement.

The foregoing discussion of the factors considered by the Howard board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the Howard board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Howard board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Howard board of directors considered all these factors as a whole, including discussions with, and questioning of, Howard’s management and Howard’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination to approve the merger agreement. It should be noted that this explanation of the Howard board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [•].
Opinion of Howard’s Financial Advisor
Howard engaged Stephens to render financial advisory and investment banking services to Howard, including an opinion to the Howard board of directors as to the fairness, from a financial point of view, to Howard of the merger consideration paid to First Mariner in the merger. Howard selected Stephens because Stephens is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, Stephens is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.
At the August 14, 2017 meeting of the Howard board of directors, representatives of Stephens rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion to the Howard board of directors dated August 14, 2017, as to the fairness, as of such date, from a financial point of view, to Howard of the merger consideration to be paid by Howard to First Mariner stockholders in the merger, based upon and subject to the qualifications and limitations, assumptions made and other matters considered in connection with the preparation of its opinion.
The description of the opinion set forth herein is qualified in its entirety to the full text of the written opinion of Stephens, dated August 14, 2017, which is attached as Annex IV to this proxy and information statement/prospectus. Howard stockholders are urged to read this opinion in its entirety.
Stephens provided its opinion for the information of the Howard board of directors (solely in its capacity as such) in connection with, and for purposes of, its consideration of the merger and its opinion only addresses the fairness, from a financial point of view, of the merger consideration in the merger to Howard. The opinion of Stephens does not address any other term or aspect of the merger agreement or the merger contemplated thereby. The Stephens opinion does not constitute a recommendation to the Howard board of directors or to any Howard stockholder as to how the Howard board of directors, such Howard stockholder or any other person should vote or otherwise act with respect to the merger or any other matter. Stephens does not express any opinion as to the likely trading range of Howard common stock following the merger, which may vary depending on numerous factors that generally impact the price of securities or on the operations, financial condition or prospects of Howard at that time.
In connection with its review of the merger and the preparation of its opinion, Stephens, among other things:
•
reviewed the most recent draft provided to Stephens of the merger agreement and related documents;

•
analyzed certain publicly available financial statements and reports regarding Howard;

•
analyzed certain regulatory filings of Howard and First Mariner;

•
analyzed certain publicly available consensus earnings estimates of Howard for 2017 and 2018, as well as assumed long term growth rates based thereon, all of which information was discussed with Stephens by Howard management and used and relied upon by Stephens with permission of such management;

•
analyzed certain internal financial projections for First Mariner, as prepared by the senior management of First Mariner, that were provided to Stephens and all of which information was discussed with Stephens by Howard management and used and relied upon by Stephens with permission of such management;

•
analyzed, on a pro forma basis in reliance upon publicly available consensus earnings estimates and other information concerning Howard and certain financial and operating forecasts and projections for First Mariner and other assumptions provided by the Howard management team, the effect of the merger on the balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis of Howard;

•
reviewed the trading activity and reported prices of Howard common stock;

•
compared the financial performance and trading prices of Howard common stock and the financial performance of First Mariner with that of certain other publicly-traded companies that Stephens deemed relevant to its analysis of the merger;

•
reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that Stephens deemed relevant to its analysis of the merger;

•
discussed with management of Howard and management of First Mariner the operations of and future business prospects for Howard and First Mariner and the anticipated financial consequences of the merger to Howard and First Mariner, including potential cost savings or potential synergies;

•
assumed in all analyses the full reversal of First Mariner’s valuation allowance related to its net deferred tax assets;

•
assisted in Howard’s deliberations regarding the material terms of the merger and in negotiations with First Mariner; and

•
performed such other analyses as Stephens deemed appropriate.

Stephens relied on the accuracy and completeness of the information and financial data provided to it by Howard and First Mariner and of the other information reviewed by it in connection with the preparation of its opinion, and its opinion is based upon such information. Stephens has not assumed any responsibility for independent verification of the accuracy or completeness of any of such information or financial data. The managements of Howard and First Mariner assured Stephens that they were not aware of any relevant information that has been omitted or remained undisclosed to Stephens. Stephens has not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of Howard or of First Mariner, and Stephens has not been furnished with any such evaluations or appraisals; nor did Stephens evaluate the solvency or fair value of Howard or of First Mariner under any laws relating to bankruptcy, insolvency or similar matters. Stephens has not received or reviewed any individual credit files nor did Stephens make an evaluation of the adequacy of the allowance for loan losses of Howard or First Mariner. Stephens has not assumed any obligation to conduct any physical inspection of the properties or facilities of Howard or First Mariner. Stephens has further relied, with the consent of Howard, upon Howard and First Mariner management as to the reasonableness and achievability of  (i) the publicly available consensus earnings estimates of and the assumed long term growth rates based thereon that were discussed with Stephens by such management and that management of Howard directed Stephens to use and (ii) the projected balance sheet and capital data of First Mariner and the estimates regarding certain pro forma financial effects of the merger on Howard (and the assumptions and bases therefor, including but not limited to cost savings and related expenses expected to result from the merger) that were prepared by Howard management and provided to and discussed with Stephens by such management. Stephens has assumed, with the consent of Howard, that all such information is consistent with (in the case of Howard earnings estimates), or was otherwise reasonably prepared on a basis reflecting, the best currently available estimates and judgments of such management and that the forecasts, estimates and projected data reflected in such information will be realized in the amounts and in the time periods currently estimated. Stephens has also assumed that the representations and warranties contained in the merger agreement and all related documents are true, correct and complete in all material respects. In formulating its opinion, Stephens considered only the merger consideration to be paid by Howard, and Stephens did not consider, and its opinion did not address, the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Howard or First Mariner, or such class of persons, in connection with the merger whether relative to the merger consideration to be received by any class or group of securities holders or otherwise. Stephens was not requested to opine as to, and its opinion did not express any views as to or otherwise address, among other things: (1) the fairness of the merger to the holders of any class of securities, creditors or other constituencies of Howard, or to any other party, except and only to the extent expressly set forth in the last sentence of its opinion; or (2) the fairness of the merger to any one class or group of Howard’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Howard’s or such other party’s security holders or other constituents.
Material Financial Analyses.   The following is a summary of the material financial analyses presented by Stephens to the Howard board of directors in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by Stephens to the Howard board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Stephens did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Stephens believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.
Selected Companies Analysis—Howard.   Stephens used publicly available information to compare selected financial information for Howard with a group of financial institutions selected by Stephens. The Howard peer group included 20 Mid-Atlantic banks whose securities are publicly traded on major U.S. exchanges with assets between $750.0 million and $4.0 billion, excluding mutual holding companies, merger targets, and thrifts. The Howard peer group consisted of the following companies:
•
1st Constitution Bancorp

•
Atlantic Capital Bancshares, Inc.

•
Bancorp of New Jersey, Inc.

•
Bank of Princeton

•
BCB Bancorp, Inc.

•
C&F Financial Corporation

•
Community Bankers Trust Corporation

•
Community Financial Corporation

•
First Bank

•
First United Corporation

•
Old Line Bancshares, Inc.

•
Old Point Financial Corporation

•
Parke Bancorp, Inc.

•
QNB Corporation

•
Republic First Bancorp

•
Severn Bancorp, Inc.

•
Shore Bancshares, Inc.

•
Southern National Bancorp of Virginia, Inc.

•
Two River Bancorp

•
Unity Bancorp, Inc.

The analysis compared publicly available financial information for Howard with the corresponding data for the Howard peer group as of or for the three-month period ending June 30, 2017 (unless otherwise indicated), with pricing data as of August 11, 2017. The table below sets forth the data for Howard and the 25th percentile, 75th percentile, mean, and median data for the Howard peer group. Regulatory data was used when GAAP data was unavailable.

	Comparable Company Analysis
		Howard Peer Group
	Howard	75th	Median	25th
Total Assets (in millions)	$1,104	$1,428	$1,291	$1,049
Loans/deposits	103.0%	105.0%	92.9%	87.4%
Non-performing assets/assets	1.04%	2.24%	1.49%	0.90%
Tangible common equity/tangible assets	11.42%	10.62%	9.13%	8.67%
Leverage ratio	11.78%	10.99%	10.32%	9.24%
Total risk-based capital ratio	14.34%	14.52%	13.59%	12.49%
Core return on average assets	0.79%	1.04%	0.86%	0.63%
Net interest margin	3.77%	3.75%	3.48%	3.26%
Efficiency ratio	74.5%	71.5%	65.4%	59.7%
Construction & development loans/total risk-based capital	68.9%	86.3%	66.6%	54.0%
Commercial real estate loans/total risk-based capital	259.1%	375.2%	253.2%	187.8%
Market capitalization (in millions)	$167.2	$198.9	$156.5	$138.3
Price/tangible book value	1.33x	1.60x	1.42x	1.36x
Price/2017 estimated EPS	20.1x	18.9x	17.1x	16.5x
Price/2018 estimated EPS	16.5x	15.1x	14.6x	13.9x
Selected Companies Analysis—First Mariner.   Stephens used publicly available information to perform a similar analysis for First Mariner and two groups of financial institutions selected by Stephens, a regional peer group and a national peer group. The First Mariner regional peer group consisted of 11 Mid-Atlantic banks whose securities are publicly traded on major U.S. exchanges with assets between $750.0 million and $2.0 billion, excluding mutual holding companies, merger targets, and thrifts. The First Mariner national peer group consisted of 16 banks headquartered in the U.S. whose securities are publicly traded with assets between $750.0 million and $2.0 billion and core return on average assets of less than 0.60%.
First Mariner Regional Peer Group
The First Mariner regional peer group consisted of the following companies:
•
1st Constitution Bancorp

•
Bancorp of New Jersey, Inc.

•
C&F Financial Corporation

•
Community Bankers Trust Corporation

•
Community Financial Corporation

•
First United Corporation

•
Howard Bancorp, Inc.

•
Old Point Financial Corporation

•
Severn Bancorp, Inc.

•
Two River Bancorp

•
Unity Bancorp, Inc.

The analysis compared publicly available financial information for First Mariner with the corresponding data for the First Mariner regional peer group as of or for the three-month period ending June 30, 2017 (unless otherwise indicated), with pricing data as of August 11, 2017. The table below sets forth the data for First Mariner and the 25th percentile, 75th percentile, mean and median data for the First Mariner regional peer group. Regulatory data was used when GAAP data was unavailable.
	Comparable Company Analysis
		First Mariner Regional Peer Group
	First Mariner	75th	Median	25th
Total Assets (in millions)	$975	$1,341	$1,276	$968
Loans/deposits	91.7%	101.6%	90.6%	87.4%
Non-performing assets/assets	2.07%	2.24%	1.58%	1.06%
Tangible common equity/tangible assets	13.16%	9.52%	9.08%	8.67%
Leverage ratio	9.02%	10.99%	10.35%	9.45%
Total risk-based capital ratio	11.76%	14.59%	13.72%	13.04%
Core return on average assets	(0.36)%	0.93%	0.75%	0.55%
Net interest margin	3.39%	3.78%	3.52%	3.31%
Efficiency ratio	105.2%	72.3%	65.8%	63.4%
Construction & development loans/total risk-based capital	42.4%	93.7%	74.5%	58.3%
Commercial real estate loans/total risk-based capital	244.3%	267.1%	215.4%	187.8%
Market capitalization (in millions)	—	$173.6	$150.2	$126.4
Price/tangible book value	—	1.60x	1.42x	1.36x
Price/LTM EPS	—	19.7x	16.9x	16.3x
First Mariner National Peer Group
The First Mariner national peer group consisted of the following companies:
•
AmeriServ Financial, Inc.

•
Atlantic Coast Financial Corporation

•
Bancorp of New Jersey, Inc.

•
CapStar Financial Holdings, Inc.

•
Clifton Bancorp, Inc.

•
ESSA Bancorp, Inc.

•
First Business Financial Services, Inc.

•
First Northwest Bancorp

•
FNCB Bancorp, Inc.

•
HopFed Bancorp, Inc.

•
MidSouth Bancorp, Inc.

•
Old Point Financial Corporation

•
Patriot National Bancorp

•
PCSB Financial Corporation

•
Provident Financial Holdings, Inc.

•
Stewardship Financial Corporation

The analysis compared publicly available financial information for First Mariner with the corresponding data for the First Mariner national peer group as of or for the three-month period ending June 30, 2017 (unless otherwise indicated), with pricing data as of August 11, 2017. The table below sets forth the data for First Mariner and the 25th percentile, 75th percentile, mean and median data for the First Mariner national peer group. Regulatory data was used when GAAP data was unavailable.
	Comparable Company Analysis
		First Mariner Regional Peer Group
	First Mariner	75th	Median	25th
Total Assets (in millions)	$975	$1,451	$1,140	$913
Loans/deposits	91.7%	103.8%	94.7%	87.2%
Non-performing assets/assets	2.07%	2.28%	1.28%	0.67%
Tangible common equity/tangible assets	13.16%	10.30%	9.30%	8.76%
Leverage ratio	9.02%	11.40%	9.92%	9.27%
Total risk-based capital ratio	11.76%	17.97%	14.15%	12.40%
Core return on average assets	(0.36)%	0.49%	0.42%	0.38%
Net interest margin	3.39%	3.41%	3.18%	3.02%
Efficiency ratio	105.2%	81.1%	76.1%	70.1%
Construction & development loans/total risk-based capital	42.4%	48.1%	32.5%	20.0%
Commercial real estate loans/total risk-based capital	244.3%	311.6%	218.9%	143.2%
Market capitalization (in millions)	—	$184.3	$150.8	$110.9
Price/tangible book value	—	1.33x	1.15x	1.03x
Price/LTM EPS	—	22.7x	17.9x	15.2x
Selected Transaction Analysis.   Stephens reviewed a group of recent merger and acquisition transactions consisting of 11 nationwide bank transactions announcement between January 1, 2015 and August 11, 2017 with reported target assets between $750.0 million and $2.0 billion and where the target’s return on average assets was less than 0.60%. The precedent transactions group was composed of the following transactions:
Acquirer	Target	Announcement Date
First Bancorp	ASB Bancorp, Inc.	5/1/2017
Access National Corporation	Middleburg Financial Corporation	10/24/2016
Berkshire Hills Bancorp, Inc.	ColoEast Bankshares, Inc.	6/27/2016
Mechanics Bank	California Republic Bancorp	4/28/2016
Triumph Bancorp, Inc.	ColoEast Bankshares, Inc.	3/7/2016
Hampton Roads Bankshares, Inc.	Xenith Bankshares, Inc.	2/10/2016
Great Western Bancorp	HF Financial Corporation	11/30/2015
Green Bancorp, Inc.	Patriot Bancshares, Inc.	5/27/2015
Valley National Bancorp	CNL Bancshares, Inc.	5/27/2015
Camden National Corporation	SBM Financial, Inc.	3/30/2015
Atlantic Capital Bancshares, Inc.	First Security Group, Inc.	3/25/2015
Using the latest publicly available information prior to the announcement of the merger, Stephens reviewed the following transaction metrics: deal value, percentage stock consideration, buyer total assets, target total assets, target non-performing assets to assets, target tangible common equity to tangible assets, target last twelve months return on average assets, target last twelve months efficiency ratio, price to tangible book value, price to last twelve months earnings per share, and core deposit premium. Stephens compared the indicated transaction metrics for the merger, based on an aggregate implied transaction value of approximately $165.2 million, or a transaction price per share of  $28.34, resulting from the closing stock price of Howard common stock on August 11, 2017 of  $17.05, to the 25th percentile, 75th percentile, mean and median metrics of the precedent transactions group.

	Howard/ First Mariner	Precedent Transactions
		75th	Median	25th
Deal value (in millions)	$165	$191	$140	$123
Stock consideration	100%	100%	100%	79%
Total assets (buyer) (in millions)	$1,104	$6,125	$2,790	$1,879
Total assets (target) (in millions)	975	1,350	1,125	923
Non-performing assets/total assets	2.07%	2.21%	1.43%	1.27%
Tangible common equity/tangible assets	13.16%	10.03%	8.63%	7.66%
LTM return on average assets	(0.25)%	0.55%	0.42%	0.27%
LTM efficiency ratio	98.0%	88.7%	78.4%	72.7%
Price/tangible book value	1.17x	1.75x	1.57x	1.33x
Price/LTM EPS	NM	26.4x	24.3x	20.0x
Core deposit premium	3.2x	11.1x	9.1x	7.0x
Discounted Cash Flow Analysis.   Stephens performed a discounted cash flow analysis to estimate a range for the implied equity value of First Mariner, taking into account the cost savings and related expenses expected to result or be derived from the merger as well as certain purchase accounting adjustments assumed with respect thereto. In this analysis, Stephens used financial forecasts and projections relating to the earnings and assets of First Mariner prepared by First Mariner management, and provided to Stephens, by Howard management, and estimated cost savings and related expenses and purchase accounting adjustments that were provided by Howard management. Stephens assumed discount rates ranging from 14.0% to 18.0%. The ranges of values were derived by adding (i) the present value of the estimated free cash flows that First Mariner could generate over the period from 2018 to 2022 as a standalone company, and (ii) the present value of First Mariner’s implied terminal value at the end of such period. Stephens assumed that First Mariner would maintain a tier 1 leverage ratio of 9.00% and would retain sufficient earnings to maintain that level. In calculating the terminal value of First Mariner, Stephens applied a range of 16.0x to 20.0x estimated 2022 earnings. This discounted cash flow analysis resulted in a range of implied values per share of First Mariner common stock of approximately $35.73 per share to $51.23 per share.
The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of First Mariner.
Relative Contribution Analysis.   Stephens analyzed the relative standalone contribution of Howard and First Mariner to various pro forma balance sheet and income statement items of the combined entity. This analysis excluded purchase accounting adjustments and includes the reversal of First Mariner’s net deferred tax asset valuation allowance. To perform this analysis, Stephens used (i) balance sheet data for Howard and First Mariner as of June 30, 2017 and (ii) estimated earnings data for Howard and First Mariner taken from consensus “street estimates” for Howard and financial and operating forecasts and projections of First Mariner prepared by First Mariner management per Howard management. The results of the analysis are set forth in the following table, which also compares the results of the analysis with the implied pro forma ownership percentages of Howard’s and First Mariner’s respective stockholders in the combined company based on the exchange ratio of 1.6624 in the merger:

	Howard % of Total	First Mariner % of Total
Balance Sheet
Assets	53.1%	46.9%
Gross Loans	56.9%	43.1%
Deposits	52.6%	47.4%
Equity	46.5%	53.5%
Tangible Equity	48.7%	51.3%
Income Statement
2017 Estimated Net Income	87.0%	13.0%
2018 Estimated Net Income	67.2%	32.8%
Ownership
100% Common Stock at 1.6624x Exchange Ratio	51.8%	48.2%
Pro Forma Financial Impact Analysis.   Stephens performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of Howard and First Mariner. Using closing balance sheet estimates as of December 31, 2017 for Howard and First Mariner provided by Howard management, consensus earnings estimates of Howard for 2017 and 2018, as well as assumed long term growth rates based thereon provided by Howard management, certain financial and operating forecasts and projections for First Mariner provided by Howard management, and pro forma assumptions (including certain purchase accounting adjustments, cost savings and related expenses) provided by Howard management, Stephens analyzed the potential financial impact of the merger on certain projected financial results of Howard. This analysis indicated the merger could be accretive to Howard’s 2018 estimated EPS, accretive to Howard’s estimated book value per share as of December 31, 2017 and dilutive to Howard’s estimated tangible book value per share as of December 31, 2017. Furthermore, the analysis indicated that, pro forma for the merger, each of Howard’s tangible common equity to tangible assets ratio, Leverage Ratio, Tier 1 Risk-Based Capital Ratio and Total Risk-Based Capital Ratio as of December 31, 2017 could be lower. For all of the above, the actual results achieved by Howard following the merger may vary from the projected results, and the variations may be material.
Additional Considerations.   The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Stephens considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgements as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Stephens as to the actual value of First Mariner.
In performing its analyses, Stephens made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Howard. The analyses performed by Stephens are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the Howard board of directors (solely in its capacity as such) and were prepared solely as part of the analysis of Stephens of the fairness, from a financial point of view, to Howard, of the merger consideration to be received by First Mariner in the Merger. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Stephens was one of many factors taken into account by the Howard board of directors in making its determination to approve the merger. Neither the opinion of Stephens nor the analyses described above should be viewed as determinative of the Howard board of directors’ or Howard management’s views with respect to Howard, First Mariner or the merger. Stephens provided advice to Howard with respect to the merger. Stephens did not, however, recommend any specific amount of consideration to the Howard board of directors or that any specific merger consideration constituted the only appropriate consideration for the merger. Howard placed no limits on the scope of the analysis performed, or opinion expressed, by Stephens.
The Stephens opinion was necessarily based upon market, economic, and other circumstances and conditions existing and can be evaluated on, and on the information made available to Stephens as of August 11, 2017. It should be understood that subsequent developments may affect the opinion of Stephens and that Stephens does not have any obligation to update, revise or reaffirm its opinion. Stephens has assumed that the merger will be consummated on the terms of the latest draft of the merger agreement provided to it, without material waiver or modification. Stephens has also assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the merger to Howard.
Pursuant to the Stephens’ engagement agreement, Howard agreed to pay Stephens a fee equal to $1,200,000 for its services, a minor portion of which became payable to Stephens with the rendering of its opinion and the balance of which is contingent upon the closing of the merger. Howard also agreed to reimburse Stephens for reasonable out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify Stephens against certain liabilities relating to or arising out of Stephens’ engagement or Stephens’ role in connection therewith. In addition to this present engagement, Stephens has provided investment banking and financial advisory services to Howard in the past two years. Stephens was engaged in January 2017 as an underwriter in a follow on equity offering for Howard, for which compensation was received. In the past two years, Stephens has not provided investment banking and financial advisory services to First Mariner.
Stephens is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Stephens makes a market in the stock of Howard and may trade in the securities of Howard for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Stephens may provide investment banking, financial advisory and other financial services to Howard and/or First Mariner or other participants in the merger in the future, for which Stephens may receive compensation. Except as described above, Howard has paid Stephens no other fees or commissions for other services during the last two years.
First Mariner’s Reasons for the Merger; Recommendation of the First Mariner Board of Directors
The First Mariner board of directors has unanimously determined that the merger is advisable, and in the best interests of, First Mariner. The decision of the First Mariner board of directors to enter into the Merger Agreement was the result of careful consideration by the First Mariner board of directors of numerous factors, including the following (in no particular order):
•
the creation of a larger regional bank with approximately $2 billion dollars of assets;

•
the reduction in expenses of the consolidated bank created by operational synergies and the consolidation of some bank branch locations;

•
the fact that First Mariner stockholders will benefit from the liquidity of owning shares of a public company that will be listed on a national securities exchange;

•
the creation of a larger franchise that can compete more effectively against larger and smaller banks for business;

•
the ability of holders of First Mariner common stock to benefit from the future performance of Howard and Howard Bank because they will own approximately 48% of Howard Bank as a result of the merger;

•
the creation of a company expected to have a strong market capitalization with attractive potential acquisition opportunities in the future;

•
the opinion, dated August 14, 2017, of KBW to the First Mariner board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of First Mariner common stock of the exchange ratio in the merger, as more fully described below under “Opinion of First Mariner’s Financial Advisor”;

•
the ability to complete the merger on the anticipated schedule given the commitment of First Mariner and Howard to complete the merger pursuant to their respective obligations under the merger agreement;

•
the efforts made by the First Mariner board of directors and management of First Mariner to evaluate and negotiate, with the assistance of First Mariner’s legal and financial advisors, the terms of the merger agreement;

•
the results of the due diligence review of Howard conducted by First Mariner;

•
the post-closing governance structure of Howard Bank, including that the Howard board of directors and the Howard Bank board of directors will include 6 members of the First Mariner board of directors; and

•
the expectation that the merger will qualify as a tax-free transaction to First Mariner stockholders, except with respect to cash received in lieu of fractional shares and for holders of warrants and options for First Mariner stock.

In addition, the First Mariner board of directors also identified and considered a variety of risks and other potentially negative factors weighing against the merger, including (in no particular order):
•
the possible disruption to First Mariner’s business that may result from the announcement and pendency of the merger (including the possibility of litigation brought by or on behalf of First Mariner stockholders challenging the merger);

•
the challenges in absorbing the effect of any failure to complete the merger, including potential termination fees and stockholder reactions;

•
the fact that First Mariner will merge with and into Howard Bank, and First Mariner shall cease to exist;

•
the right of the Howard board of directors to change its recommendation to the Howard stockholders upon the occurrence of certain intervening events, subject to certain conditions (including the payment to First Mariner of a termination fee);

•
the risk that, under the terms of the merger agreement, First Mariner may be obligated to pay a termination fee of  $7,500,000 in certain circumstances;

•
the restrictions in the merger agreement on the conduct of First Mariner’s business between the date of the merger agreement and the date of the consummation of the merger;

•
the risk that the merger might not be completed in a timely manner or at all;

•
the potential risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the merger; and

•
various other risks associated with the Merger and Howard and Howard Bank described in the section entitled “Risk Factors” beginning on page [•] of this proxy statement/prospectus and the matters described in the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page [•] of this proxy statement/prospectus.

The First Mariner board of directors considered these and other factors as a whole and concluded the relevant information and factors that they considered to be favorable to, and in support of, their determination and recommendation.
The foregoing discussion of certain information and factors considered by the First Mariner board of directors is not exhaustive but is intended to reflect the principal factors considered by the First Mariner board of directors in its consideration of the merger agreement, the merger agreement and the other transactions contemplated by the merger agreement. In light of the complex and numerous factors considered, the First Mariner board of directors did not assign any relative or specific weight to those various factors. Rather, the First Mariner board of directors based its determination and recommendation on the totality of the information presented to and considered by it. In addition, individual members of the First Mariner board of directors may have given weight to different factors not mentioned above. The foregoing discussion of the information and factors considered by the First Mariner board of directors utilized forward-looking information. This information should be read in light of the factors described under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page [__] of this joint proxy and information statement/prospectus.
After carefully considering the various potentially positive and negative factors, including the foregoing, the First Mariner board of directors concluded that, overall, the potentially positive factors relating to the merger agreement, the merger and the other transactions contemplated by the merger agreement outweigh the potentially negative factors. Accordingly, the First Mariner board of directors unanimously recommends that you vote “FOR” the merger.
Opinion of First Mariner’s Financial Advisor
First Mariner engaged Keefe, Bruyette & Woods, Inc. (“KBW”) to render financial advisory and investment banking services to First Mariner, including an opinion to the First Mariner board of directors as to the fairness, from a financial point of view, to the holders of First Mariner common stock of the exchange ratio in the proposed merger of First Mariner with and into Howard Bancorp. First Mariner selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.
As part of its engagement, representatives of KBW attended the meeting of the First Mariner board held on August 14, 2017, at which the First Mariner board evaluated the proposed merger. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered to the First Mariner board an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of First Mariner common stock. The First Mariner board approved the merger agreement at this meeting.
The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex III to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.
KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the First Mariner board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the exchange ratio in the merger to the holders of First Mariner common stock. It did not address the underlying business decision of First Mariner to engage in the merger or enter into the merger agreement or constitute a recommendation to the First Mariner board in connection with the merger, and it does not constitute a recommendation to any holder of First Mariner common stock or any other First Mariner securities, or to any stockholder of any other entity, as to how to act or vote in connection with the merger or any other matter (including, with respect to holders of First Mariner common stock, whether to sign and return to First Mariner a written consent), nor does it constitute a recommendation regarding whether or not any such stockholder should enter into a voting, stockholders’ or affiliates’ agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such stockholder.
KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of First Mariner and Howard Bancorp and bearing upon the merger, including, among other things:
•
a draft of the merger agreement dated August 12, 2017 (the most recent draft then made available to KBW);

•
the audited financial statements for the three fiscal years ended December 31, 2016 of First Mariner;

•
the unaudited quarterly financial statements for the quarters ended March 31, 2017 and June 30, 2017 of First Mariner;

•
the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2016 of Howard Bancorp;

•
the unaudited quarterly financial results and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 of Howard Bancorp;

•
certain regulatory filings of First Mariner and Howard Bancorp and their respective subsidiaries, including the quarterly call reports filed with respect to each quarter during the three-year period ended December 31, 2016 and the quarters ended March 31, 2017 and June 30, 2017;

•
certain other interim reports and other communications of First Mariner and Howard Bancorp to their respective stockholders; and

•
other financial information concerning the businesses and operations of First Mariner and Howard Bancorp that was furnished to KBW by First Mariner and Howard Bancorp or which KBW was otherwise directed to use for purposes of KBW’s analyses.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:
•
the historical and current financial position and results of operations of First Mariner and Howard Bancorp;

•
the assets and liabilities of First Mariner and Howard Bancorp;

•
the nature and terms of certain other merger transactions and business combinations in the banking industry;

•
a comparison of certain financial information for First Mariner and certain financial and stock market information for Howard Bancorp with similar information for certain other companies the securities of which were publicly traded;

•
financial and operating forecasts and projections of First Mariner that were prepared by, and provided to KBW and discussed with KBW by, First Mariner management and that were used and relied upon by KBW at the direction of such management and with the consent of the First Mariner board;

•
publicly available consensus “street estimates” of Howard Bancorp for 2017 and 2018, as well as assumed Howard Bancorp long-term growth rates provided to KBW by Howard Bancorp management, all of which information was discussed with KBW by Howard Bancorp management and used and relied upon by KBW based on such discussions, at the direction of First Mariner management and with the consent of the First Mariner board; and

•
estimates regarding certain pro forma financial effects of the merger on Howard Bancorp (including, without limitation, the cost savings and related expenses expected to result or be derived from the merger) that were prepared by, and provided to and discussed with KBW by, Howard Bancorp management, and used and relied upon by KBW based on such discussions, at the direction of First Mariner management and with the consent of the First Mariner board.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also participated in discussions held by the managements of First Mariner and Howard Bancorp regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as KBW deemed relevant to its inquiry. KBW was not requested to, and did not, assist First Mariner with soliciting indications of interest from third parties other than Howard Bancorp and another party regarding a potential transaction with First Mariner.
In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to it or that was publicly available and KBW did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of First Mariner as to the reasonableness and achievability of the financial and operating forecasts and projections of First Mariner referred to above (and the assumptions and bases therefor), and KBW assumed that such forecasts and projections were reasonably prepared and represented the best currently available estimates and judgments of such management and that such forecasts and projections would be realized in the amounts and in the time periods estimated by such management. KBW further relied, with the consent of First Mariner, upon Howard Bancorp management as to the reasonableness and achievability of the publicly available consensus “street estimates” of Howard Bancorp, the assumed Howard Bancorp long-term growth rates, and the estimates regarding certain pro forma financial effects of the merger on Howard Bancorp, all as referred to above (and the assumptions and bases for all such information, including, without limitation, the cost savings and related expenses expected to result or be derived from the merger), and KBW assumed that all such information was reasonably prepared and represented, or in the case of the Howard Bancorp “street estimates” referred to above that such estimates were consistent with, the best currently available estimates and judgments of Howard Bancorp management and that the forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated.
It is understood that the portion of the foregoing financial information of First Mariner and Howard Bancorp that was provided to KBW was not prepared with the expectation of public disclosure, that all of the foregoing financial information, including the publicly available consensus “street estimates” of Howard Bancorp referred to above, were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such information. KBW assumed, based on discussions with the respective managements of First Mariner and Howard Bancorp and with the consent of the First Mariner board, that all such information provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either First Mariner or Howard Bancorp since the date of the last financial statements of each such entity that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW assumed, without independent verification and with First Mariner’s consent, that the aggregate allowances for loan and lease losses for First Mariner and Howard Bancorp are adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of First Mariner or Howard Bancorp, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of First Mariner or Howard Bancorp under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, KBW assumed no responsibility or liability for their accuracy.

KBW assumed, in all respects material to its analyses:
•
that the merger and any related transactions would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the draft reviewed and referred to above) with no adjustments to the exchange ratio and with no other consideration or payments in respect of the First Mariner common stock;

•
that the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

•
that each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•
that there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transactions and that all conditions to the completion of the merger and any related transaction would be satisfied without any waivers or modifications to the merger agreement or any of the related documents; and

•
that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of First Mariner, Howard Bancorp or the pro forma entity, or the contemplated benefits of the merger, including without limitation the cost savings and related expenses expected to result or be derived from the merger.

KBW assumed that the merger would be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. KBW was further advised by representatives of First Mariner that First Mariner relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to First Mariner, Howard Bancorp, the merger and any related transaction, and the merger agreement. KBW did not provide advice with respect to any such matters.
KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of the opinion, of the exchange ratio in the merger to the holders of First Mariner common stock. KBW expressed no view or opinion as to any other terms or aspects of the merger, or any term or aspect of any related transaction, including without limitation, the treatment of the First Mariner Series A Preferred Stock (as defined in the merger agreement) in the merger, the form or structure of the merger or any such related transaction, any consequences of the merger or any related transaction to First Mariner, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. For purposes of its analyses, KBW did not incorporate previously publicly-announced proposed changes to United States tax laws regarding corporate tax rates. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:
•
the underlying business decision of First Mariner to engage in the merger or enter into the merger agreement;

•
the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by First Mariner or the First Mariner board;

•
the fairness of the amount or nature of any compensation to any of First Mariner’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of First Mariner common stock;

•
the effect of the merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of First Mariner (other than the holders of First Mariner common stock solely with respect to the exchange ratio, as described in KBW’s opinion and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of Howard Bancorp or any other party to any transaction contemplated by the merger agreement;

•
any adjustment (as provided in the merger agreement) to the exchange ratio assumed for purposes of KBW’s opinion;

•
the actual value of Howard Bancorp common stock to be issued in the merger;

•
the prices, trading range or volume at which Howard Bancorp common stock would trade following the public announcement of the merger or the consummation of the merger;

•
any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

•
any legal, regulatory, accounting, tax or similar matters relating to First Mariner, Howard Bancorp, their respective stockholders, or relating to or arising out of or as a consequence of the merger or any related transaction, including whether or not the merger would qualify as a tax-free reorganization for United States federal income tax purposes.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, First Mariner and Howard Bancorp. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, KBW’s opinion was among several factors taken into consideration by the First Mariner board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the First Mariner board with respect to the fairness of the exchange ratio. The type and amount of consideration payable in the merger were determined through negotiation between First Mariner and Howard Bancorp and the decision to enter into the merger agreement was solely that of the First Mariner board.
Financial Analyses Summary.   The following is a summary of the material financial analyses presented by KBW to the First Mariner board in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the First Mariner board, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.
For purposes of the financial analyses described below, KBW utilized an implied transaction value for the proposed merger of  $28.34 per outstanding share of First Mariner common stock based on the 1.6624x exchange ratio in the merger and the closing price of Howard Bancorp common stock on August 11, 2017.

Selected Companies Analyses.   Using publicly available information, KBW compared the financial performance and financial condition of Howard Bancorp and First Mariner to 15 selected banks which were traded on Nasdaq, the New York Stock Exchange or the New York Stock Exchange Market, were headquartered in Delaware, Maryland, Virginia or Washington, D.C. and had total assets between $500 million and $2.0 billion. KBW also compared the market performance of Howard Bancorp to the selected companies. Merger targets were excluded from the selected companies.
The selected companies were as follows:
American National Bankshares Inc.	Hamilton Bancorp, Inc.
Bank of the James Financial Group, Inc.	HomeTown Bankshares Corporation
Bay Bancorp, Inc.	National Bankshares, Inc.
C&F Financial Corporation	Old Line Bancshares, Inc.
Community Bankers Trust Corporation	Old Point Financial Corporation
Community Financial Corporation	Severn Bancorp, Inc.
Fauquier Bankshares, Inc.	Shore Bancshares, Inc.
First United Corporation
To perform this analysis, KBW used profitability and other financial information for the latest 12 months (“LTM”) or most recent completed quarterly period available (which in the case of Howard Bancorp and First Mariner was the period ended June 30, 2017) or as of the end of such period and market price information as of August 11, 2017. KBW also used 2017 and 2018 earnings per share (“EPS”) estimates taken from publicly available consensus “street estimates” for Howard Bancorp and the five selected companies for which consensus “street estimates” were available. Where consolidated holding company level financial data for the selected companies was unreported, subsidiary bank level data was utilized to calculate ratios. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in Howard Bancorp’s or First Mariner’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.
KBW’s analysis showed the following concerning the financial performance of Howard Bancorp, First Mariner and the selected companies:
			Selected Companies
	Howard Bancorp	First Mariner	25th Percentile	Median	Average	75th Percentile
LTM Core Return on Average Assets(1)	0.68%	-0.19%	0.50%	0.67%	0.77%	0.95%
LTM Core Return on Average Equity(1)	6.81%	-1.79%	5.59%	6.61%	7.35%	9.07%
LTM Core Return on Average Tangible Common Equity(1)	7.01%	-2.12%	5.61%	7.32%	7.88%	10.20%
LTM Net Interest Margin	3.69%	3.41%	3.42%	3.48%	3.68%	3.69%
LTM Fee Income/Revenue(2)	32.9%	38.6%	13.5%	19.5%	18.8%	23.1%
LTM Efficiency Ratio	76.4%	98.0%	78.7%	70.1%	69.8%	63.6%
Year-over-Year Linked Quarter Net Income Growth(3)	24.2%	NM	-10.9%	15.6%	25.3%	43.6%
Quarter-over-Quarter Net Income Growth(3)	30.1%	NM	0.8%	7.4%	9.3%	21.9%

(1)
Core income excluded extraordinary items, non-recurring items, gains/losses on sale of securities and amortization of intangibles as calculated by SNL Financial.

(2)
Excluded gains/losses on sale of securities.

(3)
Growth metrics considered not meaningful (“NM”) in the case of First Mariner and one of the selected companies because they had net losses.

KBW’s analysis also showed the following concerning the financial condition of Howard Bancorp, First Mariner and the selected companies:
			Selected Companies
	Howard Bancorp	First Mariner	25th Percentile	Median	Average	75th Percentile
Tangible Common Equity/Tangible Assets	11.42%	8.77%(1)	8.60%	9.41%	9.51%	10.15%
Total Capital Ratio	14.34%	11.76%	13.03%	13.93%	14.86%	15.09%
Loans/Deposits	103.0%	91.7%	83.2%	88.1%	89.1%	93.5%
Loan Loss Reserve/Gross Loans	0.58%	0.56%	0.87%	1.06%	1.15%	1.26%
Nonperforming Assets/Loans + OREO(2)	1.22%	2.84%	2.92%	1.91%	2.03%	1.40%
LTM Net Charge-Offs/Average Loans	0.24%	0.24%	0.23%	0.12%	0.29%	0.08%

(1)
Based on tangible equity (common and preferred stock).

(2)
Nonperforming assets included nonaccrual loans, accruing troubled debt restructured loans and other real estate owned as defined by SNL Financial.

In addition, KBW’s analysis showed the following concerning the market performance of Howard Bancorp and, to the extent publicly available, the selected companies (excluding the impact of the LTM EPS multiples for two of the selected companies, which multiples were considered to be not meaningful because they were greater than 30.0x or negative):
		Selected Companies
	Howard Bancorp	25th Percentile	Median	Average	75th Percentile
One-Year Stock Price Change	31.9%	11.0%	37.1%	30.8%	45.1%
Year-To-Date Stock Price Change	12.9%	-3.8%	7.0%	5.5%	14.3%
Stock Price/Tangible Book Value per Share	133%	124%	135%	139%	155%
Stock Price/LTM EPS	21.9x	17.7x	19.3x	20.1x	21.8x
Stock Price/2017 EPS Estimate	20.1x	16.7x	17.1x	17.1x	17.5x
Stock Price/2018 EPS Estimate	16.5x	13.5x	14.4x	14.0x	14.6x
Year-over-Year Linked Quarter EPS Growth(1)	-4.5%	-12.5%	5.6%	19.8%	44.7%
Quarter-over-Quarter EPS Growth(1)	16.7%	1.1%	12.3%	11.5%	21.9%
2017 – 2018 Estimated EPS Growth	22.0%	16.1%	20.6%	22.8%	26.9%
Dividend Yield(2)	0.0%	0.0%	1.2%	1.0%	1.5%
LTM Dividend Payout(2)	0.0%	0.0%	20.8%	20.2%	35.7%

(1)
Growth metrics considered not meaningful in the case of two of the selected companies because they had net losses in applicable periods.

(2)
Dividend yield and payout reflected most recent quarterly dividend annualized, excluding special dividends.

No company used as a comparison in the above selected companies analysis is identical to Howard Bancorp or First Mariner. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Select Transactions Analysis—Nationwide Transactions.   KBW reviewed publicly available information related to 17 selected whole bank transactions in the United States announced since January 1, 2017 with announced transaction values between $100 million and $300 million. Terminated transactions were excluded from the selected transactions.

The selected transactions were as follows:
Acquirer	Acquired Company	Announcement Date
Pacific Premier Bancorp, Inc.	Plaza Bancorp	8/9/2017
Heritage Financial Corporation	Puget Sound Bancorp, Inc.	7/26/2017
United Community Banks, Inc.	Four Oaks Fincorp, Inc.	6/27/2017
National Bank Holdings Corporation	Peoples, Inc.	6/26/2017
State Bank Financial Corporation	AloStar Bank of Commerce	6/15/2017
Carolina Financial Corporation	First South Bancorp, Inc.	6/12/2017
Southside Bancshares, Inc.	Diboll State Bancshares, Inc.	6/12/2017
Berkshire Hills Bancorp, Inc.	Commerce Bancshares Corp.	5/22/2017
First Bancorp	ASB Bancorp, Inc.	5/1/2017
First Busey Corporation	Mid Illinois Bancorp, Inc.	3/13/2017
First Merchants Corporation	Independent Alliance Banks, Inc.	2/17/2017
Heartland Financial USA, Inc.	Citywide Banks of Colorado, Inc.	2/13/2017
FB Financial Corporation	American City Bank/Clayton Bank and Trust	2/8/2017
First Busey Corporation	First Community Financial Partners, Inc.	2/6/2017
Bryn Mawr Bank Corporation	Royal Bancshares of Pennsylvania, Inc.	1/31/2017
Midland States Bancorp, Inc.	Centrue Financial Corporation	1/26/2017
Renasant Corporation	Metropolitan BancGroup, Inc.	1/17/2017
For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial statements and, to the extent publicly available, then next year EPS consensus “street estimates” prior to the announcement of the respective transaction:
•
Price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

•
Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium;

•
Price per common share to LTM EPS of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by LTM earnings); and

•
Price per common share to next year estimated EPS of the acquired company in the one selected transaction in which consensus “street estimates” for the acquired company were then available.

The above transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the proposed merger based on the implied transaction value for the proposed merger of  $28.34 per outstanding share of First Mariner common stock and using historical financial information for First Mariner as of or for the 12 month period ended June 30, 2017 and financial forecasts and projections of First Mariner for the next twelve months ending June 30, 2018 provided by First Mariner management. KBW also reviewed the price per common share paid for the acquired company for the seven selected transactions involving publicly traded acquired companies as a premium to the closing price of the acquired company one day prior to the announcement of the acquisition (expressed as a percentage and referred to as the one day market premium).
The results of the analysis are set forth in the following table (excluding the impact of the LTM EPS multiple for one of the selected transactions, which multiple was considered to be not meaningful because it was greater than 70.0x):

		Selected Transactions
	First Mariner	25th Percentile	Median	Average	75th Percentile
Price/Tangible Book Value (%)	185%(1)	173%	187%	189%	209%
Core Deposit Premium (%)	14.6%(1)	8.5%	12.6%	11.6%	14.5%
Price/LTM EPS (x)	NM(2)	16.0x	18.6x	18.8x	22.9x
Price/Estimated EPS(2) (x)	28.9x/48.2x(3)	17.2x	17.2x	17.2x	17.2x
One Day Market Premium (%)	NA	13.0%	15.7%	27.0%	32.7%

(1)
Based on First Mariner tangible equity (common and preferred stock).

(2)
Considered to be not meaningful because multiple was negative.

(3)
Multiple of 48.2x was based on estimated earnings for the next twelve months ending June 30, 2018 per First Mariner management adjusted for a normalized tax rate per First Mariner management.

No company or transaction used as a comparison in the above selected transaction analysis is identical to First Mariner or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Select Transactions Analysis—Regional Transactions.   KBW reviewed publicly available information related to 12 selected whole bank transactions involving acquired companies headquartered in Maryland, Washington D.C., Virginia, Pennsylvania, West Virginia, or New Jersey announced since January 1, 2016 with announced transaction values between $50 million and $500 million. Terminated transactions were excluded from the selected transactions.
The selected transactions were as follows:
Acquirer	Acquired Company	Announcement Date
OceanFirst Financial Corp.	Sun Bancorp, Inc.	6/30/2017
Sandy Spring Bancorp, Inc.	WashingtonFirst Bankshares, Inc.	5/16/2017
Mid Penn Bancorp, Inc.	Scottdale Bank & Trust Company	3/29/2017
Bryn Mawr Bank Corporation	Royal Bancshares of Pennsylvania, Inc.	1/31/2017
Southern National Bancorp of Virginia, Inc.	Eastern Virginia Bankshares, Inc.	12/13/2016
Access National Corporation	Middleburg Financial Corporation	10/24/2016
Standard Financial Corp.	Allegheny Valley Bancorp, Inc.	8/29/2016
OceanFirst Financial Corp.	Ocean Shore Holding Co.	7/13/2016
Berkshire Hills Bancorp, Inc.	First Choice Bank	6/27/2016
Revere Bank	Monument Bank	5/3/2016
Hampton Roads Bankshares, Inc.	Xenith Bankshares, Inc.	2/10/2016
OceanFirst Financial Corp.	Cape Bancorp, Inc.	1/5/2016
For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial statements and, to the extent publicly available, then next year EPS consensus “street estimates” prior to the announcement of the respective transaction:
•
Price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

•
Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium;

•
Price per common share to LTM EPS of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by LTM earnings); and

•
Price per common share to next year estimated EPS of the acquired company in the seven selected transactions in which consensus “street estimates” for the acquired company were then available.

The above transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the proposed merger based on the implied transaction value for the proposed merger of  $28.34 per outstanding share of First Mariner common stock and using historical financial information for First Mariner as of or for the 12 month period ended June 30, 2017 and financial forecasts and projections of First Mariner for the next twelve months ending June 30, 2018 provided by First Mariner management. KBW also reviewed the one day market premiums for the nine selected transactions involving publicly traded acquired companies.
The results of the analysis are set forth in the following table (excluding the impact of the LTM EPS multiple for one of the selected transactions, which multiple was considered to be not meaningful because it was greater than 70.0x):
		Selected Transactions
	First Mariner	25th Percentile	Median	Average	75th Percentile
Price/Tangible Book Value (%)	185%(1)	128%	147%	162%	177%
Core Deposit Premium (%)	14.6%(1)	4.9%	6.8%	9.0%	13.4%
Price/LTM EPS (x)	NM(2)	15.2x	20.3x	23.0x	25.8x
Price/Estimated EPS (x)	28.9x/48.2x(3)	22.3x	23.1x	28.9x	25.6x
One Day Market Premium (%)	NA	7.4%	19.7%	17.8%	28.4%

(1)
Based on First Mariner tangible equity (common and preferred stock).

(2)
Considered to be not meaningful because multiple was negative.

(3)
Multiple of 48.2x was based on estimated earnings for the next twelve months ending June 30, 2018 per First Mariner management adjusted for a normalized tax rate per First Mariner management.

No company or transaction used as a comparison in the above selected transaction analysis is identical to First Mariner or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Relative Contribution Analysis.   KBW analyzed the relative standalone contribution of Howard Bancorp and First Mariner to various pro forma balance sheet and income statement items of the combined entity. This analysis did not include purchase accounting adjustments or cost savings. To perform this analysis, KBW used (i) balance sheet data for Howard Bancorp and First Mariner as of June 30, 2017, (ii) 2017 and 2018 EPS consensus “street estimates” for Howard Bancorp and an assumed long-term EPS growth rate for Howard Bancorp provided by Howard Bancorp management, and (iii) financial forecasts and projections relating to the net income (adjusted for a normalized tax rate) of First Mariner provided by First Mariner management. The results of KBW’s analysis are set forth in the following table, which also compares the results of KBW’s analysis with the implied pro forma ownership percentages of Howard Bancorp and First Mariner stockholders in the combined company based on the 1.6624x exchange ratio in the merger:

	Howard Bancorp as a % of Total	First Mariner as a % of Total
Diluted Ownership(1)
At 1.6624 exchange ratio	52%	48%(2)
Balance Sheet
Assets	53%	47%
Gross Loans (including Held for Sale)	57%	43%
Deposits	53%	47%
Tangible Common Equity	60%	40%(3)
Income Statement
2017 Estimated Net Income	87%	13%(4)
2018 Estimated Net Income	67%	33%(4)
2019 Estimated Net Income	59%	41%(4)

(1)
All First Mariner options and warrants assumed to be cashed out per the terms of the merger agreement.

(2)
Included First Mariner common and preferred stock.

(3)
Based on First Mariner tangible equity (common and preferred stock).

(4)
Based on First Mariner pre-tax net income adjusted for a normalized tax rate per First Mariner management

Forecasted Pro Forma Financial Impact Analysis.   KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of Howard Bancorp and First Mariner. Using (i) closing balance sheet estimates as of December 31, 2017 for Howard Bancorp and First Mariner, extrapolated from historical data using growth rates provided by Howard Bancorp management in the case of Howard Bancorp and provided by First Mariner management in the case of First Mariner, (ii) publicly available consensus “street estimates” for Howard Bancorp and an assumed long-term EPS growth rate for Howard Bancorp provided by Howard Bancorp management, (iii) financial forecasts and projections relating to the net income (adjusted for a normalized tax rate) of First Mariner provided by First Mariner management, and (iv) pro forma assumptions (including, without limitation, the cost savings and related expenses expected to result from the merger and certain accounting adjustments and restructuring charges assumed with respect thereto) provided by Howard Bancorp management, KBW analyzed the potential financial impact of the merger on certain projected financial results of Howard Bancorp. This analysis indicated the merger could be accretive to Howard Bancorp’s estimated 2018 EPS and estimated 2019 EPS and dilutive to Howard Bancorp’s estimated tangible book value per share as of December 31, 2017. This analysis also indicated that, based on Howard Bancorp’s projected pro forma financial results attributable to a share of First Mariner common stock using the 1.6624x exchange ratio in the merger, the merger could be accretive relative to First Mariner’s estimated 2018 EPS and estimated 2019 EPS and accretive relative to First Mariner’s estimated tangible book value per share as of December 31, 2017. Furthermore, the analysis indicated that, pro forma for the merger, each of Howard Bancorp’s tangible common equity to tangible assets ratio, leverage ratio, Tier 1 Risk-Based Capital Ratio and Total Risk-Based Capital Ratio as of December 31, 2017 could be lower. For all of the above analysis, the actual results achieved by Howard Bancorp following the merger may vary from the projected results, and the variations may be material.
Howard Bancorp Discounted Cash Flow Analysis.   KBW performed a discounted cash flow analysis of Howard Bancorp to estimate a range for the implied equity value of Howard Bancorp. In this analysis, KBW used publicly available consensus “street estimates” of Howard Bancorp and assumed long-term growth rates for Howard Bancorp provided by Howard Bancorp management, and assumed discount rates ranging from 9.0% to 13.0%. The ranges of values were derived by adding (i) the present value of the estimated excess cash flows that Howard Bancorp could generate over the five-year period from 2018 to

2022 as a standalone company, and (ii) the present value of Howard Bancorp’s implied terminal value at the end of such period. KBW assumed that Howard Bancorp would maintain a tangible common equity to tangible asset ratio of 8.00% and would retain sufficient earnings to maintain that level. In calculating the terminal value of First Mariner, KBW applied a range of 13.0x to 17.0x Howard Bancorp’s estimated 2023 net income. This discounted cash flow analysis resulted in a range of implied values per share of First Mariner common stock of  $14.96 per share to $21.42 per share.
The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The foregoing discounted cash flow analyses did not purport to be indicative of the actual values or expected values of Howard Bancorp or the pro forma combined company.
First Mariner Discounted Cash Flow Analysis.   KBW performed a discounted cash flow analysis of First Mariner to estimate a range for the implied equity value of First Mariner. In this analysis, KBW used financial forecasts and projections relating to the net income and assets of First Mariner provided by First Mariner management, and assumed discount rates ranging from 11.0% to 15.0%. The ranges of values were derived by adding (i) the present value of the estimated excess cash flows that First Mariner could generate over the five-year period from 2018 to 2022 as a standalone company, (ii) the present value of First Mariner’s implied terminal value at the end of such period, and (iii) the present value of First Mariner’s deferred tax assets relating to net operating losses utilized beyond such period. KBW assumed that First Mariner would maintain a Tier 1 Leverage ratio of 9.00% and would retain sufficient earnings to maintain that level. In calculating the terminal value of First Mariner, KBW applied a range of 13.0x to 17.0x First Mariner’s estimated 2023 net income (adjusted for a normalized tax rate). This discounted cash flow analysis resulted in a range of implied values per share of First Mariner common stock of  $21.73 per share to $32.17 per share.
The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The foregoing discounted cash flow analyses did not purport to be indicative of the actual values or expected values of First Mariner.
Miscellaneous.   KBW acted as financial advisor to First Mariner in connection with the proposed merger and did not act as an advisor to or agent of any other person. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. KBW and its affiliates, in the ordinary course of its and their broker-dealer businesses (and further to existing sales and trading relationships between a KBW broker-dealer affiliate and each of First Mariner and Howard Bancorp), may from time to time purchase securities from, and sell securities to, First Mariner and Howard Bancorp. In addition, as market makers in securities, KBW and its affiliates may from time to time have long or short positions in, and buy or sell, debt or equity securities of Howard Bancorp for its and their own accounts and for the accounts of its and their respective customers and clients.
Pursuant to the KBW engagement agreement, First Mariner agreed to pay KBW a total cash fee equal to 1.25% of the aggregate merger consideration, $250,000 of which became payable to KBW with the rendering of its opinion, and the balance of which is contingent upon the closing of the merger. First Mariner also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. Other than in connection with the present engagement, in the two years preceding the date of its opinion, KBW has not provided investment banking and financial advisory services to First Mariner. In the two years preceding the date of its opinion, KBW has not provided investment banking or financial advisory services to Howard Bancorp. KBW may in the future provide investment banking and financial advisory services to First Mariner or Howard Bancorp and receive compensation for such services.

Interests of First Mariner’s Directors and Executive Officers in the Merger
Howard and First Mariner stockholders should be aware that some of First Mariner’s directors and executive officers have interests in the merger and arrangements that are different from, or in addition to those of First Mariner stockholders generally. The First Mariner board of directors was aware of these interests and considered these interests, among other matters, when making its decision to adopt the merger agreement, and in recommending that First Mariner stockholders vote in favor of approving the merger agreement.
First Mariner has determined that certain executive officers who are receiving payments in connection with the merger are “disqualified individuals” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (“Code”). These include Jack E. Steil, Robert D. Kunisch and Thomas R. Jones (the “Covered Individuals”). Code Sections 280G and 4999 impose certain adverse tax consequences if a Covered Individual receives payments that are contingent on the merger (within the meaning of Code Section 280G and the regulations thereunder) which, in the aggregate, equal or exceed a threshold defined by 280G (the “Parachute Payments”). The 280G threshold equals three times the individual’s average annual taxable compensation from First Mariner over the 5-years (or shorter period of service with First Mariner) preceding the year of the merger closing, and the portions of any Parachute Payments that exceed this average are referred to in this description as “Excess Payments.” For First Mariner, the adverse tax consequences could include, the loss of its tax deduction for the Excess Payments; for the Covered Individual, the adverse tax consequences could include a 20% excise tax on the Excess Payments.
Code Section 280G provides an exception to these adverse tax consequences in the case of a corporation, such as First Mariner, that has no stock readily tradable on an established securities market (the “Stockholder Approval Exception”). The Stockholder Approval Exception applies only if (i) stockholders of First Mariner receive adequate disclosures of the material facts concerning the Parachute Payments, (ii) the Excess Payments are approved by a vote of the stockholders of First Mariner who own more than 75% of the voting power of First Mariner, disregarding stock owned, directly or constructively, by or for the Covered Individuals, (iii) the stockholder vote determines the right of the Covered Individuals to receive or retain the Excess Payments and (iv) the obligation of First Mariner to consummate the merger is not conditioned in any way on stockholder approval of the Excess Payments. For the purpose of satisfying this Stockholder Approval Exception, each Covered Individual has executed a written agreement to waive any Excess Payments unless the Stockholder Approval Exception is met. First Mariner has agreed to submit a proposal to the stockholders of First Mariner, for a separate vote, to approve or disapprove the Covered Individuals’ conditional right to receive the Excess Payments, and that First Mariner will recommend to all holders of its voting stock that such approval be granted. If such stockholder approval has not been obtained as of the consummation of the merger, the Covered Individuals’ right or entitlement to the Excess Payments will be forever forfeited and cancelled without consideration, and the Parachute Payments described below will be reduced by the amount of any Excess Payments. First Mariner stockholders will receive a separate document titled “First Mariner Bank Section 280G Disclosure Statement” that will provide additional details about the Parachute Payments (including the portion of such Parachute Payments deemed to be Excess Payments) and the opportunity to vote on the approval or disapproval of the Excess Payments.
Employment Relationships.   It is expected that immediately after completion of the merger, certain of the current officers of First Mariner will be employed by Howard.
Jack E. Steil Employment Relationship.   Howard has extended a written offer of continued employment to Jack E. Steil, the Chairman of the First Mariner board of directors, to serve as Senior Business Development Advisor with Howard Bank, which Mr. Steil has accepted. The letter agreement executed by Mr. Steil and Howard contains certain non-competition and non-solicitation obligations of Mr. Steil.
Robert D. Kunisch Employment Agreement.   Mr. Kunisch has entered into an employment agreement with Howard, which will be effective upon completion of the merger. Mr. Kunisch’s employment agreement provides that he will serve as President of Howard and Howard Bank.
The employment agreement provides for an initial term expiring March 31, 2021 and, unless written notice that the agreement will not be renewed is provided to Mr. Kunisch, is renewed for an additional year on the anniversary of the effective date, such that the remaining term at each renewal will be one year.

Mr. Kunisch’s employment agreement provides for an initial annual salary subject to annual increases as may be determined by the Howard board of directors. Mr. Kunisch will receive an initial annual salary of $373,375. Mr. Kunisch is also eligible to participate in executive bonus, incentive and other compensation programs as are made available to Howard Bank’s executive management.
Howard may terminate Mr. Kunisch’s employment at any time and for any reason, including for certain events constituting “Cause” or upon Mr. Kunisch’s Permanent Disability (as each is defined in the agreement), or upon written notice to Mr. Kunisch. Mr. Kunisch’s employment also terminates upon mutual agreement of the parties or immediately upon his death. Please see below regarding Mr. Kunisch’s rights in the event of termination of his employment under the agreement.
The agreement also contains confidentiality, non-compete and non-solicitation provisions.
Thomas R. Jones Employment Agreement.   Mr. Jones has entered into an employment agreement with Howard, which will be effective upon completion of the merger.
The employment agreement provides for an initial term expiring on March 31, 2021 and, unless written notice that the agreement will not be renewed is provided to Mr. Jones, is renewed for an additional year on the anniversary of the effective date, such that the remaining term at each renewal will be one year.
Mr. Jones’s employment agreement provides for an initial annual salary subject to annual increases as may be determined by the Howard board of directors. Mr. Jones’s initial annual salary will be $242,050. Mr. Jones is also is also eligible to participate in executive bonus, incentive and other compensation programs as are made available to Howard’s executive management.
The other primary substantive provisions of Mr. Jones’s employment agreement are materially identical to those of Mr. Kunisch’s employment agreement as described above.
Severance Entitlements of Executive Officers
Each of Jack Steil, Robert Kunisch and Thomas Jones, is party to an employment agreement with First Mariner which entitles the officer to certain severance benefits in certain circumstances. The Howard employment agreements for Mr. Kunisch and Mr. Jones and the Howard letter agreement for Mr. Steil (collectively, the “Howard agreements”) all become effective as of closing of the merger and replace and supersede the First Mariner employment agreements. Thus, any severance benefits payable to the officers after the closing of the merger will be payable under the terms of the Howard agreements, which also provide for certain severance benefits in certain circumstances. Under the terms of the Howard agreements, each officer must execute a valid release of employment-related claims in favor of Howard in order to receive any severance benefits. Additionally, any unpaid severance payments may be forfeited if the officer breaches the confidentiality, non-compete and non-solicitation terms of the Howard agreement.
Robert Kunisch and Thomas Jones Severance Benefits.   Under their Howard employment agreements, if Mr. Kunisch or Mr. Jones is terminated without Cause, resigns for Good Reason (as such terms are defined in the Howard employment agreements), or his employment ends as a result of disability or a decision by Howard not to renew his employment agreement, and the termination does not occur within twelve months after a change in control (including this merger), he will receive monthly severance payments equal to 1/12th of the sum of his average base salary and bonus for the current year and two prior years, paid for the longer of 12 months or the remainder of the term of the agreement, which ends March 31, 2021. Under Mr. Kunisch’s Howard employment agreement, upon a termination without Cause or resignation for Good Reason within 12 months following a change in control (including the closing of this merger), Mr. Kunisch will receive 2.99 times the sum of his average base salary and bonus during the current and two prior fiscal years, payable over 12 months. Under Mr. Jones’s Howard employment agreement, upon a termination without Cause or resignation with Good Reason within 12 months following the closing of this merger (or other change in control), Mr. Jones will receive two times the sum of his average base salary and bonus during the current and prior two fiscal years. If the employment termination occurs within six months after a change in control, this severance will be paid in a lump sum; if the employment termination occurs more than six months, but less than 12 months, after a change in control, the severance will be paid over 12 months. In addition, to the extent permitted by applicable law without any adverse tax consequence to Howard Bank or its benefit plans, Mr. Kunisch and Mr. Jones will receive continuation of medical coverage for 18 months.

In the event that Mr. Kunisch and Mr. Jones experience a qualifying termination on December 31, 2017, immediately after the closing of the merger , this would result in severance amounts equal to each individual’s average salary and bonus for 2015, 2016 and 2017, as shown on the table below. The COBRA continuation coverage estimate is based on the family rate under the currently highest-priced medical plan of Buyer Bank, which is approximately $1,926.41 per month.
Name	Average Base Salary and Bonus for 2015, 2016 & 2017	Multiplied by		Value of 18 Months COBRA	Total
Robert D. Kunisch, Jr.	$441,390.30	2.99	$1,319,757.00	$34,675.38	$1,354,432.38
T. Randy Jones	$297,639.83	2.0	$595,279.66	$34,675.38	$629,955.04
Jack Steil Severance Benefits.   Under Mr. Steil’s Howard letter agreement, in the event of an involuntary termination of Mr. Steil’s employment without Cause on or before March 31, 2021, which does not occur within six months after a change in control (including the closing of the merger), he will receive a monthly payment equal to 1/12th of the sum of 1.5 times his base salary and 1.5 times the higher of the bonuses paid to him in the two most recent fiscal years, payable through March 31, 2021 or, if greater, for one year. In the event of an involuntary termination without Cause within six months after a change in control (including the closing of the merger), he will receive a monthly severance payment equal to 1/12th of the sum of two times his base salary and two times the higher of the bonuses in the two most recent fiscal years, payable through March 31, 2021 or, if greater, for one year.
Although no severance may become payable under his Howard letter agreement, the table below assumes that Mr. Steil experiences a qualifying termination immediately after the closing of this merger, which would mean monthly severance payments for 39 months.
Name	Base Salary for January 1, 2018	2016 Bonus	Multiply by 2	Multiply by 39/12	Total
Jack E. Steil	$275,000	$87,500	$725,000	$30,208.34	$2,356,250
Merger Payment.   Mr. Kunisch, pursuant to his Howard employment agreement and Mr. Steil, pursuant to his Howard letter agreement, will receive a merger payment, subject to his continued employment through the payment date (for Mr. Kunisch) or the closing of the merger and acceptance of employment with Howard (for Mr. Steil). Mr. Kunisch’s Merger Payment is estimated to be $1,378,016.25, an amount equal to 2.99 times his base salary and the higher of the annual bonuses paid in the two calendar years preceding closing of the merger. Mr. Steil’s merger payment will be $921,750, the amount specified in his Howard letter agreement.
Accelerated Vesting of Equity Awards.   All outstanding and unexercised warrants and options (whether vested or unvested) to purchase shares of First Mariner common stock, including warrants and options held by directors and executive officers of First Mariner, will be canceled and converted into the right to receive a cash payment from Howard, equal to the difference, if positive, between the per share cash amount and the exercise price of the warrant or option. Any First Mariner warrant or option with an exercise price that equals or exceeds the pre share cash amount will be canceled and extinguished at the effective time with no consideration being paid to the holder with respect to such warrant or option. See “—Quantification of Payments and Benefits to Named Executive officers” for an estimate of the value of unvested First Mariner stock options held by each of First Mariner’s named executive officers that will become vested in connection with the merger.
Pre-Closing Success Bonuses.   First Mariner has provided for the payment of Pre-Closing Success Bonuses to certain executive officers of First Mariner on or prior to the effective time in the aggregate amount of  $1,059,070. The Pre-Closing Success Bonuses will be allocated among First Mariner executive officers as follows: $186,688 for Jack Steil, $186,688 for Robert Kunisch, $121,025 for Thomas Jones, $105,575 for John Melocik, $245,000 for Gary Rever and $214,094 for Joseph Howard.

Each officer’s right to receive the Pre-Closing Success Bonus will be conditioned on the officer’s continued employment and satisfactory performance in working towards the closing of the merger until the earlier of the date of payment or the effective time of the merger and the execution of a release of claims agreement in favor of First Mariner. The Pre-Closing Success Bonuses will be payable in a lump sum at or immediately prior to the effective time of the merger.
Retention Bonus.   First Mariner has established a retention bonus pool totaling $120,000 in the aggregate that will be available for payment to certain employees of First Mariner shortly after closing, as agreed upon by First Mariner and Howard and contingent upon continuous employment and execution of a release of claims by such employee. The retention bonuses will be allocated among employees as follows: $50,000 for Thomas Jones, $50,000 for John Melocik, and $20,000 for Stewart Lee. (These retention bonuses have also been referred to in other merger-related documents as “pay-to-stay bonuses”).
Directors of Howard and Howard Bank following the Merger.   At the effective time of the merger, Howard will take, and cause Howard Bank to take, all steps necessary to increase the Howard and the Howard Bank board of directors to 14 members and the reconstituted Howard and Howard Bank board of directors will include six individuals currently serving as members on the First Mariner board of directors or as officers of First Mariner. As members of the Howard board of directors, the new directors who are not employees of Howard can be expected to receive an annual cash retainer of  $15,000 for their service on the board of directors and an annual cash retainer of  $1,500 for service on each committee of which the director is a member. In addition, each non-employee director can be expected to receive 800 shares of Howard common stock per year.
Indemnification; Directors’ and Officers’ Insurance.   Howard has agreed to indemnify, defend and hold harmless, the present and former directors or officers of First Mariner (and its subsidiaries) following completion of the merger. The indemnification covers liability and expenses arising out of matters existing or occurring at or prior to the completion of the merger to the fullest extent such persons would have been indemnified as directors or officers of First Mariner (or any of its subsidiaries) under existing indemnification agreements and/or applicable law. Howard will also maintain a policy for directors’ and officers’ liability insurance coverage for the benefit of First Mariner’s directors and officers for six years following completion of the merger at a premium to be paid on an annual basis not in excess of 150% of the current annual premium paid for First Mariner for such insurance.
Howard Board of Directors.   Immediately following the merger, the Howard board of directors is expected to be composed of 14 directors, with eight to be designated by Howard and six to be designated by First Mariner. Such directors are identified in the table below.
Name	Current Principal Affiliation
Mary Ann Scully	Howard director; Chair of Howard board of directors, Chief Executive Officer and President of Howard
Richard G. Arnold	Howard director; Vice President and co-owner of The John E. Ruth Company, Inc.
John J. Keenan	Howard director
Paul I. Latta, Jr.	Howard director; Managing member of ERIS Technologies LLC
Kenneth C. Lundeen	Howard director; President, Chief Executive Officer and co-owner of Environmental Reclamation Company
Thomas P. O’Neill	Howard director; Hertzbach and Company
Robert W. Smith, Jr.	Howard director; DLA Piper LLP (US)
Donna Hill Staton	Howard director; Founding Principal, Staton & Nolan, LLC d/b/a Decision Point Law and Strategy Group
W. Gary Dorsch	First Mariner director; President of Keyser Capital, LLC
James T. Dresher, Jr.	First Mariner director; Chief Executive Officer of Skye Asset Management, LLC
Howard Feinglass	First Mariner director; Priam Capital

Name	Current Principal Affiliation
Michael B. High	First Mariner director; Patriot Financial Partners LP
Robert D. Kunisch, Jr.	First Mariner director; President and Chief Executive Officer of First Mariner
Jack E. Steil	First Mariner director; Chairman of First Mariner board of directors
Set forth below is a description of the principal occupation and business experience of the six First Mariner directors, who will become a director of Howard following completion of the merger.
W. Gary Dorsch, Director.   Mr. Dorsch, 65, has served as a director of First Mariner since June 17, 2014, and has served as president of Keyser Capital, LLC, a private equity and real estate investment company and wholly owned subsidiary of Sinclair Broadcast Group, Inc. (NASDAQ: SBGI), since January, 2007. In 1999, Mr. Dorsch founded and currently co-manages Allegiance Capital LP, a licensed small business investment company (SBIC). Prior to Allegiance, he spent 24 years with Bank of America and its predecessor banks in Maryland. Mr. Dorsch is Chairman of the Board of Managers of Triangle Sign and Service, LLC, a commercial sign company. Mr. Dorsch spent more than a decade on the board of Maryland 529 (formerly College Savings Plans of Maryland) where he was chairman of the audit and finance committee. Mr. Dorsch received his Bachelor of Science degree from Towson University and received his MBA from Loyola University Maryland.
The Howard board of directors believes that Mr. Dorsch’s qualifications for serving on the board include his deep understanding of the private equity and real estate investments markets, his almost quarter-century of executive, service and board leadership experience and his understanding of First Mariner as a result of being a member of its board of directors since 2014.
James T. Dresher, Jr., Director.   Mr. Dresher, 68, has served as a director of First Mariner since June 17, 2014 and currently serves as CEO of Skye Asset Management, LLC, a private equity company he founded in 1995. Skye invests in asset categories such as biotechnology, cybersecurity, banking and social media. Mr. Dresher is active in the Baltimore community, serving on the boards of Johns Hopkins Hospital and Johns Hopkins Medicine. He is currently the Chairman of the Board of Trustees of Johns Hopkins Bayview Medical Center, a 130-acre Baltimore campus involved in patient care, research, and teaching associated with Johns Hopkins School of Medicine. Mr. Dresher formerly served on the board of the Greater Baltimore Committee and was a founding member of Baltimore’s Ronald McDonald House.
The Howard board of directors believes that Mr. Dresher’s qualifications for serving on the board include his experience in operating businesses throughout Maryland, his knowledge of the role a bank plays in serving small to middle-market companies in the region and his understanding of First Mariner as a result of being a member of its board of directors since 2014.
Howard Feinglass, Director.   Mr. Feinglass, 57, has served as a director of First Mariner since June 17, 2014. Mr. Feinglass is an investment professional and the founder of Priam Capital. Before founding Priam Capital in 2003, Mr. Feinglass managed the investments of a family office with more than $1 billion of assets under management and was also a principal in the private equity group of Odyssey Partners. Mr. Feinglass received an MBA from University of California, Los Angeles and an A.B. from Brown University.
The Howard board of directors believes that Mr. Feinglass’ qualifications for serving on the board include his strong background in finance, which will bring additional strength to the board and his understanding of First Mariner as a result of being a member of its board of directors since 2014.
Michael B. High, Director.   Mr. High, 69, has served as a director of First Mariner since June 17, 2014. With more than 40 years of banking experience, since February 2009, he has been a partner at Patriot Financial Partners LP, a private equity firm that primarily invests in banks and bank holding companies. His career experience includes senior management positions at Harleysville National Corporation, Progress Financial Corporation, CoreStates Financial Corporation and Meritor Savings Bank. Mr. High is a Certified Public Accountant (CPA) in the Commonwealth of Pennsylvania (currently inactive), and holds a Bachelor of Science degree in Accounting from the Smeal College of Business Administration at The Pennsylvania State University.

The Howard board of directors believes that Mr. High’s qualifications for serving on the board include his over 40 years of financial, banking and private equity experience as well as his understanding of First Mariner as a result of being a member of its board of directors since 2014.
Jack E. Steil, Director.   Mr. Steil, 70, has served as Chairman of the Board of First Mariner since June 17, 2014 and served as First Mariner’s Chief Executive Officer from June 17, 2014 until July 2017. Mr. Steil is an experienced community bank executive who has spent his career in First Mariner’s local markets. Mr. Steil started his career in Mercantile-Safe Deposit and Trust Company’s auditing department in 1970 and he held successively more senior management positions at this Baltimore-based bank until his retirement in 2002, including serving on its board of directors and as Chairman of Credit Policy. Mr. Steil returned to banking in 2005 at Susquehanna Bank, then moved to Wilmington Trust FSB in 2007. After serving as a consultant to the First Mariner board of directors beginning in 2011, he and Robert Kunisch led the group of investors who acquired First Mariner in 2014.
The Howard board of directors believes that Mr. Steil’s qualifications for serving on the board include his over 40 years of financial and banking experience as well as his understanding of First Mariner as a result of being a member of its board of directors since 2014.
Robert D. Kunisch, Jr., Director and President.   Mr. Kunisch, 49, has served as President of First Mariner since June 17, 2014 and was elected to the position of Chief Executive Officer by First Mariner’s stockholders in June of 2017. Robert Kunisch has spent his entire banking career in Maryland, beginning in 1990 at Mercantile-Safe Deposit and Trust Company and, later, its acquirer, PNC Bank. After holding several management positions, he turned down the opportunity to serve as president of PNC’s greater Baltimore market in 2007. Preferring to work for a smaller community bank, Mr. Kunisch joined Wilmington Trust FSB in 2008. When M&T Bancorp acquired the bank in 2011, he again pursued his desire to work at a community bank by serving as a consultant to the First Mariner board in 2012. He and Mr. Steil led the group of local Baltimore investors who acquired First Mariner in 2014. Mr. Kunisch is currently the Chairman of Saint Ignatius Loyola Academy and a board member of various entities related to Catholic Charities. His past community involvement includes the United Way and the Independent College Fund recapitalization.
The Howard board of directors believes that Mr. Kunisch’s qualifications for serving on the board include his over 25 years of financial and banking experience as well as his understanding of First Mariner as a result of being a member of its board of directors since 2014.
Howard Executive Management.   Immediately following the merger, the executive management team of Howard is expected to be composed of six members of the Howard executive management team prior to the merger and two members of First Mariner executive management team prior to the merger as set forth below:
Name	Title
Mary Ann Scully	Chief Executive Officer
Robert D. Kunisch, Jr.	President
George C. Coffman	Executive Vice President, Chief Financial Officer and Treasurer
James D. Witty	Executive Vice President and Chief Commercial Banking Officer
Robert A. Altieri	Executive Vice President and Chief Mortgage Officer
T. Randy Jones	Executive Vice President and Chief Credit Officer
Charles E. Schwabe	Executive Vice President and Chief Risk Officer
Steven M. Poynot	Executive Vice President and Chief Administrative Officer
Set forth below is a description of the principal occupation and business experience of the First Mariner officers, who will become an officer of Howard following completion of the merger and who are not described above under Howard Board of Directors.
Thomas “Randy” Jones, Chief Credit Officer, Executive Vice President.   Mr. Jones, 51, has served as Executive Vice President and Chief Credit Officer of First Mariner since June 17, 2014. Mr. Jones has decades of commercial banking experience in Maryland, having begun his career at Mercantile-Safe

Deposit and Trust Company in 1990. Mr. Jones held successively more senior management positions at Mercantile and its acquirer, PNC Bank, ultimately serving as Senior Vice President and Credit Executive for PNC’s Greater Baltimore and Greater Maryland Regions from 2010 until he joined First Mariner in 2014.
First Mariner Executive Compensation
Summary Compensation Table.   The following table sets forth a summary of certain information concerning the compensation awarded to or paid to Messrs. Kunisch and Jones by First Mariner for services rendered in all capacities during the years ended December 31, 2016 and December 31, 2015.
Name	Year	Salary	Bonus	Option Awards(1)	All Other Compensation(2)(3)	Total
Robert D. Kunisch, Jr. Chief Executive Officer and President	2016	$362,500	$87,500	$—	$24,556	$474,556
	2015	$350,000	$80,000	$1,156,750	$19,502	$1,606,252
T. Randy Jones Executive Vice President and Chief Credit Officer	2016	$235,000	$47,500	$—	$9,902	$292,402
	2015	$225,000	$60,000	$264,400	$6,414	$555,814

(1)
These amounts represent the aggregate grant date fair value of stock option awards, determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods. See Note 12 to the consolidated financial statements for the year ended December 31, 2016 for a discussion of the associated assumptions used in the valuation of stock-based compensation awards.

(2)
Represents for Robert D. Kunisch, Jr., the sum of the following items: for 2016, $6,761 in 401(k) matching contribution, $5,525 country club dues a car allowance of  $12,000 and group term life insurance premium of  $270; and for 2015, $7,232 country club dues, a car allowance of  $12,000 and group term life insurance premium of  $270.

(3)
Represents for T. Randy Jones, the sum of the following items: for 2016, $3,488 in 401(k) matching contribution, a car allowance of  $6,000 and group term life insurance premium of  $414; and for 2015, a car allowance of  $6,000 and group term life insurance premium of  $414.

Outstanding Equity Awards at Fiscal Year-End.   The following table sets forth information concerning outstanding equity awards held by Messrs. Kunisch and Jones as of December 31, 2016.
	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3)	Market Value of Shares or Units of Stock That Have Not Vested(4)
Name	Exercisable	Unexercisable(1)
Robert D. Kunisch, Jr.	25,000	150,000	$20.00	9/4/2025	150,000	$3,489,000
T. Randy Jones	5,714	34,286	$20.00	9/4/2025	34,286	$797,492

(1)
Awards were made to Messers. Kunisch and Jones under the First Mariner Bank 2015 Equity Incentive Plan (the “EIP”).

(2)
Exercise price was equal to the price paid by the investors in the recapitalization of First Mariner Bank, which was not less than fair market value at the date of grant.

(3)
Mr. Kunisch was awarded 175,000 stock options on September 4, 2015 that vest equally over a seven year period on the anniversary of the date of the grant. Mr. Jones was awarded 40,000 stock options on September 4, 2015 that vest equally over a seven year period on the anniversary of the date of the grant.

(4)
Aggregate market values are based upon the price of  $23.26 per share of common stock on December 31, 2016.

Employment Agreements
Robert D. Kunisch, Jr.,—First Mariner Employment Agreement.   Mr. Kunisch is party to an employment agreement with First Mariner, effective as of May 1, 2017. The agreement provides for an initial three year term and unless written notice that the agreement will not be renewed is provided by either Mr. Kunisch or First Mariner at least 180 days prior to the end of the initial term or a renewal term, the agreement will be extended automatically for additional one year periods. Mr. Kunisch’s current annual salary is set at $362,500, which may be increased annual at the sole discretion of the First Mariner board of directors. The agreement provides for a bonus of 50% of Mr. Kunisch’s base salary upon satisfaction of performance goals proposed by Mr. Kunisch and approved by the First Mariner board of directors (including approval of payments upon partial or excess satisfaction of performance goals, with a maximum of 125% of target for above target performance). Under this agreement, if Mr. Kunisch’s employment is terminated by First Mariner without “Cause” (defined as willful misconduct, a felony conviction that has a material effect on First Mariner or Mr. Kunisch’s performance, or failure to comply with a material obligation of the agreement, which failure is not cured 30 days after written notification by the First Mariner board of directors) or by resignation for “Good Reason” (defined as a resignation within six months of a material reduction in base compensation or authority and duties, a change in control, a relocation of First Mariner’s headquarters by more than 30 miles, or any material breach of the agreement by First Mariner), in either case within six months before or six months after the closing of a change of control, he will receive, in equal installments over 12 months, 2.99 times the sum of his base salary and the higher of his annual bonus paid over the last two years. In the event of a termination of employment without Cause or a resignation for Good Reason that is not due to a change in control, Mr. Kunisch would receive severance equal to 1.5 times his base salary and the higher of his annual bonus paid over the last two years, payable in equal installments over 12 months. The term “change of control” is defined as the occurrence of any of the following events: (i) the acquisition of securities representing more than 50% of the combined voting power entitled to vote for First Mariner directors by any unaffiliated person or group, (ii) consummation of an agreement to merge or consolidate with another entity in which the existing First Mariner stockholders own less than 50% of the combined voting power of the resulting entity, (iii) consummation of an agreement to sell or dispose of all or substantially all of the business or assets of First Mariner or (iv) the incumbent members of the First Mariner board of directors cease to constitute at least a majority of the board. In the event that Mr. Kunisch’s employment is terminated for Cause, or due to death or “Disability” (defined as a written determination by two physicians that Mr. Kunisch is unable to perform his duties due to medical condition or other physical or mental disability, which continues for 180 days), First Mariner shall pay to Mr. Kunisch (or his designated beneficiary) any portion of his base salary unpaid prior to the date of such occurrence, and in the event of a termination due to death or Disability, a lump sum cash payment equal to one times his base salary.
Mr. Kunisch is entitled to participate in any employee benefit programs that First Mariner may provide to similarly-situated executives, including medical and dental coverage, life insurance, 401(k) plan, short-term and long-term disability coverage. Mr. Kunisch is also entitled to receive reimbursement for necessary business expenses, a $1,000 monthly payment for automobile-related expenses and payment or reimbursement for dues and other costs of membership in professional or business associations, societies, and luncheon or country clubs selected by Mr. Kunisch and approved by the First Mariner board of directors.
Mr. Kunisch was party to a prior employment agreement with First Mariner effective on June 17, 2014, which provided for substantive provisions materially identical to those of his employment agreement described above, except that Mr. Kunish’s prior employment agreement provided for: (i) an annual salary of $350,000, (ii) an annual bonus of 50% of base salary, with no provision for a maximum of 125% of target, (iii) a lump sum payment upon termination for death or Disability equal to one half of his annual salary, (iv) a severance payment equal to one times his base salary in the event of a termination of employment without Cause or a resignation for Good Reason whether due to a change in control or not due to a change in control and (v) a resignation for Good Reason provision that did not include a change of control as a trigger event.

T. Randy Jones—First Mariner Employment Agreement.   Mr. Jones is party to an employment agreement with First Mariner, effective as of April 27, 2016. The agreement provides for an initial three year term and unless written notice that the agreement will not be renewed is provided by either Mr. Jones or First Mariner at least 180 days prior to the end of the initial term or a renewal term, the agreement will be extended automatically for additional one year periods. Mr. Jones’ current annual salary is set at $235,000, which may be increased annually at the discretion of the First Mariner chief executive officer, subject to the approved annual budget. The agreement provides for a bonus of 50% of Mr. Jones’ base salary upon satisfaction of performance goals proposed by the First Mariner chief executive officer and approved by the First Mariner board of directors (including approval of payments upon partial or excess satisfaction of performance goals). Under this agreement, if Mr. Jones’ employment is terminated by First Mariner without “Cause” (defined as willful misconduct, a felony conviction that has a material effect on First Mariner or Mr. Jones’ performance, or failure to comply with a material obligation of the agreement, which failure is not cured 30 days after written notification by the First Mariner board of directors) or by resignation for “Good Reason” (defined as a resignation within six months of a reduction in compensation, a requirement to report to an officer other than the chief executive officer, a change in control, a relocation of First Mariner’s headquarters by more than 30 miles, or any material breach of the agreement by First Mariner), in either case within six months after the closing of the merger (or other change in control), he will receive an amount of severance equal to 1.5 times his base salary and the higher of his annual bonus paid over the last two years, payable in a lump sum. In the event of a termination of employment without Cause or a resignation for Good Reason that is not due to a change in control, Mr. Jones will receive the same amount of severance, but payable in equal installments over 12 months. The term “change of control” is defined as the occurrence of any of the following events: (i) the acquisition of securities representing more than 50% of the combined voting power entitled to vote for First Mariner directors by any unaffiliated person or group, (ii) consummation of an agreement to merge or consolidate with another entity in which the existing First Mariner stockholders own less than 50% of the combined voting power of the resulting entity, (iii) consummation of an agreement to sell or dispose of all or substantially all of the business or assets of First Mariner or (iv) the incumbent members of the First Mariner board of directors cease to constitute at least a majority of the board. In the event that Mr. Jones’ employment is terminated for Cause, or due to death or “Disability” (defined as a written determination by two physicians that Mr. Jones is unable to perform his duties due to medical condition or other physical or mental disability, which continues for 180 days), First Mariner shall pay to Mr. Jones (or his designated beneficiary) any portion of his base salary unpaid prior to the date of such occurrence, and in the event of a termination due to death or Disability, a lump sum cash payment equal to one-half times his base salary.
Mr. Jones is entitled to participate in any employee benefit programs that First Mariner may provide to similarly-situated executives, including medical and dental coverage, life insurance, 401(k) plan, short-term and long-term disability coverage. Mr. Jones is also entitled to receive reimbursement for necessary business expenses and a $500 monthly payment for automobile-related expenses.
Mr. Jones was party to a prior employment agreement with First Mariner effective on June 17, 2014, which provided for substantive provisions materially identical to those of his employment agreement described above, except that Mr. Jones’ prior employment agreement provided for: (i) an annual salary of $225,000, (ii) a lump sum payment upon termination for death or Disability equal to one half of his annual salary, (iv) a severance payment equal to one times his base salary in the event of a termination of employment without Cause or a resignation for Good Reason whether due to a change in control or not due to a change in control and (v) a resignation for Good Reason provision that did not include a change of control as a trigger event.
Equity Incentive Plan.   First Mariner instituted the EIP in 2015. The purpose of the EIP is to advance the interests of First Mariner by providing directors and employees with the opportunity to acquire Common shares of First Mariner Bank stock. By encouraging stock ownership, the Bank seeks: to attract, reward, retain and motivate the best available personnel; to provide additional incentive to directors and employees of the Bank and its Affiliates to promote the success of the business as measured by the value of its shares; and generally to increase the commonality of interests among directors, employees and other stockholders. The EIP permits the granting of stock options, stock appreciation rights, stock awards, restricted stock units, stock-equivalent units, awards payable upon attainment of an established performance goal or other stock-based awards, or any combination of the foregoing (collectively, “equity awards”). Under the terms of the EIP, equity awards may be granted to any employees, officers, and directors of, and other individuals providing bona fide services to or for, First Mariner, or of any affiliate of First Mariner, as may be selected by the First Mariner board of directors from time to time. Under the EIP, 700,000 shares of First Mariner common stock were reserved for issuance, subject to adjustment and, as of June 1, 2017, no shares of First Mariner common stock remained available for grant under the EIP. Equity grants are made at the discretion of the board of directors, or any committee or officers appointed by the board of directors as administrator of the EIP.
Pursuant to the EIP, on September 4, 2015, Mr. Kunisch was awarded 175,000 stock options and Mr. Jones was awarded 40,000 stock options with an exercise price of  $20.00 per share. On June 1, 2017, Mr. Kunisch was awarded 20,000 stock options and Mr. Jones was awarded 10,000 stock options with an exercise price of  $24.64 per share. All of these awards vest equally over a seven year period on the anniversary of the date of the grant and will expire on the tenth anniversary of the date of grant. The terms of the EIP provide that, upon the occurrence of a “Change of Control” of First Mariner (as defined in the EIP), unvested awards will become fully vested unless the options are assumed or substituted by the successor entity in the transaction (the treatment of unvested options with respect to the merger is described below). If at any time within one year after (i) a grantee exercises a stock option or stock appreciation right or (ii) a stock award, stock-equivalent unit, or other equity award vests to a grantee, such grantee is terminated for “Cause” (as defined in the applicable employment agreement) or engages in conduct constituting Cause, the grantee shall be required to pay to First Mariner, at First Mariner’s option, any gain realized by the exercise or vesting of the award.
Quantification of Potential Payments to First Mariner’s Named Executive Officers in Connection with the Merger
Acceleration of Options under EIP
As noted above, pursuant to Section 9(e)(ii) of the EIP, all stock options to purchase First Mariner common stock held by all employees of First Mariner become fully vested upon the occurrence of a “Change of Control” of First Mariner, as defined in the EIP, unless the stock options are being assumed or substituted by Howard or Howard Bank. However, Section 9(e)(ii) also provides that if the acceleration of vesting of the stock options would cause any portion of the stock option to be a “parachute payment” under Section 280G of the Code (such portion, the “Excess Payment”), then vesting of the stock option will be accelerated only to the extent that no portion of the stock option becomes a “parachute payment.”
The stock options held by employees to purchase First Mariner common stock are not being assumed or substituted by Howard or Howard Bank; rather, each outstanding stock option is being cancelled at closing of the merger in exchange for a cash payment of  $32.50 less the exercise prices of the stock options. Therefore, the stock options to purchase common stock of First Mariner held by employees generally will become fully vested at the closing of the merger. However, in the case of certain stock options, this vesting acceleration would cause some or all of the stock options to be a “parachute payment.” If the Excess Payments are approved by First Mariner’s stockholders according to the requirements set forth by Section 280G of the Code for such approval, then no portion of such stock options would constitute a “parachute payment” and the stock options would become fully vested at closing of the merger. If the Excess Payments are not approved by First Mariner’s stockholders, then such stock options would become vested only to the extent no portion of the stock options constitute Excess Payments.
The following table sets forth, for each executive, the number of options to purchase shares of First Mariner’s common stock that will be fully-vested as of the closing of the merger, the exercise prices of such options and the total cash payment (net of exercise price) payable upon cancellation of such options in connection with the merger, assuming that the Excess Payments are approved by First Mariner’s stockholders under the Stockholder Approval Rules.

Name	Fully Vested Options	Exercise Price Per Share	Cash Payments Attributable to Full Vesting of Stock Options
Robert D. Kunisch, Jr.	175,000	$20.00	$2,187,500
	20,000	$24.64	$157,200
Jack Steil	175,000	$20.00	$2,187,500
	12,000	$24.64	$94,320
T. Randy Jones	40,000	$20.00	$500,000
	10,000	$24.64	$78,600
Merger Payments
Because Messers. Kunisch, Steil and Jones will continue to be employed by the Company after the merger, none is entitled to severance payments under their employment agreements with First Mariner Bank. As a condition of his agreeing to enter into an employment agreement with Howard, it was agreed that Mr. Kunisch would receive a payment equal to the amount of the change in control severance that would have been payable to him under his First Mariner Bank employment agreement, if his employment had ended following the closing of the merger (the “Merger Payment”). It was also agreed that Mr. Steil would receive a Merger Payment in the amount set forth in his offer letter from Howard and reflected in the chart below. The Merger Payments will be paid in a lump sum within 60 days of closing of the Transaction, subject to each recipient’s signing and not revoking a valid release of claims.
Name	Merger Payment
Robert D. Kunisch, Jr.	$1,378,016
Jack E. Steil	$921,750
Pay-to-Stay Retention Bonus
First Mariner has established a retention bonus pool of  $120,000 in the aggregate, which will be available for payment to certain employees of First Mariner as agreed upon by First Mariner and Howard, contingent upon continued employment and execution of a release of claims by each recipient. Mr. Jones has entered into an agreement under which he will be entitled to receive $50,000 in exchange for his remaining employed by First Mariner through the date of the closing of the merger, payable shortly after the closing of the merger.
Success Bonuses
Messrs. Kunisch, Steil and Jones will be entering into agreements with First Mariner under which First Mariner will pay to each executive the amount reflected in the schedule below, or the Success Bonus, immediately prior to closing of the merger in exchange for their satisfactory efforts in working towards the closing of the merger, provided they remain employed by First Mariner through the date of payment.
Name	Success Bonuses
Robert D. Kunisch, Jr.	$186,688
Jack E. Steil	$186,688
T. Randy Jones	$121,025
Employment and Other Agreements with Howard Bank
Kunisch and Jones have entered into employment agreements with Howard, effective as of closing of the merger. The terms of these Howard employment agreements are set forth under “The Merger—Interests of First Mariners’ Officers and Directors in the Merger” beginning on page [•].

First Mariner Director Compensation
Director Compensation Table
For those directors of First Mariner who may continue to serve as directors of Howard following completion of the merger, the following table presents summary financial information concerning all compensation earned during the year ended December 31, 2016 for their services as directors of First Mariner:
Name	Fees Earned or Paid in Cash ($)	Total ($)
W. Gary Dorsch	$37,054	$37,054
James T. Dresher	26,304	26,304
Howard Feinglass	28,404	28,404
Michael B. High	26,604	26,604
Robert D. Kunisch, Jr.	—	—
Jack E. Steil	—	—
Total	$118,366	$118,366
Director Fees.   For 2016, non-employee directors of First Mariner were compensated for their services as directors as follows: Each received an annual cash retainer of  $20,000, plus additional cash payments of $500 per Board meeting and $400 per Board Committee meeting attended in person or by telephone or video conference. Each non-employee director attending the Bank’s Loan Committee in person or by telephone or video conference was paid $150 in cash per meeting. In addition, each non-employee director who held any of the following Board leadership positions received an additional cash retainer in the amount per annum indicated:
•
Audit Committee Chair—$7,500

•
Nominating Committee Chair—$1,500

For 2016, non-employee director compensation was calculated and paid monthly. Although retainer amounts are stated in amounts per annum, a retainer was payable only for such months for which a director holds the position for which the retainer was payable.
In 2016, non-employee directors earned aggregate cash payments of  $120,033 as compensation for their service as directors, including attending board and committee meetings, as disclosed in the above table. The directors receive no other compensation for their services.
Dissenters’ Rights in the Merger
Under Maryland law, First Mariner stockholders have the right to receive, in lieu of the merger consideration, the “fair value” for their shares, if the merger becomes effective. The fair value will be determined as described below.
Under Maryland law, for a stockholder of a Maryland chartered trust company to exercise his, her or its rights to fair value, an owner of shares of stock must (1) vote against the merger and (2) within 30 days after the merger becomes effective, make a written demand on the successor in the Merger for payment and surrender any stock certificates held by such person. Failure to comply with either of these requirements will result in forfeiture of a stockholder’s right to fair value.
In lieu of holding a meeting of First Mariner stockholders, (1) certain stockholders of First Mariner, acting by written consent without a meeting, approved the merger and the other transactions contemplated by the merger agreement, effective as of August 15, 2017, by the affirmative vote of not less than two-thirds of the votes entitled to be cast by outstanding shares of First Mariner common stock (including holders of outstanding shares of First Mariner preferred stock on an as-converted basis to First Mariner common stock voting with the holders of First Mariner common stock as a single class); and (2) the board of directors of First Mariner is seeking the written consent of the remaining stockholders who have not already voted in favor of the merger. As there will not be a meeting at which a First Mariner stockholder can vote against the merger, to satisfy the first of the two requirements for exercising appraisal rights, a stockholder of First Mariner must send a written objection to the merger by            , 2017 to the General Counsel of First Mariner at Joseph F. Howard, Esq., General Counsel, Senior Vice President, First Mariner Bank, 3301 Boston St., Baltimore, MD 21224.
Howard will promptly notify any stockholder of First Mariner who sent a timely written objection to the merger, or an objecting stockholder, of the effective date of the merger. Any objecting stockholder must, within 30 days after the merger becomes effective, make a written demand on Howard for payment and surrender any stock certificates held by such objecting stockholder.
Howard Bank may, but is not required to, offer to pay in cash to the objecting stockholders not more than what Howard considers to be the fair value of the objecting stockholder’s shares of stock. An objecting stockholder who accepts such an offer is barred from receiving the appraised fair value of the objecting stockholder’s shares of stock under Section 3-719 of the MCFI.
Under the MCFI, the fair value of the objecting stockholder’s shares of stock is determined as of the date of the stockholders’ meeting approving a consolidation, merger, or transfer of assets. As the merger was approved by First Mariner stockholders on August 15, 2017, that will be the date as of which the fair value of any objecting stockholder’s shares will be determined.
The determination of fair value shall be made by three appraisers as follows: (i) one chosen by the owners of two-thirds of all of the shares held by all objecting stockholders; (ii) one chosen by the Howard board of directors; and (iii) the third chosen by the other two appraisers. The fair value to which any two appraisers agree shall be the fair value. The appraisers shall give notice of the fair value determination to Howard and to each stockholder who has validly made demand for such determination under Section 3-719 of the MCFI.
Within five days after the appraisers give the notice of the fair value determination, a stockholder who has validly made demand for the determination under Section 3-719 of the MCFI and who is dissatisfied with that value may notify the Commissioner of the Maryland Office of the Commissioner of Financial Regulation, or the Commissioner, and the Commissioner shall have the shares reappraised, which reappraisal shall be final and binding as to the value of the shares of stock of that stockholder.
If the appraisal to be made by the three appraisers described above is not completed within 90 days after the merger becomes effective, the Commissioner shall have an appraisal made. This appraisal would be final and binding as to the value of the shares of stock of all objecting stockholders. Howard shall pay the expenses of each appraisal made under this section.
Copies of Sections 3-718 through 3-720 of the MCFI related to a stockholders right to fair value are attached as Annex II to this joint proxy and information statement/prospectus. You should read such provisions carefully.
As noted above, a First Mariner stockholder must file a written objection to the merger by        or make demand within 30 days of the effective date of the merger to exercise his, her or its right to fair value. Failure to do so will result in the forfeiture of that stockholder’s right to fair value and such stockholder will be bound by the terms of the merger agreement and will receive the merger consideration for his, her or its shares.
Public Trading Markets
Howard common stock is listed on the Nasdaq Capital Market under the symbol “HBMD.” First Mariner common stock is not listed on any stock exchange or quoted on interdealer quotation system. The newly issued Howard common stock issuable pursuant to the merger agreement will be listed on the Nasdaq Capital Market and freely transferable under the Securities Act.
Nasdaq Listing of Howard Common Stock
Before the effective time of the merger, Howard has agreed to use its reasonable best efforts to cause the shares of Howard common stock to be issued in the merger to be approved for listing on the Nasdaq Capital Market. The listing of the shares of Howard common stock is also a condition to the consummation of the merger.

Howard’s Dividend Policy
Howard has not declared or paid any dividends on the Howard common stock. Howard currently intends to retain all future earnings, if any, for use in the Howard business and does not anticipate paying cash dividends on the Howard common stock in the foreseeable future; however, the Howard board of directors may decide to declare dividends in the future. Payments of future dividends, if any, will be at the discretion of the Howard board of directors after taking into account various factors, including the business, operating results and financial condition, current and anticipated cash needs, plans for expansion, tax considerations, general economic conditions and any legal or contractual limitations on ability to pay dividends. Howard is not obligated to pay dividends on the Howard common stock.
As a bank holding company, Howard’s ability to declare and pay cash dividends is dependent upon, among other things, restrictions imposed by the reserve and capital requirements of Maryland and federal law and regulations, Howard’s income and financial condition, tax considerations and general business conditions. In addition, because Howard is a holding company, Howard is dependent upon the payment of dividends by Howard Bank as its principal source of funds to pay dividends in the future, if any, and to make other payments. As the sole stockholder of Howard Bank common stock, Howard is entitled to receive dividends, when declared by the Howard Bank board of directors, out of funds that are legally available for dividends. Howard Bank is subject to certain statutory and regulatory restrictions on the amount of dividends it can pay to its stockholder.
Regulatory Approvals Required for the Merger
Federal Reserve Board.   The acquisition by a bank holding company of a bank requires the prior approval of the FRB under Section 3 of the Bank Holding Company Act of 1956, or BHCA, although approval may not be required for certain acquisitions that are part of transactions that require regulatory approval under the Bank Merger Act and that meet certain other conditions. Howard plans to request that the FRB confirm that no prior approval is necessary or waive the filing requirement, but the FRB nevertheless may require a standard Section 3 application.
Under the BHCA, the FRB generally may not approve any proposed transaction:
•
That would result in a monopoly or that would further a combination or conspiracy to monopolize banking in the United States; or

•
That could substantially lessen competition in any section of the country, that would tend to create a monopoly in any section of the country, or that would be in restraint of trade, unless the FRB finds that the public interest in meeting the convenience and needs of the communities served outweighs the anti-competitive effects of the proposed transaction.

The FRB is also required to consider the financial and managerial resources and future prospects of the companies and their subsidiary banks and the convenience and needs of the communities to be served. The FRB also must take into account the record of performance of Howard Bank and First Mariner in meeting the credit needs of their communities, including low- and moderate-income neighborhoods. In addition, the FRB must take into account the effectiveness of the companies in combating money laundering activities. Among other things, the FRB will evaluate the capital adequacy of the combined company after completion of the merger. The BHCA also directs the FRB to take into consideration the extent to which a proposed acquisition would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The FRB presumes that a proposal that involves an acquisition of less than $10 billion in assets, or that results in a firm with less than $100 billion in total consolidated assets, will not pose significant risks to the financial stability of the United States absent evidence that the transaction would result in a significant increase in interconnectedness, complexity, cross-border activities, or other risk factors.
In connection with its review of an application under Section 3 of the BHCA, the FRB will provide an opportunity for public comment on the application for the merger, and is authorized to hold a public meeting or other proceedings if it determines that would be appropriate. Any transaction approved by the FRB generally may not be completed until 30 days after such approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds and seek divestiture of certain assets and liabilities.

Maryland Commissioner.   The acquisition of a Maryland bank by a bank holding company is subject to the prior approval of the Maryland Commissioner under Section 5-903 of the MCFI. In determining whether to approve the merger, the Maryland Commissioner will consider:
•
Whether the acquisition may be detrimental to the safety and soundness of First Mariner; and

•
Whether the acquisition may result in an undue concentration of resources or a substantial reduction of competition in the State of Maryland.

The Maryland Commissioner will not approve any acquisition if upon consummation the combined entity (including any of its bank subsidiaries) would control 30% or more of the total amount of deposits of insured depository institutions in the State of Maryland, although the Maryland Commissioner may waive this limitation upon good cause shown. Howard Bank will not control 30% of the insured deposits in Maryland after the merger.
Federal Deposit Insurance Corporation.   The merger is subject to the prior approval of the FDIC under the Bank Merger Act, or BMA, which is located in Section 18(c) of the Federal Deposit Insurance Act. The FDIC may not approve a merger that would result in a monopoly; that would further an attempt to monopolize the business of banking in any part of the United States; or that would have the effect of substantially lessening competition, unless the FDIC finds that the public interest outweighs the anticompetitive effects. In evaluating an application filed under the BMA, the FDIC generally considers: (i) the financial and managerial resources and future prospects of each bank that is a party to the merger; (ii) the convenience and needs of the communities that the banks serve; (iii) the risk to the stability of the U.S. banking or financial system; (iv) each of the banks’ effectiveness in combating money-laundering activities; and (v) the record of each bank’s CRA performance, including their CRA ratings. A bank must publish three notices of the filing over a 25-day period, the first of which triggers a 30-day comment period. The FDIC may hold a public hearing if it determines that a hearing would be in the public interest, or the FDIC may arrange an informal proceeding in its discretion.
Maryland Commissioner.   The merger is subject to the prior approval of the Maryland Commissioner under Section 3-703(c) of the MCFI. The Maryland Commissioner will approve the merger if it determines that: (i) Howard Bank meets the requirements of Maryland law for the formation of a new commercial bank; (ii) the merger agreement provides an adequate capital structure, including surplus, for Howard Bank in relation to its deposit liabilities and other activities; (iii) the merger is fair; and (iv) the proposed merger is not against the public interest.
Applications; Approvals
Howard will file an application with the FRB under section 3(a)(3) of the BHCA to acquire First Mariner. On September 15, 2017, Howard Bank filed applications with the FDIC and Maryland Commissioner requesting the approval of the merger of First Mariner with and into Howard Bank. Howard Bank published notice of the BMA filing on [•], 2017. In general, the applications describe the terms of the merger, the parties involved and the activities to be conducted by the combined entities following consummation of the transaction, and contain certain related financial and managerial information.
We are not aware of any material governmental approvals or actions that are required to complete the merger, except as described above. If any other approval or action is required, we will use our best efforts to obtain such approval or action.

THE MERGER AGREEMENT
The following describes certain material provisions of the merger agreement, but does not describe all of the terms of the merger agreement and may not contain all of the information about the merger agreement that is important to you. The following is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this joint proxy and information statement/prospectus as Annex I and is incorporated by reference into this joint proxy and information statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.
Structure of the Merger
Each of the First Mariner board of directors and the Howard board of directors has approved the merger agreement, which provides for the merger of First Mariner with and into Howard Bank, with Howard Bank continuing as the surviving bank of the merger and a wholly owned subsidiary of Howard.
The Merger Consideration
As a result of the merger, each share of First Mariner common stock and each share of First Mariner preferred stock issued and outstanding immediately prior to the merger will be converted into the right to receive the merger consideration.
Fractional Shares
Howard will not issue any fractional shares of Howard common stock in the merger. Instead, a First Mariner stockholder who otherwise would have been entitled to receive a fraction of a share of Howard common stock will receive, in lieu thereof, an amount in cash rounded to the nearest cent. This cash amount will be determined by multiplying the fraction of a share of Howard common stock to which the holder would otherwise be entitled by $32.50.
Treatment of First Mariner Stock Options and First Mariner Warrants
First Mariner Stock Options.   At the effective time of the merger, each option granted by First Mariner to purchase shares of First Mariner common stock under First Mariner’s equity plan, whether vested or unvested, outstanding immediately prior to the effective time of the merger, will fully vest and be canceled and converted into the right to receive from Howard a cash payment equal to the product of (1) the total number of shares of Howard common stock subject to such option, and (2) the difference, if positive, between the per share cash amount and the exercise price per share of such option. Any such option with an exercise price per share that equals or exceeds the per share cash amount will be canceled at the effective time of the merger with no consideration paid to the option holder therefor.
First Mariner Warrants.   At the effective time of the merger, each warrant granted by First Mariner to purchase shares of First Mariner common stock outstanding immediately prior to the effective time of the merger, will be canceled and converted into the right to receive from Howard a cash payment equal to the product of  (1) the total number of shares of Howard common stock subject to such warrant, and (2) the difference, if positive, between the per share cash amount and the exercise price per share of such warrant. Any such warrant with an exercise price per share that equals or exceeds the per share cash amount will be canceled at the effective time of the merger with no consideration paid to the warrant holder therefor.
Surviving Corporation, Governing Documents and Directors
At the effective time of the merger, Howard Bank’s charter and bylaws in effect immediately prior to the effective time of the merger will be the charter and bylaws of Howard Bank as the surviving bank of the merger, until thereafter amended in accordance with their respective terms and applicable law.
Immediately following the merger, the Howard board of directors is expected to be composed of 14 directors, with eight to be designated by Howard and six to be designated by First Mariner. Such directors are identified in the table below.

Name	Current Principal Affiliation
Mary Ann Scully	Howard director; Chair of Howard board of directors, Chief Executive Officer and President of Howard
Richard G. Arnold	Howard director; Vice President and co-owner of The John E. Ruth Company, Inc.
John J. Keenan	Howard director
Paul I. Latta, Jr.	Howard director; Managing member of ERIS Technologies LLC
Kenneth C. Lundeen	Howard director; President, Chief Executive Officer and co-owner of Environmental Reclamation Company
Thomas P. O’Neill	Howard director; Hertzbach and Company
Robert W. Smith, Jr.	Howard director; DLA Piper LLP (US)
Donna Hill Staton	Howard director; Founding Principal, Staton & Nolan, LLC d/b/a Decision Point Law and Strategy Group
W. Gary Dorsch	First Mariner director; President of Keyser Capital, LLC
James T. Dresher, Jr.	First Mariner director; Chief Executive Officer of Skye Asset Management, LLC
Howard Feinglass	First Mariner director; Priam Capital
Michael B. High	First Mariner director; Patriot Financial Partners LP
Robert D. Kunisch, Jr.	First Mariner director; President and Chief Executive Officer of First Mariner
Jack E. Steil	First Mariner director; Chairman of First Mariner board of directors
Immediately following the merger, the executive management team of Howard is expected to be composed of six members of the Howard executive management team prior to the merger and two members of First Mariner executive management team prior to the merger as set forth below:
Name	Current Principal Affiliation
Mary Ann Scully	Chief Executive Officer
Robert D. Kunisch, Jr.	President
George C. Coffman	Executive Vice President, Chief Financial Officer and Treasurer
James D. Witty	Executive Vice President and Chief Commercial Banking Officer
Robert A. Altieri	Executive Vice President and Chief Mortgage Officer
T. Randy Jones	Executive Vice President and Chief Credit Officer
Charles E. Schwabe	Executive Vice President and Chief Risk Officer
Steven M. Poynot	Executive Vice President and Chief Administrative Officer
Effective Time of the Merger
The merger will be completed only if all conditions to the merger discussed in this joint proxy and information statement/prospectus and set forth in the merger agreement are either satisfied or waived (subject to applicable laws). See “—Conditions to Consummation of the Merger” beginning on page [•].
The merger will become effective on the date and at the time specified in the certificate of merger issued by the Commissioner of the Maryland Office of the Commissioner of Financial Regulation. We will also file and record the merger agreement with the State Department of Assessments and Taxation of Maryland in the manner provided by the MCFI. In the merger agreement, we have agreed to cause the effective time of the merger to occur on the last business day of the month in which the satisfaction or waiver (subject to applicable laws) of the last of the conditions specified in the merger agreement occurs, or on another mutually agreed date. It currently is anticipated that the effective time of the merger will occur in the fourth quarter of 2017, subject to the receipt of regulatory approvals and waivers and other customary closing conditions, but we cannot guarantee when or if the merger will be completed.

Conversion of Shares; Exchange of Certificates
The conversion of First Mariner common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. Promptly after the effective time of the merger, the exchange agent will exchange certificates representing shares of First Mariner capital stock for the merger consideration to be received pursuant to the merger agreement.
Exchange Agent
Howard shall appoint an exchange agent reasonably acceptable to First Mariner, for the purpose of exchanging shares of First Mariner capital stock for the merger consideration, pursuant to an exchange agent agreement entered into between Howard and the exchange agent.
Withholding
Howard and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement to any First Mariner stockholder the amounts, if any, it is required to deduct and withhold under the Code or any provision of state, local or foreign tax law. To the extent that any amounts are so withheld, these amounts will be treated for all purposes of the merger agreement as having been paid to First Mariner stockholders in respect of which such deduction and withholding was made.
Dividends and Distributions
Whenever a dividend or other distribution is declared by Howard on Howard common stock, the record date for which is at or after the effective time of the merger, the declaration will include dividends or other distributions on all shares of Howard common stock issuable pursuant to the merger agreement, but such dividends or other distributions will not be paid to the holder thereof until such holder has duly surrendered its First Mariner stock certificates in accordance with the merger agreement.
Representations and Warranties
The merger agreement contains representations and warranties by Howard and First Mariner, which were made only for purposes of that agreement and as of specific dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. Investors are not third-party beneficiaries under the merger agreement, and in reviewing the representations, warranties and covenants contained in the merger agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of Howard, First Mariner or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Howard’s public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that Howard publicly files with the SEC. For more information regarding these documents, see the section entitled “Where You Can Find More Information” beginning on page [•].
In the merger agreement, First Mariner has made customary representations and warranties to Howard with respect to, among other things:
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the due organization, valid existence, good standing and corporate power and authority of First Mariner;

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First Mariner’s authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against First Mariner in accordance with its terms;

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the absence of conflicts with or breaches of First Mariner’s or its subsidiaries’ governing documents, certain agreements or applicable laws as a result of entering into the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

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the required consents of regulatory authorities in connection with the transactions contemplated by the merger agreement;

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the capitalization of First Mariner, including in particular the number of shares of First Mariner common stock issued and outstanding;

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First Mariner has no subsidiaries other than FM Appraisals, LLC, Compass Properties, Inc., Compass Point Properties, LLC, and Canton Crossing II, LLC and indirect ownership through Compass Properties, Inc. of Compass Properties LLC and Turkey Point, LLC;

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the due organization, valid existence, good standing and corporate power and authority of each of FM Appraisals, LLC, Compass Properties, Inc., Compass Point Properties, LLC, Canton Crossing II, LLC, Compass Properties LLC and Turkey Point, LLC;

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reports filed with regulatory authorities;

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financial matters;

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books and records;

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the absence of undisclosed liabilities;

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the absence since December 31, 2016 of an event that has had, or would be reasonably likely to have, individually or in the aggregate, a material adverse effect on First Mariner and the conduct by First Mariner and its subsidiaries of their respective businesses in the ordinary and usual course of business consistent with past practice since December 31, 2016;

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tax matters;

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the assets of First Mariner and its subsidiaries;

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intellectual property and privacy matters;

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environmental matters;

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compliance with laws, orders and permits;

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compliance with the Community Reinvestment Act of 1977, which is referred to as the Community Reinvestment Act, and the regulations promulgated thereunder;

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compliance with the Foreign Corrupt Practices Act of 1977, as amended;

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labor relations;

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matters relating to employee benefit plans and ERISA;

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matters with respect to certain of First Mariner’s contracts;

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derivative transactions entered into for the account of First Mariner and its subsidiaries;

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legal proceedings;

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reports filed with regulatory authorities other than the SEC;

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investment securities;

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the accuracy of the information supplied by First Mariner in this joint proxy and information statement/prospectus;

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the inapplicability of state anti-takeover statutes;

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receipt by the First Mariner board of directors of the fairness opinion from First Mariner’s financial advisor;

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the lack of action by First Mariner that is reasonably likely to prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or materially impede or delay receipt of any of the requisite regulatory approvals;

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loan matters;

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deposits;

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allowance for loan and lease losses;

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insurance matters;

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the absence of sanctions imposed by the U.S. Department of the Treasury’s Office of Foreign Assets Control;

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the absence of undisclosed brokers’ fees and expenses;

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affiliate transactions; and

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neither First Mariner nor any subsidiary being required to register with the SEC as an investment advisor or broker-dealer, or conducting insurance operations.

In the merger agreement, Howard and Howard Bank made customary representations and warranties to First Mariner with respect to, among other things:
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the due organization, valid existence, good standing and corporate power and authority of Howard, Howard Bank, and other subsidiaries of Howard;

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Howard and Howard Bank’s authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against Howard and Howard Bank in accordance with its terms;

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the absence of conflicts with or breaches of Howard or Howard Banks’ governing documents, certain agreements or applicable laws as a result of entering into the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

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the required consents of regulatory authorities in connection with the transactions contemplated by the merger agreement;

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Howard’s capitalization, including in particular the number of shares of Howard common stock issued and outstanding;

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Howard’s SEC filings since December 31, 2016, including financial statements contained therein;

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internal controls and compliance with the Sarbanes-Oxley Act of 2002;

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the absence of undisclosed liabilities;

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the absence since December 31, 2016 of an event that has had, or would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Howard and the conduct by Howard and its subsidiaries of their respective businesses in the ordinary and usual course of business consistent with past practice since December 31, 2016;

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tax matters;

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compliance with laws, orders and permits;

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legal proceedings;

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reports filed with regulatory authorities other than the SEC;

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compliance with the Community Reinvestment Act, and the regulations promulgated thereunder;

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the accuracy of the information supplied by Howard in this joint proxy and information statement/prospectus;

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ownership of Howard common stock;

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the absence of undisclosed brokers’ fees and expenses;

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the assets of Howard and its subsidiaries;

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intellectual property and privacy matters;

•
environmental matters;

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compliance with laws, orders and permits;

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compliance with the Foreign Corrupt Practices Act of 1977, as amended;

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matters relating to employee benefit plans and ERISA;

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the inapplicability of state anti-takeover statutes;

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insurance matters; and

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the absence of sanctions imposed by the U.S. Department of the Treasury’s Office of Foreign Assets Control.

Many of the representations and warranties in the merger agreement made by First Mariner and Howard are qualified by a “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material to or have a material adverse effect on First Mariner or Howard, as applicable).
Under the merger agreement, a material adverse effect is defined, with respect to a party, as any fact, circumstance, event, change, effect, development or occurrence that, individually or in the aggregate together with all other facts, circumstances, events, changes, effects, developments or occurrences, directly or indirectly, (1) prevents or materially impairs the ability of a party to timely consummate the transactions contemplated by the merger agreement, or (2) has had or would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities or business of such party and its subsidiaries taken as a whole, but does not include effects to the extent resulting from the following (except, in certain instances, to the extent that the effects of such change disproportionately affect such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate):
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changes after the date of the merger agreement in GAAP or regulatory accounting requirements;

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changes after the date of the merger agreement in laws of general applicability to companies in the financial services industry;

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changes after the date of the merger agreement in global, national or regional political conditions or general economic or market conditions in the United States (and with respect to each of Howard, Howard Bank and First Mariner, in the respective markets in which they operate), including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets) affecting other companies in the financial services industry;

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after the date of the merger agreement, general changes in the credit markets or general downgrades in the credit markets;

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failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof unless separately excluded under the merger agreement, or changes in the trading price of a party’s common stock, in and of itself, but not including any underlying causes unless separately excluded under the merger agreement;

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the public disclosure of the merger agreement and the impact thereof on relationships with customers or employees;

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any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism; or

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actions or omissions taken with the prior written consent of the other party or expressly required by the merger agreement.

The representations and warranties in the merger agreement do not survive the effective time of the merger and, as described below under “—Effect of Termination,” if the merger agreement is validly terminated, the merger agreement will become void and have no effect (except with respect to designated provisions of the merger agreement, including those related to payment of fees and expenses and the confidential treatment of information), unless a party breached the merger agreement.
Covenants and Agreements
Conduct of Businesses Prior to the Effective Time of the Merger.   First Mariner has agreed that, prior to the effective time of the merger or termination of the merger agreement, unless the prior written consent of Howard has been obtained, it will, and will cause its subsidiaries to, (1) operate its business only in the usual, regular and ordinary course, consistent with past practice, (2) use its reasonable best efforts to preserve intact its business organization and maintain its rights, authorizations, franchises, advantageous business relationships with customers, vendors, strategic partners, suppliers, distributors and others doing business with it, and the services of its officers and key employees, and (3) take no action that would reasonably be expected to impede or materially delay the receipt of any required regulatory approvals, the consummation of the transactions contemplated by the merger agreement or performance of First Mariner’s covenants and agreements in the merger agreement. In addition, First Mariner will provide to Howard weekly reports describing approval of or entry into new loans or commitments for loans with principal balances or commitments of  $5,000,000 or more, renewals or extensions of existing loans or commitments for any loans of  $5,000,000 or more, and material amendments or modifications to loans with principal balances or commitments of  $5,000,000 or more. In addition, First Mariner will have paid all accrued salaries, wages, bonuses, and other cash compensation due through the closing of the merger, except certain specified amounts.
Additionally, First Mariner has agreed that prior to the effective time of the merger or termination of the merger agreement, unless the prior written consent of Howard has been obtained (which consent Howard may not unreasonably withhold, condition or delay) and except for certain exceptions and as otherwise expressly contemplated in the merger agreement, First Mariner will not, and will not permit any of its subsidiaries to, undertake the following actions or commit to undertake the following actions:
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amend First Mariner’s charter or bylaws or other governing documents of any of its subsidiaries;

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incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for any additional debt obligation or other obligation for borrowed money (other than the creation of deposit liabilities, purchases of federal funds, borrowings from any Federal Home Loan Bank with a maturity of not more than six months at the time of borrowing, or receipt of advances under an existing line of credit, in each case, incurred in the ordinary course of business consistent with past practice);

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repurchase, redeem, or otherwise acquire or exchange (other than in accordance with the merger agreement), directly or indirectly, any shares, or any securities convertible into or exchangeable or exercisable for any shares, of the capital stock of First Mariner or any of its subsidiaries, or make, declare, pay or set aside for payment any dividend or set any record date for or declare or make any other distribution in respect of First Mariner common stock or other equity interests;

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issue, grant sell, pledge, dispose of, encumber, authorize or propose the issuance of, enter into any contract to issue, sell, pledge, dispose of, encumber, or authorize or propose the issuance of, or otherwise permit to become outstanding, any additional shares of First Mariner common stock or any other capital stock of First Mariner or any of its subsidiaries, or any stock appreciation rights, or any option, warrant, or other equity rights;

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directly or indirectly adjust, split, combine or reclassify any capital stock or other equity interest of First Mariner or any of its subsidiaries or issue or authorize the issuance of any other securities in respect of or in substitution for shares of First Mariner common stock, or sell, transfer, lease, mortgage, permit any lien on, or otherwise dispose of, discontinue or otherwise encumber, (1) any shares of capital stock or other equity interests of First Mariner or any of its subsidiaries (unless any such shares of capital stock or other equity interests are sold or otherwise transferred to First Mariner), or (2) any asset other than pursuant to contracts in force at the date of the merger agreement;

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(1) except for purchases of investment securities in the ordinary course of business consistent with past practice, purchase any securities or make any acquisition of or investment in, either by purchase of stock or other securities or equity interests, contributions to capital, asset transfers, purchase of any assets (including any investments or commitments to invest in real estate or any real estate development project) or other business combination, or by formation of any joint venture or other business organization or by contributions to capital (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business), any person other than First Mariner, or otherwise acquire direct or indirect control over any person, or (2) enter into a plan of consolidation, merger, share exchange, share acquisition, reorganization or complete or partial liquidation with any person (other than consolidations, mergers or reorganizations solely among wholly owned subsidiaries of First Mariner), or a letter of intent, memorandum of understanding or agreement in principle with respect thereto

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(1) grant any increase in compensation or benefits to the employees or officers of First Mariner or any of its subsidiaries, except (A) for merit-based or promotion-based increases in annual base salary or wage rate for employees (other than directors or executive officers of First Mariner), in the ordinary course consistent with past practice that do not exceed, in the aggregate 3% of the aggregate cost of all employee annual base salaries and wages in effect as of the date of the merger agreement, or (B) as required by law, Contract (as in effect as of the date of the merger agreement and previously provided to Howard) or any First Mariner employee benefit plan (as in effect as of the date of the merger agreement and previously provided to Howard), (2) pay any (x) severance or termination pay or (y) any bonus other than severance or termination pay or bonus in the ordinary course of business consistent with past practice, in either case other than pursuant to First Mariner’s benefit plans in effect on the date of the merger agreement and in the case of clause (x) subject to receipt of an effective release of claims from the employee, and in the case of clause (y) to the extent required under the terms of the plan without the exercise of any upward discretion, (3) enter into, amend or increase the benefits payable under any severance, change in control, retention, bonus guarantees, collective bargaining agreement or similar agreement or arrangement with employees or officers of First Mariner or any of its subsidiaries, (4) grant any increase in fees or other increases in compensation or other benefits to directors of First Mariner or any of its subsidiaries, (5) waive any stock repurchase rights, or grant, accelerate, amend or change the period of exercisability of any equity rights or restricted stock, or authorize cash payments in exchange for any equity rights, (6) fund any rabbi trust or similar arrangement, (7) terminate the employment or services of any officer or any employee whose annual base compensation is greater than $100,000, other than for cause, or (8) hire any officer, employee, independent contractor or consultant (who is a natural person) other than to fill a new or existing vacancy in the ordinary course of business consistent with past practice;

•
except for an amendment required by law, enter into, amend or renew any employment contract between First Mariner or any of its subsidiaries and any person, unless such person has a salary not in excess of  $100,000 per year and First Mariner or its subsidiary, as applicable, has an unconditional right to terminate without liability (other than liability for services already rendered);

•
except as required by law, (1) adopt any new employee benefit plan of First Mariner or any of its subsidiaries or terminate or withdraw from, or amend, any First Mariner employee benefit plan,

(2) make any distributions from such employee benefit plans, except as required by the terms of such plans, or (3) fund or in any other way secure the payment of compensation or benefits under any First Mariner employee benefit plan;
•
make any change in any tax or accounting principles, practices or methods or systems of internal accounting controls, except as may be required to conform to changes in tax laws or regulatory accounting requirements or GAAP;

•
commence any litigation other than in the ordinary course of business consistent with past practice or regarding enforcement of the merger agreement, or settle, waive or release or agree or consent to the issuance of any order in connection with any litigation (1) involving any liability of First Mariner or any of its subsidiaries for money damages in excess of  $100,000 or that would impose any restriction on the operations, business or assets of First Mariner or any of its subsidiaries, or (2) arising out of or relating to the transactions contemplated by the merger agreement;

•
enter into, renew, extend, modify, amend or terminate specified contracts;

•
enter into any new line of business or change in any material respect its lending, investment, risk and asset-liability management, interest rate, fee pricing or other material banking or operating policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof);

•
make, or commit to make, any capital expenditures in excess of  $100,000 individually or $250,000 in the aggregate;

•
except as required by law or applicable regulatory authorities, make any material changes in its policies and practices with respect to (1) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans, (2) its hedging practices and policies, or (3) insurance policies including materially reducing the amount of insurance coverage currently in place or failing to renew or replace any existing insurance policies;

•
cancel, compromise, waive or release any material indebtedness owed to any person or any claims held by any person, except for (1) sales of loans and sales of investment securities, in each case in the ordinary course of business consistent with past practice, or (2) as expressly required by the terms of any contracts in force at the date of the merger agreement;

•
permit the commencement of any construction of new structures or facilities upon, or purchase or lease any real property in respect of any branch or other facility, or make any application to open, relocate or close any branch or other facility;

•
materially change or restructure its investment securities portfolio policy or change its policies with respect to the classification or reporting of such portfolios, or invest in any mortgage-backed or mortgage-related securities which would be considered “high-risk” securities under applicable regulatory pronouncements or change its interest rate exposure through purchases, sales or otherwise, or the manner in which its investment securities portfolios are classified or reported;

•
alter materially its interest rate or fee pricing policies with respect to depository accounts of any subsidiaries of First Mariner or waive any material fees with respect thereto;

•
make, change or revoke any material tax election, change any material method of tax accounting, adopt or change any taxable year or period, file any amended material tax returns, agree to an extension or waiver of any statute of limitations with respect to the assessment or determination of taxes, settle or compromise any material tax liability of First Mariner or any of its subsidiaries, enter into any closing agreement with respect to any material tax or surrender any right to claim a material tax refund;

•
take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

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enter into any securitizations of any loans or create any special purpose funding or variable interest entity other than on behalf of clients;

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foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment (except where such an assessment has been conducted in the preceding 12 months) of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of hazardous material;

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make or acquire any loan or issue a commitment (including a letter of credit) or renew or extend an existing commitment for any Loan, or amend or modify in any material respect any loan (including in any manner that would result in any additional extension of credit, principal forgiveness, or effect any uncompensated release of collateral, i.e., at a value below the fair market value thereof as determined by First Mariner), except (1) new loans not in excess of  $8,000,000, (2) loans or commitments for loans that have previously been approved by First Mariner prior to the date of the merger agreement not in excess of  $8,000,000, (3) with respect to amendments or modifications that have previously been approved by First Mariner prior to the date of the merger agreement, amend or modify in any material respect any existing loan rated “special mention” or worse by First Mariner, as rated by First Mariner or by a regulatory authority of First Mariner, with total credit exposure not in excess of  $2,000,000, or (4) with respect to any such actions that have previously been approved by First Mariner prior to the date of the merger agreement, modify or amend any loan in a manner that would result in any additional extension of credit (in connection with a troubled debt restructuring), principal forgiveness, or effect any uncompensated release of collateral, i.e., at a value below the fair market value thereof as determined by First Mariner, in each case not in excess of  $1,000,000;

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other than in the ordinary course of business consistent with past practice, repurchase or provide indemnification relating to loans in excess of  $250,000 per occurrence or in the aggregate in excess of  $750,000; or

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agree to take, make any commitment to take or adopt any resolutions of the First Mariner board of directors in support of any of the above prohibited actions.

Howard has agreed that, prior to the effective time of the merger or termination of the merger agreement, unless the prior written consent of First Mariner has been obtained, it will, and will cause its subsidiaries to, (1) operate its business only in the usual, regular and ordinary course, consistent with past practice, (2) use its reasonable best efforts to preserve intact its business organization and maintain its rights, authorizations, franchises, advantageous business relationships with customers, vendors, strategic partners, suppliers, distributors and others doing business with it, and the services of its officers and key employees, (3) take no action that would reasonably be expected to impede or materially delay the receipt of any required regulatory approvals, the consummation of the transactions contemplated by the merger agreement or performance of Howard’s covenants and agreements in the merger agreement, and (4) consult with First Mariner as to the financial and regulatory implications of specified potential acquisitions by Howard and consider in good faith any concerns raised by First Mariner with respect to the financial and regulatory implications of specified potential acquisitions by Howard at least ten business days prior to entry into a definitive agreement related to specified potential acquisitions by Howard.
Additionally, Howard has agreed that prior to the effective time of the merger or termination of the merger agreement, unless the prior written consent of First Mariner has been obtained (which consent First Mariner may not unreasonably withhold, condition or delay) and except as otherwise expressly contemplated in the merger agreement, Howard will not, and will not permit any of its subsidiaries to, among other things, undertake the following actions:
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amend Howard’s charter or bylaws or other governing documents of Howard or its significant subsidiaries in a manner that would adversely affect First Mariner its stockholders relative to other holders of Howard common stock;

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take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

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other than in the ordinary course of business consistent with past practice, repurchase, redeem, or otherwise acquire or exchange (other than in accordance with the terms of the merger agreement), directly or indirectly, any shares, or any securities convertible into or exchangeable or exercisable for any shares, of the capital stock of Howard or any of its subsidiaries, or make, declare, pay or set aside for payment any dividend or set any record date for or declare or make any other distribution in respect of Howard’s capital stock or other equity interests;

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directly or indirectly adjust, split, combine or reclassify any capital stock or other equity interest of Howard or any of its subsidiaries or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Howard common stock;

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enter into any new line of business or change in any material respect its lending, investment, risk and asset-liability management, interest rate, fee pricing or other material banking or operating policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof);

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make any change in any tax or accounting principles, practices or methods or systems of internal accounting controls, except as may be required to conform to changes in tax laws or regulatory accounting requirements or GAAP;

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make, change or revoke any material tax election, change any material method of tax accounting, adopt or change any taxable year or period, file any amended material tax returns, agree to an extension or waiver of any statute of limitations with respect to the assessment or determination of taxes, settle or compromise any material tax liability of Howard or any of its subsidiaries, enter into any closing agreement with respect to any material tax or surrender any right to claim a material tax refund;

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knowingly take any action that is reasonably likely to result in any of the conditions to each party’s obligation to close the merger not being satisfied or materially impair Howard’s ability to perform its obligations under this agreement or to consummate the transactions contemplated by the merger agreement, except as required by applicable law; or

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agree to take, make any commitment to take or adopt any resolutions of the Howard board of directors in support of, any of the above prohibited actions.

Regulatory Matters.   Howard and First Mariner have agreed to file all reports required to be filed with regulatory authorities between the execution of the merger agreement and the consummation of the merger contemplated thereby, and to deliver to the other party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC or the FRB, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders’ equity, and cash flows for the period then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material) or applicable regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes.
Tax Matters.   Howard and First Mariner have agreed to use their respective reasonable best efforts to cause the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and to take no action that would cause the merger not to so qualify.
Employee Matters.   The merger agreement provides that employees of First Mariner or its subsidiaries will be eligible to receive benefits that are, as a whole, comparable to those provided to similarly situated Howard employees.
Prior to the effective time of the merger, if requested by Howard, First Mariner will (1) terminate the First Mariner 401(k) plan, and (2) cooperate with Howard to amend, freeze, terminate or modify any other First Mariner benefit plan to the extent and in the matter determined by Howard effective upon the effective time of the merger.

D&O Indemnification and Insurance.   The merger agreement provides that Howard will indemnify, defend and hold harmless each of the present and former directors and officers of First Mariner and its subsidiaries against all liabilities arising out of actions or omissions arising out of such person’s services in such capacities to the fullest extent permitted by applicable law and First Mariner’s governing documents in effect on the date of the merger agreement (including any provisions relating to the advancement of expenses incurred in the defense of any litigation).
The merger agreement requires Howard to use its reasonable best efforts to maintain for a period of six years after the effective time of the merger First Mariner’s existing directors’ and officers’ liability insurance policy, or policies of at least the same coverage and amounts and containing terms and conditions which are substantially no less advantageous than the current policy (or, with the consent of First Mariner prior to the effective time of the merger, any other policy), with respect to claims arising from facts or events that occurred prior to the effective time of the merger, and covering such individuals who are currently covered by such insurance. In lieu of the insurance described in the preceding sentence, prior to the effective time of the merger, Howard, or First Mariner, in consultation with Howard, may obtain a six-year “tail” prepaid policy providing coverage equivalent to such insurance.
Certain Additional Covenants.   The merger agreement also contains additional covenants, including covenants relating to the filing of this joint proxy and information statement/prospectus, obtaining required consents, the listing of the shares of Howard common stock to be issued in the merger and public announcements with respect to the transactions contemplated by the merger agreement.
Agreement Not to Solicit Other Offers
First Mariner has agreed that it and its subsidiaries will not, and will cause their respective representatives not to, directly or indirectly:
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solicit, initiate, encourage (including by providing information or assistance), facilitate or induce any acquisition proposal;

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participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any third party any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any offer or proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal;

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approve, agree to, accept, endorse or recommend any acquisition proposal; or

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approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any acquisition agreement contemplating or otherwise relating to any acquisition transaction.

First Mariner has agreed to, and to direct its representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any third party conducted prior to August 14, 2017, with respect to any offer or proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal, to request the prompt return or destruction of all confidential information previously furnished to any third party that has made or indicated an intention to make an acquisition proposal and not to waive or amend any “standstill” provision or provisions of similar effect to which it is a party or of which it is a beneficiary, and to strictly enforce any such provisions.
For purposes of the merger agreement,
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an “acquisition agreement” means a letter of intent, agreement in principle, merger agreement, acquisition agreement, stock purchase agreement, option agreement or other similar agreement;

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an “acquisition proposal” means any offer, inquiry, proposal or indication of interest (whether communicated to First Mainer or announced publicly to First Mariner stockholders and whether binding or non-binding) by any third party for an acquisition transaction; and

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an “acquisition transaction” means any transaction or series of related transactions (other than the transactions contemplated by the merger agreement) involving (1) any acquisition or purchase, direct or indirect, from First Mariner by any third party of 20% or more in interest of the total outstanding voting securities of First Mariner or any of its subsidiaries, or any tender offer or exchange offer that if consummated would result in any third party beneficially owning 20% or more in interest of the total outstanding voting securities of First Mariner or any of its subsidiaries, or any merger, consolidation, business combination or similar transaction involving First Mariner or any of its subsidiaries pursuant to which the First Mariner stockholders immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction, (2) any sale, lease, exchange, transfer, license, acquisition or disposition of 20% or more of the consolidated assets of First Mariner and its subsidiaries, taken as a whole, or (3) any liquidation or dissolution of First Mariner
First Mariner Stockholder Agreement, First Mariner Stockholder Consent and Recommendation of First Mariner Board of Directors
On August 14, 2017, certain stockholders of First Mariner that beneficially own or control in the aggregate approximately 88.9% of the outstanding shares of the First Mariner capital stock on an as-converted to common stock basis entered into a stockholder agreement by and among Howard and Howard Bank pursuant to which such First Mariner stockholders agreed to (i) not transfer their shares of common stock or preferred stock, subject to certain exceptions, (ii) vote their shares of common stock against certain alternative acquisition transactions and certain fundamental corporate actions, and (iii) not modify, revoke or rescind the stockholder written consent to be executed by such stockholders approving the merger and the merger agreement. On August 15, 2017, these First Mariner stockholders executed a stockholder written consent, or the First Mariner stockholder consent, approving the merger and the merger agreement and waiving their rights to dissenters’ rights under the Maryland Code, Financial Institutions, or MCFI. In addition, on August 15, 2017, another First Mariner stockholder owning approximately 10.0% of the outstanding First Mariner capital stock on an as-converted to common stock basis executed the First Mariner stockholder consent. As a result of the First Mariner stockholder agreement and First Mariner stockholder consent, the merger has been approved by the requisite stockholder vote under the MCFI by the First Mariner stockholders.
The Howard board of directors has agreed, subject to certain conditions in the merger agreement, to recommend that Howard stockholders vote in favor of approval of the merger agreement and to not withdraw, qualify or modify (or publicly propose to withdraw, qualify or modify) such recommendation in any manner adverse to Howard, or take any action or make any public statement, filing or release inconsistent with such recommendation (which is referred to as a change in Howard’s recommendation).
Conditions to Consummation of the Merger
Our respective obligations to consummate the merger are subject to the fulfillment or waiver of the following conditions:
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the approval by stockholders of each of First Mariner and Howard Bank of the merger agreement and the transactions contemplated thereby;

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the receipt of all regulatory approvals, consents, non-objections and waivers required from the FRB, the FDIC, the SEC and the Maryland Commissioner, and any other required regulatory approvals or consents, the failure of which to obtain would reasonably be expected to have a material adverse effect on Howard, Howard Bank and First Mariner (considered as a consolidated entity), in each case required to consummate the transactions contemplated by the merger agreement, and expiration of all related statutory waiting periods; provided that no such required regulatory approval may impose a burdensome condition as determined by Howard in its sole discretion;

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the absence of any rule, regulation, law, judgment, injunction or order (whether temporary, preliminary or permanent) by any court or regulatory authority of competent jurisdiction prohibiting, restricting or making illegal consummation of the transactions contemplated by the merger agreement (including the merger);

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the effectiveness of the registration statement of which this joint proxy and information statement/prospectus is a part under the Securities Act and the absence of any stop order, action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the registration statement;

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the approval of the listing on the Nasdaq Capital Market of the Howard common stock to be issued in the merger;

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receipt by each of Howard, Howard Bank and First Mariner of an opinion of Covington & Burling LLP as to certain tax matters; and

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the accuracy of the representations and warranties of the other party in the merger agreement as of the date of the merger agreement and as of the effective time of the merger, subject to the materiality standards provided in the merger agreement, and the performance by the other party in all material respects of all agreements and covenants of such party under the merger agreement prior to the effective time of the merger (and the receipt by each party of a certificate from the other party to such effect).

In addition, Howard’s obligation to consummate the merger is subject to (i) the holders of not more than five percent of the outstanding shares of First Mariner common stock and First Mariner preferred stock, considered as a single class, having demanded, properly and in writing, appraisal for such shares under Section 3-719 of the MCFI, or the waiver of such condition by Howard and (ii) Robert D. Kunisch and Thomas R. Jones entering into employment agreements in the form and substance reasonably satisfactory to Howard.
We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed in the fourth quarter of 2017 or at all. As of the date of this joint proxy and information statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.
Termination of the Merger Agreement
The merger agreements can be terminated at any time prior to the effective time of the merger by mutual consent, or by either party in the following circumstances:
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any regulatory authority denies a requisite regulatory approval, or a regulatory authority has issued a final and nonappealable rule, regulation, law, judgment, injunction or order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the applicable merger agreement, so long as the party seeking to terminate such merger agreement has used its reasonable best efforts to contest, appeal and change or remove such denial, law or order;

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the First Mariner stockholders fail to approve the merger agreement and the merger;

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the Howard stockholders fail to vote their approval of the matters relating to the merger agreement and the transactions contemplated thereby, including the shares issuance proposal, at the Howard special meeting where such matters were presented to the Howard stockholders for approval and voted upon;

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the board of directors of the other party fails to recommend the merger agreement to their stockholders;

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the merger has not been completed by July 31, 2018, which we refer to as the outside date, if the failure to consummate the transactions contemplated by the merger agreement by that date is not caused by the terminating party’s breach of such merger agreement;

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any of the conditions precedent to the obligations of such party to consummate the merger cannot be satisfied or fulfilled by the other party prior to the outside date, if the failure of such condition to be satisfied or fulfilled is not a result of such party’s failure to perform, in any material respect, any of its material covenants or agreements in the merger agreement or such party’s material breach of any of its material representations or warranties contained in the merger agreement; or

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if the FDIC or the Maryland Commissioner shall have requested in writing that Howard, Howard Bank, First Mariner or any of their respective affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to any required regulatory approval.

In addition, Howard may terminate the merger agreement if:
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the board of directors of First Mariner breaches its non-solicitation obligations and obligations with respect to other acquisition proposals in any respect;

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the board of directors of First Mariner fails to recommend to the First Mariner stockholders the approval of the merger and the merger agreement, or breaches its obligations to deliver this joint proxy and information statement/prospectus to the First Mariner stockholders or deliver the First Mariner stockholder consent by August 15, 2017; or

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if the approval of the FDIC or the Maryland Commissioner of the merger contains or would result in the imposition of a burdensome condition and there is no meaningful possibility that such approval could be revised prior to the outside date so as not to contain or result in a burdensome condition.

In addition, First Mariner may terminate the merger agreement if:
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the board of directors of Howard fails to recommend to the Howard stockholders approval of the merger and the merger agreement or breaches its obligations by failing to call, give notice of convene or hold Howard special meeting; or

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if at any time during the five business day period following the 10th trading day immediately preceding the effective date of the merger, if the average closing price of Howard common stock is less than $13.64 and the Howard common stock has underperformed the Nasdaq Bank Index by more than 20%, which termination right we refer to as the stock decline termination right. If First Mariner elects to exercise its stock decline termination right, it will give prompt written notice to Howard, and Howard will have the right within five business days of the receipt of the notice of termination to increase the number of shares of Howard common stock to be issued to holders of First Mariner capital stock in the merger so that, as a result of such adjustment, the merger consideration would be no less than the merger consideration would have been had the average closing price of Howard common stock had been $13.64.

Effect of Termination
If the merger agreement is terminated, it will become void, except that (1) designated provisions of each merger agreement will survive the termination, including those relating to payment of fees and expenses and the confidential treatment of information and (2) both Howard and First Mariner will remain liable for any liability resulting from fraud or intentional breaches by such party of the merger agreement occurring prior to such termination or abandonment. In addition, if the merger agreement is terminated under circumstances and within 12 months of such termination, First Mariner enters into an acquisition agreement with respect to an acquisition transaction or consummates an acquisition transaction then the standstill and non-solicitation provisions of the confidentiality agreement between Howard and First Mariner shall become void and have no further force or effect.
Termination Fee; Expense Reimbursement
First Mariner will pay Howard a $7,500,000 termination fee if:
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either Howard or First Mariner terminates the merger agreement as a result of   (1) the failure of the First Mariner stockholders to approve the merger and the merger agreement or (2) the merger having not been consummated by the outside date, or Howard terminates the merger agreement because a condition to closing cannot be satisfied by the outside date, and at the time of such termination a third party has made and not withdrawn, or has publicly announced an intention to make and has not withdrawn, an acquisition proposal, and within 12 months of such termination First Mariner either consummates an acquisition transaction or enters into an acquisition agreement with respect to an acquisition transaction; or
•
Howard terminates the merger agreement because the First Mariner board of directors has failed to recommend the approval of the merger agreement by the First Mariner stockholders, has breached its non-solicitation obligations and obligations with respect to other acquisition proposals, has failed to deliver the First Mariner stockholder consent by August 15, 2017, or has breached its obligations to deliver this joint proxy and information statement/prospectus to the First Mariner stockholders.

Howard will pay First Mariner a $7,500,000 million termination fee if First Mariner terminates the merger agreement because the Howard board of directors has failed to recommend to the Howard stockholders approval of the merger and the merger agreement or breaches its obligations by failing to call, give notice of convene or hold Howard special meeting. In addition, Howard shall reimburse First Mariner for all fees, costs, and expenses incurred in connection with the transactions contemplated by merger agreement if First Mariner terminates the merger agreement as a result of the Howard stockholders failing to vote their approval of the matters relating to the merger agreement and the transactions contemplated thereby, including the shares issuance proposal, at the Howard special meeting where such matters were presented to the Howard stockholders for approval and voted upon; provided, that such expense reimbursement shall not exceed $750,000.
Expenses and Fees
Each of Howard and First Mariner will be responsible for all direct costs and expenses incurred by it in connection with the transactions contemplated by the merger agreement. The costs and expenses of printing this proxy statement/prospectus, and all filing fees paid to the SEC in connection with this proxy statement/prospectus, will be borne equally by Howard and First Mariner.
Amendment, Waiver and Extension of the Merger Agreement
To the extent permitted by law, the merger agreement may be amended by a subsequent writing signed by each of the parties upon the approval of each of the parties, whether before or after First Mariner stockholders or the Howard stockholders have approved the merger agreement; however, after obtaining the First Mariner stockholder approval, the Howard stockholder approval or the approval of Howard as the sole stockholder of Howard Bank, no amendment that requires further approval by the First Mariner stockholders, the Howard stockholders or Howard as sole stockholder of Howard Bank shall be made unless such further approval by the applicable stockholders is obtained. At any time prior to the effective time of the merger, each of Howard and First Mariner, acting through its respective board of directors, chief executive officer or other authorized officer, may waive any default in the performance of any term of the merger agreement by the other party, waive or extend the time for the performance of any of the obligations of the other party, or waive any or all conditions precedent to the other party’s obligations under the merger agreement, except any condition which, if not satisfied, would result in a violation of law.
Accounting Treatment
The merger will be accounted for as an acquisition by Howard using the acquisition method of accounting in accordance with FASB ASC Topic 805, “Business Combinations.” Accordingly, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of First Mariner as of the effective time of the merger will be recorded at their respective fair values and added to those of Howard. Any excess of purchase price over the net fair values is recorded as goodwill. Consolidated financial statements of Howard issued after the merger would reflect these fair values and would not be restated retroactively to reflect the historical financial position or results of operations of First Mariner.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following general discussion constitutes the opinion of Covington & Burling LLP, subject to the assumptions and qualifications set forth below and in the tax opinion, which has been filed as Exhibit 8.1 to this registration statement to which this joint proxy and information statement/prospectus is a part, as to certain material U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) that exchange their shares of First Mariner common stock or First Mariner preferred stock for the merger consideration in the merger.
For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of First Mariner common stock or First Mariner preferred stock and you are, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if  (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes, or (4) an estate, the income of which is subject to U.S. federal income tax regardless of its source.
This discussion applies only to U.S. holders who hold their shares of First Mariner common stock or First Mariner preferred stock, as applicable, as a capital asset within the meaning of Section 1221 of the Code and exchange those shares for the merger consideration in the merger. Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, regulated investment companies and real estate investment trusts, tax-exempt organizations, holders subject to the alternative minimum tax provisions of the Code, S corporations, holders whose functional currency is not the U.S. dollar, holders who hold shares of First Mariner common stock or First Mariner preferred stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, or holders who exercise appraisal rights).
This discussion does not address any tax consequences arising under any U.S. state or local, or foreign laws, the alternative minimum tax or under any U.S. federal laws other than U.S. federal income tax laws.
If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds First Mariner common stock or First Mariner preferred stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds First Mariner common stock or First Mariner preferred stock, and any partners in such partnership, are strongly urged to consult their own tax advisors about the tax consequences of the merger to them.
This discussion, and the tax opinion referred to below, is based upon the Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings, and decisions, all as in effect on the date of this joint proxy and information statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. The opinion described below will not be binding on the Internal Revenue Service, which we refer to as the IRS, or any court. Howard and First Mariner have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which the opinion is based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.
Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You are strongly urged to consult with your own tax advisor as to the specific tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. federal, state and local, foreign and other tax laws and of changes in those laws.

U.S. Federal Income Tax Consequences of the Merger Generally
It is a condition to the obligations of each of Howard and First Mariner that they receive an opinion from Covington & Burling LLP, in form reasonably satisfactory to Howard and First Mariner, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Howard nor First Mariner currently intends to waive this opinion condition to its obligation to consummate the merger. If either Howard or First Mariner waives this opinion condition after this registration statement is declared effective by the SEC, and if the tax consequences of the merger to First Mariner stockholders have materially changed, Howard and First Mariner will recirculate appropriate soliciting materials to resolicit the votes of First Mariner stockholders. The opinion will be based on representation letters provided by Howard and First Mariner and on customary factual assumptions.
Accordingly, subject to the limitations and qualifications set forth herein and in the opinion of Covington & Burling LLP, if the merger qualifies as a reorganization, for U.S. federal income tax purposes, upon exchanging your First Mariner common stock or First Mariner preferred stock for Howard common stock, you generally will not recognize gain or loss, except with respect to cash received instead of fractional shares of Howard common stock (as discussed below).
The aggregate tax basis of the Howard common stock that you receive in the merger, including any fractional shares deemed received and redeemed for cash as described below, will equal your aggregate adjusted tax basis in the shares of First Mariner common stock or First Mariner preferred stock, as applicable, that you surrender in the merger. Your holding period for the shares of Howard common stock that you receive in the merger (including any fractional share deemed received and redeemed for cash as described below) will include your holding period for the shares of First Mariner common stock or First Mariner preferred stock, as applicable, that you surrender in the merger. The basis and holding period of each block of Howard common stock you receive will be determined on a block-for-block basis depending on the basis and holding period of the blocks of First Mariner common stock or First Mariner preferred stock exchanged for such block of Howard common stock. You should consult your tax advisors regarding the manner in which shares of Howard common stock should be allocated among different blocks of your First Mariner common stock and First Mariner preferred stock surrendered in the merger.
Cash Instead of Fractional Shares
If you receive cash instead of a fractional share of Howard common stock, you will be treated as having received such fractional share of Howard common stock pursuant to the merger and then as having received cash in exchange for such fractional share of Howard common stock. As a result, you generally will recognize gain or loss equal to the difference between the amount of cash received instead of a fractional share and the basis in your fractional share of Howard common stock as set forth above. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the effective time of the merger, your holding period for such fractional share (including the holding period of shares of First Mariner common stock or First Mariner preferred stock surrendered therefor) exceeds one year.
Net Investment Income Tax
If you are an individual U.S. holder, you will be subject to a 3.8% tax on the lesser of: (1) your “net investment income” for the relevant taxable year, or (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on your U.S. federal income tax filing status). Estates and trusts are subject to similar rules. Net investment income generally will include any capital gain recognized as a result of receiving cash instead of fractional shares, as well as, among other items, other interest, dividends, capital gains and rental or royalty income you receive. You should consult your tax advisors as to the application of the net investment income tax in your circumstances.
Information Reporting and Backup Withholding
If you are a non-corporate holder of First Mariner common stock or First Mariner preferred stock, you may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28 percent) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you:

•
furnish a correct taxpayer identification number, certify that you are not subject to backup withholding and otherwise comply with all the applicable requirements of the backup withholding rules; or

•
provide proof that you are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided you timely furnish the required information to the IRS.
Certain Reporting Requirements
If you are a U.S. holder that receives Howard common stock in the merger and are considered a “significant holder,” you will be required (1) to file a statement with your U.S. federal income tax return providing certain facts pertinent to the merger, including your tax basis in, and the fair market value of, the First Mariner common stock and First Mariner preferred stock that you surrendered, and (2) to retain permanent records of these facts relating to the merger. You are a “significant holder” if, immediately before the merger, you (a) owned at least 1% (by vote or value) of the outstanding stock of First Mariner, or (b) owned First Mariner securities with a tax basis of  $1.0 million or more.
This discussion of certain material U.S. federal income tax consequences is for general information purposes only and is not intended to be, and may not be construed as, tax advice. Holders of First Mariner common stock or First Mariner preferred stock are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

COMPARISON OF STOCKHOLDERS’ RIGHTS
If the merger is completed, holders of First Mariner Bank (“First Mariner”) common stock will have a right to receive shares of Howard Bancorp, Inc. (“Howard”) common stock for their shares of First Mariner capital stock. First Mariner and Howard are organized under the laws of the Commonwealth of Maryland. The following is a summary of the material differences between (1) the current rights of First Mariner stockholders under the Maryland General Corporation Law, or MGCL, and First Mariner’s charter and bylaws, and (2) the current rights of Howard stockholders under the MGCL, and Howard’s charter and bylaws.
The following summary is not a complete statement of the rights of stockholders of the two companies or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to the MGCL and First Mariner’s and Howard’s governing documents, which we urge First Mariner stockholders to read. Copies of Howard’s governing documents have been filed with the SEC and copies of First Mariner’s governing documents can be found at its principal office. To find out where copies of these documents can be obtained, see “Where You Can Find More Information” beginning on page [•].
	First Mariner	Howard
Capitalization:	Under First Mariner’s charter, First Mariner is authorized to issue 20 million shares of stock consisting of 10 million shares of preferred stock, designated as Series A Non-Voting Non-Cumulative Perpetual Preferred Stock, which we refer to as Series A Preferred Stock, and 10 million shares of common stock. As of August 11, 2017, there were issued and outstanding 3,725,893 shares of First Mariner common stock and 1,774,125 shares of Series A Preferred Stock outstanding.	Under Howard’s charter, Howard is authorized to issue 25 million shares of stock consisting of 5 million shares of preferred stock and 20 million shares of common stock. As of August 11, 2017, there were issued and outstanding 9,811,922 shares of Howard common stock and no shares of preferred stock outstanding.
Corporate Governance:	The rights of First Mariner stockholders are governed by Maryland law, the charter, amended bylaws of First Mariner, which we refer to as First Mariner’s bylaws, and for so long as it is in effect, the stockholders’ agreement among holders of common stock, Series A Preferred Stock and First Mariner, which we refer to as the First Mariner Stockholders Agreement.	The rights of Howard stockholders are governed by Maryland law and the charter and bylaws of Howard.
Board of Directors:
The MGCL requires that a corporation have at least one director and permits the charter or bylaws to govern the number and term of directors.
First Mariner’s charter and bylaws provide that the number of directors shall initially be 10, which number may be increased or decreased only by the First Mariner board of directors pursuant to First Mariner’s bylaws, but the number of directors shall never be less than number of directors permitted by the MCFI nor more than 15. The First Mariner charter provides that the First Mariner board of directors may fill any vacancy on the First Mariner board of directors in the manner provided

The MGCL requires that a corporation have at least one director and permits the charter or bylaws to govern the number and term of directors.
Howard’s charter and bylaws provide that the number of its directors shall be not less than five or more than 25, with the Howard board of directors having the power to set the number of directors within those limits. Pursuant to the bylaws, the directors are divided into three classes, as even in number as possible, with the terms of the classes scheduled to expire in successive years. At each annual meeting, Howard’s stockholders elect the members of a single class of directors who are elected to three-year

	First Mariner	Howard

by the First Mariner bylaws and the First Mariner Stockholders Agreement, as applicable. The First Mariner bylaws require that at least 4 directors be in office for a quorum to be present.
The First Mariner charter further provides that the majority of the directors shall be residents of the State of Maryland and shall own the amount of capital stock required by the MCFI. At each annual meeting, First Mariner’s stockholders elect the members of the First Mariner board of directors. Directors are elected by a plurality of the votes cast. First Mariner currently has 10 directors.
terms. Directors are elected by a plurality of the votes cast. Howard currently has 13 directors.
Election and Removal of Directors:
Under Maryland law, where a quorum is present, directors are elected by a plurality of the votes cast at a meeting of the stockholders, unless otherwise provided in the charter or bylaws.
First Mariner’s charter does not permit stockholders to cumulate their votes for directors.
Pursuant to First Mariner’s charter and except as otherwise set forth in the First Mariner Stockholders Agreement, directors may be removed, with or without cause, only by the affirmative vote of holders of at least two-thirds of the votes entitled to be cast generally in the election of directors.

Under Maryland law, where a quorum is present, directors are elected by a plurality of the votes cast at a meeting of the stockholders, unless otherwise provided in the charter or bylaws.

Howard’s charter does not permit stockholders to cumulate their votes for directors.
Pursuant to Howard’s charter, directors may be removed only by the affirmative vote of holders of at least 80% of the shares entitled to vote on the matter. Under the MGCL, because the Howard board of directors is divided into classes, directors may only be removed for cause.

Board Vacancies:
Under Maryland law, any vacancies existing on the First Mariner board of directors may be filled by a stockholders’ vote or by vote of the majority of the directors then in office, provided that the First Mariner board of directors must comply with the First Mariner Stockholders Agreement, if it is still in effect. If the director is elected by the First Mariner board of directors to fill a vacancy, then the director shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.
Under First Mariner’s charter and bylaws, its board of directors has the authority to fill vacancies that occur on the First Mariner board of directors, including vacancies caused by an increase in the number of directors. A director elected by the First Mariner board of directors to fill a newly created directorship or to fill a vacancy shall hold office until the next

Under Maryland law, any vacancies existing on the Howard board of directors may be filled by a stockholders’ vote or by vote of the majority of the directors then in office. If the director is elected by the Howard board of directors to fill a vacancy, then the director shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.
Under Howard’s bylaws, its board of directors has the authority to fill vacancies that occur on the Howard board of directors, including vacancies caused by an increase in the number of directors. A director elected by the Howard board of directors to fill a newly created directorship or to fill a vacancy shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, and if then reelected at such annual meeting, such reelection shall be for the remaining or new term of the class for which such director shall originally have

	First Mariner	Howard
	annual meeting of stockholders and until his or her successor shall be elected and shall qualify.	been chosen.
Vote Required for Certain Stockholder Actions and Quorum Requirement:
The MGCL provides that, if a quorum is present, then a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, unless the charter of the corporation provides otherwise.
First Mariner’s bylaws provides that holders of its common stock have the right to one vote for each share of common stock held. First Mariner’s charter provides that holders of First Mariner’s common stock do not have cumulative voting rights in the election of directors.
First Mariner’s charter provides that holders of its Series A Preferred Stock have no general voting rights. However, holders have the right to vote, as a class, as a condition to the creation of any class or series of equity securities, or any warrants, options or other rights convertible or exchangeable into any class or series of equity securities of First Mariner ranking senior to the Series A Preferred Stock as to rights upon liquidation, and the creation of any such class or series shall require the affirmative vote or consent of not less than a majority of the outstanding shares of Series A Preferred Stock.
The First Mariner charter also provides that holders of First Mariner Series A Preferred Stock are also entitled to vote together with the holders of common stock on the matters set forth in the First Mariner Stockholders Agreement.
The First Mariner Stockholders Agreement provides that the First Mariner shall not, unless such action or transaction is advised by at least a majority of the First Mariner board of directors and approved by the affirmative vote of two-thirds of the holders of shares of First Mariner common stock and Series A Preferred Stock (voting together as a single class) to (i) enter into any transaction or series of transactions involving a merger, consolidation, recapitalization or other business combination involving First Mariner; (ii) voluntarily dissolve, liquidate or wind up the affairs of First Mariner, or cause First Mariner to declare bankruptcy; (ii) sell or transfer all or substantially all of

The MGCL provides that, if a quorum is present, then a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, unless the charter of the corporation provides otherwise.
Howard’s charter provides that holders of its common stock have the right to one vote for each share of common stock held. Holders of Howard common stock do not have cumulative voting rights.
Howard’s charter provides that certain transactions, including (i) a merger or consolidation of Howard or any of its subsidiaries; (ii) the sale, exchange, transfer or other disposition (in a single transaction or a series of transactions) of all or substantially all of the assets of Howard or any of its subsidiaries; (iii) any offer for the exchange of securities of another entity for the securities of Howard (including, without limitation, a statutory share exchange); and (iv) the dissolution or liquidation of Howard, must be approved by the holders of at least 80% of its shares of capital stock entitled to vote on the matter, unless approved by a majority vote of the entire Howard board of directors.

	First Mariner	Howard
the assets of First Mariner outside of the ordinary course of business; or (iv) agree or otherwise enter into binding commitments to take any of the above actions or transactions.
Amendment of Charter:
Subject to the applicable provisions of the MCFI, First Mariner’s charter provides that the First Mariner board of directors may amend First Mariner’s charter, as authorized by law, including any amendment which alters the contract rights, as expressly set forth in First Mariner’s charter, of any shares of outstanding stock, and any objecting stockholder whose rights may or shall be thereby substantially adversely affected by any such amendment shall not be entitled to the same rights as an objecting stockholder. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation.
First Mariner’s further provides that, notwithstanding herein to the contrary and subject to applicable law, (i) for so long as the First Mariner Stockholders Agreement is in effect, any amendment to the First Mariner charter shall require the affirmative vote of holders of at least two-thirds of the capital stock of First Mariner or such other amount as the First Mariner Stockholders Agreement provides and (ii) the holders of the outstanding shares of a class of capital stock shall be entitled to vote as a class upon a proposed amendment to the First Mariner charter, if the amendment would alter or change the powers, preferences, or special rights of shares of such class so as to affect them adversely.

Under the MGCL, a corporation may amend its charter upon the submission of a proposed amendment to stockholders by the Howard board of directors and the subsequent receipt of the affirmative vote of two-thirds of all votes entitled to be cast on the matter, unless the charter provides otherwise.
Howard’s charter provides that specified provisions contained in the charter may not be repealed or amended except upon the affirmative vote of holders of at least 80% of the outstanding shares of Howard’s capital stock entitled to vote thereon. However, the Howard board of directors may amend the charter to increase or decrease the aggregate number of shares stock the corporation is authorized to issue, change the name of the corporation or name or par value of any class or series of stock of the corporation without stockholder approval.

Amendment of Bylaws:
Maryland law provides that the power to amend the bylaws is vested in the stockholders of a corporation except to the extent that the charter or bylaws vest it in the board of directors.
Per First Mariner’s bylaws, only the First Mariner board of directors, subject to the provisions of the First Mariner Stockholders Agreement, for so long as the First Mariner Stockholders Agreement is in effect, has the power to amend or repeal First Mariner’s bylaws and to make new bylaws. For so long as the First Mariner Stockholders Agreement is in effect, the First Mariner board of directors

Maryland law provides that the power to amend the bylaws is vested in the stockholders of a corporation except to the extent that the charter or bylaws vest it in the board of directors.
Per Howard’s bylaws, only the Howard board of directors has the power to amend or repeal Howard’s bylaws. Amendments to the following provisions of the bylaws require approval by two-thirds of the entire Howard board of directors: (i) provisions governing special meetings of the stockholders; (ii) provisions governing advance notice of business to be proposed by stockholders at annual meetings of the

	First Mariner	Howard

may not make any amendment with respect to any reference or inconsistent with any reference to the First Mariner Stockholders Agreement, except with the consent of the parties to the First Mariner Stockholders Agreement in the manner required to amend the relevant corresponding portion of the First Mariner Stockholders Agreement.
A majority of the First Mariner board of directors can amend any other provision of the First Mariner bylaws, subject to the provisions of the First Mariner Stockholders Agreement, for so long as the First Mariner Stockholders Agreement is in effect. Stockholders do not have the right to amend or repeal the bylaws.

stockholders; (iii) provisions governing advance notice of director nominations to be proposed by stockholders at annual meetings of the stockholders; (iv) the number of directors and their terms; (v) the removal of directors; (vi) provisions governing special meetings of the board of directors; and (vii) procedures for amending the Howard bylaws.

A majority of all of the Howard directors can amend any other provision of the Howard bylaws. Stockholders do not have the right to amend or repeal the bylaws.

Special Meetings of Stockholders:
Maryland law provides that special meetings of the stockholders may be called by the president, board of directors or by such person or persons as may be authorized by the charter or by the bylaws.
Per First Mariner’s bylaws and the MGCL, special meetings of First Mariner’s stockholders may be called at any time by the Chairman of the First Mariner board of directors, the President, Chief Executive Officer or a majority vote of the members of the First Mariner board of directors, and shall be called by its Secretary upon the request in writing of holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Notice of a special meeting shall be given not less than 10 days and not more than 90 days prior to the meeting and shall specify the date, time, place and purpose of such meeting.

Maryland law provides that special meetings of the stockholders may be called by the president, board of directors or by such person or persons as may be authorized by the charter or by the bylaws.
Per Howard’s bylaws, special meetings of Howard’s stockholders may be called at any time by the Chairman of the Howard board of directors, the President, or two-thirds of the members of the Howard board of directors, and shall be called by its Chairman, its President, its Secretary or any director upon the request in writing of holders of at least 50% of all the shares issued and outstanding and entitled to vote on the business to be transacted at such meeting.
Notice of a special meeting shall be given not less than 10 days and not more than 90 days prior to the meeting and shall specify the date, hour, place and proposed actions of such meeting.

Nomination of Directors:
The MGCL provides that a corporation may require advance notice of stockholder nominations for directors.
First Mariner’s bylaws do not provide for such advance notice, however, the First Mariner bylaws do provide that. or so long as the First Mariner Stockholders Agreement is in effect, to be qualified to be nominated for election as a director, or to serve as a director, any individual, if elected as a director, must not cause First Mariner to violate, and must meet all other requirements specified in, the First Mariner Stockholders Agreement, which include matters related to the nomination

The MGCL provides that a corporation may require advance notice of stockholder nominations for directors.
Howard’s bylaws provide that the Howard board of directors, any nominating committee or person appointed by the board of directors, or any stockholder entitled to vote for the election of directors may make nominations for the election of directors.
Nominations to be brought before an annual meeting of stockholders must be submitted not less than 90 nor more than 120 days before the anniversary date of the

	First Mariner	Howard
	of directors.	mailing of proxy materials in connection with the prior year’s annual meeting of stockholders, unless less than 100 days’ prior public disclosure of the date of the annual meeting is made, in which case nominations must be received by the tenth day following such public disclosure of the meeting date. Nominations for special meetings must be received by the tenth day following public disclosure of the date of the special meeting. Nominations must contain certain information regarding the identity and background of the proposed nominee.
Stockholder Proposal of Business:	The MGCL provides that a corporation may require advance notice of stockholder proposals to be brought before a stockholder meeting. The First Mariner bylaws require that proposals for business to be brought before a special meeting of stockholders be submitted to the attention of the Secretary of First Mariner.	The MGCL provides that a corporation may require advance notice of stockholder proposals to be brought before a stockholder meeting. The Howard bylaws require that proposals for business to be brought before an annual meeting of stockholders be submitted to the attention of the Secretary of Howard not less than 90 nor more than 120 days before the anniversary date of the mailing of proxy materials in connection with the prior year’s annual meeting of stockholders, unless less than 100 days’ prior public disclosure of the date of the annual meeting is made, in which case proposals must be received by the tenth day following such public disclosure of the meeting date. Notices of proposed business must include a brief description of the business desired to be brought before the annual meeting, the reasons for conducing such business, and certain information about the stockholder proposing such business.
Limitation of Director Liability; Indemnification:
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. First Mariner’s charter provides that no director or officer of First Mariner will be liable to First Mariner or its stockholders for money damages.
The MGCL provides that a Maryland corporation may indemnify a director against any proceeding or penalties, fines, settlements, and reasonable expenses

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Howard’s charter provides that no director or officer of Howard will be personally liable to Howard or its stockholders for money damages.
The MGCL provides that a Maryland corporation may indemnify a director against any proceeding or penalties, fines, settlements, and reasonable expenses actually incurred by the director in

	First Mariner	Howard

actually incurred by the director in connection with his duties as a director, except, if it is established that: (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper benefit in money, property or services; (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful; or (iv) in the case of a proceeding by or in the right of the corporation, the director is adjudged to be liable to the corporation, unless the court in which the suit was brought determines that indemnification is nevertheless proper, in which case indemnification is limited to expenses.
First Mariner’s charter and bylaws obligate First Mariner, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of First Mariner and at the Company’s request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, trustee, member, manager or partner who is made or threatened to be made party to, or witness in, the proceeding by reason of that persons status as a present or former director or officer of the Company and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. First Mariner’s charter and bylaws also obligate First Mariner to indemnify and advance expenses to any person who served a predecessor of First Mariner in any of the capacities described above and permit First Mariner to indemnify and advance expenses to any employee or agent of First Mariner or a predecessor of First Mariner.

connection with his duties as a director, except, if it is established that: (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper benefit in money, property or services; (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful; or (iv) in the case of a proceeding by or in the right of the corporation, the director is adjudged to be liable to the corporation, unless the court in which the suit was brought determines that indemnification is nevertheless proper, in which case indemnification is limited to expenses.
Howard’s charter and bylaws obligate Howard, to the maximum extent required or permitted by Maryland law, to indemnify its directors and officers, whether serving Howard or another entity at its request, and other employees and agents to such extent as authorized by the Howard board of directors or Howard’s bylaws.

Stockholders’ Rights of Dissent and Appraisal:	The MCFI provides stockholders of a Maryland charted trust company with the right to exercise his, her or its rights to fair value if the owner of shares of stock has (1) voted against the merger and (2) within 30 days after the merger becomes effective, has made a written demand on the successor in the merger for payment and	The MGCL provides stockholders a right to demand and receive fair value for the stockholder’s stock in the event of (i) a merger or consolidation; (ii) a share exchange; (iii) a transfer of assets requiring stockholder approval; (iv) certain amendments to the corporation’s charter; (v) the corporation engages in a business

	First Mariner	Howard
surrender any stock certificates held by such person. Failure to comply with either of these requirements will result in forfeiture of a stockholder’s right to fair value.
combination with an interested stockholder or an affiliate thereof, for a period of 5 years following the most recent date on which the interested stockholder became an interested stockholder; or (vi) the corporation is converted into another entity.
However, Howard’s charter provides that stockholders are not entitled to exercise dissenters’ rights other than as the Howard board of directors may determine.

Maryland Unsolicited Takeovers Act:
Maryland law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:
•
a classified board;

•
a two-thirds vote requirement for removing a director;

•
a requirement that the number of directors be fixed only by vote of the directors;

•
a requirement that a vacancy on the board be filled only by the affirmative vote of a majority of the remaining directors then in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•
a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

First Mariner is currently not eligible to make the foregoing elections because it does not have a class of equity securities registered under the Exchange Act.

Maryland law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:
•
a classified board;

•
a two-thirds vote requirement for removing a director;

•
a requirement that the number of directors be fixed only by vote of the directors;

•
a requirement that a vacancy on the board be filled only by the affirmative vote of a majority of the remaining directors then in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•
a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Through provisions in Howard’s and bylaws unrelated to Subtitle 8, Howard: (i) has a classified board; (ii) requires an 80% vote for the removal of any director from the Howard board of directors (and only for cause; (iii) vests in the Howard board of directors the exclusive power to fix the number of directorships; and (iv) requires, unless called by the Chairman of the Howard board of directors, the President, or by two-thirds of the members of the Howard board of directors, the written request of holders of at least 50% of all the outstanding shares entitled to vote on the business to be transacted at such meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF FIRST MARINER
The following table sets forth, as of June 30, 2017, information with respect to the beneficial ownership of First Mariner Bank’s common and preferred stock by each director, by its executive officers and by all of its directors and executive officers as a group, as well as information regarding each other person that we believe owns in excess of 5% of the outstanding common stock. First Mariner Bank’s preferred stock was issued in conjunction with the re-capitalization of the bank and is noncumulative perpetual preferred stock. The preferred stock can be exchanged on a one-for-one basis for common stock under certain events. Unless otherwise noted below, we believe that each person named in the table has or will have the sole voting and sole investment power with respect to each of the securities reported as owned by such person.
	Position	Number of Common Shares Beneficially Owned(1)	Shares Underlying Common Stock Options Exercisable Within 60 Days	Shares Underlying Common Stock Warrants Exercisable Within 60 Days	Total Common Shares	Percent of Common Shares	Number of Preferred Shares Beneficially Owned(1)	Percent of Preferred Shares
5% Stockholders
Entities Affiliated with Priam Capital Fund, L.P.(2)		555,092	—	75,000	630,092	16.31%	1,151,635	64.91%
Entities Affiliated with Patriot Financial Partners II, L.P.(3)		677,700	—	—	677,700	17.55%	322,300	18.17%
Entities Affiliated with Greenhill Capital Partners, L.P.(4)		923,335	—	—	923,335	23.91%	76,665	4.32%
TFO Financial Institutions Restructuring Fund II LLC(5)		368,950	—	—	368,950	9.55%	181,050	10.21%
Board of Directors:
W. Gary Dorsch(6)	Director	155,000			155,000	4.01%	25	*
James T. Dresher(7)	Director	182,700			182,700	4.73%	42,325	2.39%
Howard Feinglass(2)	Director	—			—	—	25	*
Josh E. Fidler(8)	Director	145,000			145,000	3.75%	25	*
Boris M. Gutin(4)	Director	—			—	—	25	*
Michael B. High(3)	Director	—			—	—	25	*
Jennifer W. Reynolds	Director	7,500			7,500	0.19%	—	*
O. James Talbott	Director	—			—	—	25	*
Jack E. Steil	Director, Chairman of Board,	28,116	25,000		53,116	1.38%	—	*
Robert D. Kunisch, Jr.	Director, Chief Executive Officer and President	75,000	25,000		100,000	2.59%	—	*
Executive Officers:
T Randy Jones	Executive Vice President, Chief Credit Officer	—	5,714		5,714	*	—	*
A. Gary Rever	Executive Vice President, Chief Operating Officer and Chief Financial Officer	—	5,714		5,714	*	—	*
All directors & executive officers as a group (13 persons)		593,316	61,428	—	654,744	16.95%	42,475	2.39%

*
Less than 1%.

(1)
For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.

(2)
This information was provided by Priam Capital and its affiliates. Includes 555,092 common shares and 1,151,635 preferred shares owned by Priam Capital I, L.P. Howard Feinglass serves as managing partner of Priam Capital and its affiliates and may be deemed to have beneficial ownership of, and sole voting and dispositive power over, securities held directly by Priam Capital. The address of each of the entities and Howard Feinglass is 745 Fifth Ave, Suite 1702 New York, NY 10151. Howard Feinglass is the founder of Priam Capital and serves on the board of directors of the bank.

(3)
This information was provided by Patriot Financial Partners II, L.P. and its affiliates. Includes 513,437 common shares and 244,181 preferred shares owned by Patriot Financial Partners II, L.P., 164,263, common shares and 78,119 preferred shares held by Patriot Financial Partners Parallel II LP. (“together the Patriot Funds II”). The Patriot Funds II’s voting and dispositive power is held by Patriot Financial Partners GP II, L.P. (“Patriot GP II”), which is the general partner of the Patriot Funds II, and by Patriot Financial Partners GP II, LLC (“Patriot II LLC”), which is the general partner of Patriot GP II, and by W. Kirk Wycoff, Ira M. Lubert, and James J. Lynch who serve as the general partners of the Funds and Patriot GP II and as the members of Patriot II LLC. The address of each of such entities and persons is the same as that of the Patriot Fund II which is 2929 Arch St, Philadelphia, Pa. 19104. Mr. Wycoff, Mr. Lubert, and Mr. Lynch each disclaim beneficial ownership of such shares of common stock, except to the extent of their respective pecuniary interest in the funds. Michael B. High currently serves as the representative of Patriot Funds II on our board of directors.

(4)
This information was provided by Greenhill Capital Partners and its affiliates.  Includes 514,806 common shares and 42,744 preferred  shares owned by Greenhill Capital Partners III L.P., 214,712 common shares and 17,828 preferred shares held by Greenhill Capital Partners (Employees) III L.P., 100,837 common shares and 8,373 preferred shares held by Greenhill Capital Partners (Cayman Islands) III L.P. and 92,980 common shares and 7,720 preferred shares held by Greenhill Capital Partners (GHL) L.P. Boris Gutin may be deemed to have beneficial ownership of, and share voting and dispositive power over, securities held directly by Greenhill Capital Partners and its affiliates.  Mr. Gutin is the Managing Director at GCP Capital and currently serves as the representative of Greenhill Capital Partners on our board of directors. As a Managing Director of Greenhill Capital Partners, Mr. Gutin has voting and investment control over and may be considered the beneficial owner of stock owned by the Greenhill Funds. Mr. Gutin disclaims any beneficial ownership of the stock owned by the Greenhill Funds.  The address of each of such entities and persons is the same as that of the Greenhill Capital Partners III L.P., which is 600 Lexington Ave, 31st floor, New York, NY 10022. Boris Gutin currently serves as the representative of Greenhill Capital Partners and its affiliates on our board of directors.

(5)
Includes 368,950 common shares and 181,050 preferred shares owned by TFO Financial Institutions Restructuring Fund II, LLC. The address for the entity is 555 5th Avenue, 6th Floor, New York, NY 10017.

(6)
Includes 150,000 common shares held by Keyser-First Mariner LLC, a wholly owned subsidiary of Keyser Capital, LLC, a private equity and real estate investment company where Mr. Dorsch serves as President and disclaims beneficial ownership of such shares of common stock, and 5,000 common shares held by MidAtlantic IRA, LLC FBO William G, Dorsch Roth IRA of which he has beneficial ownership.

(7)
Includes 182,700 common shares and 42,300 preferred shares held by Skye Fund III, LLC a wholly owned subsidiary of Skye Asset Management, LLC where Mr. Dresher serves as Chief Executive Officer and may be deemed to have beneficial ownership of, and sole voting and dispositive power over, securities held directly by Skye Fund III, LLC. The address of the entity and Mr. Dresher is 4940 Campbell Blvd, Suite 110 Baltimore MD 21236.

(8)
Includes 145,000 common shares held by Macks Managed Investments I, LLC, an investment vehicle for the Macks Family Office. Mr. Fidler serves as the Managing Member of Macks Managed Investments I, LLC and may be deemed to have beneficial ownership of, and sole voting and dispositive power over, securities held directly by Macks Managed Investments I, LLC.

LEGAL MATTERS
The validity of the Howard’s common stock to be issued in connection with the merger will be passed upon for Howard by Shulman, Rogers, Gandal, Pordy & Ecker, P.A. Certain tax matters will also be passed upon by Covington & Burling LLP.
EXPERTS
The consolidated financial statements of Howard as of and for the year ended December 31, 2016 have been incorporated in this joint proxy and information statement/prospectus by reference to Howard’s Annual Report on Form 10-K for the year ended December 31, 2016 in reliance upon the report of Dixon Hughes Goodman LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Howard as of December 31, 2015 and for each of the years in the two-year period ended December 31, 2015, have been incorporated in this joint proxy and information statement/prospectus by reference to Howard’s Annual Report on Form 10-K for the year ended December 31, 2016 in reliance upon the report of Stegman and Company, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
OTHER MATTERS
No matters other than the matters described in this joint proxy and information statement/prospectus are anticipated to be presented for action at the Howard special meeting or at any adjournment or postponement of the Howard special meeting.
WHERE YOU CAN FIND MORE INFORMATION
Howard files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services. The reports and other information filed by Howard with the SEC are also available to the public at the SEC’s website at www.sec.gov and at Howard’s website at www.howardbank.com. We have included the web addresses of the SEC and Howard as inactive textual references only. Except as specifically incorporated by reference into this joint proxy and information statement/prospectus, information on those websites is not part of this joint proxy and information statement/prospectus.
The SEC allows Howard to incorporate by reference information in this joint proxy and information statement/prospectus. This means that Howard can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy and information statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy and information statement/prospectus.
This joint proxy and information statement/prospectus incorporates by reference the documents listed below that Howard previously filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” with the SEC in a Current Report on Form 8-K). They contain important information about Howard and its financial condition.
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed with the SEC on March 16, 2017);

•
Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2017 (filed with the SEC on May 10, 2017), the fiscal quarter ended June 30, 2017 (filed with the SEC on August 9, 2017);

•
Definitive Proxy Statement on Schedule 14A for Howard’s 2017 Annual Meeting filed with the SEC on April 11, 2017;

•
Current Reports on Form 8-K filed with the SEC on January 24, 2017, February 1, 2017, March 24, 2017, May 24, 2017, August 15, 2017 and August 18, 2017; and

•
The description of Howard’s common stock contained in Howard’s Registration Statement on Form S-3 (File No. 333-219321), filed with the SEC on July 17, 2017, including any subsequent amendments or reports filed for the purpose of updating such description.

In addition, Howard also incorporates by reference additional documents that it files with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this joint proxy and information statement/prospectus and the date of the Howard special meeting. These documents include periodic and current reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (excluding any portions of such documents that have been “furnished” but not “filed” with the SEC), as well as proxy statements.
Howard has supplied all information contained or incorporated by reference in this joint proxy and information statement/prospectus relating to Howard and First Mariner has supplied all information relating to First Mariner.
Documents incorporated by reference are available from Howard or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from Howard without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy and information statement/prospectus. You can obtain documents incorporated by reference in this joint proxy and information statement/prospectus by requesting them in writing or by telephone from Howard at the following address:
Howard Bancorp, Inc.
611 University Blvd Suite 370
Ellicott City, Maryland 21043
Attention: Charles E. Schwabe
Telephone: (410) 750-0020
You will not be charged for any of these documents that you request. If you request any incorporated documents from Howard, Howard will mail them to you by first class mail, or another equally prompt means, within one business day after it receives your request.
If you have any questions concerning the merger or the joint proxy and information statement/prospectus, would like additional copies of the joint proxy and information statement/prospectus or need help voting your shares of Howard common stock, please contact Charles Schwabe, Corporate Secretary, Howard Bancorp, Inc. at (410) 750-0020.
Howard stockholders requesting documents must do so by            , 2017 to receive them before the Howard special meeting.
This joint proxy and information statement/prospectus is part of the registration statement of Howard on Form S-4 and is a prospectus of Howard, a proxy statement of Howard for the Howard special meeting and an information statement of First Mariner, respectively. Neither Howard nor First Mariner has authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this joint proxy and information statement/prospectus or in any of the materials that have been incorporated in this joint proxy and information statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this joint proxy and information statement/prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.
If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy and information statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy and information statement/prospectus does not extend to you. The information contained in this joint proxy and information statement/prospectus speaks only as of the date of this joint proxy and information statement/prospectus unless the information specifically indicates that another date applies.

ANNEX I
Agreement and Plan of Reorganization by and between Howard,
Howard Bank and First Mariner

Execution Version
AGREEMENT AND PLAN OF REORGANIZATION
BY AND BETWEEN

HOWARD BANCORP, INC.,

HOWARD BANK

AND

FIRST MARINER BANK

Dated as of August 14, 2017

Exhibit 1	Form of First Mariner Stockholder Agreement
Exhibit 2	List of Signatories to First Mariner Stockholder Consent and First Mariner Stockholder Agreement
Exhibit 3	Form of First Mariner Stockholder Consent
Exhibit 4	Forms of Employment Agreements
First Mariner’s Disclosure Memorandum
Howard’s Disclosure Memorandum

AGREEMENT AND PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into as of August 14, 2017, by and between Howard Bancorp, Inc., a Maryland corporation (“Howard”), Howard Bank, a Maryland chartered trust company and wholly owned subsidiary of Howard (“Howard Bank”) and First Mariner Bank, a Maryland chartered trust company (“First Mariner”).
Preamble
Each of the respective boards of directors of First Mariner, Howard, and Howard Bank have approved this Agreement and declared that the Merger, this Agreement and the other transactions contemplated hereby are advisable and in its best interests. This Agreement provides for the acquisition of First Mariner by Howard pursuant to the merger of First Mariner with and into Howard Bank with Howard Bank as the surviving bank. At the Effective Time of such Merger, the outstanding shares of the capital stock of First Mariner shall be converted into the right to receive a number of shares of Howard Common Stock, subject to the terms and conditions set forth herein. Concurrently with the execution of this Agreement and as an inducement for Howard and Howard Bank to enter into this Agreement, First Mariner is delivering to Howard a stockholder agreement substantially in the form attached hereto as Exhibit 1 (the “First Mariner Stockholder Agreement”) executed by each stockholder of First Mariner listed on Exhibit 2 and immediately following the execution and delivery of this Agreement, First Mariner shall secure from each stockholder of First Mariner listed on Exhibit 2 a written consent substantially in the form attached hereto as Exhibit 3 (the “First Mariner Stockholder Consent”) approving this Agreement (including the transactions contemplated hereby) and approving the principal terms of the Merger. The transactions described in this Agreement are subject to the approvals of the stockholders of First Mariner, Howard and Howard Bank and applicable regulatory authorities and the satisfaction of certain other conditions described in this Agreement. It is the intention of the Parties to this Agreement that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code. This Agreement is intended by the Parties to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.
Capitalized terms used in this Agreement and not otherwise defined herein are defined in Section 10.1 of this Agreement.
NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:
Article 1
TRANSACTIONS AND TERMS OF MERGER
1.1
Merger.

Subject to the terms and conditions of this Agreement, at the Effective Time, First Mariner shall be merged with and into Howard Bank in accordance with the provisions of Section 3-701 et. seq. of the Maryland Code, Financial Institutions (including any successor laws, rules, regulations, as amended or supplemented hereafter to the Maryland Code, Financial Institutions or any applicable law, rule, or regulations of the Maryland General Corporations Law, as amended or supplemented hereafter, the “MCFI”), as applicable, with the effects set forth in the MCFI, as applicable (the “Merger”). Howard Bank shall be the Surviving Bank resulting from the Merger, and shall succeed to and assume all the rights and obligations of First Mariner in accordance with the MCFI. Upon consummation of the Merger the separate corporate existence of First Mariner shall terminate. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved by the respective boards of directors of First Mariner, Howard and Howard Bank.
1.2
Time and Place of Closing.

The closing of the transactions contemplated hereby (the “Closing”) will take place at 10:00 A.M., Eastern Time, on the date that the Effective Time occurs, or at such other date and time as the Parties, acting through their authorized officers, may mutually agree in writing. The Closing shall be held at the offices of Howard, located at 2028 East Joppa Road Baltimore, MD 21234 or such other office designated by Howard, unless another location is mutually agreed upon by the Parties.

1.3
Effective Time.

The Merger and other transactions contemplated by this Agreement shall become effective (the “Effective Time”) on the date and at the time, designated by the Parties, specified in the certificate of merger issued by the Commissioner (the “Commissioner”) of the Maryland Office of the Commissioner of Financial Regulation (“MDOFR”), upon the execution, filing with, and acceptance for record by the State Department of Assessments and Taxation of Maryland of the articles of merger in accordance with the Maryland General Corporation Law (the “MGCL”). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall cause the Effective Time to occur on the last Business Day of the month in which satisfaction or waiver (subject to applicable Law) of the last to occur of the conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied or waived at the Closing) unless such satisfaction or waiver occurs in the last five Business Days of the month, in which case, the Effective Time shall occur on the last Business Day of the following month. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”
1.4
Charter.

The charter of Howard Bank in effect immediately prior to the Effective Time shall be the charter of the Surviving Bank until duly amended or repealed.
1.5
Bylaws.

The bylaws of Howard Bank in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Bank until duly amended or repealed.
1.6
Directors and Officers.

Subject to Section 7.17, (a) the directors of Howard and Howard Bank in office immediately prior to the Effective Time shall serve as the directors of the Howard and Surviving Bank, respectively, from and after the Effective Time in accordance with the bylaws of the Howard and the Surviving Bank, respectively; and (b) the officers of Howard and Howard Bank in office immediately prior to the Effective Time shall serve as the officers of Howard and the Surviving Bank, respectively, from and after the Effective Time in accordance with the bylaws of Howard and the Surviving Bank, respectively.
1.7
Business; Locations.

(a)   The principal office of First Mariner, as the merging bank, is 3301 Boston Street, Baltimore, MD 21224. The principal office of Howard Bank, as the Surviving Bank in the Merger, is 6011 University Boulevard, Suite 370, Ellicott City, MD 21043.
(b)   The business of the Surviving Bank shall be that of a Maryland chartered trust company. At the Effective Time, the principal office of the Surviving Bank shall be maintained at 6011 University Boulevard, Suite 370, Ellicott City, MD 21043. The Surviving Bank shall relocate its principal office to 3301 Boston Street, Baltimore, MD 21224 within a reasonable period of time following the Effective Time.
1.8
Capital Stock.

(a)   At the Effective Time, the authorized capital stock of Surviving Bank will consist of (i) 5,000,000 shares of Howard Bank common stock, par value $10.00 per share and (ii) 5,000,000 shares of Howard Bank preferred stock, par value $10.00.
(b)   At the Effective Time, the authorized capital stock of Howard will consist of  (i) 20,000,000 shares of Howard Common Stock, and (ii) 5,000,000 shares of preferred stock of Howard, par value $0.01 per share.
(c)   Neither Howard nor the Surviving Bank will issue shares of preferred stock in the Merger.

ARTICLE 2
MANNER OF CONVERTING SHARES
2.1
Conversion of Shares.

Subject to the provisions of this Article 2, at the Effective Time, by virtue of the Merger and without any action on the part of Howard, Howard Bank, First Mariner or the stockholders of any of the foregoing, the shares of Howard, Howard Bank and First Mariner shall be treated as follows:
(a)   Each share of capital stock of Howard and Howard Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.
(b)   Each share of First Mariner Common Stock and First Mariner Series A Preferred Stock issued and outstanding immediately prior to the Effective Time that is held by any Subsidiary of First Mariner, by Howard or any Subsidiary of Howard (in each case other than shares held in any Employee Benefit Plans or related trust accounts or otherwise held in any fiduciary or agency capacity or as a result of debts previously contracted) (collectively, the “Canceled Shares”) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no payment shall be made with respect thereto.
(c)   Each share of First Mariner Common Stock issued and outstanding immediately prior to the Effective Time (excluding the Canceled Shares and First Mariner Dissenting Shares) shall be converted, in accordance with the procedures set forth in Article 3, into the right to receive from Howard, without interest, 1.6624 (the “Exchange Ratio”) shares of Howard Common Stock (the “Merger Consideration”).
(d)   Each share of First Mariner Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding the Canceled Shares and First Mariner Dissenting Shares) shall be converted, in accordance with the procedures set forth in Article 3, into the right to receive the Merger Consideration set forth in Section 2.1(c) above from Howard.
(e)   All shares of First Mariner Common Stock and First Mariner Series A Preferred Stock, when so converted pursuant to Sections 2.1(c) and 2.1(d), shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or book-entry share (each a “Certificate”) registered in the transfer books of First Mariner that immediately prior to the Effective Time represented shares of First Mariner Common Stock or First Mariner Series A Preferred Stock shall cease to have any rights with respect to such First Mariner Common Stock or First Mariner Series A Preferred Stock other than the right to receive the Merger Consideration in accordance with Article 3, including the right, if any, to receive, pursuant to Section 2.5, cash in lieu of fractional shares of Howard Common Stock into which such shares of First Mariner Common Stock and First Mariner Series A Preferred Stock have been converted together with the amounts, if any, payable pursuant to Section 3.1(d).
(f)   Without limiting the other provisions of this Agreement and subject to Sections 6.2(d) and (e), if at any time during the period between the date of this Agreement and the Effective Time, First Mariner should split, combine or otherwise reclassify the shares of First Mariner Common Stock or First Mariner Series A Preferred Stock, or make a dividend or other distribution in shares of First Mariner Common Stock or First Mariner Series A Preferred Stock (including any dividend or other distribution of securities convertible into First Mariner Common Stock or First Mariner Series A Preferred Stock), or engage in a reclassification, reorganization, recapitalization or exchange or other like change, or issue additional shares of First Mariner Common Stock or First Mariner Series A Preferred Stock, or any Equity Right for First Mariner Common Stock or First Mariner Series A Preferred Stock then (without limiting any other rights of Howard hereunder), the Merger Consideration (including the Exchange Ratio) shall be equitably and proportionately adjusted, if necessary and without duplication, to reflect fully the effect of any such change.
2.2
Anti-Dilution Provisions.

Without limiting the other provisions of this Agreement and subject to Section 6.4(d), in the event Howard should split, combine or otherwise reclassify the shares of Howard Common Stock, or make a dividend or other distribution in shares of Howard Common Stock (including any dividend or other distribution of securities convertible into Howard Common Stock), or engage in a reclassification, reorganization, recapitalization or exchange or other like change (without limiting any other rights of Howard hereunder) and the record date therefor (in the case of a stock dividend) or the effective date thereof  (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Merger Consideration (including the Exchange Ratio) shall be equitably and proportionately adjusted, if necessary and without duplication, to reflect fully the effect of any such change.
2.3
Treatment of First Mariner Equity Awards.

(a)   At the Effective Time, each option granted by First Mariner to purchase shares of First Mariner Common Stock under a First Mariner Stock Option, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time (a “First Mariner Stock Option”) shall be canceled and converted into the right to receive from Howard a cash payment equal to the difference, if positive, between the Per Share Cash Amount and the exercise price of the First Mariner Stock Option. Any First Mariner Stock Option with an exercise price that equals or exceeds the Per Share Cash Amount shall be canceled and extinguished at the Effective Time with no consideration being paid to the optionholder with respect to such First Mariner Stock Option. Howard shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration payable in respect of the First Mariner Stock Options all such amounts as it is required to deduct and withhold under the Code or any provisions of federal, state, local, or foreign Tax law.
(b)   At the Effective Time, each warrant granted by First Mariner to purchase shares of First Mariner Common Stock that is outstanding and unexercised immediately prior to the Effective Time (“First Mariner Warrant”) shall be canceled and converted into the right to receive from Howard a cash payment equal to the difference, if positive, between the Per Share Cash Amount and the exercise price of such First Mariner Warrant. Any First Mariner Warrant with an exercise price that equals or exceeds the Per Share Cash Amount shall be canceled and extinguished at the Effective Time with no consideration being paid to the holder of such First Mariner Warrant with respect to such First Mariner Warrant. Howard shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration payable in respect of the First Mariner Warrants all such amounts as it is required to deduct and withhold under the Code or any provisions of federal, state, local, or foreign Tax law.
(c)   Prior to the Effective Time, First Mariner, the board of directors of First Mariner and its compensation committee, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of this Section 2.3.
2.4
Shares Held by First Mariner or Howard.

Each Canceled Share shall automatically be canceled and retired and shall cease to exist, and no consideration shall be issued or delivered in exchange therefor.
2.5
Fractional Shares.

No certificate, book-entry share or scrip representing fractional shares of Howard Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Howard shall relate to such fractional share interests, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Howard. Notwithstanding any other provision of this Agreement, each holder of shares of First Mariner Common Stock or First Mariner Series A Preferred Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Howard Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash rounded up to the nearest cent (without interest) in an amount equal to such fractional part of a share of Howard Common Stock that such holder of shares of First Mariner Common Stock or First Mariner Series A Preferred Stock would otherwise have been entitled multiplied by the Per Share Cash Consideration. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

ARTICLE 3
EXCHANGE OF SHARES
3.1
Exchange Procedures.

(a)   Deposit of Merger Consideration.   At or promptly following the Effective Time, Howard shall deposit, or shall cause to be deposited, with Computershare, Inc., or another exchange agent reasonably acceptable to First Mariner (the “Exchange Agent”) for the benefit of the holders of record of shares of First Mariner Common Stock and First Mariner Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (the “Holders”), for exchange in accordance with this Article 3, (i) evidence of Howard Common Stock in book-entry form issuable pursuant to Section 2.1(c) and Section 2.1(d) (collectively referred to as “Howard Certificates”) for shares of Howard Common Stock equal to the aggregate Merger Consideration to be issued to holders of First Mariner Common Stock and First Mariner Series A Preferred Stock and (ii) immediately available funds equal to, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.5 (collectively, the “Exchange Fund”) and Howard shall instruct the Exchange Agent to timely pay the Merger Consideration and cash in lieu of fractional shares, in accordance with this Agreement. The cash portion of the Exchange Fund shall be invested by the Exchange Agent as directed by Howard or the Surviving Bank. Interest and other income on the Exchange Fund shall be the sole and exclusive property of Howard and the Surviving Bank and shall be paid to Howard or the Surviving Bank, as Howard directs. No investment of the Exchange Fund shall relieve Howard, the Surviving Bank or the Exchange Agent from making the payments required by this Article 3 and following any losses from any such investment, Howard shall promptly provide additional funds to the Exchange Agent to the extent necessary to satisfy Howard’s obligations hereunder for the benefit of the Holders, which additional funds will be deemed to be part of the Exchange Fund.
(b)   Delivery of Merger Consideration.   As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each Holder of record of a Certificate a notice advising such Holders of the effectiveness of the Merger, including appropriate transmittal materials specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates and instructions for surrendering the Certificates to the Exchange Agent (such materials and instructions to include customary provisions with respect to delivery of an “agent’s message” with respect to Certificates that are book-entry shares). Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with the appropriate transmittal materials, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the Holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, any cash in lieu of fractional shares which such Holder has a right to receive pursuant to Section 2.5 and any dividends or distributions which such Holder has the right to receive pursuant to Section 3.1(d) with respect to the shares of First Mariner Common Stock and First Mariner Series A Preferred Stock formerly represented by such Certificate and such Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued for the benefit of Holders of the Certificates on the Merger Consideration payable upon the surrender of the Certificates. Unless otherwise agreed to by Howard, the portion of the Howard Certificates delivered to each Holder shall be in book-entry form.
(c)   Share Transfer Books.   At the Effective Time, the share transfer books of First Mariner shall be closed, and thereafter there shall be no further registration of transfers of shares of First Mariner Common Stock or First Mariner Series A Preferred Stock. From and after the Effective Time, Holders who held shares of First Mariner Common Stock or First Mariner Series A Preferred Stock immediately prior to the Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for herein. Until surrendered for exchange in accordance with the provisions of this Article 3, each Certificate theretofore representing shares of First Mariner Common Stock or First Mariner Series A Preferred Stock (other than the Canceled Shares) shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration in accordance with Article 3, including the right, if any, to receive pursuant to Section 2.5, cash in lieu of fractional shares of Howard Common Stock into which such shares of First Mariner Common Stock and First Mariner Series A Preferred Stock have been converted together with the amounts, if any, payable pursuant to Section 3.1(d). On or after the Effective Time, any Certificates presented to the Exchange Agent, Howard or the Surviving Bank for any reason shall be canceled and exchanged for the Merger Consideration, any cash in lieu of fractional shares (if any) pursuant to Section 2.5 and any dividends or distributions (if any) pursuant to Section 3.1(d) with respect to the shares of First Mariner Common Stock and First Mariner Series A Preferred Stock formerly represented thereby.
(d)   Dividends with Respect to Howard Common Stock.   No dividends or other distributions declared with respect to Howard Common Stock with a record date after the Effective Time shall be paid to the Holder of any unsurrendered Certificate with respect to the whole shares of Howard Common Stock issuable with respect to such Certificate in accordance with this Agreement until the surrender of such Certificate (or affidavit of loss in lieu thereof) in accordance with this Agreement. Subject to applicable Laws, following surrender of any such Certificate (or affidavit of loss in lieu thereof) there shall be paid to the record holder of the whole shares of Howard Common Stock, if any, issued in exchange therefor, without interest, (i) all dividends and other distributions payable in respect of any such whole shares of Howard Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid to the applicable holder and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Howard Common Stock.
(e)   Termination of Exchange Fund.   Any portion of the Exchange Fund (including any interest and other income received with respect thereto) which remains undistributed to the former Holders on the first anniversary of the Effective Time shall be delivered to Howard, and any former Holders who have not theretofore received any Merger Consideration (including any cash in lieu of fractional shares and any applicable dividends or other distributions with respect to Howard Common Stock) to which they are entitled under this Article 3 shall thereafter look only to Howard and the Surviving Bank for payment of their claims with respect thereto.
(f)   No Liability.   If any Certificates shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration would escheat to or become the property of any Regulatory Authority), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of Howard, free and clear of all claims or interest of any Person previously entitled thereto or their successors, assigns, or personal representatives. None of Howard, First Mariner, the Surviving Bank or the Exchange Agent, or any employee, officer, director, agent or Affiliate of any of them, shall be liable to any Holder in respect of any cash that would have otherwise been payable in respect of any Certificate from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(g)   Withholding Rights.   Each and any of Howard, the Surviving Bank or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration and any other amounts or property otherwise payable or distributable to any Person pursuant to this Agreement such amounts or property (or portions thereof) as Howard, the Surviving Bank or the Exchange Agent is required to deduct and withhold with respect to the making of such payment or distribution under the Code, and the rules and regulations promulgated thereunder, or any provision of applicable Tax Law. To the extent that amounts are so deducted or withheld and paid over to the appropriate Regulatory Authority by Howard, the Surviving Bank, or the Exchange Agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Howard, the Surviving Bank, or the Exchange Agent, as applicable.
(h)   Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Howard, the posting by such Person of a bond in such reasonable and customary amount as Howard may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article 3.
(i)   Change in Name on Certificate.   If any Howard Certificate representing shares of Howard Common Stock is to be issued in a name other than that in which the Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a Howard Certificate representing shares of Howard Common Stock in any name other than that of the registered holder of the Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
3.2
Dissenting Stockholders.

(a)   Notwithstanding anything in this Agreement to the contrary, shares of First Mariner Common Stock and First Mariner Series A Preferred Stock that are issued and outstanding immediately prior to the Effective Time and which are held by any Holder who is entitled to demand and properly demands appraisal of such shares of First Mariner Common Stock or First Mariner Series A Preferred Stock pursuant to, and who complies in all respects with, the provisions of Sections 3-718, 3-719 and 3-720 of the MCFI, shall not be converted into or be exchangeable for the right to receive any of the consideration as specified in Article 2 (the “First Mariner Dissenting Shares”), but instead such Holder shall be entitled to payment of the fair value of such First Mariner Dissenting Shares in accordance with the provisions of Sections 3-718, 3-719 and 3-720 of the MCFI. At the Effective Time, all First Mariner Dissenting Shares shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each Holder of First Mariner Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such First Mariner Dissenting Shares in accordance with the provisions of Sections 3-718, 3-719 and 3-720 of the MCFI. Notwithstanding the foregoing, if any such Holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Sections 3-718, 3-719 and 3-720 of the MCFI, or a court of competent jurisdiction shall determine that such Holder is not entitled to the relief provided by Sections 3-718, 3-719 and 3-720, then the right of such Holder to be paid the fair value of such Holder’s First Mariner Dissenting Shares under Sections 3-718, 3-719 and 3-720 of the MCFI shall cease and such First Mariner Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.1(c) of this Agreement, any cash in lieu of fractional shares (if any) pursuant to Section 2.5 and any dividends or distributions (if any) pursuant to Section 3.1(d).
(b)   First Mariner shall give Howard prompt written notice (but in any event within 24 hours) to Howard of any demands for appraisal of any shares of First Mariner Common Stock or First Mariner Series A Preferred Stock and any withdrawals of such demands, and Howard shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. First Mariner shall not, except with the prior written consent of Howard, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment.
(c)   Howard, as the sole stockholder of Howard Bank, affirmatively waives its rights of appraisal or any dissenters’ rights that Howard may have (whether under the MCFI, MGCL or otherwise) or could potentially have or acquire in connection with the Merger.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF FIRST MARINER
Except as Previously Disclosed, First Mariner hereby represents and warrants to Howard and Howard Bank as follows:
4.1
Organization, Standing, and Power.

(a)   First Mariner is a trust company duly organized, validly existing, and in good standing under the Laws of the State of Maryland and has the corporate power and authority necessary to carry on its business as now conducted and to own, lease and operate its Assets. First Mariner is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such failure to be so qualified or licensed has not had or would not be reasonably expected to have a Material Adverse Effect. First Mariner is authorized by the MDOFR to engage in the business of banking as a Maryland trust company. True, complete and correct copies of the charter of First Mariner and the amended and restated bylaws of First Mariner, each as in effect as of the date of this Agreement, have been delivered or made available to Howard.

4.2
Authority of First Mariner; No Breach By Agreement.

(a)   Authority.   First Mariner has the corporate power and authority necessary to execute, deliver, and, other than with respect to the Merger, perform this Agreement, and with respect to the Merger, upon the adoption and approval of this Agreement and the Merger by First Mariner’s stockholders pursuant to the First Mariner Stockholder Consent in accordance with this Agreement and MCFI, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized and approved by all necessary corporate action in respect thereof on the part of First Mariner (including, the adoption of a resolution by all of the members of the board of directors of First Mariner that the Merger and this Agreement are advisable and in the best interests of First Mariner and directing the submission of this Agreement to a vote by First Mariner’s stockholders), subject to the approval of this Agreement by the affirmative vote of the holders of at least two-thirds of the outstanding shares of First Mariner Common Stock (including holders of outstanding shares of First Mariner Series A Preferred Stock on an as-converted basis to First Mariner Common Stock voting with the holders of First Mariner Common Stock as a single class) entitled to vote on the Merger and this Agreement (the “First Mariner Stockholder Approval”). Subject to such requisite stockholder approval, and assuming the due authorization, execution and delivery by Howard and Howard Bank, this Agreement represents a legal, valid, and binding obligation of First Mariner, enforceable against First Mariner in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The execution of the First Mariner Stockholder Consent by the First Mariner stockholders listed on Exhibit 2 hereof is sufficient for the First Mariner Stockholder Approval.
(b)   No Conflicts.   Neither the execution and delivery of this Agreement by First Mariner, nor the consummation by First Mariner of the transactions contemplated hereby, nor compliance by First Mariner with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of First Mariner’s charter or amended and restated bylaws or articles of incorporation, bylaws or other governing instruments of any First Mariner Entity or any resolution adopted by the board of directors or the stockholders of any First Mariner Entity, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any First Mariner Entity under, any material Contract or material Permit of any First Mariner Entity, or (iii) subject to receipt of the Requisite Regulatory Approvals, constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any First Mariner Entity or any of their respective material Assets.
(c)   Consents.   Other than in connection or compliance with the provisions of the Securities Laws (including the filing and declaration of effectiveness of the Registration Statement), applicable state corporate and securities Laws, the MCFI, the Laws of the State of Maryland with respect to First Mariner, and Consents required from Regulatory Authorities, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by First Mariner of the Merger and the other transactions contemplated in this Agreement.
(d)   First Mariner Debt.   First Mariner has no debt that is secured by First Mariner capital stock.
4.3
Capitalization of First Mariner.

(a)   Ownership.   The authorized capital stock of First Mariner consists of  (i) 10,000,000 shares of First Mariner Common Stock, $10.00 par value per share and (ii) 10,000,000 shares of First Mariner Series A Preferred Stock, $10.00 par value per share. As of the close of business on August 11, 2017, (i) 3,725,893 shares of First Mariner Common Stock were issued and outstanding, (ii) 695,000 shares of First Mariner Common Stock were reserved for issuance upon the exercise of outstanding First Mariner Stock Options, (iii) 75,000 shares of First Mariner Common Stock were reserved for issuance upon the exercise of outstanding First Mariner Warrants and (iv) 1,774,125 shares of First Mariner Series A Preferred Stock were issued and outstanding. As of the Effective Time, no more than (A) 3,924,179 shares of First Mariner

Common Stock will be issued and outstanding, (B) no more than 695,000 shares of First Mariner Common Stock will be reserved for issuance upon the exercise of outstanding First Mariner Stock Options, (C) no more than 75,000 shares of First Mariner Common Stock will be reserved for issuance upon the exercise of outstanding First Mariner Warrants and (D) 1,774,125 shares of First Mariner Series A Preferred Stock will be issued and outstanding.
(b)   Other Rights or Obligations.   All of the issued and outstanding shares of capital stock of First Mariner have been duly authorized and validly issued and outstanding and are fully paid and nonassessable under the MCFI and free of preemptive rights, with no personal liability attaching to the ownership thereof. None of the outstanding shares of capital stock of First Mariner has been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the current or past stockholders of First Mariner.
(c)   Outstanding Equity Rights.   Other than First Mariner Stock Options issued prior to the date of this Agreement pursuant to the First Mariner Stock Option Plans and set forth in Section 4.3(c) of First Mariner’s Disclosure Memorandum and the First Mariner Warrants, there are no (i) existing Equity Rights of any kind or any nature with respect to securities of First Mariner, (ii) Contracts under which First Mariner are or may become obligated to sell, issue or otherwise dispose of or redeem, purchase or otherwise acquire any securities of First Mariner, (iii) stockholder agreements, voting trusts or other agreements, arrangements or understandings to which First Mariner is a party or of which First Mariner is aware, that may reasonably be expected to affect the exercise of voting or any other rights with respect to the capital stock of First Mariner, or (iv) outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of First Mariner may vote.
(d)   Voting Debt.   No bonds, debentures, notes or other indebtedness of any First Mariner Entity having the right to vote (or which are convertible into, or exchangeable for, securities of First Mariner having the right to vote) on any matters on which stockholders of First Mariner may vote are issued or outstanding. There are no Contracts pursuant to which First Mariner or any of its Subsidiaries is or could be required to register shares of First Mariner’s capital stock or other securities under the Securities Act or to issue, deliver, transfer or sell any shares of capital stock, Equity Rights or other securities of First Mariner or any of its Subsidiaries. No Subsidiary of First Mariner owns any capital stock of First Mariner.
4.4
First Mariner Subsidiaries.

(a)   First Mariner has no direct or indirect Subsidiaries nor own any equity interest in any other Person, other than FM Appraisals, LLC, Compass Properties, Inc., Compass Point Properties, LLC, Canton Crossing II, LLC and indirect ownership through Compass Properties, Inc. of Compass Properties, LLC and Turkey Point, LLC. First Mariner owns all of the issued and outstanding shares of capital stock (or other equity interests) of its Subsidiaries. No capital stock (or other equity interest) of any Subsidiary of First Mariner is or may become required to be issued (other than to another First Mariner Entity) by reason of any Equity Rights, and there are no Contracts by which a Subsidiary of First Mariner is bound to issue (other than to another First Mariner Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any First Mariner Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of a Subsidiary of First Mariner (other than to another First Mariner Entity). There are no Contracts relating to the rights of any First Mariner Entity to vote or to dispose of any shares of its capital stock (or other equity interests), or any shares of capital stock (or other equity interests) of a Subsidiary of First Mariner. All of the shares of capital stock (or other equity interests) of each Subsidiary of First Mariner held by a First Mariner Entity are fully paid and nonassessable and are owned by the First Mariner Entity free and clear of any Lien. First Mariner is an “insured depository institution” as defined in the Federal Deposit Insurance Act (the “FDIA”) and applicable regulations thereunder, the deposits in which are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund to the maximum amount permitted by applicable Law and all premiums and assessments required to be paid in connection therewith have been paid when due. No proceedings for the revocation or termination of such deposit insurance are pending or, to the Knowledge of First Mariner, threatened. The articles or certificate of incorporation, bylaws, or other governing documents of each Subsidiary of First Mariner comply with applicable Law, except for any failure to be in compliance that would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on First Mariner.
(b)   Each Subsidiary of First Mariner is duly organized, validly existing, and in good standing under the Laws of the State of its organization, is authorized under applicable Laws to engage in its business and otherwise has the corporate power and authority to own or lease all of its Assets and to conduct its business in the manner in which its business is now being conducted, except for any failure to be in compliance that would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on First Mariner.
4.5
Regulatory Reports.

(a)   First Mariner has duly filed with the FDIC, the MDOFR and any other applicable Regulatory Authorities, as the case may be, all reports, returns, filings, information, data, registrations, submissions, statements, required to be filed under any applicable Law, including any and all federal and state banking Laws, and the requirements of the applicable Regulatory Authority, and such reports were complete and accurate in all material respects and in compliance in all material respects with the requirements of any applicable Law. There (i) is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any report or statement relating to any examinations, inspections or investigations of First Mariner or any of its Subsidiaries (not including any supervisory suggestions or recommendations) and (ii) are no outstanding formal or informal inquiries by, or unresolved disagreements or disputes with, any Regulatory Authority with respect to the business, operations, policies or procedures of First Mariner or any of its Subsidiaries.
4.6
Financial Matters.

(a)   First Mariner’s Financial Statements.   First Mariner has made available to Howard the First Mariner Financial Statements. The First Mariner Financial Statements with respect to periods ending prior to the date of this Agreement (i) are true, accurate and complete in all material respects, and have been prepared from, and are in accordance with the Books and Records of First Mariner and its Subsidiaries (ii) have been prepared in accordance with GAAP and regulatory accounting principles consistently applied, and (iii) fairly present in all material respects the consolidated financial condition of First Mariner as of the respective dates set forth therein and the consolidated results of operations, comprehensive income, stockholders’ equity and cash flows of First Mariner for the respective periods set forth therein. The First Mariner Financial Statements to be prepared after the date of this Agreement and prior to the Closing (A) will be true, accurate and complete in all material respects, (B) will have been prepared in accordance with GAAP and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto, and (C) will fairly present in all material respects the consolidated financial condition of First Mariner as of the respective dates set forth therein and the consolidated results of operations, comprehensive income, stockholders’ equity and cash flows of First Mariner for the respective periods set forth therein.
(b)   Call Reports.   The financial statements contained in the Call Reports with respect to periods ending after December 31, 2012, and through the date of this Agreement (i) are true, accurate and complete in all material respects, (ii) have been prepared in accordance with GAAP and regulatory accounting principles consistently applied and (iii) fairly present in all material respects the financial condition of First Mariner as of the respective dates set forth therein and the results of operations and stockholders’ equity for the respective periods set forth therein, subject to year-end adjustments. The financial statements contained in the Call Reports of First Mariner to be prepared after the date of this Agreement and prior to the Closing (A) will be true, accurate and complete in all material respects, (B) will have been prepared in accordance with GAAP and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes and (C) will fairly present in all material respects the financial condition of First Mariner as of the respective dates set forth therein and the results of operations and stockholders’ equity of First Mariner for the respective periods set forth therein, subject to year-end adjustments.
(c)   Systems and Processes.   First Mariner has devised and maintains a system of internal accounting controls sufficient to ensure that material information is made known to the management of

First Mariner as appropriate and provide reasonable assurances regarding the reliability of financial reporting and the preparation of the First Mariner Financial Statements and the Call Reports for external purposes in accordance with GAAP, including that (i) transactions are executed only in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the First Mariner Financial Statements and the Call Reports and to maintain accountability for the Assets of First Mariner, (iii) access to such Assets is permitted only in accordance with management’s authorization, and (iv) the reporting of such Assets is compared with existing Assets at regular intervals. Since December 31, 2012, neither First Mariner nor, to First Mariner’s Knowledge, any employee, auditor, accountant or representative of any First Mariner Entity has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the adequacy of such systems and processes or the accuracy or integrity of the First Mariner Financial Statements or the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of First Mariner or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that First Mariner or any of its Subsidiaries has engaged in questionable accounting or auditing practices. To First Mariner’s Knowledge, there has been no instance of fraud by any First Mariner Entity, whether or not material, that occurred during any period covered by the First Mariner Financial Statements.
(d)   Records.   The records, systems, controls, data and information of First Mariner and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of First Mariner or its Subsidiaries or its accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and/or non-direct control that would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on First Mariner. First Mariner has disclosed, based on its most recent evaluation prior to the date of this Agreement, to its auditors and the audit committee of its board of directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect its ability to record, process, summarize or report financial data and have disclosed to its auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the preparation of First Mariner’s Books and Records. No attorney representing First Mariner or any of its Subsidiaries, whether or not employed by First Mariner or any of its Subsidiaries, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by First Mariner or any of its officers, directors or employees to the board of directors of First Mariner or any committee thereof or to any director or officer of First Mariner. To First Mariner’s Knowledge, there has been no instance of fraud by any First Mariner Entity, whether or not material, that occurred during any period covered by First Mariner Financial Statements.
(e)   Auditor Independence.   During the periods covered by the First Mariner Financial Statements, First Mariner’s external auditor was independent of First Mariner and its management. As of the date hereof, First Mariner’s external auditor has not resigned or been dismissed as a result of or in connection with any disagreements with First Mariner on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
4.7
Books and Records.

The Books and Records have been and are being maintained in the Ordinary Course in accordance and compliance with all applicable accounting requirements and Laws and are complete and accurate in all material respects to reflect corporate action by First Mariner.
4.8
Absence of Undisclosed Liabilities.

No First Mariner Entity has incurred any Liability, except for Liabilities (a) incurred in the Ordinary Course since December 31, 2016, (b) incurred in connection with this Agreement and the transactions contemplated hereby, or (c) that are accrued or reserved against in the consolidated balance sheet of First Mariner as of June 30, 2017, included in the First Mariner Financial Statements at and for the period ended June 30, 2017.

4.9
Absence of Certain Changes or Events.

(a)   Since December 31, 2016, no events have occurred that have had or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on First Mariner.
(b)   Since December 31, 2016, except with respect to this Agreement and the transactions contemplated hereby, (i) First Mariner and its Subsidiaries have carried on their respective businesses only in the Ordinary Course, (ii) there has not been any material damage, destruction or other casualty loss with respect to any material Asset owned, leased or otherwise used by First Mariner or any of its Subsidiaries whether or not covered by insurance, and (iii) none of First Mariner and its Subsidiaries have taken any action that would be prohibited by Section 6.2 if taken after the date hereof.
4.10
Tax Matters.

(a)   All First Mariner Entities have timely filed with the appropriate Taxing authorities all material Tax Returns in all jurisdictions in which such Tax Returns are required to be filed, and such Tax Returns are correct and complete in all material respects. None of the First Mariner Entities is the beneficiary of any extension of time within which to file any Tax Return (other than any extensions to file Tax Returns obtained in the Ordinary Course). All Taxes of the First Mariner Entities (whether or not shown on any Tax Return) that are due have been fully and timely paid. There are no Liens for any Taxes (other than a Lien for Taxes not yet due and payable) on any of the Assets of any of the First Mariner Entities. No claim has ever been made in writing by an authority in a jurisdiction where any First Mariner Entity does not file a Tax Return that such First Mariner Entity may be subject to Taxes by that jurisdiction.
(b)   None of the First Mariner Entities has received any written notice of assessment or proposed assessment of Taxes not reflected in the First Mariner Financial Statements, and, no disputes, claims, audits or examinations regarding any Taxes of any First Mariner Entity or the Assets of any First Mariner Entity are pending or have been threatened in writing. None of the First Mariner Entities has waived any statute of limitations in respect of any Taxes.
(c)   Each First Mariner Entity has complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to chapter 3 and chapter 4 of the Code or similar provisions under state and foreign Law. Each First Mariner Entity has complied in all material respects with all due diligence and reporting requirements with respect to customer accounts related to Tax that are imposed under the Code and similar provisions under state and foreign Law, including the collection, review and retention of any required withholding certificates or comparable documents and any notice received pursuant to Section 3604(a)(1) of the Code.
(d)   The unpaid Taxes of each First Mariner Entity (i) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such First Mariner Entity and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the First Mariner Entities in filing their Tax Returns.
(e)   None of the First Mariner Entities is a party to any Tax indemnity, allocation or sharing agreement (other than any agreement solely between the First Mariner Entities and other than any customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes) and, since December 31, 2012, none of the First Mariner Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was First Mariner) or has any Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law (other than the other members of the consolidated group of which First Mariner is parent), or as a transferee or successor.
(f)   During the two-year period ending on the date hereof, none of the First Mariner Entities was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(g)   None of the First Mariner Entities will be required to include after the Closing any material adjustment in taxable income pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. None of the First Mariner Entities have participated in any “reportable transactions” within the meaning of Treasury Regulation Section 1.6011-4.
(h)   The Change Date is a change date of First Mariner within the meaning of Treasury Regulation Section 1.382-2T(f)(19), and there was not a date after the Change Date that was such a change date. For U.S. federal income tax purposes, as of January 1, 2017, First Mariner had a net operating loss carry forward of at least $119,796,968, at least $82,293,225 of which arose in taxable periods ending on or before the Change Date, and First Mariner’s Section 382 limitation (within the meaning of Section 382(b)(1) of the Code) for each taxable year ending after the Change Date with respect to the portion of the net operating loss carry forward that arose in taxable periods ending on or before the Change Date is not less than $3,668,617.
4.11
Assets.

(a)   Each First Mariner Entity has good and marketable title to those Assets reflected in the most recent First Mariner Financial Statements as being owned by such First Mariner Entity or acquired after the date thereof  (except Assets sold or otherwise disposed of since the date thereof in the Ordinary Course), free and clear of all Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the use of the properties or Assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (iv) blanket liens imposed by the Federal Reserve in the Ordinary Course, and (v) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or Assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Liens”). First Mariner is the fee simple owner of all owned Real Property and the lessee of all leasehold estates each as reflected in the most recent First Mariner Financial Statements, free and clear of all Liens of any nature whatsoever, except for Permitted Liens, and is in possession of the properties purported to be owned or leased thereunder, as applicable. There are no pending or, to the Knowledge of First Mariner, threatened condemnation or eminent domain proceedings against any Real Property that is owned or leased by First Mariner. First Mariner and its Subsidiaries own or lease all properties as are necessary to their operations as now conducted and no person has any option or right to acquire or purchase any ownership interest in the owned Real Property, or any portion thereof.
(b)   Section 4.11(b) of First Mariner’s Disclosure Memorandum sets forth a complete and correct list of all street addresses and fee owners of all real property owned, leased or licensed by any First Mariner Entity or otherwise occupied by a First Mariner Entity or used or held for use by any First Mariner Entity other than OREO (collectively, the “Real Property”). Other than as set forth on Section 4.11(b) of First Mariner’s Disclosure Memorandum, there are no Persons in possession of any portion of any of the Real Property owned or leased by any First Mariner Entity other than such First Mariner Entity, and no Person other than a First Mariner Entity has the right to use or occupy for any purpose any portion of any of the Real Property owned, leased or licensed by a First Mariner Entity. First Mariner has good and marketable fee title to all Real Property owned by it free and clear of all Liens, except Permitted Liens. There are no outstanding options, rights of first offer or refusal or other pre-emptive rights or purchase rights with respect to any such owned Real Property.
(c)   All leases of Real Property under which any First Mariner Entity, as lessee, leases Real Property, are valid, binding and enforceable in accordance with their respective terms and such First Mariner Entity has good and marketable leasehold interests to all Real Property leased by them. There is not under any such lease any material existing Default by any First Mariner Entity or, to First Mariner’s Knowledge, any other party thereto, or any event which with notice or lapse of time would constitute such a material Default and all rent and other sums and charges due and payable under such leases have been paid.
(d)   The Assets reflected in the most recent First Mariner Financial Statements which are owned or leased by the First Mariner Entities, and in combination with the Real Property, the Intellectual Property of any First Mariner Entity, and contractual benefits and burdens of the First Mariner Entities, constitute, as of the Closing Date, all of the Assets, rights and interests necessary to enable the First Mariner Entities to operate consolidated businesses in the Ordinary Course and as the same is expected to be conducted on the Closing Date.
4.12
Intellectual Property; Privacy.

(a)   Each First Mariner Entity owns or has a valid license to use (in each case, free and clear of any Liens other than Permitted Liens) all of the Intellectual Property necessary to carry on the business of such First Mariner Entity. Each First Mariner Entity is the owner of or has a license to any material Intellectual Property sold or licensed to a third party by such First Mariner Entity in connection with such First Mariner Entity’s business operations, and such First Mariner Entity has the right to convey by sale or license any material Intellectual Property so conveyed. No First Mariner Entity is in Default under any of its material Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of First Mariner threatened, which challenge the rights of any First Mariner Entity with respect to Intellectual Property used, sold or licensed by such First Mariner Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the First Mariner Entities and the use of any Intellectual Property by First Mariner and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any other Person. No Person has asserted to First Mariner or its Subsidiaries in writing that First Mariner or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such Person. Subject to any trademark filings required by Law in connection with the Merger, the validity, continuation and effectiveness of all licenses and other agreements relating to material Intellectual Property used by any First Mariner Entity in the Ordinary Course and the current terms thereof will not be affected by the transactions contemplated by this Agreement, the use of all material Intellectual Property of each of the First Mariner Entities’ trademarks will be transferred to Howard in connection with the transactions contemplated by this Agreement and after the Effective Time, no Person besides Howard shall have right and title to the “1st Mariner,” “1st Mariner Bank,” and “1st Mariner Mortgage” trademarks and tradenames.
(b)   (i) The computer, information technology and data processing systems, facilities and services used by First Mariner and each of its Subsidiaries, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “Systems”), are reasonably sufficient for the conduct of the respective businesses of First Mariner and its Subsidiaries as currently conducted; and (ii) the Systems are in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the respective businesses of First Mariner and each of its Subsidiaries as currently conducted. To First Mariner’s Knowledge, no third party has gained unauthorized access to any Systems owned or controlled by First Mariner or any of its Subsidiaries, and First Mariner and each of its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards to ensure that the Systems are secure from unauthorized access and free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials. First Mariner and each of its Subsidiaries has implemented backup and disaster recovery policies, procedures and systems consistent with generally accepted industry standards for a community bank, and sufficient to reasonably maintain the operation of the respective businesses of First Mariner and each of its Subsidiaries in all material respects.
(c)   First Mariner and each of its Subsidiaries has (i) complied in all material respects with its published privacy policies and internal privacy policies and guidelines, including with respect to the collection, storage, transmission, transfer, disclosure, destruction and use of personally identifiable information and (ii) taken commercially reasonable measures to ensure that all personally identifiable information in its possession or control is reasonably protected against loss, damage, and unauthorized access, use, modification, or other misuse. To First Mariner’s Knowledge, there has been no loss, damage, or unauthorized access, use, modification, or other misuse of any such information by First Mariner, any of its Subsidiaries or any other Person.

4.13
Environmental Matters.

(a)   Each First Mariner Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance, in all material respects, with all Environmental Laws.
(b)   There is no Litigation pending or, to the Knowledge of First Mariner, threatened before any court, governmental agency, or authority or other forum in which any First Mariner Entity or any of its Operating Properties or Participation Facilities (or First Mariner in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site currently or formerly owned, leased, or operated by any First Mariner Entity or any of its Operating Properties or Participation Facilities, nor, to the Knowledge of First Mariner, is there any reasonable basis for any Litigation of a type described in this sentence.
4.14
Compliance with Laws.

(a)   Each First Mariner Entity has, and since December 31, 2012 has had, in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now or then conducted (and have paid all fees and assessments due and payable in connection therewith). There has occurred no Default under any such Permit and to the Knowledge of First Mariner no suspension or cancellation of any such Permit is threatened. None of the First Mariner Entities:
(i)
is in Default under any of the provisions of its charter, articles of incorporation or bylaws (or other governing instruments);

(ii)
is in material Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business; or

(iii)
since December 31, 2012, has received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof  (i) asserting that any First Mariner Entity is not in material compliance with any Laws or Orders, or (ii) requiring any First Mariner Entity to enter into or consent to the issuance of a cease and desist order, injunction, formal agreement, directive, consent decree, commitment or memorandum of understanding, order of prohibition or suspension or other written statements as described under 12 U.S.C. 1818(u), or to adopt any board resolution or similar undertaking, which materially restricts the conduct of its business.

(b)   Each First Mariner Entity is in compliance in all material respects with all applicable Laws, regulatory capital requirements, or Orders to which they or their properties or Assets may be subject, including, but not limited to, the Securities Laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the United States Consumer Financial Protection Bureau, applicable Laws of the Federal Reserve, the FDIC and the MDOFR, all laws related to data protection or privacy, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and any other Law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Fair Credit Reporting Act, all other applicable fair lending and fair housing Laws or other Laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), Fair Debt Collections Practices Act, the Electronic Funds Transfer Act, all Laws relating to the truth-in-lending, real estate settlement procedures or consumer credit (including, without limitation, the Consumer Credit Protection Act, the Truth-in-Lending Act and Regulation Z, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act of 1974 and Regulation X, and the Equal Credit Opportunity Act and Regulation B, and applicable regulations thereunder), Sections 23A and 23B of the Federal Reserve Act and Regulation W, the Gramm-Leach-Bliley Act, the BHC Act, and the FDIA, the Sarbanes-Oxley Act and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. First

Mariner is “well-capitalized” (as that term is defined in applicable regulations). Since June 17, 2014, neither First Mariner nor any First Mariner Entity has received any written communication from any Regulatory Authority asserting that any First Mariner Entity is not in compliance in any material respect with any Law. No proceeding or notice has been filed, given, commenced or, to the Knowledge of First Mariner, threatened by any Regulatory Authority against any of the First Mariner Entities or any of their respective directors, officers, members, Affiliates, managers, employees or Contractors alleging any failure to so comply with all applicable Law.
(c)   First Mariner has, in all material respects, (i) properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts, (ii) timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including any requisite Custom Reports required by any agency of the U.S. Department of the Treasury, including the IRS, and (iii) timely filed all Suspicious Activity Reports with the Financial Crimes Enforcement Network (bureau of the U.S. Department of the Treasury) required to be filed by it pursuant to applicable Laws and regulations referenced in this Section 4.14 and Sections 4.16 and 4.32.
(d)   Since December 31, 2012, First Mariner and each of its Subsidiaries has properly administered, in all material respects, all accounts for which First Mariner or any of its Subsidiaries acts as a fiduciary, including accounts for which First Mariner or any of its Subsidiaries serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the applicable governing documents and applicable Laws. Since December 31, 2012, none of First Mariner or any of its Subsidiaries, or, to First Mariner’s Knowledge, any director, officer, or employee of First Mariner or its Subsidiaries, has committed any material breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.
4.15
Community Reinvestment Act Compliance.

First Mariner is an “insured depositary institution” as defined in the FDIA and applicable regulations thereunder, is in compliance in all material respects with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, has received a Community Reinvestment Act rating of  “satisfactory” or “outstanding” in its most recently completed examination, and First Mariner has no Knowledge of the existence of any fact or circumstance or set of facts or circumstances which could reasonably be expected to result in First Mariner having its current rating lowered such that it is no longer “satisfactory” or “outstanding.”
4.16
Foreign Corrupt Practices.

No First Mariner Entity, or, to the Knowledge of First Mariner, any director, officer, agent, employee or other Person acting on behalf of a First Mariner Entity has, in the course of its actions for, or on behalf of, any First Mariner Entity (a) used any corporate funds of First Mariner or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of First Mariner or any of its Subsidiaries, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, (d) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for First Mariner or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for First Mariner or any of its Subsidiaries, (e) established or maintained any unlawful fund of monies or other Assets of First Mariner or any of its Subsidiaries, (f) made any fraudulent entry on the Books and Records of First Mariner or any of its Subsidiaries or (g) violated or is in violation of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, the USA PATRIOT ACT of 2001, the money laundering Laws of any jurisdiction and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Regulatory Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Regulatory Authority or any arbitrator involving any First Mariner Entity with respect to the Money Laundering Laws is pending or, to the Knowledge of First Mariner, threatened.

4.17
Labor Relations.

(a)   No First Mariner Entity is the subject of any pending or threatened Litigation asserting that it or any other First Mariner Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state or federal labor Law or seeking to compel it or any other First Mariner Entity to bargain with any labor organization or other employee representative as to wages or conditions of employment. No First Mariner Entity, predecessor, or Affiliate of a First Mariner Entity is or since December 31, 2012 has been a party to any collective bargaining agreement or subject to any bargaining order, injunction or other Order relating to First Mariner’s relationship or dealings with its employees, any labor organization or any other employee representative, and no First Mariner Entity or Affiliate of a First Mariner Entity is currently negotiating any collectively bargaining agreement. There is no strike, slowdown, lockout or other job action or labor dispute involving any First Mariner Entity pending or threatened and there have been no such actions or disputes since December 31, 2012. To the Knowledge of First Mariner, since December 31, 2012, there has not been any attempt by any First Mariner Entity employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any First Mariner Entity.
(b)   The employment of each employee and the engagement of each independent contractor of each First Mariner Entity is terminable at will by the relevant First Mariner Entity without any penalty, liability or severance obligation incurred by any First Mariner Entity except as listed in Section 4.17(b) of First Mariner’s Disclosure Memorandum.
(c)   First Mariner has provided to Howard a true and complete list of each First Mariner Entity’s employees, including for each such employee: name, job title, Fair Labor Standards Act designation, full or part-time status, hire date, work location (identified by street address), current compensation paid or payable, all wage arrangements, fringe benefits (other than employee benefits applicable to all employees, which benefits are set forth on Section 4.18(a) of First Mariner’s Disclosure Memorandum), bonuses, incentives or commissions paid the past three years, and visa and greencard application status. To First Mariner’s Knowledge, no employee of any First Mariner Entity is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality or non-competition agreement, that in any way adversely affects or restricts the performance of such employee’s duties. Each current and former employee of the First Mariner Entities who has contributed to the creation or development of any material Intellectual Property owned by any First Mariner Entity has executed a nondisclosure and assignment-of-rights agreement for the benefit of the First Mariner Entities permanently vesting all rights in work product created by the employee during the employee’s employment or affiliation with the First Mariner Entities. No individual holding a position of Vice President or above of any First Mariner Entity has provided written notice to a First Mariner Entity of his or her intent to terminate his or her employment with the applicable First Mariner Entity as of the date hereof, and, as of the date hereof, to First Mariner’s Knowledge, no key employee intends to terminate his or her employment with First Mariner before Closing.
(d)   Each Contractor retained by the First Mariner Entities since December 31, 2012 who has contributed to the creation or development of any material Intellectual Property owned by any First Mariner Entity has executed a nondisclosure and assignment-of-rights agreement for the benefit of the First Mariner Entities and the First Mariner Entities are the owner of all rights in and to all Intellectual Property created by each Contractor in performing services for the First Mariner Entities vesting all rights in work product created in the First Mariner Entities. To First Mariner’s Knowledge, no current Contractor used by the First Mariner Entities intends to terminate his or her or its relationship with any First Mariner Entity. The First Mariner Entities have no obligation or liability with respect to any Taxes (or the withholding thereof) in connection with any Contractor nor has First Mariner performed any act or engaged in any activity that could result in First Mariner being found to be a joint employer of a Contractor under the National Labor Relations Act, the Fair Labor Standards Act, any Occupational Safety and Health Administration laws or regulations, any state worker’s compensation laws, or any other Law or regulation. Since December 31, 2012, the First Mariner Entities have properly classified, pursuant to the Code, the Fair Labor Standards Act and any other applicable Law, all Contractors retained by the

First Mariner Entities. The employment of each employee and the engagement of each Contractor of each First Mariner Entity are terminable at will by the relevant First Mariner Entity without any penalty, liability or severance obligation incurred by any First Mariner Entity.
(e)   The First Mariner Entities have no “leased employees” within the meaning of Section 414(n) of the Code.
(f)   The First Mariner Entities have, and will have as of the Closing Date, paid all accrued salaries, wages, bonuses, commissions, incentives and other cash compensation due to be paid through the date hereof. Each of the First Mariner Entities is and at all times has been in material compliance with all material Laws governing the employment of labor and the withholding of taxes, including but not limited to, all contractual commitments and all such Laws relating to wages, hours, affirmative action, collective bargaining, discrimination, civil rights, disability accommodation, employee leave, safety and health, workers’ compensation, unemployment and the collection and payment of withholding and/or Social Security Taxes and similar Taxes.
(g)   There have not been any wage and hour, discrimination, disability accommodation, or other employment claims or charges by any employee of any First Mariner Entity since December 31, 2012, nor, to First Mariner’s Knowledge, are there any such claims or charges currently threatened by any employee of any First Mariner Entity. Except for claims for benefits in the Ordinary Course under a First Mariner Benefit Plan, there have not been any proceedings by any employee of any First Mariner Entity related to their employment with such First Mariner Entity since December 31, 2012, nor, to the Knowledge of First Mariner, are there any proceedings currently threatened by any employee of any First Mariner Entity related to their employment with such First Mariner Entity. To the Knowledge of First Mariner, there are no governmental investigations open with or under consideration by the Department of Labor, Equal Employment Opportunity Commission, Office of Federal Contract Compliance Programs or any other federal or state governmental body charged with administering or enforcing employment related laws or regulations.
(h)   All of the First Mariner Entities’ employees are employed in the United States and are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed. Each individual who renders services to any First Mariner Entity has provided proof of employment eligibility and is properly classified by First Mariner as having the status of an employee or Contractor or other non-employee status (including for purposes of taxation and Tax reporting and under First Mariner Benefit Plans).
4.18
Employee Benefit Plans.

(a)   First Mariner has made available to Howard prior to the execution of this Agreement, true and correct copies of each Employee Benefit Plan currently adopted (including all amendments thereto), maintained by, sponsored in whole or in part by, or contributed to by any First Mariner Entity or ERISA Affiliate thereof for the benefit of its or their employees, retirees, directors, independent contractors, or their dependents, spouses, or other beneficiaries or under which its or their employees, retirees, former employees, directors, independent contractors, or their dependents, spouses or other beneficiaries are eligible to participate or with respect to which First Mariner or any ERISA Affiliate has or may have any obligation or Liability (collectively, the “First Mariner Benefit Plans”). Section 4.18(a) of First Mariner’s Disclosure Memorandum has a complete and accurate list of all First Mariner Benefit Plans. No First Mariner Benefit Plan is subject to any Laws other than those of the United States or any state, county, or municipality in the United States.
(b)   First Mariner has made available to Howard prior to the execution of this Agreement (i) all trust agreements or other funding arrangements currently in effect for all First Mariner Benefit Plans, (ii) the most recent determination, opinion or advisory letter from the United States Internal Revenue Service (“IRS”) as to the qualification under Section 401(a) of the Code as to any Employee Benefit Plan intended to meet the qualification requirements of Section 401(a) of the Code and all other determination letters, opinion letters, information letters or advisory opinions currently in effect issued by the IRS, the

United States Department of Labor (“DOL”) or the Pension Benefit Guaranty Corporation (“PBGC”) with respect to a First Mariner Benefit Plan, (iii) annual reports or returns on Form 5500, audited or unaudited financial statements, actuarial reports, non-discrimination tests and valuations, if any, prepared for any First Mariner Benefit Plan for the current plan year and the preceding plan year, (iv) the most recent summary plan descriptions and any material modifications thereto for any First Mariner Benefit Plan, and (v) any correspondence with the DOL, IRS, PBGC, or any other governmental entity regarding an audit investigation or correction filing with respect to a First Mariner Benefit Plan since January 1, 2013.
(c)   Each First Mariner Benefit Plan is and has been maintained in material compliance with the terms of such First Mariner Benefit Plan, and in material compliance with the applicable requirements of the Code, ERISA, and any other applicable Laws. Each First Mariner Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter, or for a prototype or volume submitter plan, opinion letter, from the IRS that is still in effect and applies to the First Mariner Benefit Plan and on which such First Mariner Benefit Plan is entitled to rely. Nothing has occurred and no circumstance exists that could reasonably be expected to adversely affect the qualified status of such First Mariner Benefit Plan. The treatment of the First Mariner Stock Options as required under Section 2.3 of this Agreement is permitted by applicable Law and the terms of the applicable plan and award agreement.
(d)   There are no threatened or pending claims or disputes under the terms of, or in connection with, the First Mariner Benefit Plans other than claims for benefits in the Ordinary Course, and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced that remain outstanding other than such routine claims in the Ordinary Course with respect to any First Mariner Benefit Plan.
(e)   Neither First Mariner nor any First Mariner Entity has engaged in any prohibited transaction under Section 4975 of the Code or Section 406 of ERISA for which there is not an exemption available, within the meaning of Section 4975 of the Code or Section 406 of ERISA, with respect to any First Mariner Benefit Plan and no such prohibited transaction has occurred with respect to any First Mariner Benefit Plan that would be reasonably expected to result in any material liability or excise Tax under ERISA or the Code. Neither First Mariner, any First Mariner Entity, nor any committee of which any First Mariner Entity employee is a member has breached its fiduciary duty with respect to a First Mariner Benefit Plan in connection with any acts taken (or failed to be taken) with respect to the administration or investment of the assets of any First Mariner Benefit Plan that would reasonably be expected to result in any material liability or excise Tax under ERISA or the Code being imposed. To First Mariner’s Knowledge, no other fiduciary, within the meaning of Section 3(21) of ERISA, has breached its, his or her fiduciary duty with respect to a First Mariner Benefit Plan or otherwise has any liability in connection with any acts taken (or failed to be taken) with respect to the administration or investment of the assets of any First Mariner Benefit Plan that would reasonably be expected to result in any material liability or excise Tax under ERISA or the Code being imposed.
(f)   Each Employee Benefit Plan that is a health plan has been amended and administered in all material respects in accordance with the requirements of the Patient Protection and Affordable Care Act of 2010. The First Mariner Entities maintain a health plan or plans that satisfies the requirements for “minimum essential coverage” under Section 4980H(a) of the Code (as applicable to “applicable large employers” within the meaning of Section 4980H(a) of the Code, without regard to whether any such First Mariner Entity is an “applicable large employer”), which minimum essential coverage satisfies an affordability safe harbor under Treasury Regulation Section 54.4980H-5 and provides “minimum value” as defined in Treasury Regulation Section 54.4980H-1(a)(28), and the First Mariner Entities have offered such minimum essential coverage to all “full-time employees” (within the meaning of Section 4980H of the Code) and their dependents to the extent required under Section 4980H of the Code and the regulations thereunder. None of the First Mariner Entities have or could reasonably be expected to have any material liability for Taxes under Sections 4975 through 4980 or Sections 4980C through 4980I of the Code.
(g)   Each First Mariner Benefit Plan, employment agreement, or other compensation arrangement of First Mariner that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been written, executed, and operated in compliance with Section 409A of the Code and the regulations thereunder. Neither First Mariner nor any ERISA Affiliate has at any time within the last six years, been a party to or maintained, sponsored, contributed to or has been obligated to contribute to, or had any liability with respect to, nor could First Mariner or any ERISA Affiliate reasonably be expected to have any liability with respect to such arrangement in existence prior to such six year period, (i) any plan subject to Title IV of ERISA, including a “multiemployer plan” (as defined in ERISA Section 3(37) and 4001(a)(3)); (ii) a “multiple employer plan” (within the meaning of ERISA or the Code); (iii) a self-funded health or welfare benefit plan, within the meaning of Section 3(1) of ERISA (other than a medical expense reimbursement account); (iv) any voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Code); or (v) an arrangement that is not either exempt from, otherwise not subject to or in compliance with, Section 409A of the Code or that provides for indemnification for or gross-up of any taxes thereunder. All First Mariner Stock Options, and any other stock options granted by a First Mariner Entity and outstanding at any time within the last three years, were granted at no less than “fair market value” for purposes of Section 409A of the Code, and each such stock option has at all times been exempt from Section 409A of the Code. First Mariner has made available to Howard prior to the execution of this Agreement a true and complete copy of the most recently available actuarial valuation and the most recent statement of assets for each of the First Mariner Benefit Plans that is subject to Title IV of ERISA. Each of the First Mariner Benefit Plans that is subject to Title IV of ERISA is fully funded on a termination basis and can be terminated immediately after Closing without the need for any additional funding or other costs.
(h)   No First Mariner Entity has any Liability or obligation to provide postretirement medical or life insurance benefits to any First Mariner Entity’s employees or former employees, officers, or directors, or any dependent or beneficiary thereof, except as otherwise required under state or federal benefits continuation Laws and, for which the covered individual pays the full cost of coverage. There are no restrictions on the rights of each First Mariner Entity to amend or terminate any First Mariner Benefit Plan that is a retiree health or benefit plan described in the preceding sentence and such termination will not result in any material Liability thereunder. No Tax under The Code Sections 4980B or 5000 has been incurred with respect to any First Mariner Benefit Plan and no circumstance exists which could reasonably be expected to give rise to such Tax.
(i)   All contributions required to be made to any First Mariner Benefit Plan by applicable Law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any First Mariner Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in according with First Mariner’s customary accounting method on the Books and Records of First Mariner.
(j)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, right or other compensation or benefit to any employee, officer, director or other service provider of any First Mariner Entity, or result in any of the following: (a) requirement to fund any benefits or set aside benefits in a trust (including a rabbi trust) (b) limitation on the right of any First Mariner Entity to amend, merge, or terminate any First Mariner Benefit Plan or related trust in accordance with its terms and applicable Law, (c) acceleration of the time of payment or vesting of any such payment, right, compensation or benefit, except as expressly provided in Section 2.3 herein, or (d) entitlement by any recipient of any payment or benefit to receive a “gross up” payment for any income or other Taxes that might be owed with respect to such payment or benefit. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the First Mariner Entities in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code (taking into account Section 7.8(i) hereof). Section 4.18(j) of First Mariner’s Disclosure Memorandum sets forth complete and accurate calculations with respect to each individual who has a contractual right to severance pay under any Contract with any First Mariner Entity (based upon the assumptions set forth therein) triggered by a change in control, and the amounts potentially payable to each such individual under such contractual right in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) or as a result of a termination of employment or service, taking into account any contractual provisions relating to Section 280G of the Code. No First Mariner Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 280G, Section 4999 or 409A of the Code, or otherwise.
(k)   No “reportable event” (as described in ERISA Section 4043(c) and the regulations thereunder, and determined without regard to whether the PBGC has waived the requirement to report the occurrence of such event) has occurred with respect to any such Employee Benefit Plan.
(l)   Without limiting the generality of any other representation contained herein, there exists no lien against any of the Assets arising under ERISA Sections 302(f) or 4068(a) or Code Section 412(n).
4.19
Material Contracts.

Except as otherwise reflected in the First Mariner Financial Statements, neither First Mariner nor any of its Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of  $500,000, (b) any Contract relating to the borrowing of money by any First Mariner Entity or the guarantee by First Mariner of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully secured repurchase agreements, Federal Home Loan Bank advances of depository institution Subsidiaries, and trade payables) in excess of  $5,000,000, (c) any Contract which prohibits or restricts any First Mariner Entity (and/or, following consummation of the transactions contemplated by this Agreement, Howard) from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (d) any Contract relating to the purchase or sale of any goods or services by any First Mariner Entity (other than Contracts entered into in the Ordinary Course involving payments under any individual Contract not in excess of  $100,000 or involving Loans, borrowings or guarantees originated or purchased by a First Mariner Entity in the Ordinary Course), (e) any Contract which obligates any First Mariner Entity to conduct business with any third party on an exclusive or preferential basis, (f) any Contract which requires referrals of business or requires any First Mariner Entity to make available investment opportunities to any Person on a priority or exclusive basis, (g) any Contract which grants any “most favored nation” right, right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of any First Mariner Entity, (h) any Contract which limits the payment of dividends by any First Mariner Entity, (i) any Contract pursuant to which any First Mariner Entity has agreed with any third party to a change of control transaction such as an acquisition, divestiture or merger or contains a put, call or similar right involving the purchase or sale of any equity interests or Assets of any Person and which contains representations, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations) that are still in effect, (j) any Contract pursuant to which any First Mariner Entity has agreed with any third parties to become a member of, manage or control a joint venture, partnership, limited liability company or other similar entity, (k) any Contract which relates to material Intellectual Property of any First Mariner Entity (including permitting the use of the names 1st Mariner or any variant thereof) excluding “shrink wrap” licenses, (l) any Contract that provides for payments to be made by any First Mariner Entity upon a change in control thereof, (m) any Contract that may not be canceled by Howard, First Mariner or any of their respective Subsidiaries (i) at their convenience (subject to no more than 90 days’ prior written notice) or (ii) without payment of a penalty or termination fee equal to or greater than $100,000 (assuming such Contract was terminated on the Closing Date), (n) any Contract containing any standstill or similar agreement pursuant to which any First Mariner Entity has agreed not to acquire Assets or equity interests of another Person, (o) any Contract that provides for indemnification by any First Mariner Entity of any Person, except for non-material Contracts entered into in the Ordinary Course, or (p) any other Contract or amendment thereto that would be required to be filed as an exhibit to a SEC Report filed by First Mariner with the SEC as of the date of this Agreement if First Mariner were required to file or voluntarily filed such SEC Reports (together with all Contracts referred to in Sections 4.12, 4.18(a) and 4.34, the “First Mariner Contracts”). With respect to each First Mariner Contract: (i) the Contract is legal, valid and binding on First Mariner or a Subsidiary of First Mariner and is in full force and effect and is enforceable in accordance with its terms; (ii) no First Mariner Entity is in material Default thereunder; (iii) no First Mariner Entity has repudiated or waived any material provision of any such Contract; (iv) no other party to any such Contract is, to the Knowledge of First Mariner, in Default in any material respect or has repudiated or waived any material provision thereunder, and (v) there is not pending, or to the Knowledge of First Mariner, threatened cancellations of any First Mariner Contract prior to the expiration of the term thereof. All of the First Mariner Contracts have been Previously Disclosed and complete and correct copies of each First Mariner Contract have been made available to Howard and Howard Bank. All of the indebtedness of any First Mariner Entity for money borrowed is prepayable at any time by such First Mariner Entity without penalty or premium.
4.20
Agreements with Regulatory Authorities.

Neither First Mariner nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any formal or informal written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been a recipient of any supervisory letter from, or has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Authority that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in First Mariner’s Disclosure Memorandum, a “First Mariner Regulatory Agreement”), nor has First Mariner or any of its Subsidiaries any Knowledge that any Regulatory Authority is considering issuing, initiating, ordering, or requesting any such First Mariner Regulatory Agreement.
4.21
Investment Securities.

(a)   Each of First Mariner and its Subsidiaries has good title in all material respects to all securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except (i) as set forth in the First Mariner Financial Statements and (ii) to the extent such securities or commodities are pledged in the Ordinary Course and in accordance with customary banking practices to secure obligations of First Mariner or its Subsidiaries. Such securities are valued on the books of First Mariner in accordance with GAAP in all material respects.
(b)   First Mariner and its Subsidiaries employ, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that First Mariner believes are customary and reasonable in the context of their respective businesses, and First Mariner and its Subsidiaries have, since December 31, 2012, been in compliance with such policies, practices and procedures in all material respects.
4.22
Derivative Instruments and Transactions.

All Derivative Transactions (as defined below) whether entered into for the account of any First Mariner Entity or for the account of a customer of any First Mariner Entity (a) were entered into in the Ordinary Course and in accordance with customary banking practice and applicable rules, regulations and policies of all applicable Regulatory Authorities, (b) are legal, valid and binding obligations of the First Mariner Entity party thereto and, to the Knowledge of First Mariner, each of the counterparties thereto, and (c) are in full force and effect and enforceable in accordance with their terms. First Mariner or its Subsidiaries and, to the Knowledge of First Mariner, the counterparties to all such Derivative Transactions, have duly performed, in all material respects, their obligations thereunder to the extent that such obligations to perform have accrued. To the Knowledge of First Mariner, there are no material breaches, violations or Defaults or allegations or assertions of such by any party pursuant to any such Derivative Transactions. The financial position of First Mariner and its Subsidiaries on a consolidated basis under or with respect to each such Derivative Transaction has been reflected in the Books and Records of First Mariner and such Subsidiaries in accordance with GAAP. For purposes of this Agreement, the term “Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

4.23
Legal Proceedings.

There is no Litigation instituted or pending, or, to the Knowledge of First Mariner, threatened against any First Mariner Entity, or against any current or former director, officer or employee of a First Mariner Entity in their capacities as such or Employee Benefit Plan of any First Mariner Entity, or against any Asset, interest, or right of any of them, nor are there any Orders outstanding against any First Mariner Entity, in each case, that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on First Mariner. Section 4.23 of First Mariner’s Disclosure Memorandum sets forth a list of all Litigation as of the date of this Agreement to which any First Mariner Entity is a party. Section 4.23 of First Mariner’s Disclosure Memorandum sets forth a list of all Orders to which any First Mariner Entity is subject.
4.24
Statements True and Correct.

(a)   None of the information supplied or to be supplied by any First Mariner Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Registration Statement to be filed by Howard with the SEC will, when supplied or when the Registration Statement becomes effective (or when incorporated by reference), be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. The portions of the Registration Statement and the Proxy/Information Statement relating to First Mariner and its Subsidiaries and other portions within the reasonable control of First Mariner and its Subsidiaries will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.
(b)   None of the information supplied or to be supplied by any First Mariner Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Proxy/Information Statement, and any other documents to be filed by a First Mariner Entity or any Affiliate thereof with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such information is supplied and such documents are filed (or when incorporated by reference), and with respect to the Proxy/Information Statement, when first mailed to the stockholders of First Mariner and stockholders of Howard and Howard Bank, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy/Information Statement or any amendment thereof or supplement thereto, at the time of the Howard’s Stockholders’ Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Howard’s Stockholders’ Meeting.
4.25
State Takeover Statutes and Takeover Provisions.

First Mariner has taken all action required to be taken by it in order to exempt Howard, Howard Bank, First Mariner, this Agreement, the First Mariner Stockholder Consent, the First Mariner Stockholders Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any “moratorium,” “fair price,” “affiliate transaction,” “business combination,” “control share acquisition” or similar provision of the MCFI and any successor thereto (collectively, “Takeover Laws”). No First Mariner Entity is the beneficial owner (directly or indirectly) of more than 10% of the outstanding capital stock of Howard entitled to vote in the election of Howard’s directors.
4.26
Opinion of Financial Advisor.

The board of directors of First Mariner has received the opinion of Keefe, Bruyette & Woods, Inc., which, if initially rendered verbally has been or will be confirmed by a written opinion, dated the same date, to the effect that, as of the date of the opinion, and based upon and subject to the factors, assumptions and limitations set forth therein , the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of First Mariner Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.
4.27
Tax and Regulatory Matters.

No First Mariner Entity or, to the Knowledge of First Mariner, any Affiliate thereof has taken or agreed to take any action, and First Mariner does not have any Knowledge of any agreement, plan or other circumstance, that is reasonably likely to (a) prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, or (b) materially impede or delay receipt of any of the Requisite Regulatory Approvals.
4.28
Loan Matters.

(a)   Neither First Mariner nor any of its Subsidiaries is a party to any written or oral Loan in which First Mariner or any of its Subsidiaries is a creditor which as of June 30, 2017, had an outstanding balance of  $100,000 or more and under the terms of which the obligor was, as of June 30, 2017, over 90 days delinquent in payment of principal or interest. Except as such disclosure may be limited by any applicable Law, Section 4.28(a) of the First Mariner Disclosure Memorandum sets forth a true, correct and complete list of all of the Loans of First Mariner and its Subsidiaries that, as of June 30, 2017 had an outstanding balance of  $100,000 or more and were classified by First Mariner as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the aggregate principal amount of and accrued and unpaid interest on such Loans as of such date.
(b)   Each Loan currently outstanding, (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The notes or other credit or security documents with respect to each such outstanding Loan were in compliance in all material respects with all applicable Laws at the time of origination or purchase by any First Mariner Entity and are complete and correct in all material respects.
(c)   Each outstanding Loan (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, First Mariner’s written underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable requirements of Laws.
(d)   None of the Contracts pursuant to which any First Mariner Entity has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan. Except as would not be material to First Mariner and its Subsidiaries, each Loan included in a pool of Loans originated, securitized or, to the Knowledge of First Mariner, acquired by First Mariner or any of its Subsidiaries (a “Pool”) meets all eligibility requirements (including all applicable requirements for obtaining mortgage insurance certificates and Loan guaranty certificates) for inclusion in such Pool. All such Pools have been finally certified or, if required, recertified in accordance with all applicable Laws, except where the time for certification or recertification has not yet expired. No Pools have been improperly certified, and, except as would not be material to First Mariner and its Subsidiaries, no Loan has been bought out of a Pool without all required approvals of the applicable investors.
(e)   (i) Section 4.28(e) of First Mariner’s Disclosure Memorandum sets forth a list of all Loans as of the date hereof by First Mariner to any directors, executive officers and principal stockholders (as such terms are defined in Regulation O of the Federal Reserve Board (12 C.F.R. Part 215)) of any First Mariner Entity, (ii) there are no employee, officer, director, principal stockholder or other Affiliate Loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate which was not in compliance with Regulation O and (iii) all such Loans are and were originated in compliance in all material respects with all applicable Laws.

(f)   Neither First Mariner nor any of its Subsidiaries is now nor has it ever been since December 31, 2012, subject to any material fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.
4.29
Deposits.

All of the deposits held by First Mariner (including the records and documentation pertaining to such deposits) have been established and are held in compliance in all material respects with (a) all applicable policies, practices and procedures of First Mariner, and (b) all applicable Laws, including Money Laundering Laws and anti-terrorism, or embargoed persons requirements. All of the deposits held by First Mariner are insured to the maximum limit set by the FDIC and the applicable FDIC premium and all assessments due or payable have been fully paid, and no proceedings for the termination or revocation of such insurance are pending, or, to the Knowledge of First Mariner, threatened.
4.30
Allowance for Loan and Lease Losses.

The allowance for loan and lease losses (“ALLL”) reflected in the First Mariner Financial Statements was, as of the date of each of the First Mariner Financial Statements, in the judgment of management of First Mariner, in compliance with First Mariner’s existing methodology for determining the adequacy of its ALLL and in compliance in all material respects with the standards established by the applicable Regulatory Authority, the Financial Accounting Standards Board and GAAP and is adequate.
4.31
Insurance.

First Mariner Entities are insured with reputable insurers against such risks and in such amounts as the management of First Mariner reasonably has determined to be prudent and consistent with industry practice. Section 4.31 of First Mariner’s Disclosure Memorandum contains a true, correct and complete list and a brief description (including the name of the insurer, agent, coverage and the expiration date) of all insurance policies (except for private mortgage insurance policies obtained in the Ordinary Course) in force on the date hereof with respect to the business and Assets of the First Mariner Entities, true, correct and complete copies of which policies have been made available to Howard prior to the date hereof. The First Mariner Entities are in material compliance with their insurance policies and are not in Default under any of the material terms thereof. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the First Mariner Entities. First Mariner is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all material notices and claims thereunder have been filed in due and timely fashion. To First Mariner’s Knowledge, no First Mariner Entity has received any written notice of cancellation or non-renewal of any such policies, nor, to First Mariner’s Knowledge, is the termination of any such policies threatened.
4.32
OFAC; Sanctions.

No First Mariner Entity, or any director, or officer, or to the Knowledge of First Mariner, any agent, employee, Affiliate or other Person acting on behalf of any First Mariner Entity is (a) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (i) Cuba, Iran, North Korea, Sudan, Syria or the Crimea region of Ukraine claimed by Russia (“Sanctioned Countries”), (ii) the government of any Sanctioned Country, (iii) any Person located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (iv) any Person made subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals of the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), or by the United Nations Security Council, the European Union, the United Kingdom’s Office of Financial Sanctions Implementation (Her Majesty’s Treasury), or other relevant sanctions authority (collectively, “Sanctions”), (b) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States Law, (c) is a Person currently the subject of any Sanctions or (d) located, organized or resident in any Sanctioned Country.

4.33
Brokers and Finders.

Except for Keefe, Bruyette & Woods, Inc., neither First Mariner nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.
4.34
Transactions with Affiliates.

There are no Contracts, plans, arrangements or other transactions between any First Mariner Entity, on the one hand, and (a) any officer or director of any First Mariner Entity, or (b) to First Mariner’s Knowledge, any (i) record or beneficial owner of five percent or more of the voting securities of First Mariner, (ii) Affiliate or immediate family member of any such officer, director or record or beneficial owner or (iii) any other Affiliate of First Mariner, on the other hand, except those of a type available to employees of First Mariner generally.
4.35
Investment Adviser Subsidiary.

Neither First Mariner nor any of its Subsidiaries provides investment management, investment advisory or sub-advisory services to any Person (including management and advice provided to separate accounts and participation in wrap fee programs) that is required to register with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended.
4.36
No Broker-Dealer Subsidiary.

Neither First Mariner nor any of its Subsidiaries is a broker-dealer required to be registered under the Exchange Act with the SEC.
4.37
No Insurance Subsidiary.

Neither First Mariner nor any of its Subsidiaries conducts insurance operations that require a license from any Regulatory Authority under any applicable Law.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF HOWARD
Except as Previously Disclosed, Howard hereby represents and warrants to First Mariner as follows:
5.1
The Standard.

No representation or warranty of Howard contained in Article 5 shall be deemed untrue or incorrect, and Howard shall not be deemed to have breached a representation or warranty, in each case for all purposes hereunder, including the condition set forth in Section 8.3(a), in any case as a consequence or result of the existence or absence of any fact, circumstance, change or event unless such fact, circumstance, change or event, individually or taken together with all other facts, circumstances, changes or events inconsistent with any representation or warranty contained in Article 5 has had or is reasonably likely to have a Material Adverse Effect on Howard.
5.2
Organization, Standing, and Power.

(a)   Howard.   Howard is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Maryland, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Howard is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed.

(b)   Howard Bank.   Howard Bank is a Maryland chartered trust company duly organized, validly existing, and in good standing under the Laws of the United States, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Howard Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed. Howard Bank is an “insured depository institution” as defined in the FDIA and applicable regulations thereunder, the deposits in which are insured by the FDIC through the Deposit Insurance Fund administered by the FDIC to the maximum amount permitted by applicable Law and all premiums and assessments required to be paid in connection therewith have been paid when due. No proceedings for the revocation or termination of such deposit insurance are pending or, to the Knowledge of Howard, threatened. True, complete and correct copies of the articles of incorporation of Howard Bank and the bylaws of Howard Bank, each as in effect as of the date of this Agreement, have been delivered or made available to First Mariner.
(c)   Howard Subsidiaries.
(i)
Except for 301 South Dupont Hwy., LLC, which Howard owns 60% of the issued and outstanding capital stock, Howard owns all of the issued and outstanding shares of capital stock (or other equity interests) of the Subsidiaries of Howard. No capital stock (or other equity interest) of a Subsidiary of Howard is or may become required to be issued (other than to another Howard Entity) by reason of any Equity Rights of Howard, and there are no Contracts by which a Subsidiary of Howard is bound to issue (other than to another Howard Entity) additional shares of its capital stock (or other equity interests) or Equity Rights of Howard or by which any Howard Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of a Subsidiary of Howard (other than to another Howard Entity). All of the shares of capital stock (or other equity interests) of each Subsidiary of Howard held by a Howard Entity are fully paid and nonassessable and are owned by the Howard Entity free and clear of any Lien. The articles or certificate of incorporation, bylaws, or other governing documents of each Subsidiary of Howard comply with applicable Law.

(ii)
Each Subsidiary of Howard is duly organized, validly existing, and in good standing under the Laws of the state of its organization, is authorized under applicable Laws to engage in its business and otherwise has the corporate power and authority to own or lease all of its Assets and to conduct its business in the manner in which its business is now being conducted, except for any failure to be in compliance that would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Howard.

5.3
Authority of Howard; No Breach By Agreement.

(a)   Authority.   Each of Howard and Howard Bank has the corporate power and authority necessary to execute, deliver and, other than with respect to the Merger, perform this Agreement, and with respect to the Merger, upon the adoption and approval of this Agreement and the Merger by Howard as the sole stockholder of Howard Bank, perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Howard and Howard Bank (including, approval by, and a determination by the members of the boards of directors of Howard and Howard Bank that the Merger and this Agreement are advisable and in the best interests of Howard and Howard Bank and directing the submission of this Agreement to a vote at Howard’s Stockholders’ Meeting), subject to the approval of the Merger and this Agreement by the affirmative vote of the holders of two-thirds of outstanding Howard Bank Common Stock entitled to vote and the approval of the issuance of Howard Common Stock to the holders of First Mariner Common Stock and First Mariner Series A Preferred Stock in the Merger by the affirmative vote of the holders of a majority of the votes cast by the holders of Howard Common Stock, the Merger and the issuance of Howard Common Stock in connection with the Merger. Subject to such requisite stockholder approvals and assuming the due authorization, execution and delivery by First Mariner, this Agreement represents a legal, valid, and binding obligation of Howard and Howard, enforceable against Howard and Howard Bank in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).
(b)   No Conflicts.   Neither the execution and delivery of this Agreement by Howard or Howard Bank, nor the consummation by Howard or Howard Bank of the transactions contemplated hereby, nor compliance by Howard or Howard Bank with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Howard’s or Howard Bank’s charter, bylaws or other governing instrument, respectively, or any resolution adopted by the board of directors or stockholders of any Howard Entity (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Howard Entity under any material Contract or material Permit of any Howard Entity, or (iii) subject to receipt of the Requisite Regulatory Approvals, constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Howard Entity or any of their respective material Assets.
(c)   Consents.   Other than in connection or compliance with the provisions of the Securities Laws (including the filing and declaration of effectiveness of the Registration Statement), applicable state corporate and Securities Laws, the rules of Nasdaq, the MGCL, the MCFI, the Laws of the United States of America, and the Requisite Regulatory Approvals, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Howard or Howard Bank of the Merger or the other transactions contemplated in this Agreement.
5.4
Capitalization of Howard.

(a)   Ownership.   The authorized capital stock of Howard consists of  (i) 20,000,000 shares of Howard Common Stock, of which 9,811,922 shares are issued and outstanding as of August 11, 2017, and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, of Howard, of which zero shares are issued and outstanding as of August 11, 2017. As of August 11, 2017, no more than 92,196 shares of Howard Common Stock are subject to Howard Options or other Equity Rights in respect of Howard Common Stock, and no more than 638,642 shares of Howard Common Stock were reserved for future grants under the Howard Stock Plans. Upon any issuance of any shares of Howard Common Stock in accordance with the terms of the Howard Stock Plans, such shares will be duly and validly issued and fully paid and nonassessable.
(b)   Other Rights and or Obligations.   All of the issued and outstanding shares of Howard Capital Stock are, and all of the shares of Howard Common Stock to be issued in exchange for shares of First Mariner Common Stock and First Mariner Series A Preferred Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the MGCL. None of the shares of Howard Common Stock to be issued in exchange for shares of First Mariner Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of Howard.
(c)   Outstanding Equity Rights.   Except as set forth in Section 5.4(a), as of August 11, 2017, there are no shares of capital stock or other equity securities of Howard outstanding and no outstanding Equity Rights relating to the capital stock of Howard.
5.5
SEC Filings; Financial Statements.

(a)   SEC Reports.   Howard has timely filed all SEC Documents required to be filed by Howard since December 31, 2016 (the “Howard SEC Reports”). The Howard SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of registration statements, at the effective date thereof, and in the case of proxy statements, at the date of the relevant meeting) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Howard SEC Reports or necessary in order to make the statements in such Howard SEC Reports, in light of the circumstances under which they were made, not misleading. Except for Subsidiaries of Howard that are registered as a broker, dealer, or investment adviser, no Subsidiary of Howard is required to file any SEC Documents. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC staff with respect to Howard SEC Reports.
(b)   Financial Statements.   Each of the Howard Financial Statements (including, in each case, any related notes) contained in the Howard SEC Reports, including any Howard SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10 Q of the SEC), and fairly presented in all material respects the consolidated financial position of Howard and its Subsidiaries as at the respective dates and the consolidated results of operations, stockholders’ equity and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.
(c)   Systems and Processes.   Since December 31, 2012, Howard and each of its Subsidiaries has had in place “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by Howard in the Howard SEC Reports is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the chief executive officer, chief financial officer or other members of executive management of Howard as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Howard required under the Exchange Act with respect to such reports. Since December 31, 2012, neither Howard nor, to Howard’s Knowledge, any employee, auditor, accountant or representative of any of its Subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the adequacy of such systems and processes or the accuracy or integrity of the Howard Financial Statements. To Howard’s Knowledge, there has been no instance of fraud by any Howard Entity, whether or not material, that occurred during any period covered by the Howard Financial Statements.
(d)   Records.   Howard and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Howard has disclosed, based on its most recent evaluation prior to the date of this Agreement, to Howard’s outside auditors and the audit committee of Howard’s board of directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) and 15(d)-15(f) of the Exchange Act) which are reasonably likely to adversely affect Howard’s ability to accurately record, process, summarize and report financial information, and (y) to the Knowledge of Howard, any fraud, whether or not material, that involves management or other employees who have a significant role in Howard’s internal controls over financial reporting.
(e)   Auditor Independence.   The independent registered public accounting firm engaged to express its opinion with respect to the Howard Financial Statements included in the Howard SEC Documents is, and has been throughout the periods covered thereby, “independent” within the meaning of Rule 2-01 of Regulation S-X. As of the date hereof, Dixon Hughes Goodman LLP has not resigned or been dismissed as a result of or in connection with any disagreements with Howard on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
5.6
Absence of Undisclosed Liabilities.

No Howard Entity has incurred any Liability, except for such Liabilities (a) incurred in the Ordinary Course of such Howard Entity since December 31, 2016, (b) incurred in connection with this Agreement and the transactions contemplated hereby, or (c) that are accrued or reserved against in the consolidated balance sheets of Howard as of June 30, 2017, included in the Howard Financial Statements at and for the period ended June 30, 2017.
5.7
Absence of Certain Changes or Events.

(a)   Since December 31, 2016, no events have occurred that have had or would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Howard.
(b)   Since December 31, 2016, except with respect to this Agreement and the transactions contemplated hereby, (i) Howard and its Subsidiaries have carried on their respective businesses only in the Ordinary Course, (ii) there has not been any material damage, destruction or other casualty loss with respect to any material Asset owned, leased or otherwise used by Howard or any of its Subsidiary whether or not covered by insurance, and (iii) none of Howard nor any of its Subsidiaries has taken any action that would be prohibited by Section 6.3 if taken after the date hereof.
5.8
Tax Matters.

(a)   All Howard Entities have timely filed with the appropriate Taxing authorities all material Tax Returns in all jurisdictions in which such Tax Returns are required to be filed, and such Tax Returns are correct and complete in all material respects. None of the Howard Entities is the beneficiary of any extension of time within which to file any Tax Return (other than any extensions to file Tax Returns obtained in the Ordinary Course). All Taxes of the Howard Entities (whether or not shown on any Tax Return) that are due have been fully and timely paid. There are no Liens for any Taxes (other than a Lien for Taxes not yet due and payable) on any of the Assets of any of the Howard Entities. No claim has ever been made in writing by an authority in a jurisdiction where any Howard Entity does not file a Tax Return that such Howard Entity may be subject to Taxes by that jurisdiction.
(b)   None of the Howard Entities has received any written notice of assessment or proposed assessment of Taxes not reflected in the Howard Financial Statements, and no disputes, claims, audits or examinations regarding any Taxes of any Howard Entity or the Assets of any Howard Entity are pending or have been threatened in writing. None of the Howard Entities has waived any statute of limitations in respect of any Taxes.
(c)   Each Howard Entity has complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to chapter 3 or chapter 4 of the Code or similar provisions under state and foreign Law. Each Howard Entity has complied in all material respects with all due diligence and reporting requirements with respect to customer accounts related to Tax that are imposed under the Code and similar provisions under state and foreign Law, including the collection, review and retention of any required withholding certificates or comparable documents and any notice received pursuant to Section 3604(a)(1) of the Code.
(d)   The unpaid Taxes of each Howard Entity (i) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such Howard Entity and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Howard Entities in filing their Tax Returns.
(e)   None of the Howard Entities is a party to any Tax indemnity, allocation or sharing agreement (other than any agreement solely between the Howard Entities and other than any customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes) and, since December 31, 2012, none of the Howard Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Howard) or has any Tax Liability of any Person under Treasury Regulation Section 1.1502 6 or any similar provision of state, local or foreign Law (other than the other members of the consolidated group of which Howard is parent), or as a transferee or successor.

(f)   During the two-year period ending on the date hereof, none of the Howard Entities was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.
(g)   None of the Howard Entities will be required to include after the Closing any material adjustment in taxable income pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. None of the Howard Entities have participated in any “reportable transactions” within the meaning of Treasury Regulation Section 1.6011-4.
5.9
Compliance with Laws.

(a)   Howard is duly registered as a bank holding company under the BHC Act. Each Howard Entity has, and since December 31, 2012, has had, in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted or then conducted (and have paid all fees and assessments due and payable in connection therewith). There has occurred no Default under any such Permit and to the Knowledge of Howard no suspension or cancellation of any such Permit is threatened. None of the Howard Entities:
(i)
is in Default under any of the provisions of its charter, articles of incorporation or bylaws (or other governing instruments); or

(ii)
is in material Default under any Laws, Orders or Permits applicable to its business or employees conducting its business; or

(iii)
since December 31, 2012, has received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof  (i) asserting that any Howard Entity is not in material compliance with any Laws or Orders, or (ii) requiring any Howard Entity to enter into or consent to the issuance of a cease and desist order, injunction, formal agreement, directive, consent decree, commitment or memorandum of understanding, order of prohibition or suspension or other written statements as described under 12 U.S.C. 1818(u), or to adopt any board resolution or similar undertaking, which materially restricts the conduct of its business

(b)   Each Howard Entity is in compliance in all material respects with all applicable Laws, regulatory capital requirements, or Orders to which they or their properties or Assets may be subject, including, but not limited to, the Securities Laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the United States Consumer Financial Protection Bureau, applicable Laws of the Federal Reserve, the FDIC and the MDOFR, all laws related to data protection or privacy, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and any other Law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Fair Credit Reporting Act, all other applicable fair lending and fair housing Laws or other Laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), Fair Debt Collections Practices Act, the Electronic Funds Transfer Act, all Laws relating to the truth-in-lending, real estate settlement procedures or consumer credit (including, without limitation, the Consumer Credit Protection Act, the Truth-in-Lending Act and Regulation Z, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act of 1974 and Regulation X, and the Equal Credit Opportunity Act and Regulation B, and applicable regulations thereunder), Sections 23A and 23B of the Federal Reserve Act and Regulation W, the Gramm-Leach-Bliley Act, the BHC Act, and the FDIA, the Sarbanes-Oxley Act and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Howard is “well-capitalized” (as that term is defined in applicable regulations). Since December 31, 2012, neither Howard nor any Howard Entity has received any written communication from any Regulatory Authority asserting that any Howard Entity is not in compliance in any material respect with any Law. No proceeding or notice has been filed, given, commenced or, to the Knowledge of Howard, threatened against any of the Howard Entities or any of their respective directors, officers, members, Affiliates, managers, employees or Contractors alleging any failure to so comply with all applicable Law
(c)   Howard has, in all material respects, (i) properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts, (ii) timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including any requisite Custom Reports required by any agency of the U.S. Department of the Treasury, including the IRS, and (iii) timely filed all Suspicious Activity Reports with the Financial Crimes Enforcement Network (bureau of the U.S. Department of the Treasury) required to be filed by it pursuant to applicable Laws and regulations referenced in this Section 5.9 and Sections 5.21 and 5.25.
(d)   Since December 31, 2012, Howard and each of its Subsidiaries has properly administered, in all material respects, all accounts for which Howard or any of its Subsidiaries acts as a fiduciary, including accounts for which Howard or any of its Subsidiaries serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the applicable governing documents and applicable Laws. Since December 31, 2012, none of Howard or any of its Subsidiaries, or, to Howard’s Knowledge, any director, officer, or employee of Howard or of a Subsidiary of Howard, has committed any material breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.
5.10
Legal Proceedings.

There is no Litigation instituted or pending, or, to the Knowledge of Howard, threatened against any Howard Entity, or against any director, employee or Employee Benefit Plan of any Howard Entity, or against any Asset, interest, or right of any of them, nor are there any Orders outstanding against any Howard Entity.
5.11
Regulatory Reports.

Each of Howard and Howard Bank has duly filed with the Federal Reserve, the FDIC, the MDOFR and any other applicable Regulatory Authorities, as the case may be, all reports, returns, filings, information, data, registrations, submissions, statements, required to be filed under any applicable Law (other than the SEC), including any and all federal and state banking Laws, and the requirements of the applicable Regulatory Authority, and such reports were complete and accurate in all material respects and in compliance in all material respects with the requirements of any applicable Law. There (i) is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any report or statement relating to any examinations, inspections or investigations of Howard or any of its Subsidiaries and (ii) has been no formal or informal inquiries by, or unresolved disagreements or disputes with, any Regulatory Authority with respect to the business, operations, policies or procedures of Howard or any of its Subsidiaries.
5.12
Community Reinvestment Act Compliance.

Howard Bank is an “insured depositary institution” as defined in the FDIA and applicable regulations thereunder, is in compliance in all material respects with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder and has received a Community Reinvestment Act rating of  “satisfactory” or “outstanding” in its most recently completed examination, and Howard has no Knowledge of the existence of any fact or circumstance or set of facts or circumstances which could reasonably be expected to result in Howard Bank having its current rating lowered such that it is no longer “satisfactory” or “outstanding.”
5.13
Agreements with Regulatory Authorities.

Neither Howard nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any formal or informal written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been a recipient of any supervisory letter from, or has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Authority that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in Howard’s Disclosure Memorandum, a “Howard Regulatory Agreement”), nor has Howard or any of its Subsidiaries been advised in writing or, to Howard’s Knowledge, orally, since December 31, 2012, by any Regulatory Authority that it is considering issuing, initiating, ordering, or requesting any such Howard Regulatory Agreement.
5.14
Statements True and Correct.

(a)   None of the information supplied or to be supplied by any Howard Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Registration Statement to be filed by Howard with the SEC, will, when the Registration Statement becomes effective (or when incorporated by reference), be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The portions of the Registration Statement and the Proxy/Information Statement relating to Howard and its Subsidiaries and other portions within the reasonable control of Howard and its Subsidiaries will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.
(b)   None of the information supplied or to be supplied by any Howard Entity or any Affiliate thereof for inclusion (including by incorporation by reference) in the Proxy/Information Statement, and any other documents to be filed by any Howard Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed (or when incorporated by reference), and with respect to the Proxy/Information Statement, when first mailed to the stockholders of First Mariner and stockholders of Howard, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy/Information Statement or any amendment thereof or supplement thereto, at the time of the Howard’s Stockholders’ Meeting, be false or misleading with respect to any material fact, or omit to state any material fact, in light of the circumstances under which they were made, necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Howard’s Stockholders’ Meeting.
5.15
Tax and Regulatory Matters.

No Howard Entity or, to the Knowledge of Howard, any Affiliate thereof has taken or agreed to take any action, and Howard does not have any Knowledge of any agreement, plan or other circumstance, that is reasonably likely to (i) prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any of the Requisite Regulatory Approvals.
5.16
Ownership of First Mariner Common Stock.

Except as contemplated by the terms of this Agreement, neither Howard nor any of its Subsidiaries (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of First Mariner.
5.17
Brokers and Finders.

Except for Stephens Inc., none of Howard, Howard Bank nor any of their respective officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.

5.18
Assets.

(a)   Each Howard Entity has good and marketable title to those Assets reflected in the most recent Howard Financial Statements as being owned by such Howard Entity or acquired after the date thereof  (except Assets sold or otherwise disposed of since the date thereof in the Ordinary Course), free and clear of all Liens, except for Permitted Liens. Howard or its Subsidiaries are the fee simple owner of all owned Real Property and the lessee of all leasehold estates each as reflected in the most recent Howard Financial Statements, free and clear of all Liens of any nature whatsoever, except for Permitted Liens, and is in possession of the properties purported to be owned or leased thereunder, as applicable. There are no pending or, to the Knowledge of Howard, threatened condemnation or eminent domain proceedings against any Real Property that is owned or leased by Howard or its Subsidiaries. Howard or its Subsidiaries own or lease all properties as are necessary to their operations as now conducted and no person has any option or right to acquire or purchase any ownership interest in the owned Real Property, or any portion thereof.
(b)   Section 5.18(b) of the Howard Disclosure Memorandum sets forth a complete and correct list of all street addresses of all real property owned, leased or licensed by any Howard Entity or otherwise occupied by a Howard Entity or used or held for use by any Howard Entity other than OREO (collectively, the “Howard Real Property”). Other than as set forth on Section 5.18(b) of the Howard Disclosure Memorandum, there are no Persons in possession of any portion of any of the Howard Real Property owned or leased by any Howard Entity other than such Howard Entity, and no Person other than a Howard Entity has the right to use or occupy for any purpose any portion of any of the Howard Real Property owned, leased or licensed by a Howard Entity. There are no outstanding options, rights of first offer or refusal or other pre-emptive rights or purchase rights with respect to any such owned Howard Real Property.
(c)   All leases of Howard Real Property under which any Howard Entity, as lessee, leases Howard Real Property, are valid, binding and enforceable in accordance with their respective terms and such Howard Entity has good and marketable leasehold interests to all Howard Real Property leased by them. There is not under any such lease any material existing Default by any Howard Entity or, to Howard’s Knowledge, any other party thereto, or any event which with notice or lapse of time would constitute such a material Default and all rent and other sums and charges due and payable under such leases have been paid.
(d)   The Assets reflected in the most recent Howard Financial Statements which are owned or leased by the Howard Entities, and in combination with the Howard Real Property, the Intellectual Property of any Howard Entity, and contractual benefits and burdens of the Howard Entities, constitute, as of the Closing Date, all of the Assets, rights and interests necessary to enable the Howard Entities to operate consolidated businesses in the Ordinary Course.
5.19
Intellectual Property; Privacy.

(a)   Each Howard Entity owns or has a valid license to use (in each case, free and clear of any Liens other than Permitted Liens) all of the material Intellectual Property necessary to carry on the business of such Howard Entity. Each Howard Entity is the owner of or has a license to any material Intellectual Property sold or licensed to a third party by such Howard Entity in connection with such Howard Entity’s business operations, and such Howard Entity has the right to convey by sale or license any material Intellectual Property so conveyed. No Howard Entity is in Default under any of its material Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Howard threatened, which challenge the rights of any Howard Entity with respect to Intellectual Property used, sold or licensed by such Howard Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the Howard Entities and the use of any Intellectual Property by Howard or its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any other Person. No Person has asserted to Howard or its Subsidiaries in writing that Howard or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such Person. The validity, continuation and effectiveness of all licenses and other agreements relating to material Intellectual Property used by any Howard Entity in the Ordinary Course and the current terms thereof will not be affected by the transactions contemplated by this Agreement.

(b)   (i) The computer, information technology and data processing systems, facilities and services used by Howard or its Subsidiaries, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “Howard Systems”), are reasonably sufficient for the conduct of the respective businesses of Howard and its Subsidiaries as currently conducted; and (ii) the Howard Systems are in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the respective businesses of Howard and each of its Subsidiaries as currently conducted. To Howard’s Knowledge, no third party has gained unauthorized access to any Howard Systems owned or controlled by Howard or any of its Subsidiaries, and Howard and each of its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards to ensure that the Howard Systems are secure from unauthorized access and free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials. Howard and each of its Subsidiaries has implemented backup and disaster recovery policies, procedures and systems consistent with generally accepted industry standards for a community bank, and sufficient to reasonably maintain the operation of the respective businesses of Howard and each of its Subsidiaries in all material respects.
(c)   Howard and each of its Subsidiaries has (i) complied in all material respects with its published privacy policies and internal privacy policies and guidelines, including with respect to the collection, storage, transmission, transfer, disclosure, destruction and use of personally identifiable information and (ii) taken commercially reasonable measures to ensure that all personally identifiable information in its possession or control is reasonably protected against loss, damage, and unauthorized access, use, modification, or other misuse. To Howard’s Knowledge, there has been no loss, damage, or unauthorized access, use, modification, or other misuse of any such information by Howard, any of its Subsidiaries or any other Person.
5.20
Environmental Matters.

(a)   Each Howard Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance, in all material respects, with all Environmental Laws.
(b)   There is no Litigation pending or, to the Knowledge of Howard, threatened before any court, governmental agency, or authority or other forum in which any Howard Entity or any of its Operating Properties or Participation Facilities (or Howard in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site currently or formerly owned, leased, or operated by any Howard Entity or any of its Operating Properties or Participation Facilities, nor, to the Knowledge of Howard, is there any reasonable basis for any Litigation of a type described in this sentence.
5.21
Foreign Corrupt Practices.

No Howard Entity, or, to the Knowledge of Howard, any director, officer, agent, employee or other Person acting on behalf of a Howard Entity has, in the course of its actions for, or on behalf of, any Howard Entity (a) used any corporate funds of Howard or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of Howard or any of its Subsidiaries, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, (d) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Howard or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Howard or any of its Subsidiaries, (e) established or maintained any unlawful fund of monies or other Assets of Howard or any of its Subsidiaries, (f) made any fraudulent entry on the Books and Records of Howard or any of its Subsidiaries or (g) violated or is in violation of any of the Money Laundering Laws and no action, suit or proceeding by or before any Regulatory Authority or any arbitrator involving any Howard Entity with respect to the Money Laundering Laws is pending or, to the Knowledge of Howard, threatened.
5.22
Employee Benefit Plans.

(a)   Section 5.22(a) of Howard’s Disclosure Memorandum has a complete and accurate list of each Employee Benefit Plan currently adopted (including all amendments thereto), maintained by, sponsored in whole or in part by, or contributed to by any Howard Entity or ERISA Affiliate thereof for the benefit of its or their employees, retirees, directors, independent contractors, or their dependents, spouses, or other beneficiaries or under which its or their employees, retirees, former employees, directors, independent contractors, or their dependents, spouses, or other beneficiaries are eligible to participate or with respect to which Howard or any ERISA Affiliate has or may have any obligation or Liability (collectively, the “Howard Benefit Plans”).
(b)   Each Howard Benefit Plan is and has been maintained in material compliance with the terms of such Howard Benefit Plan, and in material compliance with the applicable requirements of the Code, ERISA, and any other applicable Laws. Each Howard Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter, or for a prototype or volume submitter plan, opinion letter, from the IRS that is still in effect and applies to the Howard Benefit Plan and on which such Howard Benefit Plan is entitled to rely. Nothing has occurred and no circumstance exists that could reasonably be expected to adversely affect the qualified status of such Howard Benefit Plan.
(c)   There are no threatened or pending claims or disputes under the terms of, or in connection with, the Benefit Plans other than claims for benefits in the Ordinary Course, and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced that remain outstanding other than such routine claims in the Ordinary Course with respect to any Howard Benefit Plan.
(d)   Each Howard Benefit Plan that is a health plan has been amended and administered in accordance with the requirements of the Patient Protection and Affordable Care Act of 2010. The Howard Entities maintain a health plan or plans that satisfies the requirements for “minimum essential coverage” under Section 4980H(a) of the Code (as applicable to “applicable large employers” within the meaning of Section 4980H(a) of the Code, without regard to whether any such Howard Entity is an “applicable large employer”), which minimum essential coverage satisfies an affordability safe harbor under Treasury Regulation Section 54.4980H-5 and provides “minimum value” as defined in Treasury Regulation Section 54.4980H-1(a)(28), and the Howard Entities offer such minimum essential coverage to all “full-time employees” (within the meaning of Section 4980H of the Code) and their dependents to the extent required under Section 4980H of the Code and the regulations thereunder. None of the Howard Entities has or could reasonably be expected to have any material liability for Taxes under Sections 4975 through 4980 or Sections 4980C through 4980I of the Code.
(e)   Neither Howard nor any ERISA Affiliate has at any time within the last six years, been a party to or maintained, sponsored, contributed to or has been obligated to contribute to, or had any liability with respect to (i) any plan subject to Title IV of ERISA, including a “multiemployer plan” (as defined in ERISA Section 3(37) and 4001(a)(3)).
(f)   No Howard Entity has any Liability or obligation to provide postretirement medical or life insurance benefits to any Howard Entity’s employees or former employees, officers, or directors, or any dependent or beneficiary thereof, except as otherwise required under state or federal benefits continuation Laws or pursuant to individual employment agreements. There are no restrictions on the rights of each Howard Entity to amend or terminate any Howard Benefit Plan that is a retiree health or benefit plan described in the preceding sentence and such termination will not result in any material Liability thereunder.
5.23
State Takeover Statutes and Takeover Provisions.

Howard has taken all action required to be taken by it in order to exempt Howard, Howard Bank, First Mariner, this Agreement, the First Mariner Stockholder Consent, the First Mariner Stockholders Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any Takeover Laws. No Howard Entity is the beneficial owner (directly or indirectly) of more than 10% of the outstanding capital stock of First Mariner entitled to vote in the election of First Mariner’s directors.
5.24
Insurance.

Howard Entities are insured with reputable insurers against such risks and in such amounts as the management of Howard reasonably has determined to be prudent and consistent with industry practice. The Howard Entities are in material compliance with their insurance policies and are not in Default under any of the material terms thereof. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Howard Entities, Howard is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all material notices and claims thereunder have been filed in due and timely fashion. To Howard’s Knowledge, no Howard Entity has received any written notice of cancellation or non-renewal of any such policies, nor, to Howard’s Knowledge, is the termination of any such policies threatened.
5.25
OFAC; Sanctions.

None of Howard, any Howard Entity, or any director, or officer, or to the Knowledge of Howard, any agent, employee, Affiliate or other Person acting on behalf of any Howard Entity is (a) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (i) Sanctioned Countries, (ii) the government of any Sanctioned Country, (iii) any Person located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (iv) any Person made subject of any Sanctions, (b) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States Law, (c) is a Person currently the subject of any Sanctions or (d) located, organized or resident in any Sanctioned Country.
ARTICLE 6
CONDUCT OF BUSINESS PENDING CONSUMMATION
6.1
Affirmative Covenants of First Mariner.

(a)   From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Howard shall have been obtained, and except as otherwise expressly contemplated herein or as set forth in Section 6.1 of First Mariner’s Disclosure Memorandum, First Mariner shall, and shall cause each of its Subsidiaries to, (a) operate its business only in the Ordinary Course, (b) use its reasonable best efforts to (i) preserve intact its business (including its organization, Assets, goodwill and insurance coverage), and (ii) maintain its rights, authorizations, franchises, advantageous business relationships with customers, vendors, strategic partners, suppliers, distributors and others doing business with it, and the services of its executive officers and key employees, and (c) take no action which would reasonably be expected to impede or materially delay (i) the receipt of any approvals of any Regulatory Authority required to consummate the transactions contemplated by this Agreement, (ii) the consummation of the transactions contemplated by this Agreement or (iii) the performance of its covenants and agreements in this Agreement.
(b)   Beginning on the date that is two weeks after the date hereof, and every week thereafter, First Mariner shall provide to Howard a report describing all of the following which has occurred in the prior week: (i) approval of or entry into new Loans or commitments (including a letter of credit) for Loans with principal balances or commitments of  $5,000,000 or more, (ii) renewals or extensions of existing Loans or commitments for any Loans of  $5,000,000 or more, or (iii) material amendments or modifications to Loans with principal balances or commitments of  $5,000,000 or more.
(c)   The First Mariner Entities will have, as of the Closing Date, paid all accrued salaries, wages, bonuses, commissions, incentives and other cash compensation due to be paid (under Ordinary Course payment practices) through the Closing Date, other than the bonuses and other payments to be paid to the individuals set forth in Section 6.1(c) of Howard’s Disclosure Memorandum.

6.2
Negative Covenants of First Mariner.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Howard shall have been obtained (which consent will not be unreasonably withheld, conditioned or delayed), and except as otherwise expressly contemplated herein or as set forth in Section 6.2 of First Mariner’s Disclosure Memorandum, First Mariner covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:
(a) amend the articles of incorporation, bylaws or other governing instruments of any First Mariner Entity;
(b)   incur, assume, guarantee, endorse or otherwise as an accommodation become responsible for any additional debt obligation or other obligation for borrowed money (other than the creation of deposit liabilities, purchases of federal funds, borrowings from any Federal Home Loan Bank with a maturity of not more than six months at the time of borrowing, or receipt of advances under an existing line of credit, in each case, incurred in the Ordinary Course);
(c)   repurchase, redeem, or otherwise acquire or exchange (other than in accordance with the terms of this Agreement), directly or indirectly, any shares, or any securities convertible into or exchangeable or exercisable for any shares, of the capital stock of any First Mariner Entity, or make, declare, pay or set aside for payment any dividend or set any record date for or declare or make any other distribution in respect of First Mariner’s capital stock or other equity interests;
(d)   issue, grant, sell, pledge, dispose of, encumber, authorize or propose the issuance of, enter into any Contract to issue, grant, sell, pledge, dispose of, encumber, or authorize or propose the issuance of, or otherwise permit to become outstanding, any additional shares of First Mariner Common Stock or any other capital stock of any First Mariner Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right of First Mariner or any First Mariner Entity;
(e)   directly or indirectly adjust, split, combine or reclassify any capital stock or other equity interest of any First Mariner Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of First Mariner Common Stock, or sell, transfer, lease, mortgage, permit any Lien, or otherwise dispose of, discontinue or otherwise encumber (i) any shares of capital stock or other equity interests of any First Mariner Entity (unless any such shares of capital stock or other equity interests are sold or otherwise transferred to First Mariner) or (ii) any Asset other than in the Ordinary Course or pursuant to Contracts in force at the date of this Agreement;
(f)   (i) except for purchases of investment securities in the Ordinary Course, purchase any securities or make any acquisition of or investment in, either by purchase of stock or other securities or equity interests, contributions to capital, Asset transfers, purchase of any Assets (including any investments or commitments to invest in real estate or any real estate development project) or other business combination, or by formation of any joint venture or other business organization or by contributions to capital (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course), any Person other than First Mariner, or otherwise acquire direct or indirect control over any Person; or (ii) enter into a plan of consolidation, merger, share exchange, share acquisition, reorganization or complete or partial liquidation with any Person (other than consolidations, mergers or reorganizations solely among wholly owned Subsidiaries of First Mariner), or a letter of intent, memorandum of understanding or agreement in principle with respect thereto;
(g)   (i) grant any increase in compensation or benefits to the employees or officers of any First Mariner Entity, except (A) for merit-based or promotion-based increases in annual base salary or wage rate for employees (other than directors or executive officers of First Mariner), in the Ordinary Course that do not exceed, in the aggregate 3% of the aggregate cost of all employee annual base salaries and wages in effect as of the date hereof, or (B) as required by Law, Contract (as in effect as of the date hereof and previously provided to Howard) or any First Mariner Benefit Plan (as in effect as of the date hereof and previously provided to Howard), (ii) pay any (x) severance or termination pay or (y) any bonus, other than severance or termination pay or bonus in the Ordinary Course, in either case other than pursuant to the

First Mariner Benefit Plans in effect on the date hereof and in the case of clause (x) subject to receipt of an effective release of claims from the employee, and in the case of clause (y) to the extent required under the terms of the plan without the exercise of any upward discretion, (iii) enter into, amend, or increase the benefits payable under any severance, change in control, retention, bonus guarantees, collective bargaining agreement or similar agreement or arrangement with employees or officers of any First Mariner Entity, (iv) grant any increase in fees or other increases in compensation or other benefits to directors of any First Mariner Entity, (v) waive any stock repurchase rights, or grant, accelerate, amend or change the period of exercisability of any Equity Rights or restricted stock, or authorize cash payments in exchange for any Equity Rights, (vi) fund any rabbi trust or similar arrangement, (vii) terminate the employment or services of any officer or employee whose annual base compensation is greater than $100,000, other than for cause, or (viii) hire any officer, employee, independent contractor or consultant (who is a natural person) other than to fill a new or existing vacancy in the Ordinary Course;
(h)   except for an amendment required by Law, enter into, amend or renew any employment Contract between any First Mariner Entity and any Person unless such Person has a salary not in excess of $100,000 per year and the applicable First Mariner Entity has an unconditional right to terminate such Contract without Liability (other than Liability for services already rendered);
(i)   except as required by Law, (i) adopt any new Employee Benefit Plan of any First Mariner Entity or terminate or withdraw from, or amend, any First Mariner Benefit Plan, (ii) make any distributions from such Employee Benefit Plans, except as required by the terms of such plans, or (iii) fund or in any other way secure the payment of compensation or benefits under any First Mariner Benefit Plan;
(j)   make any change in any Tax or accounting principles, practices or methods or systems of internal accounting controls, except as may be required to conform to changes in Tax Laws or regulatory accounting requirements or GAAP;
(k)   commence any Litigation other than in the Ordinary Course or as permitted by Section 10.13, or settle, waive or release or agree or consent to the issuance of any Order in connection with any Litigation (i) involving any Liability of any First Mariner Entity for money damages in excess of  $100,000 or that would impose any restriction on the operations, business or Assets of any First Mariner Entity or the Surviving Bank or (ii) arising out of or relating to the transactions contemplated hereby;
(l)   (i) enter into, renew, extend, modify, amend or terminate any (A) Contract (1) with a term longer than one year or (2) that calls for aggregate payments of  $100,000 or more, (B) First Mariner Contract, (C) Contract referenced in Section 4.33 (or any other Contract with any broker or finder in connection with the Merger or any other transaction contemplated by this Agreement), or (D) Contract, plan, arrangement or other transaction of the type described in Section 4.34 (other than, in the case of sub-clauses (A) and (B), Contracts that can be terminated on less than 30 days’ notice with no prepayment penalty, Liability or other obligation); (ii) make any amendment or modification to any Contract described in clause (i), other than in the Ordinary Course; or (iii) waive, release, compromise or assign any material rights or claims under any Contract described in clause (i);
(m)   enter into any new line of business or change in any material respect its lending, investment, risk and asset-liability management, interest rate, fee pricing or other material banking or operating policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof);
(n)   make, or commit to make, any capital expenditures in excess of  $100,000 individually or $250,000 in the aggregate;
(o)   except as required by Law or applicable Regulatory Authorities, make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans, (ii) its hedging practices and policies or (iii) insurance policies including materially reducing the amount of insurance coverage currently in place or failing to renew or replace any existing insurance policies;
(p)   cancel, compromise, waive or release any material indebtedness owed to any Person or any claims held by any Person, except for (i) sales of Loans and sales of investment securities, in each case in the Ordinary Course, or (ii) as expressly required by the terms of any Contracts in force at the date of the Agreement;

(q)   permit the commencement of any construction of new structures or facilities upon, or purchase or lease any real property in respect of any branch or other facility, or make any application to open, relocate or close any branch or other facility;
(r)   materially change or restructure its investment securities portfolio policy, or change its policies with respect to the classification or reporting of such portfolios, or invest in any mortgage-backed or mortgage related securities which would be considered “high-risk” securities under applicable regulatory pronouncements or change its interest rate exposure through purchases, sales or otherwise, or the manner in which its investment securities portfolios are classified or reported;
(s)   alter materially its interest rate or fee pricing policies with respect to depository accounts of any Subsidiaries of First Mariner or waive any material fees with respect thereto;
(t)   make, change or revoke any material Tax election, change any material method of Tax accounting, adopt or change any taxable year or period, file any amended material Tax Returns, agree to an extension or waiver of any statute of limitations with respect to the assessment or determination of Taxes, settle or compromise any material Tax liability of any First Mariner Entity, enter into any closing agreement with respect to any material Tax or surrender any right to claim a material Tax refund;
(u)   take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
(v)   enter into any securitizations of any Loans or create any special purpose funding or variable interest entity other than on behalf of clients;
(w)   foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment (except where such an assessment has been conducted in the preceding 12 months) of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Hazardous Material;
(x)   make or acquire any Loan or issue a commitment (including a letter of credit) or renew or extend an existing commitment for any Loan, or amend or modify in any material respect any Loan (including in any manner that would result in any additional extension of credit, principal forgiveness, or effect any uncompensated release of collateral, i.e., at a value below the fair market value thereof as determined by First Mariner), except to (i) make new Loans not in excess of  $8,000,000, (ii) make Loans or commitments for Loans that have previously been approved by First Mariner prior to the date of this Agreement not in excess of  $8,000,000, (iii) with respect to amendments or modifications approved by First Mariner prior to the date hereof, amend or modify in any material respect any existing Loan rated “Special Mention” or worse by First Mariner (as rated by First Mariner or a Regulatory Authority of First Mariner) with total credit exposure not in excess of  $2,000,000 or (iv) modify or amend any Loan in a manner that would result in any additional extension of credit (in connection with a troubled debt restructuring), principal forgiveness, or effect any uncompensated release of collateral, i.e., at a value below the fair market value thereof as determined by First Mariner, in each case not in excess of  $1,000,000;
(y)   other than in the Ordinary Course, repurchase or provide indemnification relating to Loans in in excess of  $250,000 per occurrence, and in the aggregate in excess of  $750,000;
(z)   knowingly take any action that is reasonably likely to result in any of the conditions set forth in Article 8 not being satisfied, or materially impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, except as required by applicable Law; or
(aa)   agree to take, make any commitment to take, or adopt any resolutions of First Mariner’s board of directors in support of, any of the actions prohibited by this Section 6.2.
6.3
Affirmative Covenants of Howard.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of First Mariner shall have been obtained, and except as otherwise expressly contemplated herein or as set forth in Section 6.3 of Howard’s Disclosure

Memorandum, Howard shall, and shall cause each Subsidiary of Howard to, (a) operate its business only in the usual, regular, and ordinary course, consistent with past practice, (b) use its reasonable best efforts to (i) preserve intact its business (including its organization, Assets, goodwill and insurance coverage), (ii) maintain its rights, authorizations, franchises, advantageous business relationships with customers, vendors, strategic partners, suppliers, distributors and others doing business with it, and the services of its executive officers and key employees, (c) take no action which would reasonably be expected to impede or materially delay (i) the receipt of any approvals of any Regulatory Authority required to consummate the transactions contemplated by this Agreement, (ii) the consummation of the transactions contemplated by this Agreement or (iii) the performance of its covenants and agreements in this Agreement, and (d) consult with First Mariner as to the financial and regulatory implications of a Howard Acquisition Transaction and consider in good faith any concerns raised by First Mariner with respect to the financial and regulatory implications of a Howard Acquisition Transaction at least ten Business Days prior to entry into the definitive agreement related to a Howard Acquisition Transaction.
6.4
Negative Covenants of Howard.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of First Mariner shall have been obtained (which consent will not be unreasonably withheld, conditioned or delayed), and except as otherwise expressly contemplated herein or as set forth in Howard’s Disclosure Memorandum, Howard covenants and agrees that it shall not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:
(a)   amend the articles of incorporation, bylaws or other governing instruments of Howard or any Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC) in a manner that would adversely affect First Mariner or the holders of First Mariner Common Stock adversely relative to other holders of Howard Common Stock;
(b)   take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
(c)   other than in the Ordinary Course, repurchase, redeem, or otherwise acquire or exchange (other than in accordance with the terms of this Agreement), directly or indirectly, any shares, or any securities convertible into or exchangeable or exercisable for any shares, of the capital stock of any Howard Entity, or make, declare, pay or set aside for payment any dividend or set any record date for or declare or make any other distribution in respect of Howard’s capital stock or other equity interests;
(d)   directly or indirectly adjust, split, combine or reclassify any capital stock or other equity interest of any Howard Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Howard Common Stock;
(e)   enter into any new line of business or change in any material respect its lending, investment, risk and asset-liability management, interest rate, fee pricing or other material banking or operating policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof);
(f)   make any change in any Tax or accounting principles, practices or methods or systems of internal accounting controls, except as may be required to conform to changes in Tax Laws or regulatory accounting requirements or GAAP;
(g)   make, change or revoke any material Tax election, change any material method of Tax accounting, adopt or change any taxable year or period, file any amended material Tax Returns, agree to an extension or waiver of any statute of limitations with respect to the assessment or determination of Taxes, settle or compromise any material Tax liability of any Howard Entity, enter into any closing agreement with respect to any material Tax or surrender any right to claim a material Tax refund;
(h)   knowingly take any action that is reasonably likely to result in any of the conditions set forth in Article 8 not being satisfied, or materially impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, except as required by applicable Law; or

(i)   agree to take, make any commitment to take, or adopt any resolutions of Howard’s board of directors in support of, any of the actions prohibited by this Section 6.4.
6.5
Reports.

Each Party and its Subsidiaries shall file all reports, including Call Reports, required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC and with respect to the financial statements in the Call Reports, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders’ equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material) or applicable regulatory accounting principles (with respect to the financial statements contained in the Call Reports) consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes.
ARTICLE 7
ADDITIONAL AGREEMENTS
7.1
Registration Statement; Proxy/Information Statement; Stockholder Approval.

(a)   Howard and First Mariner shall prepare and file with the SEC, a joint proxy and information statement/prospectus in definitive form (including any amendments thereto, the “Proxy/Information Statement”) and Howard shall prepare and file with the SEC the Registration Statement (including the prospectus of Howard and Proxy/Information Statement constituting a part thereof and all related documents), subject to full cooperation of both Parties and their respective advisors and accountants. Howard and First Mariner agree to cooperate, and to cause their respective Subsidiaries to cooperate, with the other and its counsel and its accountants in the preparation of the Registration Statement and the Proxy/Information Statement. Each of Howard and First Mariner agrees to use all commercially reasonable efforts to cause the Registration Statement to be filed with the SEC as promptly as reasonably practical after the date of this Agreement and declared effective under the Securities Act as promptly as reasonably practicable after filing thereof, and First Mariner and Howard shall thereafter mail or deliver the Proxy/Information Statement to their respective stockholders promptly following the date of effectiveness of the Registration Statement. Howard also agrees to use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and First Mariner shall furnish all information concerning First Mariner and the holders of First Mariner Common Stock and First Mariner Series A Preferred Stock as may be reasonably requested in connection with any such action. Each of Howard and First Mariner agrees to furnish to the other Party all information concerning itself, its Subsidiaries, officers, directors and stockholders and such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Registration Statement, Proxy/Information Statement or any other statement, filing, notice or application made by or on behalf of Howard, First Mariner or their respective Subsidiaries to any Regulatory Authority in connection with the Merger and the other transactions contemplated by this Agreement. First Mariner shall have the right to review and consult with Howard with respect to any information included in, the Registration Statement prior to its being filed with the SEC. Howard will advise First Mariner, promptly after Howard receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Howard Common Stock for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.
(b)   Except as contemplated by Section 7.1(b) of First Mariner’s Disclosure Memorandum, First Mariner shall take all action necessary in accordance with this Agreement, MCFI, its articles of incorporation and its bylaws to secure the First Mariner Stockholder Approval, the 280G Approval and to approve such other matters as First Mariner deems appropriate. Concurrently with the execution of this

Agreement, First Mariner shall deliver the First Mariner Stockholders Agreement executed by each First Mariner stockholder set forth on Exhibit 2.   First Mariner shall also deliver the First Mariner Stockholder Consent executed by each First Mariner stockholder set forth on Exhibit 2 no later than one Business Day following the date hereof. First Mariner shall use commercially reasonable efforts to obtain an executed First Mariner Stockholder Consent from each First Mariner stockholder not set forth on Exhibit 2.   First Mariner agrees that its obligations pursuant to this Section 7.1(b) shall not be affected by the commencement, proposal, disclosure or communication to First Mariner of any Acquisition Proposal, including a Superior Proposal, or in the event that the board of directors of First Mariner effects a Change in the First Mariner Recommendation. First Mariner shall (i) through its board of directors recommend to its stockholders the approval and adoption of this Agreement (the “First Mariner Recommendation”), (ii) include such First Mariner Recommendation in the Proxy/Information Statement and (iii) use its reasonable best efforts to obtain the First Mariner Stockholder Approval. Neither the board of directors of First Mariner nor any committee thereof shall withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Howard, the First Mariner Recommendation or take any action, or make any public statement, filing or release inconsistent with the First Mariner Recommendation (any of the foregoing being a “Change in the First Mariner Recommendation”).
(c)   Howard shall duly call, give notice of, establish a record date for, convene and hold a stockholders’ meeting (the “Howard’s Stockholders’ Meeting”), to be held as promptly as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon the approval of this Agreement, the Merger and the issuance of shares of Howard Common Stock in connection with the Merger (the “Howard Stockholder Approval”) and such other related matters as it deems appropriate. Howard shall (i) through its board of directors, recommend to its stockholders the approval of this Agreement (the “Howard Recommendation”), (ii) include such Howard Recommendation in the Proxy/Information Statement and (iii) use its reasonable best efforts to obtain the Howard Stockholder Approval.
(d)   Howard shall, and shall cause Howard Bank to, take all corporate actions necessary to cause Howard Bank and Howard, as the sole stockholder of Howard Bank, to approve this Agreement and the Merger and grant Howard Bank the corporate authority necessary to consummate the Merger and the other transactions contemplated by this Agreement as soon as reasonably practicable following the execution of this Agreement.
7.2
Acquisition Proposals.

(a)   No First Mariner Entity shall, and it shall cause its Representatives not to, directly or indirectly, (i) solicit, initiate, encourage (including by providing information or assistance), facilitate or induce any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any Person or “Group” (as such term is defined in Section 13(d) under the Exchange Act) any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any offer or proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (iii) approve, agree to, accept, endorse or recommend any Acquisition Proposal, or (iv) approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any Acquisition Agreement contemplating or otherwise relating to any Acquisition Transaction. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 7.2 by any Subsidiary or Representative of First Mariner shall constitute a breach of this Section 7.2 by First Mariner.
(b)   First Mariner and its Subsidiaries shall, and First Mariner shall direct its Representatives to, (i) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any offer or proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (ii) request the prompt return or destruction of all confidential information previously furnished to any Person (other than Howard and its Representatives) that has made or indicated an intention to make an Acquisition Proposal, and (iii) not waive or amend any “standstill” provision or provisions of similar effect to which it is a party or of which it is a beneficiary and shall strictly enforce any such provisions.

7.3
Exchange Listing.

Howard shall use its reasonable best efforts to list, prior to the Effective Time, on Nasdaq the shares of Howard Common Stock to be issued to the holders of First Mariner Common Stock and First Mariner Series A Preferred Stock pursuant to the Merger, and Howard shall give all notices and make all filings with Nasdaq required in connection with the transactions contemplated herein.
7.4
Consents of Regulatory Authorities.

(a)   Howard and First Mariner and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all applications, notices and filings and to obtain all Permits and Consents of all third parties and Regulatory Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger), and to comply with the terms and conditions of all such Permits and Consents of all such third parties and Regulatory Authorities. Howard shall use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the Merger under any applicable Law or Order; provided, that in no event shall Howard be required to accept any new restriction or condition on any of the Howard Entities or First Mariner Entities which is not customary in transactions similar to the Merger, which is materially burdensome on Howard’s business, including the business of Howard Bank, or on the business of First Mariner, in each case following the Closing or which would reduce the economic benefits of the transactions contemplated by this Agreement to Howard to such a degree that Howard would not have entered into this Agreement had such condition or restriction been known to it at the date hereof  (any such condition or restriction, a “Burdensome Condition”). Each of Howard and First Mariner shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to, all material written information submitted to any third party or Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties hereto agrees to act reasonably and as promptly as practicable. Each Party hereto agrees that it will consult with the other Party hereto with respect to the obtaining of all material Permits and Consents of third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other Party apprised of the status of material matters relating to completion of the transactions contemplated hereby, including advising the other Party upon receiving any communication from a Regulatory Authority the Consent of which is required for the consummation of the Merger and the other transactions contemplated by this Agreement that causes such Party to believe that there is a reasonable likelihood that any required consent or approval from a Regulatory Authority will not be obtained or that the receipt of such consent or approval may be materially delayed (a “Regulatory Communication”). Upon the receipt of a Regulatory Communication, without limiting the scope of the foregoing paragraphs, the receiving Party shall, to the extent permitted by applicable Law (i) promptly advise the other Party of the receipt of such Regulatory Communication, (ii) provide the other Party with a reasonable opportunity to participate in the preparation of any response thereto and the preparation of any other substantive submission or communication to any Regulatory Authority with respect to the transactions contemplated hereby and to review any such response, submission or communication prior to the filing or submission thereof  (other than portions of materials to be filed or submitted in connection therewith that contain confidential or non-public supervisory information or competitively sensitive business or proprietary information), and (iii) if permitted by the applicable Regulatory Authority, provide the other Party with the opportunity to participate in any meetings or substantive telephone conversations that the receiving party or its Representatives may have from time to time with any Regulatory Authority with respect to the transactions contemplated by this Agreement to the extent such meetings or telephone conversations do not contain or involve confidential or non-public supervisory information, competitively sensitive business or proprietary information.
(b)   Each Party agrees, upon request, to promptly furnish the other Party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other Party or any of its Subsidiaries to any Regulatory Authority.

7.5
Investigation and Confidentiality.

(a)   Each Party shall promptly notify the other Party of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable Law, of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of a material claim, action, suit, proceeding or investigation involving such Party or its Affiliates.
(b)   Each Party shall promptly advise the other Party of any fact, change, event or circumstance known to such Party (i) that has had or is reasonably likely to have a Material Adverse Effect on such Party or (ii) which such Party believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 8; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 7.5(b) or the failure of any condition set forth in Section 8.2 to be satisfied, or otherwise constitute a breach of this Agreement by the Party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 8.2 to be satisfied.
(c)   Prior to the Effective Time, each Party shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall not unreasonably interfere with normal operations of the applicable Party. No Party nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would result in the loss of the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the Parties) or contravene any Law or Order. The Parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. No investigation by a Party shall affect the ability of such Party to rely on the representations, warranties, covenants and agreements of the other Party.
(d)   Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries’ businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.
7.6 Press Releases.
First Mariner, Howard and Howard Bank agree that no press release or other public disclosure or communication (including communications to employees, agents and contractors of First Mariner) related to this Agreement or the transactions contemplated hereby shall be issued by either Party (or its Affiliates) without the prior written consent of the other Party (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that nothing in this Section 7.6 shall be deemed to prohibit any Party from making any press release or other public disclosure required by Law or the rules or regulations of any United States or non-United States securities exchange, in which case the Party required to make the release or disclosure shall use its reasonable best efforts to allow the other Party reasonable time to comment on such release or disclosure in advance of the issuance thereof. The Parties have agreed upon the form of a joint press release announcing the execution of this Agreement.
7.7
Tax Treatment.

(a)   Each of the Parties intends, and undertakes and agrees to use its reasonable best efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The Parties shall cooperate and use their reasonable best efforts in order to obtain the Tax Opinions. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) and for purposes of Sections 354 and 361 of the Code.

(b)   Unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, each of Howard, Howard Bank and First Mariner shall report the Merger as a “reorganization” within the meaning of Section 368(a) of the Code and shall not take any inconsistent position therewith in any Tax Return.
7.8
Employee Benefits and Contracts.

(a)   First Mariner shall cooperate with Howard to afford Howard reasonable access to the employees of First Mariner and its Subsidiaries during normal business hours at locations designated by Howard prior to the Closing.
(b)   For at least six months following the Effective Time, except as contemplated by this Agreement, Howard will provide to officers and employees who are actively employed by a First Mariner Entity on the Closing Date (“Covered Employees”) while employed by any Howard Entity following the Closing Date, employee benefits under Employee Benefit Plans, on terms and conditions which when taken as a whole are comparable to those currently provided by Howard Entities to their similarly situated officers and employees; provided, that in no event shall any Covered Employee be eligible to participate in any closed or frozen plan of any Howard Entity. Until such time as Howard shall cause the Covered Employees to participate in the applicable Howard Employee Benefit Plans, the continued participation of the Covered Employees in the First Mariner Benefit Plans (other than any equity arrangement or plan that provides for benefits in connection with a change in control) shall be deemed to satisfy the foregoing provisions of this clause (it being understood that participation in Howard’s Employee Benefit Plans may commence at different times with respect to each of Howard’s Employee Benefit Plans). Subject to the terms of each Howard Employee Benefit Plan, for purposes of participation, eligibility for a benefit level under a vacation, sick leave, paid time off or severance plan, and vesting, but not for purposes of benefit accrual, under Howard’s Employee Benefit Plans, the service of the Covered Employees prior to the Effective Time shall be treated as service with a Howard Entity participating in such employee benefit plans, to the same extent that such service was recognized by the First Mariner Entities for purposes of a similar benefit plan; provided, that such recognition of service shall not (i) operate to duplicate any benefits of a Covered Employee with respect to the same period of service or (ii) apply for purposes of any plan, program or arrangement (x) that is grandfathered or frozen, either with respect to level of benefits or participation, or (y) for purposes of retiree medical benefits or level of benefits under a defined benefit pension plan.
(c)   If requested by Howard in a writing delivered to First Mariner following the date hereof and prior to the Closing Date, the First Mariner Entities shall take all necessary action (including without limitation the adoption of resolutions and plan amendments and the delivery of any required notices) to terminate, effective immediately prior to the Effective Time, any First Mariner Benefit Plan that is intended to constitute a tax-qualified defined contribution plan under Code Section 401(k) (a “401(k) Plan”). First Mariner shall provide Howard with a copy of the resolutions, plan amendments, notices and other documents prepared to effectuate the termination of the 401(k) Plans in advance and give Howard a reasonable opportunity to comment on such documents (which comments shall be considered in good faith by First Mariner), and prior to the Closing Date, First Mariner shall provide Howard with the final documentation evidencing the termination of the 401(k) Plans. In the event of termination of the 401(k) Plan, Howard and First Mariner shall use commercially reasonable efforts to afford participants in the 401(k) Plan who are Continuing Employees with outstanding participant loans under such plan to elect a rollover of the loan balance from the 401(k) Plan to a 401(k) plan of Howard in connection with an election by such participant to rollover his or her entire account in the 401(k) Plan to a 401(k) plan of Howard, subject to the terms and conditions of the Howard’s 401(k) plan and the requirements of the Howard’s 401(k) plan recordkeeper; provided, that each such loan satisfies all material legal requirements, is not a nonexempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code and is not in default as of the date of the rollover.
(d)   To the extent requested by Howard prior to the Closing Date, the First Mariner Entities shall cooperate in good faith with Howard to amend, freeze, terminate or modify any First Mariner Benefit Plan not covered by subsection (c) of this Section 7.8 in accordance with the terms of such plan or agreement and applicable Law, to be effective as of the Effective Time (or at such time mutually agreed to by the parties), except that the winding up of any such plan or agreement may be completed following the Closing

Date. First Mariner shall provide Howard with a copy of the resolutions, plan amendments, notices and other documents prepared to effectuate the actions contemplated by this Section 7.8(d), as applicable, and give Howard a reasonable opportunity to comment on such documents (which comments shall be considered in good faith by First Mariner), and prior to the Closing Date, First Mariner shall provide Howard with the final documentation evidencing that the actions contemplated herein have been effectuated.
(e)   Prior to the Effective Time, First Mariner shall provide Howard with a true, correct and complete list of all employees whose employment terminated within the 90 days preceding the Closing Date, or whose work hours have been reduced within the six months preceding the Closing Date. Such list will indicate the employee’s name, site of employment, position or job title, starting date, employing entity, date of employment loss, termination or layoff  (if applicable), and the amount of hour reduction for each calendar month during the six month period (if applicable).
(f)   First Mariner shall establish a retention bonus pool based on the terms set forth in Section 7.8(f) of First Mariner’s Disclosure Memorandum. Howard and First Mariner shall agree on employees that shall be entitled to receive any retention bonus and shall jointly notify such employees.
(g)   Employees of First Mariner (other than those listed in Section 7.8(f)) of First Mariner’s Disclosure Memorandum as of the date of the Agreement who remain employed by First Mariner as of the Effective Time and whose employment is terminated by Howard (absent termination for cause) within the time period set forth in Section 7.8(g) of First Mariner’s Disclosure Memorandum shall receive severance pay equal to the amounts set forth in Section 7.8(g) of First Mariner’s Disclosure Memorandum.
(h)   Without limiting the generality of Section 10.13, the provisions of this Section 7.8 are solely for the benefit of the parties to this Agreement, and no Covered Employee, current or former employee or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. In no event shall the terms of this Agreement: (i) establish, amend, or modify any First Mariner Benefit Plan or any “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by Howard, First Mariner or any of their respective Affiliates; (ii) alter or limit the ability of Howard or any of its Subsidiaries (including, after the Closing Date, the First Mariner Entities) to amend, modify or terminate any First Mariner Benefit Plan, employment agreement or any other benefit or employment plan, program, agreement or arrangement after the Closing Date, in accordance with the terms of such plan or agreement and applicable Law; or (iii) confer upon any current or former employee, officer, director or consultant, any right to employment or continued employment or continued service with Howard or any of its Subsidiaries (including, following the Closing Date, the First Mariner Entities), or constitute or create an employment agreement with any employee, or interfere with or restrict in any way the rights of the Surviving Bank, First Mariner, Howard or any Subsidiary or Affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of First Mariner or any of its Subsidiaries or Affiliates at any time for any reason whatsoever, with or without cause.
(i)   To the extent any payments made with respect to, or which arise as a result of, this Agreement, could be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code, First Mariner shall (i) within two Business Days following the date of this Agreement (and in any event prior to obtaining the consent of any recipient of such payment in accordance with (ii) below), disclose its calculations with respect to the excess parachute payments to Howard, along with the assumptions used to make the calculations and the data necessary for Howard to confirm the accuracy of the calculations, (ii) to the extent not already obtained, promptly obtain the consent of the recipient of any such payment that would otherwise be due and owing that such payment shall not be due and owing, paid or retained, absent 280G Stockholder Approval (as defined below), and (iii) promptly (and in any case prior to the Closing Date) cause all such payments to be adequately disclosed to, and submit such payments for approval by a vote of, the stockholders of First Mariner in a manner meeting the requirements of the Code and the applicable treasury regulations (“280G Stockholder Approval”), and in a manner reasonably satisfactory to Howard. Howard shall have the right to review and approve (which approval will not be unreasonably withheld or delayed) any consent required by clause (ii) and any disclosure required by clause (iii) before such consent is sought or disclosure is made, as applicable.

7.9
Indemnification.

(a)   Howard shall indemnify, defend and hold harmless, the present and former directors or officers of the First Mariner Entities (each, an “Indemnified Party”) against all Costs and Expenses arising out of actions or omissions arising out of the Indemnified Party’s service or services as directors or officers of First Mariner or, at First Mariner’s request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under the MCFI and by First Mariner’s charter and amended and restated bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any Howard Entity is insured against any such matter. Without limiting the foregoing, in any case in which approval by Howard is required by First Mariner’s charter or amended and restated bylaws to effectuate any indemnification, Howard shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Howard and the Indemnified Party.
(b)   Howard shall use its reasonable best efforts (and First Mariner shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of six years after the Effective Time First Mariner’s existing directors’ and officers’ liability insurance policy (provided that Howard may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of First Mariner given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that Howard shall not be obligated to make aggregate premium payments for such six-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to First Mariner’s directors and officers, the amount set forth in Section 7.9(b) of First Mariner’s Disclosure Memorandum (the “Maximum Amount”). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Howard shall use its reasonable best efforts to maintain the most advantageous policies of directors’ and officers’ liability insurance obtainable for a premium equal to the Maximum Amount. In lieu of the foregoing, Howard, or First Mariner in consultation with Howard, may obtain on or prior to the Effective Time, a six-year “tail” prepaid policy providing equivalent coverage to that described in this Section 7.9(b) at a premium not to exceed the Maximum Amount. If the premium necessary to purchase such “tail” prepaid policy exceeds the Maximum Amount, Howard may purchase the most advantageous “tail” prepaid policy obtainable for a premium equal to the Maximum Amount, and in each case, Howard will have no further obligations under this Section 7.9(b) other than to maintain such “tail” prepaid policy.
(c)   Any Indemnified Party wishing to claim indemnification under Section 7.9(a), upon learning of any such Liability or Litigation, shall promptly notify Howard thereof, but the failure to so notify shall not relieve Howard of any Liability it may have to such Indemnified Party or any Litigation unless such failure adversely affects Howard with respect to such Liability or Litigation. In the event of any such Litigation (whether arising before or after the Effective Time): (i) Howard shall have the right to assume the defense thereof and Howard shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if Howard elects not to assume such defense or independent legal counsel for the Indemnified Party advises that there are substantive issues which raise conflicts of interest between Howard and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to it, and Howard shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received; provided, that Howard shall be obligated pursuant to this Section 7.9(c) to pay for only one firm of counsel for all Indemnified Parties and shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; (ii) the Indemnified Party will cooperate in the defense of any such Litigation; and (iii) Howard shall not be liable for any settlement effected without its prior written consent; and provided, further, that Howard shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final and not subject to further appeal, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(d)   If Howard or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or if Howard (or any successors or assigns) shall transfer all or substantially all of its Assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Howard shall assume the obligations set forth in this Section 7.9.
(e)   The provisions of this Section 7.9 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and its respective heirs and Representatives.
(f)   Notwithstanding anything in this Section 7.9 to the contrary, no indemnification payments will be made to an Indemnified Party with respect to an administrative proceeding or civil action initiated by any federal banking agency unless all of the following conditions are met: (i) the Howard’s board of directors determines that the payment will not materially affect Howard’s safety and soundness (provided that if there is a delay in paying such indemnification as a result of this subsection, such indemnification shall be made at such later time when such payment will not materially affect Howard’s safety and soundness); (ii) the payment does not fall within the definition of a prohibited indemnification payment under 12 C.F.R. Part 359; and (iii) the Indemnified Party agrees in writing to reimburse the Howard, to the extent not covered by permissible insurance, for payments made in the event that the administrative or civil action instituted by a banking Regulatory Authority results in a final order or settlement in which the Indemnified Party is assessed a civil money penalty, is prohibited from banking, or is required to cease an action or perform an affirmative action.
7.10
Operating Functions.

First Mariner, Howard and Howard Bank shall cooperate with each other in connection with planning for the efficient and orderly combination of the Parties and the operation of Howard Bank (including the former operations of First Mariner) after the Merger, and in preparing for the consolidation of appropriate operating functions to be effective at the Effective Time or such later date as Howard may decide. First Mariner shall take any action Howard may reasonably request prior to the Effective Time to facilitate the combination of the operations of First Mariner with Howard. Each Party shall cooperate with the other Party in preparing to execute after the Effective Time conversion or consolidation of systems and business operations generally (including by entering into customary confidentiality, non-disclosure and similar agreements with such service providers and/or the other party). Without limiting the foregoing, senior officers of First Mariner and Howard shall meet from time to time as First Mariner or Howard may reasonably request to review the financial and operational affairs of First Mariner, and First Mariner shall give due consideration to Howard’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, (a) neither Howard nor Howard Bank shall under any circumstance be permitted, directly or indirectly, to exercise control of First Mariner or any of its Subsidiaries prior to the Effective Time, (b) First Mariner shall not be under any obligation to act in a manner that could reasonably be deemed to constitute anti-competitive behavior under federal or state antitrust Laws, and (c) First Mariner shall not be required to agree to any material obligation that is not contingent upon the consummation of the Merger.
7.11
Stockholder Litigation.

Each of Howard and First Mariner shall promptly notify each other in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Regulatory Authority or arbitrator pending or, to the Knowledge of Howard or First Mariner, as applicable, threatened against Howard, First Mariner or any of their respective Subsidiaries that (a) questions or would reasonably be expected to question the validity of this Agreement or the other agreements contemplated hereby or thereby or any actions taken or to be taken by Howard, First Mariner or their respective Subsidiaries with respect hereto or thereto, or (b) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby. First Mariner shall permit Howard to participate in the defense or settlement of any stockholder litigation against First Mariner and/or its directors relating to the transactions contemplated by this Agreement, and no settlement of any such litigation shall be agreed to without Howard’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

7.12
Legal Conditions to Merger.

Subject in all respects to Sections 7.1 and 7.4 of this Agreement, each of Howard and First Mariner shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article 8 hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other Party to obtain) any Consent or Order by, any Regulatory Authority and any other third party that is required to be obtained by First Mariner or Howard or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, any merger between a Subsidiary of Howard, on the one hand, and a Subsidiary of First Mariner, on the other hand) or to vest the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the Parties to the Merger, the proper officers and directors of each Party and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Howard.
7.13
Change of Method.

Howard may at any time change the method of effecting the Merger if and to the extent requested by Howard, and First Mariner agrees to enter into such amendments to this Agreement as Howard may reasonably request in order to give effect to such restructuring; provided, that no such change or amendment shall (i) alter or change the amount or kind of the Merger Consideration provided for in this Agreement, (ii) adversely affect the Tax treatment of the Merger with respect to First Mariner’s stockholders or (iii) be reasonably likely to cause the Closing to be materially delayed or the receipt of the Requisite Regulatory Approvals to be prevented or materially delayed.
7.14
Takeover Laws.

None of Howard, Howard Bank or First Mariner shall take any action that would cause any Takeover Law to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and each of Howard, Howard Bank and First Mariner shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Law now or hereafter in effect. If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated hereby, each of Howard, Howard Bank and First Mariner will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Law.
7.15
Exemption from Liability Under Section 16(b).

The board of directors of Howard, or a committee of non-employee directors thereof  (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall promptly, and in any event prior to the Effective Time, take all such steps as may be necessary or appropriate to cause (i) any dispositions of First Mariner Common Stock, First Mariner Series A Preferred Stock or First Mariner Stock Options and (ii) any acquisitions of Howard Common Stock pursuant to the transactions contemplated by this Agreement and by those officers and directors of First Mariner subject to the reporting requirements of Section 16(a) of the Exchange Act who, immediately following the Merger, will be officers or directors of Howard subject to the reporting requirements of Section 16(a) of the Exchange Act, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable Law.
7.16
First Mariner Closing Financial Statements.

At least eight Business Days prior to the Effective Time, First Mariner shall provide Howard with First Mariner’s consolidated financial statements presenting the financial condition of First Mariner and its Subsidiaries as of the close of business on the last day of the last month ended prior to the Effective Time and First Mariner’s consolidated results of operations, cash flows, and stockholders’ equity for the period from January 1, 2017 through the close of business on the last day of the last month ended prior to the Effective Time (the “First Mariner Closing Financial Statements”); provided, that if the Effective Time occurs in the month of January or on or before the 15th Business Day of any other month or there are less than 10 Business Days between the satisfaction of the conditions in Article 8 and the Effective Time, First Mariner shall have provided consolidated financial statements as of and through the second month preceding the Effective Time. Such financial statements shall be accompanied by a certificate of First Mariner’s chief financial officer, dated as of the Effective Time, to the effect that such financial statements continue to reflect accurately, as of the date of the certificate, the financial condition of First Mariner in all material respects. Such financial statements shall have been prepared in accordance with GAAP and regulatory accounting principles and other applicable legal and accounting requirements, in each case except as may be otherwise indicated in the notes thereto or the omission of footnotes (where applicable) and subject to normal year-end adjustments. Such First Mariner Closing Financial Statements shall also reflect as of their date accruals for all fees, costs, and expenses incurred or expected to be incurred (whether or not doing so is in accordance with GAAP) in connection (directly or indirectly) with the transactions contemplated by this Agreement and shall be accompanied by a certificate of First Mariner’s chief financial officer, dated as of the Effective Time, to the effect that such financial statements meet the requirements of this Section 7.16 and continue to reflect accurately, as of the date of such certificate, the consolidated financial condition, results of operations, cash flows and stockholders’ equity of First Mariner in all material respects, in each case except as may be otherwise indicated in the notes thereto or the omission of footnotes (where applicable) and subject to normal year-end adjustments.
7.17
Corporate Governance.

(a)   Directors.   Howard shall take, and shall cause Howard Bank to take, all appropriate action so that, as of the Effective Time, the number of directors constituting the board of directors of Howard and the board of directors of Howard Bank shall be increased to 14 members and the reconstituted board of directors of Howard and the board of directors of Howard Bank shall consist of the individuals set forth on Section 7.17(a) of Howard’s Disclosure Memorandum.
(b)   Advisory Board.   Howard shall take, and shall cause Howard Bank to take, all appropriate action so that, as of the Effective Time, Howard Bank shall have an advisory board consisting of the individuals and on the terms set forth on Section 7.17(b) of Howard’s Disclosure Memorandum.
(c)   Officers.   Howard shall take, and shall cause Howard Bank to take, all appropriate action so that, as of the Effective Time, the executive officers of Howard and Howard Bank shall include the individuals and titles set forth on Section 7.17(c) of Howard’s Disclosure Memorandum.
ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
8.1
Conditions to Obligations of Each Party.

The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.6:
(a)   Stockholder Approval.
(i)
The stockholders of First Mariner shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

(ii)
The stockholders of Howard shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

(iii)
The stockholder of Howard Bank shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

(b)   Regulatory Approvals.   (i) All required regulatory approvals from the Federal Reserve, FDIC, the Commissioner and MDOFR, and any other Regulatory Authority and (ii) any other regulatory approvals or consents contemplated by Sections 4.2(c) and 5.3(c) the failure of which to obtain would reasonably be expected to have a Material Adverse Effect on Howard, Howard Bank and First Mariner (considered as a consolidated entity), in each case required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to as the “Requisite Regulatory Approvals”); provided, that no such Requisite Regulatory Approval shall impose a Burdensome Condition as determined by Howard in its sole discretion.
(c)   Legal Proceedings.   No court or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement (including the Merger).
(d)   Registration Statement.   The Registration Statement shall be effective under the Securities Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.
(e)   Exchange Listing.   The shares of Howard Common Stock issuable pursuant to the Merger shall have been approved for listing on Nasdaq.
(f)   Other Documents.   Howard and First Mariner shall have executed and delivered to the other party such other documents, instruments, understandings, or agreements in connection with the transactions contemplated by this Agreement reasonably requested by such other Party.
(g)   Tax Matters.   Each Party shall have received a written opinion of Covington & Burling LLP, in form reasonably satisfactory to such Parties (the “Tax Opinion”), to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of First Mariner and Howard reasonably satisfactory in form and substance to such counsel.
8.2
Conditions to Obligations of Howard.

The obligations of Howard to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Howard pursuant to Section 10.6(a):
(a)   Representations and Warranties.   For purposes of this Section 8.2(a), the accuracy of the representations and warranties of First Mariner set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Sections 4.1, 4.2(a), 4.3(a), 4.3(c), 4.9(a), and 4.33 shall be true and correct in all respects (except for inaccuracies in Section 4.3(a), Section 4.3(c) and which are de minimis in amount). The representations and warranties set forth in Sections 4.2(b), 4.2(c), 4.2(d), 4.3(b), 4.3(d), 4.5, 4.24, 4.26, 4.27, and 4.30 shall be true and correct in all material respects; provided, that, for purposes of this sentence only, the representations and warranties referenced in this sentence which are qualified by reference to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications. The representations and warranties set forth in each other section in Article 4 shall be true and correct in all respects except where the failure of such representations and warranties to be true and correct, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.
(b)   Performance of Agreements and Covenants.   Each and all of the agreements and covenants of First Mariner to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.
(c)   Certificates.   First Mariner shall have delivered to Howard (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as such conditions relate to First Mariner and in Sections 8.2(a) and 8.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by First Mariner’s board of directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Howard and its counsel shall request.
(d)   FIRPTA Certificate.   First Mariner shall have delivered to Howard a certificate stating that First Mariner Common Stock is not a “United States real property interest” within the meaning of Section 897(c)(1)(A)(ii) of the of the Code satisfying the requirements of  §§1.897-2(h) and 1.1445-2(c)(3) of Title 26 of the Code of Federal Regulations, in form and substance satisfactory to First Mariner.
(e)   Dissenting Shares.   Holders of not more than five percent of the outstanding shares of First Mariner Common Stock and First Mariner Series A Preferred Stock, considered as a single class, shall have demanded, properly and in writing, appraisal for such shares of First Mariner Common Stock and First Mariner Series A Preferred Stock held by each such holder under Section 3-719 of the MCFI.
(f)   Termination of Contracts; Third Party Consents.   First Mariner shall have delivered to Howard evidence satisfactory to Howard in its discretion that (i) each Contract listed in Section 4.34 of First Mariner’s Disclosure Memorandum (except for Contracts between First Mariner and its wholly owned Subsidiaries entered into in the Ordinary Course) has been terminated in its entirety and (ii) the Consents from counterparties to the Contracts set forth in Section 8.2(f)(ii) of Howard’s Disclosure Memorandum.
(g)   Employment Agreements.   Howard and the individuals set forth in Section 8.2(g) of Howard’s Disclosure Memorandum shall have entered into employment agreements substantially in the forms attached hereto as Exhibit 4, which are reasonably satisfactory in form and substance to Howard and such employment agreements are effective as of the Effective Time.
8.3
Conditions to Obligations of First Mariner.

The obligations of First Mariner to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by First Mariner pursuant to Section 10.6(b):
(a)   Representations and Warranties.   For purposes of this Section 8.3(a), the accuracy of the representations and warranties of Howard set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Howard set forth in Sections 5.4(a) and 5.4(c) shall be true and correct in all respects (except for inaccuracies in Section 5.4(a) and 5.4(c) which are de minimis in amount) (it being understood that, for purposes of determining the accuracy of such representations and warranties, the standard set forth in Section 5.1 shall be disregarded). The representations and warranties of Howard set forth in Sections 5.3(a), 5.4(b) and 5.17 shall be true and correct in all material respects (it being understood that, for purposes of determining the accuracy of such representations and warranties, the standard set forth in Section 5.1 shall be disregarded). Subject to the standard set forth in Section 5.1, the representations and warranties set forth in each other section in Article 5 shall be true and correct in all respects.

(b)   Performance of Agreements and Covenants.   Each and all of the agreements and covenants of Howard to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.
(c)   Certificates.   Howard shall have delivered to First Mariner (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as such conditions relate to Howard and in Sections 8.3(a) and 8.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Howard’s and Howard Bank’s boards of directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as First Mariner and its counsel shall request.
ARTICLE 9
TERMINATION
9.1
Termination.

Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of First Mariner, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:
(a)   By mutual written agreement of Howard and First Mariner;
(b)   By either Party in the event (i) any Regulatory Authority has denied a Requisite Regulatory Approval provided that the Party seeking to terminate this Agreement pursuant to this Section 9.1(b)(i) shall have used its reasonable best efforts to contest, appeal and change such denial, (ii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement shall have become final and nonappealable, provided that the Party seeking to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall have used its reasonable best efforts to contest, appeal and remove such Law or Order, (iii) the stockholders of First Mariner fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby where such matters were presented to such stockholders for approval and voted upon, including the failure to obtain the First Mariner Stockholder Approval, or (iv) the stockholders of Howard fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby, including the issuance of the shares of Howard Common Stock in connection with the Merger, at the Howard’s Stockholders’ Meeting where such matters were presented to such stockholders for approval and voted upon;
(c)   By either Party in the event that the Merger shall not have been consummated by July 31, 2018, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1(c);
(d)   By Howard in the event that the board of directors of First Mariner has (i) failed to recommend the Merger and the approval of this Agreement by the stockholders of First Mariner, (ii) breached the terms of Section 7.2 in any respect adverse to Howard, (iii) failed to deliver the First Mariner Stockholder Consent executed by each First Mariner stockholder set forth on Exhibit 2 by or before the first Business Day following the date of this Agreement, or (iv) breached its obligations under Section 7.1 by failing to submit the Proxy/Information Statement to the First Mariner stockholders in accordance with Section 7.1;
(e)   By First Mariner in the event that the board of directors of Howard has (i) failed to recommend the Merger and the approval of this Agreement by the stockholders of Howard or otherwise effected a Change in the Howard Recommendation or (ii) breached its obligations under Section 7.1 by failing to call, give notice of, convene and/or hold Howard’s Stockholders’ Meeting in accordance with Section 7.1;

(f)   By Howard in the event that any of the conditions precedent to the obligations of Howard to consummate the Merger contained in Section 8.2 cannot be satisfied or fulfilled by the date specified in Section 9.1(c) (provided that the failure of such condition to be satisfied or fulfilled is not a result of Howard’s failure to perform, in any material respect, any of its material covenants or agreements contained in this Agreement or the breach by Howard of any of its material representations or warranties contained in this Agreement);
(g)   By First Mariner in the event that any of the conditions precedent to the obligations of First Mariner to consummate the Merger contained in Section 8.2 cannot be satisfied or fulfilled by the date specified in Section 9.1(c) (provided that the failure of such condition to be satisfied or fulfilled is not a result of First Mariner’s failure to perform, in any material respect, any of its material covenants or agreements contained in this Agreement or the breach by First Mariner of any of its material representations or warranties contained in this Agreement);
(h)   By Howard, if the FDIC or MDOFR has granted a Requisite Regulatory Approval but such Requisite Regulatory Approval contains or would result in the imposition of a Burdensome Condition and there is no meaningful possibility that such Requisite Regulatory Approval could be revised prior to the date specified in Section 9.1(c) so as not to contain or result in a Burdensome Condition; provided, that if the Burdensome Condition relates to a Howard Acquisition Transaction, as determined in writing by the FDIC or MDOFR, Howard shall not have the right to terminate this Agreement pursuant to this Section 9.1(h);
(i)   By Howard or First Mariner if the FDIC or MDOFR shall have requested in writing that Howard, Howard Bank, First Mariner or any of their respective Affiliates withdraw (other than for technical reasons), and not be permitted to resubmit within 60 days, any application with respect to a Requisite Regulatory Approval; or
(j)   By First Mariner, if the board of directors of First Mariner so determines by a vote of at least two-thirds of the members of the entire board of directors of First Mariner, at any time during the five-day period commencing with the Determination Date, if both of the following conditions are satisfied:
(i)
The number obtained by dividing the Average Closing Price by the Starting Price (as defined below) (the “Howard Ratio”) shall be less than 0.80; and

(ii)
(x) the Howard Ratio shall be less than (y) the number obtained by dividing the Final Index Price by the Index Price on the Starting Date (each as defined below) and subtracting 0.20 from the quotient in this clause (ii) (y) (such number in this clause (ii) (y) being referred to herein as the “Index Ratio”);

subject, however, to the following three sentences. If First Mariner elects to exercise its termination right pursuant to this Section 9.1(j), it shall give written notice to Howard (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, Howard shall have the option to increase the consideration to be received by the holders of First Mariner Common Stock and First Mariner Series A Preferred Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth) to equal the lesser of  (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the Howard Ratio. If Howard so elects within such five-day period, it shall give prompt written notice to First Mariner of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 9.1(j) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).
For purposes of this Section 9.1(j) the following terms shall have the meanings indicated:
“Average Closing Price” shall mean the average of the daily closing prices for the shares of Howard Common Stock for the 20 consecutive full trading days on which such shares are actually traded on NASDAQ (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) ending at the close of trading on the Determination Date.

“Determination Date” shall mean the 10th day prior to the Closing Date, provided that if shares of the Howard Common Stock are not actually traded on NASDAQ on such day, the Determination Date shall be the immediately preceding day to the 10th day prior to the Closing Date on which shares of Howard Common Stock actually trade on NASDAQ.
“Final Index Price” shall mean the average of the Index Prices for the 20 consecutive full trading days ending on the trading day prior to the Determination Date.
“Index Group” shall mean the NASDAQ Bank Index.
“Index Price” shall mean the closing price on such date of the Index Group.
“Starting Date” shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.
“Starting Price” shall mean the closing price of a share of Howard Common Stock on NASDAQ (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) on the Starting Date.
9.2
Effect of Termination.

In the event of the termination and abandonment of this Agreement pursuant to Section 9.1, this Agreement shall become void and have no further force or effect and there shall be no Liability on the part of any Party hereto for any matters addressed herein or other claim relating to this Agreement and the transactions contemplated hereby, except that (i) the provisions of this Section 9.2, Section 7.5(d), and Article 10, shall survive any such termination and abandonment, and (ii) no such termination shall relieve the breaching Party from Liability resulting from any fraud or intentional breach by that Party of this Agreement occurring prior to such termination or abandonment. In addition, in the event of the termination and abandonment of this Agreement pursuant to Section 9.1(b)(iii) or Section 9.1(d) and, within 12 months of the date of termination of the Agreement, First Mariner enters into an Acquisition Agreement with respect to an Acquisition Transaction or consummates an Acquisition Transaction, then Section 7 and Section 10 of the Confidentiality Agreement, shall become void and have no further force or effect if such sections are not otherwise terminated by their terms.
9.3
Non-Survival of Representations and Covenants.

The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 9.3, Sections 7.5(d), 7.7, 7.8 and 7.9, and Articles 1, 2, 3 and 10.
ARTICLE 10
MISCELLANEOUS
10.1
Definitions.

(a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:
“Acquisition Agreement” means a letter of intent, agreement in principle, merger agreement, acquisition agreement, stock purchase agreement, option agreement or other similar agreement.
“Acquisition Proposal” means any offer, inquiry, proposal or indication of interest (whether communicated to First Mariner or publicly announced to First Mariner’s stockholders and whether binding or non-binding) by any Person (other than a Howard Entity) for an Acquisition Transaction.
“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase, direct or indirect, by any Person or “Group” (other than a Howard Entity) of 20% or more in interest of the total outstanding voting securities of First Mariner or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any Person or “Group” (other than a Howard Entity) beneficially owning 20% or more in interest of the total outstanding voting securities of First Mariner or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving First Mariner or any of its Subsidiaries pursuant to which the stockholders of First Mariner immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale, lease, exchange, transfer, license, acquisition or disposition of 20% or more of the consolidated Assets of First Mariner and its Subsidiaries, taken as a whole; or (iii) any liquidation or dissolution of First Mariner.
“Affiliate” of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person and “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.
“Assets” of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.
“BHC Act” means the Bank Holding Company Act of 1956, as amended.
“Books and Records” means all files, ledgers and correspondence, all manuals, reports, texts, notes, memoranda, invoices, receipts, accounts, accounting records and books, financial statements and financial working papers and all other records and documents of any nature or kind whatsoever, including those recorded, stored, maintained, operated, held or otherwise wholly or partly dependent on discs, tapes and other means of storage, including any electronic, magnetic, mechanical, photographic or optical process, whether computerized or not, and all software, passwords and other information and means of or for access thereto, belonging to the applicable Party and its Subsidiaries or relating to their business.
“Business Day” means any day other than a Saturday, a Sunday or a day on which all banking institutions in Baltimore, Maryland are authorized or obligated by Law or executive order to close.
“Call Reports” mean the applicable Party’s Consolidated Reports of Condition and Income (FFIEC Form 041) or any successor form of the Federal Financial Institutions Examination Council.
“Change Date” means June 17, 2014.
“Code” means the Internal Revenue Code of 1986, as amended.
“Confidentiality Agreement” means the confidentiality agreement by and between First Mariner and Howard, dated as of May 11, 2017.
“Consent” means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.
“Contract” means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.
“Contractors” means each independent contractor, consultant, freelancer or other service provider.
“Costs and Expenses” means any and all judgments, penalties, fines and amounts paid in settlement and all expenses actually incurred, including, reasonable and out-of-pocket attorneys’ fees and costs, retainers, court costs, arbitration and mediation costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on an Indemnified Party as a result of the actual or deemed receipt of any payments under Section 7.9, ERISA excise taxes and penalties and any other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in a Litigation for which an Indemnified Party is entitled to indemnification pursuant to Section 7.9.
“Default” means (i) any breach or violation of, default under, contravention of, conflict with, or failure to perform any obligations under any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.
“Disclosure Memorandum” of a Party means a letter delivered by such Party to the other Party prior to execution of this Agreement, setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Articles 4 and 5, as applicable. or to one or more of its covenants contained in this Agreement; provided, that (i) no such item is required to be set forth in a Disclosure Memorandum as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect and (ii) the mere inclusion of an item in a Disclosure Memorandum as an exception to a representation or warranty shall not be deemed an admission by a Party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the Party making the representation or warranty.
“Employee Benefit Plan” means each pension, retirement, profit-sharing, deferred compensation, stock option, restricted stock, phantom equity, employee stock ownership, share purchase, severance, retention, vacation, bonus, commission, incentive compensation, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any “employee benefit plan,” as that term is defined in Section 3(3) of ERISA and any other plan, policy, program or arrangement providing compensation or other benefits, including employment and change in control agreements (but excluding offer letters or oral agreements in each case for at-will employment without any severance rights), whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent, or (v) arrived at through collective bargaining or otherwise.
“Environmental Laws” means all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.
“Equity Rights” means all arrangements, calls, commitments, Contracts, options, rights (including preemptive rights or redemption rights), stock appreciation rights, restricted stock units, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock or equity interest of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other equity interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any entity which together with a First Mariner Entity would be treated as a single employer under Code Section 414.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exhibit” means the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

“Federal Reserve” means the Board of Governors of the Federal Reserve System or a Federal Reserve Bank acting under the appropriately delegated authority thereof, as applicable.
“First Mariner Common Stock” means the shares of common stock, $10.00 par value per share, of First Mariner.
“First Mariner Entities” means, collectively, First Mariner and all of its Subsidiaries.
“First Mariner Financial Statements” means (i) the consolidated statement of financial condition (including related notes and schedules, if any) of First Mariner as of June 30, 2017, and as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) for the three and six months ended June 30, 2017, and for each of the fiscal years ended December 31, 2016, 2015, and 2014, as filed by First Mariner in Call Reports (and, in the case of the annual financial statements, as audited and made available to the stockholders of First Mariner) and (ii) the consolidated statements of financial condition of First Mariner (including related notes and schedules, if any) and related statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) included in Call Reports filed by First Mariner with respect to periods ended subsequent to June 30, 2017.
“First Mariner Series A Preferred Stock” means the shares of the Series A Non-Voting Non-Cumulative Perpetual Preferred Stock, par value $10.00 per share, of First Mariner.
“First Mariner Stock Option Plan” means the 1st Mariner Bank 2015 Equity Incentive Plan.
“GAAP” means U.S. generally accepted accounting principles, consistently applied during the periods involved.
“Hazardous Material” means (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil, asbestos-containing materials and any polychlorinated biphenyls.
“Howard Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) whereby Howard, Howard Bank or any of their Subsidiaries: (i) acquires or purchases, directly or indirectly, 50% or more in interest of the total outstanding voting securities of any Person, whether by merger, consolidation, business combination, acquisition of securities or similar transaction or (ii) purchase, lease, exchange, license or acquire 50% or more of the consolidated Assets of a Person.
“Howard Capital Stock” means, collectively, Howard Common Stock, any preferred stock of Howard and any other class or series of capital stock of Howard.
“Howard Common Stock” means the shares of common stock, par value $0.01 per share, of Howard.
“Howard Entities” means, collectively, Howard, Howard Bank and all of their Subsidiaries.
“Howard Financial Statements” means (i) the consolidated balance sheets (including related notes and schedules, if any) of Howard as of June 30, 2017, and as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) for the quarter and six months ended June 30, 2017, and for each of the three fiscal years ended December 31, 2016, 2015, and 2014, as filed by Howard in SEC Documents, and (ii) the consolidated balance sheets of Howard (including related notes and schedules, if any) and related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 2017.
“Howard Options” means each option or other Equity Right to purchase shares of Howard Common Stock pursuant to stock options or stock appreciation rights.

“Howard Stock Plans” means the existing stock option and other stock-based compensation plans of Howard designated as follows: Howard Bancorp 2004 Incentive Stock Option Plan, Howard Bancorp 2004 Incentive Stock Option Plan, and Howard Bancorp, Inc. 2013 Equity Incentive Plan.
“Intellectual Property” means copyrights, patents, trademarks, service marks, service names, trade names, brand names, internet domain names, logos together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.
“Knowledge” or “knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means the actual knowledge of the chairman, president, chief financial officer, chief risk officer (in the case of Howard), chief accounting officer (in the case of Howard), chief operating officer, chief credit officer, general counsel (in the case of Howard), or any senior, executive or other vice president in charge of human resources of such Person and the knowledge of any such Persons obtained or which would have been obtained from a reasonable investigation.
“Law” means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.
“Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the Ordinary Course) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.
“Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, option, right of first refusal, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than Permitted Liens.
“Litigation” means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its records, its policies, its practices, its compliance with Law, its actions, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.
“Loans” means any written or oral loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, guarantees and interest bearing assets) to which a Party or any of its Subsidiaries is party as a creditor.
“Losses” means any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys’ and other professional fees and expenses.
“Material” or “material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.
“Material Adverse Effect” means with respect to any Party and its Subsidiaries, any fact, circumstance, event, change, effect, development or occurrence that, individually or in the aggregate together with all other facts, circumstances, events, changes, effects, developments or occurrences, directly or indirectly, (i) has had or would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, Assets, liabilities or business of such Party and its Subsidiaries taken as a whole; provided, that a “Material Adverse Effect” shall not be deemed to include effects to the extent resulting from (A) changes after the date of this Agreement in GAAP or regulatory accounting requirements, (B) changes after the date of this Agreement in Laws of general applicability to companies in the financial services industry, (C) changes after the date of this Agreement in global, national or regional political conditions or general economic or market conditions in the United States (and with respect to each of Howard, Howard Bank and First Mariner, in the respective markets in which they operate), including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets affecting other companies in the financial services industry, (D) after the date of this Agreement, general changes in the credit markets or general downgrades in the credit markets, (E) failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof unless separately excluded hereunder, or changes in the trading price of a Party’s common stock, in and of itself, but not including any underlying causes unless separately excluded hereunder, (F) the public disclosure of this Agreement and the impact thereof on relationships with customers or employees, (G) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, or (H) actions or omissions taken with the prior written consent of the other Party hereto or expressly required by this Agreement; except, with respect to clauses (A), (B), (C), (D) and (G), to the extent that the effects of such change disproportionately affect such Party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such Party and its Subsidiaries operate, or (ii) prevents or materially impairs the ability of such Party to timely consummate the transactions contemplated hereby.
“Nasdaq” means the NASDAQ Capital Market.
“Ordinary Course” means the conduct of the business of the applicable Party in substantially the same manner as such business was operated on the date of this Agreement, including operations in conformance and consistent with the applicable Party’s practices and procedures prior to and as of such date.
“Operating Property” means any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.
“Order” means any administrative decision or award, decree, injunction, judgment, order, consent decree, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.
“OREO” means “other real estate owned” or words of similar import as reflected in the First Mariner Financial Statements or Howard Financial Statements, as applicable.
“Participation Facility” means any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.
“Party” means any of First Mariner, Howard or Howard Bank, and “Parties” means First Mariner, Howard, and Howard Bank.
“Permit” means any federal, state, local, or foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.
“Per Share Cash Amount” means $32.50 per share.
“Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a Representative capacity.
“Previously Disclosed” by a Party means information set forth in its Disclosure Memorandum or information set forth in its SEC Documents that were filed prior to the date hereof.

“Registration Statement” means the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by Howard under the Securities Act with respect to the shares of Howard Common Stock to be issued to the stockholders of First Mariner pursuant to this Agreement.
“Regulatory Authorities” means, collectively, the SEC, the Nasdaq, state securities authorities, the Financial Industry Regulatory Authority, the Securities Investor Protector Corporation, applicable securities, commodities and futures exchanges, and other industry self-regulatory organizations, the Federal Reserve, the OCC, the FDIC, the MDOFR, the IRS, the DOL, the PBGC, the Consumer Financial Protection Bureau and all other foreign, federal, state, county, local or other governmental, banking or regulatory agencies, authorities (including taxing and self-regulatory authorities), instrumentalities, commissions, boards, courts, administrative agencies, commissions or bodies.
“Representative” means, with respect to any Person, any officer, director, employee, investment banker, financial or other advisor, attorney, accountant, consultant, or other representative or agent of or engaged or retained by such Person.
“SEC” means the United States Securities and Exchange Commission.
“SEC Documents” means all forms, proxy statements, registration statements, prospectuses, reports, schedules, and other documents filed, together with any amendments thereto, by Howard or any of Howard’s Subsidiaries with the SEC on or after January 1, 2017.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Laws” means the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.
“Subsidiaries” means all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls more than 50% of the outstanding equity securities or other ownership interests either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), including such corporations, associations, or other business entities acquired as a Subsidiary of the entity in question after the date hereof and held as a Subsidiary at the Effective Time, (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.
“Superior Proposal” means any unsolicited bona fide written Acquisition Proposal with respect to which the board of directors of First Mariner determines in its good faith judgment (based on, among other things, the advice of outside legal counsel and a financial advisor) to be more favorable, from a financial point of view, to First Mariner’s stockholders than the Merger and the other transactions contemplated by this Agreement (as it may be proposed to be amended by Howard), taking into account all relevant factors (including the Acquisition Proposal and this Agreement (including any proposed changes to this Agreement that may be proposed by Howard in response to such Acquisition Proposal)); provided, that for purposes of the definition of  “Superior Proposal,” the references to “20%” and “80%” in the definitions of Acquisition Proposal and Acquisition Transaction shall be deemed to be references to “100%”.
“Surviving Bank” means Howard Bank as the surviving Maryland trust company resulting from the Merger.
“Tax” or “Taxes” means any federal, state, county, local, or foreign taxes, or, to the extent in the nature of a tax, any charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, commercial rent, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.
“Tax Return” means any report, return, information return, or other document required to be supplied to a Regulatory Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.
10.2
Referenced Pages.

The terms set forth below shall have the meanings ascribed thereto in the referenced pages:
280G Stockholder Approval	I-54
401(k) Plan	I-53
Agreement	I-1
ALLL	I-28
Average Closing Price	I-63
Burdensome Condition	I-50
Canceled Shares	I-3
Certificate	I-3
Change in the First Mariner Recommendation	I-49
Chosen Courts	I-78
Closing	I-2
Closing Date	I-2
Commissioner	I-2
Covered Employees	I-52
Derivative Transaction	I-25
Determination Date	I-64
DOL	I-21
Effective Time	I-2
Exchange Agent	I-5
Exchange Fund	I-5
Exchange Ratio	I-3
FDIA	I-11
FDIC	I-11
Final Index Price	I-64
First Mariner	I-1
First Mariner Benefit Plans	I-21
First Mariner Contracts	I-24
First Mariner Dissenting Shares	I-8
First Mariner Recommendation	I-49
First Mariner Regulatory Agreement	I-25
First Mariner Stock Option	I-4
First Mariner Stockholder Agreement	I-1
First Mariner Stockholder Approval	I-9
First Mariner Stockholder Consent	I-1
First Mariner Termination Fee	I-75
First Mariner Warrant	I-4
Howard	I-1
Howard Bank	I-1
Howard Benefit Plans	I-41
Howard Certificates	I-5

Howard Ratio	I-63
Howard Real Property	I-38
Howard Recommendation	I-49
Howard Regulatory Agreement	I-37
Howard Reimbursement Amount	I-75
Howard SEC Reports	I-32
Howard Stockholder Approval	I-49
Howard Systems	I-39
Howard Termination Fee	I-75
Howard’s Stockholders’ Meeting	I-49
Indemnified Party	I-54
Index Group	I-64
Index Price	I-64
Index Ratio	I-63
IRS	I-21
Maximum Amount	I-55
MCFI	I-1
MDOFR	I-2
Merger	I-1
Merger Consideration	I-3
MGCL	I-2
Money Laundering Laws	I-19
OFAC	I-29
PBGC	I-21
Permitted Liens	I-15
Pool	I-27
Proxy/Information Statement	I-48
Real Property	I-15
Regulatory Communication	I-50
Requisite Regulatory Approvals	I-59
Sanctioned Countries	I-29
Sanctions	I-29
Sarbanes-Oxley Act	I-18
Starting Date	I-64
Starting Price	I-64
Systems	I-16
Takeover Laws	I-26
Tax Opinion	I-60
Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” The words “hereby,” “herein,” “hereof,” “hereunder” and similar terms refer to this Agreement as a whole and not to any specific Section. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. If a word or phrase is defined, the other grammatical forms of such word or phrase have a corresponding meaning. Any capitalized terms used in any schedule or Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. All references to “the transactions contemplated by this Agreement” (or similar phrases) include the transactions provided for in this Agreement, including the Merger. Any Contract or Law defined or referred to herein or in any Contract that is referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Law) by succession of comparable successor Law and references to all attachments thereto and instruments incorporated therein. The term “made available” means any document or other information that was (a) provided (whether by physical or electronic delivery) by one Party or its representatives to the other Party and its representatives at least two Business Days prior to the date hereof, (b) included in the virtual data room (on a continuation basis without subsequent modification) of a Party at least two Business Days prior to the date hereof or (c) filed by a Party with the SEC and publicly available on EDGAR at least two Business Days prior to the date hereof.
10.3
Expenses.

(a)   Except as otherwise provided in this Section 10.3, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing and mailing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Proxy/Information Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy/Information Statement.
(b)   Notwithstanding the foregoing, if:
(i)
Either First Mariner or Howard terminates this Agreement pursuant to Sections 9.1(b)(iii) or 9.1(c) or Howard terminates this Agreement pursuant to Section 9.1(f), and at the time of such termination, any Person has made and not withdrawn an Acquisition Proposal or has publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, and within 12 months of such termination First Mariner shall either (A) consummate an Acquisition Transaction or (B) enter into an Acquisition Agreement with respect to an Acquisition Transaction (provided, that for purposes of this Section 10.3(b)(i), each reference to “20%” and “80%” in the definition of Acquisition Transaction shall be deemed to be a reference to “50%”), whether or not such Acquisition Transaction is subsequently consummated; or

(ii)
Howard shall terminate this Agreement pursuant to Section 9.1(d),

then First Mariner shall pay to Howard an amount equal to $7,500,000 (the “Howard Termination Fee”). In the event First Mariner terminates this Agreement pursuant to Section 9.1(e), then Howard shall pay to First Mariner an amount equal to $7,500,000 (the “First Mariner Termination Fee”). In the event that Howard or First Mariner terminates this Agreement pursuant to Section 9.1(b)(iv), then Howard shall reimburse First Mariner for all of its all fees, costs, and expenses incurred in connection with the transactions contemplated by this Agreement upon delivery by First Mariner of written evidence of receipts and invoices and written confirmation of payments of such fees, costs and expenses (the “First Mariner Reimbursement Amount”); provided, that Howard shall not be obligated to pay any of such fees, costs and expenses that exceeds $750,000, in the aggregate. The payment of the Howard Termination Fee by First Mariner or the First Mariner Termination Fee or First Mariner Reimbursement Amount by Howard pursuant to this Section 10.3(b) constitutes liquidated damages and not a penalty, and shall be the sole monetary remedy of Howard in the event of termination of this Agreement pursuant to Sections 9.1(b)(iii), 9.1(c), 9.1(d) or 9.1(f), and First Mariner in the event of termination of this Agreement pursuant to Sections 9.1(b)(iv) or 9.1(e). If the Howard Termination Fee shall be payable pursuant to subsection (i) of this Section 10.3(b), the Howard Termination Fee shall be paid in same-day funds at or prior to the earlier of the date of consummation of such Acquisition Transaction or the date of execution of an Acquisition Agreement with respect to such Acquisition Transaction. If the Howard Termination Fee or First Mariner Termination Fee shall otherwise be payable pursuant to this Section 10.3(b), the Howard Termination Fee or First Mariner Termination Fee, as applicable, shall be paid in same-day funds within two Business Days from the date of termination of this Agreement. Howard shall pay the Howard Reimbursement Amount within two Business Days of receipt of written evidence of all invoices, receipts and confirmations of payment.
(c)   The Parties acknowledge that the agreements contained in paragraph (b) of this Section 10.3 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement; accordingly, if either Party fails to pay any fee payable by it pursuant to this Section 10.3 when due, then such Party shall pay to the other Party its costs and expenses (including attorneys’ fees) in connection with collecting such fee, together with interest on the amount of the fee at the prime rate of Citibank, N.A. from the date such payment was due under this Agreement until the date of payment.
10.4
Entire Agreement; Third Party Beneficiaries.

Except as otherwise expressly provided herein, this Agreement (including the Disclosure Memorandum of each of First Mariner and Howard, the exhibits, the schedules, and the other documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, including the Confidentiality Agreement. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 7.9 and Section 7.17. The representations and warranties in this Agreement are the product of negotiations among the Parties hereto and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties hereto of risks associated with particular matters regardless of the knowledge of any of the Parties hereto. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no consent, approval or agreement of any third party beneficiary will be required to amend, modify to waive any provision of this Agreement.
10.5
Amendments.

To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after First Mariner Stockholder Approval, Howard Stockholder Approval, or approval by the sole stockholder of Howard Bank of this Agreement has been obtained; provided, that after obtaining First Mariner Stockholder Approval, Howard Stockholder Approval or approval of the sole stockholder of Howard Bank, there shall be made no amendment that requires further approval by such First Mariner stockholders, Howard Bank stockholder or Howard stockholders, respectively, unless such further approval of such stockholders is obtained.
10.6
Waivers.

(a)   Prior to or at the Effective Time, Howard, acting through its board of directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by First Mariner, to waive or extend the time for the compliance or fulfillment by First Mariner of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Howard under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Howard.
(b)   Prior to or at the Effective Time, First Mariner, acting through its board of directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Howard, to waive or extend the time for the compliance or fulfillment by Howard of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of First Mariner under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of First Mariner.
(c)   The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

10.7
Assignment.

Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.
10.8
Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (followed by overnight courier), by registered or certified mail, postage pre-paid, or by courier or overnight carrier, or by email (with receipt confirmed) to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:
Howard:	Howard Bancorp, Inc. 6011 University Blvd. Suite 370 Ellicott City, MD 21043 Facsimile Number: (410) 750-8588 Attention: Mary Ann Scully
Copy to Counsel:	Covington & Burling LLP
One CityCenter
850 Tenth Street, NW
Washington, DC 20001
Facsimile Number: (202) 778-5988
Attention: Frank M. Conner III
Email: rconner@cov.com;
Attention: Michael P. Reed
Email: mreed@cov.com
Attention: Christopher DeCresce
Email: cdecresce@cov.com
First Mariner:	First Mariner Bank 3301 Boston Street Baltimore, MD 21224 Facsimile Number: (410) 510-1489 Attention: Robert D. Kunisch, Jr.
Copy to Counsel:	Venable LLP Suite 900 750 East Pratt Street Baltimore, Maryland 21202 Facsimile Number: (410) 244-7546 Attention: Michael D. Schiffer
10.9
Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)   The Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of Maryland without regard to the conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.
(b)   Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Maryland (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 10.8.
(c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9.
10.10
Counterparts; Signatures.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment or waiver hereto or any agreement or instrument entered into in connection with this Agreement or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each Party hereto forever waives any such defense.
10.11
Captions; Articles and Sections.

The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.
10.12
Interpretations.

Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of all Parties hereto.
10.13
Enforcement of Agreement.

The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached and that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement. It is accordingly agreed that the Parties shall be entitled, without the requirement of posting bond, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties waives any defense in any action for specific performance that a remedy at law would be an adequate remedy.
10.14
Severability.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
10.15
Disclosure.

Any disclosure made in any document delivered pursuant to this Agreement or referred to or described in writing in any Section of this Agreement in any schedule or exhibit attached hereto or in any Disclosure Memorandum shall apply only to, or only qualify, the indicated Section of this Agreement, except to the extent that (a) any other Section of this Agreement specifically referenced or cross-referenced in such disclosure or (b) the relevance of such item to another Section of this Agreement is reasonably apparent on the face of such disclosure (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other Sections of this Agreement.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
HOWARD BANCORP, INC.
By:	/s/ Mary Ann Scully
Name: Mary Ann Scully
Title: President, Chairman and Chief Executive Officer
HOWARD BANK
By:	/s/ Mary Ann Scully
Name: Mary Ann Scully
Title: President, Chairman and Chief Executive Officer
FIRST MARINER BANK
By:	/s/ Robert Kunisch
Name: Robert Kunisch
Title: Chief Executive Officer
[Signature Page to Merger Agreement]

Exhibit 1
Form of First Mariner Stockholder Agreement

Execution Version
Stockholder Agreement
This Stockholder Agreement (this “Agreement”) is entered into as of August 14, 2017 (the “Agreement Date”), by and among Howard Bancorp, Inc., a Maryland corporation (“Howard”), Howard Bank, a Maryland chartered trust company and wholly owned subsidiary of Howard (“Howard Bank”), and the undersigned stockholders (each such undersigned, as to himself, herself or itself, “Stockholder”) of First Mariner Bank, a Maryland chartered trust company (the “Bank”). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below). If the terms of this Agreement conflict in any way with the terms of the Merger Agreement, then the terms of the Merger Agreement shall control.
RECITALS
A.   Stockholder has executed and delivered this Agreement in connection with, and concurrently with the execution and delivery of, that certain Agreement and Plan of Reorganization, dated as of August 14, 2017 (the “Merger Agreement”), by and among Howard, Howard Bank, and the Bank, pursuant to which the Bank will merge with and into Howard Bank with Howard Bank to survive such merger and become a wholly owned subsidiary of Howard (the “Merger”).
B.   Immediately after the execution and delivery of the Merger Agreement, Stockholder shall execute and deliver a stockholder consent of the Bank (the “Bank Stockholder Consent”) approving the Merger Agreement and approving, among other things, the Merger and the other transactions contemplated by the Merger Agreement.
C.   Stockholder understands and acknowledges that the Bank, Howard Bank and Howard are entitled to rely on (i) the truth and accuracy of Stockholder’s representations contained herein and (ii) Stockholder’s performance of the obligations set forth herein.
NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and other agreements contained in the Merger Agreement and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as set forth herein.
1.   Restrictions on Shares.
1.1   Stockholder shall not, directly or indirectly, transfer (except as may be specifically required by court order, by operation of law or pursuant to the Merger Agreement), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares (as defined in Section 3.1), or enter into any agreement or other arrangement relating thereto, at any time prior to the Expiration Time (as defined below); provided, that Stockholder may (a) if Stockholder is a partnership, limited liability company or corporation, distribute Shares to its partners, members and equity holders (as applicable), (b) if Stockholder is an individual, transfer any of the Shares to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family for estate planning purposes, and (c) transfer any of the Shares upon the death or dissolution of Stockholder (each, a “Permitted Transfer”); provided, further, that any such transfer shall be permitted only if, as a condition to the effectiveness of such transfer, (x) the transferee agrees in writing to be bound by all of the terms of this Agreement and (y) such transfer would not require registration pursuant to any applicable federal or state securities laws or result in the Bank being required to register any class of its equity securities with the U.S. Securities and Exchange Commission. As used herein, the term “Expiration Time” as it applies to a Stockholder shall mean the earlier of  (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with Article 9 of the Merger Agreement and (iii) the termination of this Agreement as it applies to a Stockholder by mutual consent of Howard and such Stockholder.
1.2   Until the Expiration Time and except pursuant to the terms of this Agreement, Stockholder shall not, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust, or enter into a voting agreement with respect to any of the Shares.

1.3   Any shares of capital stock of the Bank (“Bank Capital Stock”) that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the Agreement Date and prior to the Expiration Time, including by reason of  (i) exercise, conversion or exchange of any other Bank securities or (ii) any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted a portion of the Shares.
2.   Agreement to Vote Shares.    Prior to the Expiration Time, at every meeting of the Bank’s stockholders called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written resolution or consent of the Bank stockholders with respect to any of the following, Stockholder shall vote the Shares in respect of which Stockholder is entitled to vote at any such meeting or in connection with any such written consent against any Adverse Proposal (as defined below); provided, that nothing herein shall preclude Stockholder from exercising full power and authority to vote the Shares in Stockholder’s sole discretion for or against any proposal submitted to a vote of the Bank’s stockholders to approve any payment that, in the absence of such approval, constitutes a parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). “Adverse Proposal” means (i) any Acquisition Proposal, (ii) any change in a majority of the board of directors of the Bank, (iii) any amendment to the Bank’s charter or bylaws not approved in writing by Howard, (iv) any material change in the capitalization of the Bank (including the terms of any Bank securities) or the Bank’s corporate structure (other than, if applicable, the conversion of shares of the Series A Non-Voting Non-Cumulative Perpetual Preferred Stock, par value $10.00 per share, of the Bank (the “Bank Series A Preferred Stock”) into shares of common stock, $10.00 par value per share, of the Bank (the “Bank Common Stock”), (v) any action that would reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of the Bank in the Merger Agreement and that would reasonably be expected to preclude fulfillment of a condition precedent under the Merger Agreement to the Bank’s or Howard’s obligation to consummate the Merger or the other transactions contemplated by the Merger Agreement (“Transactions”), (vi) any action that would reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of the Stockholder in this Agreement, or (vii) any other matter that would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other Transactions.
3.   Representations and Warranties of Stockholder.    Stockholder hereby represents and warrants to Howard and Howard Bank as follows, which representations and warranties are accurate in all respects as of the Agreement Date, will be accurate in all respects at all times through the Expiration Time and will be accurate in all respects as of the Closing as if made at that time:
3.1   Ownership of Securities.   As of the Agreement Date, Stockholder is the beneficial owner of that number of shares of the Bank Capital Stock set forth on the signature page executed by Stockholder (all such shares beneficially owned by Stockholder on the Agreement Date, collectively, the “Shares”) and, except as otherwise set forth on the signature page executed by Stockholder, did not acquire any shares of Bank Capital Stock in contemplation of the Merger. Excluding any Equity Rights for any Bank Capital Stock or any other Bank securities, the Shares constitute Stockholder’s entire interest in all the outstanding shares of Bank Capital Stock. No Person who is not a party hereto (or such signatory’s spouse for purposes of applicable community property laws) has a beneficial interest in or a right to acquire or vote any of the Shares except as set forth in that certain Stockholders’ Agreement dated June 17, 2014, by and among the Bank and certain stockholders of the Bank named therein and that certain Registration Rights Agreement dated June 17, 2014, by and among the Bank and certain stockholders of the Bank named therein (collectively, the “Bank Equity Documents”) that will be waived pursuant to Section 5 below (other than, if Stockholder is a partnership or a limited liability company, the rights and interests of Persons that own partnership interests or limited liability company membership interests or units in Stockholder under the partnership agreement or operating agreement governing Stockholder and applicable partnership or limited liability company law, or if the Stockholder is a trust, the beneficiaries thereof). The Shares are not subject to any Liens (other than Liens created pursuant hereto) except as set forth in the Bank Equity Documents. On the Closing Date, the Shares will not be subject to any Liens (other than Liens created pursuant hereto). If Stockholder has purchased or otherwise acquired any Bank Capital Stock subject to repurchase by the Bank, Stockholder has timely filed all elections and notices under
2

Section 83(b) of the Code with respect to such Bank Capital Stock. Stockholder’s principal residence or place of business is set forth on the signature page hereto.
3.2   Power, Authorization and Validity.    If Stockholder is an entity, Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Stockholder has all requisite power and authority (if Stockholder is an entity) or legal capacity (if Stockholder is a natural person) to enter into this Agreement, and each other agreement, document or certificate to which he, she or it may become a party pursuant to this Agreement or the Merger Agreement (each, a “Stockholder Ancillary Agreement”), and to perform his, her or its obligations under this Agreement and each Stockholder Ancillary Agreement. The execution and delivery of this Agreement and each Stockholder Ancillary Agreement by Stockholder and the consummation by Stockholder of the Transactions have been duly authorized by all necessary action, if any, on the part of Stockholder. This Agreement has been, and on the Closing Date each Stockholder Ancillary Agreement will have been, duly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject only to the effect, if any, of  (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
3.3   No Conflict.    The execution and delivery by Stockholder of this Agreement and any Stockholder Ancillary Agreement and the consummation of the Merger or any other Transaction do not, and Stockholder’s performance of his, her or its obligations under this Agreement and any Stockholder Ancillary Agreement will not: (i) result in the creation of any Liens (other than Liens created pursuant hereto) on any of the Shares or (ii) conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to, (A) if Stockholder is an entity, any provision of the organizational documents of Stockholder, each as currently in effect, (B) any Contract to which Stockholder is a party or by which Stockholder or any of the Shares is bound or affected or (C) any Legal Requirement.
3.4   No Consents.   No consent, approval, order, authorization, release or waiver of, or registration, declaration or filing with, any Governmental Entity or other Person is necessary or required to be made or obtained by Stockholder to enable Stockholder to lawfully execute and deliver, enter into, and perform his, her or its obligations under this Agreement or any Stockholder Ancillary Agreement.
3.5   Legal Proceedings.    As of the Agreement Date, there is no private or governmental action, inquiry, claim, counterclaim, proceeding, suit, hearing, litigation, audit or investigation, in each case whether civil, criminal, administrative, judicial or investigative, or any appeal therefrom for which Stockholder has received written notice (each, a “Legal Proceeding”) pending against Stockholder before any Governmental Entity that relates in any way to this Agreement, the Merger Agreement, any Stockholder Ancillary Agreement or any of the Transactions. To the knowledge of Stockholder, no such Legal Proceeding has been threatened.
3.6   No Brokers.    Stockholder is not obligated for the payment of any fees or expenses of any investment banker, broker, advisor, finder or similar party in connection with the origin, negotiation or execution of the Merger Agreement or in connection with the Merger or any other Transaction. Neither Howard nor the Surviving Corporation shall incur any Liability, either directly or indirectly, to any such investment banker, broker, advisor, finder or similar party as a result of the Merger Agreement or the Merger or any other Transaction.
3.7   Tax Matters.    Stockholder has had an opportunity to review with his, her or its own tax advisors the tax consequences of the Merger, the Transactions and any Stockholder Ancillary Agreements. Stockholder understands that he, she or it must rely solely on his, her or its advisors and not on any statements or representations made by Howard, the Bank or any of their agents or representatives. Stockholder understands that Stockholder (and not Howard, the Bank or Howard Bank) shall be responsible for any tax liability of Stockholder that may arise as a result of the Merger or the Transactions.
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4.   Covenants of Stockholder.    Stockholder hereby covenants to Howard and Howard Bank as follows:
4.1   Compliance.    Prior to the Expiration Time, Stockholder (in his, her or its capacity as such) shall not take any action that would (a) make any representation or warranty contained herein untrue or incorrect in any material respect or (b) reasonably be expected to have the effect of impairing the ability of Stockholder to perform his, her or its obligations under this Agreement or any Stockholder Ancillary Agreement (as defined in Section 3.2) or preventing or materially delaying the consummation of any of the Transactions; provided that nothing contained in this Section 4.1 shall be construed to prohibit Stockholder as a director of the Bank from exercising his or her duties to the Bank or its stockholders under any Law or taking on behalf of the Bank any of the actions permitted to be taken by the Bank under Section 6.1 of the Merger Agreement.
4.2   No Solicitation.    Stockholder acknowledges that he, she or it has received a copy of the Merger Agreement. Until the Expiration Time, Stockholder (in his, her or its capacity as such) shall not, directly or indirectly, take any action prohibited by Section 7.2 of the Merger Agreement. In the event Stockholder shall receive or become aware of any Acquisition Proposal subsequent to the Agreement Date, Stockholder shall promptly inform the Bank, and the Bank shall inform Howard as contemplated by Section 7.2 of the Merger Agreement, as to any such matter and the details thereof to the maximum extent possible without violating his, her or its duties.
4.3   Irrevocable Consent.    Stockholder hereby agrees, except as may be requested by Howard, not to modify, revoke or rescind the Bank Stockholder Consent executed by Stockholder or any resolution contained therein and further agrees not to adopt any resolutions modifying, rescinding or revoking the Bank Stockholder Consent executed by Stockholder or any resolution contained therein or otherwise precluding the adoption of the Merger Agreement or the approval of the principal terms of the Merger, at any time prior to the Effective Time. Stockholder agrees that he, she or it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any Litigation, in law or in equity, in any court or before any Governmental Entity, that (i) challenges the validity of or seeks to enjoin the operation of any provision of the Bank Stockholder Consent or this Agreement or the execution and delivery of the Merger Agreement and the consummation of the Merger and the other Transactions or (ii) alleges that the execution and delivery of the Bank Stockholder Consent, or this Agreement by Stockholder, either alone or together with any other voting or stockholder agreements and proxies to be delivered in connection with the execution of the Merger Agreement, breaches any duty of the board of directors of the Bank or any member thereof or of any holder of Bank Capital Stock or other Bank securities.
5.   Consent and Waiver; Termination of Existing Agreements.    Stockholder hereby gives, effective upon the execution and delivery by such Stockholder of a Bank Stockholder Consent, any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement or instrument to which Stockholder is a party or subject, or in respect of any rights Stockholder may have in connection with the Merger or the other Transactions (whether such rights exist under the charter or bylaws of the Bank as amended to date, any Contract of the Bank or under statutory or common law or otherwise). Without limiting the generality or effect of the foregoing, Stockholder hereby waives any and all rights to contest or object to the execution and delivery of the Merger Agreement and the consummation of the Merger and the other Transactions, or to the execution and delivery of a Bank Stockholder Consent by Stockholder or any other Bank Stockholder or to seek damages or other legal or equitable relief in connection therewith (except as otherwise provided in the Merger Agreement). If and to the extent Stockholder is a party to any of the agreements set forth on Exhibit A hereto, Stockholder hereby agrees to the termination of such agreements and the waiver of any rights of first refusal, preemptive rights, rights to notice, rights to consent, rights of co-sale, registration rights, information rights or any other similar rights, such termination and waiver to be contingent upon, and effective immediately prior to, the Effective Time.
6.   Dissenters’ Rights.    Stockholder agrees not to exercise any rights of appraisal or any dissenters’ rights that Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.
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7.   Miscellaneous.
7.1   Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):
(i)	if to Howard or Howard Bank, to:
Howard Bancorp, Inc. 6011 University Drive Suite 370 Ellicott City, MD 21043 Attention: George C. Coffman Executive Vice President, Chief Financial Officer
Facsimile No.: (410) 750-8588
Telephone No.: 410.750.0020
with a copy (which shall not constitute notice) to:
Covington & Burling LLP
One CityCenter
850 Tenth Street, NW
Washington, DC 20001-4956
Attention: Michael P. Reed
Facsimile No.: (202) 778-5988
Telephone No.: (202) 662-5988
(ii)	if to Stockholder, at the address set forth below Stockholder’s signature on the signature page executed by Stockholder, or such other address for Stockholder on file with the Surviving Corporation.
7.2   Interpretation.    When a reference is made herein to Sections or Exhibits, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Where a reference is made to a Contract, instrument or law, such reference is to such Contract, instrument or law as amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of law) by succession of comparable successor law and references to all attachments thereto and instruments incorporated therein. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement; (iv) references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection, (v) references to any person include the successors and permitted assigns of that person and (vi) references from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” References to a Person are also to its permitted successors and assigns.
7.3   Specific Performance; Injunctive Relief.    The parties hereto acknowledge that Howard will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Howard upon any such violation of this Agreement or the Bank Stockholder Consent, Howard shall have the right to enforce such covenants and agreements and
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the Bank Stockholder Consent by specific performance, injunctive relief or by any other means available to Howard at law or in equity, and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.
7.4   Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood and agreed that all parties hereto need not sign the same counterpart. The delivery by facsimile or by electronic delivery in PDF format of this Agreement with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein. All of the counterparts will together constitute one and the same instrument and each counterpart will constitute an original of this Agreement.
7.5   Entire Agreement; Non-assignability; Parties in Interest; Assignment.    This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (including the Irrevocable Proxy) (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and (ii) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder. The provisions of this Agreement (other than the provisions of Section 1, and Section 2 and as contemplated by Section 7.12) shall survive the Effective Time and the closing of the Transactions. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto, and any such assignment or delegation that is not consented to shall be null and void, except that Howard may assign this Agreement to any direct or indirect wholly owned subsidiary of Howard without the prior consent of any other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns (including any Person to whom any Shares are sold, transferred or assigned).
7.6   Amendment; Waiver.    Subject to applicable Law, Howard and Stockholder may amend this Agreement as it applies to Stockholder at any time pursuant to an instrument in writing signed by or on behalf of each of Howard and Stockholder. At any time, either Howard or Stockholder may, to the extent legally allowed, waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and/or waive compliance with any of the agreements or conditions for the benefit of such party contained herein pursuant to an instrument in writing signed on behalf of such party. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision herein.
7.7   Severability.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
7.8   Remedies Cumulative.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing herein shall be deemed a waiver by any party of any right to specific performance or injunctive relief.
7.9   Governing Law.    This Agreement, all acts and Transactions pursuant hereto and all obligations of the parties hereto shall be governed by and construed in accordance with the laws of the
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State of Maryland without reference to such state’s principles of conflicts of law that would refer a matter to another jurisdiction. Each of the parties hereto (i) irrevocably consents to the exclusive jurisdiction of any court located within the State of Maryland, in connection with any matter based upon or arising out of this Agreement or the matters contemplated by this Agreement, (ii) agrees that process may be served upon them in any manner authorized by the laws of the State of Maryland for such persons and (iii) waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.
7.10   Additional Documents, Etc.    Each of the parties hereto shall execute and deliver any additional documents reasonably necessary to carry out the purpose and intent of this Agreement. Without limiting the generality or effect of the foregoing or any other obligation of Stockholder hereunder, Stockholder hereby authorizes Howard to deliver a copy of this Agreement to the Bank and hereby agrees that each of the Bank and Howard may rely upon such delivery as conclusively evidencing the consents, waivers and terminations of Stockholder referred to in Section 5, in each case for purposes of all agreements and instruments to which such consents, waivers and/or terminations are applicable or relevant.
7.11   Rules of Construction.    Each of the parties hereto agree that they have been (or have had the opportunity to be) represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.
7.12   Termination.    The representations and warranties set forth herein shall terminate on the Expiration Time, and shall be null and void in all respects after the Expiration Time. All covenants and agreements contained herein shall survive the Expiration Time to the fullest extent permitted by law or for such shorter period explicitly specified therein, except that for such covenants and agreements that survive for such shorter period, any breach thereof shall survive to the fullest extent permitted by law. Notwithstanding the foregoing, nothing herein shall relieve Stockholder from liability in connection with (i) any breach of Stockholder’s representations and warranties contained in Section 3.1 of this Agreement or (ii) any breach of covenants and agreements contained herein if the Expiration Time occurs pursuant to clause (ii) of the definition of Expiration Time in Section 1.1 of this Agreement.
[Signature Page Follows]
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IN WITNESS WHEREOF, the parties hereto have caused this Stockholder Agreement to be executed as of the date first above written.
Howard Bancorp, Inc.:

By:
Name:
Title:

Howard Bank:

By:
Name:
Title:
[Signature Page to Stockholder Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Stockholder Agreement to be executed as of the date first above written.
Stockholder:
(Print Name of Stockholder)
(Signature)
(Print name and title if signing on behalf of an entity)
(Print Address)
(Print Address)
(Print Telephone Number)
(Social Security or Tax I.D. Number)
Shares beneficially owned on the date hereof  (collectively, the Shares):
  shares of Bank Common Stock
  shares of Bank Series A Preferred Stock

EXHIBIT A
Agreements to Be Terminated
1.
Stockholders’ Agreement dated June 17, 2014, by and among the Bank and certain stockholders of the Bank named therein

2.
Registration Rights Agreement dated June 17, 2014, by and among the Bank and certain stockholders of the Bank named therein

Exhibit 2
List of Signatories to First Mariner Stockholder Consent and First Mariner Stockholder Agreement
Priam Capital Fund 1 LP
Greenhill Capital Partners III L.P.
Patriot Financial Partners II, L.P.
Greenhill Capital Partners (Employees) III L.P.
Skye Fund III
Patriot Financial Partners Parallel II, L.P.
Keyser-First Mariner, LLC
Macks Managed Investments I, LLC
Greenhill Capital Partners (Cayman Islands) III L.P.
Greenhill Capital Partners (GHL) III L.P.
Robert D. Kunisch, Jr.
Jack E. Steil
Jennifer W. Reynolds
W. Gary Dorsch
James T. Dresher, Jr.
Howard P. Feinglass
Josh E. Fidler
Boris M. Gutin
Michael B. High
Otto J. Talbott, II

Exhibit 3
Form of First Mariner Stockholder Consent

Final Form
FORM OF
WRITTEN CONSENT OF THE
STOCKHOLDERS OF
FIRST MARINER BANK
(a Maryland chartered trust company)
August 15, 2017
Pursuant to Section 2-505 of the Maryland General Corporation Law (the “MGCL”), each of the undersigned, being the beneficial owner of that number of shares of the common stock, par value $10.00 per share (“Bank Common Stock”), and/or Series A Non-Voting Non-Cumulative Perpetual Preferred Stock, par value $10.00 per share (“Bank Series A Preferred Stock”), of First Mariner Bank, a Maryland chartered trust company (the “Bank”) as set forth on the signature page hereto, does hereby consent to and approve the adoption of the following resolutions without a meeting, effective as of the date first set forth above:
Approval and Adoption of Agreement and Plan of Reorganization
WHEREAS, the Board of Directors of the Bank (the “Board”) has determined that it is in the advisable and best interests of the Bank and its stockholders that the Bank merge with Howard Bank, a Maryland trust company (“Howard”), through a statutory merger (the “Merger”) of the Bank with Howard in which Howard would survive the Merger, pursuant to an Agreement and Plan of Reorganization in substantially the form attached hereto as Exhibit A (the “Merger Agreement”) by and among the Bank, Howard, and Howard Bancorp, Inc., a Maryland corporation (the “Bancorp”) that is the sole stockholder of Howard;
WHEREAS, the Board, by resolutions duly adopted by the unanimous vote of the Board, has (1) approved the Merger Agreement and approved the Merger, (2) determined that the terms and conditions of the Merger and the Merger Agreement and the Bank’s entry into the Merger Agreement are advisable and in the best interests of the Bank, (3) directed that the approval of the Merger Agreement be submitted to the Bank’s stockholders for consideration and (4) recommended that all of the Bank’s stockholders approve the Merger Agreement.
NOW, THEREFORE, BE IT RESOLVED, that the Merger, the Merger Agreement and the terms of the Merger Agreement and all transactions and ancillary agreements contemplated thereby (including, without limitation, the allocation of the consideration payable thereunder) be and hereby are approved.
RESOLVED FURTHER, that each of the undersigned stockholders hereby irrevocably waives any and all rights of first refusal or similar rights, together with any related notification rights such stockholder might assert, now or in the future, in connection with any sale of the Bank’s securities pursuant to the Merger Agreement.
RESOLVED FURTHER, that the officers of the Bank, and each of them with full authority to act without the others, are hereby authorized to execute and deliver the Merger Agreement and all ancillary agreements contemplated thereby on behalf of the Bank and to do all things necessary or desirable, in their sole discretion, to effect the Merger, to carry out the Bank’s obligations under the Merger Agreement, and to otherwise carry out the purposes and intent of these resolutions, including without limitation the execution, delivery and filing of such other documents and instruments to and with such persons or officials as the officers of the Bank, or any of them, may deem appropriate, and the payment of all fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement.
Waiver of Appraisal Rights and Dissenters’ Rights
WHEREAS, each of the undersigned stockholders is hereby advised that, by its, his or her execution of this Written Consent, the undersigned shall not be entitled to appraisal or dissenters’ rights under Sections 3-719 and 3-720 of the Maryland Code, Financial Institutions (the “MCFI”), a copy of which is attached hereto as Exhibit B;

NOW THEREFORE BE IT RESOLVED, that the undersigned stockholder, with respect only to himself, herself or itself, hereby (i) acknowledges that he, she or it (a) has received and read a copy of Sections 3-718, 3-719 and 3-720 of the MCFI, and (b) is aware of his, her or its rights to dissent to the Merger and request an appraisal of fair market value of shares of capital stock of the Bank held by him, her or it pursuant to Sections 3-718, 3-719 and 3-720 of the MCFI, and (ii) irrevocably waives appraisal rights under Sections 3-718, 3-719 and 3-720 of the MCFI in connection with the Merger and the other transactions contemplated by the Merger Agreement.
General Authority
NOW THEREFORE BE IT RESOLVED, that all actions previously taken by officers or directors of the Bank that are approved by the resolutions set forth in this action by written consent are hereby ratified, confirmed, approved and adopted; and
RESOLVED FURTHER, that the officers of the Bank, and each of them with full authority to act without the others, are hereby authorized to do or cause to be done any and all such further acts and to do all things necessary or desirable, in their sole discretion, to otherwise carry out the purposes and intent of the resolutions in this action by written consent.

The undersigned, being a stockholder of the Bank, does hereby consent to the approval and adoption of the foregoing resolutions, effective as of the date first set forth above.
Stockholder:
(Print Name of Stockholder)
(Signature)
(Print name and title if signing on behalf of an entity)
(Print Address)
(Print Address)
(Print Telephone Number)
(Social Security or Tax I.D. Number)
Shares beneficially owned on the date hereof:
 shares of Bank Common Stock
 shares of Bank Series A Preferred Stock
[Signature Page to Written Consent of Stockholders of First Mariner Bank]

EXHIBIT A
MERGER AGREEMENT
See attached.

EXHIBIT B
Sections 3-718, 3-719 and 3-720 of the Maryland Code, Financial Institutions
See attached.

Exhibit 4
Forms of Employment Agreements

Execution Version
EXECUTIVE EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made as of August 14, 2017 between Howard Bank (the “Bank” or “Employer”), a Maryland-chartered trust company, and ______________, a resident of the State of Maryland (the “Executive”).
RECITALS
A.   Howard Bancorp, Inc., Howard Bank and First Mariner Bank have entered into an Agreement and Plan of Reorganization dated as of the date hereof  (the “Merger Agreement”), pursuant to which First Mariner Bank shall be merged with and into Howard Bank (the “Merger”).
B.   The Executive and First Mariner Bank previously entered into an Amended and Restated Employment Agreement, effective May 1, 2017 (the “Key Employment Agreement”).
C.   The Bank desires to employ the Executive following the Merger pursuant to the terms of this Agreement, and the Executive desires to be so employed.
D.   If the Merger Agreement is terminated prior to the consummation of the Merger in accordance with its terms, this Agreement shall be of no force or effect.
NOW, THEREFORE, in consideration of the above premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:
1.
DEFINITIONS.    Whenever used in this Agreement, the following terms and their variant forms will have the meaning set forth below:

1.1
“Agreement” means this Agreement and any exhibits incorporated herein together with any amendments hereto made in the manner described in this Agreement.

1.2
“Affiliate” means any business entity which controls the Employer, is controlled by or is under common control with the Employer. Unless the context requires otherwise, the term “Employer” used in this Agreement shall include all Affiliates.

1.3
“Area” means the geographic area within a radius of 20 miles of any office or facility maintained by the Employer from time to time during the Term (as defined below).

1.4
“Board” means the board of directors of the Bank.

1.5
“Business of the Employer” means all banking and financial products and services that are offered by the Employer during the Term.

1.6
“Cause” means any of the following events or conduct preceding a termination of employment initiated by the Employer:

(a)
any act on the part of the Executive that constitutes, in the reasonable judgment of the Board, fraud or dishonesty toward the Employer, toward any employee, officer or director of the Employer, or toward any person doing business with the Employer;

(b)
the conviction of the Executive of any felony or any other crime involving moral turpitude (including a plea of nolo contendere) or an indictment or criminal charge for such crime, if, in the judgment of the Board, such indictment or charge materially interferes with the Executive’s discharge of his employment duties or obligations under this Agreement;

(c)
the Executive’s diversion of any business opportunity from the Employer, or the Executive’s entering into any transaction or contractual relationship with, or on behalf of, the Employer without the prior written consent of the Board, which constitutes a conflict of interest, impermissible self-dealing, or other violation of the Employer’s policies or code of conduct; provided, however, such conduct will not constitute Cause unless the Board delivers to the Executive written notice setting forth (1) the conduct deemed to qualify as Cause, (2) reasonable remedial action that might remedy such objection, and (3) a reasonable time (not less than 30 days) within which the Executive may take such remedial action, and the Executive has not taken the specified remedial action with the specified reasonable time;
(d)
the Executive breaches any of the covenants contained in Sections 5, 6, 7 or 8 hereof;

(e)
the Executive fails to discharge his material duties and obligations contained in this Agreement;

(f)
the Executive engages in willful misconduct, including sexual harassment or abuse of alcohol or drugs, which materially and adversely affects the Executive’s performance of his employment duties or materially endangers the reputation of the Bank or Company; or

(g)
conduct by the Executive that results in removal of the Executive as an officer or employee of the Employer pursuant to a written order by any regulatory agency with authority or jurisdiction over the Employer.

1.7
“Change in Control” means the first to occur of any one of the following events after the Effective Date:

(a)
the acquisition by any person, persons acting in concert or by an entity of the then outstanding voting securities of either the Bank or the Company, if, as the result of the transaction, the acquiring person, persons or entity owns securities representing more than 50% of the total voting power of the Bank or the Company, as the case may be;

(b)
within any 12-month period (beginning after the Effective Date) the persons who were directors of either the Bank or the Company immediately before the beginning of such 12-month period (the “Incumbent Directors”) cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the Effective Date will be deemed to be an Incumbent Director if that director was elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; provided further that any director who is elected in connection with the Merger shall be deemed to be an Incumbent Director;

(c)
the approval by the stockholders of either the Bank or the Company of a reorganization, merger, tender offer, exchange offer or consolidation, with respect to which those persons who were the stockholders of either the Bank or the Company, as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated entities; or

(d)
the sale, transfer or assignment of all or substantially all of the assets of the Company or the Bank to any third party.

1.8
“Code” means the Internal Revenue Code of 1986, as amended.

1.9
“Company” means any entity that, on or after the Effective Date, controls the Bank.

1.10
“Company Information” means Confidential Information and Trade Secrets.

1.11
“Confidential Information” means data and information relating to the Employer’s business (which does not rise to the status of a Trade Secret) that is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through the Executive’s relationship to the Employer and which (a) has value to the Employer and is not generally known to its competitors, or (b) which is confidential to third parties and entrusted to Employer or Executive, as a consequence of or through his relationship to the Employer, by or on behalf of third parties. Confidential Information does not include any data or information that: (i) the Executive can show was already lawfully known to the Executive prior to the Executive’s receipt of

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the Confidential Information from the Employer; (ii) the Executive can show was independently developed by the Executive without use of, or reliance upon, any of the Confidential Information; (iii) is publicly available or becomes publicly available without breach of this Agreement by the Executive; (iv) is rightfully received by the Executive from a third party who is not under a duty of confidentiality to the Employer; or (v) is disclosed by the Executive with the Employer’s prior written approval.
1.12
“Effective Date” means the Closing Date (as defined in the Merger Agreement).

1.13
“Employer Materials” means embodiments of Company Information, such as documents, media, electronic copies, or other items containing Company Information, including all work product, deliverables, works of authorship, inventions (whether patentable or not), results, documentation and other materials developed, conceived, reduced to practice or otherwise made by Executive as a result of or in connection with Executive’s services to Employer including employment with the Employer’s predecessor, First Mariner Bank.

1.14
“Federal Deposit Insurance Act” means the Federal Deposit Insurance Act of 1950, as amended.

1.15
“Good Reason” means the existence of any of the following conditions preceding a termination of employment initiated by the Executive:

(a)
a material diminution in the powers, responsibilities or duties of the Executive hereunder;

(b)
a material breach of the terms of this Agreement by the Employer;

(c)
a change in the location of the principal office of the Executive more than 20 miles from its existing location, which the Employer and Executive hereby agree to be a material change in the location at which the Executive provides services under this Agreement; provided, however, that any change in connection with a relocation of First Mariner Bank or the Bank contemplated by the Merger Agreement shall not be the basis for Good Reason;

(d)
a material reduction in the Executive’s Base Salary, as defined in Section 4.1(a) hereof, other than an across-the-board reduction for all senior executives; or

(e)
the Employer’s election not to extend the Agreement, as described in Section 3.1;

provided, however, that no termination of employment that is triggered by any conduct or event described in this Section 1.15 shall constitute a termination of employment for Good Reason unless (i) the termination occurs within one year following the initial existence of one or more of the conditions set forth above, and (ii) the Executive has first provided the Employer with the opportunity to cure the event or conduct by giving the Employer a written notice within 90 days of the initial existence of one or more of the conditions set forth above describing in sufficient detail the Executive’s belief that a Good Reason exists, the Employer fails to cure the condition prior to the expiration of a 30-day cure period, beginning with the date such notice is received by the Employer, and Executive terminates employment within 30 days following the expiration of the cure period.
For the avoidance of doubt, neither the Merger nor any organizational changes or changes in Executive’s role in connection therewith shall give rise to Good Reason.
1.16
“Permanent Disability” means that the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as certified by a physician chosen by the Employer and reasonably acceptable to the Executive. Permanent Disability shall also include a determination of disability that qualifies the Executive for receiving payments under any long-term disability insurance policy maintained by the Employer under which the Executive is entitled to benefits, provided that the definition of disability applied under that policy complies with the requirements of Treasury Regulation § 1.409A-3(i)(4).

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1.17
“Trade Secrets” means information, such as technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers, which:

(a)
derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

(b)
is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

1.18
“Treasury Regulation” means 26 C.F.R., the regulations promulgated under the Code.

2.   DUTIES.
2.1
The Executive shall be employed as President of the Bank and President of the Company, shall report to and be subject to the direction of the Chief Executive Officer, and must perform and discharge well and faithfully the duties which may be assigned to the Executive from time to time by the Employer in connection with the conduct of its business. The Bank anticipates, but makes no assurances that, commensurate with Executive’s role as President, the Company will include Executive on the recommended slate of directors presented to the stockholders at each stockholders meeting during the Term pursuant to which Executive’s term as a director would expire unless nominated and re-elected.

2.2
In addition to the duties and responsibilities specifically assigned to the Executive pursuant to Section 2.1 hereof, the Executive must:

(a)
devote substantially all of the Executive’s time, energy and skill during regular business hours to the performance of the duties of the Executive’s employment (reasonable vacations and reasonable absences due to illness excepted) and faithfully and industriously perform such duties;

(b)
diligently follow and implement all management policies and decisions communicated to the Executive by the Chief Executive Officer and the Board;

(c)
timely prepare and forward to the Chief Executive Officer and to the Board all reports and accounting as may be requested of the Executive; and

(d)
act in the best interest of the Employer and protect the business and reputation of the Employer.

2.3
The Executive must devote the Executive’s entire business time, attention and energies to the Employer’s business and must not during the Term be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this will not be construed as preventing the Executive from:

(a)
investing the Executive’s personal assets in businesses which are not in competition with the Business of the Employer and which will not require any services on the part of the Executive in their operation or affairs and in which the Executive’s participation is solely that of an investor;

(b)
passive ownership of securities in any corporation whose securities are regularly traded provided that such purchase will not result in Executive collectively owning beneficially at any time five percent (5%) or more of the equity securities of any business in competition with the Business of the Employer; and

(c)
participating in civic and professional affairs and organizations and conferences, preparing or publishing papers or books or teaching, subject to any directions or limitations that might be established by the Chief Executive Officer and the Board from time to time.

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3. TERM AND TERMINATION.
3.1
Term.    The initial term of this Agreement will commence on the Effective Date and continue until March 31, 2021. Commencing on March 31, 2021, and continuing on each March 31st thereafter (in each case an “Anniversary Date”), this Agreement shall be extended for one additional year unless written notice that the Agreement will not be extended is provided to the Executive at least 60 days prior to such Anniversary Date. The initial term and any extensions thereof made pursuant to this Section 3.1 are referred to as the “Term.” The Employer’s election not to extend this Agreement shall not constitute termination of the Executive’s employment for purposes of this Agreement, but may constitute “Good Reason” as set forth herein.

3.2
Termination.    The employment of the Executive under this Agreement may be terminated prior to the expiration of the Term only as follows, subject to the conditions set forth below:

3.2.1
By the Employer:

(a)
for Cause at any time, upon written notice to the Executive, (such notice and termination may be immediate, except as provided in Section 1.6(c)), in which event the Employer will have no further obligation to the Executive except for the payment of any amounts due and owing under Section 4 on the effective date of the termination; or

(b)
without Cause at any time, upon written notice to the Executive, in which event the Employer will be required to make the termination payments (i) under Section 3.7(b) if the termination is effective within 12 months following a Change in Control or (ii) otherwise under Section 3.7(a).

3.2.2
By the Executive:

(a)
for Good Reason as provided in Section 1.15, in which event the Employer will be required to make the termination payments (i) under Section 3.7(b) if the termination is effective within 12 months following a Change in Control or (ii) otherwise under Section 3.7(a); or

(b)
without Good Reason, with 30 days’ written notice, in which event the Employer will have no further obligation to the Executive except for payment of any amounts due and owing under Section 4 on the effective date of the termination.

3.2.3
By the Executive within 12 months following a Change in Control; provided that the Executive gives at least 30 days’ prior written notice to the Employer of the Executive’s intention to terminate employment with such resignation to be effective immediately at the end of such 30-day period, in which event the Employer will have no further obligation to the Executive except for payment of any amounts due and owing under Section 4 on the effective date of the termination.

3.2.4
At any time upon mutual, written agreement of the parties, in which event the Employer will have no further obligation to the Executive except for the payment of any amounts due and owing under Section 4 on the effective date of termination unless otherwise set forth in the written agreement.

3.2.5
Immediately upon the Executive’s death, in which event the Employer will have no further obligation to the Executive except for the payment of any amounts due and owing under Section 4 on the effective date of termination.

3.2.6
By either the Employer or the Executive upon the Permanent Disability of the Executive, in which event the Employer will be required to make the termination payments described under Section 3.7(a); provided that such payment obligations shall be reduced if and to the extent that the Executive receives payments under any disability insurance or other program maintained by the Employer.

3.3
Effect of Termination.    Termination of the employment of the Executive pursuant to Section 3.2 will be without prejudice to any right or claim that may have previously accrued to either the Employer or the Executive hereunder and will not terminate, alter, supersede or otherwise affect the terms and covenants and the rights and duties prescribed in this Agreement.

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3.4
Suspension With Pay.    Nothing contained herein will preclude the Employer from releasing the Executive of the Executive’s normal duties and suspending the Executive, with pay, during the pendency of any investigation or examination to determine whether or not Cause exists for termination of the Executive. The application of this Section 3.4 shall not constitute “Good Reason” in connection with any termination of the Executive’s employment by the Executive, and shall not entitle Executive to the termination payments set forth in Section 3.7.

3.5
Suspension Without Pay.    If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Employer’s affairs by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act or if Executive personally becomes subject to an enforcement proceeding under section 8(b) or (c) of the Federal Deposit Insurance Act, the Employer’s obligations under this Agreement will be suspended as of the date of service thereof, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Employer may in its sole discretion:

(a)
pay the Executive all or part of the compensation withheld while its contract obligations were suspended; and/or

(b)
reinstate (in whole or in part) any of its obligations that were suspended.

The application of this Section 3.5 shall not constitute “Good Reason” in connection with any termination of the Executive’s employment by the Executive, and shall not entitle Executive to the termination payments set forth in Section 3.7.
3.6
Other Regulatory Requirements.

(a)
If  (i) the Bank is in default, as defined in Section (3)(x)(1) of the Federal Deposit Insurance Act, (ii) the Federal Deposit Insurance Corporation (or its successor) (the “FDIC”) or a court appoints a conservator or receiver for the Bank or (iii) the Commissioner of Financial Regulation for the State of Maryland takes possession of the Bank, then all obligations under this Agreement will terminate as of the date of such default, but no vested rights of the Executive will be affected. Further, all obligations under this Agreement will be terminated, except, to the extent it is determined that continuation of the Agreement is necessary for the continued operation of the Bank:

(i)
by the Board of Directors (the “Board”) of the FDIC or its designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority of the Federal Deposit Insurance Act; or

(ii)
by the Board or its designee, at the time the Board or its designee approves a supervisory merger to resolve problems relating to the operation of the Bank or when the Bank is determined by the Board or its designee to be in an unsafe or unsound condition.

(b)
If any payment hereunder is determined to violate any regulatory requirement applicable to the Employer, the Employer may decline to make such payment or amend the amount or timing of such payment to comply with such regulatory requirements, including the requirements of 12 U.S.C. 1828(k) and 12 C.F.R. part 359.

(c)
The application of this Section 3.6 shall not constitute “Good Reason” under this Agreement and shall not entitle Executive to the termination payments set forth in Section 3.7.

3.7
Termination Payments.

(a)
In the event and only in the event that the Executive’s employment is terminated by the Employe r pursuant to Section 3.2.1(b) or by the Executive pursuant to Section 3.2.2(a) and a Change in Control has not occurred within the prior 12 months, or Executive’s employment is terminated pursuant to Section 3.2.6, then, subject to the requirements of Section 3.8 and the offset in Section 3.2.6 in the case of Permanent Disability, in addition to any amounts due and owing to the Executive under Section 4, commencing

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within 60 days following the effective date of such termination the Employer will pay to the Executive as severance pay and liquidated damages a monthly amount equal to 1/12th of the sum of  (i) the Executive’s average Base Salary (as defined below) during the current and two prior fiscal years (whether paid by the Employer or by First Mariner Bank) and (ii) the average bonus paid to the Executive by the Employer (or First Mariner Bank) during the current and two prior fiscal years, for a period equal to the greater of  (A) the remaining Term or (B) one year.
(b)
In the event and only in the event that a Change in Control has occurred and within 12 months following such Change in Control the Executive’s employment is terminated by the Employer pursuant to Section 3.2.1(b) or by the Executive pursuant to Section 3.2.2(a), then, subject to the requirements of Section 3.8, the Executive shall be entitled to payment of any amounts due and owing to the Executive under Section 4 on the effective date of such termination and an amount equal to 2.99 times the sum of  (i) the Executive’s average Base Salary (as defined below) during the current and two prior fiscal years (whether paid by the Employer or by First Mariner Bank) and (ii) the average bonus paid to the Executive by the Employer (or First Mariner Bank) during the current and two prior fiscal years, such payment to be made in equal monthly installments over a 12-month period with payments commencing within sixty (60) days following the Executive’s termination of employment. In addition, subject to the requirements of Section 3.8, to the extent permitted under applicable law and as would not subject Employer or its plans to any nondiscrimination tax or penalty, Employer shall continue the Executive’s medical coverage for a period of 18 months following the Executive’s termination at the same level as available to employees of the Employer.

(c)
Notwithstanding the foregoing, if the Executive is a specified employee within the meaning of Section 409A of the Code, no amount payable under Section 3.7(a) or (b) shall be paid before the date that is six months after the effective date of termination of employment, or, if earlier, the date of the Executive’s death, except to the extent that this Agreement may permit payments within that period without causing any amount payable pursuant to this Agreement to be included in the Executive’s gross income pursuant to Section 409A(a)(1)(A) of the Code prior to the year in which the payments are received by the Executive. Any payment deferred under this Section 3.7(c) shall be paid without interest on the Employer’s first normal payroll date after the six-month date or the date of the Executive’s death, as applicable.

(d)
Notwithstanding the foregoing, no success bonus or other bonuses paid to Executive in connection with the Merger or value of any 2017 annual bonus that exceeded the greater of Executive’s 2015 bonus and 2016 bonus will be taken into account for purposes of the calculations in this Section 3.7.

(e)
For purposes of this Section 3.7, a Change in Control means either (i) the Merger or (ii) a “Change in Control” as defined in Section 1.17 above.

3.8
Conditions and Release.    Notwithstanding any other provision of this Agreement, the Executive’s rights to any payment described in Section 3.7 is conditioned upon the Executive executing and not revoking a valid release agreement in substantially the form attached hereto as Exhibit A, with appropriate updates, including for changes in applicable law (the “Release”), within the time periods set forth therein, releasing the Bank and the Company and their affiliates from any and all liability in connection with Executive’s employment. Any payments due under Section 3.7 for the first period after termination and before the Release becomes effective shall be paid with the first payment after the Release becomes effective. If the period during which Executive has discretion to execute or revoke the Release straddles two calendar years, the Employer shall make or commence payments conditioned on the Release no earlier than January 1st of the second calendar year, regardless of which year the Release becomes effective. Executive’s rights to the payments described in Section 3.7 are further conditioned on Executive’s

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material compliance with Sections 5, 6, 7 and 8 of this Agreement. In the event that Executive materially breaches such obligations, the Company’s obligation to pay Executive any additional payments under Section 3.7 will cease immediately.
3.9
Calculation of Payment Amount; Certain Adjustments of Payment Amount.    If it is determined that any payment or distribution by the Employer to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) is subject to the limitations of section 280G of the Code (a “Parachute Payment”), the following provisions will apply:

(a)
If the aggregate present value of Parachute Payments is less than or equal to the 280G limit, then no adjustment to the amount of such Parachute Payments shall be made.

(b)
If the aggregate present value of Parachute Payments is greater than the 280G limit, such Parachute Payments shall be reduced to an amount which is $1.00 less than an amount equal to 2.99 times the Executive’s “base amount” as determined in accordance with Section 280G of the Code (the “Threshold Amount”), unless the after-tax benefit to the Executive if he received the total Parachute Payments (taking into account all federal, state and local income taxes based on the highest marginal tax rates, employment-related taxes (including Social Security and Medicare taxes), and the excise tax imposed by Section 4999 of the Code on the excess parachute payments) is greater than the after-tax benefit to the Executive if he received the Threshold Amount (taking into account all federal, state and local income taxes based on the highest marginal tax rates, and employment-related taxes (including Social Security and Medicare taxes) on the Threshold Amount).

For purposes of this Section 3.9, “present value” shall be determined in accordance with Code section 280G(d)(4), and the “280G limit” is the amount that can be paid under this Agreement or otherwise without causing any amount to be nondeductible under Code Section 280G or subject to excise tax under Code section 4999. All determinations required to be made under this Section 3.9, including the aggregate present value of Parachute Payments, whether a reduction is required under Section 3.9(b) and the amount of such reduction, shall be made in reasonable good faith by the Company’s Chief Financial Officer (or senior executive of the Company having responsibility for the Company’s accounting function) or his or her designee, who shall provide detailed supporting calculations both to the Employer and the Executive within 10 business days of Executive’s termination of employment (or such other relevant payment triggering date).
4. COMPENSATION AND BENEFITS.
4.1
Compensation.    The Executive will receive the following compensation:

(a) Base Salary.   During the Term, the Executive will receive a base salary at the rate of $373,375 per annum, payable in substantially equal installments in accordance with the Bank’s regular payroll practices (“Base Salary”). The Executive’s Base Salary will be reviewed by the Board (or a committee of the Board comprised solely of disinterested members, hereinafter the “Committee”) annually, and the Executive will be entitled to receive annually an increase in such amount, if any, as may be determined by the Board or the Committee.
(b) Incentive Compensation.    The Executive will be entitled to participate in such bonus, incentive and other executive compensation programs as are made available to executive management of the Employer from time to time, including the Howard Bank Executive Incentive Plan.
4.2
Business Expenses; Memberships.    The Employer agrees to reimburse the Executive for (a) reasonable business (including travel) expenses incurred by the Executive in the performance of the Executive’s duties hereunder and (b) the dues and business related expenditures, including initiation fees, associated with membership in professional associations which are commensurate with the Executive’s position; provided, however, that the Executive must, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with

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reimbursement policies from time to time adopted by the Employer and in sufficient detail to comply with rules and regulations promulgated by the Internal Revenue Service. Employer agrees that fees associated with memberships with Center Club and Baltimore Country Club will be reimbursable under this provision.
4.3
Vacation.    On a non-cumulative basis the Executive will be entitled to vacation in each year of this Agreement in accordance with the Bank’s vacation policy as then in effect, during which the Executive’s Base Salary will be paid in full.

4.4
Benefits.    In addition to the Base Salary and bonus, the Executive will be entitled to such benefits as may be available from time to time for employees of the Employer. All such benefits will be awarded and administered in accordance with the Employer’s standard policies and practices and may be modified or terminated at any time in the Employer’s discretion. Such benefits may include, by way of example only, health, dental, vision, profit-sharing plans, retirement, and disability insurance benefits and such other benefits as the Employer deems appropriate. In addition to the benefits described in this Section 4.4, Employer shall provide, and shall pay the premiums for, a $500,000 term life insurance policy for Executive.

4.5
Car Allowance.    Employer shall pay the Executive $750.00 per month as a car allowance.

4.6
Withholding.    The Employer may deduct from each payment of compensation hereunder all amounts required to be deducted and withheld in accordance with applicable federal and state income, FICA and other withholding requirements.

4.7
Merger Payment.    Within 60 days following the closing of the Merger (the “Closing”), the Employer will pay Executive a cash payment equal to 2.99 times the Executive’s Base Salary and the higher of the annual bonus paid in the two calendar years immediately preceding the calendar year in which the Closing occurs, subject to (a) Executive’s continuous employment through the date of payment, and (b) Executive entering into, and not revoking, a copy of the Release within the time periods set forth therein, releasing the Bank and the Company and their affiliates from any and all liability (other than Executive’ s ongoing rights under this Agreement). Notwithstanding the foregoing, if the Closing occurs in 2018, no value of any 2017 annual bonus that exceeded the greater of Executive’s 2015 bonus and 2016 bonus will be taken into account for purposes of the calculations in this Section 4.7. Such payment shall be subject to Section 3.9. For avoidance of any doubt, the references to Base Salary and annual bonuses in this Section 4.7 refer to the Base Salary and annual bonuses paid to the Executive by Executive’s predecessor employer, First Mariner Bank.

5. COMPANY INFORMATION AND EMPLOYER MATERIALS.
5.1
Ownership of Information and Materials.    All Company Information received or developed by the Executive while employed by the Employer (including employment with the Employer’s predecessor, First Mariner Bank) will remain the sole and exclusive property of the Employer. Executive shall promptly disclose to Employer all Employer Materials, and Executive agrees that all Employer Materials consisting of copyrightable subject matter is, to the extent permitted by law, “work made for hire” within the meaning of the copyright laws of the United States, and that the Employer is and shall be the sole author of such Employer Materials and the sole owner of all intellectual property or proprietary rights, including, but not limited to, rights available under patent, copyright, trade secret or trademark law, or any other similar statutory provision or common law doctrine in the United States or anywhere else in the world (“Intellectual Property”) therein. To the extent that any Employer Materials are not “work made for hire” or otherwise owned by the Employer by operation of law, Executive hereby irrevocably assigns to Employer, for no additional consideration, all of Executive’s right, title and interest worldwide in and to any and all Employer Materials and all Intellectual Property therein.

5.2
Confidentiality Obligations of the Executive.

5.2.1
Executive understands and acknowledges that during the course of employment by the Employer, he will have access to and learn about Company Information. Executive further

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understands and acknowledges that such Company Information and the Employer’s ability to reserve the Company Information for the exclusive knowledge and use of the Employer is of great competitive importance and commercial value to the Employer, and that improper use or disclosure of the Company Information by Executive shall cause the Employer irreparable harm, for which remedies at law will not be adequate, and may also cause the Employer to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages or criminal penalties.
5.2.2
Executive understands and agrees that Company Information developed by Executive in the course of Executive’s employment by Employer shall be subject to the terms and conditions of this Agreement as if Employer furnished such Company Information to Executive in the first instance.

5.2.3
Nothing herein shall be construed to grant any right or license to Executive in or to any Company Information or Employer Materials other than the right to use such Company Information and Employer Materials on behalf of the Employer in accordance with the terms hereof. Employer shall not cause or permit any reverse engineering, decompilation or disassembly of any Company Information or Employer Materials. Executive shall, during the course of his employment, adopt and maintain programs and procedures which are reasonably calculated to protect the confidentiality of the Company Information and Employer Materials and shall be responsible to the Employer for any disclosure or misuse of the Company Information and Employer Materials which results from a failure to comply with this Agreement.

5.2.4
Executive understands and agrees that the Employer has or will receive Confidential Information from third parties that may be subject to additional limitations or restrictions beyond those set forth herein. Executive agrees to comply with all such additional limitations and restrictions.

5.2.5
The Executive agrees (a) to hold Company Information in strictest confidence and to use the Company Information solely for the benefit of the Employer, (b) not to use, duplicate, reproduce, distribute, disclose or otherwise disseminate Company Information or any physical embodiments thereof, except under similar obligations of confidentiality as set forth herein and solely to the extent necessary for the Executive to carry out his authorized duties to the Employer, (c) not to use the Company Information for Executive’s own benefit without written consent of the Employer, and (d) not to take or fail to take any action with respect to Company Information that would result in any Company Information losing its character or ceasing to qualify as Company Information or a Trade Secret. The Executive may disclose Company Information to employees or other consultants providing services to the Employer to the extent such disclosure is reasonably necessary and appropriate in connection with the Executive’s performance of his authorized duties to the Employer, and provided such disclosure is not inconsistent with any instruction by the Employer. Nothing in this Agreement shall be construed to prevent disclosure of Company Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of the disclosure required by such law, regulation or order. In the event that the Executive is required by law, regulation or order to disclose any Company Information, the Executive will promptly provide written notice of any such requirement to the Employer’s general counsel and, to the extent permitted by applicable law, regulation and order, sufficiently in advance of making any disclosure to permit the Employer to contest the requirement to disclose such Company Information or to seek confidentiality protections, in the Employer’s sole discretion. To the extent permitted by applicable law, regulation and order, the Executive shall not make such disclosure unless (and then only to the extent that) the Executive has been advised by the Employer’s legal counsel that such disclosure is required by law. This Section 5.2 will survive the termination of employment with respect to Confidential Information for so long as it remains Confidential Information,

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but for no longer than three (3) years following termination of employment. This Section 5.2 will survive termination of employment with respect to Trade Secrets for so long as is permitted by the then-current Maryland Trade Secrets Act.
5.3
Non-Disparagement.    The Executive agrees that during the Term hereunder and, in the event of the Executive’s termination of employment for any reason, during the period of three (3) years from and after the effective date of such termination, the Executive will not make, publish or communicate, or encourage others to make, publish, or communicate, to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Bank or its Affiliates, any of their respective businesses, products, services or activities, or any of their respective current or former officers, directors, managers, employees or agents. This Section 5.3 shall not prohibit Executive from providing truthful testimony in response to a validly issued subpoena.

5.4
Notice of Immunity/Defend Trade Secrets Act.    Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure or trade secret that (a) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Executive is not required to seek permission of Employer or to notify Employer prior to making such disclosures or participating in such investigation. If Executive files a lawsuit for retaliation by the Employer for reporting a suspected violation of law, Executive may disclose Employer’s trade secrets to Executive’s attorney and use the trade secret information in the court proceeding, if the Executive (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret except pursuant to court order.

5.5
Delivery upon Request or Termination.    Upon request by the Employer, and in any event upon termination of employment with the Employer, the Executive will promptly deliver to the Employer all property belonging to the Employer, including all Company Information then in the Executive’s possession or control.

6.
NON-COMPETITION.    The Executive agrees that during the Term hereunder and, in the event of the Executive’s termination of employment for any reason, during the period of one (1) year from and after the effective date of such termination, the Executive will not (except on behalf of or with the prior written consent of the Employer), within the Area, either directly or indirectly, on the Executive’s own behalf or in the service or on behalf of others, as a principal, partner, officer, director, manager, supervisor, administrator, consultant, executive employee or in any other capacity which involves duties and responsibilities similar to those undertaken for the Employer, engage in any business which is the same as or essentially the same as the Business of the Employer.

7.
NON-SOLICITATION OF CUSTOMERS.    The Executive agrees that during the Term hereunder and, in the event of the Executive’s termination of employment for any reason, during the period of one (1) year from and after the effective date of such termination, the Executive will not (except on behalf of or with the prior written consent of the Employer), within the Area, on the Executive’s own behalf or in the service or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, directly or by assisting others, any business from any of the Employer’s customers for purposes of providing products or services that are competitive with those provided by the Employer; for purposes of this Section 7, “customers” includes actively sought prospective customers, if during the prior 12 months of the Executive’s employment, (a) the Executive has or had material contact with such prospective customer or (b) Executive has or had knowledge or information about any actual or planned research, analysis, offer or communication by Employer concerning such prospective customer.

8.
NON-SOLICITATION OF EMPLOYEES.    The Executive agrees that during the Term hereunder and, in the event of the Executive’s termination of employment for any reason, during the period of (1) year from and after the effective date of such termination, the Executive will not, except for Executive’s Administrative Assistant, within the Area, on the Executive’s own behalf or in the service or on behalf of others, solicit, recruit or hire away or attempt to solicit, recruit or hire away, directly or

11

by assisting others, any employee with whom Executive worked or had a direct or indirect reporting relationship, whether or not such employee is a full-time employee or a temporary employee of the Employer and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will. For purposes of this Section 8, “employee” includes any current employee of the Employer and any employee who terminated employment with the Employer for any reason within the previous six months.
9.
ACKNOWLEDGMENT AND REMEDIES.

9.1
The Executive agrees that the covenants contained in Sections 5 through 8 of this Agreement are of the essence of this Agreement; that each of the covenants is reasonable and necessary to protect the business, interests and properties of the Employer; and that irreparable loss and damage will be suffered by the Employer should the Executive breach any of the covenants. Therefore, the Executive agrees and consents that, in addition to all the remedies provided by law or in equity, the Employer will be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants. The Employer and the Executive agree that all remedies available to the Employer or the Executive, as applicable, will be cumulative. The Executive further acknowledges and agrees to the reasonableness of the covenants in Sections 5 through 8, including with respect to the geographic area and duration of time which are a part of said covenant. It is the express intent of the Parties that the Area as defined herein is the area where the Executive performs or performed services on behalf of the Employer under this Agreement as of, or within a reasonable time prior to, the termination of the Executive’s employment hereunder. The Executive also acknowledges and agrees that this covenant will not impair the Executive from becoming gainfully employed, or otherwise earning a livelihood following termination of employment with Employer. The Executive also acknowledges and agrees that this Agreement is supported by adequate consideration through Executive’s employment or continued employment with Employer pursuant to this Agreement, and the benefits hereunder. The Employer would not have entered into this Agreement or agreed to share the Confidential Information with Executive if Executive did not agree to the covenants in Sections 5 through 8.

9.2
While the parties agree that the covenants in Sections 5 through are 8 are each reasonable and necessary, if any restriction set forth in any such section is found by any court of competent jurisdiction to be unenforceable (for example, because it extends for too long a period of time, over too great a range of activities or in too broad a geographic area), this Agreement shall be deemed amended to the extent necessary to render the otherwise unenforceable restriction, and the rest of the Agreement, valid and enforceable.

9.3
Executive’s obligations under each of Section 5, Section 6, Section 7 and Section 8 are independent, separable, and enforceable independent of each other.

10.
SEVERABILITY.    The parties agree that each of the provisions included in this Agreement is separate, distinct and severable from the other provisions of this Agreement and that the invalidity or unenforceability of any Agreement provision will not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision will be redrawn to make the provision consistent with and valid and enforceable under the law or public policy.

11.
NO SET-OFF BY THE EXECUTIVE.    The existence of any claim, demand, action or cause of action by the Executive against the Employer, or any Affiliate of the Employer, whether predicated upon this Agreement or otherwise, will not constitute a defense to the enforcement by the Employer of any of its rights hereunder.

12.
NOTICE.    All notices and other communications required or permitted under this Agreement will be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, will be deemed to have been received on the earlier of the date shown on the receipt or three business days

12

after the postmarked date thereof. In addition, notices hereunder may be delivered by hand, facsimile transmission or overnight courier, in which event the notice will be deemed effective when delivered or transmitted. All notices and other communications under this Agreement must be given to the parties hereto at the following addresses:
If to the Employer:
Howard Bancorp, Inc.
6011 University Blvd.
Suite 370
Ellicott City, MD 21043
Facsimile Number: (410) 750-8588
Attention: Mary Ann Scully
With a copy to:
Covington & Burling LLP
One CityCenter
850 Tenth Street, NW
Washington, DC 20001
Facsimile Number: (202) 778-5988
Attention: Michael P. Reed
Email: mreed@cov.com
If to the Executive:
13.
ASSIGNMENT. PARTIES BOUND.    Neither party hereto may assign or delegate this Agreement or any of its rights and obligations hereunder without the written consent of the other party hereto, except that the Bank may assign this Agreement to an Affiliate or successor without the Executive’s consent. The terms, provisions, covenants and agreements contained in this Agreement shall apply to, be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns. Nothing herein expressed is intended to or will be construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement, except that Affiliates of the Bank are intended as express beneficiaries of this Agreement.

14.
WAIVER.    A waiver by the Employer of any breach of this Agreement by the Executive will not be effective unless in writing, and no waiver will operate or be construed as a waiver of the same or another breach on a subsequent occasion.

15.
ARBITRATION.    Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled by binding arbitration in the Area before a single arbitrator in accordance with the Employment Arbitration Rules of the American Arbitration Association. The arbitrator shall have authority to grant any form of appropriate relief, whether legal or equitable in nature. Judgment on the award may be entered in any court having jurisdiction. The decision of the arbitrator will be final and binding on the parties, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. Notwithstanding the foregoing, nothing in this Section 15 shall limit the right of the Employer to seek equitable relief under Section 9 (Acknowledgements and Remedies).

16.
APPLICABLE LAW.    This Agreement will be construed and enforced under and in accordance with the laws of the State of Maryland, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this provision to the substantive law of another jurisdiction. The parties agree that any appropriate state court located in Howard County, Maryland, will have jurisdiction of any case or controversy arising under or in connection with this Agreement and will be a proper forum in which to adjudicate such case or controversy. The parties consent to the jurisdiction of such courts, subject to the requirement to arbitrate set forth in Section 15.

17.
INTERPRETATION.    This Agreement shall be deemed drafted equally by both the Employer and the Executive. The headings in this Agreement are only for convenience and are not intended to affect

13

construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Unless the context clearly indicates to the contrary, (i) the plural includes the singular and the singular includes the plural; (ii) “includes” and “including” are each “without limitation”; (iii) “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (vi) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.
18.
SECTION 409A.    The parties intend that the provisions of this Agreement comply with or be exempt from section 409A of the Code and the regulations thereunder (collectively, “Section 409A”) and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Notwithstanding the foregoing, nothing in this Agreement shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) from Executive to the Company or to any other individual or entity. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits subject to Section 409A upon or following a termination of employment unless such termination also constitutes a “Separation from Service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment,” “separation from service” or like terms shall mean Separation from Service. Any taxable reimbursement due under the terms of this Agreement shall be paid no later than December 31 of the year after the year in which the expense is incurred and shall comply with Treasury Regulation § 1.409A-3(i)(1)(iv). To the extent necessary to avoid a violation of Section 409A, an event will only constitute a “Change in Control” within the meaning of this Agreement if such event also qualifies as a change in control event within the meaning of Section 409A.

19.
ENTIRE AGREEMENT.    This Agreement embodies the entire and final agreement of the parties on the subject matter stated in the Agreement. No amendment or modification of this Agreement will be valid or binding upon the Employer or the Executive unless made in writing and signed by both parties. All prior understandings and agreements relating to the subject matter of this Agreement, including the Key Employment Agreement, are hereby expressly terminated and superseded.

20.
EFFECTIVENESS.    This Agreement shall become effective only upon the consummation of the Merger, at which time this Agreement shall supersede any and all agreements between Executive and First Mariner Bank, including the Key Employment Agreement. If the Merger Agreement is terminated in accordance with its terms prior to the occurrence of the closing date of the Merger, this Agreement shall become null and void in all respects.

21.
SURVIVAL.    The obligations of the Executive pursuant to Sections 5, 6, 7, 8 and 9 will survive the termination of the employment of the Executive hereunder for any reason for the period designated under each of those respective sections.

[Signature Page Follows]
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IN WITNESS WHEREOF, the Employer and the Executive have executed and delivered this Agreement as of the date first shown above.
Employer:
HOWARD BANK
By
Executive:
15

Exhibit A
Form of Release
16

Execution Version
EXECUTIVE EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made as of August 14, 2017 between Howard Bank (the “Bank” or “Employer”), a Maryland-chartered trust company, and _______________, a resident of the State of Maryland (the “Executive”).
RECITALS
A.   Howard Bancorp, Inc., Howard Bank and First Mariner Bank have entered into an Agreement and Plan of Reorganization dated as of the date hereof  (the “Merger Agreement”), pursuant to which First Mariner Bank shall be merged with and into Howard Bank (the “Merger”).
B.   The Executive and First Mariner previously entered into an Amended and Restated Employment Agreement, effective April 27, 2016 (the “First Mariner Bank Employment Agreement”).
C.   The Bank desires to employ the Executive following the Merger pursuant to the terms of this Agreement, and the Executive desires to be so employed.
D.   If the Merger Agreement is terminated prior to the consummation of the Merger in accordance with its terms, this Agreement shall be of no force or effect.
NOW, THEREFORE, in consideration of the above premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:
1.
DEFINITIONS.    Whenever used in this Agreement, the following terms and their variant forms will have the meaning set forth below:

1.1
“Agreement” means this Agreement and any exhibits incorporated herein together with any amendments hereto made in the manner described in this Agreement.

1.2
“Affiliate” means any business entity which controls the Employer, is controlled by or is under common control with the Employer. Unless the context requires otherwise, the term “Employer” used in this Agreement shall include all Affiliates.

1.3
“Area” means the geographic area within a radius of 20 miles of any office or facility maintained by the Employer from time to time during the Term (as defined below).

1.4
“Board” means the board of directors of the Bank.

1.5
“Business of the Employer” means all banking and financial products and services that are offered by the Employer during the Term.

1.6
“Cause” means any of the following events or conduct preceding a termination of employment initiated by the Employer:

(a)
any act on the part of the Executive that constitutes, in the reasonable judgment of the Board, fraud or dishonesty toward the Employer, toward any employee, officer or director of the Employer, or toward any person doing business with the Employer;

(b)
the conviction of the Executive of any felony or any other crime involving moral turpitude (including a plea of nolo contendere) or an indictment or criminal charge for such crime, if, in the judgment of the Board, such indictment or charge materially interferes with the Executive’s discharge of his employment duties or obligations under this Agreement;

(c)
the Executive’s diversion of any business opportunity from the Employer, or the Executive’s entering into any transaction or contractual relationship with, or on behalf of, the Employer without the prior written consent of the Board, which constitutes a conflict of interest, impermissible self-dealing, or other violation of the Employer’s policies or code of conduct; provided, however, such conduct will not constitute Cause unless the Board delivers to the Executive written notice setting forth (1) the conduct

17

deemed to qualify as Cause, (2) reasonable remedial action that might remedy such objection, and (3) a reasonable time (not less than 30 days) within which the Executive may take such remedial action, and the Executive has not taken the specified remedial action with the specified reasonable time;
(d)
the Executive breaches any of the covenants contained in Sections 5, 6, 7 or 8 hereof;

(e)
the Executive fails to discharge his material duties and obligations contained in this Agreement;

(f)
the Executive engages in willful misconduct, including sexual harassment, abuse of alcohol or drugs, which materially and adversely affects the Executive’s performance of his employment duties or materially endangers the reputation of the Bank or Company; or

(g)
conduct by the Executive that results in removal of the Executive as an officer or employee of the Employer pursuant to a written order by any regulatory agency with authority or jurisdiction over the Employer.

1.7
“Change in Control” means the first to occur of any one of the following events after the Effective Date:

(a)
the acquisition by any person, persons acting in concert or by an entity of the then outstanding voting securities of either the Bank or the Company, if, as the result of the transaction, the acquiring person, persons or entity owns securities representing more than 50% of the total voting power of the Bank or the Company, as the case may be;

(b)
within any 12-month period (beginning after the Effective Date) the persons who were directors of either the Bank or the Company immediately before the beginning of such 12-month period (the “Incumbent Directors”) cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the Effective Date will be deemed to be an Incumbent Director if that director was elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; provided further that any director who is elected in connection with the Merger shall be deemed to be an Incumbent Director;

(c)
the approval by the stockholders of either the Bank or the Company of a reorganization, merger, tender offer, exchange offer or consolidation, with respect to which those persons who were the stockholders of either the Bank or the Company, as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated entities; or

(d)
the sale, transfer or assignment of all or substantially all of the assets of the Company or the Bank to any third party.

1.8
“Code” means the Internal Revenue Code of 1986, as amended.

1.9
“Company” means any entity that, on or after the Effective Date, controls the Bank.

1.10
“Company Information” means Confidential Information and Trade Secrets.

1.11
“Confidential Information” means data and information relating to the Employer’s business (which does not rise to the status of a Trade Secret) that is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through the Executive’s relationship to the Employer and which (a) has value to the Employer and is not generally known to its competitors, or (b) which is confidential to third parties and entrusted to Employer or Executive, as a consequence of or through his relationship to the Employer, by or on behalf of third parties. Confidential Information does not include any data or information that: (i) the Executive can show was already lawfully known to the Executive prior to the Executive’s receipt of

18

the Confidential Information from the Employer; (ii) the Executive can show was independently developed by the Executive without use of, or reliance upon, any of the Confidential Information; (iii) is publicly available or becomes publicly available without breach of this Agreement by the Executive; (iv) is rightfully received by the Executive from a third party who is not under a duty of confidentiality to the Employer; or (v) is disclosed by the Executive with the Employer’s prior written approval.
1.12
“Effective Date” means the Closing Date (as defined in the Merger Agreement).

1.13
“Employer Materials” means embodiments of Company Information, such as documents, media, electronic copies, or other items containing Company Information, including all work product, deliverables, works of authorship, inventions (whether patentable or not), results, documentation and other materials developed, conceived, reduced to practice or otherwise made by Executive as a result of or in connection with Executive’s services to Employer including employment with the Employer’s predecessor, First Mariner.

1.14
“Federal Deposit Insurance Act” means the Federal Deposit Insurance Act of 1950, as amended.

1.15
“Good Reason” means the existence of any of the following conditions preceding a termination of employment initiated by the Executive:

(a)
a material diminution in the powers, responsibilities or duties of the Executive hereunder;

(b)
a material breach of the terms of this Agreement by the Employer;

(c)
a change in the location of the principal office of the Executive more than 20 miles from its existing location, which the Employer and Executive hereby agree to be a material change in the location at which the Executive provides services under this Agreement; provided, however, that any change in connection with a relocation of First Mariner or the Bank contemplated by the Merger Agreement shall not be the basis for Good Reason;

(d)
a material reduction in the Executive’s Base Salary, as defined in Section 4.1(a) hereof, other than an across-the-board reduction for all senior executives; or

(e)
the Employer’s election not to extend the Agreement, as described in Section 3.1;

provided, however, that no termination of employment that is triggered by any conduct or event described in this Section 1.15 shall constitute a termination of employment for Good Reason unless (i) the termination occurs within one year following the initial existence of one or more of the conditions set forth above, and (ii) the Executive has first provided the Employer with the opportunity to cure the event or conduct by giving the Employer a written notice within 90 days of the initial existence of one or more of the conditions set forth above describing in sufficient detail the Executive’s belief that a Good Reason exists, the Employer fails to cure the condition prior to the expiration of a 30-day cure period, beginning with the date such notice is received by the Employer, and Executive terminates employment within 30 days following the expiration of the cure period.
For the avoidance of doubt, neither the Merger nor any organizational changes or changes in Executive’s role in connection therewith shall give rise to Good Reason.
1.16
“Permanent Disability” means that the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as certified by a physician chosen by the Employer and reasonably acceptable to the Executive. Permanent Disability shall also include a determination of disability that qualifies the Executive for receiving payments under any long-term disability insurance policy maintained by the Employer under which the Executive is entitled to benefits, provided that the definition of disability applied under that policy complies with the requirements of Treasury Regulation § 1.409A-3(i)(4).

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1.17
“Trade Secrets” means information, such as technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers, which:

(a)
derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

(b)
is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

1.18
“Treasury Regulation” means 26 C.F.R., the regulations promulgated under the Code.

2. DUTIES.
2.1
The Executive shall be employed by the Bank, and must perform and discharge well and faithfully the duties which may be assigned to the Executive from time to time by the Employer in connection with the conduct of its business.

2.2
In addition to the duties and responsibilities specifically assigned to the Executive pursuant to Section 2.1 hereof, the Executive must:

(a)
devote substantially all of the Executive’s time, energy and skill during regular business hours to the performance of the duties of the Executive’s employment (reasonable vacations and reasonable absences due to illness excepted) and faithfully and industriously perform such duties;

(b)
diligently follow and implement all management policies and decisions communicated to the Executive by the Chief Executive Officer and the Board;

(c)
timely prepare and forward to the Chief Executive Officer and to the Board all reports and accounting as may be requested of the Executive; and

(d)
act in the best interest of the Employer and protect the business and reputation of the Employer.

2.3
The Executive must devote the Executive’s entire business time, attention and energies to the Employer’s business and must not during the Term be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this will not be construed as preventing the Executive from:

(a)
investing the Executive’s personal assets in businesses which are not in competition with the Business of the Employer and which will not require any services on the part of the Executive in their operation or affairs and in which the Executive’s participation is solely that of an investor;

(b)
passive ownership of securities in any corporation whose securities are regularly traded provided that such purchase will not result in Executive collectively owning beneficially at any time five percent (5%) or more of the equity securities of any business in competition with the Business of the Employer; and

(c)
participating in civic and professional affairs and organizations and conferences, preparing or publishing papers or books or teaching, subject to any directions or limitations that might be established by the Chief Executive Officer and the Board from time to time.

3. TERM AND TERMINATION.
3.1
Term.    The initial term of this Agreement will commence on the Effective Date and continue until March 31, 2021. Commencing on March 31, 2021, and continuing on each March 31st thereafter (in each case an “Anniversary Date”), this Agreement shall be extended for one additional year unless written notice that the Agreement will not be extended is provided to the

20

Executive at least 60 days prior to such Anniversary Date. The initial term and any extensions thereof made pursuant to this Section 3.1 are referred to as the “Term.” The Employer’s election not to extend this Agreement shall not constitute termination of the Executive’s employment for purposes of this Agreement, but may constitute “Good Reason” as set forth herein.
3.2
Termination.    The employment of the Executive under this Agreement may be terminated prior to the expiration of the Term only as follows, subject to the conditions set forth below:

3.2.1
By the Employer:

(a)
for Cause at any time, upon written notice to the Executive, (such notice and termination may be immediate, except as provided in Section 1.6(c)), in which event the Employer will have no further obligation to the Executive except for the payment of any amounts due and owing under Section 4 on the effective date of the termination; or

(b)
without Cause at any time, upon written notice to the Executive, in which event the Employer will be required to make the termination payments (i) under Section 3.7(b) if the termination is effective within 12 months following a Change in Control or (ii) otherwise under Section 3.7(a).

3.2.2
By the Executive:

(a)
for Good Reason as provided in Section 1.15, in which event the Employer will be required to make the termination payments (i) under Section 3.7(b) if the termination is effective within 12 months following a Change in Control or (ii) otherwise under Section 3.7(a); or

(b)
without Good Reason, with 30 days’ written notice, in which event the Employer will have no further obligation to the Executive except for payment of any amounts due and owing under Section 4 on the effective date of the termination.

3.2.3
By the Executive within 12 months following a Change in Control; provided that the Executive gives at least 30 days’ prior written notice to the Employer of the Executive’s intention to terminate employment with such resignation to be effective immediately at the end of such 30-day period, in which event the Employer will have no further obligation to the Executive except for payment of any amounts due and owing under Section 4 on the effective date of the termination.

3.2.4
At any time upon mutual, written agreement of the parties, in which event the Employer will have no further obligation to the Executive except for the payment of any amounts due and owing under Section 4 on the effective date of termination unless otherwise set forth in the written agreement.

3.2.5
Immediately upon the Executive’s death, in which event the Employer will have no further obligation to the Executive except for the payment of any amounts due and owing under Section 4 on the effective date of termination.

3.2.6
By either the Employer or the Executive upon the Permanent Disability of the Executive, in which event the Employer will be required to make the termination payments described under Section 3.7(a); provided that such payment obligations shall be reduced if and to the extent that the Executive receives payments under any disability insurance or other program maintained by the Employer.

3.3
Effect of Termination.    Termination of the employment of the Executive pursuant to Section 3.2 will be without prejudice to any right or claim that may have previously accrued to either the Employer or the Executive hereunder and will not terminate, alter, supersede or otherwise affect the terms and covenants and the rights and duties prescribed in this Agreement.

3.4
Suspension With Pay.    Nothing contained herein will preclude the Employer from releasing the Executive of the Executive’s normal duties and suspending the Executive, with pay, during the pendency of any investigation or examination to determine whether or not Cause exists for

21

termination of the Executive. The application of this Section 3.4 shall not constitute “Good Reason” in connection with any termination of the Executive’s employment by the Executive, and shall not entitle Executive to the termination payments set forth in Section 3.7.
3.5
Suspension Without Pay.    If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Employer’s affairs by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act or if Executive personally becomes subject to an enforcement proceeding under section 8(b) or (c) of the Federal Deposit Insurance Act, the Employer’s obligations under this Agreement will be suspended as of the date of service thereof, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Employer may in its sole discretion:

(a)
pay the Executive all or part of the compensation withheld while its contract obligations were suspended; and/or

(b)
reinstate (in whole or in part) any of its obligations that were suspended.

The application of this Section 3.5 shall not constitute “Good Reason” in connection with any termination of the Executive’s employment by the Executive, and shall not entitle Executive to the termination payments set forth in Section 3.7.
3.6
Other Regulatory Requirements.

(a)
If  (i) the Bank is in default, as defined in Section (3)(x)(1) of the Federal Deposit Insurance Act, (ii) the Federal Deposit Insurance Corporation (or its successor) (the “FDIC”) or a court appoints a conservator or receiver for the Bank or (iii) the Commissioner of Financial Regulation for the State of Maryland takes possession of the Bank, then all obligations under this Agreement will terminate as of the date of such default, but no vested rights of the Executive will be affected. Further, all obligations under this Agreement will be terminated, except, to the extent it is determined that continuation of the Agreement is necessary for the continued operation of the Bank:

(i)
by the Board of Directors (the “Board”) of the FDIC or its designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority of the Federal Deposit Insurance Act; or

(ii)
by the Board or its designee, at the time the Board or its designee approves a supervisory merger to resolve problems relating to the operation of the Bank or when the Bank is determined by the Board or its designee to be in an unsafe or unsound condition.

(b)
If any payment hereunder is determined to violate any regulatory requirement applicable to the Employer, the Employer may decline to make such payment or amend the amount or timing of such payment to comply with such regulatory requirements, including the requirements of 12 U.S.C. 1828(k) and 12 C.F.R. part 359.

(c)
The application of this Section 3.6 shall not constitute “Good Reason” under this Agreement and shall not entitle Executive to the termination payments set forth in Section 3.7.

3.7
Termination Payments.

(a)
In the event and only in the event that the Executive’s employment is terminated by the Employer pursuant to Section 3.2.1(b) or by the Executive pursuant to Section 3.2.2(a) and a Change in Control has not occurred within the prior 12 months, or Executive’s employment is terminated pursuant to Section 3.2.6, then, subject to the requirements of Section 3.8 and the offset in Section 3.2.6 in the case of Permanent Disability, in addition to any amounts due and owing to the Executive under Section 4, commencing within 60 days following the effective date of such termination the Employer will pay to the Executive as severance pay and liquidated damages a monthly amount equal to 1/12th of the sum of  (i) the Executive’s average Base Salary (as defined below) during the

22

current and two prior fiscal years (whether paid by the Employer or First Mariner Bank) and (ii) the average bonus paid to the Executive by the Employer (or First Mariner Bank) during the current and two prior fiscal years, for a period equal to the greater of (A) the remaining Term or (B) one year.
(b)
In the event and only in the event that a Change in Control has occurred and within 12 months following such Change in Control the Executive’s employment is terminated by the Employer pursuant to Section 3.2.1(b) or by the Executive pursuant to Section 3.2.2(a), then, subject to the requirements of Section 3.8, the Executive shall be entitled to payment of any amounts due and owing to the Executive under Section 4 on the effective date of such termination and a lump sum payment equal to 2.0 times the sum of (i) the Executive’s average Base Salary (as defined below) during the current and two prior fiscal years (whether paid by the Employer or First Mariner Bank) and (ii) the average bonus paid to the Executive by the Employer (or First Mariner Bank) during the current and two prior fiscal years, such payment to be made in single lump sum within sixty (60) days following the Executive’s termination of employment. In addition, subject to the requirements of Section 3.8, to the extent permitted under applicable law and as would not subject Employer or its plans to any nondiscrimination tax or penalty, Employer shall continue the Executive’s medical coverage for a period of 18 months following the Executive’s termination at the same level as available to employees of the Employer.

(c)
Notwithstanding the foregoing, if the Executive is a specified employee within the meaning of Section 409A of the Code, no amount payable under Section 3.7(a) or (b) shall be paid before the date that is six months after the effective date of termination of employment, or, if earlier, the date of the Executive’s death, except to the extent that this Agreement may permit payments within that period without causing any amount payable pursuant to this Agreement to be included in the Executive’s gross income pursuant to Section 409A(a)(1)(A) of the Code prior to the year in which the payments are received by the Executive. Any payment deferred under this Section 3.7(c) shall be paid without interest on the Employer’s first normal payroll date after the six-month date or the date of the Executive’s death, as applicable.

(d)
Notwithstanding the foregoing, no success bonus or other bonuses paid to Executive in connection with the Merger or value of any 2017 annual bonus that exceeded the greater of Executive’s 2015 bonus and 2016 bonus will be taken into account for purposes of the calculations in this Section 3.7.

(e)
For purposes of this Section 3.7, a Change in Control means a “Change in Control” as defined in the employment agreement dated April 27, 2016, as amended, between the Executive and First Mariner Bank.

3.8
Conditions and Release.    Notwithstanding any other provision of this Agreement, the Executive’s rights to any payment described in Section 3.7 is conditioned upon the Executive executing and not revoking a valid release agreement in substantially the form attached hereto as Exhibit A, with appropriate updates, including for changes in applicable law (the “Release”), within the time periods set forth therein, releasing the Bank and the Company and their affiliates from any and all liability in connection with Executive’s employment. Any payments due under Section 3.7 for the first period after termination and before the Release becomes effective shall be paid with the first payment after the Release becomes effective. If the period during which Executive has discretion to execute or revoke the Release straddles two calendar years, the Employer shall make or commence payments conditioned on the Release no earlier than January 1st of the second calendar year, regardless of which year the Release becomes effective. Executive’s rights to the payments described in Section 3.7 are further conditioned on Executive’s material compliance with Sections 5, 6, 7 and 8 of this Agreement. In the event that Executive materially breaches such obligations, the Company’s obligation to pay Executive any additional payments under Section 3.7 will cease immediately.

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3.9
Calculation of Payment Amount; Certain Adjustments of Payment Amount.    If it is determined that any payment or distribution by the Employer to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) is subject to the limitations of section 280G of the Code (a “Parachute Payment”), the following provisions will apply:

(a)
If the aggregate present value of Parachute Payments is less than or equal to the 280G limit, then no adjustment to the amount of such Parachute Payments shall be made.

(b)
If the aggregate present value of Parachute Payments is greater than the 280G limit, such Parachute Payments shall be reduced to an amount, the present value of which maximizes the aggregate present value of Parachute Payments without causing such Parachute Payments to exceed the 280G limit.

For purposes of this Section 3.9, “present value” shall be determined in accordance with Code section 280G(d)(4), and the “280G limit” is the amount that can be paid under this Agreement or otherwise without causing any amount to be nondeductible under Code Section 280G or subject to excise tax under Code section 4999. All determinations required to be made under this Section 3.9, including the aggregate present value of Parachute Payments, whether a reduction is required under Section 3.9(b) and the amount of such reduction, shall be made in reasonable good faith by the Company’s Chief Financial Officer (or senior executive of the Company having responsibility for the Company’s accounting function) or his or her designee, who shall provide detailed supporting calculations both to the Employer and the Executive within 10 business days of Executive’s termination of employment (or such other relevant payment triggering date).
4. COMPENSATION AND BENEFITS.
4.1
Compensation.    The Executive will receive the following compensation:

(a)
Base Salary.   During the Term, the Executive will receive a base salary at the rate of $242,050 per annum, payable in substantially equal installments in accordance with the Bank’s regular payroll practices (“Base Salary”). The Executive’s Base Salary will be reviewed by the Board (or a committee of the Board comprised solely of disinterested members, hereinafter the “Committee”) annually, and the Executive will be entitled to receive annually an increase in such amount, if any, as may be determined by the Board or the Committee.

(b)
Incentive Compensation.    The Executive will be entitled to participate in such bonus, incentive and other executive compensation programs as are made available to executive management of the Employer from time to time, including the Howard Bank Executive Incentive Plan.

4.2
Business Expenses; Memberships.    The Employer agrees to reimburse the Executive for (a) reasonable business (including travel) expenses incurred by the Executive in the performance of the Executive’s duties hereunder and (b) the dues and business related expenditures, including initiation fees, associated with membership in professional associations which are commensurate with the Executive’s position; provided, however, that the Executive must, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with reimbursement policies from time to time adopted by the Employer and in sufficient detail to comply with rules and regulations promulgated by the Internal Revenue Service.

4.3
Vacation.    On a non-cumulative basis the Executive will be entitled to vacation in each year of this Agreement in accordance with the Bank’s vacation policy as then in effect, during which the Executive’s Base Salary will be paid in full.

4.4
Benefits.    In addition to the Base Salary and bonus, the Executive will be entitled to such benefits as may be available from time to time for employees of the Employer. All such benefits will be awarded and administered in accordance with the Employer’s standard policies and

24

practices and may be modified or terminated at any time in the Employer’s discretion. Such benefits may include, by way of example only, health, dental, vision, profit-sharing plans, retirement, and disability insurance benefits and such other benefits as the Employer deems appropriate.
4.5
Car Allowance.    Employer shall pay the Executive $750.00 per month as a car allowance.

4.6
Withholding.    The Employer may deduct from each payment of compensation hereunder all amounts required to be deducted and withheld in accordance with applicable federal and state income, FICA and other withholding requirements.

5. COMPANY INFORMATION AND EMPLOYER MATERIALS.
5.1
Ownership of Information and Materials.    All Company Information received or developed by the Executive while employed by the Employer (including employment with the Employer’s predecessor First Mariner) will remain the sole and exclusive property of the Employer. Executive shall promptly disclose to Employer all Employer Materials, and Executive agrees that all Employer Materials consisting of copyrightable subject matter is, to the extent permitted by law, “work made for hire” within the meaning of the copyright laws of the United States, and that the Employer is and shall be the sole author of such Employer Materials and the sole owner of all intellectual property or proprietary rights, including, but not limited to, rights available under patent, copyright, trade secret or trademark law, or any other similar statutory provision or common law doctrine in the United States or anywhere else in the world (“Intellectual Property”) therein. To the extent that any Employer Materials are not “work made for hire” or otherwise owned by the Employer by operation of law, Executive hereby irrevocably assigns to Employer, for no additional consideration, all of Executive’s right, title and interest worldwide in and to any and all Employer Materials and all Intellectual Property therein.

5.2
Confidentiality Obligations of the Executive.

5.2.1
Executive understands and acknowledges that during the course of employment by the Employer, he will have access to and learn about Company Information. Executive further understands and acknowledges that such Company Information and the Employer’s ability to reserve the Company Information for the exclusive knowledge and use of the Employer is of great competitive importance and commercial value to the Employer, and that improper use or disclosure of the Company Information by Executive shall cause the Employer irreparable harm, for which remedies at law will not be adequate, and may also cause the Employer to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages or criminal penalties.

5.2.2
Executive understands and agrees that Company Information developed by Executive in the course of Executive’s employment by Employer shall be subject to the terms and conditions of this Agreement as if Employer furnished such Company Information to Executive in the first instance.

5.2.3
Nothing herein shall be construed to grant any right or license to Executive in or to any Company Information or Employer Materials other than the right to use such Company Information and Employer Materials on behalf of the Employer in accordance with the terms hereof. Employer shall not cause or permit any reverse engineering, decompilation or disassembly of any Company Information or Employer Materials. Executive shall, during the course of his employment, adopt and maintain programs and procedures which are reasonably calculated to protect the confidentiality of the Company Information and Employer Materials and shall be responsible to the Employer for any disclosure or misuse of the Company Information and Employer Materials which results from a failure to comply with this Agreement.

5.2.4
Executive understands and agrees that the Employer has or will receive Confidential Information from third parties that may be subject to additional limitations or restrictions beyond those set forth herein. Executive agrees to comply with all such additional limitations and restrictions.

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5.2.5
The Executive agrees (a) to hold Company Information in strictest confidence and to use the Company Information solely for the benefit of the Employer, (b) not to use, duplicate, reproduce, distribute, disclose or otherwise disseminate Company Information or any physical embodiments thereof, except under similar obligations of confidentiality as set forth herein and solely to the extent necessary for the Executive to carry out his authorized duties to the Employer, (c) not to use the Company Information for Executive’s own benefit without written consent of the Employer, and (d) not to take or fail to take any action with respect to Company Information that would result in any Company Information losing its character or ceasing to qualify as Company Information or a Trade Secret. The Executive may disclose Company Information to employees or other consultants providing services to the Employer to the extent such disclosure is reasonably necessary and appropriate in connection with the Executive’s performance of his authorized duties to the Employer, and provided such disclosure is not inconsistent with any instruction by the Employer. Nothing in this Agreement shall be construed to prevent disclosure of Company Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of the disclosure required by such law, regulation or order. In the event that the Executive is required by law, regulation or order to disclose any Company Information, the Executive will promptly provide written notice of any such requirement to the Employer’s general counsel and, to the extent permitted by applicable law, regulation and order, sufficiently in advance of making any disclosure to permit the Employer to contest the requirement to disclose such Company Information or to seek confidentiality protections, in the Employer’s sole discretion. To the extent permitted by applicable law, regulation and order, the Executive shall not make such disclosure unless (and then only to the extent that) the Executive has been advised by the Employer’s legal counsel that such disclosure is required by law. This Section 5.2 will survive the termination of employment with respect to Confidential Information for so long as it remains Confidential Information, but for no longer than three (3) years following termination of employment. This Section 5.2 will survive termination of employment with respect to Trade Secrets for so long as is permitted by the then-current Maryland Trade Secrets Act.

5.3
Non-Disparagement.    The Executive agrees that during the Term hereunder and, in the event of the Executive’s termination of employment for any reason, during the period of three (3) years from and after the effective date of such termination, the Executive will not make, publish or communicate, or encourage others to make, publish, or communicate, to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Bank or its Affiliates, any of their respective businesses, products, services or activities, or any of their respective current or former officers, directors, managers, employees or agents. This Section 5.3 shall not prohibit Executive from providing truthful testimony in response to a validly issued subpoena.

5.4
Notice of Immunity/Defend Trade Secrets Act.    Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure or trade secret that (a) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Executive is not required to seek permission of Employer or to notify Employer prior to making such disclosures or participating in such investigation. If Executive files a lawsuit for retaliation by the Employer for reporting a suspected violation of law, Executive may disclose Employer’s trade secrets to Executive’s attorney and use the trade secret information in the court proceeding, if the Executive (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret except pursuant to court order.

5.5
Delivery upon Request or Termination.    Upon request by the Employer, and in any event upon termination of employment with the Employer, the Executive will promptly deliver to the Employer all property belonging to the Employer, including all Company Information then in the Executive’s possession or control.

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6.
NON-COMPETITION.    The Executive agrees that during the Term hereunder and, in the event of the Executive’s termination of employment for any reason, during the period of one (1) year from and after the effective date of such termination, the Executive will not (except on behalf of or with the prior written consent of the Employer), within the Area, either directly or indirectly, on the Executive’s own behalf or in the service or on behalf of others, as a principal, partner, officer, director, manager, supervisor, administrator, consultant, executive employee or in any other capacity which involves duties and responsibilities similar to those undertaken for the Employer, engage in any business which is the same as or essentially the same as the Business of the Employer.

7.
NON-SOLICITATION OF CUSTOMERS.    The Executive agrees that during the Term hereunder and, in the event of the Executive’s termination of employment for any reason, during the period of one (1) year from and after the effective date of such termination, the Executive will not (except on behalf of or with the prior written consent of the Employer), within the Area, on the Executive’s own behalf or in the service or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, directly or by assisting others, any business from any of the Employer’s customers for purposes of providing products or services that are competitive with those provided by the Employer; for purposes of this Section 7, “customers” includes actively sought prospective customers, if during the prior 12 months of the Executive’s employment, (a) the Executive has or had material contact with such prospective customer or (b) Executive has or had knowledge or information about any actual or planned research, analysis, offer or communication by Employer concerning such prospective customer.

8.
NON-SOLICITATION OF EMPLOYEES.    The Executive agrees that during the Term hereunder and, in the event of the Executive’s termination of employment for any reason, during the period of (1) year from and after the effective date of such termination, the Executive will not, except for Executive’s Administrative Assistant, within the Area, on the Executive’s own behalf or in the service or on behalf of others, solicit, recruit or hire away or attempt to solicit, recruit or hire away, directly or by assisting others, any employee with whom Executive worked or had a direct or indirect reporting relationship, whether or not such employee is a full-time employee or a temporary employee of the Employer and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will. For purposes of this Section 8, “employee” includes any current employee of the Employer and any employee who terminated employment with the Employer for any reason within the previous six months.

9. ACKNOWLEDGMENT AND REMEDIES.
9.1
The Executive agrees that the covenants contained in Sections 5 through 8 of this Agreement are of the essence of this Agreement; that each of the covenants is reasonable and necessary to protect the business, interests and properties of the Employer; and that irreparable loss and damage will be suffered by the Employer should the Executive breach any of the covenants. Therefore, the Executive agrees and consents that, in addition to all the remedies provided by law or in equity, the Employer will be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants. The Employer and the Executive agree that all remedies available to the Employer or the Executive, as applicable, will be cumulative. The Executive further acknowledges and agrees to the reasonableness of the covenants in Sections 5 through 8, including with respect to the geographic area and duration of time which are a part of said covenant. It is the express intent of the Parties that the Area as defined herein is the area where the Executive performs or performed services on behalf of the Employer under this Agreement as of, or within a reasonable time prior to, the termination of the Executive’s employment hereunder. The Executive also acknowledges and agrees that this covenant will not impair the Executive from becoming gainfully employed, or otherwise earning a livelihood following termination of employment with Employer. The Executive also acknowledges and agrees that this Agreement is supported by adequate consideration through Executive’s employment or continued employment with Employer pursuant to this Agreement, and the benefits hereunder. The Employer would not have entered into this Agreement or agreed to share the Confidential Information with Executive if Executive did not agree to the covenants in Sections 5 through 8.

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9.2
While the parties agree that the covenants in Sections 5 through are 8 are each reasonable and necessary, if any restriction set forth in any such section is found by any court of competent jurisdiction to be unenforceable (for example, because it extends for too long a period of time, over too great a range of activities or in too broad a geographic area), this Agreement shall be deemed amended to the extent necessary to render the otherwise unenforceable restriction, and the rest of the Agreement, valid and enforceable.

9.3
Executive’s obligations under each of Section 5, Section 6, Section 7 and Section 8 are independent, separable, and enforceable independent of each other.

10.
SEVERABILITY.    The parties agree that each of the provisions included in this Agreement is separate, distinct and severable from the other provisions of this Agreement and that the invalidity or unenforceability of any Agreement provision will not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision will be redrawn to make the provision consistent with and valid and enforceable under the law or public policy.

11.
NO SET-OFF BY THE EXECUTIVE.    The existence of any claim, demand, action or cause of action by the Executive against the Employer, or any Affiliate of the Employer, whether predicated upon this Agreement or otherwise, will not constitute a defense to the enforcement by the Employer of any of its rights hereunder.

12.
NOTICE.    All notices and other communications required or permitted under this Agreement will be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, will be deemed to have been received on the earlier of the date shown on the receipt or three business days after the postmarked date thereof. In addition, notices hereunder may be delivered by hand, facsimile transmission or overnight courier, in which event the notice will be deemed effective when delivered or transmitted. All notices and other communications under this Agreement must be given to the parties hereto at the following addresses:

If to the Employer:
Howard Bancorp, Inc.
6011 University Blvd.
Suite 370
Ellicott City, MD 21043
Facsimile Number: (410) 750-8588
Attention: Mary Ann Scully
With a copy to:
Covington & Burling LLP
One CityCenter
850 Tenth Street, NW
Washington, DC 20001
Facsimile Number: (202) 778-5988
Attention: Michael P. Reed
Email: mreed@cov.com
If to the Executive:
13.
ASSIGNMENT. PARTIES BOUND.    Neither party hereto may assign or delegate this Agreement or any of its rights and obligations hereunder without the written consent of the other party hereto, except that the Bank may assign this Agreement to an Affiliate or successor without the Executive’s consent. The terms, provisions, covenants and agreements contained in this Agreement shall apply to, be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns. Nothing herein expressed is intended to or will be construed to confer upon or

28

give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement, except that Affiliates of the Bank are intended as express beneficiaries of this Agreement.
14.
WAIVER.    A waiver by the Employer of any breach of this Agreement by the Executive will not be effective unless in writing, and no waiver will operate or be construed as a waiver of the same or another breach on a subsequent occasion.

15.
ARBITRATION.    Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled by binding arbitration in the Area before a single arbitrator in accordance with the Employment Arbitration Rules of the American Arbitration Association. The arbitrator shall have authority to grant any form of appropriate relief, whether legal or equitable in nature. Judgment on the award may be entered in any court having jurisdiction. The decision of the arbitrator will be final and binding on the parties, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. Notwithstanding the foregoing, nothing in this Section 15 shall limit the right of the Employer to seek equitable relief under Section 9 (Acknowledgements and Remedies).

16.
APPLICABLE LAW.    This Agreement will be construed and enforced under and in accordance with the laws of the State of Maryland, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this provision to the substantive law of another jurisdiction. The parties agree that any appropriate state court located in Howard County, Maryland, will have jurisdiction of any case or controversy arising under or in connection with this Agreement and will be a proper forum in which to adjudicate such case or controversy. The parties consent to the jurisdiction of such courts, subject to the requirement to arbitrate set forth in Section 15.

17.
INTERPRETATION.    This Agreement shall be deemed drafted equally by both the Employer and the Executive. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Unless the context clearly indicates to the contrary, (i) the plural includes the singular and the singular includes the plural; (ii) “includes” and “including” are each “without limitation”; (iii) “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (vi) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

18.
SECTION 409A.    The parties intend that the provisions of this Agreement comply with or be exempt from section 409A of the Code and the regulations thereunder (collectively, “Section 409A”) and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Notwithstanding the foregoing, nothing in this Agreement shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) from Executive to the Company or to any other individual or entity. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits subject to Section 409A upon or following a termination of employment unless such termination also constitutes a “Separation from Service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment,” “separation from service” or like terms shall mean Separation from Service. Any taxable reimbursement due under the terms of this Agreement shall be paid no later than December 31 of the year after the year in which the expense is incurred and shall comply with Treasury Regulation § 1.409A-3(i)(1)(iv). To the extent necessary to avoid a violation of Section 409A, an event will only constitute a “Change in Control” within the meaning of this Agreement if such event also qualifies as a change in control event within the meaning of Section 409A.

19.
ENTIRE AGREEMENT.    This Agreement embodies the entire and final agreement of the parties on the subject matter stated in the Agreement. No amendment or modification of this Agreement will be

29

valid or binding upon the Employer or the Executive unless made in writing and signed by both parties. All prior understandings and agreements relating to the subject matter of this Agreement, including the First Mariner Bank Employment Agreement, are hereby expressly terminated and superseded.
20.
EFFECTIVENESS.    This Agreement shall become effective only upon the consummation of the Merger, at which time this Agreement shall supersede any and all agreements between Executive and First Mariner, including the First Mariner Bank Employment Agreement. If the Merger Agreement is terminated in accordance with its terms prior to the occurrence of the closing date of the Merger, this Agreement shall become null and void in all respects.

21.
SURVIVAL.    The obligations of the Executive pursuant to Sections 5, 6, 7, 8 and 9 will survive the termination of the employment of the Executive hereunder for any reason for the period designated under each of those respective sections.

[Signature Page Follows]
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IN WITNESS WHEREOF, the Employer and the Executive have executed and delivered this Agreement as of the date first shown above.
Employer:
HOWARD BANK
By
Executive:
31

ANNEX II
Maryland Code, Financial Institutions
Annotated Sections 3-718, 3-719 and 3-720
II-1

MD Code, Financial Institutions, § 3-718

§ 3-718. Offer to pay cash for fair value of shares
In general
(a)
The successor in a consolidation, merger, or transfer of assets may offer to pay in cash to the objecting stockholders of a constituent bank not more than what it considers to be the fair value of their shares of stock as of the time of the stockholders’ meeting approving the transaction.

Acceptance of offer by objecting shareholder
(b)
An objecting stockholder who accepts the offer is barred from receiving the appraised fair value of the shares of stock under § 3-719 of this subtitle.

MD Code, Financial Institutions, § 3-719

§ 3-719. Receipt of fair value of shares
In general
(a)
The owner of shares of stock that were voted against a consolidation, merger, or transfer of assets is entitled to receive the fair value of those shares, in cash, if the transaction becomes effective.

Demand for payment and surrender of certificates
(b)
A stockholder who desires to receive payment of the fair value for shares under this section, within 30 days after the transaction becomes effective, shall:

(1)
Make a written demand on the successor for payment; and

(2)
Surrender the stock certificates.

MD Code, Financial Institutions, § 3-720

§ 3-720. Fair value of shares
Determination at date of meeting
(a)
The fair value of the shares of stock shall be determined as of the date of the stockholders’ meeting approving the consolidation, merger, or transfer of assets.

Determination made by three appraisers
(b)(1)
The determination of fair value shall be made by three appraisers as follows:

(i)
One chosen by the owners of two thirds of the shares involved;

(ii)
One chosen by the board of directors of the successor; and

(iii)
The third chosen by the other two appraisers.

(2)
The fair value to which any two appraisers agree shall govern.

(3)
The appraisers shall give notice of the fair value determination to the successor and to each stockholder who has made demand for the determination under § 3-719 of this subtitle.

Notice of dissatisfaction with value determination
(c)(1)
Within 5 days after the appraisers give the notice of the fair value determination, a stockholder who is dissatisfied with that value may notify the Commissioner.

(2)
The Commissioner shall have the shares reappraised.

II-2

(3)
This reappraisal is final and binding as to the value of the shares of stock of that stockholder.

Appraisals made by Commissioner
(d)(1)
If the appraisal to be made under subsection (b) of this section is not completed within 90 days after the consolidation, merger, or transfer of assets becomes effective, the Commissioner shall have an appraisal made.

(2)
This appraisal is final and binding as to the value of the shares of stock of all objecting stockholders.

Expenses of appraisal
(e)
The successor shall pay the expenses of each appraisal made under this section.

II-3

ANNEX III
OPINION OF Keefe, Bruyette & Woods, Inc.
III-1

August 14, 2017
The Board of Directors
First Mariner Bank
3301 Boston Street
Baltimore, MD 21224
Members of the Board:
You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common shareholders of First Mariner Bank (“First Mariner”), of the Exchange Ratio (as defined below) in the proposed merger (the “Merger”) of First Mariner with and into Howard Bank (“Howard Bank”), a wholly-owned subsidiary of Howard Bancorp, Inc. (“Howard Bancorp”), with Howard Bank as the surviving entity, pursuant to the Agreement and Plan of Reorganization (the “Agreement”) to be entered into by and among First Mariner, Howard Bancorp and Howard Bank. Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time (as defined in the Agreement), by virtue of the Merger and without any action on the part of Howard Bancorp, Howard Bank, First Mariner or the stockholders of any of the foregoing entities, each share of common stock, par value $10.00 per share, of First Mariner (“First Mariner Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding Canceled Shares and Target Dissenting Shares (each as defined in the Agreement)) shall be converted into the right to receive 1.6624 shares of common stock, par value $0.01 per share, of Howard Bancorp (“Howard Bancorp Common Stock”). The foregoing ratio of 1.6624 shares of Howard Bancorp Common stock for one share of First Mariner Common Stock is referred to herein as the “Exchange Ratio.” The terms and conditions of the Merger are more fully set forth in the Agreement.
KBW has acted as financial advisor to First Mariner and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. We and our affiliates, in the ordinary course of our and their broker-dealer businesses (and further to existing sales and trading relationships between a KBW broker-dealer affiliate and each of First Mariner and Howard Bancorp), may from time to time purchase securities from, and sell securities to, First Mariner and Howard Bancorp. In addition, as market makers in securities, we and our affiliates may from time to time have long or short positions in, and buy or sell, debt or equity securities of Howard Bancorp for our and their own accounts and for the accounts of our and their respective customers and clients. We have acted exclusively for the board of directors of First Mariner (the “Board”) in rendering this opinion and will receive a fee from First Mariner for our services. A portion of our fee is payable upon the rendering of this opinion, and a significant portion is contingent upon the successful completion of the Merger. In addition, First Mariner has agreed to indemnify us for certain liabilities arising out of our engagement.
Keefe, Bruyette & Woods, A Stifel Company • 787 Seventh Avenue New York, NY 10019
www.kbw.com
III-2

The Board of Directors – First Mariner Bank
August 14, 2017

Other than in connection with this present engagement, in the past two years, KBW has not provided investment banking and financial advisory services to First Mariner. In the past two years, KBW has not provided investment banking or financial advisory services to Howard Bancorp. We may in the future provide investment banking and financial advisory services to First Mariner or Howard Bancorp and receive compensation for such services.
In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of First Mariner and Howard Bancorp and bearing upon the Merger, including among other things, the following: (i) a draft of the Agreement dated August 12, 2017 (the most recent draft made available to us); (ii) the audited financial statements for the three fiscal years ended December 31, 2016 of First Mariner; (iii) the unaudited quarterly financial statements for the quarters ended March 31, 2017 and June 30, 2017 of First Mariner; (iv) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2016 of Howard Bancorp; (v) the unaudited quarterly financial results and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 of Howard Bancorp; (vi) certain regulatory filings of First Mariner and Howard Bancorp and their respective subsidiaries, including the quarterly call reports filed with respect to each quarter during the three-year period ended December 31, 2016 and the quarters ended March 31, 2017 and June 30, 2017; (vii) certain other interim reports and other communications of First Mariner and Howard Bancorp to their respective shareholders; and (viii) other financial information concerning the businesses and operations of First Mariner and Howard Bancorp that was furnished to us by First Mariner and Howard Bancorp or which we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of First Mariner and Howard Bancorp; (ii) the assets and liabilities of First Mariner and Howard Bancorp; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial information for First Mariner and certain financial and stock market information for Howard Bancorp with similar information for certain other companies the securities of which are publicly traded; (v) financial and operating forecasts and projections of First Mariner that were prepared by, and provided to us and discussed with us by, First Mariner management and that were used and relied upon by us at the direction of such management and with the consent of the Board; (vi) publicly available consensus “street estimates” of Howard Bancorp for 2017 and 2018, as well as assumed Howard Bancorp long-term growth rates provided to us by Howard Bancorp management, all of which information was discussed with us by Howard Bancorp management and used and relied upon by us based on such discussions, at the direction of First Mariner management and with the consent of the Board; and (vii) estimates regarding certain pro forma financial effects of the Merger on Howard Bancorp (including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger) that were prepared by, and provided to and discussed with us by, Howard Bancorp management, and used and relied upon by us based on such discussions, at the direction of First Mariner management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also participated in discussions held by the managements of First Mariner and Howard Bancorp regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. We have not been requested to, and have not, assisted First Mariner with soliciting indications of interest from third parties other than Howard Bancorp and another party regarding a potential transaction with First Mariner.
In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or
Keefe, Bruyette & Woods, A Stifel Company • 787 Seventh Avenue New York, NY 10019
www.kbw.com
III-3

The Board of Directors – First Mariner Bank
August 14, 2017

assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of First Mariner as to the reasonableness and achievability of the financial and operating forecasts and projections of First Mariner referred to above (and the assumptions and bases therefor), and we have assumed that such forecasts and projections were reasonably prepared and represent the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We have further relied, with the consent of First Mariner, upon Howard Bancorp management as to the reasonableness and achievability of the publicly available consensus “street estimates” of Howard Bancorp, the assumed Howard Bancorp long-term growth rates, and the estimates regarding certain pro forma financial effects of the Merger on Howard Bancorp, all as referred to above (and the assumptions and bases for all such information, including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger), and we have assumed that all such information was reasonably prepared and represents, or in the case of the Howard Bancorp “street estimates” referred to above that such estimates are consistent with, the best currently available estimates and judgments of Howard Bancorp management and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated.
It is understood that the portion of the foregoing financial information of First Mariner and Howard Bancorp that was provided to us was not prepared with the expectation of public disclosure, that all of the foregoing financial information, including the publicly available consensus “street estimates” of Howard Bancorp referred to above, is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such information. We have assumed, based on discussions with the respective managements of First Mariner and Howard Bancorp and with the consent of the Board, that all such information provides a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either First Mariner or Howard Bancorp since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for loan and lease losses for First Mariner and Howard Bancorp are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of First Mariner or Howard Bancorp, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of First Mariner or Howard Bancorp under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.
We have assumed, in all respects material to our analyses, the following: (i) that the Merger and any related transactions will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft reviewed and referred to above) with no adjustments to the Exchange Ratio and with no other consideration or payments in respect of the First Mariner Common Stock; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such
Keefe, Bruyette & Woods, A Stifel Company • 787 Seventh Avenue New York, NY 10019
www.kbw.com
III-4

The Board of Directors – First Mariner Bank
August 14, 2017

documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transactions and that all conditions to the completion of the Merger and any related transaction will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of First Mariner, Howard Bancorp or the pro forma entity, or the contemplated benefits of the Merger, including without limitation the cost savings and related expenses expected to result or be derived from the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further been advised by representatives of First Mariner that First Mariner has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to First Mariner, Howard Bancorp, the Merger and any related transaction, and the Agreement. KBW has not provided advice with respect to any such matters.
This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Exchange Ratio in the Merger to the holders of First Mariner Common Stock. We express no view or opinion as to any other terms or aspects of the Merger, or any term or aspect of any related transaction, including without limitation, the treatment of the Target Series A Preferred Stock (as defined in the Agreement) in the Merger, the form or structure of the Merger or any related transaction, any consequences of the Merger or any such related transaction to First Mariner, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. For purposes of our analyses, we have not incorporated previously publicly-announced proposed changes to United States tax laws regarding corporate tax rates. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of First Mariner to engage in the Merger or enter into the Agreement; (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by First Mariner or the Board; (iii) the fairness of the amount or nature of any compensation to any of First Mariner’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of First Mariner Common Stock; (iv) the effect of the Merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of First Mariner (other than the holders of First Mariner Common Stock solely with respect to the Exchange Ratio, as described herein and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of Howard Bancorp or any other party to any transaction contemplated by the Agreement; (v) any adjustment (as provided in the Agreement) to the Exchange Ratio assumed for purposes of our opinion; (vi) the actual value of Howard Bancorp Common Stock to be issued in the Merger; (vii) the prices, trading range or volume at which Howard Bancorp Common Stock will trade following the public announcement of the Merger or the consummation of the Merger; (viii) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement; or (ix) any legal, regulatory, accounting, tax or similar matters relating to First Mariner, Howard Bancorp, their respective shareholders, or relating to or arising out of or as a consequence of the Merger or any related transaction, including whether or not the Merger would qualify as a tax-free reorganization for United States federal income tax purposes.
Keefe, Bruyette & Woods, A Stifel Company • 787 Seventh Avenue New York, NY 10019
www.kbw.com
III-5

The Board of Directors – First Mariner Bank
August 14, 2017

This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger, or to any holder of First Mariner Common Stock or any other First Mariner securities, or to any shareholder of any other entity, as to how to vote in connection with the Merger or any other matter, nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.
This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders First Mariner Common Stock.
Very truly yours,
Keefe, Bruyette & Woods, Inc.
Keefe, Bruyette & Woods, A Stifel Company • 787 Seventh Avenue New York, NY 10019
www.kbw.com
III-6

ANNEX IV
OPINION OF Stephens Inc.

August 14, 2017
Board of Directors
Howard Bancorp, Inc.
6011 University Boulevard, Suite 370
Ellicott City, MD 28204
Members of the Board:
We have served as your financial advisor in connection with the proposed acquisition of 1st Mariner Bank (the “Target”) by Howard Bancorp, Inc. (the “Company”) (collectively, the “Transaction”) and you have requested that we provide our opinion (the “Opinion”) as to whether the Transaction is fair to the Company from a financial point of view.
The terms and conditions of the Transaction are more fully set forth in a Stock Purchase Agreement (the “Agreement”) dated as of August 14, 2017. Pursuant to the Agreement and for purposes of our Opinion, we understand that the consideration expected to be exchanged by the Company for all of the outstanding common stock of the Target, has an aggregate value of approximately $165.2 million based on the Company’s closing stock price of  $17.05 as of August 11, 2017. The consideration consists of a fixed 1.6624 (the “Exchange Ratio”) shares of the Company’s common stock per share of the Target’s common stock. We further understand that the outstanding options and warrants of the Target will be exchanged for $32.50 per share in cash.
In connection with rendering our opinion we have:
(i)
reviewed the most recent draft provided to us of the Agreement and related documents;

(ii)
analyzed certain publicly available financial statements and reports regarding the Company;

(iii)
analyzed certain audited financial statements and managements reports regarding the Company and the Target;

(iv)
analyzed certain internal financial statements and other financial and operating data concerning the Company and the Target prepared by management of the Company and Target, respectively;

(v)
analyzed and, with your consent relied upon, certain publicly available consensus earnings estimates of the Company for 2017 and 2018;

(vi)
analyzed, on a pro forma basis, the effect of the Transaction on the balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis of the Company;

(vii)
reviewed the reported prices and trading activity for the common stock of the Company;

(viii)
compared the financial performance of the Company and the Target with that of certain other publicly-traded companies and their securities that we deemed relevant to our analysis of the Transaction;

(ix)
reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that we deemed relevant to our analysis of the Transaction;

(x)
discussed with management of the Company and management of the Target the operations of and future business prospects for the Company and the Target and the anticipated financial consequences of the Transaction to the Company and the Target, including potential cost savings or potential synergies;

August 14, 2017

(xi)
assisted in your deliberations regarding the material terms of the Transaction and your negotiations with the Target;

(xii)
performed such other analyses as we have deemed appropriate.

We have relied on the accuracy and completeness of the information and financial data provided to us by the Company and the Target and of the other information reviewed by us in connection with the preparation of our Opinion, and our Opinion is based upon such information. We have not assumed any responsibility for independent verification of the accuracy or completeness of any of such information or financial data. Management of the Company has assured us that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or of the Target, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company or of the Target under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or Target. With respect to the financial forecasts prepared by the Company, including the forecasts of potential cost savings and potential synergies, we have assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and the Target, and that the financial results reflected by such projections will be realized as predicted. We have not received or reviewed any individual credit files nor have we made an independent evaluation of the adequacy of the allowance for loan losses of the Company or the Target. We have also assumed that the representations and warranties contained in the Agreement and all related documents are true, correct and complete in all material respects.
As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and the Target, and issue periodic research reports regarding the Company’s business activities and prospects. During the two years preceding the date of this letter we have received fees from the Company in connection with investment banking services that we provided in the underwriting of a follow-on public offering of securities of the Company. We serve as financial adviser to the Company in connection with the Transaction, and we are entitled to receive from the Company reimbursement of our expenses and a fee for our services as financial adviser to the Company, a significant portion of which is contingent upon the consummation of the Transaction. We are also entitled to receive a fee from the Company for providing our Opinion to the Board of Directors of the Company. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this Opinion letter. We expect to pursue, and may also receive fees for, future investment banking services assignments with the Company. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company or of any other participant in the Transaction.
We are not legal, regulatory, accounting or tax experts, and we have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters. We have assumed, with your consent, that the Transaction will not result in any materially adverse legal, regulatory, accounting or tax consequences for the Company.
Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion. We have assumed that the Transaction will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification. We have assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual

August 14, 2017

or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the Company. We are not expressing any opinion herein as to the price at which the common stock or any other securities of the Company will trade following the announcement of the Transaction.
This opinion is for the use and benefit of the Board of Directors of the Company for purposes of assisting with its evaluation of the Transaction. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person as to any specific action that should be taken in connection with the Transaction. This opinion is not intended to confer any rights or remedies upon any other person. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, relative to the compensation to other shareholders of the Company. Our fairness opinion committee has approved the opinion set forth in this letter. Neither this opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this opinion and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to shareholders of the Company, provided that we approve of the content of such disclosures prior to any filing or publication of such shareholder communications.
Based on the foregoing and our general experience as investment bankers, and subject to the assumptions and qualifications stated herein, we are of the opinion, as of the date hereof, that the consideration to be given by the Company in the Transaction is fair to the Company from a financial point of view.
Very truly yours,
STEPHENS INC.

ANNEX V
Consolidated Historical Financial Statements for First Mariner and Related Management’s Discussion and Analysis of Financial Condition and Results of Operations

Independent Auditor’s Report
To the Board of Directors
1st Mariner Bank
We have audited the accompanying consolidated statements of financial condition of 1st Mariner Bank and Subsidiaries (the Bank) as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity, and cash flows for the years then ended (collectively, the financial statements). These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting policies used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1st Mariner Bank and Subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Baltimore, Maryland
March 31 2017

Report of Independent Registered Public Accounting Firm
To the Board of Directors
1st Mariner Bank
Baltimore, Maryland
We have audited the accompanying consolidated statements of financial condition of 1st Mariner Bank and Subsidiaries (the Bank) as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Bank is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of 1st Mariner Bank and Subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.
Blue Bell, Pennsylvania
March 30 2016

Independent Auditor’s Report
To the Board of Directors
1st Mariner Bank
Baltimore, Maryland
Report on the Financial Statements
We have audited the accompanying consolidated financial statements of 1st Mariner Bank, which comprise the consolidated statement of financial condition as of December 31, 2014, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity and cash flows for the period from June 17, 2014 (inception) to December 31, 2014, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of 1st Mariner Bank as of December 31, 2014, and the results of its operations and its cash flows for the period from February 7, 2014 (inception) to December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.
Other Matter
We also have examined in accordance with attestation standards established by the American Institute of Certified Public Accountants, 1st Mariner Bank’s internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in 1992 and our report dated April 28, 2015 expressed an unqualified opinion.
Blue Bell, Pennsylvania
April 28, 2015

Consolidated Financial Statements
As Of and For the Three and Six Months Ended June 30, 2017 and 2016 and December 31, 2016

Consolidated Statements of Financial Condition
(dollars in thousands, except per share data)
	June 30, 2017	December 31, 2016
	(unaudited)	(audited)
ASSETS
Cash and due from banks	$5,680	$5,431
Federal funds sold and interest-bearing deposits	14,921	14,637
Cash and cash equivalents	20,601	20,068
Certificates of deposit	992	992
Securities available for sale (“AFS”), at fair value	135,524	143,471
Loans held for sale (“LHFS”), at fair value	40,832	41,143
Loans receivable	665,942	656,138
Allowance for loan losses	(3,958)	(3,832)
Loans receivable, net	661,984	652,306
Real estate acquired through foreclosure	3,968	4,899
Restricted stock investments	5,148	5,569
Premises and equipment, net	37,534	34,990
Goodwill	10,502	10,502
Other Intangible assets	4,734	5,137
Accrued interest receivable	2,843	2,884
Bank-owned life insurance (“BOLI”)	43,220	42,701
Prepaid expenses and other assets	7,193	7,367
Total assets	$975,075	$972,029
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$172,122	$137,905
Interest-bearing	598,665	617,429
Total deposits	770,787	755,334
Short-term borrowings	89,000	100,000
Long-term borrowings	11,175	11,609
Accrued expenses and other liabilities	4,659	5,185
Total liabilities	875,621	872,128
Stockholders’ equity:
Preferred stock, $10 par value; 10,000,000 shares authorized; Series A, noncumulative perpetual preferred stock; 1,774,125 shares issued and outstanding	17,741	17,741
Common stock, $10 par value; 10,000,000 shares authorized; 3,725,893 shares issued and outstanding	37,259	37,259
Additional paid-in capital	56,062	55,763
Retained deficit	(11,202)	(9,670)
Accumulated other comprehensive loss	(406)	(1,192)
Total stockholders’ equity	99,454	99,901
Total liabilities and stockholders’ equity	$975,075	$972,029

See accompanying notes to Consolidated Financial Statements

Consolidated Statements of Operations
(dollars in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)
Interest income:
Loans	$7,443	$7,339	$14,866	$13,792
Securities and other earning assets	987	1,149	1,981	2,375
Total interest income	8,430	8,488	16,847	16,167
Interest expense:
Deposits	1,015	970	2,020	1,934
Short-term borrowings	163	50	291	78
Long-term borrowings	46	72	101	144
Total interest expense	1,224	1,092	2,412	2,156
Net interest income	7,206	7,396	14,435	14,011
Provision for loan losses	53	518	471	618
Net interest income after provision for loan losses	7,153	6,878	13,964	13,393
Noninterest income:
Mortgage-banking revenue	1,656	4,455	4,167	8,398
ATM fees	490	548	952	1,059
Service fees on deposits	391	380	753	752
Gain on sale of AFS securities, net	—	—	—	—
Loss on disposal of premises and equipment	(14)	—	(23)	—
Gain on acquired loans	47	51	189	116
Commissions on sales of nondeposit investment products	—	91	—	126
Income from BOLI	261	262	519	522
Other	154	190	316	379
Total noninterest income	2,985	5,977	6,873	11,352
Noninterest expense:
Salaries and employee benefits	5,574	6,161	11,937	11,983
Occupancy	1,283	1,910	2,635	3,764
Furniture, fixtures, and equipment	234	255	431	480
Professional services	662	133	1,179	268
Advertising	42	65	88	76
Marketing and promotion	250	200	509	394
Data processing	611	602	1,279	1,200
ATM servicing expenses	97	138	193	242
(Write-downs, losses, and costs) of real estate acquired through foreclosure, net of gains	73	(85)	(89)	—
Federal Deposit Insurance Corporation (“FDIC”) insurance premiums	172	327	335	613
Service and maintenance − facilities	238	266	606	523
Service and maintenance − software	304	308	610	614
Corporate Insurance	103	144	206	212
Consulting fees	159	175	298	381
Loan expenses	500	90	650	350
Amortization of intangible assets	202	224	403	449
Other	505	732	1,099	1,245
Total noninterest expense	11,009	11,645	22,369	22,794
Net (loss) income before income taxes	(871)	1,210	(1,532)	1,951
Income tax expense	—	—	—	—
Net (loss) income	$(871)	$1,210	$(1,532)	$1,951
Net (loss) income per common share − basic	$(0.23)	$0.32	$(0.41)	$0.52
Net (loss) income per common share − diluted	$(0.23)	$0.32	$(0.40)	$0.52

See accompanying notes to Consolidated Financial Statements

Consolidated Statements of Comprehensive Income
(dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)
Net (loss) income	$(871)	$1,210	$(1,532)	$1,951
Other comprehensive income:
Unrealized holding gains on securities arising during the period	688	1,683	786	5,038
Total other comprehensive income	688	1,683	786	5,038
Total comprehensive (loss) income	$(183)	$2,893	$(746)	$6,989

See accompanying notes to Consolidated Financial Statements

Consolidated Statements of Changes in Stockholders’ Equity
(dollars in thousands, except number of shares)
	Six Months Ended June 30, 2017
	Number of Shares of Preferred Stock	Number of Shares of Common Stock	Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Deficit	Accumulated Other Comprehensive (Loss) Income	Total Stockholders’ Equity
	(unaudited)
Balance at January 1, 2017	1,774,125	3,725,893	$17,741	$37,259	$55,763	$(9,670)	$(1,192)	$99,901
Net loss	—	—	—	—	—	(1,532)	—	(1,532)
Stock compensation	—	—	—	—	299	—	—	299
Change in unrealized gains and losses on AFS securities	—	—	—	—	—	—	786	786
Balance at June 30, 2017	1,774,125	3,725,893	$17,741	$37,259	$56,062	$(11,202)	$(406)	$99,454

	Six Months Ended June 30, 2016
	Number of Shares of Preferred Stock	Number of Shares of Common Stock	Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Deficit	Accumulated Other Comprehensive (Loss) Income	Total Stockholders’ Equity
	(unaudited)
Balance at January 1, 2016	1,774,125	3,725,893	$17,741	$37,259	$55,191	$(10,722)	$(1,243)	$98,226
Net income	—	—	—	—	—	1,951	—	1,951
Stock compensation	—	—	—	—	280	—	—	280
Change in unrealized gains and losses on AFS securities	—	—	—	—	—	—	5,038	5,038
Balance at June 30, 2016	1,774,125	3,725,893	$17,741	$37,259	$55,471	$(8,771)	$3,795	$105,495

See accompanying notes to Consolidated Financial Statements

Consolidated Statements of Cash Flows
(dollars in thousands)
	Six Months Ended June 30,
	2017	2016
	(unaudited)
Cash flows from operating activities:
Net (loss) income	$(1,532)	$1,951
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	1,006	1,287
Stock based compensation	299	280
Amortization of unearned loan fees and costs, net	500	513
Accretion of discounts on purchased loans, net	(646)	(942)
Amortization of premiums on AFS securities	390	498
Amortization of intangible assets	403	449
Amortization of premiums on purchased deposits	(108)	(209)
Gains on sales of LHFS	(6,324)	(11,395)
Decrease (increase) in accrued interest receivable	41	(125)
Gain on acquired loans	(189)	(116)
Provision for loan losses	471	618
Losses and (gains), net of write-downs and losses on sales of real estate acquired through foreclosure	5	(166)
Loss (gain) on disposal of premises and equipment	23	—
Increase in cash surrender value of BOLI	(519)	(522)
Originations of mortgage LHFS	(240,504)	(382,950)
Proceeds from mortgage LHFS	247,139	337,173
Net decrease in accrued expenses and other liabilities	(526)	(1,330)
Net decrease (increase) in prepaid expenses and other assets	173	(1,431)
Net cash provided by (used in) operating activities	102	(56,417)
Cash flows from investing activities:
Loan principal disbursements, net of repayments	(9,804)	(11,536)
Proceeds from sales of loans	—	521
Redemption (purchase) of restricted stock investments	421	(1,737)
Purchases of premises and equipment, net of proceeds from disposals	(3,573)	(436)
Activity in AFS securities:
Maturities/calls/repayments	8,442	13,174
Purchases	—	(21,029)
Proceeds from sales of real estate acquired through foreclosure	926	1,012
Net cash used in investing activities	(3,588)	(20,031)
Cash flows from financing activities:
Net increase in deposits	15,453	19,498
Additional borrowings	397,000	331,000
Repayments of borrowings	(408,434)	(292,699)
Net cash provided by financing activities	4,019	57,799
Increase (decrease) in cash and cash equivalents	533	(18,649)
Cash and cash equivalents at beginning of period	20,068	39,317
Cash and cash equivalents at end of period	$20,601	$20,668
Supplemental information:
Interest paid on deposits and borrowed funds	$2,421	$2,125
Transfer of loans to real estate acquired through foreclosure	—	306
Transfers of LHFS to loan portfolio	—	523
See accompanying notes to Consolidated Financial Statements

Notes to Consolidated Financial Statements
(Information as of and for the three and six months ended June 30, 2017 and 2016 is unaudited)
(1)   Nature of Organization and Summary of Significant Accounting Policies
Organization
First Mariner Bank (“First Mariner,” “the Bank,” “we,” “our,” or “us”) is a bank incorporated under the laws of the state of Maryland and is headquartered in Baltimore, Maryland. The Bank was purchased out of bankruptcy from First Mariner Bancorp by RKJS Bank on June 17, 2014 in a transaction that was accounted for as a business combination, with First Mariner Bank being the successor bank after merging with RKJS Bank. The majority of the Bank’s private ownership group now consists of private equity investment firms, with the four largest investors consisting of Priam Capital Fund I LP, Patriot Financial Partners II, L.P., Greenhill Capital Partners III L.P., and TFO Financial Institutions Restructuring Fund II LLC.
On August 14, 2017, we entered into a definitive agreement and plan of reorganization whereby First Mariner Bank will merge into Howard Bank, a wholly owned subsidiary of Howard Bancorp, Inc. (Nasdaq: HBMD), and the combined organization will operate under the Howard Bank name and be headquartered in First Mariner’s existing Baltimore City location. The closing is anticipated to occur in the fourth quarter of 2017 or the first quarter of 2018, subject to approval by Howard Bancorp, Inc. and First Mariner Bank stockholders, regulatory approvals and other customary closing conditions.
Basis of Presentation, and Use of Estimates
We provide financial services to customers primarily within the Central Maryland region. A portion of activities related to mortgage lending are more dispersed and cover parts of the Mid-Atlantic region and other regions outside of the state of Maryland. We serve local consumers, small- and medium-sized businesses, professionals, and other customers by offering a broad range of financial products and services, including Internet and mobile banking, commercial banking, cash management, mortgage lending, and retail banking. We fund a variety of loan types including commercial and residential real estate loans, commercial term loans and lines and letters of credit, and consumer loans. We do not have any concentrations to any one industry or customer. However, our customers’ ability to repay loan agreements is generally dependent on the value of real estate and general economic conditions of the market area.
Our consolidated financial statements include the accounts of the Bank and its subsidiaries, FM Appraisals, LLC (“FM Appraisals”) and Canton Crossing II, LLC (“CCII”). All significant intercompany accounts and transactions have been eliminated in consolidation. Events occurring through October 2, 2017, the date the financial statements were available to be issued, were considered in the preparation of the financial statements. Certain prior period amounts have been reclassified to conform with current period presentation.
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S.”) (“GAAP”) requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses (the “Allowance”), valuations of real estate acquired through foreclosure, impairment of AFS securities, valuations of financial instruments, measurement and assessment of intangible assets, and deferred income tax valuations. In connection with these determinations, management evaluates historical trends and ratios and, where appropriate, obtains independent appraisals for significant assets and prepares fair value analyses. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents
We consider all highly liquid securities with original maturities of three months or less to be cash equivalents. For reporting purposes, assets grouped in the Consolidated Statements of Financial Condition under the captions “Cash and due from banks” and “Federal funds sold and interest-bearing deposits” are considered cash or cash equivalents. For financial statement purposes, these assets are carried at cost. Federal funds sold and interest-bearing deposits have overnight maturities and are generally in excess of amounts that would be recoverable under FDIC insurance.
Securities
We designate securities into one of two categories at the time of purchase. Debt securities that we have the intent and ability to hold to maturity are classified as held to maturity and recorded at amortized cost. Debt securities not classified as held to maturity and equity securities are considered AFS and are reported at estimated fair value, with unrealized gains and losses reported as a separate component of stockholders’ equity in accumulated other comprehensive income (loss).
AFS Securities are evaluated periodically to determine whether a decline in value is other than temporary. The term “other than temporary” is not intended to indicate a permanent decline in value. Rather, it means that the prospects for near term recovery of carrying value are not necessarily favorable, or that there is a lack of evidence to support fair values equal to, or greater than, the carrying value of the security.
The initial indications of other-than-temporary impairment (“OTTI”) for both debt and equity securities are a decline in the fair value below the amount recorded for a security and the severity and duration of the decline. In determining whether an impairment is other than temporary, we consider the length of time and the extent to which the fair value has been below cost, recent events specific to the issuer, including investment downgrades by rating agencies and economic conditions of its industry, our intent to sell the security, and if it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis. For marketable equity securities, we also consider the issuer’s financial condition, capital strength, and near-term prospects. For debt securities, we also consider the cause of the price decline (general level of interest rates and industry- and issuer-specific factors), the issuer’s financial condition, near-term prospects and current ability to make future payments in a timely manner, the issuer’s ability to service debt, and any change in agencies’ ratings at evaluation date from acquisition date and any likely imminent action. For debt securities, once a decline in value is determined to be other than temporary, the security is segmented into credit- and noncredit-related components. Any impairment adjustment due to identified credit-related components is recorded as an adjustment to current period earnings, while noncredit-related fair value adjustments are recorded through accumulated other comprehensive income (loss). For equity securities, any determined decline in value that is determined to be other than temporary is recorded as an adjustment to current period earnings in its entirety. In situations where we intend to sell or it is more likely than not that we will be required to sell the security, the entire OTTI loss is recognized in earnings.
Gains or losses on the sales of securities are calculated on a specific-identification basis and are determined on a trade-date basis. Premiums and discounts on securities are amortized (accreted) over the term of the security using methods that approximate the interest method.
LHFS
Loans originated for sale are carried at fair value. Fair value is determined based on outstanding investor commitments or, in the absence of such commitments, on current investor yield requirements or third party pricing models. Gains and losses on loan sales are determined using the specific-identification method and are recognized through mortgage-banking revenue in the Consolidated Statement of Operations.
When we sell mortgage loans, we make certain representations to the purchaser related to loan ownership, loan compliance and legality, and accurate documentation, among other things. If a loan is found to be out of compliance with any of the representations subsequent to the date of purchase, we may be required to repurchase the loan or indemnify the purchaser for losses related to the loan, depending on the agreement with the purchaser. In addition, other factors may cause us to be required to repurchase or “make-whole” a loan previously sold.

The most common reason for a loan repurchase is due to a documentation error or disagreement with an investor, early borrower default or, on rare occasions, for borrower fraud. Loan purchase agreements are subject to normal representations and warranties. Repurchase requests are negotiated with each investor at the time we are notified of the demand and an appropriate reserve is taken at that time. Repurchase and/or “make-whole” requests are initially negotiated by the secondary marketing department and monitored by the secondary marketing committee where most disagreements are resolved with no reserve requirement or loss to the Bank. In the event there is an unresolved repurchase or “make-whole” request, the loan is managed by the secondary marketing committee and is elevated to be monitored by the mortgage oversight committee to determine the final settlement terms with the investor. Repurchased loans are subsequently sold when feasible or held for investment. Loans that we decide to hold for investment are transferred at the lower of cost or market value (“LCM”), using a risk-based model to calculate the respective discount. We did not repurchase any loans in 2017 or 2016. Our reserve for potential repurchase losses was $549,000 at June 30, 2017 and $595,000 at December 31, 2016. The total reserves represent (1) reserves calculated based upon an analysis of specific loans in question and (2) reserves calculated using historical experience based upon a four year rolling average of loan production. We do not foresee increases in repurchases to be a growing trend nor do we see it having a significant impact on our financial results.
Loans Receivable
Our loans receivable are stated at their principal balance outstanding, net of related deferred fees and costs.
Risk Characteristics
Commercial Portfolio
Credit risk in commercial lending, which includes commercial, commercial mortgage, commercial construction, and consumer construction loans, can vary significantly, as losses as a percentage of outstanding loans can shift widely during economic cycles and are particularly sensitive to changing economic conditions.
The risks associated with each commercial portfolio class are as follows:
Commercial and Commercial Mortgage — The primary loan-specific risks in commercial and commercial mortgage loans are: deterioration of the business and/or collateral values, deterioration of the financial condition of the borrowers and/or guarantors, which creates a risk of default, and the risk that real estate collateral value determined through appraisals are not reflective of the true property values.
Portfolio risk includes condition of the economy, changing demand, large concentrations, and geographic concentrations.
Commercial Construction — loan-specific and portfolio risks related to commercial construction loans also carry the loan-specific and portfolio risks of commercial and commercial mortgage loans as described above. Additional loan-specific risks include project budget overruns and performance variables related to the contractor and subcontractors. An additional loan-specific risk for commercial construction of residential developments is the risk that the builder has a geographical concentration of developments.
Consumer Construction — loan-specific and portfolio risks related to consumer construction loans to builders and ultimate homeowners carry the same loan-specific and portfolio risks as commercial construction loans as described above.
In general, improving economic conditions may result in improved operating results on the part of commercial customers, enhancing their ability to meet debt service requirements. However, any improvements in operating cash flows can be offset by the impact of rising interest rates that could occur during improved economic times. Declining economic conditions may have an adverse effect on the operating results of commercial customers, reducing their ability to meet debt service obligations.

Consumer Portfolio
Our consumer portfolio includes first- and second-lien mortgage loans and other loans to individuals. The risks associated with each portfolio class are as follows:
Residential Mortgage, Home Equity, and 2nd Mortgage — The primary loan-specific risks related to residential mortgage, home equity, and 2nd mortgage lending include: unemployment, deterioration in real estate values, our ability to assess the creditworthiness of the customer, deterioration in the borrowers financial condition, whether the result of personal issues or a general economic downturn, and the risk that property values determined through appraisals are not reflective of the true property values. The portfolio risks for these types of loans are the same as for commercial and commercial mortgages as described above.
Other Consumer — The primary loan-specific risks of consumer loans are: unemployment, deterioration of the borrower’s financial condition, whether the result of personal issues or a general economic downturn, and for certain consumer loans such as auto loans and boat loans, there is also a risk of deterioration in the value of the collateral. The portfolio risks for these types of loans are the same as for commercial and commercial mortgages as described above.
Generally, consumer loans are segregated into homogeneous pools with similar risk characteristics. We do not individually grade consumer loans. Such loans are classified as performing or nonperforming. Trends such as delinquency and loss and current economic conditions in consumer loan pools are analyzed and historical loss experience is adjusted accordingly.
Income recognition
Interest income on loans is accrued at the contractual rate based on the principal outstanding. Loan origination fees and certain direct loan origination costs are deferred and amortized as a yield adjustment over the contractual loan terms or until the date of sale or disposition. Accrual of interest is discontinued when its receipt is in doubt, which typically occurs when a loan becomes impaired. Any interest accrued to income in the year when interest accruals are discontinued is generally reversed. Management may elect to continue the accrual of interest when a loan is in the process of collection and the estimated fair value of the collateral is sufficient to satisfy the principal balance and accrued interest. Payments on nonaccrual loans are applied to principal. See additional information on loan impairment and nonaccrual status below.
Nonaccrual status
For smaller noncommercial loans, we place loans in nonaccrual status when they are contractually past due 90 days as to either principal or interest, unless the loan is well secured and in the process of collection, or earlier, when, in the opinion of management, the collection of principal and interest is in doubt. For all commercial loans and larger loans, management applies Financial Accounting Standards Board (“FASB”) guidance on impaired loan accounting to determine accrual status. Under that guidance, when it is probable that we will be unable to collect all payments due, including interest, we place the loan in nonaccrual status. A loan remains in nonaccrual status until the loan is current as to payment of both principal and interest and the borrower demonstrates the ability to pay and remain current. Specifically, in order for a nonaccrual loan to be returned to accrual status, a borrower must make six consecutive monthly payments and the borrower must demonstrate the ability to keep the loan current going forward. When a loan is partially charged off, the remaining balance remains in nonaccrual status.
As a result of our ongoing review of the loan portfolio, we may classify loans as nonaccrual even though the presence of collateral or the borrower’s financial strength may be sufficient to provide for ultimate repayment. In general, loans are charged off when a loan or a portion thereof is considered uncollectible. We determine that the entire balance of a loan is contractually delinquent for all classes if the minimum payment is not received by the specified due date. Interest and fees continue to accrue on past due loans until the date the loan goes in nonaccrual status.
Impairment
We determine a loan to be impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. In general, impaired loans consist of nonaccrual loans and troubled debt restructures (“TDR” or “TDRs”)

(see separate discussion on TDRs below). We do not consider a loan impaired during a period of delay in payment if we expect to collect all amounts due, including interest past due. Generally we consider a period of delay in payment to include delinquency up to 90 days, but may extend this period if the loan is collateralized by residential or commercial real estate with a low loan-to-value (“LTV”) ratio, and where collection and repayment efforts are progressing. In general, we evaluate our commercial, commercial mortgage, commercial construction, and consumer construction classes of loans individually for impairment and evaluate larger groups of smaller-balance homogeneous loans, which include our residential mortgage, home equity and second mortgage, and other consumer classes of loans, collectively for impairment, or, individually at the time certain events occur, such as delinquency or notification by the borrower of financial trouble.
We measure loan impairment (1) at the present value of expected cash flows discounted at the loan’s effective interest rate, (2) at the observable market price, or (3) at the fair value of the collateral, less estimated costs to sell, if the loan is collateral dependent. If our measure of the impaired loan is less than the recorded investment in the loan, we recognize an impairment loss through the allowance for loan losses.
When the ultimate collectability of an impaired loan’s principal is in doubt, wholly or partially, all cash receipts are applied to principal. Once the recorded principal balance has been reduced to zero, future cash receipts are applied to interest income, to the extent any interest has been foregone, and then they are recorded as recoveries of any amounts previously charged off. When this doubt no longer exists, cash receipts are applied under the contractual terms of the loan agreement.
See separate discussion of purchased impaired loans below.
Fees and costs
Origination and commitment fees and direct origination costs on loans held for investment generally are deferred and amortized to income over the contractual lives of the related loans using the interest method. Under certain circumstances, commitment fees are recognized over the commitment period or upon expiration of the commitment. Fees to extend loans three months or less are recognized in income upon receipt. Unamortized loan fees are recognized in income when the related loans are sold or prepaid.
Transfers of LHFS to the loan portfolio
In accordance with FASB guidance on mortgage-banking activities, any loans which are originally originated for sale into the secondary market and which we subsequently elect to transfer into the Bank’s loan portfolio are valued at LCM at the time of the transfer with any decline in value recorded as a charge against mortgage-banking revenue in noninterest income.
Purchased loans
Acquired loans are recorded at their initial fair value. Purchased loans are segregated into pools of loans with credit deterioration and loans with no credit deterioration. Credit deterioration is determined based on the probability of collection of all contractually required principal and interest payments. The determination of credit quality deterioration as of the purchase date may include parameters such as past due and nonaccrual status, commercial risk ratings, cash flow projections, type of loan and collateral, collateral value, and recent LTV ratios or appraised values. For loans acquired with no evidence of credit deterioration, the fair value discount or premium is accreted/amortized over the contractual life of the loan as an adjustment to yield. For loans acquired with evidence of credit deterioration, the Bank determines at the acquisition date the excess of the loan’s contractually required payments over all cash flows expected to be collected as an amount that should not be accreted into interest income (nonaccretable difference). The remaining amount, representing the difference in the expected cash flows of acquired loans and the initial investment in the acquired loans, is accreted into interest income over the remaining life of the loan or pool of loans (accretable yield) using the interest method. Subsequent to the purchase date, increases in expected cash flows over those expected at the purchase date are recognized prospectively as interest income over the remaining life of the loan as an adjustment to the accretable yield. Any decreases in the present value of expected cash flows after the purchase date are recognized as impairments as allocated portions of the Allowance. Subsequent to the purchase date, the methods utilized to estimate the required allowance for loan losses are similar to originated loans.

TDRs
We strive to identify borrowers in financial difficulty early and work with them to modify to more affordable terms before their loan reaches nonaccrual status. In situations where, for economic or legal reasons related to a borrower’s financial difficulties, we may grant a concession for other than an insignificant period of time to the borrower that would not otherwise be considered, the related now-modified loan is classified as a TDR. These modified terms may include rate reductions, principal forgiveness, payment extensions, payment forbearance, and/or other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. These loans are excluded from pooled loss forecasts and a separate reserve, included in the Allowance, is provided under the accounting guidance for loan impairment. At the time that a loan is modified, we evaluate any possible impairment based on the present value of expected future cash flows, discounted at the contractual interest rate of the original loan agreement, except when the sole remaining source of repayment for the loan is the liquidation of the collateral. In these cases, we use the current fair value of the collateral, less selling costs, instead of discounted cash flows. Any impairment amount is then established as an allocated portion of the Allowance.
Allowance for Loan Losses
Our Allowance represents an estimated amount that, in management’s judgment, will be adequate to absorb probable incurred losses on existing loans. Management uses a disciplined process and methodology to establish the Allowance each quarter. To determine the Allowance, we estimate the reserves needed for each loan class, including loans analyzed individually and loans analyzed on a pooled basis.
To determine the general portion of the Allowance, loans are pooled by loan class and losses are determined using historical experience and quantitative analysis over the loss emergence period. Historical loss factors are applied to the pools to determine the appropriate reserve related to those loans. Additionally, environmental factors are applied to each loan class that are based upon management’s evaluation of various conditions that are not directly measured in the determination of the formula and other allowances. See “Impairment” above for discussion of the determination of the impaired allocation portion of the Allowance.
On a quarterly basis, we also analyze our purchased loan portfolios to determine if any allowance is required. We perform cash flow analyses on purchased loan pools to determine if any deterioration has occurred in the pools. If deterioration has occurred, we compare the deterioration to any remaining discount on the pools to determine if additional reserves are required as part of the Allowance.
The establishment of the Allowance relies on a consistent process that requires management review and judgment and timely responses to changes in economic conditions and other influences. From time to time, events or economic factors may affect the loan portfolio, causing management to provide additional amounts to or release balances from the Allowance.
We monitor differences between estimated and actual incurred loan losses utilizing charge-off history. Loans deemed uncollectible are charged against, while recoveries are credited to, the Allowance. Management adjusts the level of the Allowance through the provision for loan losses, which is recorded as a current period operating expense.
Commercial (including commercial mortgages) and construction loans (including both commercial and consumer) are generally evaluated for impairment when the loan becomes 90 days past due and/or is rated as substandard. The difference between the fair value of the collateral, less estimated selling costs, and the carrying value of the loan is charged off at that time. Residential mortgage loans are generally charged down to the estimated collectible amount when the loan becomes 120 days past due or is placed in nonaccrual status, whichever is earlier. Consumer loans are generally charged off when the loan becomes 120 days past due or when it is determined that the amounts due are uncollectible (whichever is earlier). The above charge-off guidelines may not apply if the loan is both well secured and in the process of collection.
Real Estate Acquired Through Foreclosure
We record real estate acquired through foreclosure at the fair value, less estimated costs to sell, on the acquisition date and at the lower of such initial amount or estimated fair value less estimated selling costs thereafter. Estimated fair value is based upon many subjective factors, including location and condition of the property and current economic conditions, among other things. Because the calculation of fair value relies on estimates and judgments relating to inherently uncertain events, results may differ from our estimates.
Write-downs at the time of transfer are made through the Allowance. Write-downs subsequent to transfer are included in noninterest expense, along with operating income, net of related expenses, and gains or losses realized upon disposition of such properties.
Restricted Stock Investments
The Bank is a member of the Federal Home Loan Bank System and is required to maintain an investment in the stock of the Federal Home Loan Bank of Atlanta (“FHLB”) based on specific percentages of outstanding mortgages, total assets, or FHLB advances. Purchases and sales of stock are made directly with the FHLB at par value. Because no ready market exists for this stock and it has no quoted market value, the Bank’s investment in this stock is carried at cost.
The Bank maintains an investment in capital stock of a bankers’ bank. Because no ready market exists for this stock and it has no quoted market value, the Bank’s investment in this stock is carried at cost.
Premises and Equipment
Our premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are accumulated using straight-line and accelerated methods over the estimated useful lives of the assets. Additions and betterments are capitalized and charges for repairs and maintenance are expensed when incurred. The cost and accumulated depreciation or amortization is eliminated from the accounts when an asset is sold or retired and the resultant gain or loss is credited or charged to income. Premises and equipment have estimated useful lives ranging from 3 to 39 years.
BOLI
BOLI is carried at the aggregate cash surrender value of life insurance policies owned where the Bank is named beneficiary. Increases in cash surrender value derived from crediting rates for underlying insurance policies are credited to noninterest income.
Goodwill and Other Intangible Assets
Goodwill represents the excess purchase price paid over the fair value of the net assets acquired in a business combination and is allocated to the Bank’s reporting units. Based upon an in-depth analysis performed in accordance with FASB guidance, we have determined that we have one reporting unit — commercial and consumer banking.
Goodwill is not amortized but is tested for impairment periodically. We assess goodwill for potential impairment annually as of November 30, or during the year if an event or other circumstance indicates that we may not be able to recover the carrying amount of the asset. As of the testing date, we determine the fair value of the reporting unit. If the fair value of the reporting unit exceeds its book value, no write-down of the recorded goodwill is required. If the fair value is less than book value, an additional valuation procedure is necessary to assess the proper carrying value of goodwill.
As of November 30, 2016, we performed a fair value analysis for the reporting period and determined that the fair value of the reporting unit was greater than its carrying amount. We determined that no additional testing was necessary and that there was no evidence of impairment of goodwill.
Other intangible assets represent purchased assets that lack physical substance but can be distinguished from goodwill because of contractual or other legal rights or because the asset is capable of being sold or exchanged either on its own or in combination with a related contract, asset, or liability. Our other intangible assets include the fair value of our trade name and a core deposit intangible. The trade name intangible and the core deposit intangible are amortized over an estimated useful life of 10 years.

Impairment of Long-Lived Assets
We continually monitor events and changes in circumstances that could indicate that our carrying amounts of long-lived assets, including intangible assets, may not be recoverable. When such events or changes in circumstances occur, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through their undiscounted expected future cash flows. If the future undiscounted cash flows are less than the carrying amount of these assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets.
Transfers of Financial Assets
Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through a requirement to repurchase them before their maturity.
Income Taxes
Deferred income taxes are recognized for the tax consequences of temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities. Deferred income taxes are provided on income and expense items when they are reported for financial statement purposes in periods different from the periods in which these items are recognized in the income tax returns. Deferred tax assets are recognized only to the extent that it is more likely than not that such amounts will be realized based upon consideration of available evidence, including tax planning strategies and other factors. As of June 30, 2017 and December 31, 2016, we maintained a valuation allowance against the full amount of our deferred tax assets.
The calculation of tax assets and liabilities is complex and requires the use of estimates and judgment since it involves the application of complex tax laws that are subject to different interpretations by us and the various tax authorities. These interpretations are subject to challenge by the tax authorities upon audit or to reinterpretation based on management’s ongoing assessment of facts and evolving case law.
Periodically and in the ordinary course of business, we are involved in inquiries and reviews by tax authorities that normally require management to provide supplemental information to support certain tax positions we take in our tax returns. Uncertain tax positions are initially recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions are initially and subsequently measured as the largest amount of tax benefit or liability that is greater than 50% likely of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and all relevant facts. For tax positions not meeting the “more likely than not” test, no tax benefit or liability is recorded. Management believes it has taken appropriate positions on its tax returns, although the ultimate outcome of any tax review cannot be predicted with certainty. No assurance can be given that the final outcome of these matters will not be different than what is reflected in the financial statements.
We recognize interest and penalties related to income tax matters in income tax expense.
Advertising
We expense our advertising costs as incurred, except payments for major sponsorships which are amortized over an estimated life not to exceed one year. Advertising expenses amounted to $42,000 and $65,000 for the three months ended June 30, 2017 and 2016, respectively, and $88,000 and $76,000 for the six months ended June 30, 2017 and 2016, respectively.
Stock Compensation
In 2015, the First Mariner Bank 2015 Equity Incentive Plan (“Plan”) was approved by the Bank’s Board of Directors. The Plan provides for the granting of up to 700,000 shares through incentive and non-qualifying stock options, stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, Phantom Stock, performance awards, or any combination of the foregoing to selected key employees on a periodic basis at the discretion of the board.

Option exercise prices are equal to or greater than the fair market value of the common stock on the date of the grant. Vesting schedules are determined at the time of the grant. Options granted under the Plan have an exercise price which may not be less than 100% of the fair market value of the common stock on the date of the grant and terminate ten years from the date of grant. The exercise price of stock options must be paid for in full in cash or shares of Bank common stock, or a combination of both. The Board has the discretion when making a grant of stock options to impose restrictions on the shares to be purchased upon the exercise of such options.
Derivatives and Hedging Activities
We maintain and account for derivatives in accordance with FASB guidance on accounting for derivative instruments and hedging activities. When we enter into the derivative contract, we designate a derivative as held for trading, an economic hedge, or a qualifying hedge as detailed in the literature. The designation may change based upon management’s reassessment or changing circumstances.
We designate at inception whether a derivative contract is considered hedging or nonhedging. All of our derivatives are nonexchange traded contracts, and as such, their fair value is based on dealer quotes, pricing models, discounted cash flow methodologies, or similar techniques for which the determination of fair value may require significant management judgment or estimation.
For qualifying hedges, we formally document at inception all relationships between hedging instruments and hedged items, as well as risk management objectives and strategies for undertaking various accounting hedges. We utilize derivatives to manage interest rate sensitivity in certain cases.
Derivatives utilized by the Bank include interest rate lock commitments (“IRLCs”) and forward settlement contracts as described below.
The Bank, through First Mariner Mortgage (a division of the Bank), enters into IRLCs, under which we originate residential mortgage loans with interest rates determined prior to funding. IRLCs on mortgage loans that we intend to sell in the secondary market are considered derivatives. For these IRLCs, we protect the Bank from changes in interest rates through the use of forward sales of to be issued (“TBA”) mortgage-backed securities. We are exposed to price risk from the time a mortgage loan closes until the time the loan is sold. We utilize forward sales of TBA mortgage-backed securities to manage exposure to price risk. During the period of the rate lock commitment and from the time a loan is closed with the borrowers and sold to investors, we remain exposed to basis (execution, timing, and/or volatility) risk in that the changes in value of our forward sales commitments may not equal or completely offset the changes in value of the rate commitments. We also mitigate counterparty risk by entering into commitments with proven counterparties and pre-approved financial intermediaries.
The market value of IRLCs is not readily ascertainable with precision because they are not actively traded in stand-alone markets. The Bank determines the fair value of IRLCs by measuring the change in the value of the underlying asset, while taking into consideration the probability that the IRLCs will close.
Changes in interest rates could materially affect the fair value of the IRLCs or the forward commitments. In the case of the loan related derivatives, fair value is also impacted by the probability that the rate lock commitment will not close (“fallout factor”). Changes in interest rates could result in changes in the fallout factor, which might magnify or counteract the sensitivities. The impact of an interest rate shift on the fallout ratio is nonsymmetrical and nonlinear. At June 30, 2017 and December 31, 2016, we did not have any designated hedges as we do not designate IRLCs or forward sales commitments on LHFS originations as hedges. We recognize any gains and losses on IRLCs and forward sales commitments on LHFS originations through mortgage-banking revenue in the Consolidated Statement of Operations.

(2)   AFS Securities
The composition of our AFS securities portfolio is as follows:
	June 30, 2017
	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value
	(dollars in thousands)
Mortgage-backed securities	$120,863	$253	$664	$120,452
Trust preferred securities	3,016	48	—	3,064
U.S. government agency notes	6,262	29	9	6,282
Corporate bonds	5,039	—	60	4,979
Equity securities – mutual funds	750	—	3	747
	$135,930	$330	$736	$135,524

	December 31, 2016
	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value
	(dollars in thousands)
Mortgage-backed securities	$129,128	$161	$1,232	$128,057
Trust preferred securities	3,025	48	—	3,073
U.S. government agency notes	6,718	23	38	6,703
Corporate bonds	5,042	—	148	4,894
Equity securities – mutual funds	750	—	6	744
	$144,663	$232	$1,424	$143,471

Contractual maturities of debt securities at June 30, 2017 are shown below. Actual maturities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.
	Amortized Cost	Estimated Fair Value
	(dollars in thousands)
Due in one year or less	$—	$—
Due after five year through ten years	5,039	4,979
Due after ten years	9,278	9,346
Mortgage-backed securities	120,863	120,452
	$135,180	$134,777

The following tables show the level of our gross unrealized losses and the fair value of the associated securities by type and duration of loss position for AFS securities:
	June 30, 2017
	Less than 12 months		12 months or more		Total
	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
	(dollars in thousands)
Mortgage-backed securities	$82,358	$664	$—	$—	$82,358	$664
U.S. government agency notes	—	—	2,669	9	2,669	9
Corporate bonds	3,979	60	—	—	3,979	60
Equity securities – mutual funds	747	3	—	—	747	3
	$87,084	$727	$2,669	$9	$89,753	$736

	December 31, 2016
	Less than 12 months		12 months or more		Total
	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
	(dollars in thousands)
Mortgage-backed securities	$113,496	$1,229	$750	$3	$114,246	$1,232
U.S. government agency notes	770	6	4,041	32	4,811	38
Corporate bonds	4,894	148	—	—	4,894	148
Equity securities – mutual funds	744	6	—	—	744	6
	$119,904	$1,389	$4,791	$35	$124,695	$1,424

For AFS securities, gross unrealized losses totaled $736,000 as of June 30, 2017 and equaled .82% of the fair value of securities with unrealized losses as of that date. A total of 41 securities were in an unrealized loss position as of June 30, 2017, with the largest single unrealized loss in any one security totaling $131,000.
All of the securities that are impaired are so due to declines in fair values resulting from changes in interest rates or increased credit/liquidity spreads since the time they were purchased. We have the intent to hold these debt securities to maturity, and, for equity securities in a loss position, for the foreseeable future, and believe it is not more likely than not that we will be required to sell the securities before anticipated recovery. We expect these securities will be repaid in full, with no losses realized. As such, management considers the impairments to be temporary.
During the three months ended June 30, 2017 and 2016, we did not recognize any gains or losses on the sale of AFS securities. The outstanding balance of no single issuer, except for U.S. government agency notes, exceeded 10% of stockholders’ equity at June 30, 2017.
At June 30, 2017, none of our securities were subject to OTTI.
At June 30, 2017, we held securities with an aggregate carrying value (fair value) of  $83.1 million that we have pledged as collateral for certain mortgage-banking activities and borrowings.
(3)   Loans Receivable and Allowance for Loan Losses
Loans receivable are summarized as follows:
	June 30, 2017	December 31, 2016
	(dollars in thousands)
Commercial	$114,781	$108,455
Commercial mortgage	219,322	214,982
Commercial construction	43,450	34,503
Consumer construction	6,732	7,021
Residential mortgage	170,537	172,818
Consumer	114,027	121,569
Total loans	668,849	659,348
Unearned loan fees, net	(2,907)	(3,210)
	$665,942	$656,138

Included in consumer loan totals in the above table are overdrawn commercial and retail checking accounts totaling approximately $96,000 and $77,000 as of June 30, 2017 and December 31, 2016, respectively.
At June 30, 2017, we had pledged loans with carrying values of  $234.6 million as collateral for potential borrowings.

Purchased Credit-Impaired Loans
We have purchased loans, for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually required payments would not be collected. The carrying amount of those loans is as follows:
	June 30, 2017	December 31, 2016
	(dollars in thousands)
Commercial	$1,199	$1,215
Commercial mortgage	5,963	6,461
Commercial construction	821	1,828
Consumer construction	1,556	1,557
Residential mortgage	2,777	2,879
Consumer	699	852
Outstanding balance	13,015	14,792
Net discount on purchased impaired loans	(1,343)	(2,018)
Net carrying amount	$11,672	$12,774

For those purchased credit impaired loans disclosed above, we increased the Allowance by $606,000 for the six months ended June 30, 2017 and increased the Allowance by $184,000 for the six months ended June 30, 2016.
The following table presents changes in the accretable discount on purchased credit-impaired loans for the six months ended June 30:
	2017	2016
	(dollars in thousands)
Beginning balance	$867	$1,741
Accretion	(431)	(704)
Reclassification	60	(175)
Ending balance	$496	$862

Credit Quality
Management has an established methodology to determine the adequacy of the Allowance that assesses the risks and losses inherent in the loan portfolio. For purposes of determining the Allowance, we have segmented our loan portfolio by product type. Our portfolio loan segments are commercial, commercial mortgage, commercial construction, consumer construction, residential mortgage, and consumer. We have evaluated all segments to determine if subcategorization into classes is warranted based upon our credit review methodology. We have divided consumer loans into two classes, (1) home equity and second mortgage loans and (2) other consumer loans.
To establish the general portion of the Allowance, loans are pooled by portfolio class and a historical loss percentage is applied to each class of nonimpaired loans. Those percentages are then applied to the current period loan balances to determine the required reserve. We then apply additional general loss factors to the different segments of loans to reflect various environmental factors. For individually evaluated loans, we do additional analyses to determine any impairment. In general, this impairment is included as part of the Allowance. These loss estimates are performed under multiple economic scenarios to establish a range of potential outcomes for each criterion. Management applies judgment to develop its own view of loss probability within that range, using external and internal parameters with the objective of establishing an Allowance inherent within these portfolios as of the reporting date.

The following tables presents by portfolio segment, the changes in the Allowance, and the recorded investment in loans as of and for the three and six months ended June 30, 2017:
	Three Months Ended June 30, 2017
	Commercial	Commercial Mortgage	Commercial Construction	Consumer Construction	Residential Mortgage	Consumer	Unallocated	Total
	(dollars in thousands)
Beginning Balance	$599	$1,368	$280	$207	$1,013	$697	$—	$4,164
Charge-offs	(149)	—	—	(19)	—	(114)	—	(282)
Recoveries	—	—	—	—	10	13	—	23
Net (charge-offs) recoveries	(149)	—	—	(19)	10	(101)	—	(259)
(Reversal of) provision for loan losses	141	(50)	(35)	16	59	(36)	(42)	53
Ending Balance	$591	$1,318	$245	$204	$1,082	$560	$(42)	$3,958

	Six Months Ended June 30, 2017
	Commercial	Commercial Mortgage	Commercial Construction	Consumer Construction	Residential Mortgage	Consumer	Unallocated	Total
	(dollars in thousands)
Beginning Balance	$447	$1,301	$246	$125	$971	$742	$—	$3,832
Charge-offs	(149)	—	—	(37)	(7)	(195)	—	(388)
Recoveries	—	—	—	4	25	14	—	43
Net (charge-offs) recoveries	(149)	—	—	(33)	18	(181)	—	(345)
(Reversal of) provision for loan losses	293	17	(1)	112	93	(1)	(42)	471
Ending Balance	$591	$1,318	$245	$204	$1,082	$560	$(42)	$3,958
Ending balance – individually evaluated for impairment	$—	$—	$—	$—	$314	$4	$—	$317
Ending balance – purchased impaired loans	199	340	32	185	165	95	—	1,016
Ending balance – collectively evaluated for impairment	392	978	213	19	603	461	(42)	2,625
	$591	$1,318	$245	$204	$1,082	$560	$(42)	$3,958
Ending loan balance – individually evaluated for impairment	$19	$2,671	$—	$—	$10,787	$1,202		$14,679
Ending loan balance – purchased impaired loans	1,087	4,728	834	1,565	2,821	637		11,672
Ending loan balance – collectively evaluated for impairment	113,460	211,690	42,815	5,049	156,112	110,465		639,591
	$114,567	$219,088	$43,649	$6,614	$169,720	$112,304		$665,942

The following tables presents by portfolio segment, the changes in the Allowance, and the recorded investment in loans as of and for the three and six months ended June 30, 2016:
	Three Months Ended June 30, 2016
	Commercial	Commercial Mortgage	Commercial Construction	Consumer Construction	Residential Mortgage	Consumer	Unallocated	Total
	(dollars in thousands)
Beginning Balance	$381	$810	$90	$203	$912	$350	$14	$2,760
Charge-offs	—	—	—	—	(258)	(27)	—	(285)
Recoveries	—	—	—	—	9	35	—	44
Net (charge-offs) recoveries	—	—	—	—	(249)	8	—	(241)
Provision for (reversal of) loan losses	(21)	128	27	23	374	1	(14)	518
Ending Balance	$360	$938	$117	$226	$1,037	$359	$—	$3,037

	Six Months Ended June 30, 2016
	Commercial	Commercial Mortgage	Commercial Construction	Consumer Construction	Residential Mortgage	Consumer	Unallocated	Total
	(dollars in thousands)
Beginning Balance	$778	$884	$38	$54	$331	$719	$—	$2,804
Charge-offs	(170)	—	—	—	(258)	(33)	—	(461)
Recoveries	—	—	—	—	32	44	—	76
Net (charge-offs) recoveries	(170)	—	—	—	(226)	11	—	(385)
Provision for (reversal of) loan losses	(248)	54	79	172	932	(371)	—	618
Ending Balance	$360	$938	$117	$226	$1,037	$359	$—	$3,037
Ending balance – individually evaluated for impairment	$—	$—	$—	$—	$365	$209	$—	$574
Ending balance – purchased impaired loans	26	99	7	204	137	15	—	488
Ending balance – collectively evaluated for impairment	334	839	110	22	535	135	—	1,975
	$360	$938	$117	$226	$1,037	$359	$—	$3,037
Ending loan balance – individually evaluated for impairment	$17	$2,145	$—	$58	$9,542	$1,457		$13,219
Ending loan balance – purchased impaired loans	1,274	6,164	1,201	1,781	2,680	850		13,949
Ending loan balance – collectively evaluated for impairment	84,362	177,409	17,953	9,004	146,470	92,356		527,555
	$85,654	$185,718	$19,154	$10,843	$158,692	$94,663		$554,723

The following table presents by portfolio segment, the recorded investment in loans as of and for the year ended December 31, 2016:
	Commercial	Commercial Mortgage	Commercial Construction	Consumer Construction	Residential Mortgage	Consumer	Unallocated	Total
	(dollars in thousands)
Ending balance – individually evaluated for impairment	$—	$—	$—	$—	$338	$203	$—	$541
Ending balance – purchased impaired loans	22	155	19	114	—	100	—	410
Ending balance – collectively evaluated for impairment	425	1,146	227	11	633	439	—	2,881
	$447	$1,301	$246	$125	$971	$742	$—	$3,832
Ending loan balance – individually evaluated for impairment	$16	$1,589	$—	$—	$11,143	$1,341		$14,089
Ending loan balance – purchased impaired loans	946	5,107	1,594	1,568	2,708	851		12,774
Ending loan balance – collectively evaluated for impairment	107,248	207,833	33,084	5,333	158,264	117,513		629,275
	$108,210	$214,529	$34,678	$6,901	$172,115	$119,705		$656,138

We use creditworthiness categories to grade commercial loans. Our internal grading system is based on experiences with similarly graded loans. Category ratings are reviewed each quarter. Our internal risk ratings are as follows:
Superior Credit Quality (“RR1”) — This category includes credits that are secured by up to 95% advance against cash balances, municipal or corporate bonds carrying an A rating or better (subject to maturity), U.S. Government securities (subject to maturity), and fully marketable securities of companies with an A or better debt rating. In addition, the borrower must have a reasonable financial condition evidenced by complete financial statements.
High Credit Quality (“RR2”) — This category generally includes credits that are secured by up to 70% advance against municipal or corporate bonds carrying an A rating or better, U.S. Government securities, and marketable securities of companies with an A or better debt rating, or for individual credits, a first deed of trust on residential owner-occupied property with an LTV ratio of 80% or less and adequate cash flow to service the debt. At June 30, 2017 and December 31, 2016, none of our loans carried this risk rating.
Above Average Credit Quality (“RR3”) — This category includes business loans to publicly traded companies with a B rating or better, commercial construction loans with a contingent-free take-out or substantial pre-leasing (75% or more of leasable space) with an LTV ratio of 70% or less, residential construction loans with pre-sold units and an LTV ratio of 75% or less as long as sales are on a noncontingent basis and the overall project is progressing on schedule as originally determined, loans to individuals with liquid assets and strong net worth and the additional ability to service the debt from sources unrelated to the purpose of the credit extension, and monitored credits to borrowers of sound financial condition with approved advance rates providing adequate margin so that collateral can be easily liquidated within 90 days or less.
Average/Satisfactory Credit Quality (“RR4”) — In general, this category includes small-to-medium sized companies with satisfactory financial condition, cash flow, profitability, and balance sheet and income statement ratios, term loans and revolving credits with annual clean-up requirements, the majority of retail commercial credits, loans to partnerships or small businesses, most wholesale sales finance lines, wholesale distributors whose capital position and profitability are at Risk Management Association averages, and loans to individuals with acceptable financial condition and sufficient net cash flow to service the debt as long as the source of repayment is identifiable and sufficient to liquidate the debt within an acceptable period of time and a secondary source of repayment is evident.

Acceptable With Care (“RR5”) — This category includes secured loans to small or medium sized companies which have suffered a financial setback where a convincing plan for correction demonstrates the deficiency is temporary in nature, loans with debt service coverage ratios below or LTV ratios above policy guidelines, most construction and development loans, permanent loans underwritten based on pro forma rents as opposed to historical or actual rents, real estate loans where the project is moderately off the original projections as to cost estimates or absorption, and loans where the interest reserve is no longer adequate, but the customer or guarantor has a proven ability to carry the interest expense out of pocket for an extended time period without undue financial strain.
Watch Credits (“RR6”) — This category includes loans to borrowers who have experienced a temporary setback or deterioration in financial condition that should correct itself during the next twelve months, companies whose financial condition has been marginally acceptable for a period of time and prospects for significant improvement are limited, loans to individuals with marginal financial condition, and most credits for start-up operations. Also included in this category are real estate loans where the project is moderately off original projections, interest reserve may be depleted, with the borrower or guarantor having a questionable or unproved ability to pay interest out of pocket. These credits are considered marginally acceptable.
Special Mention (“RR7”) — special mention credits are characterized as adequately covered by collateral (if any) and/or the paying capacity of the borrower, but are subject to one or more deteriorating trends. These credits constitute an undue and unwarranted credit risk, but not to the point of justifying a classification of substandard. These credits have potential weaknesses which, if not examined and corrected, may weaken the asset or inadequately protect the Bank’s credit position at some future date.
Substandard (“RR8”) — Substandard loans are inadequately protected by the current sound worth and paying capacity of the obligor or the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses, which jeopardize the orderly liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. The borrower’s financial condition indicates an inability to repay, even if restructured. Prospects for improvement in the borrower’s financial condition are poor. Primary repayment source appears to be shifting from cash flow to liquidation of collateral.
Doubtful (“RR9”) — Doubtful classifications have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently known facts, conditions, and values highly questionable and improbable. A doubtful classification may be appropriate in cases where significant risk exposures are perceived, but loss cannot be determined because of specific, reasonable, and pending factors which may strengthen and work to the advantage of the credit in the near term. Account officers attempt to identify any principal loss in the credit, where possible, thereby limiting the excessive use of the doubtful classification. The classification is a deferral of the estimated loss until its more exact status may be determined. At June 30, 2017 and December 31, 2016, none of our loans carried this risk rating.
Loss (“RR10”) — Losses must be taken as soon as they are realized. In some instances and on a temporary basis, a portion of a loan may receive this rating (split rating) when the actual loss cannot be currently identified. In these instances, additional facts or information is necessary to determine the final amount to be charged against the loan loss reserve. When applied for these purposes, this risk rating may be used for a period not to exceed nine months. Subsequent to the identification of this split rating, the remaining balance will be risk rated substandard. At June 30, 2017 and December 31, 2016, none of our loans carried this risk rating.

The following table shows the credit quality breakdown of our commercial loan portfolio by class as of June 30, 2017 and December 31, 2016:
	Commercial		Commercial Mortgage		Commercial Construction		Consumer Construction		Total
	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016
	(dollars in thousands)
RR8	$2,272	$599	$12,955	$7,884	$2,236	$2,239	$—	$—	$17,463	$10,722
RR7	1,695	3,210	12,777	12,366	1,202	2,444	—	—	15,674	18,020
RR6	1,366	3,008	9,600	25,629	—	—	—	—	10,966	28,637
RR5	80,450	67,581	83,095	75,386	15,038	14,555	—	—	178,583	157,522
RR4	28,556	33,812	89,322	81,460	25,173	15,440	6,614	6,901	149,665	137,613
RR3	—	—	11,339	11,804	—	—	—	—	11,339	11,804
RR1	228	—	—	—	—	—	—	—	228	—
	$114,567	$108,210	$219,088	$214,529	$43,649	$34,678	$6,614	$6,901	$383,918	$364,318

We do not individually grade residential mortgage or consumer loans. Such loans are classified as performing or nonperforming. Loan performance is reviewed each quarter. The following table shows performing and nonperforming (nonaccrual) residential mortgage and consumer loans by class as of June 30, 2017 and December 31, 2016:
	Residential Mortgage		Home Equity & 2nd Mortgage		Other Consumer		Total
	2017	2016	2017	2016	2017	2016	2017	2016
	(dollars in thousands)
Nonaccrual loans	$5,988	$6,298	$677	$755	$111	$120	$6,776	$7,173
Performing loans	163,732	165,817	64,023	66,979	47,493	51,851	275,248	284,647
	$169,720	$172,115	$64,700	$67,734	$47,604	$51,971	$282,024	$291,820

The following table shows the aging of our loans receivable by class at June 30, 2017:
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More and Accruing	Nonaccrual	Total Past Due	Purchased Impaired	Current	Total Loans
	(dollars in thousands)
Commercial	$—	$—	$—	$19	$19	$1,087	$113,461	$114,567
Commercial mortgage	—	3,248	—	2,671	5,919	4,728	208,441	219,088
Commercial construction	—	—	365	—	365	834	42,450	43,649
Consumer construction	94	184	—	—	278	1,565	4,771	6,614
Residential mortgage	1,768	3,732	1,803	5,988	13,291	2,821	153,608	169,720
Home equity and 2nd mortgage	754	1,094	—	677	2,525	467	61,708	64,700
Other consumer	11	6	—	111	128	170	47,306	47,604
	$2,627	$8,264	$2,168	$9,466	$22,525	$11,672	$631,745	$665,942

The following table shows the aging of our loans receivable by class at December 31, 2016:
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More and Accruing	Nonaccrual	Total Past Due	Purchased Impaired	Current	Total Loans
	(dollars in thousands)
Commercial	$61	$—	$—	$16	$77	$946	$107,187	$108,210
Commercial mortgage	2,173	1,171	25	1,589	4,958	5,107	204,464	214,529
Commercial construction	—	—	—	—	—	1,594	33,084	34,678
Consumer construction	442	—	—	—	442	1,568	4,891	6,901
Residential mortgage	3,919	1,056	5,171	6,298	16,444	2,708	152,963	172,115
Home equity and 2nd mortgage	2,025	501	—	755	3,281	677	63,776	67,734
Other consumer	118	—	—	120	238	174	51,559	51,971
	$8,738	$2,728	$5,196	$8,778	$25,440	$12,774	$617,924	$656,138

The interest which would have been recorded on the above nonaccrual loans if those loans had been performing in accordance with their contractual terms was approximately $233,000 and $118,000 for the six months ended June 30, 2017 and 2016, respectively. The actual interest income recorded on those loans was approximately $21,000 and $22,000 for the six months ended June 30, 2017 and 2016, respectively.
Impaired loans include nonaccrual loans and accruing TDRs. The following tables show the breakout of impaired loans (excluding purchased impaired loans of  $11.7 million and $12.8 million at June 30, 2017 and December 31, 2016, respectively) by class:
				Six Months Ended June 30,
	June 30, 2017			2017		2016
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
	(dollars in thousands)
With no related allowance:
Commercial	$19	$22	$—	$17	$—	$3	$—
Commercial mortgage	2,671	2,731	—	1,900	1	1,453	10
Commercial construction	—	—	—	—	—	—	—
Consumer construction	—	—	—	—	—	35	—
Residential mortgage	7,221	7,968	—	7,334	8	3,445	25
Home equity & 2nd mortgage	895	1,013	—	943	—	671	10
Other consumer	110	117	—	114	2	—	—
With a related allowance:
Commercial	—	—	—	—	—	—	—
Commercial mortgage	—	—	—	—	—	91	—
Commercial construction	—	—	—	—	—	—	—
Consumer construction	—	—	—	—	—	—	—
Residential mortgage	3,566	3,566	314	3,589	—	1,856	38
Home equity & 2nd mortgage	197	500	4	200	1	235	3
Other consumer	—	—	—	—	—	—	—

				Six Months Ended June 30,
	June 30, 2017			2017		2016
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
	(dollars in thousands)
Totals:
Commercial	19	22	—	17	—	3	—
Commercial mortgage	2,671	2,731	—	1,900	1	1,544	10
Commercial construction	—	—	—	—	—	—	—
Consumer construction	—	—	—	—	—	35	—
Residential mortgage	10,787	11,534	314	10,923	8	5,301	63
Home equity & 2nd mortgage	1,092	1,513	4	1,143	1	906	13
Other consumer	110	117	—	114	2	—	—
	December 31, 2016
	Recorded Investment	Unpaid Principal Balance	Related Allowance
	(dollars in thousands)
With no related allowance:
Commercial	$16	$17	$—
Commercial mortgage	1,589	2,058	—
Commercial construction	—	—	—
Consumer construction	—	—	—
Residential mortgage	7,531	8,640	—
Home equity & 2nd mortgage	1,018	1,119	—
Other consumer	120	120	—
With a related allowance:
Commercial	—	—	—
Commercial mortgage	—	—	—
Commercial construction	—	—	—
Consumer construction	—	—	—
Residential mortgage	3,612	3,612	338
Home equity & 2nd mortgage	203	500	203
Other consumer	—	—	—
Total:
Commercial	16	17	—
Commercial mortgage	1,589	2,058	—
Commercial construction	—	—	—
Consumer construction	—	—	—
Residential mortgage	11,143	12,252	338
Home equity & 2nd mortgage	1,221	1,619	203
Other consumer	120	120	—

TDRs
In situations where, for economic or legal reasons related to a borrower’s financial difficulties, management may grant a concession for other than an insignificant period of time to the borrower that would not otherwise be considered, the related loan is classified as a TDR. These loans are excluded from pooled loss forecasts and a separate allocated portion of the allowance is provided under the accounting guidance for loan impairment. At the time that a loan is modified, management evaluates any possible impairment based on the present value of expected future cash flows, discounted at the contractual interest rate of the original loan agreement, except when the sole remaining source of repayment for the loan is the liquidation of the collateral. In these cases, we use the current fair value of the collateral, less selling costs, instead of discounted cash flows. Any impairment amount is then set up as an allocated portion of the Allowance.
The following table shows the breakdown of loans we modified for the six months ended June 30, 2017. No loans were modified for the six months ended June 30, 2016.
	2017
	Number of Modifications	Recorded Investment Prior to Modifications	Recorded Investment After Modifications
	(dollars in thousands)
Commercial	1	$1,570	$1,570
Commercial mortgage	1	19	19
	2	$1,589	$1,589

Our TDRs are the result of renewals where the only concession is that the interest rate is not considered to be a market rate. As such, the best illustration of the financial impact of the TDRs is the effect on the Allowance. TDRs decreased the Allowance by $41,000 and increased the Allowance by $125,000 during the six months ended 2017 and 2016, respectively.
There were no TDR modifications for which there was a payment default within the twelve months following the modification during the six months ended June 30, 2017 and 2016.
Total TDRs amounted to $5.2 million and $5.3 million at June 30, 2017 and December 31, 2016, respectively, none of which were in nonaccrual status as of June 30, 2017 and December 31, 2016.
Residential mortgage loans in the process of foreclosure amounted to $3.9 million at June 30, 2017.
(4)   Goodwill and Other Intangible Assets
The Bank’s goodwill and other intangible assets related to the acquisition of the Bank by RKJS Bank in June, 2014 were as follows as of June 30, 2017 and December 31, 2016:
	June 30, 2017
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Life
	(dollars in thousands)			(years)
Goodwill	$10,502	$—	$10,502	—
Amortizing intangible assets:
Trade name	3,700	1,110	2,590	3.99
Core deposit intangible	3,995	1,851	2,144	3.62

	December 31, 2016
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Life
	(dollars in thousands)			(years)
Goodwill	$10,502	$—	$10,502	—
Amortizing intangible assets:
Trade name	3,700	925	2,775	4.23
Core deposit intangible	3,995	1,633	2,362	3.79
Both the core deposit intangible and the trade name are being amortized over 10 years. The estimated amortization expense for both intangibles is as follows as of June 30, 2017 (dollars in thousands):
	Trade Name	Core Deposit Intangible	Total
2017	$185	$218	$403
2018	370	378	748
2019	370	341	711
2020	370	312	682
2021	370	286	656
Thereafter	925	608	1,533
	$2,590	$2,143	$4,733

(5)   Deposits
Deposits are summarized as follows:
	June 30, 2017		December 31, 2016
	Amount	% of Total	Amount	% of Total
	(dollars in thousands)
NOW and money market	$193,743	25.1%	$186,713	24.7%
Savings	90,974	11.8%	81,531	10.8%
Certificates of deposit $250,000 and over	39,922	5.2%	73,025	9.7%
Certificates of deposit under $250,000	274,026	35.6%	276,160	36.5%
Total interest-bearing	598,665	77.7%	617,429	81.7%
Noninteresting-bearing demand	172,122	22.3%	137,905	18.3%
Total deposits	$770,787	100.0%	$755,334	100.0%

Time deposits mature as follows:
	June 30, 2017		December 31, 2016
	Amount	% of Total	Amount	% of Total
	(dollars in thousands)
Within 6 months	$112,656	36.6%	$147,108	42.1%
Over 6 months – 12 months	85,692	27.9%	103,566	29.7%
Over 12 months – 24 months	94,235	30.6%	78,814	22.6%
Over 24 months – 36 months	8,332	2.7%	6,968	2.0%
Over 36 months – 48 months	42	0.0%	6,627	1.9%
Over 48 months	6,691	2.2%	6,102	1.7%
	$307,648	100.0%	$349,185	100.0%

The Bank offers certain certificate products that provide customers a “one-time” withdrawal option that the customer may exercise at any time without penalty. As of June 30, 2017, certificates that permitted early withdrawal totaled $83.7 million.
The FDIC, through the Deposit Insurance Fund, insures deposits of accountholders up to $250,000. The Bank pays an annual premium to provide for this insurance. Certificates of deposit of  $250,000 or more totaled $39.9 million and $73.0 million at June 30, 2017 and December 31, 2016, respectively.
(6)   Regulatory Matters and Capital Adequacy
Various regulatory capital requirements administered by the federal banking agencies apply to the Bank. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on our financial condition. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
In July 2014, federal bank regulatory agencies issued final results to revise their risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Baking Supervision and certain provisions of the Dodd-Frank Act (“Basel III”). On January 1, 2015, the Basel III rules became effective and include transition provisions which implement certain portions of the rules through January 1, 2019. Under the final rules, the effects of certain accumulated other comprehensive items are not excluded, however, banking organizations like us that are not considered “advanced approaches” banking organizations may make a one-time permanent election to continue to exclude these items. With the submission of the Call Report for the first quarter of 2015, we made this election in order to avoid significant variations in the level of capital that can be caused by interest rate fluctuations on the fair value of the Bank’s AFS securities portfolio.
The Basel III rules also establish a “capital conservation buffer” of 2.5% above the new regulatory minimum capital requirements, which must consist entirely of common equity Tier 1 capital. The new capital conservation buffer requirements have been phased in beginning in January 2016 at 0.625% of risk-weighted assets and will increase by that amount each year until fully implemented in January 2019. An institution would be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses to executive officers if its capital level falls below the buffer amount. These limitations establish a maximum percentage of eligible retained income that could be utilized for such actions.
As of the date of the last regulatory exam, the Bank was considered “well capitalized” and as of June 30, 2017, the Bank continued to meet the requirements to be considered “well capitalized” based on applicable U.S. regulatory capital ratio requirements.
Our regulatory capital amounts and ratios were as follows:
	Actual Amount	Ratio	Minimum Requirements for Capital Adequacy Purposes		To be Well Capitalized Under Prompt Corrective Action Provision
			Amount	Ratio	Amount	Ratio
	(dollars in thousands)
June 30, 2017:
Common Equity Tier 1 Capital	$50,089	6.6%	$34,301	4.5%	$49,546	6.5%
Total capital (to risk-weighted assets)	89,614	11.8%	60,979	8.0%	76,224	10.0%
Tier 1 capital (to risk-weighted assets)	85,572	11.2%	45,735	6.0%	60,979	8.0%
Tier 1 capital (to average quarterly assets)	85,572	9.0%	37,929	4.0%	47,411	5.0%

	Actual Amount	Ratio	Minimum Requirements for Capital Adequacy Purposes		To be Well Capitalized Under Prompt Corrective Action Provision
			Amount	Ratio	Amount	Ratio
	(dollars in thousands)
December 31, 2016:
Common Equity Tier 1 Capital	$52,026	7.2%	$32,424	4.5%	$46,835	6.5%
Total capital (to risk-weighted assets)	91,994	12.8%	57,643	8.0%	72,054	10.0%
Tier 1 capital (to risk-weighted assets)	87,509	12.1%	43,232	6.0%	57,643	8.0%
Tier 1 capital (to average quarterly assets)	87,509	9.4%	37,076	4.0%	46,345	5.0%
The Bank was under an Agreement with the FDIC and the Commissioner of Financial Regulation for the state of Maryland (the “Commissioner”) (entered into on September 18, 2009, prior to the sale of the Bank to RKJS Bank), pursuant to which it consented to the entry of an Order to Cease and Desist (“the Order”), which directed the Bank to, among other things, (i) increase capitalization, (ii) improve earnings, (iii) reduce nonperforming loans, (iv) strengthen management policies and practices, and (v) reduce reliance on noncore funding. The Order was lifted on June 18, 2015. Upon the termination of the Order, we entered into agreements with the FDIC and the Commissioner (“Agreements”). The material terms of the Agreements require us to: (i) improve our asset quality; (ii) maintain adequate capital levels; (iii) quantitatively and qualitatively enhance our allowance for loan loss policy; (iv) enhance Board participation in the affairs of the Bank; (v) implement an effective interest rate risk monitoring program; (vi) formulate and submit to the FDIC and the Commissioner a written profit and budget plan in accordance with specified timelines; (vii) revise and enhance our Contingency Funding Plan (liquidity); (viii) appoint a Board Compliance Committee; and (ix) furnish progress reports on the status of each item to the FDIC and the Commissioner in accordance with specified timelines. These Agreements were terminated after the regulators completed their most recent joint safety and soundness exam and determined that all requirements had been met.
As a condition of the merger between the Bank and RKJS Bank, the Bank was subject to an Order and Basis for Corporation Approval (“Approval Order”) by the FDIC that required the Bank to (i) maintain at not less than 8%, a Tier 1 capital to assets leverage ratio for the first seven years after consummation of the merger, (ii) maintain an adequate allowance for loan and lease losses, (iii) operate within the parameters of the business plan submitted to the FDIC, and for the first seven years after consummation of the merger, obtain approval from the FDIC Regional Director for any proposed major deviation or material change from the submitted business plan before consummation of the change, (iv) submit to the appropriate FDIC office, within 60 days before the end of the third year of operation, pro forma financial statements and a business plan for operating years four through seven, (v) for the three-year period after the consummation of the merger, obtain the written non-objection of the FDIC Regional Director prior to implementation of any stock benefit plans, including stock options, stock warrants, and/or other similar stock-based compensation plans, (vi) not declare or pay dividends without prior written approval of the FDIC Regional Director for three years following the consummation of the merger, (vii) obtain the written approval of the FDIC Regional Director prior to adding or replacing any individual as a director or senior executive officer, or changing the responsibilities of any senior executive officer position for three years after the consummation of the merger.
The Bank was also subject to requirements of the Commissioner as conditions of the merger. The Bank was required to (i) remain well capitalized and in satisfactory condition following the merger, (ii) obtain written approval from the Commissioner prior to making any material changes to the Business Plan, for the three-year period immediately following the effective date of the merger, (iii) provide prior notifications to and receive written approval from the Commissioner before making any changes to the Bank’s senior management or board of directors for at least the three-year period immediately following the effective date of the merger, with an additional three-year period requirement possible at the discretion of the Commissioner, (iv) not pay any dividends unless prior written approval has been received from the Commissioner, (v) submit to the Commissioner financial statements in a prescribed format in accordance with specified timelines.

After the Bank Submitted its business plan for operating years four through seven, the FDIC notified the Bank that they determined that enhanced supervisory procedures and heightened supervisory monitoring and oversight are no longer warranted. Therefore, the requirements of the Approval orders were shortened to three years and the FDIC declared that all requirements had been met. The Approval Orders have been terminated.
As of June 30, 2017, the Bank is not subject to any regulatory orders, agreements or understandings.
(7)   Income (Loss) Per Share
Basic income (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted income (loss) per share is computed after adjusting the denominator of the basic income (loss) per share computation for the effects of all dilutive potential common shares outstanding during the period. The dilutive effects of options, warrants, and their equivalents are computed using the “treasury stock” method. For the three month and six month periods ended June 30, 2017, all common stock equivalents were antidilutive.
Information relating to the calculations of our income (loss) per common share is summarized as follows for the three months ended June 30:
	2017	2016
	(dollars in thousands, except for per share data)
Weighted-average shares outstanding – basic	3,725,893	3,725,893
Dilution	100,564	14,537
Weighted-average share outstanding – diluted	3,826,457	3,740,430
Net (loss) income	$(871)	$1,210
Net (loss) income per common share – basic	$(0.23)	$0.32
Net (loss) income percommon share – diluted	$(0.23)	$0.32

Information relating to the calculations of our income (loss) per common share is summarized as follows for the six months ended June 30:
	2017	2016
	(dollars in thousands, except for per share data)
Weighted-average shares outstanding – basic	3,725,893	3,725,893
Dilution	100,191	7,269
Weighted-average share outstanding – diluted	3,826,084	3,733,162
Net (loss) income	$(1,532)	$1,951
Net (loss) income per common share – basic	$(0.41)	$0.52
Net (loss) income per common share – diluted	$(0.40)	$0.52

(8)    Stock Options
We maintain a stock option plan, approved in 2015, which provides for the granting of incentive and non-qualifying stock options to selected key employees on a periodic basis at the discretion of the board.
Option exercise prices are equal to or greater than the fair market value of the common stock on the date of the grant. Vesting schedules are determined at the time of the grant. Options granted under the plan have an exercise price which may not be less than 100% of the fair market value of the common stock on the date of the grant and must be exercised within ten years from the date of grant. The exercise price of stock options must be paid for in full in cash or shares of common stock, or a combination of both. The Board has the discretion when making a grant of stock options to impose restrictions on the shares to be purchased upon the exercise of such options.

Information with respect to stock options is as follows for the periods ended:
	Six Months Ended June 30, 2017			Twelve Months Ended December 31, 2016
	Number of Shares	Weighted- Average Exercise Price	Average Intrinsic Value	Number of Shares	Weighted- Average Exercise Price	Average Intrinsic Value
			(in thousands)			(in thousands)
Outstanding at beginning of year	618,000	$20.00		613,000	$20.00
Granted	82,000	24.64		20,000	20.00
Forfeited	(5,000)	20.00		(15,000)	20.00
Oustanding at end of year	695,000	20.55	$2,420	618,000	20.00	$2,015
Exercisable at end of period	86,143	20.00	$347	85,429	20.00	$278

As of June 30, 2017, there were 86,143 options to purchase common stock that were fully vested and 608,857 shares that vest over the next seven years. All options expire 10 years after the date of grant.
The weighted average fair value of the options issued for the six months ended June 30, 2017 and the year ended December 31, 2016 at the time of issuance was $7.98 and $6.50, respectively. The fair values of the options were calculated using the Black-Scholes-Merton option-pricing model with the following weighted average assumptions at the time of issuance:
	2017	2016
Dividend yield	—	—
Expected volatility	26.18%	27.50%
Risk-free interest rate	2.02%	1.42%
Expected term	7 years	7 years
The dividend yield is based on estimated future dividend yields. The risk-free rate for periods within the contractual term of the share option is based on the U.S. Treasury yield curve in effect at the time of the grant. Expected volatilities were determined utilizing an appropriate peer group as we have no historical pricing activity of our own. The expected term of share options granted is generally based upon the vesting term of the options.
Compensation expense is recognized on a straight-line basis over the vesting period of the respective stock options. We recognized stock based compensation cost of  $154,000 and $141,000 for the three months ended June 30, 2017 and 2016, respectively. We recognized stock based compensation cost of $299,000 and $280,000 for the six months ended June 30, 2017 and 2016, respectively. We expect to incur approximately $3.6 million in additional stock based compensation expense related to the unvested portion of options over the next seven years.
(9)   Fair Value
We classify financial assets and financial liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:
Level 1
Valuations for assets and liabilities traded in active exchange markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2
Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or comparable assets or liabilities which use observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3
Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

We record transfers between levels at the end of the reporting period in which the change in significant inputs occurs.
Assets and Liabilities Measured on a Recurring Basis
The following tables present fair value measurements for assets and liabilities that are measured at fair value on a recurring basis as of and for the six months ended June 30, 2017:
	Carrying Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Changes In Fair Values Included In Period Income
	(dollars in thousands)
ASSETS:
Securities:
Mortgage-backed securities	$120,452	$—	$120,452	$—	$—
Trust preferred securities	3,064	—	3,064	—	—
U.S. government agency notes	6,282	—	6,282	—	—
Corporate bonds	4,979	—	4,979	—	—
Equity securities – mutual funds	747	—	747	—	—
	$135,524	$—	$135,524	$—	$—
LHFS	$40,832	$—	$40,832	$—	$547
IRLCs	1,140	—	1,140	—	(190)
Forward contracts to sell mortgage –backed securities	3,243	—	3,243	—	(1,026)
The following tables present fair value measurements for assets and liabilities that are measured at fair value on a recurring basis as of and for the year ended through December 31, 2016:
	Carrying Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Changes In Fair Values Included In Period Income
	(dollars in thousands)
ASSETS:
Securities:
Mortgage-backed securities	$128,057	$—	$128,057	$—	$—
Trust preferred securities	3,073	—	3,073	—	—
U.S. government agency notes	6,703	—	6,703	—	—
Corporate bonds	4,894	—	4,894	—	—
Equity securities – mutual funds	744	—	744	—	—
	$143,471	$—	$143,471	$—	$—
LHFS	$41,143	$—	$41,143	$—	$(849)
IRLCs	1,330	—	1,330	—	132
Forward contracts to sell mortgage-backed securities	1,030	—	1,030	—	1,058
There were no transfers between any of Levels 1, 2, and 3 for the six months ended June 30, 2017.

AFS Securities
The estimated fair values of AFS equity securities are determined by obtaining quoted prices on nationally recognized exchanges. The estimated fair values for our debt securities are obtained from a nationally-recognized pricing service. This pricing service develops estimated fair values by analyzing like securities and applying available market information through processes such as benchmark curves, benchmarking of like securities, sector groupings, and matrix pricing, to prepare valuations. Matrix pricing is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities, but rather by relying on the securities’ relationship to other benchmark quoted securities. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information, and the bond’s terms and conditions, among other things, and are based on market data obtained from sources independent from the Bank. The Level 2 investments in the Bank’s portfolio are priced using those inputs that, based on the analysis prepared by the pricing service, reflect the assumptions that market participants would use to price the assets. The Bank has determined that the Level 2 designation is appropriate for these securities because, as with most fixed-income securities, those in the Bank’s portfolio are not exchange-traded, and such nonexchange-traded fixed income securities are typically priced by correlation to observed market data. The Bank has reviewed the pricing service’s methodology to confirm its understanding that such methodology results in a valuation based on quoted market prices for similar instruments traded in active markets, quoted markets for identical or similar instruments traded in markets that are not active, and model-based valuation techniques for which the significant assumptions can be corroborated by market data as appropriate to a Level 2 designation.
LHFS
LHFS are carried at fair value, which is determined based on outstanding investor commitments or, in the absence of such commitments, on current investor yield requirements or third party pricing models.
IRLCs
We utilize a third party specialist model to estimate the fair value of our IRLCs, which are valued based upon mandatory pricing quotes from correspondent lenders less estimated costs to process and settle the loan. Fair value is adjusted for the estimated probability of the loan closing with the borrower.
Forward Contracts to Sell Mortgage-Backed Securities
Fair value of these commitments is determined based upon the quoted market values of the securities.
Assets Measured on a Nonrecurring Basis
We may be required, from time to time, to measure certain other assets at fair value on a nonrecurring basis. These adjustments to fair value usually result from application of LCM accounting or write-downs of individual assets. For assets measured at fair value on a nonrecurring basis, the following table provides the level of valuation assumptions used to determine each adjustment and the carrying value of the assets that were valued during the period:
	June 30, 2017
	Carrying Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Range Of Discount	Weighted Average
	(dollars in thousands)
Real estate acquired through foreclosure	$3,968	$—	$—	$3,968	0% – 6%	5%

	December 31, 2016
	Carrying Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Range Of Discount	Weighted Average
	(dollars in thousands)
Impaired loans	$14,089	$—	$—	$14,089	0% – 63%	20%
Real estate acquired through foreclosure	4,899	—	—	4,899	0% – 15%	12%
For the six months ended June 30, 2017, the Bank noted no adjustments to the fair value of impaired loans.
Impaired Loans
Collateral-dependent impaired loans are classified as Level 3 assets and the estimated fair value of the collateral is based on the appraised value or other reasonable offers less estimated costs to sell. We generally obtain certified external appraisals of impaired loans and estimate fair value using those appraisals. Other valuation sources may be used, including broker price opinions, letters of intent, and executed sale agreements.
For all collateral-dependent impaired loans, when the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through an allocated portion of the Allowance or is charged off. The amount shown is the balance of impaired loans, net of any charge-offs and any related Allowance.
Real Estate Acquired Through Foreclosure
We record foreclosed real estate assets at the fair value less estimated selling costs on their acquisition dates and at the lower of such initial amount or estimated fair value less estimated selling costs thereafter. We generally obtain certified external appraisals of real estate acquired through foreclosure and estimate fair value using those appraisals. Other valuation sources may be used, including broker price opinions, letters of intent, and executed sale agreements.
Fair Value of All Financial Instruments
The carrying value and estimated fair value of all financial instruments are summarized in the following tables. The descriptions of the fair value calculations for AFS securities, LHFS, impaired loans, real estate acquired through foreclosure, IRLCs, and forward contracts to sell mortgage-backed securities are included in the discussions above.
	June 30 2017
	Carrying Value	Fair Value
		Level 1	Level 2	Level 3	Total
	(dollars in thousands)
Assets:
Cash and cash equivalents	$20,601	$20,601	$—	$—	$20,601
Certificates of deposit	992	992	—	—	992
AFS securities	135,524	—	135,524	—	135,524
LHFS	40,832	—	40,832	—	40,832
Loans receivable	665,942	—	—	657,299	657,299
Restricted stock investments	5,148	—	5,148	—	5,148
IRLCs	1,140	—	1,140	—	1,140
Forward contracts to sell mortgage-backed securities	3,243	—	3,243	—	3,243
Liabilities:
Deposits	770,787	—	—	769,897	769,897
Borrowings	100,175	—	—	98,902	98,902

	December 31, 2016
	Carrying Value	Fair Value
		Level 1	Level 2	Level 3	Total
	(dollars in thousands)
Assets:
Cash and cash equivalents	$20,068	$20,068	$—	$—	$20,068
Certificates of deposit	992	992	—	—	992
AFS securities	143,471	—	143,471	—	143,471
LHFS	41,143	—	41,143	—	41,143
Loans receivable	656,138	—	—	650,680	650,680
Restricted stock investments	5,569	—	5,569	—	5,569
IRLCs	1,330	—	1,330	—	1,330
Forward contracts to sell mortgage-backed securities	1,030	—	1,030	—	1,030
Liabilities:
Deposits	755,333	—	—	755,040	755,040
Borrowings	111,609	—	—	109,896	109,896
At June 30, 2017 and December 31, 2016, the Bank had commitments of  $124.9 million and $91.0 million, respectively, and standby letters of credit outstanding of  $2.3 million and $377,000, respectively. The fair value of these commitments is nominal.
Pricing or valuation models are applied using current market information to estimate fair value. In some cases considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions and/or estimation methods may have a material effect on the estimated fair value amounts.
Cash and Cash Equivalents
The carrying amount for cash and cash equivalents approximates fair value due to the short maturity of these instruments.
Certificates of Deposit
The carrying amount for certificates of deposit approximates fair value as they are similar to cash and cash equivalents except for maturity term.
Loans Receivable
Loans were segmented into portfolios with similar financial characteristics. Loans were also segmented by type such as residential, multifamily, residential and nonresidential construction and land, home equity and second mortgage loans, commercial, and consumer. Each loan category was further segmented by fixed- and adjustable-rate interest terms and performing and nonperforming categories. The fair value of each loan category was calculated by discounting anticipated cash flows based on weighted-average contractual maturity, weighted-average coupon, and discount rate. From time to time, nonrecurring fair value adjustments to collateral-dependent impaired loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of collateral.
Restricted Stock Investments
The carrying value of restricted stock investments is a reasonable estimate of fair value as these investments do not have a readily available market.
Deposits
The fair value of deposits with no stated maturity, such as noninterest-bearing deposits, interest-bearing NOW accounts, money market, and savings accounts, is deemed to be equal to the carrying amounts. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate for certificates of deposit was estimated using the rate currently offered for deposits of similar remaining maturities.
Borrowings
Long-term and short-term borrowings were segmented into categories with similar financial characteristics. Carrying values were discounted using a cash flow approach based on market rates.
Limitations
Fair value estimates are made at a specific point in time, based on relevant market information and information about financial instruments. These estimates do not reflect any premium or discount that could result from a one-time sale of our total holdings of a particular financial instrument. Because no market exists for a significant portion of our financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect estimates.
(10)   Derivatives and Hedging
IRLCs and forward commitments for the future sale of mortgage-backed securities are considered derivatives. It is our practice to enter into forward commitments for the future sale of mortgage-backed securities when IRLCs are entered into in order to economically hedge the effect of changes in interest rates resulting from commitments to fund loans. These mortgage-banking derivatives are not designated as hedge relationships.
We recognize gains and losses on IRLCs and forward sales commitments through mortgage-banking Aevenue in the Consolidated Statement of Operations.
Information pertaining to the carrying amounts of our derivative financial instruments follows:
	June 30, 2017		December 31, 2016
	Notional Amount	Estimated Fair Value	Notional Amount	Estimated Fair Value
	(dollars in thousands)
Asset – IRLCs	$54,039	$1,140	$52,732	$1,330
Asset – Forward contracts to sell mortgage-backed securities	62,612	3,243	73,000	(1,030)
At June 30, 2017, we had pledged securities with an aggregate carrying value (fair value) of  $5.8 million and pledged cash of  $6.1 million as collateral for hedging activities.
(11)   Retirement Plan
The Company sponsors a defined contributed retirement plan through the 1st Mariner Bank 401(K) Plan. Employees may contribute up to $18,000 of their pretax compensation. Participants are eligible for matching Company contributions up to 3% of eligible compensation dependent on the level of voluntary contributions. Company matching contributions totaled $327,000 and $157,000, respectively, for the six months ended June 30, 2017 and 2016. The Company’s matching contributions vest over a period of five years.
(12)   Recent Accounting Pronouncements
Pronouncements Issued
In March 2017, FASB issued ASU 2017-08, Receivables – Non-refundable Fees and Other Costs (Subtopic 310-20). The amendments in this Update provide guidance on amortization of any premiums on callable debt securities. Specifically, the amendments in this Update require that any premium be amortized to the earliest call date. For securities purchased at a discount, the discount continues to be amortized to maturity. For public business entities and certain other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. For entities such as First Mariner, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The Bank will evaluate guidance in this update but does not expect it to have a significant impact on the Bank’s financial position or results of operations.
In January 2017, FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.The amendments in this Update simplify the subsequent measurement of goodwill, by eliminating Step 2 from the goodwill impairment test. The Bank should perform its goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. Impairment changes should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value, however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. The impairment charge is limited to the amount of goodwill allocated to that reporting unit. For public business entities and certain other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. For entities such as First Mariner, the amendments in this Update are effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. The Bank will evaluate the guidance in this update but does not expect it to have a significant impact on the Bank’s financial position or results of operations.
In January 2017, FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. The amendments in this Update provide clarification on the definition of a business and provide criteria to aid in the assessment of whether transaction should be accounted for as acquisition or disposal of assets or business. For public business entities and certain other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For entities such as First Mariner, the amendments in this Update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Bank will evaluate the guidance in this update but does not expect it to have a significant impact on the Bank’s financial position or result of operations.
In November 2016, FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The amendments in this Update provide guidance on the presentation of restricted cash or restricted cash equivalents in the statement of cash flows. Restricted cash and restricted cash equivalents should be included with cash and cash equivalents in the statement of cash flows. For public business entities and certain other entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For entities such as First Mariner, the amendments in this Update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Bank will evaluate the guidance in this update but does not believe it will have a material impact on its consolidated statement of cash flows.
In September 2016, FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The amendments in this update provide guidance on eight specific cash flow issues with the objective of reducing the existing diversity in practice. For public business entities and certain other entities, the amendments in this update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For entities such as First Mariner, the amendments in this update are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Bank is currently evaluating this guidance to determine the impact on its consolidated financial statements.
In September 2016, FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which amends U.S. GAAP to require businesses and other organizations to measure the expected credit losses on financial assets, such as loans, securities, bond insurance, and many receivables. The guidance is effective for public business entities and certain other entities for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For entities such as First Mariner, the amendments are effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021.

In February 2016, FASB issued ASU 2016-02, Leases (Topic 842), which requires companies that lease valuable assets like aircraft, real estate, and heavy equipment to recognize on their balance sheets the assets and liabilities generated by contracts longer than a year. The guidance is effective for public business entities and certain other entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For entities such as First Mariner, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020.
In January 2016, FASB issued ASU 2016-01, Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which changes how to recognize and measure financial assets and liabilities. The guidance is effective for public business entities for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019.
In September 2015, FASB issued ASU 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments, which amends the guidance for amounts that are adjusted in a merger or acquisition. The guidance is effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017.
In August, 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which was updated in 2016 by ASU No. 2016-10, 20-16-11 and 2016-12 for additional clarification. The standard implements a common revenue standard that clarifies the principles for recognizing revenue. The core principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The guidance is not expected to have a significant impact on the Bank’s financial condition or results of operations.

Consolidated Financial Statements
As of and For the Years Ended December 31, 2016 and 2015

Consolidated Statements of Financial Condition
(dollars in thousands, except per share data)
	December 31,
	2016	2015
ASSETS
Cash and due from banks	$5,431	$7,088
Federal funds sold and interest-bearing deposits	14,637	32,229
Cash and cash equivalents	20,068	39,317
Certificates of deposit	992	992
Securities available for sale (“AFS”), at fair value	143,471	175,488
Loans held for sale (“LHFS”), at fair value	41,143	52,438
Loans receivable	656,138	543,332
Allowance for loan losses	(3,832)	(2,804)
Loans receivable, net	652,306	540,528
Real estate acquired through foreclosure	4,899	6,652
Restricted stock investments	5,569	3,364
Premises and equipment, net	34,990	33,288
Goodwill	10,502	10,502
Other Intangible assets	5,137	6,035
Accrued interest receivable	2,884	2,629
Bank-owned life insurance (“BOLI”)	42,701	41,650
Prepaid expenses and other assets	7,367	8,154
Total assets	$972,029	$921,037
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$137,905	$134,311
Interest-bearing	617,429	616,408
Total deposits	755,334	750,719
Short-term borrowings	100,000	40,479
Long-term borrowings	11,609	21,933
Accrued expenses and other liabilities	5,185	9,680
Total liabilities	872,128	822,811
Stockholders’ equity:
Preferred stock, $10 par value; 10,000,000 shares authorized; Series A, noncumulative perpetual preferred stock; 1,774,125 shares issued and outstanding	17,741	17,741
Common stock, $10 par value; 10,000,000 shares authorized; 3,725,893 shares issued and outstanding	37,259	37,259
Additional paid-in capital	55,763	55,191
Retained deficit	(9,670)	(10,722)
Accumulated other comprehensive loss	(1,192)	(1,243)
Total stockholders’ equity	99,901	98,226
Total liabilities and stockholders’ equity	$972,029	$921,037

See accompanying notes to Consolidated Financial Statements

Consolidated Statements of Operations
(dollars in thousands, except per share data)
	Years Ended December 31,
	2016	2015
Interest income:
Loans	$28,399	$29,427
Securities and other earning assets	4,301	2,390
Total interest income	32,700	31,817
Interest expense:
Deposits	3,905	2,932
Short-term borrowings	192	38
Long-term borrowings	288	167
Total interest expense	4,385	3,137
Net interest income	28,315	28,680
Provision for loan losses	2,673	3,191
Net interest income after provision for loan losses	25,642	25,489
Noninterest income:
Mortgage-banking revenue	14,008	14,397
ATM fees	2,091	2,186
Service fees on deposits	1,545	1,588
Gain on sale of AFS securities, net	143	300
Gain on disposal of premises and equipment	222	23
Gain on acquired loans	367	—
Commissions on sales of nondeposit investment products	166	158
Income from BOLI	1,828	1,065
Other	856	1,067
Total noninterest income	21,226	20,784
Noninterest expense:
Salaries and employee benefits	24,346	25,079
Occupancy	7,218	7,557
Furniture, fixtures, and equipment	875	1,616
Professional services	789	1,899
Advertising	170	743
Marketing and promotion	778	562
Data processing	2,392	2,389
ATM servicing expenses	457	431
Write-downs, losses, and costs of real estate acquired through foreclosure, net of gains	140	1,075
Federal Deposit Insurance Corporation (“FDIC”) insurance premiums	957	1,306
Service and maintenance – facilities	1,058	1,273
Service and maintenance – software	1,310	816
Corporate Insurance	403	547
Consulting fees	735	1,157
Loan expenses	908	1,777
Amortization of intangible assets	898	1,049
Other	2,382	2,754
Total noninterest expense	45,816	52,030
Net income (loss) before income taxes	1,052	(5,757)
Income tax expense	—	—
Net income (loss)	$1,052	$(5,757)
Net income (loss) per common share – basic and diluted	$0.28	$(1.55)

See accompanying notes to Consolidated Financial Statements

Consolidated Statements of Comprehensive Income (Loss)
(dollars in thousands)
	Years Ended December 31,
	2016	2015
Net income (loss)	$1,052	$(5,757)
Other comprehensive income (loss):
Unrealized holding gains (losses) on securities arising during the period	194	(1,329)
Reclassification adjustment for net gains on securities included in net income (loss)	(143)	(300)
Total other comprehensive income (loss)	51	(1,629)
Total other comprehensive income (loss)	$1,103	$(7,386)

See accompanying notes to Consolidated Financial Statements

Consolidated Statements of Changes in Stockholders’ Equity
(dollars in thousands, except number of shares)
	Years Ended December 31, 2016 and 2015
	Number of Shares of Preferred Stock	Number of Shares of Common Stock	Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balance at January 1, 2015	1,774,125	3,725,893	$17,741	$37,259	$55,000	$(4,965)	$386	$105,421
Net loss	—	—	—	—	—	(5,757)	—	(5,757)
Stock compensation	—	—	—	—	191	—	—	191
Change in unrealized gains and losses on AFS securities	—	—	—	—	—	—	(1,629)	(1,629)
Balance at December 31, 2015	1,774,125	3,725,893	17,741	37,259	55,191	(10,722)	(1,243)	98,226
Net income	—	—	—	—	—	1,052	—	1,052
Stock compensation	—	—	—	—	572	—	—	572
Change in unrealized gains and losses on AFS securities	—	—	—	—	—	—	51	51
Balance at December 31, 2016	1,774,125	3,725,893	$17,741	$37,259	$55,763	$(9,670)	$(1,192)	$99,901

See accompanying notes to Consolidated Financial Statements

Consolidated Statements of Cash Flows
(dollars in thousands)
	Years Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$1,052	$(5,757)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	2,350	3,301
Stock compensation	572	191
Amortization of unearned loan fees and costs, net	955	966
Accretion of discounts on purchased loans, net	(1,984)	(4,682)
Amortization of premiums on AFS securities	1,021	329
Amortization of intangible assets	898	1,049
Amortization of premiums on purchased deposits	(355)	(907)
Gains on sales of LHFS	(20,291)	(22,476)
Increase in accrued interest receivable	(255)	(293)
Gain on sale of AFS securities, net	(143)	(300)
Gain on acquired loans	(367)	—
Provision for loan losses	2,673	3,191
Write-downs and losses on sales of real estate acquired through foreclosure, net of gains	(191)	615
Gain on disposal of premises and equipment	(222)	(23)
Increase in cash surrender value of BOLI	(1,828)	(1,065)
Originations of mortgage LHFS	(783,658)	(917,308)
Proceeds from mortgage LHFS	811,376	946,931
Net decrease in accrued expenses and other liabilities	(3,718)	(1,526)
Net decrease in prepaid expenses and other assets	787	2,270
Net cash provided by operating activities	8,672	4,506
Cash flows from investing activities:
Loan principal (disbursements), net of repayments	(112,945)	(59,631)
Proceeds from sales of loans	3,118	21,205
Purchase of restricted stock investments	(2,205)	(1,261)
Purchase of certificates of deposit	—	(992)
(Purchases) of premises and equipment, net of proceeds from disposals	(3,830)	350
Activity in AFS securities:
Maturities/calls/repayments	23,709	9,702
Purchases	(21,029)	(158,540)
Sales	28,510	32,680
Proceeds from sales of real estate acquired through foreclosure	2,584	2,849
Net cash used in investing activities	(82,088)	(153,638)
Cash flows from financing activities:
Net increase in deposits	4,970	61,498
Additional borrowings	573,000	197,000
Repayments of borrowings	(523,803)	(160,136)
Net cash provided by financing activities	54,167	98,362
Decrease in cash and cash equivalents	(19,249)	(50,770)
Cash and cash equivalents at beginning of period	39,317	90,087
Cash and cash equivalents at end of period	$20,068	$39,317
Supplemental information:
Interest paid on deposits and borrowed funds	$4,361	$3,144
Transfer of loans to real estate acquired through foreclosure	640	2,537
Transfers of LHFS to loan portfolio	3,868	2,702
See accompanying notes to Consolidated Financial Statements

Notes to Consolidated Financial Statements
As of and For the Years Ended December 31, 2016 and 2015
(1)
Summary of Significant Accounting Policies

Organization
First Mariner Bank (“First Mariner,” “the Bank,” “we,” “our,” or “us”) is a bank incorporated under the laws of the state of Maryland and is headquartered in Baltimore, Maryland. The Bank was purchased out of bankruptcy from First Mariner Bancorp by RKJS Bank on June 17, 2014 in a transaction that was accounted for as a business combination, with First Mariner Bank being the successor bank after merging with RKJS Bank. The majority of the Bank’s private ownership group consists of private equity investment firms, with the four largest investors consisting of Priam Capital Fund I LP, Patriot Financial Partners II, L.P., Greenhill Capital Partners III L.P., and TFO Financial Institutions Restructuring Fund II LLC.
Basis of Presentation, and Use of Estimates
We provide financial services to customers primarily within the Central Maryland region. A portion of activities related to mortgage lending are more dispersed and cover parts of the Mid-Atlantic region and other regions outside of the state of Maryland. We serve local consumers, small and medium size businesses, professionals, and other customers by offering a broad range of financial products and services, including Internet and mobile banking, commercial banking, cash management, mortgage lending, and retail banking. We fund a variety of loan types including commercial and residential real estate loans, commercial term loans and lines and letters of credit, and consumer loans. We do not have any concentrations to any one industry or customer. However, our customers’ ability to repay loan agreements is dependent on the real estate and general economic conditions of the market area.
Our consolidated financial statements include the accounts of the Bank and its subsidiaries, FM Appraisals, LLC (“FM Appraisals”) and Canton Crossing II, LLC (“CCII”). All significant intercompany accounts and transactions have been eliminated in consolidation. Events occurring through March 31, 2017, the date the financial statements were available to be issued, were considered in the preparation of the financial statements. Certain reclassifications have been made to amounts previously reported to conform to classifications made in 2016.
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S.”) (“GAAP”) requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses (the “Allowance”), real estate acquired through foreclosure, impairment of AFS securities, valuations of financial instruments, measurement and assessment of intangible assets, and deferred income taxes. In connection with these determinations, management evaluates historical trends and ratios and, where appropriate, obtains independent appraisals for significant assets and prepares fair value analyses. Actual results could differ significantly from those estimates.
Cash and Cash Equivalents
We consider all highly liquid securities with original maturities of three months or less to be cash equivalents. For reporting purposes, assets grouped in the Consolidated Statements of Financial Condition under the captions “Cash and due from banks” and “Federal funds sold and interest-bearing deposits” are considered cash or cash equivalents. For financial statement purposes, these assets are carried at cost. Federal funds sold and interest-bearing deposits have overnight maturities and are generally in excess of amounts that would be recoverable under FDIC insurance.

Securities
We designate securities into one of two categories at the time of purchase. Debt securities that we have the intent and ability to hold to maturity are classified as held to maturity and recorded at amortized cost. Debt securities not classified as held to maturity and equity securities are considered AFS and are reported at estimated fair value, with unrealized gains and losses reported as a separate component of stockholders’ equity in accumulated other comprehensive loss.
AFS Securities are evaluated periodically to determine whether a decline in value is other than temporary. The term “other than temporary” is not intended to indicate a permanent decline in value. Rather, it means that the prospects for near term recovery of carrying value are not necessarily favorable, or that there is a lack of evidence to support fair values equal to, or greater than, the carrying value of the security.
The initial indications of other-than-temporary impairment (“OTTI”) for both debt and equity securities are a decline in the fair value below the amount recorded for a security and the severity and duration of the decline. In determining whether an impairment is other than temporary, we consider the length of time and the extent to which the fair value has been below cost, recent events specific to the issuer, including investment downgrades by rating agencies and economic conditions of its industry, our intent to sell the security, and if it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis. For marketable equity securities, we also consider the issuer’s financial condition, capital strength, and near-term prospects. For debt securities, we also consider the cause of the price decline (general level of interest rates and industry- and issuer-specific factors), the issuer’s financial condition, near-term prospects and current ability to make future payments in a timely manner, the issuer’s ability to service debt, and any change in agencies’ ratings at evaluation date from acquisition date and any likely imminent action. For debt securities, once a decline in value is determined to be other than temporary, the security is segmented into credit- and noncredit-related components. Any impairment adjustment due to identified credit-related components is recorded as an adjustment to current period earnings, while noncredit-related fair value adjustments are recorded through accumulated other comprehensive loss. For equity securities, any determined decline in value that is determined to be other than temporary is recorded as an adjustment to current period earnings in its entirety. In situations where we intend to sell or it is more likely than not that we will be required to sell the security, the entire OTTI loss is recognized in earnings.
Gains or losses on the sales of securities are calculated on a specific-identification basis and are determined on a trade-date basis. Premiums and discounts on securities are amortized (accreted) over the term of the security using methods that approximate the interest method.
LHFS
Loans originated for sale are carried at fair value. Fair value is determined based on outstanding investor commitments or, in the absence of such commitments, on current investor yield requirements or third party pricing models. Gains and losses on loan sales are determined using the specific-identification method and are recognized through mortgage-banking revenue in the Consolidated Statements of Operations.
When we sell mortgage loans, we make certain representations to the purchaser related to loan ownership, loan compliance and legality, and accurate documentation, among other things. If a loan is found to be out of compliance with any of the representations subsequent to the date of purchase, we may be required to repurchase the loan or indemnify the purchaser for losses related to the loan, depending on the agreement with the purchaser. In addition other factors may cause us to be required to repurchase or “make-whole” a loan previously sold.
The most common reason for a loan repurchase is due to a documentation error or disagreement with an investor, early borrower default or, on rare occasions, for borrower fraud. Loan purchase agreements are subject to normal representations and warranties. Repurchase requests are negotiated with each investor at the time we are notified of the demand and an appropriate reserve is taken at that time. Repurchase and/or “make-whole” requests are initially negotiated by the secondary marketing department and monitored by the secondary marketing committee where most disagreements are resolved with no reserve requirement or loss to the Bank. In the event there is an unresolved repurchase or “make-whole” request, the loan is managed by the secondary marketing committee and is elevated to be monitored by the mortgage oversight committee to determine the final settlement terms with the investor. Repurchased loans are subsequently sold when feasible or held for investment. Loans that we decide to hold for investment are transferred at the lower of cost or market value (“LCM”), using a risk-based model to calculate the respective discount. We did not repurchase any loans in 2016 or 2015. Our reserve for potential repurchase losses was $595,000 and $1.8 million as of December 31, 2016 and 2015, respectively. The total reserves represent (1) reserves calculated based upon an analysis of specific loans in question and (2) reserves calculated using historical and industry experience rates applied to current new loan production. We do not foresee increases in repurchases to be a growing trend nor do we see it having a significant impact on our financial results.
Loans Receivable
Our loans receivable are stated at their principal balance outstanding, net of related deferred fees and costs.
Risk Characteristics
Commercial Portfolio
Credit risk in commercial lending, which includes commercial, commercial mortgage, commercial construction, and consumer construction loans, can vary significantly, as losses as a percentage of outstanding loans can shift widely during economic cycles and are particularly sensitive to changing economic conditions.
The risks associated with each commercial portfolio class are as follows:
Commercial and Commercial Mortgage — The primary loan-specific risks in commercial and commercial mortgage loans are: deterioration of the business and/or collateral values, deterioration of the financial condition of the borrowers and/or guarantors, which creates a risk of default, and the risk that real estate collateral values determined through appraisals are not reflective of the true property values.
Portfolio risk includes condition of the economy, changing demand, large concentrations, and geographic concentrations.
Commercial Construction — loan-specific and portfolio risks related to commercial construction loans also carry the loan-specific and portfolio risks of commercial and commercial mortgage loans as described above. Additional loan-specific risks include project budget overruns and performance variables related to the contractor and subcontractors. An additional loan-specific risk for commercial construction of residential developments is the risk that the builder has a geographical concentration of developments.
Consumer Construction — loan-specific and portfolio risks related to consumer construction loans to builders and ultimate homeowners carry the same loan-specific and portfolio risks as commercial construction loans as described above.
In general, improving economic conditions may result in improved operating results on the part of commercial customers, enhancing their ability to meet debt service requirements. However, any improvements in operating cash flows can be offset by the impact of rising interest rates that could occur during improved economic times. Declining economic conditions may have an adverse effect on the operating results of commercial customers, reducing their ability to meet debt service obligations.
Consumer Portfolio
Our consumer portfolio includes first- and second-lien mortgage loans and other loans to individuals. The risks associated with each portfolio class are as follows:
Residential Mortgage, Home Equity, and 2nd Mortgage — The primary loan-specific risks related to residential mortgage, home equity, and 2nd mortgage lending include: unemployment, deterioration in real estate values, our ability to assess the creditworthiness of the customer, deterioration in the borrowers financial condition, whether the result of personal issues or a general economic downturn, and the risk that property values determined through appraisals are not reflective of the true property values. The portfolio risks for these types of loans are the same as for commercial and commercial mortgages as described above.
Other Consumer — The primary loan-specific risks of consumer loans are: unemployment, deterioration of the borrower’s financial condition, whether the result of personal issues or a general economic downturn, and for certain consumer loans such as auto loans and boat loans, there is also a risk of deterioration in the value of the collateral. The portfolio risks for these types of loans are the same as for commercial and commercial mortgages as described above.
Generally, consumer loans are segregated into homogeneous pools with similar risk characteristics. We do not individually grade consumer loans. Such loans are classified as performing or nonperforming. Trends such as delinquency and loss and current economic conditions in consumer loan pools are utilized in determining loss factors for such pools.
Income recognition
Interest income on loans is accrued at the contractual rate based on the principal outstanding. Loan origination fees and certain direct loan origination costs are deferred and amortized as a yield adjustment over the contractual loan terms or until the date of sale or disposition. Accrual of interest is discontinued when its receipt is in doubt, which typically occurs when a loan becomes impaired. Any interest accrued to income in the year when interest accruals are discontinued is generally reversed. Management may elect to continue the accrual of interest when a loan is in the process of collection and the estimated fair value of the collateral is sufficient to satisfy the principal balance and accrued interest. Payments on nonaccrual loans are applied to principal. See additional information on loan impairment and nonaccrual status below.
Nonaccrual status
For smaller noncommercial loans, we place loans in nonaccrual status when they are contractually past due 90 days as to either principal or interest, unless the loan is well secured and in the process of collection, or earlier, when, in the opinion of management, the collection of principal and interest is in doubt. For all commercial loans and larger loans, management applies Financial Accounting Standards Board (“FASB”) guidance on impaired loan accounting to determine accrual status. Under that guidance, when it is probable that we will be unable to collect all payments due, including interest, we place the loan in nonaccrual status. A loan remains in nonaccrual status until the loan is current as to payment of both principal and interest and the borrower demonstrates the ability to pay and remain current. Specifically, in order for a nonaccrual loan to be returned to accrual status, a borrower must make six consecutive monthly payments and the borrower must demonstrate the ability to keep the loan current going forward. When a loan is partially charged off, the remaining balance remains in nonaccrual status.
As a result of our ongoing review of the loan portfolio, we may classify loans as nonaccrual even though the presence of collateral or the borrower’s financial strength may be sufficient to provide for ultimate repayment. In general, loans are charged off when a loan or a portion thereof is considered uncollectible. We determine that the entire balance of a loan is contractually delinquent for all classes if the minimum payment is not received by the specified due date. Interest and fees continue to accrue on past due loans until the date the loan goes in nonaccrual status.
Impairment
We determine a loan to be impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. In general, impaired loans consist of nonaccrual loans and troubled debt restructures (“TDR” or “TDRs”) (see separate discussion on TDRs below). We do not consider a loan impaired during a period of delay in payment if we expect to collect all amounts due, including interest past due. Generally we consider a period of delay in payment to include delinquency up to 90 days, but may extend this period if the loan is collateralized by residential or commercial real estate with a low loan-to-value (“LTV”) ratio, and where collection and repayment efforts are progressing. In general, we evaluate our commercial, commercial mortgage, commercial construction, and consumer construction classes of loans individually for impairment and evaluate larger groups of smaller-balance homogeneous loans, which include our residential mortgage, home equity and second mortgage, and other consumer classes of loans, collectively for impairment, or, individually at the time certain events occur, such as delinquency or notification by the borrower of financial trouble.
We measure loan impairment (1) at the present value of expected cash flows discounted at the loan’s effective interest rate, (2) at the observable market price, or (3) at the fair value of the collateral, less estimated costs to sell, if the loan is collateral dependent. If our measure of the impaired loan is less than the recorded investment in the loan, we recognize an impairment loss through the Allowance.
When the ultimate collectability of an impaired loan’s principal is in doubt, wholly or partially, all cash receipts are applied to principal. Once the recorded principal balance has been reduced to zero, future cash receipts are applied to interest income, to the extent any interest has been foregone, and then they are recorded as recoveries of any amounts previously charged off. When this doubt no longer exists, cash receipts are applied under the contractual terms of the loan agreement.
See separate discussion of purchased impaired loans below.
Fees and costs
Origination and commitment fees and direct origination costs on loans held for investment generally are deferred and amortized to income over the contractual lives of the related loans using the interest method. Under certain circumstances, commitment fees are recognized over the commitment period or upon expiration of the commitment. Fees to extend loans three months or less are recognized in income upon receipt. Unamortized loan fees are recognized in income when the related loans are sold or prepaid.
Transfers of LHFS to the loan portfolio
In accordance with FASB guidance on mortgage-banking activities, any loans which are originally originated for sale into the secondary market and which we subsequently elect to transfer into the Bank’s loan portfolio are valued at LCM at the time of the transfer with any decline in value recorded as a charge against mortgage-banking revenue in noninterest income.
Purchased loans
Purchased loans are recorded at their initial fair value and segregated into pools of loans with credit deterioration and loans with no credit deterioration. Credit deterioration is determined based on the probability of collection of all contractually required principal and interest payments. The determination of credit quality deterioration as of the purchase date may include parameters such as past due and nonaccrual status, commercial risk ratings, cash flow projections, type of loan and collateral, collateral value, and recent LTV ratios or appraised values. For loans acquired with no evidence of credit deterioration, the fair value discount or premium is accreted/amortized over the contractual life of the loan as an adjustment to yield. For loans acquired with evidence of credit deterioration, the Bank determines at the acquisition date the excess of the loan’s contractually required payments over all cash flows expected to be collected as an amount that should not be accreted into interest income (nonaccretable difference). The remaining amount, representing the difference in the expected cash flows of acquired loans and the initial investment in the acquired loans, is accreted into interest income over the remaining life of the loan or pool of loans (accretable yield) using the interest method. Subsequent to the purchase date, increases in expected cash flows over those expected at the purchase date are recognized prospectively as interest income over the remaining life of the loan as an adjustment to the accretable yield. Any decreases in the present value of expected cash flows after the purchase date are recognized as impairments as allocated portions of the Allowance. Subsequent to the purchase date, the methods utilized to estimate the required Allowance are similar to originated loans.
TDRs
We strive to identify borrowers in financial difficulty early and work with them to modify to more affordable terms before their loan reaches nonaccrual status. In situations where, for economic or legal reasons related to a borrower’s financial difficulties, we may grant a concession for other than an insignificant period of time to the borrower that would not otherwise be considered, the related now-modified loan is classified as a TDR. These modified terms may include rate reductions, principal forgiveness, payment extensions, payment forbearance, and/or other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. These loans are excluded from pooled loss forecasts and a separate reserve, included in the Allowance, is provided under the accounting guidance for loan impairment. At the time that a loan is modified, we evaluate any possible impairment based on the present value of expected future cash flows, discounted at the contractual interest rate of the original loan agreement, except when the sole remaining source of repayment for the loan is the liquidation of the collateral. In these cases, we use the current fair value of the collateral, less selling costs, instead of discounted cash flows. Any impairment amount is then established as an allocated portion of the Allowance.
Allowance for Loan Losses
Our Allowance represents an estimated amount that, in management’s judgment, will be adequate to absorb probable incurred losses on existing loans. Management uses a disciplined process and methodology to establish the Allowance each quarter. To determine the Allowance, we estimate the reserves needed for each loan class, including loans analyzed individually and loans analyzed on a pooled basis.
To determine the general portion of the Allowance, loans are pooled by loan class and losses are determined using historical experience and quantitative analysis over the loss emergence period. Historical loss factors are applied to the pools to determine the appropriate reserve related to those loans. Additionally, environmental factors are applied to each loan class that are based upon management’s evaluation of various conditions that are not directly measured in the determination of the formula and other allowances. See “Impairment” above for discussion of the determination of the impaired allocation portion of the Allowance.
On a quarterly basis, we also analyze our purchased loan portfolios to determine if any allowance is required. We perform cash flow analyses on purchased loan pools to determine if any deterioration has occurred in the pools. If deterioration has occurred, we compare the deterioration to any remaining discount on the pools to determine if additional reserves are required as part of the Allowance.
The establishment of the Allowance relies on a consistent process that requires management review and judgment and timely responses to changes in economic conditions and other influences. From time to time, events or economic factors may affect the loan portfolio, causing management to provide additional amounts to or release balances from the Allowance.
We monitor differences between estimated and actual incurred loan losses utilizing charge-off history. Loans deemed uncollectible are charged against, while recoveries are credited to, the Allowance. Management adjusts the level of the Allowance through the provision for loan losses, which is recorded as a current period operating expense.
Commercial (including commercial mortgages) and construction loans (including both commercial and consumer) are generally evaluated for impairment when the loan becomes 90 days past due and/or is rated as substandard. The difference between the fair value of the collateral, less estimated selling costs, and the carrying value of the loan is charged off at that time. Residential mortgage loans are generally charged down to the estimated collectible amount when the loan becomes 120 days past due or is placed in nonaccrual status, whichever is earlier. Consumer loans are generally charged off when the loan becomes 120 days past due or when it is determined that the amounts due are uncollectible (whichever is earlier). The above charge-off guidelines may not apply if the loan is both well secured and in the process of collection.
Real Estate Acquired Through Foreclosure
We record real estate acquired through foreclosure at the fair value, less estimated costs to sell, on the acquisition date and at the lower of such initial amount or estimated fair value less estimated selling costs thereafter. Estimated fair value is based upon many subjective factors, including location and condition of the property and current economic conditions, among other things. Because the calculation of fair value relies on estimates and judgments relating to inherently uncertain events, results may differ from our estimates.

Write-downs at the time of transfer are made through the Allowance. Write-downs subsequent to transfer are included in noninterest expense, along with operating income, net of related expenses, and gains or losses realized upon disposition of such properties.
Restricted Stock Investments
The Bank is a member of the Federal Home Loan Bank System and is required to maintain an investment in the stock of the Federal Home Loan Bank of Atlanta (“FHLB”) based on specific percentages of outstanding mortgages, total assets, or FHLB advances. Purchases and sales of stock are made directly with the FHLB at par value. Because no ready market exists for this stock and it has no quoted market value, the Bank’s investment in this stock is carried at cost.
The Bank maintains an investment in capital stock of a bankers’ bank. Because no ready market exists for this stock and it has no quoted market value, the Bank’s investment in this stock is carried at cost.
Premises and Equipment
Our premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are accumulated using straight-line and accelerated methods over the estimated useful lives of the assets. Additions and betterments are capitalized and charges for repairs and maintenance are expensed when incurred. The cost and accumulated depreciation or amortization is eliminated from the accounts when an asset is sold or retired and the resultant gain or loss is credited or charged to income. Premises and equipment have estimated useful lives ranging from 3 to 39 years.
BOLI
BOLI is carried at the aggregate cash surrender value of life insurance policies owned where the Bank is named beneficiary. Increases in cash surrender value derived from crediting rates for underlying insurance policies are credited to noninterest income.
Goodwill and Other Intangible Assets
Goodwill represents the excess purchase price paid over the fair value of the net assets acquired in a business combination and is allocated to the Bank’s reporting units. Based upon an in-depth analysis performed in accordance with FASB guidance, we have determined that we have one reporting unit – commercial and consumer banking.
Goodwill is not amortized but is tested for impairment periodically. We assess goodwill for potential impairment annually as of November 30, or during the year if an event or other circumstance indicates that we may not be able to recover the carrying amount of the asset. As of the testing date, we determine the fair value of the reporting unit. If the fair value of the reporting unit exceeds its book value, no write-down of the recorded goodwill is required.
As of November 30, 2016, we performed a fair value analysis for the reporting period and determined that the fair value of the reporting unit was greater than its carrying amount and that there was no evidence of impairment of goodwill.
Other intangible assets represent purchased assets that lack physical substance but can be distinguished from goodwill because of contractual or other legal rights or because the asset is capable of being sold or exchanged either on its own or in combination with a related contract, asset, or liability. Our other intangible assets include the fair value of our trade name and a core deposit intangible. The trade name intangible and the core deposit intangible are amortized over an estimated useful life of 10 years.
Impairment of Long-Lived Assets
We continually monitor events and changes in circumstances that could indicate that our carrying amounts of long-lived assets, including intangible assets, may not be recoverable. When such events or changes in circumstances occur, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through their undiscounted expected future cash flows. If the future undiscounted cash flows are less than the carrying amount of these assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets.
Transfers of Financial Assets
Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through a requirement to repurchase them before their maturity.
Income Taxes
Deferred income taxes are recognized for the tax consequences of temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities. Deferred income taxes are provided on income and expense items when they are reported for financial statement purposes in periods different from the periods in which these items are recognized in the income tax returns. Deferred tax assets are recognized only to the extent that it is more likely than not that such amounts will be realized based upon consideration of available evidence, including tax planning strategies and other factors. As of December 31, 2016 and 2015, we maintained a valuation allowance against the full amount of our net deferred tax asset.
The calculation of tax assets and liabilities is complex and requires the use of estimates and judgment since it involves the application of complex tax laws that are subject to different interpretations by us and the various tax authorities. These interpretations are subject to challenge by the tax authorities upon audit or to reinterpretation based on management’s ongoing assessment of facts and evolving case law.
Periodically and in the ordinary course of business, we are involved in inquiries and reviews by tax authorities that normally require management to provide supplemental information to support certain tax positions we take in our tax returns. Uncertain tax positions are initially recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions are initially and subsequently measured as the largest amount of tax benefit or liability that is greater than 50% likely of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and all relevant facts. For tax positions not meeting the “more likely than not” test, no tax benefit or liability is recorded. Management believes it has taken appropriate positions on its tax returns, although the ultimate outcome of any tax review cannot be predicted with certainty. No assurance can be given that the final outcome of these matters will not be different than what is reflected in the financial statements.
We recognize interest and penalties related to income tax matters in income tax expense.
Advertising
We expense our advertising costs as incurred, except payments for major sponsorships which are amortized over an estimated life not to exceed one year. Advertising expenses amounted to $170,000 and $743,000 for 2016 and 2015, respectively.
Stock Compensation
In 2015, the First Mariner Bank 2015 Equity Incentive Plan (“Plan”) was approved by the Bank’s Board of Directors. The Plan provides for the granting of up to 700,000 shares through incentive and non-qualifying stock options, stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, Phantom Stock, performance awards, or any combination of the foregoing to selected key employees on a periodic basis at the discretion of the board.
Option exercise prices are equal to or greater than the fair market value of the common stock on the date of the grant. Vesting schedules are determined at the time of the grant. Options granted under the Plan have an exercise price which may not be less than 100% of the fair market value of the common stock on the date of the grant and terminate ten years from the date of grant. The exercise price of stock options must be paid for in full in cash or shares of Bank common stock, or a combination of both. The Board has the discretion when making a grant of stock options to impose restrictions on the shares to be purchased upon the exercise of such options.
Derivatives and Hedging Activities
We maintain and account for derivatives in accordance with FASB guidance on accounting for derivative instruments and hedging activities. When we enter into the derivative contract, we designate a derivative as held for trading, an economic hedge, or a qualifying hedge as detailed in the literature. The designation may change based upon management’s reassessment or changing circumstances.
We designate at inception whether a derivative contract is considered hedging or nonhedging. All of our derivatives are nonexchange traded contracts, and as such, their fair value is based on dealer quotes, pricing models, discounted cash flow methodologies, or similar techniques for which the determination of fair value may require significant management judgment or estimation.
For qualifying hedges, we formally document at inception all relationships between hedging instruments and hedged items, as well as risk management objectives and strategies for undertaking various accounting hedges. We utilize derivatives to manage interest rate risk in certain cases.
Derivatives utilized by the Bank include interest rate lock commitments (“IRLCs”) and forward settlement contracts as described below.
The Bank, through First Mariner Mortgage (a division of the Bank), enters into IRLCs, under which we originate residential mortgage loans with interest rates determined prior to funding. IRLCs on mortgage loans that we intend to sell in the secondary market are considered derivatives. For these IRLCs, we protect the Bank from changes in interest rates through the use of forward sales of to be issued (“TBA”) mortgage-backed securities. We are exposed to price risk from the time a mortgage loan closes until the time the loan is sold. We utilize forward sales of TBA mortgage-backed securities to manage exposure to price risk. During the period of the rate lock commitment and from the time a loan is closed with the borrowers and sold to investors, we remain exposed to basis (execution, timing, and/or volatility) risk in that the changes in value of our forward sales commitments may not equal or completely offset the changes in value of the rate commitments. We also mitigate counterparty risk by entering into commitments with proven counterparties and pre-approved financial intermediaries.
The market value of IRLCs is not readily ascertainable with precision because they are not actively traded in stand-alone markets. The Bank determines the fair value of IRLCs by measuring the change in the value of the underlying asset, while taking into consideration the probability that the IRLCs will close.
Changes in interest rates could materially affect the fair value of the IRLCs or the forward commitments. In the case of the loan related derivatives, fair value is also impacted by the probability that the rate lock commitment will not close (“fallout factor”). Changes in interest rates could result in changes in the fallout factor, which might magnify or counteract the sensitivities. The impact of an interest rate shift on the fallout ratio is nonsymmetrical and nonlinear. At December 31, 2016 and 2015, we did not have any designated hedges as we do not designate IRLCs or forward sales commitments on LHFS originations as hedges. We recognize any gains and losses on IRLCs and forward sales commitments on LHFS originations through mortgage-banking revenue in the Consolidated Statement of Operations.
(2)
Restrictions on Cash and Due From Banks

The Bank is required by the Federal Reserve Board (“FRB”) to maintain certain cash reserve balances based principally on deposit liabilities. Due to large vault cash amounts at December 31, 2016, no additional reserves were required at the FRB. The Bank pledged $1.7 million and $6.1 million in cash for exposure on debit card transactions and as collateral for hedging activities, respectively, at December 31, 2016.

(3)
AFS Securities

The composition of our AFS securities portfolio is as follows at December 31:
	2016
	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value
	(dollars in thousands)
Mortgage-backed securities	$129,128	$161	$1,232	$128,057
Trust preferred securities	3,025	48	—	3,073
U.S. government agency notes	6,718	23	38	6,703
Corporate bonds	5,042	—	148	4,894
Equity securities – mutual funds	750	—	6	744
	$144,663	$232	$1,424	$143,471

	2015
	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value
	(dollars in thousands)
Mortgage-backed securities	$150,076	$183	$1,080	$149,179
Trust preferred securities	3,045	—	8	3,037
U.S. government agency notes	17,813	14	191	17,636
Corporate bonds	5,047	—	167	4,880
Equity securities – mutual funds	750	6	—	756
	$176,731	$203	$1,446	$175,488

Contractual maturities of debt securities at December 31, 2016 are shown below. Actual maturities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.
	Amortized Cost	Estimated Fair Value
	(dollars in thousands)
Due after five year through ten years	$5,042	$4,894
Due after ten years	9,743	9,776
Mortgage-backed securities	129,128	128,057
	$143,913	$142,727

The following tables show the level of our gross unrealized losses and the fair value of the associated securities by type and duration of loss position for AFS securities at December 31:
	2016
	Less than 12 months		12 months or more		Total
	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
	(dollars in thousands)
Mortgage-backed securities	$113,496	$1,229	$750	$3	$114,246	$1,232
U.S. government agency notes	770	6	4,041	32	4,811	38
Corporate bonds	4,894	148	—	—	4,894	148
Equity securities – mutual funds	744	6	—	—	744	6
	$119,904	$1,389	$4,791	$35	$124,695	$1,424

	2015
	Less than 12 months		12 months or more		Total
	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
	(dollars in thousands)
Mortgage-backed securities	$135,778	$1,080	$—	$—	$135,778	$1,080
Trust preferred securities	—	—	3,037	8	3,037	8
U.S. government agency notes	12,695	191	—	—	12,695	191
Corporate bonds	4,880	167	—	—	4,880	167
	$153,353	$1,438	$3,037	$8	$156,390	$1,446

For AFS securities, gross unrealized losses totaled $1.4 million as of December 31, 2016 and equaled 1.1% of the fair value of securities with unrealized losses as of that date. A total of 52 securities were in an unrealized loss position as of December 31, 2016, with the largest single unrealized loss in any one security totaling $79,000.
All of the securities that are impaired are so due to declines in fair values resulting from changes in interest rates or increased credit/liquidity spreads since the time they were purchased. We have the intent to hold these debt securities to maturity, and, for equity securities in a loss position, for the foreseeable future and believe it is not more likely than not that we will be required to sell the securities before anticipated recovery. We expect these securities will be repaid in full, with no losses realized. As such, management considers the impairments to be temporary.
During 2016 and 2015, we recognized gross gains on the sale of AFS securities of  $173,000 and $337,000, respectively, and recognized gross losses on the sale of AFS securities of  $30,000 and $37,000, respectively.
The outstanding balance of no single issuer, except for U.S. government agency notes, exceeded 10% of stockholders’ equity at December 31, 2016.
At December 31, 2016, none of our securities were subject to OTTI.
At December 31, 2016, we held securities with an aggregate carrying value (fair value) of  $95.8 million that we have pledged as collateral for certain mortgage-banking activities and borrowings.
(4)
Loans Receivable and Allowance for Loan Losses

Loans receivable are summarized as follows at December 31:
	2016	2015
	(dollars in thousands)
Commercial	$108,455	$78,441
Commercial mortgage	214,982	193,790
Commercial construction	34,503	14,607
Consumer construction	7,021	11,169
Residential mortgage	172,818	150,844
Consumer	121,569	96,935
Total loans	659,348	545,786
Unearned loan fees, net	(3,210)	(2,454)
	$656,138	$543,332

Included in consumer loan totals in the above table are overdrawn commercial and retail checking accounts totaling approximately $77,000 and $31,000 as of December 31, 2016 and 2015, respectively.
At December 31, 2016, we had pledged loans with carrying values of  $223.2 million as collateral for potential borrowings.

Purchased Credit-Impaired Loans
We have purchased loans, for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually required payments would not be collected. The carrying amount of those loans is as follows as of December 31:
	2016	2015
	(dollars in thousands)
Commercial	$1,215	$1,672
Commercial mortgage	6,461	13,452
Commercial construction	1,828	7,713
Consumer construction	1,557	1,594
Residential mortgage	2,879	3,104
Consumer	852	880
Outstanding balance	14,792	28,415
Net discount on purchased impaired loans	(2,018)	(3,458)
Net carrying amount	$12,774	$24,957

For those purchased credit impaired loans disclosed above, we maintained allocations of the Allowance of  $410,000 and $303,000 for such loans at December 31, 2016 and 2015, respectively.
The following table presents changes in the accretable discount on purchased credit-impaired loans for the years ended December 31:
	2016	2015
	(dollars in thousands)
Beginning balance	$1,741	$3,240
Accretion	(1,202)	(2,697)
Reclassification	328	1,198
Ending balance	$867	$1,741

Credit Quality
Management has an established methodology to determine the adequacy of the Allowance that assesses the risks and losses inherent in the loan portfolio. For purposes of determining the Allowance, we have segmented our loan portfolio by product type. Our portfolio loan segments are commercial, commercial mortgage, commercial construction, consumer construction, residential mortgage, and consumer. We have evaluated all segments to determine if subcategorization into classes is warranted based upon our credit review methodology. We have divided consumer loans into two classes, (1) home equity and second mortgage loans and (2) other consumer loans.
To establish the general portion of the Allowance, loans are pooled by portfolio class and a historical loss percentage is applied to each class of nonimpaired loans. Those percentages are then applied to the current period loan balances to determine the required reserve. We then apply additional general loss factors to the different segments of loans to reflect various environmental factors. For individually evaluated loans, we do additional analyses to determine any impairment. In general, this impairment is included as part of the Allowance. These loss estimates are performed under multiple economic scenarios to establish a range of potential outcomes for each criterion. Management applies judgment to develop its own view of loss probability within that range, using external and internal parameters with the objective of establishing an Allowance inherent within these portfolios as of the reporting date.

The following table presents by portfolio segment, the changes in the Allowance, and the recorded investment in loans as of and for the year ended December 31, 2016:
	Commercial	Commercial Mortgage	Commercial Construction	Consumer Construction	Residential Mortgage	Consumer	Unallocated	Total
	(dollars in thousands)
Beginning Balance	$778	$884	$38	$54	$331	$719	$—	$2,804
Charge-offs	(168)	(97)	—	(231)	(458)	(836)	—	(1,790)
Recoveries	—	—	—	—	56	89	—	145
Net charge offs	(168)	(97)	—	(231)	(402)	(747)	—	(1,645)
(Reversal of) provision for loan losses	(163)	514	208	302	1,042	770	—	2,673
Ending Balance	$447	$1,301	$246	$125	$971	$742	$—	$3,832
Ending balance – individually evaluated for impairment	$—	$—	$—	$—	$338	$203	$—	$541
Ending balance – purchased impaired loans	22	155	19	114	—	100	—	410
Ending balance – collectively evaluated for impairment	425	1,146	227	11	633	439	—	2,881
	$447	$1,301	$246	$125	$971	$742	$—	$3,832
Ending loan balance – individually evaluated for impairment	$16	$1,589	$—	$—	$11,143	$1,341		$14,089
Ending loan balance – purchased impaired loans	946	5,107	1,594	1,568	2,708	851		12,774
Ending loan balance – collectively evaluated for impairment	107,248	207,833	33,084	5,333	158,264	117,513		629,275
	$108,210	$214,529	$34,678	$6,901	$172,115	$119,705		$656,138

The following table presents by portfolio segment, the changes in the Allowance, and the recorded investment in loans as of and for year ended December 31, 2015:
	Commercial	Commercial Mortgage	Commercial Construction	Consumer Construction	Residential Mortgage	Consumer	Unallocated	Total
	(dollars in thousands)
Beginning Balance	$51	$352	$163	$168	$599	$100	$—	$1,433
Charge-offs	(236)	(67)	—	—	(1,295)	(995)	—	(2,593)
Recoveries	271	15	3	—	125	359	—	773
Net recoveries (charge offs)	35	(52)	3	—	(1,170)	(636)	—	(1,820)
Provision for (reversal of) loan losses	692	584	(128)	(114)	902	1,255	—	3,191
Ending Balance	$778	$884	$38	$54	$331	$719	$—	$2,804
Ending balance – individually evaluated for impairment	$—	$168	$—	$—	$141	$308	$—	$617
Ending balance – purchased impaired loans	—	—	—	—	—	303	—	303
Ending balance – collectively evaluated for impairment	778	716	38	54	190	108	—	1,884
	$778	$884	$38	$54	$331	$719	$—	$2,804
Ending loan balance – individually evaluated for impairment	$—	$2,925	$—	$58	$9,144	$1,760		$13,887
Ending loan balance – purchased impaired loans	1,408	10,856	7,464	1,740	2,728	761		24,957
Ending loan balance – collectively evaluated for impairment	76,785	179,086	7,190	9,233	138,571	93,623		504,488
	$78,193	$192,867	$14,654	$11,031	$150,443	$96,144		$543,332

We use creditworthiness categories to grade commercial loans. Our internal grading system is based on experiences with similarly graded loans. Risk ratings of 6 and higher are reviewed each quarter. Reviews occur on the remaining credits when specific circumstances warrant it. Our internal risk ratings are as follows:
Superior Credit Quality (“RR1”) — This category includes credits that are secured by up to 95% advance against cash balances, municipal or corporate bonds carrying an A rating or better (subject to maturity), U.S. Government securities (subject to maturity), and fully marketable securities of companies with an A or better debt rating. In addition, the borrower must have a reasonable financial condition evidenced by complete financial statements. At December 31, 2016 and 2015, none of our loans carried this risk rating.
High Credit Quality (“RR2”) — This category generally includes credits that are secured by up to 70% advance against municipal or corporate bonds carrying an A rating or better, U.S. Government securities, and marketable securities of companies with an A or better debt rating, or a first deed of trust on residential owner-occupied property with an LTV ratio of 80% or less and adequate cash flow to service the debt. At December 31, 2016 and 2015, none of our loans carried this risk rating.
Above Average Credit Quality (“RR3”) — This category includes business loans to publicly traded companies with a B rating or better, commercial construction loans with a contingent-free take-out or substantial pre-leasing (75% or more of leasable space) with an LTV ratio of 70% or less, residential construction loans with pre-sold units and an LTV ratio of 75% or less as long as sales are on a noncontingent basis and the overall project is progressing on schedule as originally determined, loans to individuals with liquid assets and strong net worth and the additional ability to service the debt from sources unrelated to the purpose of the credit extension, and monitored credits to borrowers of sound financial condition with approved advance rates providing adequate margin so that collateral can be easily liquidated within 90 days or less.
Average/Satisfactory Credit Quality (“RR4”) — In general, this category includes small-to-medium sized companies with satisfactory financial condition, cash flow, profitability, and balance sheet and income statement ratios, term loans and revolving credits with annual clean-up requirements, the majority of retail commercial credits, loans to partnerships or small businesses, most wholesale sales finance lines, wholesale distributors whose capital position and profitability are at Risk Management Association averages, and loans to individuals with acceptable financial condition and sufficient net cash flow to service the debt as long as the source of repayment is identifiable and sufficient to liquidate the debt within an acceptable period of time and a secondary source of repayment is evident.
Acceptable With Care (“RR5”) — This category includes secured loans to small or medium sized companies which have suffered a financial setback where a convincing plan for correction demonstrates the deficiency is temporary in nature, loans with debt service coverage ratios below or LTV ratios above policy guidelines, most construction and development loans, permanent loans underwritten based on pro forma rents as opposed to historical or actual rents, real estate loans where the project is moderately off the original projections as to cost estimates or absorption, and loans where the interest reserve is no longer adequate, but the customer or guarantor has a proven ability to carry the interest expense out of pocket for an extended time period without undue financial strain.
Watch Credits (“RR6”) — This category includes loans to borrowers who have experienced a temporary setback or deterioration in financial condition that should correct itself during the next twelve months, companies whose financial condition has been marginally acceptable for a period of time and prospects for significant improvement are limited, loans to individuals with marginal financial condition, and most credits for start-up operations. Also included in this category are real estate loans where the project is moderately off original projections, interest reserve may be depleted, with the borrower or guarantor having a questionable or unproven ability to pay interest out of pocket. These credits are considered marginally acceptable.
Special Mention (“RR7”) — special mention credits are characterized as adequately covered by collateral (if any) and/or the paying capacity of the borrower, but are subject to one or more deteriorating trends. These credits constitute an undue and unwarranted credit risk, but not to the point of justifying a classification of substandard. These credits have potential weaknesses which, if not examined and corrected, may weaken the asset or inadequately protect the Bank’s credit position at some future date.

Substandard (“RR8”) — Substandard loans are inadequately protected by the current sound worth and paying capacity of the obligor or the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses, which jeopardize the orderly liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. The borrower’s financial condition indicates an inability to repay, even if restructured. Prospects for improvement in the borrower’s financial condition are poor. Primary repayment source appears to be shifting from cash flow to liquidation of collateral.
Doubtful (“RR9”) — Doubtful classifications have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently known facts, conditions, and values highly questionable and improbable. A doubtful classification may be appropriate in cases where significant risk exposures are perceived, but loss cannot be determined because of specific, reasonable, and pending factors which may strengthen and work to the advantage of the credit in the near term. Account officers attempt to identify any principal loss in the credit, where possible, thereby limiting the excessive use of the doubtful classification. The classification is a deferral of the estimated loss until its more exact status may be determined. At December 31, 2016 and 2015, none of our loans carried this risk rating.
Loss (“RR10”) — Losses must be taken as soon as they are realized. In some instances and on a temporary basis, a portion of a loan may receive this rating (split rating) when the actual loss cannot be currently identified. In these instances, additional facts or information is necessary to determine the final amount to be charged against the Allowance. When applied for these purposes, this risk rating may be used for a period not to exceed nine months. Subsequent to the identification of this split rating, the remaining balance will be risk rated substandard. At December 31, 2016 and 2015, none of our loans carried this risk rating.
The following table shows the credit quality breakdown of our commercial loan portfolio by class as of December 31:
	Commercial		Commercial Mortgage		Commercial Construction		Consumer Construction		Total
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
	(dollars in thousands)
RR8	$599	$2,180	$7,884	$20,843	$2,239	$2,337	$—	$58	$10,722	$25,418
RR7	3,210	4,512	12,366	6,858	2,444	2,396	—	—	18,020	13,766
RR6	3,008	4,268	25,629	28,097	—	—	—	—	28,637	32,365
RR5	67,581	38,728	75,386	76,655	14,555	5,263	—	—	157,522	120,646
RR4	33,812	28,329	81,460	47,761	15,440	4,658	6,901	10,973	137,613	91,721
RR3	—	176	11,804	12,653	—	—	—	—	11,804	12,829
	$108,210	$78,193	$214,529	$192,867	$34,678	$14,654	$6,901	$11,031	$364,318	$296,745

We do not individually grade residential mortgage or consumer loans. Such loans are classified as performing or nonperforming. Loan performance is reviewed each quarter. The following table shows performing and nonperforming (nonaccrual) residential mortgage and consumer loans by class as of December 31:
	Residential Mortgage		Home Equity & 2nd Mortgage		Other Consumer		Total
	2016	2015	2016	2015	2016	2015	2016	2015
	(dollars in thousands)
Nonaccrual loans	$6,298	$5,989	$755	$948	$120	$—	$7,173	$6,937
Performing loans	165,817	144,454	66,979	74,453	51,851	20,743	284,647	239,650
	$172,115	$150,443	$67,734	$75,401	$51,971	$20,743	$291,820	$246,587

The following table shows the aging of our loans receivable by class at December 31, 2016:
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More and Accruing	Nonaccrual	Total Past Due	Purchased Impaired	Current	Total Loans
	(dollars in thousands)
Commercial	$61	$—	$—	$16	$77	$946	$107,187	$108,210
Commercial mortgage	2,173	1,171	25	1,589	4,958	5,107	204,464	214,529
Commercial construction	—	—	—	—	—	1,594	33,084	34,678
Consumer construction	442	—	—	—	442	1,568	4,891	6,901
Residential mortgage	3,919	1,056	5,171	6,298	16,444	2,708	152,963	172,115
Home equity and 2nd mortgage	2,025	501	—	755	3,281	677	63,776	67,734
Other consumer	118	—	—	120	238	174	51,559	51,971
	$8,738	$2,728	$5,196	$8,778	$25,440	$12,774	$617,924	$656,138

The following table shows the aging of our loans receivable by class at December 31, 2015:
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More and Accruing	Nonaccrual	Total Past Due	Purchased Impaired	Current	Total Loans
	(dollars in thousands)
Commercial	$20	$—	$—	$—	$20	$1,408	$76,765	$78,193
Commercial mortgage	1,171	—	229	2,925	4,325	10,856	177,686	192,867
Commercial construction	173	—	—	—	173	7,464	7,017	14,654
Consumer construction	439	191	—	58	688	1,740	8,603	11,031
Residential mortgage	4,302	3,390	256	5,989	13,937	2,728	133,778	150,443
Home equity and 2nd mortgage	791	514	—	948	2,253	598	72,550	75,401
Other consumer	9	—	—	—	9	163	20,571	20,743
	$6,905	$4,095	$485	$9,920	$21,405	$24,957	$496,970	$543,332

The interest which would have been recorded on the above nonaccrual loans if those loans had been performing in accordance with their contractual terms was approximately $178,000 and $690,000 for the years ended December 31, 2016 and 2015, respectively. The actual interest income recorded on those loans was approximately $50,000 and $401,000 for the years ended December 31, 2016 and 2015, respectively.

Impaired loans include nonaccrual loans and accruing TDRs. The following tables show the breakout of impaired loans (excluding purchased impaired loans of  $12.8 million at December 31, 2016 and $24.9 million at December 31, 2015) by class:
	As of and For the Year Ended December 31, 2016
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
	(dollars in thousands)
With no related allowance:
Commercial	$16	$17	$—	$10	$—
Commercial mortgage	1,589	2,058	—	2,093	15
Commercial construction	—	—	—	—	—
Consumer construction	—	—	—	35	—
Residential mortgage	7,531	8,640	—	6,445	126
Home equity & 2nd mortgage	1,018	1,119	—	1,091	48
Other consumer	120	120	—	24	2
With a related allowance:
Commercial	—	—	—	—	—
Commercial mortgage	—	—	—	91	—
Commercial construction	—	—	—	—	—
Consumer construction	—	—	—	—	—
Residential mortgage	3,612	3,612	338	3,306	120
Home equity & 2nd mortgage	203	500	203	317	2
Other consumer	—	—	—	—	—
Totals:
Commercial	16	17	—	10	—
Commercial mortgage	1,589	2,058	—	2,184	15
Commercial construction	—	—	—	—	—
Consumer construction	—	—	—	35	—
Residential mortgage	11,143	12,252	338	9,751	246
Home equity & 2nd mortgage	1,221	1,619	203	1,408	50
Other consumer	120	120	—	24	2

	As of and For the Year Ended December 31, 2015
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
	(dollars in thousands)
With no related allowance:
Commercial	$—	$—	$—	$—	$—
Commercial mortgage	2,471	2,840	—	3,953	132
Commercial construction	—	—	—	—	—
Consumer construction	58	58	—	46	—
Residential mortgage	7,223	8,151	—	5,203	320
Home equity & 2nd mortgage	1,220	1,248	—	723	78
Other consumer	—	—	—	6	—
With a related allowance:
Commercial	—	—	—	—	—
Commercial mortgage	454	466	168	91	12
Commercial construction	—	—	—	—	—
Consumer construction	—	—	—	—	—
Residential mortgage	1,921	1,921	141	1,876	85
Home equity & 2nd mortgage	540	819	308	202	45
Other consumer	—	—	—	—	—
Totals:
Commercial	—	—	—	—	—
Commercial mortgage	2,925	3,306	168	4,044	144
Commercial construction	—	—	—	—	—
Consumer construction	58	58	—	46	—
Residential mortgage	9,144	10,072	141	7,079	405
Home equity & 2nd mortgage	1,760	2,067	308	925	123
Other consumer	—	—	—	6	—
TDRs
In situations where, for economic or legal reasons related to a borrower’s financial difficulties, management may grant a concession for other than an insignificant period of time to the borrower that would not otherwise be considered, the related loan is classified as a TDR. These loans are excluded from pooled loss forecasts and a separate allocated portion of the Allowance is provided under the accounting guidance for loan impairment. At the time that a loan is modified, management evaluates any possible impairment based on the present value of expected future cash flows, discounted at the contractual interest rate of the original loan agreement, except when the sole remaining source of repayment for the loan is the liquidation of the collateral. In these cases, we use the current fair value of the collateral, less selling costs, instead of discounted cash flows. Any impairment amount is then set up as an allocated portion of the Allowance.

The following table shows the breakdown of loans we modified for the years ended December 31, 2016 and 2015:
	2016			2015
	Number of Modifications	Recorded Investment Prior to Modification	Recorded Investment After Modification	Number of Modifications	Recorded Investment Prior to Modification	Recorded Investment After Modification
	(dollars in thousands)
Commercial mortgage	—	$—	$—	1	$598	$598
Residential mortgage	2	1,751	1,751	5	2,445	2,445
Home equity & 2nd Mortgage	—	—	—	1	494	494
	2	$1,751	$1,751	7	$3,537	$3,537

Our TDRs are the result of renewals where the only concession is that the interest rate is not considered to be a market rate. As such, the best illustration of the financial impact of the TDRs is the effect on the Allowance. The TDRs described above increased the Allowance by $138,000 and $141,000 during 2016 and 2015, respectively.
During 2016, $321,000 in TDRs defaulted within twelve months of modification. There were no TDR modifications for which there was a payment default within the lesser of the year ended December 31, 2015 or the twelve months following the modification.
Total TDRs as of December 31, 2016 amounted to $5.3 million, none of which were in nonaccrual status. Total TDRs as of December 31, 2015 amounted to $4.5 million, $559,000 of which were in nonaccrual status.
Residential mortgage loans in the process of foreclosure amounted to $10.6 million at December 31, 2016.
(5)
Premises and Equipment

We own premises and equipment as follows at December 31:
	2016	2015
	(dollars in thousands)
Land	$1,892	$1,892
Buildings and improvements	34,897	31,667
Leasehold improvements	1,674	1,439
Furniture, fixtures, automobiles, and equipment	2,591	2,287
Total, at cost	41,054	37,285
Less: accumulated depreciation and amortization	(6,064)	(3,997)
Net premises and equipment	$34,990	$33,288

Depreciation and amortization expense for the years ended December 31, 2016 and 2015 was $2.4 million and $3.3 million, respectively.
We lease various branch and general office facilities to conduct our operations. The leases have remaining terms which range from a period of less than 1 year to 9 years. Most leases contain renewal options which are generally exercisable at increased rates. Some of the leases provide for increases in the rental rates at specified times during the lease terms, prior to the expiration dates. The leases generally provide for payment of property taxes, insurance, and maintenance costs by the Bank. The total rental expense for all real property leases amounted to $4.0 million and $3.7 million for the years ended December 31, 2016 and 2015, respectively.

Our minimum lease payments due for each of the next five years are as follows (dollars in thousands):
2017	$1,803
2018	1,473
2019	860
2020	452
2021	357
Thereafter	1,289
$6,234

(6)
Goodwill and Other Intangible Assets

The Bank’s goodwill and other intangible assets related to the acquisition of the Bank by RKJS Bank in June, 2014 were as follows as of and for the years ended December 31, 2016 and 2015:
	Other Intangible Assets
	Goodwill	Trade Name	Core Deposit Intangible	Total
	(dollars in thousands)
Balance at January 1, 2015	$10,502	$3,515	$3,569	$7,084
Amortization	—	(370)	(679)	(1,049)
Balance at December 31, 2015	10,502	3,145	2,890	6,035
Amortization	—	(370)	(528)	(898)
Balance at December 31, 2016	$10,502	$2,775	$2,362	$5,137

Both the core deposit intangible and the trade name are being amortized over 10 years. The estimated future amortization expense for both intangibles is as follows:
	Trade Name	Core Deposit Intangible	Total
	(dollars in thousands)
2017	$370	$437	$807
2018	370	378	748
2019	370	341	711
2020	370	312	682
2021	370	286	656
Thereafter	925	608	1,533
	$2,775	$2,362	$5,137

(7)
Deposits

Deposits are summarized as follows at December 31:
	2016		2015
	Amount	Weighted- Average Effective Rate	Amount	Weighted- Average Effective Rate
	(dollars in thousands)
Transaction accounts:
NOW	$66,943	0.12%	$72,137	0.16%
Savings	81,531	0.12%	69,518	0.15%
Money market	119,770	0.25%	95,799	0.24%
Noninterest-bearing demand	137,905		134,311
Total transaction accounts	406,149		371,765
Certificates of deposit:
Original maturities:
Under 12 months	104,614	1.03%	87,884	0.85%
12 to 60 months	217,990	0.90%	260,965	0.64%
IRA and KEOGH	26,581	0.75%	30,105	0.55%
Total certificates of deposit	349,185		378,954
Total deposits	$755,334		$750,719

Time deposits mature as follows as of December 31:
	2016		2015
	Amount	% of Total	Amount	% of Total
	(dollars in thousands)
Within 6 months	$147,108	42.1%	$55,165	14.6%
Over 6 months – 12 months	103,566	29.7%	35,192	9.3%
Over 12 months – 24 months	78,814	22.6%	146,875	38.7%
Over 24 months – 36 months	6,968	2.0%	84,210	22.2%
Over 36 months – 48 months	6,627	1.9%	5,780	1.5%
Over 48 months	6,102	1.7%	51,732	13.7%
	$349,185	100.0%	$378,954	100.0%

The Bank offers certain certificate products that provide customers a “one-time” withdrawal option that the customer may exercise at any time without penalty. As of December 31, 2016, certificates that permitted early withdrawal totaled $123.0 million.
The FDIC, through the Deposit Insurance Fund, insures deposits of accountholders up to $250,000. The Bank pays an annual premium to provide for this insurance. Certificates of deposit of  $250,000 or more totaled $73.0 million and $60.3 million at December 31, 2016 and December 31, 2015, respectively.
(8)
Borrowings

Our borrowings consist of retail repurchase agreements, short- and long-term advances from the FHLB, a short-term note, and various long-term notes related to sales of consumer loans not treated as sales for accounting purposes.
The FHLB advances are available under a specific collateral pledge and security agreement, which requires that we maintain collateral for all of our borrowings equal to 100% of advances. We may pledge as collateral specific first- and second-lien mortgage loans or commercial mortgages for borrowings up to 25%

of the Bank’s total assets. The advances are fixed-rate instruments with a specific maturity date. As of December 31, 2016, our total credit line with the FHLB was $261.1 million, with outstanding balances of $110.0 million and $60.0 million at December 31, 2016 and 2015, respectively.
We also have available $46.0 million in lines of credit from other financial institutions, on which we do not have any outstanding borrowings.
Certain information regarding our borrowings is as follows as of December 31:
	2016	2015
	(dollars in thousands)
Amount outstanding at year-end:
FHLB short-term advances	$100,000	$40,000
Retail repurchase agreements	—	462
Short-term note payable	—	17
FHLB long-term advances	10,000	20,000
Long-term notes payable	1,609	1,933
Weighted-average interest rate at year-end:
FHLB short-term advances	0.63%	0.44%
Retail repurchase agreements	—	0.01%
Short-term note payable	—	—
FHLB long-term advances	1.12%	0.96%
Long-term notes payable	5.71%	5.58%
Maximum outstanding at any month-end:
FHLB short-term advances	$100,000	$50,000
Retail repurchase agreements	447	718
Short-term note payable	17	50
FHLB long-term advances	20,000	20,000
Long-term notes payable	1,737	2,724
Average outstanding:
FHLB short-term advances	$39,464	$16,123
Retail repurchase agreements	153	405
Short-term note payable	5	36
FHLB long-term advances	20,000	3,562
Long-term notes payable	1,687	2,337
Weighted-average interest rate during the year:
FHLB short-term advances	0.49%	0.23%
Retail repurchase agreements	0.01%	0.01%
Short-term note payable	—	—
FHLB long-term advances	0.96%	0.96%
Long-term notes payable	5.65%	5.70%
The short-term note payable was noninterest-bearing and matured in 2016.
At December 31, 2016, we had pledged loans with a carrying value of  $223.2 million and pledged securities with a carrying value of  $79.1 million as collateral for FHLB advances. We had pledged securities with an aggregate carrying value (fair value) of  $10.6 million as collateral for potential borrowings at December 31, 2016.

(9)
Regulatory Matters and Capital Adequacy

Various regulatory capital requirements administered by the federal banking agencies apply to the Bank. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on our financial condition. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
In July 2015, federal bank regulatory agencies issued final results to revise their risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Baking Supervision and certain provisions of the Dodd-Frank Act (“Basel III”). On January 1, 2015, the Basel III rules became effective and include transition provisions which implement certain portions of the rules through January 1, 2019. Under the final rules, the effects of certain accumulated other comprehensive items are not excluded, however, banking organizations like us that are not considered “advanced approaches” banking organizations may make a one-time permanent election to continue to exclude these items. With the submission of the Call Report for the first quarter of 2015, we made this election in order to avoid significant variations in the level of capital that can be caused by interest rate fluctuations on the fair value of the Bank’s AFS securities portfolio.
The Basel III rules also establish a “capital conservation buffer” of 2.5% above the new regulatory minimum capital requirements, which must consist entirely of common equity Tier 1 capital. The new capital conservation buffer requirements have been phased in beginning in January 2016 at 0.625% of risk-weighted assets and will increase by that amount each year until fully implemented in January 2019. An institution would be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses to executive officers if its capital level falls below the buffer amount. These limitations establish a maximum percentage of eligible retained income that could be utilized for such actions.
As of the date of the last regulatory exam, the Bank was considered “well capitalized” and as of December 31, 2016, the Bank continued to meet the requirements to be considered “well capitalized” based on applicable U.S. regulatory capital ratio requirements.
Our regulatory capital amounts and ratios were as follows.
	Actual Amount	Ratio	Minimum Requirements for Capital Adequacy Purposes		To be Well Capitalized Under Prompt Corrective Action Provision
			Amount	Ratio	Amount	Ratio
	(dollars in thousands)
December 31, 2016
Common Equity Tier 1 Capital	$52,026	7.2%	$36,927	5.125%(1)	$46,835	6.5%
Total capital (to risk-weighted assets)	91,994	12.8%	62,146	8.625%(1)	72,054	10.0%
Tier 1 capital (to risk-weighted assets)	87,509	12.1%	47,735	6.625%(1)	57,643	8.0%
Tier 1 capital (to average quarterly assets)	87,509	9.4%	37,076	4.000%	46,345	5.0%
December 31, 2015:
Common Equity Tier 1 Capital	$51,069	8.2%	$28,172	4.5%	$40,692	6.5%
Total capital (to risk-weighted assets)	90,252	14.4%	50,083	8.0%	62,604	10.0%
Tier 1 capital (to risk-weighted assets)	86,552	13.8%	37,562	6.0%	50,083	8.0%
Tier 1 capital (to average quarterly assets)	86,553	9.6%	35,936	4.0%	44,920	5.0%

(1)
Includes 0.625% capital conservation buffer.

The Bank was under an Agreement with the FDIC and the Commissioner of Financial Regulation for the state of Maryland (the “Commissioner”) (entered into on September 18, 2009, prior to the sale of the Bank to RKJS Bank), pursuant to which it consented to the entry of an Order to Cease and Desist (“the Order”), which directed the Bank to, among other things, (i) increase capitalization, (ii) improve earnings, (iii) reduce nonperforming loans, (iv) strengthen management policies and practices, and (v) reduce reliance on noncore funding. The Order was lifted on June 18, 2015. Upon the termination of the Order, we entered into agreements with the FDIC and the Commissioner (“Agreements”). The material terms of the Agreements require us to: (i) improve our asset quality; (ii) maintain adequate capital levels; (iii) quantitatively and qualitatively enhance our allowance for loan loss policy; (iv) enhance Board participation in the affairs of the Bank; (v) implement an effective interest rate risk monitoring program; (vi) formulate and submit to the FDIC and the Commissioner a written profit and budget plan in accordance with specified timelines; (vii) revise and enhance our Contingency Funding Plan (liquidity); (viii) appoint a Board Compliance Committee; and (ix) furnish progress reports on the status of each item to the FDIC and the Commissioner in accordance with specified timelines.
As a condition of the merger between the Bank and RKJS Bank, the Bank is subject to an Order and Basis for Corporation Approval (“Approval Order”) by the FDIC that requires the Bank to (i) maintain at not less than 8%, a Tier 1 capital to assets leverage ratio for the first seven years after consummation of the merger, (ii) maintain an adequate allowance for loan and lease losses, (iii) operate within the parameters of the business plan submitted to the FDIC, and for the first seven years after consummation of the merger, obtain approval from the FDIC Regional Director for any proposed major deviation or material change from the submitted business plan before consummation of the change, (iv) submit to the appropriate FDIC office, within 60 days before the end of the third year of operation, pro forma financial statements and a business plan for operating years four through seven, (v) for the three-year period after the consummation of the merger, obtain the written non-objection of the FDIC Regional Director prior to implementation of any stock benefit plans, including stock options, stock warrants, and/or other similar stock-based compensation plans, (vi) not declare or pay dividends without prior written approval of the FDIC Regional Director for three years following the consummation of the merger, (vii) obtain the written approval of the FDIC Regional Director prior to adding or replacing any individual as a director or senior executive officer, or changing the responsibilities of any senior executive officer position for three years after the consummation of the merger.
The Bank is also subject to requirements of the Commissioner as conditions of the merger. The Bank is required to (i) remain well capitalized and in satisfactory condition following the merger, (ii) obtain written approval from the Commissioner prior to making any material changes to the Business Plan, for the three-year period immediately following the effective date of the merger, (iii) provide prior notifications to and receive written approval from the Commissioner before making any changes to the Bank’s senior management or board of directors for the at least the three-year period immediately following the effective date of the merger, with an additional three-year period requirement possible at the discretion of the Commissioner, (iv) not pay any dividends unless prior written approval has been received from the Commissioner, (v) submit to the Commissioner financial statements in a prescribed format in accordance with specified timelines.
As of December 31, 2016, we have met all provisions of the Agreements and the Approval Order.
(10)
Income (Loss) Per Share

Basic income (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding. Diluted income (loss) per share is computed after adjusting the denominator of the basic income (loss) per share computation for the effects of all dilutive potential common shares outstanding during the period. The dilutive effects of options, warrants, and their equivalents are computed using the “treasury stock” method. For the year ended December 31, 2015, all common stock equivalents were antidilutive.

Information relating to the calculations of our loss per common share is summarized as follows for the years ended December 31:
	2016	2015
	(dollars in thousands, except for per share data)
Weighted-average shares outstanding – basic	3,725,893	3,725,893
Dilution	7,846	—
Weighted-average share outstanding – diluted	3,733,739	3,725,893
Net income (loss)	$1,052	$(5,757)
Net income (loss) per share – basic	$0.28	$(1.55)
Net income (loss) per share – diluted	$0.28	$(1.55)

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Other Comprehensive Income (Loss)

The following table presents the changes in the components of accumulated other comprehensive income (loss) for the years ended December 31, 2016 and 2015:
Accumulated Other Comprehensive Income (Loss) — AFS securities
(dollars in thousands)
Balance at January 1, 2015	$386
Other comprehensive loss before reclassification	(1,329)
Amounts reclassified from accumulated other comprehensive loss	(300)
Balance at December 31, 2015	(1,243)
Other comprehensive gain before reclassification	194
Amounts reclassified from accumulated other comprehensive loss	(143)
Balance at December 31, 2016	$(1,192)

The following table presents the amounts reclassified out of the components of accumulated other comprehensive loss for the year ended December 31, 2016:
	Accumulated Other Comprehensive Loss — AFS securities	Affected Line Item in the Statement Where Net Loss is Presented
	(dollars in thousands)
Realized gain on sale of AFS securities	$143	Gain on sale of AFS securities, net
The following table presents the amounts reclassified out of the components of accumulated other comprehensive income for the year ended December 31, 2015:
	Accumulated Other Comprehensive Loss — AFS securities	Affected Line Item in the Statement Where Net Loss is Presented
	(dollars in thousands)
Realized gain on sale of AFS securities	$300	Gain on sale of AFS securities, net
(12)
Stock Options

We maintain a stock option plan, approved in 2015, which provides for the granting of incentive and non-qualifying stock options to selected key employees on a periodic basis at the discretion of the board.
Option exercise prices are equal to or greater than the fair market value of the common stock on the date of the grant. Vesting schedules are determined at the time of the grant. Options granted under the plan have an exercise price which may not be less than 100% of the fair market value of the common stock on the date of the grant and must be exercised within ten years from the date of grant. The exercise price of stock options must be paid for in full in cash or shares of common stock, or a combination of both. The Board has the discretion when making a grant of stock options to impose restrictions on the shares to be purchased upon the exercise of such options.
As of December 31, 2016, approximately 85,000 options to purchase common stock were fully vested and approximately 533,000 shares vest over the next seven years. All options expire 10 years after the date of grant.
Information with respect to stock options is as follows for the years ended December 31:
	2016				2015
	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
			(in years)	(in thousands)			(in years)	(in thousands)
Outstanding at beginning of year	613,000	$20.00			—	$—
Granted	20,000	20.00			613,000	20.00
Forfeited	(15,000)	20.00			—	—
Oustanding at end of year	618,000	20.00	8.7	$2,015	613,000	20.00	9.7	$—
Exercisable at end of year	85,429	20.00	8.7	$278	—	—	—	$—

The weighted average fair value of the options issued for years ended December 31, 2016 and 2015 at the time of issuance was $6.50 and $6.61, respectively. The fair values of the options were calculated using the Black-Scholes-Merton option-pricing model with the following weighted average assumptions at the time of issuance for the years ended December 31:
	2016	2015
Dividend yield	—	—
Expected volatility	27.50%	27.40%
Risk-free interest rate	1.42%	1.85%
Expected lives	7 years	7 years
The dividend yield is based on estimated future dividend yields. The risk-free rate for periods within the contractual term of the share option is based on the U.S. Treasury yield curve in effect at the time of the grant. Expected volatilities were determined utilizing an appropriate peer group as we have no historical pricing activity of our own. The expected term of share options granted is generally based upon the vesting term of the options.
Compensation expense is recognized on a straight-line basis over the vesting period of the respective stock option. We recognized stock based compensation cost of  $572,000 and $191,000 for the years ended December 31, 2016 and 2015, respectively. We expect to incur approximately $3.3 million in additional stock based compensation expense related to the unvested portion of options over the next seven years.

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Other Expenses

The following summarizes our other noninterest expenses for the years ended December 31:
	2016	2015
	(dollars in thousands)
Office supplies	$170	$312
Overnight delivery/courier	172	236
Dues and subscriptions	222	298
Director fees	259	242
Security	182	181
Postage	91	146
Automobile	94	90
Printing	67	77
Travel and entertainment	246	285
Employee education and training	40	52
Other	839	835
	$2,382	$2,754

(14)
Income Taxes

Our income tax expense consists of the following for the years ended December 31:
	2016	2015
(dollars in thousands)
Current	$—	$—
Deferred	—	—
Income tax expense	$—	$—
The income tax expense is reconciled to the amount computed by applying the federal corporate tax rate of 34% to the net income (loss) before taxes as follows for the years ended December 31:
	2016		2015
	Amount	Rate	Amount	Rate
	(dollars in thousands)
Tax at statutory federal rate	$358	34.0%	$(1,957)	(34.0)%
Change in valuation allowance	154	14.6%	2,244	39.1%
BOLI	(621)	(59.0)%	(362)	(6.3)%
Incentive stock options	77	7.3%	26	0.4%
Other permanent M-1 adjustments	32	3.1%	49	0.8%
	$—	—%	$—	—%

The tax effects of temporary differences between the financial reporting basis and income tax basis of assets and liabilities relate to the following at December 31:
	2016	2015
	(dollars in thousands)
Deferred tax assets:
Net operating loss carryforward	$43,857	$40,967
Allowance	1,511	1,106
Purchase accounting fair value adjustments	2,208	3,162
Real estate acquired through foreclosure	597	2,086
Nonaccrual interest	552	114
Accrued expenses	235	1,594
Tax credits	1,518	1,518
Nonqualifying stock options	181	45
Charitable contributions	26	19
Miscellaneous	88	88
Total gross deferred tax assets	50,773	50,699
Less: valuation allowance	(48,465)	(48,008)
	2,308	2,691
Deferred tax liabilities:
Accrued intangibles	(2,026)	(2,380)
Depreciation	(282)	(311)
Total gross deferred tax liabilities	(2,308)	(2,691)
Net deferred tax assets	$—	$—

As of December 31, 2016, the Bank determined, based on the weight of available evidence, that it was more likely than not that the deferred tax asset would not be realized and, accordingly, has maintained a valuation allowance for the full amount of the net deferred tax asset.
We have net operating loss carryforwards available for federal income tax purposes of approximately $110.6 million. Internal Revenue Code Section 382 (“IRC 382”) places an annual limitation on a corporation’s ability to utilize its net operating loss carryforward if there is a greater than 50% change in ownership. The acquisition of First Mariner Bank by RKJS Bank met the definition of a change of ownership and First Mariner Bank’s net operating losses are now limited by IRC 382. Management has estimated the amount of the IRC 382 limitation. The deferred tax asset for net operating losses has been reduced to reflect the estimated amount of net operating losses that can be utilized considering the IRC 382 limitation. The net operating loss carryforwards begin to expire in 2029 through 2034.
Our income tax returns are subject to review and examination by federal and state taxing authorities. We are no longer subject to examination by federal tax authorities for the years ended before 2013. The years open to examination by state taxing authorities vary by jurisdiction.
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Fair Value

We classify financial assets and financial liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:
Level 1	Valuations for assets and liabilities traded in active exchange markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.
Level 2	Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or comparable assets or liabilities which use observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
We record transfers between levels at the end of the reporting period in which the change in significant inputs occurs.
Assets and Liabilities Measured on a Recurring Basis
The following tables present fair value measurements for assets and liabilities that are measured at fair value on a recurring basis as of and for the year ended December 31, 2016:
	Carrying Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Changes In Fair Values Included In Period Income
	(dollars in thousands)
ASSETS:
Securities:
Mortgage-backed securities	$128,057	$—	$128,057	$—	$—
Trust preferred securities	3,073	—	3,073	—	—
U.S. government agency notes	6,703	—	6,703	—	—
Corporate bonds	4,894	—	4,894	—	—
Equity securities – mutual funds	744	—	744	—	—
	$143,471	$—	$143,471	$—	$—
LHFS	$41,143	$—	$41,143	$—	$(849)
IRLCs	1,330	—	1,330	—	132
Forward contracts to sell mortgage-backed securities	1,030	—	1,030	—	1,058
The following tables present fair value measurements for assets and liabilities that are measured at fair value on a recurring basis as of and for the year ended December 31, 2015:
	Carrying Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Changes In Fair Values Included In Period Loss
	(dollars in thousands)
ASSETS:
Securities:
Mortgage-backed securities	$149,179	$—	$149,179	$—	$—
Trust preferred securities	3,037	—	3,037	—	—
U.S. government agency notes	17,636	—	17,636	—	—
Corporate bonds	4,880	—	4,880	—	—
Equity securities – mutual funds	756	—	756	—	—
	$175,488	$—	$175,488	$—	$—
LHFS	$52,438	$—	$52,438	$—	$(544)
IRLCs	1,198	—	1,198	—	(575)
LIABILITIES:
Forward contracts to sell
mortgage-backed securities	27	—	27	—	643

There were no transfers between any of Levels 1, 2, and 3 for the years ended December 31, 2016 or 2015.
AFS Securities
The estimated fair values of AFS equity securities are determined by obtaining quoted prices on nationally recognized exchanges. The estimated fair values for our debt securities are obtained from a nationally-recognized pricing service. This pricing service develops estimated fair values by analyzing like securities and applying available market information through processes such as benchmark curves, benchmarking of like securities, sector groupings, and matrix pricing, to prepare valuations. Matrix pricing is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities, but rather by relying on the securities’ relationship to other benchmark quoted securities. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information, and the bond’s terms and conditions, among other things, and are based on market data obtained from sources independent from the Bank. The Level 2 investments in the Bank’s portfolio are priced using those inputs that, based on the analysis prepared by the pricing service, reflect the assumptions that market participants would use to price the assets. The Bank has determined that the Level 2 designation is appropriate for these securities because, as with most fixed-income securities, those in the Bank’s portfolio are not exchange-traded, and such nonexchange- traded fixed income securities are typically priced by correlation to observed market data. The Bank has reviewed the pricing service’s methodology to confirm its understanding that such methodology results in a valuation based on quoted market prices for similar instruments traded in active markets, quoted markets for identical or similar instruments traded in markets that are not active, and model-based valuation techniques for which the significant assumptions can be corroborated by market data as appropriate to a Level 2 designation.
LHFS
LHFS are carried at fair value, which is determined based on outstanding investor commitments or, in the absence of such commitments, on current investor yield requirements or third party pricing models.
IRLCs
We utilize a third party specialist model to estimate the fair value of our IRLCs, which are valued based upon mandatory pricing quotes from correspondent lenders less estimated costs to process and settle the loan. Fair value is adjusted for the estimated probability of the loan closing with the borrower.
Forward Contracts to Sell Mortgage-Backed Securities
Fair value of these commitments is determined based upon the quoted market values of the securities.
Assets Measured on a Nonrecurring Basis
We may be required, from time to time, to measure certain other assets at fair value on a nonrecurring basis. These adjustments to fair value usually result from application of LCM accounting or write-downs of individual assets. For assets measured at fair value on a nonrecurring basis, the following tables provide the level of valuation assumptions used to determine each adjustment and the carrying value of the assets as of December 31:
	2016
	Carrying Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Range Of Discount	Weighted Average
	(dollars in thousands)
Impaired loans	$1,496	$—	$—	$1,496	0% – 63%	20%
Real estate acquired through foreclosure	366	—	—	366	0% – 15%	12%

	2015
	Carrying Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Range Of Discount	Weighted Average
	(dollars in thousands)
Impaired loans	$2,826	$—	$—	$2,826	0% – 8%	8%
Real estate acquired through foreclosure	1,721	—	—	1,721	0% – 8%	8%
Impaired Loans
Collateral-dependent impaired loans are classified as Level 3 assets and the estimated fair value of the collateral is based on the appraised value or other reasonable offers less estimated costs to sell. We generally obtain certified external appraisals of impaired loans and estimate fair value using those appraisals. Other valuation sources may be used, including broker price opinions, letters of intent, and executed sale agreements.
For all collateral-dependent impaired loans, when the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through an allocated portion of the Allowance or is charged off. The amount shown is the balance of impaired loans, net of any charge-offs and any related allocated portion of the Allowance.
Real Estate Acquired Through Foreclosure
We record foreclosed real estate assets at the fair value less estimated selling costs on their acquisition dates and at the lower of such initial amount or estimated fair value less estimated selling costs thereafter. We generally obtain certified external appraisals of real estate acquired through foreclosure and estimate fair value using those appraisals. Other valuation sources may be used, including broker price opinions, letters of intent, and executed sale agreements.
Fair Value of All Financial Instruments
The carrying value and estimated fair value of all financial instruments are summarized in the following table as of December 31. The descriptions of the fair value calculations for AFS securities, LHFS, impaired loans, real estate acquired through foreclosure, IRLCs, and forward contracts to sell mortgage-backed securities are included in the discussions above.
	2016
	Carrying Value	Fair Value
		Level 1	Level 2	Level 3	Total
	(dollars in thousands)
Assets:
Cash and cash equivalents	$20,068	$20,068	$—	$—	$20,068
Certificates of deposit	992	992	—	—	992
AFS securities	143,471	—	143,471	—	143,471
LHFS	41,143	—	41,143	—	41,143
Loans receivable	656,138	—	—	650,680	650,680
Restricted stock investments	5,569	—	5,569	—	5,569
IRLCs	1,330	—	1,330	—	1,330
Forward contracts to sell mortgage-backed securities	1,030	—	1,030	—	1,030
Liabilities:
Deposits	755,334	—	—	755,040	755,040
Borrowings	111,609	—	—	109,896	109,896

	2015
	Carrying Value	Fair Value
		Level 1	Level 2	Level 3	Total
	(dollars in thousands)
Assets:
Cash and cash equivalents	$39,317	$39,317	$—	$—	$39,317
Certificates of deposit	992	992	—	—	992
AFS securities	175,488	—	175,488	—	175,488
LHFS	52,438	—	52,438	—	52,438
Loans receivable	543,332	—	—	541,121	541,121
Restricted stock investments	3,364	—	3,364	—	3,364
IRLCs	1,198	—	1,198	—	1,198
Liabilities:
Deposits	750,719	—	—	751,808	751,808
Borrowings	62,412	—	—	62,492	62,492
Forward contracts to sell mortgage-backed securities	27	—	27	—	27
At December 31, 2016 and 2015, the Bank had commitments of  $91.0 million and $78.8 million, respectively, and standby letters of credit outstanding of  $377,000 and $389,000, respectively. The fair value of these commitments is nominal.
Pricing or valuation models are applied using current market information to estimate fair value. In some cases considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions and/or estimation methods may have a material effect on the estimated fair value amounts.
Cash and Cash Equivalents
The carrying amount for cash and cash equivalents approximates fair value due to the liquid nature and short maturity of these instruments.
Certificates of Deposit
The carrying amount for certificates of deposit approximates fair value as they are similar to cash and cash equivalents except for maturity term.
Loans Receivable
Loans were segmented into portfolios with similar financial characteristics. Loans were also segmented by type such as residential, multifamily, residential and nonresidential construction and land, home equity and second mortgage loans, commercial, and consumer. Each loan category was further segmented by fixed- and adjustable-rate interest terms and performing and nonperforming categories. The fair value of each loan category was calculated by discounting anticipated cash flows based on weighted-average contractual maturity, weighted-average coupon, and discount rate. From time to time, nonrecurring fair value adjustments to collateral-dependent impaired loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of collateral.
Restricted Stock Investments
The carrying value of restricted stock investments is a reasonable estimate of fair value as these investments do not have a readily available market.
Deposits
The fair value of deposits with no stated maturity, such as noninterest-bearing deposits, interest- bearing NOW accounts, money market, and savings accounts, is deemed to be equal to the carrying amounts. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate for certificates of deposit was estimated using the rate currently offered for deposits of similar remaining maturities.

Borrowings
Long-term and short-term borrowings were segmented into categories with similar financial characteristics. Carrying values were discounted using a cash flow approach based on market rates.
Limitations
Fair value estimates are made at a specific point in time, based on relevant market information and information about financial instruments. These estimates do not reflect any premium or discount that could result from a one-time sale of our total holdings of a particular financial instrument. Because no market exists for a significant portion of our financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect estimates.
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Credit Commitments

We are party to financial instruments with off-balance sheet risk in the normal course of business. These financial instruments include loan commitments, unused lines of credit, and standby letters of credit. We use these financial instruments to meet the financing needs of our customers. Financial instruments involve, to varying degrees, elements of credit, interest rate, and liquidity risk.
Commitments to extend credit are agreements to lend to customers, provided that terms and conditions established in the related contracts are met. These commitments are subject to the same credit policy as a similar on-balance sheet instrument. Commitments for first mortgage loans generally expire within 60 days and are normally funded with loan principal repayments, excess liquidity, and deposits. The majority of these commitments are committed for sale in the secondary market. Since certain commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent our future cash requirements.
We also have commitments to loan funds under unused home equity lines of credit and unused commercial lines of credit, retail checking lines of credit, as well as unfunded construction, commercial, and consumer commitments. Such commitments generally carry a fixed rate of interest, while home equity lines of credit are generally variable.
Substantially all outstanding commitments are for loans to be secured by real estate with appraised values in excess of the commitment amounts. Our exposure to credit loss under these contracts in the event of nonperformance by the other parties is represented by the commitment amounts, assuming the collateral has no value.
Standby letters of credit are commitments issued to guarantee the performance of a customer to a third party.
Outstanding loan commitments and lines and letters of credit were as follows as of December 31:
	2016	2015
	(dollars in thousands)
1st mortgage loans on residential real estate	$52,732	$52,998
HELOCs	38,826	40,885
Other unused lines of credit	52,183	37,960
Standby letters of credit	377	389
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Derivatives and Hedging

IRLCs and forward commitments for the future sale of mortgage-backed securities are considered derivatives. It is our practice to enter into forward commitments for the future sale of mortgage-backed securities when IRLCs are entered into in order to economically hedge the effect of changes in interest rates resulting from commitments to fund loans. These mortgage-banking derivatives are not designated as hedge relationships.

We recognize gains and losses on IRLCs and forward sales commitments through mortgage-banking revenue in the Consolidated Statements of Operations.
Information pertaining to the carrying amounts of our derivative financial instruments follows as of December 31:
	2016		2015
	Notional Amount	Estimated Fair Value	Notional Amount	Estimated Fair Value
	(dollars in thousands)
Asset – IRLCs	$52,732	$1,330	$52,998	$1,198
Asset – Forward contracts to sell mortgage-backed securities	73,000	1,030	—	—
Liability – Forward contracts to sell mortgage-backed securities	—	—	88,604	27
At December 31, 2016, we had pledged securities with an aggregate carrying value (fair value) of  $6.1 million and pledged cash of  $6.1 million as collateral for hedging activities.
(18) Related Party Transactions
During the ordinary course of business, we make loans to our directors and their affiliates and several of our policy making officers on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other customers. During the year ended December 31, 2016, transactions in related party loans were as follows (dollars in thousands):
Beginning balance	$—
Additions	9,822
Repayments	(5)
$9,817

There were no related party transactions during 2015.
Unused loan commitments to directors and policy making officers totaled $4.1 million and $2.5 million as of December 31, 2016 and 2015, respectively.
Deposits from principal officers, directors, or affiliates were approximately $8.2 million and $22.6 million as of December 31, 2016 and 2015, respectively.
(19)
Contingencies — Legal Proceedings

We are party to various legal actions that are routine and incidental to our business, including the mortgage-banking business. In management’s opinion, the outcome of these matters, individually or in the aggregate, will not have a material effect on our results of operations or financial condition.
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Self-Insurance

We are self-insured with respect to employee-related health insurance claims. We use commercial insurance above our self-insured retentions to reduce our risk of catastrophic loss. Our reserves for self-insured losses are estimated based on employee claim history. Our self-insurance liability totaled $400,000 and $500,000 as of December 31, 2016 and 2015, respectively.
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Recent Accounting Pronouncements

Pronouncement Adopted
In November 2014, FASB issued Accounting Standards Update (“ASU”) 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a Consensus of the FASB Emerging Issues Task Force), which clarifies GAAP for hedge accounting as it’s applied to preferred stock and other types of hybrid financial instruments. The guidance was effective for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption was permitted. The guidance did not have a significant impact on the Bank’s financial condition or results of operations.
Pronouncements Issued
In September 2016, FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which amends U.S. GAAP to require businesses and other organizations to measure the expected credit losses on financial assets, such as loans, securities, bond insurance, and many receivables. The guidance is effective for public business entities and certain other entities for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For entities such as First Mariner, the amendments are effective for fiscal years and interim periods within fiscal years beginning after December 15, 2020.
In March 2016, FASB issued ASU 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which simplifies the accounting for a stock payment’s tax consequences and also amends how excess tax benefits and a business’s payments to cover the tax bills for the shares’ recipients should be classified. The guidance is effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2017, and interim periods within fiscal years beginning after December 15, 2018. Early adoption is permitted.
In February 2016, FASB issued ASU 2016-02, Leases (Topic 842), which requires companies that lease valuable assets like aircraft, real estate, and heavy equipment to recognize on their balance sheets the assets and liabilities generated by contracts longer than a year. The guidance is effective for public business entities and certain other entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For entities such as First Mariner, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020.
In January 2016, FASB issued ASU 2016-01, Financial Instruments — Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which changes how to recognize and measure financial assets and liabilities. The guidance is effective for public business entities for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019.
In September 2015, FASB issued ASU 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments, which amends the guidance for amounts that are adjusted in a merger or acquisition. The guidance is effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017.
In May 2015, FASB issued ASU 2015-07, Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent) (a Consensus of the Emerging Issues Task Force), which widens the use of the net asset value per share method for valuing some investments. The guidance is effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. A reporting entity should apply the amendments retrospectively to all periods presented. The guidance is not expected to have a significant impact on the Bank’s financial condition or results of operations.
In April 2015, FASB issued ASU 2015-05, Intangibles — Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement, which adds guidance to help businesses determine whether the purchase of cloud services should be accounted for as the purchase of a license to own the software or a service contract. The guidance is effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments are effective for annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 31, 2016. Early adoption of the amendments is permitted. The guidance is not expected to have a significant impact on the Bank’s financial condition or results of operations.
In August, 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which was updated in 2016 by ASU No. 2016-10, 20-16-11 and 2016-12 for additional clarification. The standard implements a common revenue standard that clarifies the principles for recognizing revenue. The core principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The guidance is not expected to have a significant impact on the Bank’s financial condition or results of operations.

Consolidated Financial Statements
As of and For the Year Ended December 31, 2015 and As of and For the Period of Inception Through December 31, 2014

Consolidated Statements of Financial Condition
(dollars in thousands, except per share data)
	December 31,
	2015	2014
ASSETS
Cash and due from banks	$7,088	$7,753
Federal funds sold and interest-bearing deposits	32,229	82,334
Cash and cash equivalents	39,317	90,087
Certificates of deposit	992	—
Securities available for sale (“AFS”), at fair value	175,488	60,988
Loans held for sale (“LHFS”), at fair value	52,438	63,032
Loans receivable	543,332	502,099
Allowance for loan losses	(2,804)	(1,433)
Loans receivable, net	540,528	500,666
Real estate acquired through foreclosure	6,652	7,580
Restricted stock investments	3,364	2,103
Premises and equipment, net	33,288	36,916
Goodwill	10,502	10,502
Other Intangible assets	6,035	7,084
Accrued interest receivable	2,629	2,336
Bank-owned life insurance (“BOLI”)	41,650	40,585
Prepaid expenses and other assets	8,154	10,425
Total assets	$921,037	$832,304
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$134,311	$112,317
Interest-bearing	616,408	577,812
Total deposits	750,719	690,129
Short-term borrowings	40,479	25,498
Long-term borrowings	21,933	50
Accrued expenses and other liabilities	9,680	11,206
Total liabilities	822,811	726,883
Stockholders’ equity:
Preferred stock, $10 par value; 10,000,000 shares authorized; Series A, noncumulative perpetual preferred stock; 1,774,125 shares issued and outstanding	17,741	17,741
Common stock, $10 par value; 10,000,000 shares authorized; 3,725,893 shares issued and outstanding	37,259	37,259
Additional paid-in capital	55,191	55,000
Retained deficit	(10,722)	(4,965)
Accumulated other comprehensive (loss) income	(1,243)	386
Total stockholders’ equity	98,226	105,421
Total liabilities and stockholders’ equity	$921,037	$832,304

See accompanying notes to Consolidated Financial Statements

Consolidated Statements of Operations
(dollars in thousands, except per share data)
	For the Year Ended December 31, 2015	June 17, 2014 (Inception) Through December 31, 2014
Interest income:
Loans	$29,427	$16,510
Securities and other earning assets	2,390	1,039
Total interest income	31,817	17,549
Interest expense:
Deposits	2,932	1,596
Short-term borrowings	38	11
Long-term borrowings	167	89
Total interest expense	3,137	1,696
Net interest income	28,680	15,853
Provision for loan losses	3,191	1,620
Net interest income after provision for loan losses	25,489	14,233
Noninterest income:
Mortgage-banking revenue	14,397	8,276
ATM fees	2,186	1,178
Service fees on deposits	1,588	1,053
Gain on sale of AFS securities, net	300	174
Gain (loss) on disposal of premises and equipment	23	(409)
Commissions on sales of nondeposit investment products	158	123
Income from BOLI	1,065	537
Other	1,067	478
Total noninterest income	20,784	11,410
Noninterest expense:
Salaries and employee benefits	25,079	15,568
Occupancy	7,557	4,517
Furniture, fixtures, and equipment	1,616	910
Professional services	1,899	706
Advertising	743	933
Marketing and promotion	562	257
Data processing	2,389	1,183
ATM servicing	431	226
Write-downs, losses, and costs of real estate acquired through foreclosure, net of gains	1,075	665
Federal Deposit Insurance Corporation (“FDIC”) insurance premiums	1,306	814
Service and maintenance – premises	1,273	577
Service and maintenance – software	816	540
Corporate Insurance	547	428
Consulting fees	1,157	496
Loan expenses	1,777	790
Amortization of intangible assets	1,049	611
Other	2,754	1,387
Total noninterest expense	52,030	30,608
Net loss before income taxes	(5,757)	(4,965)
Income tax expense	—	—
Net loss	$(5,757)	$(4,965)
Net loss per common share – basic and diluted	$(1.55)	$(1.33)

See accompanying notes to Consolidated Financial Statements

Consolidated Statements of Comprehensive Loss
(dollars in thousands)
	For the Year Ended December 31, 2015	June 17, 2014 (Inception) Through December 31, 2014
Net loss	$(5,757)	$(4,965)
Other comprehensive (loss) income:
Unrealized holding (losses) gains on securities arising during the period	(1,329)	560
Reclassification adjustment for net gains on securities included in net loss	(300)	(174)
Total other comprehensive (loss) income	(1,629)	386
Total comprehensive loss	$(7,386)	$(4,579)

See accompanying notes to Consolidated Financial Statements

Consolidated Statements of Changes in Stockholders’ Equity
(dollars in thousands, except number of shares)
	For the Year Ended December 31, 2015
	Number of Shares of Preferred Stock	Number of Shares of Common Stock	Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balance at January 1, 2015	1,774,125	3,725,893	$17,741	$37,259	$55,000	$(4,965)	$386	$105,421
Net loss	—	—	—	—	—	(5,757)	—	(5,757)
Stock-based compensation	—	—	—	—	191	—	—	191
Change in unrealized gains and losses on AFS securities	—	—	—	—	—	—	(1,629)	(1,629)
Balance at December 31, 2015	1,774,125	3,725,893	$17,741	$37,259	$55,191	$(10,722)	$(1,243)	$98,226

	June 17, 2014 (Inception) Through December 31, 2014
	Number of Shares of Preferred Stock	Number of Shares of Common Stock	Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
Balance at June 17, 2014	—	—	$—	$—	$—	$—	$—	$—
Net loss	—	—	—	—	—	(4,965)	—	(4,965)
Preferred stock issued, net of costs	1,774,125	—	17,741	—	17,741	—	—	35,482
Common stock issued, net of costs	—	3,725,893	—	37,259	37,259	—	—	74,518
Change in unrealized gains and losses on AFS securities	—	—	—	—	—	—	386	386
Balance at December 31, 2014	1,774,125	3,725,893	$17,741	$37,259	$55,000	$(4,965)	$386	$105,421

See accompanying notes to Consolidated Financial Statements

Consolidated Statements of Cash Flows
(dollars in thousands)
	For the Year Ended December 31, 2015	June 17, 2014 (Inception) Through December 31, 2014
Cash flows from operating activities:
Net loss	$(5,757)	$(4,965)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	3,301	1,976
Stock-based compensation	191	—
Amortization of unearned loan fees and costs, net	966	108
Accretion of discounts on purchased loans, net	(4,682)	(1,515)
Amortization of premiums on AFS securities	329	135
Amortization of intangible assets	1,049	611
Amortization of premiums on purchased deposits	(907)	(963)
Gains on sales of LHFS	(22,476)	(13,188)
(Increase) decrease in accrued interest receivable	(293)	69
Gain on sale of AFS securities, net	(300)	(174)
Provision for loan losses	3,191	1,620
Write-downs and losses on sales of real estate acquired through foreclosure	615	585
(Gain) loss on disposal of premises and equipment	(23)	409
Increase in cash surrender value of BOLI	(1,065)	(537)
Originations of mortgage LHFS	(917,308)	(463,119)
Proceeds from sales of mortgage LHFS	946,931	450,657
Net decrease in accrued expenses and other liabilities	(1,526)	(5,747)
Net decrease in prepaid expenses and other assets	2,270	3,759
Net cash provided by (used in) operating activities	4,506	(30,279)
Cash flows from investing activities:
Cash received in purchase of Bank	—	116,089
Purchase of Bank	—	(18,726)
Loan principal (disbursements), net of repayments	(59,631)	21,806
Proceeds from sales of loans	21,205	6,567
Repurchases of loans previously sold	—	(571)
Purchase of restricted stock investments	(1,261)	—
Purchase of certificates of deposit	(992)	—
Proceeds from disposals of premises and equipment, net of (purchases)	350	(791)
Maturities/calls/repayments of AFS securities	9,702	12,512
Purchases of AFS securities	(158,540)	—
Sales of AFS securities	32,680	29,017
Proceeds from sales of real estate acquired through foreclosure	2,849	5,126
Net cash (used in) provided by investing activities	(153,638)	171,029
Cash flows from financing activities:
Net increase (decrease) in deposits	61,498	(151,931)
Additional borrowings	197,000
Repayments of borrowings	(160,136)	(8,732)
Net proceeds from stock issuance	—	110,000
Net cash provided by (used in) financing activities	98,362	(50,663)
(Decrease) increase in cash and cash equivalents	(50,770)	90,087
Cash and cash equivalents at beginning of period	90,087	—
Cash and cash equivalents at end of period	$39,317	$90,087
Supplemental information:
Interest paid on deposits and borrowed funds	$3,144	$1,846
Transfer of loans to real estate acquired through foreclosure	2,537	518
Transfers of LHFS to loan portfolio	2,702	4,164
Noncash assets acquired	—	786,392
Noncash liabilities assumed	—	894,257
See accompanying notes to Consolidated Financial Statements

Notes to Consolidated Financial Statements
As of and For the Year Ended December 31, 2015 and As of and For the Period of Inception Through December 31, 2014
(1)
Nature of Organization and Summary of Significant Accounting Policies

Organization
First Mariner Bank (“First Mariner,” “the Bank,” “we,” “our,” or “us”) is a bank incorporated under the laws of the state of Maryland and is headquartered in Baltimore, Maryland. The Bank was previously owned by First Mariner Bancorp, which filed for bankruptcy in February of 2014. The Bank was purchased out of bankruptcy by RKJS Bank on June 17, 2014 in a transaction that was accounted for as a business combination (see Note 2), with First Mariner Bank being the successor bank after merging with RKJS Bank. The majority of the Bank’s private ownership group now consists of private equity investment firms, with the four largest investors consisting of Priam Capital Fund I LP, Patriot Financial Partners II, L.P., Greenhill Capital Partners III L.P., and TFO Financial Institutions Restructuring Fund II LLC. In conjunction with the merger, and as a condition for approval of the merger by regulators, the entire board of directors and senior management team of the Bank was replaced.
The purchase price of the Bank was $18.7 million. The Bank raised $110.0 million in capital in the form of both common and preferred stock sales. The preferred stock is noncumulative perpetual preferred stock, with no stated interest rate, no voting rights, and is not convertible to common stock until such an event as a public offering of stock occurs. Additionally, 75,000 preferred stock warrants were issued as past compensation for one of the investors, with immediate vesting and a 10 year expiration period.
Basis of Presentation, and Use of Estimates
We provide financial services to customers primarily within the Central Maryland region. A portion of activities related to mortgage lending are more dispersed and cover parts of the Mid-Atlantic region and other regions outside of the state of Maryland. We serve local consumers, small- and medium-sized businesses, professionals, and other customers by offering a broad range of financial products and services, including Internet and mobile banking, commercial banking, cash management, mortgage lending, and retail banking. We fund a variety of loan types including commercial and residential real estate loans, commercial term loans and lines and letters of credit, and consumer loans. We do not have any concentrations to any one industry or customer. However, our customers’ ability to repay loan agreements is dependent on the real estate and general economic conditions of the market area.
Our consolidated financial statements include the accounts of the Bank and its subsidiaries, FM Appraisals, LLC (“FM Appraisals”) and Canton Crossing II, LLC (“CCII”). All significant intercompany accounts and transactions have been eliminated in consolidation. Events occurring through March 30, 2016, the date the financial statements were available to be issued, were considered in the preparation of the financial statements. Certain amounts have been restated to conform with the presentation of the other 1st Mariner Bank financial statements included in this S-4 filing.
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S.”) (“GAAP”) requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses (the “Allowance”), valuations of real estate acquired through foreclosure, impairment of AFS securities, valuations of financial instruments, acquisition day asset and liability valuations, measurement and assessment of intangible assets, and deferred income tax valuations. In connection with these determinations, management evaluates historical trends and ratios and, where appropriate, obtains independent appraisals for significant assets and prepares fair value analyses. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents
We consider all highly liquid securities with original maturities of three months or less to be cash equivalents. For reporting purposes, assets grouped in the Consolidated Statement of Financial Condition under the captions “Cash and due from banks” and “Federal funds sold and interest-bearing deposits” are considered cash or cash equivalents. For financial statement purposes, these assets are carried at cost. Federal funds sold and interest-bearing deposits have overnight maturities and are generally in excess of amounts that would be recoverable under FDIC insurance.
Securities
We designate securities into one of two categories at the time of purchase. Debt securities that we have the intent and ability to hold to maturity are classified as held to maturity and recorded at amortized cost. Debt securities not classified as held to maturity and equity securities are considered AFS and are reported at estimated fair value, with unrealized gains and losses reported as a separate component of stockholders’ equity in accumulated other comprehensive (loss) income.
AFS Securities are evaluated periodically to determine whether a decline in value is other than temporary. The term “other than temporary” is not intended to indicate a permanent decline in value. Rather, it means that the prospects for near term recovery of carrying value are not necessarily favorable, or that there is a lack of evidence to support fair values equal to, or greater than, the carrying value of the security.
The initial indications of other-than-temporary impairment (“OTTI”) for both debt and equity securities are a decline in the fair value below the amount recorded for a security and the severity and duration of the decline. In determining whether an impairment is other than temporary, we consider the length of time and the extent to which the fair value has been below cost, recent events specific to the issuer, including investment downgrades by rating agencies and economic conditions of its industry, our intent to sell the security, and if it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis. For marketable equity securities, we also consider the issuer’s financial condition, capital strength, and near-term prospects. For debt securities, we also consider the cause of the price decline (general level of interest rates and industry- and issuer-specific factors), the issuer’s financial condition, near-term prospects and current ability to make future payments in a timely manner, the issuer’s ability to service debt, and any change in agencies’ ratings at evaluation date from acquisition date and any likely imminent action. For debt securities, once a decline in value is determined to be other than temporary, the security is segmented into credit- and noncredit-related components. Any impairment adjustment due to identified credit-related components is recorded as an adjustment to current period earnings, while noncredit-related fair value adjustments are recorded through accumulated other comprehensive (loss) income. For equity securities, any determined decline in value that is determined to be other than temporary is recorded as an adjustment to current period earnings in its entirety. In situations where we intend to sell or it is more likely than not that we will be required to sell the security, the entire OTTI loss is recognized in earnings.
Gains or losses on the sales of securities are calculated on a specific-identification basis and are determined on a trade-date basis. Premiums and discounts on securities are amortized (accreted) over the term of the security using methods that approximate the interest method.
LHFS
Loans originated for sale are carried at fair value. Fair value is determined based on outstanding investor commitments or, in the absence of such commitments, on current investor yield requirements or third party pricing models. Gains and losses on loan sales are determined using the specific-identification method and are recognized through mortgage-banking revenue in the Consolidated Statement of Operations.
When we sell mortgage loans, we make certain representations to the purchaser related to loan ownership, loan compliance and legality, and accurate documentation, among other things. If a loan is found to be out of compliance with any of the representations subsequent to the date of purchase, we may be required to repurchase the loan or indemnify the purchaser for losses related to the loan, depending on the agreement with the purchaser. In addition other factors may cause us to be required to repurchase or “make-whole” a loan previously sold.

The most common reason for a loan repurchase is due to a documentation error or disagreement with an investor, early borrower default or, on rare occasions, for borrower fraud. Loan purchase agreements are subject to normal representations and warranties. Repurchase requests are negotiated with each investor at the time we are notified of the demand and an appropriate reserve is taken at that time. Repurchase and/or “make-whole” requests are initially negotiated by the secondary marketing department and monitored by the secondary marketing committee where most disagreements are resolved with no reserve requirement or loss to the Bank. In the event there is an unresolved repurchase or “make-whole” request, the loan is managed by the secondary marketing committee and is elevated to be monitored by the mortgage oversight committee to determine the final settlement terms with the investor. Repurchased loans are subsequently sold when feasible or held for investment. Loans that we decide to hold for investment are transferred at the lower of cost or market value (“LCM”), using a risk-based model to calculate the respective discount. We did not repurchase any loans in 2015. Repurchases amounted to $571,000 for 2014. Our reserve for potential repurchase losses was $1.8 million and $744,000 as of December 31, 2015 and 2014, respectively. The total reserves represent (1) reserves calculated based upon an analysis of specific loans in question and (2) reserves calculated using historical experience based upon a four year rolling average of loan production. We do not foresee increases in repurchases to be a growing trend nor do we see it having a significant impact on our financial results.
Loans Receivable
Our loans receivable are stated at their principal balance outstanding, net of related deferred fees and costs.
Risk Characteristics
Commercial Portfolio
Credit risk in commercial lending, which includes commercial, commercial mortgage, commercial construction, and consumer construction loans, can vary significantly, as losses as a percentage of outstanding loans can shift widely during economic cycles and are particularly sensitive to changing economic conditions.
The risks associated with each commercial portfolio class are as follows:
Commercial and Commercial Mortgage  —  The primary loan-specific risks in commercial and commercial mortgage loans are: deterioration of the business and/or collateral values, deterioration of the financial condition of the borrowers and/or guarantors, which creates a risk of default, and the risk that real estate collateral value determined through appraisals are not reflective of the true property values.
Portfolio risk includes condition of the economy, changing demand, large concentrations, and geographic concentrations.
Commercial Construction  —  loan-specific and portfolio risks related to commercial construction loans also carry the loan-specific and portfolio risks of commercial and commercial mortgage loans as described above. Additional loan-specific risks include project budget overruns and performance variables related to the contractor and subcontractors. An additional loan-specific risk for commercial construction of residential developments is the risk that the builder has a geographical concentration of developments.
Consumer Construction  —  loan-specific and portfolio risks related to consumer construction loans to builders and ultimate homeowners carry the same loan-specific and portfolio risks as commercial construction loans as described above.
In general, improving economic conditions may result in improved operating results on the part of commercial customers, enhancing their ability to meet debt service requirements. However, any improvements in operating cash flows can be offset by the impact of rising interest rates that could occur during improved economic times. Declining economic conditions may have an adverse effect on the operating results of commercial customers, reducing their ability to meet debt service obligations.

Consumer Portfolio
Our consumer portfolio includes first- and second-lien mortgage loans and other loans to individuals. The risks associated with each portfolio class are as follows:
Residential Mortgage, Home Equity, and 2nd Mortgage  —  The primary loan-specific risks related to residential mortgage, home equity, and 2nd mortgage lending include: unemployment, deterioration in real estate values, our ability to assess the creditworthiness of the customer, deterioration in the borrowers financial condition, whether the result of personal issues or a general economic downturn, and the risk that property values determined through appraisals are not reflective of the true property values. The portfolio risks for these types of loans are the same as for commercial and commercial mortgages as described above.
Other Consumer  —  The primary loan-specific risks of consumer loans are: unemployment, deterioration of the borrower’s financial condition, whether the result of personal issues or a general economic downturn, and for certain consumer loans such as auto loans and boat loans, there is also a risk of deterioration in the value of the collateral. The portfolio risks for these types of loans are the same as for commercial and commercial mortgages as described above.
Generally, consumer loans are segregated into homogeneous pools with similar risk characteristics. We do not individually grade consumer loans. Such loans are classified as performing or nonperforming. Trends such as delinquency and loss and current economic conditions in consumer loan pools are analyzed and historical loss experience is adjusted accordingly.
Income recognition
Interest income on loans is accrued at the contractual rate based on the principal outstanding. Loan origination fees and certain direct loan origination costs are deferred and amortized as a yield adjustment over the contractual loan terms or until the date of sale or disposition. Accrual of interest is discontinued when its receipt is in doubt, which typically occurs when a loan becomes impaired. Any interest accrued to income in the year when interest accruals are discontinued is generally reversed. Management may elect to continue the accrual of interest when a loan is in the process of collection and the estimated fair value of the collateral is sufficient to satisfy the principal balance and accrued interest. Payments on nonaccrual loans are applied to principal. See additional information on loan impairment and nonaccrual status below.
Nonaccrual status
For smaller noncommercial loans, we place loans in nonaccrual status when they are contractually past due 90 days as to either principal or interest, unless the loan is well secured and in the process of collection, or earlier, when, in the opinion of management, the collection of principal and interest is in doubt. For all commercial loans and larger loans, management applies Financial Accounting Standards Board (“FASB”) guidance on impaired loan accounting to determine accrual status. Under that guidance, when it is probable that we will be unable to collect all payments due, including interest, we place the loan in nonaccrual status. A loan remains in nonaccrual status until the loan is current as to payment of both principal and interest and the borrower demonstrates the ability to pay and remain current. Specifically, in order for a nonaccrual loan to be returned to accrual status, a borrower must make six consecutive monthly payments and the borrower must demonstrate the ability to keep the loan current going forward. When a loan is partially charged off, the remaining balance remains in nonaccrual status.
As a result of our ongoing review of the loan portfolio, we may classify loans as nonaccrual even though the presence of collateral or the borrower’s financial strength may be sufficient to provide for ultimate repayment. In general, loans are charged off when a loan or a portion thereof is considered uncollectible. We determine that the entire balance of a loan is contractually delinquent for all classes if the minimum payment is not received by the specified due date. Interest and fees continue to accrue on past due loans until the date the loan goes in nonaccrual status.
Impairment
We determine a loan to be impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. In general, impaired loans consist of nonaccrual loans and troubled debt restructures (“TDR” or “TDRs”)

(see separate discussion on TDRs below). We do not consider a loan impaired during a period of delay in payment if we expect to collect all amounts due, including interest past due. Generally we consider a period of delay in payment to include delinquency up to 90 days, but may extend this period if the loan is collateralized by residential or commercial real estate with a low loan-to-value (“LTV”) ratio, and where collection and repayment efforts are progressing. In general, we evaluate our commercial, commercial mortgage, commercial construction, and consumer construction classes of loans individually for impairment and evaluate larger groups of smaller-balance homogeneous loans, which include our residential mortgage, home equity and second mortgage, and other consumer classes of loans, collectively for impairment, or, individually at the time certain events occur, such as delinquency or notification by the borrower of financial trouble.
We measure loan impairment (1) at the present value of expected cash flows discounted at the loan’s effective interest rate, (2) at the observable market price, or (3) at the fair value of the collateral, less estimated costs to sell, if the loan is collateral dependent. If our measure of the impaired loan is less than the recorded investment in the loan, we recognize an impairment loss through the allowance for loan losses.
When the ultimate collectability of an impaired loan’s principal is in doubt, wholly or partially, all cash receipts are applied to principal. Once the recorded principal balance has been reduced to zero, future cash receipts are applied to interest income, to the extent any interest has been foregone, and then they are recorded as recoveries of any amounts previously charged off. When this doubt no longer exists, cash receipts are applied under the contractual terms of the loan agreement.
See separate discussion of purchased impaired loans under “Purchased Loans” below.
Fees and costs
Origination and commitment fees and direct origination costs on loans held for investment generally are deferred and amortized to income over the contractual lives of the related loans using the interest method. Under certain circumstances, commitment fees are recognized over the commitment period or upon expiration of the commitment. Fees to extend loans three months or less are recognized in income upon receipt. Unamortized loan fees are recognized in income when the related loans are sold or prepaid.
Transfers of LHFS to the loan portfolio
In accordance with FASB guidance on mortgage-banking activities, any loans which are originally originated for sale into the secondary market and which we subsequently elect to transfer into the Bank’s loan portfolio are valued at LCM at the time of the transfer with any decline in value recorded as a charge against mortgage-banking revenue in noninterest income.
Purchased loans
Acquired loans are recorded at their initial fair value. Purchased loans are segregated into pools of loans with credit deterioration and loans with no credit deterioration. Credit deterioration is determined based on the probability of collection of all contractually required principal and interest payments. The determination of credit quality deterioration as of the purchase date may include parameters such as past due and nonaccrual status, commercial risk ratings, cash flow projections, type of loan and collateral, collateral value, and recent LTV ratios or appraised values. For loans acquired with no evidence of credit deterioration, the fair value discount or premium is accreted/amortized over the contractual life of the loan as an adjustment to yield. For loans acquired with evidence of credit deterioration, the Bank determines at the acquisition date the excess of the loan’s contractually required payments over all cash flows expected to be collected as an amount that should not be accreted into interest income (nonaccretable difference). The remaining amount, representing the difference in the expected cash flows of acquired loans and the initial investment in the acquired loans, is accreted into interest income over the remaining life of the loan or pool of loans (accretable yield) using the interest method. Subsequent to the purchase date, increases in expected cash flows over those expected at the purchase date are recognized prospectively as interest income over the remaining life of the loan as an adjustment to the accretable yield. Any decreases in the present value of expected cash flows after the purchase date are recognized as impairments as allocated portions of the Allowance. Subsequent to the purchase date, the methods utilized to estimate the required allowance for loan losses are similar to originated loans.

TDRs
We strive to identify borrowers in financial difficulty early and work with them to modify to more affordable terms before their loan reaches nonaccrual status. In situations where, for economic or legal reasons related to a borrower’s financial difficulties, we may grant a concession for other than an insignificant period of time to the borrower that would not otherwise be considered, the related now-modified loan is classified as a TDR. These modified terms may include rate reductions, principal forgiveness, payment extensions, payment forbearance, and/or other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. These loans are excluded from pooled loss forecasts and a separate reserve, included in the Allowance, is provided under the accounting guidance for loan impairment. At the time that a loan is modified, we evaluate any possible impairment based on the present value of expected future cash flows, discounted at the contractual interest rate of the original loan agreement, except when the sole remaining source of repayment for the loan is the liquidation of the collateral. In these cases, we use the current fair value of the collateral, less selling costs, instead of discounted cash flows. Any impairment amount is then established as an allocated portion of the Allowance.
Allowance for Loan Losses
Our Allowance represents an estimated amount that, in management’s judgment, will be adequate to absorb probable incurred losses on existing loans. Management uses a disciplined process and methodology to establish the Allowance each quarter. To determine the Allowance, we estimate the reserves needed for each loan class, including loans analyzed individually and loans analyzed on a pooled basis.
To determine the general portion of the Allowance, loans are pooled by loan class and losses are determined using historical experience and quantitative analysis over the loss emergence period. Historical loss factors are applied to the pools to determine the appropriate reserve related to those loans. Additionally, environmental factors are applied to each loan class that are based upon management’s evaluation of various conditions that are not directly measured in the determination of the formula and other allowances. See “Impairment” above for discussion of the determination of the impaired allocation portion of the Allowance.
On a quarterly basis, we also analyze our purchased loan portfolios to determine if any allowance is required. We perform cash flow analyses on purchased loan pools to determine if any deterioration has occurred in the pools. If deterioration has occurred, we compare the deterioration to any remaining discount on the pools to determine if additional reserves are required as part of the Allowance.
The establishment of the Allowance relies on a consistent process that requires management review and judgment and timely responses to changes in economic conditions and other influences. From time to time, events or economic factors may affect the loan portfolio, causing management to provide additional amounts to or release balances from the Allowance.
We monitor differences between estimated and actual incurred loan losses utilizing charge-off history. Loans deemed uncollectible are charged against, while recoveries are credited to, the Allowance. Management adjusts the level of the Allowance through the provision for loan losses, which is recorded as a current period operating expense.
Commercial (including commercial mortgages) and construction loans (including both commercial and consumer) are generally evaluated for impairment when the loan becomes 90 days past due and/or is rated as substandard. The difference between the fair value of the collateral, less estimated selling costs, and the carrying value of the loan is charged off at that time. Residential mortgage loans are generally charged down to the estimated collectible amount when the loan becomes 120 days past due or is placed in nonaccrual status, whichever is earlier. Consumer loans are generally charged off when the loan becomes 120 days past due or when it is determined that the amounts due are uncollectible (whichever is earlier). The above charge-off guidelines may not apply if the loan is both well secured and in the process of collection.
Real Estate Acquired Through Foreclosure
We record real estate acquired through foreclosure at the fair value, less estimated costs to sell, on the acquisition date and at the lower of such initial amount or estimated fair value less estimated selling costs thereafter. Estimated fair value is based upon many subjective factors, including location and condition of the property and current economic conditions, among other things. Because the calculation of fair value relies on estimates and judgments relating to inherently uncertain events, results may differ from our estimates.
Write-downs at the time of transfer are made through the Allowance. Write-downs subsequent to transfer are included in noninterest expense, along with operating income, net of related expenses, and gains or losses realized upon disposition of such properties.
Restricted Stock Investments
The Bank is a member of the Federal Home Loan Bank System and is required to maintain an investment in the stock of the Federal Home Loan Bank of Atlanta (“FHLB”) based on specific percentages of outstanding mortgages, total assets, or FHLB advances. Purchases and sales of stock are made directly with the FHLB at par value. Because no ready market exists for this stock and it has no quoted market value, the Bank’s investment in this stock is carried at cost.
The Bank maintains an investment in capital stock of a bankers’ bank. Because no ready market exists for this stock and it has no quoted market value, the Bank’s investment in this stock is carried at cost.
Premises and Equipment
Our premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are accumulated using straight-line and accelerated methods over the estimated useful lives of the assets. Additions and betterments are capitalized and charges for repairs and maintenance are expensed when incurred. The cost and accumulated depreciation or amortization is eliminated from the accounts when an asset is sold or retired and the resultant gain or loss is credited or charged to income. Premises and equipment have estimated useful lives ranging from 3 to 39 years.
BOLI
BOLI is carried at the aggregate cash surrender value of life insurance policies owned where the Bank is named beneficiary. Increases in cash surrender value derived from crediting rates for underlying insurance policies are credited to noninterest income.
Goodwill and Other Intangible Assets
Goodwill represents the excess purchase price paid over the fair value of the net assets acquired in a business combination and is allocated to the Bank’s reporting units. Based upon an in-depth analysis performed in accordance with FASB guidance, we have determined that we have one reporting unit – commercial and consumer banking.
Goodwill is not amortized but is tested for impairment periodically. We assess goodwill for potential impairment annually as of November 30, or during the year if an event or other circumstance indicates that we may not be able to recover the carrying amount of the asset. As of the testing date, we determine the fair value of the reporting unit. If the fair value of the reporting unit exceeds its book value, no write-down of the recorded goodwill is required. If the fair value is less than book value, an additional valuation procedure is necessary to assess the proper carrying value of goodwill.
As of November 30, 2015, we performed a fair value analysis for the reporting period and determined that the fair value of the reporting unit was greater than its carrying amount. The analysis was updated through December 31, 2015 to account for operating losses recorded in December 2015. We determined that no additional testing was necessary and that there was no evidence of impairment of goodwill.
Other intangible assets represent purchased assets that lack physical substance but can be distinguished from goodwill because of contractual or other legal rights or because the asset is capable of being sold or exchanged either on its own or in combination with a related contract, asset, or liability. Our other intangible assets include the fair value of our trade name and a core deposit intangible. The trade name intangible and the core deposit intangible are amortized over an estimated useful life of 10 years.

Impairment of Long-Lived Assets
We continually monitor events and changes in circumstances that could indicate that our carrying amounts of long-lived assets, including intangible assets, may not be recoverable. When such events or changes in circumstances occur, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through their undiscounted expected future cash flows. If the future undiscounted cash flows are less than the carrying amount of these assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets.
Transfers of Financial Assets
Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through a requirement to repurchase them before their maturity.
Income Taxes
Deferred income taxes are recognized for the tax consequences of temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities. Deferred income taxes are provided on income and expense items when they are reported for financial statement purposes in periods different from the periods in which these items are recognized in the income tax returns. Deferred tax assets are recognized only to the extent that it is more likely than not that such amounts will be realized based upon consideration of available evidence, including tax planning strategies and other factors. As of December 31, 2015 and 2014, we maintained a valuation allowance against the full amount of our deferred tax assets.
The calculation of tax assets and liabilities is complex and requires the use of estimates and judgment since it involves the application of complex tax laws that are subject to different interpretations by us and the various tax authorities. These interpretations are subject to challenge by the tax authorities upon audit or to reinterpretation based on management’s ongoing assessment of facts and evolving case law.
Periodically and in the ordinary course of business, we are involved in inquiries and reviews by tax authorities that normally require management to provide supplemental information to support certain tax positions we take in our tax returns. Uncertain tax positions are initially recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions are initially and subsequently measured as the largest amount of tax benefit or liability that is greater than 50% likely of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and all relevant facts. For tax positions not meeting the “more likely than not” test, no tax benefit or liability is recorded. Management believes it has taken appropriate positions on its tax returns, although the ultimate outcome of any tax review cannot be predicted with certainty. No assurance can be given that the final outcome of these matters will not be different than what is reflected in the financial statements.
We recognize interest and penalties related to income tax matters in income tax expense.
Advertising
We expense our advertising costs as incurred, except payments for major sponsorships which are amortized over an estimated life not to exceed one year. Advertising expenses amounted to $743,000 and $933,000 for the year ended December 31, 2015 and the period from inception through December 31, 2014, respectively.
Stock Compensation
In 2015, the First Mariner Bank 2015 Equity Incentive Plan (“Plan”) was approved by the Bank’s Board of Directors. The Plan provides for the granting of up to 700,000 shares through incentive and non-qualifying stock options, stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, Phantom Stock, performance awards, or any combination of the foregoing to selected key employees on a periodic basis at the discretion of the board.

The fair value of stock options granted is estimated on the date of grant using the Black-Scholes-Merton option pricing model. The market price of First Mariner’s common stock at the date of grant is used for the stock option. Compensation cost is recognized over the required service period, generally defined as the vesting period, on a straight-line basis.
Option exercise prices are equal to or greater than the fair market value of the common stock on the date of the grant. Vesting schedules are determined at the time of the grant. Options granted under the Plan have an exercise price which may not be less than 100% of the fair market value of the common stock on the date of the grant and terminate ten years from the date of grant. The exercise price of stock options must be paid for in full in cash or shares of Bank common stock, or a combination of both. The Board has the discretion when making a grant of stock options to impose restrictions on the shares to be purchased upon the exercise of such options.
Derivatives and Hedging Activities
We maintain and account for derivatives in accordance with FASB guidance on accounting for derivative instruments and hedging activities. When we enter into the derivative contract, we designate a derivative as held for trading, an economic hedge, or a qualifying hedge as detailed in the literature. The designation may change based upon management’s reassessment or changing circumstances.
We designate at inception whether a derivative contract is considered hedging or nonhedging. All of our derivatives are nonexchange traded contracts, and as such, their fair value is based on dealer quotes, pricing models, discounted cash flow methodologies, or similar techniques for which the determination of fair value may require significant management judgment or estimation.
For qualifying hedges, we formally document at inception all relationships between hedging instruments and hedged items, as well as risk management objectives and strategies for undertaking various accounting hedges. We utilize derivatives to manage interest rate sensitivity in certain cases.
Derivatives utilized by the Bank include interest rate lock commitments (“IRLCs”) and forward settlement contracts as described below.
The Bank, through First Mariner Mortgage (a division of the Bank), enters into IRLCs, under which we originate residential mortgage loans with interest rates determined prior to funding. IRLCs on mortgage loans that we intend to sell in the secondary market are considered derivatives. For these IRLCs, we protect the Bank from changes in interest rates through the use of forward sales of to be issued (“TBA”) mortgage-backed securities. We are exposed to price risk from the time a mortgage loan closes until the time the loan is sold. We utilize forward sales of TBA mortgage-backed securities to manage exposure to price risk. During the period of the rate lock commitment and from the time a loan is closed with the borrowers and sold to investors, we remain exposed to basis (execution, timing, and/or volatility) risk in that the changes in value of our forward sales commitments may not equal or completely offset the changes in value of the rate commitments. We also mitigate counterparty risk by entering into commitments with proven counterparties and pre-approved financial intermediaries.
The market value of IRLCs is not readily ascertainable with precision because they are not actively traded in stand-alone markets. See discussion in Note 16 on the determination of fair value for IRLCs.
Changes in interest rates could materially affect the fair value of the IRLCs or the forward commitments. In the case of the loan related derivatives, fair value is also impacted by the probability that the rate lock commitment will not close (“fallout factor”). Changes in interest rates could result in changes in the fallout factor, which might magnify or counteract the sensitivities. The impact of an interest rate shift on the fallout ratio is nonsymmetrical and nonlinear. At December 31, 2015 and 2014, we did not have any designated hedges as we do not designate IRLCs or forward sales commitments on LHFS originations as hedges. We recognize any gains and losses on IRLCs and forward sales commitments on LHFS originations through mortgage-banking revenue in the Consolidated Statement of Operations.
(2)
Business Combination

On June 17, 2014, RKJS Bank acquired the Bank in a transaction that was accounted for as a business combination. The purchase price of the Bank was $18.7 million.

The transaction was accounted for using the acquisition method of accounting and, accordingly, assets acquired, liabilities assumed, and consideration transferred were recorded at the estimated fair value on the acquisition date.
The following table shows the net assets at fair value of the Bank as of June 17, 2014, the date of the acquisition (dollars in thousands):
Consideration paid – cash	$18,726
Assets acquired:
Cash and due from banks and interest-bearing deposits	116,089
AFS Securities	102,091
LHFS	41,545
Loans receivable	525,036
Real estate acquired through foreclosure	12,773
Core deposit intangible	3,995
Trade name	3,700
Other assets	97,252
Total assets	902,481
Liabilities assumed:
Deposits	843,023
Borrowings	34,280
Other liabilities	16,954
Total liabilities	894,257
Net assets acquired at fair value	8,224
Goodwill resulting from acquisition	$10,502

(3)
Restrictions on Cash and Due From Banks

The Bank is required by the Federal Reserve Board (“FRB”) to maintain certain cash reserve balances based principally on deposit liabilities. Due to large vault cash amounts at December 31, 2015, no additional reserves were required at the FRB. The Bank pledged $1.7 million and $6.9 million in cash for exposure on debit card transactions and as collateral for hedging activities, respectively, at December 31, 2015.
(4)
AFS Securities

The composition of our AFS securities portfolio is as follows at December 31:
	2015
	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value
	(dollars in thousands)
Mortgage-backed securities	$150,076	$183	$1,080	$149,179
Trust preferred securities	3,045	—	8	3,037
U.S. government agency notes	17,813	14	191	17,636
Corporate bonds	5,047	—	167	4,880
Equity securities – mutual funds	750	6	—	756
	$176,731	$203	$1,446	$175,488

	2014
	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value
	(dollars in thousands)
Mortgage-backed securities	$46,170	$448	$49	$46,569
Trust preferred securities	3,065	3	—	3,068
U.S. government agency notes	10,617	2	28	10,591
Equity securities – mutual funds	750	10	—	760
	$60,602	$463	$77	$60,988

Contractual maturities of debt securities at December 31, 2015 are shown below. Actual maturities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.
	Amortized Cost	Estimated Fair Value
	(dollars in thousands)
Due in one year or less	$6,944	$6,836
Due after five year through ten years	6,766	6,587
Due after ten years	12,195	12,130
Mortgage-backed securities	150,076	149,179
	$175,981	$174,732

The following tables show the level of our gross unrealized losses and the fair value of the associated securities by type and duration of loss position for AFS securities at December 31:
	2015
	Less than 12 months		12 months or more		Total
	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
	(dollars in thousands)
Mortgage-backed securities	$135,778	$1,080	$—	$—	$135,778	$1,080
Trust preferred securities	—	—	3,037	8	3,037	8
U.S. government agency notes	12,695	191	—	—	12,695	191
Corporate bonds	4,880	167	—	—	4,880	167
	$153,353	$1,438	$3,037	$8	$156,390	$1,446

	2014
	Less than 12 months		12 months or more		Total
	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
	(dollars in thousands)
Mortgage-backed securities	$19,268	$49	$—	$—	$19,268	$49
U.S. government agency notes	9,062	28	—	—	9,062	28
	$28,330	$77	$—	$—	$28,330	$77

For AFS securities, gross unrealized losses totaled $1.4 million as of December 31, 2015 and equaled 0.9% of the fair value of securities with unrealized losses as of that date. A total of 67 securities were in an unrealized loss position as of December 31, 2015, with the largest single unrealized loss in any one security totaling $117,000.

All of the securities that are impaired are so due to declines in fair values resulting from changes in interest rates or increased credit/liquidity spreads since the time they were purchased. We have the intent to hold these debt securities to maturity, and, for equity securities in a loss position, for the foreseeable future, and believe it is not more likely than not that we will be required to sell the securities before anticipated recovery. We expect these securities will be repaid in full, with no losses realized. As such, management considers the impairments to be temporary.
During the year ended December 31, 2015 and the period of inception through December 31, 2014, we recognized gross gains on the sale of AFS securities of  $337,000 and $175,000, respectively, and recognized gross losses on the sale of AFS securities of  $37,000 and $1,000, respectively.
The outstanding balance of no single issuer, except for U.S. government agency notes, exceeded 10% of stockholders’ equity at December 31, 2015.
At December 31, 2015, none of our securities were subject to OTTI.
At December 31, 2015, we held securities with an aggregate carrying value (fair value) of  $19.7 million that we have pledged as collateral for certain mortgage-banking activities and borrowings.
(5)
Loans Receivable and Allowance for Loan Losses

Loans receivable are summarized as follows at December 31:
	2015	2014
	(dollars in thousands)
Commercial	$78,441	$43,038
Commercial mortgage	193,790	190,522
Commercial construction	14,607	21,023
Consumer construction	11,169	10,679
Residential mortgage	150,844	131,001
Consumer	96,935	107,623
Total loans	545,786	503,886
Unearned loan fees, net	(2,454)	(1,787)
	$543,332	$502,099

Included in consumer loan totals in the above table are overdrawn commercial and retail checking accounts totaling approximately $31,000 and $90,000 as of December 31, 2015 and 2014, respectively.
At December 31, 2015, we had pledged loans with carrying values of  $147.4 million as collateral for borrowings.

Purchased Credit-Impaired Loans
We have purchased loans, for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually required payments would not be collected. The carrying amount of those loans is as follows as of December 31:
	2015	2014
	(dollars in thousands)
Commercial	$1,672	$1,766
Commercial mortgage	13,452	24,828
Commercial construction	7,713	8,713
Consumer construction	1,594	2,158
Residential mortgage	3,104	4,822
Consumer	880	1,049
Outstanding balance	28,415	43,336
Net discount on purchased impaired loans	(3,458)	(8,424)
Net carrying amount	$24,957	$34,912

For those purchased credit impaired loans disclosed above, we maintained allocations of the Allowance of  $303,000 and $233,000 for such loans at December 31, 2015 and 2014, respectively.
The following table presents changes in the accretable discount on purchased credit-impaired loans:
	For the Year Ended December 31, 2015	June 17, 2014 (Inception) Throuth December 31, 2014
	(dollars in thousands)
Beginning balance	$3,240	$—
Purchases	—	2,883
Accretion	(2,697)	(1,026)
Reclassification	1,198	1,383
Ending balance	$1,741	$3,240

Credit Quality
Management has an established methodology to determine the adequacy of the Allowance that assesses the risks and losses inherent in the loan portfolio. For purposes of determining the Allowance, we have segmented our loan portfolio by product type. Our portfolio loan segments are commercial, commercial mortgage, commercial construction, consumer construction, residential mortgage, and consumer. We have evaluated all segments to determine if subcategorization into classes is warranted based upon our credit review methodology. We have divided consumer loans into two classes, (1) home equity and second mortgage loans and (2) other consumer loans.
To establish the general portion of the Allowance, loans are pooled by portfolio class and a historical loss percentage is applied to each class of nonimpaired loans. Those percentages are then applied to the current period loan balances to determine the required reserve. We then apply additional general loss factors to the different segments of loans to reflect various environmental factors. For individually evaluated loans, we do additional analyses to determine any impairment. In general, this impairment is included as part of the Allowance. These loss estimates are performed under multiple economic scenarios to establish a range of potential outcomes for each criterion. Management applies judgment to develop its own view of loss probability within that range, using external and internal parameters with the objective of establishing an Allowance inherent within these portfolios as of the reporting date.

The following table presents by portfolio segment, the changes in the Allowance, and the recorded investment in loans as of and for the year ended December 31, 2015:
	Commercial	Commercial Mortgage	Commercial Construction	Consumer Construction	Residential Mortgage	Consumer	Unallocated	Total
	(dollars in thousands)
Allowance:
Beginning Balance	$51	$352	$163	$168	$599	$100	$—	$1,433
Charge-offs	(236)	(67)	—	—	(1,295)	(995)	—	(2,593)
Recoveries	271	15	3	—	125	359	—	773
Net recoveries
(charge offs)	35	(52)	3	—	(1,170)	(636)	—	(1,820)
Provision for (reversal of) loan losses	692	584	(128)	(114)	902	1,255	—	3,191
Ending Balance	$778	$884	$38	$54	$331	$719	$—	$2,804
Ending balance – individually evaluated for impairment	$—	$168	$—	$—	$141	$308	$—	$617
Ending balance – purchased impaired loans	—	—	—	—	—	303	—	303
Ending balance – collectively evaluated for impairment	778	716	38	54	190	108	—	1,884
	$778	$884	$38	$54	$331	$719	$—	$2,804
Recorded Investment:
Ending loan balance – individually evaluated for impairment	$—	$2,925	$—	$58	$9,144	$1,760		$13,887
Ending loan balance – purchased impaired loans	1,408	10,856	7,464	1,740	2,728	761		24,957
Ending loan balance – collectively evaluated for impairment	76,785	179,086	7,190	9,233	138,571	93,623		504,488
	$78,193	$192,867	$14,654	$11,031	$150,443	$96,144		$543,332

The following table presents by portfolio segment, the changes in the Allowance, and the recorded investment in loans as of and for the period of inception through December 31, 2014:
	Commercial	Commercial Mortgage	Commercial Construction	Consumer Construction	Residential Mortgage	Consumer	Unallocated	Total
	(dollars in thousands)
Allowance:
Beginning Balance	$—	$—	$—	$—	$—	$—	$—	$—
Charge-offs	—	(52)	—	—	(211)	(607)	—	(870)
Recoveries	271	8	17	—	51	336	—	683
Net recoveries
(charge offs)	271	(44)	17	—	(160)	(271)	—	(187)
(Reversal of) provision for loan losses	(220)	396	146	168	759	371	—	1,620
Ending Balance	$51	$352	$163	$168	$599	$100	$—	$1,433
Ending balance – individually evaluated for impairment	$—	$—	$—	$—	$549	$—	$—	$549
Ending balance – purchased impaired loans	—	1	55	145	32	—	—	233
Ending balance – collectively evaluated for impairment	51	351	108	23	18	100	—	651
	$51	$352	$163	$168	$599	$100	$—	$1,433
Recorded Investment:
Ending loan balance – individually evaluated for impairment	$—	$4,836	$—	$—	$3,660	$417		$8,913
Ending loan balance – purchased impaired loans	1,483	20,121	6,464	1,900	4,056	888		34,912
Ending loan balance – collectively evaluated for impairment	41,405	165,092	14,540	8,652	123,204	105,381		458,274
	$42,888	$190,049	$21,004	$10,552	$130,920	$106,686		$502,099

We use creditworthiness categories to grade commercial loans. Our internal grading system is based on experiences with similarly graded loans. Category ratings are reviewed each quarter. Our internal risk ratings are as follows:
Superior Credit Quality (“RR1”) — This category includes credits that are secured by up to 95% advance against cash balances, municipal or corporate bonds carrying an A rating or better (subject to maturity), U.S. Government securities (subject to maturity), and fully marketable securities of companies with an A or better debt rating. In addition, the borrower must have a reasonable financial condition evidenced by complete financial statements.
High Credit Quality (“RR2”) — This category generally includes credits that are secured by up to 70% advance against municipal or corporate bonds carrying an A rating or better, U.S. Government securities, and marketable securities of companies with an A or better debt rating, or for individual credits, a first deed of trust on residential owner-occupied property with an LTV ratio of 80% or less and adequate cash flow to service the debt. At December 31, 2015 and 2014, none of our loans carried this risk rating.
Above Average Credit Quality (“RR3”) — This category includes business loans to publicly traded companies with a B rating or better, commercial construction loans with a contingent-free take-out or substantial pre-leasing (75% or more of leasable space) with an LTV ratio of 70% or less, residential construction loans with pre-sold units and an LTV ratio of 75% or less as long as sales are on a noncontingent basis and the overall project is progressing on schedule as originally determined, loans to individuals with liquid assets and strong net worth and the additional ability to service the debt from sources unrelated to the purpose of the credit extension, and monitored credits to borrowers of sound financial condition with approved advance rates providing adequate margin so that collateral can be easily liquidated within 90 days or less.
Average/Satisfactory Credit Quality (“RR4”) — In general, this category includes small-to-medium sized companies with satisfactory financial condition, cash flow, profitability, and balance sheet and income statement ratios, term loans and revolving credits with annual clean-up requirements, the majority of retail commercial credits, loans to partnerships or small businesses, most wholesale sales finance lines, wholesale distributors whose capital position and profitability are at Risk Management Association averages, and loans to individuals with acceptable financial condition and sufficient net cash flow to service the debt as long as the source of repayment is identifiable and sufficient to liquidate the debt within an acceptable period of time and a secondary source of repayment is evident.
Acceptable With Care (“RR5”) — This category includes secured loans to small or medium sized companies which have suffered a financial setback where a convincing plan for correction demonstrates the deficiency is temporary in nature, loans with debt service coverage ratios below or LTV ratios above policy guidelines, most construction and development loans, permanent loans underwritten based on pro forma rents as opposed to historical or actual rents, real estate loans where the project is moderately off the original projections as to cost estimates or absorption, and loans where the interest reserve is no longer adequate, but the customer or guarantor has a proven ability to carry the interest expense out of pocket for an extended time period without undue financial strain.
Watch Credits (“RR6”) — This category includes loans to borrowers who have experienced a temporary setback or deterioration in financial condition that should correct itself during the next twelve months, companies whose financial condition has been marginally acceptable for a period of time and prospects for significant improvement are limited, loans to individuals with marginal financial condition, and most credits for start-up operations. Also included in this category are real estate loans where the project is moderately off original projections, interest reserve may be depleted, with the borrower or guarantor having a questionable or unproved ability to pay interest out of pocket. These credits are considered marginally acceptable.
Special Mention (“RR7”) — special mention credits are characterized as adequately covered by collateral (if any) and/or the paying capacity of the borrower, but are subject to one or more deteriorating trends. These credits constitute an undue and unwarranted credit risk, but not to the point of justifying a classification of substandard. These credits have potential weaknesses which, if not examined and corrected, may weaken the asset or inadequately protect the Bank’s credit position at some future date.
Substandard (“RR8”) — Substandard loans are inadequately protected by the current sound worth and paying capacity of the obligor or the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses, which jeopardize the orderly liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. The borrower’s financial condition indicates an inability to repay, even if restructured. Prospects for improvement in the borrower’s financial condition are poor. Primary repayment source appears to be shifting from cash flow to liquidation of collateral.
Doubtful (“RR9”) — Doubtful classifications have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently known facts, conditions, and values highly questionable and improbable. A doubtful classification may be appropriate in cases where significant risk exposures are perceived, but loss cannot be determined because of specific, reasonable, and pending factors which may strengthen and work to the advantage of the credit in the near term. Account officers attempt to identify any principal loss in the credit, where possible, thereby limiting the excessive use of the doubtful classification. The classification is a deferral of the estimated loss until its more exact status may be determined. At December 31, 2015 and 2014, none of our loans carried this risk rating.

Loss (“RR10”) — Losses must be taken as soon as they are realized. In some instances and on a temporary basis, a portion of a loan may receive this rating (split rating) when the actual loss cannot be currently identified. In these instances, additional facts or information is necessary to determine the final amount to be charged against the loan loss reserve. When applied for these purposes, this risk rating may be used for a period not to exceed six months. Subsequent to the identification of this split rating, the remaining balance will be risk rated substandard. At December 31, 2015 and 2014, none of our loans carried this risk rating.
The following table shows the credit quality breakdown of our commercial loan portfolio by class as of December 31:
	Commercial		Commercial Mortgage		Commercial Construction		Consumer Construction		Total
	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
	(dollars in thousands)
RR8	$2,180	$—	$20,843	$20,853	$2,337	$12,930	$58	$—	$25,418	$33,783
RR7	4,512	4,639	6,858	11,346	2,396	2,469	—	—	13,766	18,454
RR6	4,268	7,385	28,097	25,163	—	429	—	—	32,365	32,977
RR5	38,728	10,770	76,655	91,583	5,263	5,176	—	—	120,646	107,529
RR4	28,329	20,075	47,761	29,259	4,658	—	10,973	10,552	91,721	59,886
RR3	176	—	12,653	11,845	—	—	—	—	12,829	11,845
RR1	—	19	—	—	—	—	—	—	—	19
	$78,193	$42,888	$192,867	$190,049	$14,654	$21,004	$11,031	$10,552	$296,745	$264,493

We do not individually grade residential mortgage or consumer loans. Such loans are classified as performing or nonperforming. Loan performance is reviewed each quarter. The following table shows performing and nonperforming (nonaccrual) residential mortgage and consumer loans by class as of December 31:
	Residential Mortgage		Home Equity & 2nd Mortgage		Other Consumer		Total
	2015	2014	2015	2014	2015	2014	2015	2014
	(dollars in thousands)
Nonaccrual loans	$5,989	$2,855	$948	$401	$—	$16	$6,937	$3,272
Performing loans	144,454	128,065	74,453	87,714	20,743	18,555	239,650	234,334
	$150,443	$130,920	$75,401	$88,115	$20,743	$18,571	$246,587	$237,606

The following table shows the aging of our loans receivable by class at December 31, 2015:
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More and Accruing	Nonaccrual	Total Past Due	Purchased Impaired	Current	Total Loans
	(dollars in thousands)
Commercial	$20	$—	$—	$—	$20	$1,408	$76,765	$78,193
Commercial mortgage	1,171	—	229	2,925	4,325	10,856	177,686	192,867
Commercial construction	173	—	—	—	173	7,464	7,017	14,654
Consumer construction	439	191	—	58	688	1,740	8,603	11,031
Residential mortgage	4,302	3,390	256	5,989	13,937	2,728	133,778	150,443
Home equity and 2nd mortgage	791	514	—	948	2,253	598	72,550	75,401
Other consumer	9	—	—	—	9	163	20,571	20,743
	$6,905	$4,095	$485	$9,920	$21,405	$24,957	$496,970	$543,332

The following table shows the aging of our loans receivable by class at December 31, 2014:
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More and Accruing	Nonaccrual	Total Past Due	Purchased Impaired	Current	Total Loans
	(dollars in thousands)
Commercial	$—	$—	$—	$—	$—	$1,483	$41,405	$42,888
Commercial mortgage	1,964	1,020	4,336	4,836	12,156	20,121	157,772	190,049
Commercial construction	—	—	96	—	96	6,464	14,444	21,004
Consumer construction	832	226	—	—	1,058	1,900	7,594	10,552
Residential mortgage	3,781	8,657	541	2,855	15,834	4,056	111,030	130,920
Home equity and 2nd mortgage	2,978	1,319	—	401	4,698	742	82,675	88,115
Other consumer	31	9	—	16	56	146	18,369	18,571
	$9,586	$11,231	$4,973	$8,108	$33,898	$34,912	$433,289	$502,099

The interest which would have been recorded on the above nonaccrual loans if those loans had been performing in accordance with their contractual terms was approximately $690,000 and $125,000 for the year ended December 31, 2015 and the period of inception through December 31, 2014, respectively. The actual interest income recorded on those loans was approximately $401,000 and $41,000 for the year ended December 31, 2015 and the period of inception through December 31, 2014, respectively.
Impaired loans include nonaccrual loans and accruing TDRs. The following tables show the breakout of impaired loans (excluding purchased impaired loans of  $24.9 million at December 31, 2015 and $34.9 million at December 31, 2014) by class:
	As of and For the Year Ended December 31, 2015
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
	(dollars in thousands)
With no related allowance:
Commercial	$—	$—	$—	$—	$—
Commercial mortgage	2,471	2,840	—	3,953	132
Commercial construction	—	—	—	—	—
Consumer construction	58	58	—	46	—
Residential mortgage	7,223	8,151	—	5,203	320
Home equity & 2nd mortgage	1,220	1,248	—	723	78
Other consumer	—	—	—	6	—
With a related allowance:
Commercial	—	—	—	—	—
Commercial mortgage	454	466	168	91	12
Commercial construction	—	—	—	—	—
Consumer construction	—	—	—	—	—
Residential mortgage	1,921	1,921	141	1,876	85
Home equity & 2nd mortgage	540	819	308	202	45
Other consumer	—	—	—	—	—
Totals:
Commercial	—	—	—	—	—
Commercial mortgage	2,925	3,306	168	4,044	144
Commercial construction	—	—	—	—	—
Consumer construction	58	58	—	46	—
Residential mortgage	9,144	10,072	141	7,079	405
Home equity & 2nd mortgage	1,760	2,067	308	925	123
Other consumer	—	—	—	6	—

	As of and For the Period of Inception Through December 31, 2014
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
	(dollars in thousands)
With no related allowance:
Commercial	$—	$—	$—	$—	$—
Commercial mortgage	4,836	4,836	—	967	3
Commercial construction	—	—	—	—	—
Consumer construction	—	—	—	—	—
Residential mortgage	—	—	—	481	—
Home equity & 2nd mortgage	401	401	—	156	7
Other consumer	16	16	—	3	—
With a related allowance:
Commercial	—	—	—	—	—
Commercial mortgage	—	—	—	—	—
Commercial construction	—	—	—	—	—
Consumer construction	—	—	—	—	—
Residential mortgage	3,660	4,209	549	990	31
Home equity & 2nd mortgage	—	—	—	—	—
Other consumer	—	—	—	—	—
Totals:
Commercial	—	—	—	—	—
Commercial mortgage	4,836	4,836	—	967	3
Commercial construction	—	—	—	—	—
Consumer construction	—	—	—	—	—
Residential mortgage	3,660	4,209	549	1,471	31
Home equity & 2nd mortgage	401	401	—	156	7
Other consumer	16	16	—	3	—
TDRs
In situations where, for economic or legal reasons related to a borrower’s financial difficulties, management may grant a concession for other than an insignificant period of time to the borrower that would not otherwise be considered, the related loan is classified as a TDR. These loans are excluded from pooled loss forecasts and a separate allocated portion of the allowance is provided under the accounting guidance for loan impairment. At the time that a loan is modified, management evaluates any possible impairment based on the present value of expected future cash flows, discounted at the contractual interest rate of the original loan agreement, except when the sole remaining source of repayment for the loan is the liquidation of the collateral. In these cases, we use the current fair value of the collateral, less selling costs, instead of discounted cash flows. Any impairment amount is then set up as an allocated portion of the Allowance.

The following table shows the breakdown of loans we modified:
	For the Year Ended December 31, 2015			For the Period of Inception Through December 31, 2014
	Number of Modifications	Recorded Investment Prior to Modification	Recorded Investment After Modification	Number of Modifications	Recorded Investment Prior to Modification	Recorded Investment After Modification
	(dollars in thousands)
Commercial mortgage	1	$598	$598	—	$—	$—
Residential mortgage	5	2,445	2,445	2	1,358	1,358
Home equity & 2nd Mortgage	1	494	494	—	—	—
	7	$3,537	$3,537	2	$1,358	$1,358

Our TDRs are the result of renewals where the only concession is that the interest rate is not considered to be a market rate. As such, the best illustration of the financial impact of the TDRs is the effect on the Allowance. The TDRs described above increased the Allowance by $141,000 and $59,000 during 2015 and 2014, respectively.
There were no TDR modifications for which there was a payment default within the lesser of the period of inception through December 31, 2015 or 2014, or the twelve months following the modification.
Total TDRs as of December 31, 2015 amounted to $4.5 million, $559,000 of which were in nonaccrual status. Total TDRs as of December 31, 2014 amounted to $1.4 million, none of which were in nonaccrual status.
Residential mortgage loans in the process of foreclosure amounted to $8.7 million at December 31, 2015.
(6)
Premises and Equipment

We own premises and equipment as follows at December 31:
	2015	2014
	(dollars in thousands)
Land	$1,892	$1,888
Buildings and improvements	31,667	32,785
Leasehold improvements	1,439	1,124
Furniture, fixtures, automobiles, and equipment	2,287	3,095
Total, at cost	37,285	38,892
Less: accumulated depreciation and amortization	(3,997)	(1,976)
Net premises and equipment	$33,288	$36,916

Depreciation and amortization expense for the year ended December 31, 2015 and for the period from inception through December 31, 2014 was $3.3 million and $2.0 million, respectively.
We lease various branch and general office facilities to conduct our operations. The leases have remaining terms which range from a period of less than 1 year to 10 years. Most leases contain renewal options which are generally exercisable at increased rates. Some of the leases provide for increases in the rental rates at specified times during the lease terms, prior to the expiration dates. The leases generally provide for payment of property taxes, insurance, and maintenance costs by the Bank. The total rental expense for all real property leases amounted to $3.7 million and $2.3 million for the year ended December 31, 2015 and for the period of inception through December 31, 2014, respectively.

Our minimum lease payments due for each of the next five years are as follows (dollars in thousands):
2016	$3,311
2017	1,173
2018	762
2019	494
2020	318
Thereafter	1,595
$7,653

(7)
Goodwill and Other Intangible Assets

The Bank’s goodwill and other intangible assets related to the acquisition of the Bank by RKJS Bank in June, 2014 were as follows as of and for the year ended December 31, 2015 (dollars in thousands):
		Other Intangible Assets
	Goodwill	Trade Name	Core Deposit Intangible	Total
Beginning balance	$10,502	$3,515	$3,569	$7,084
Amortization	—	(370)	(679)	(1,049)
Ending balance	$10,502	$3,145	$2,890	$6,035

The Bank’s similar goodwill and other intangible assets were as follows as of and for the period from inception through December 31, 2014 (dollars in thousands):
		Other Intangible Assets
	Goodwill	Trade Name	Core Deposit Intangible	Total
Beginning balance	$—	$—	$—	$—
Addition to intangibles	10,502	3,700	3,995	7,695
Amortization	—	(185)	(426)	(611)
Ending balance	$10,502	$3,515	$3,569	$7,084

Both the core deposit intangible and the trade name are being amortized over 10 years. The estimated amortization expense for both intangibles is as follows as of December 31, 2015 (dollars in thousands):
	Trade Name	Core Deposit Intangible	Total
2016	$370	$528	$898
2017	370	437	807
2018	370	378	748
2019	370	341	711
2020	370	312	682
Thereafter	1,295	894	2,189
	$3,145	$2,890	$6,035

(8)
Deposits

Deposits are summarized as follows at December 31:
	2015		2014
	Amount	Weighted- Average Effective Rate	Amount	Weighted- Average Effective Rate
	(dollars in thousands)
Transaction accounts:
NOW	$72,137	0.16%	$52,912	0.16%
Savings	69,518	0.15%	62,915	0.15%
Money market	95,799	0.24%	119,169	0.24%
Noninterest-bearing demand	134,311		112,317
Total transaction accounts	371,765		347,313
Certificates of deposit:
Original maturities:
Under 12 months	87,884	0.85%	88,458	0.38%
12 to 60 months	260,965	0.64%	219,194	0.61%
IRA and KEOGH	30,105	0.55%	35,164	0.34%
Total certificates of deposit	378,954		342,816
Total deposits	$750,719		$690,129

Time deposits mature as follows as of December 31:
	2015		2014
	Amount	% of Total	Amount	% of Total
	(dollars in thousands)
Within 6 months	$55,165	14.6%	$121,071	35.3%
Over 6 months – 12 months	35,192	9.3%	102,583	29.9%
Over 12 months – 24 months	146,875	38.7%	96,777	28.2%
Over 24 months – 36 months	84,210	22.2%	18,704	5.5%
Over 36 months – 48 months	5,780	1.5%	3,671	1.1%
Over 48 months	51,732	13.7%	10	—
	$378,954	100.0%	$342,816	100.0%

The Bank offers certain certificate products that provide customers a “one-time” withdrawal option that the customer may exercise at any time without penalty. As of December 31, 2015, certificates that permitted early withdrawal totaled $107.4 million.
Certificates of deposit of  $250,000 or more totaled $60.3 million and $29.1 million at December 31, 2015 and 2014, respectively.
The FDIC, through the Deposit Insurance Fund, insures deposits of accountholders up to $250,000. The Bank pays an annual premium to provide for this insurance.

(9)
Borrowings

Our borrowings consist of retail repurchase agreements, short- and long-term advances from the FHLB, a short-term note, and various long-term notes related to sales of consumer loans not treated as sales for accounting purposes.
The FHLB advances are available under a specific collateral pledge and security agreement, which requires that we maintain collateral for all of our borrowings equal to 100% of advances. We may pledge as collateral specific first- and second-lien mortgage loans or commercial mortgages for borrowings up to 15% of the Bank’s total assets. The advances are fixed-rate instruments with a specific maturity date. As of December 31, 2015, our total credit line with the FHLB was $133.9 million, with an outstanding balance of $60.0 million and $25.0 million at December 31, 2015 and 2014, respectively.
Certain information regarding our borrowings is as follows as of December 31:
	2015	2014
	(dollars in thousands)
Amount outstanding at year-end:
FHLB short-term advances	$40,000	$25,000
Retail repurchase agreements	462	498
Short-term note payable	17	—
FHLB long-term advances	20,000	—
Long-term notes payable	1,933	50
Weighted-average interest rate at year-end:
FHLB short-term advances	0.44%	0.19%
Retail repurchase agreements	0.01%	0.01%
Short-term note payable	—	—
FHLB long-term advances	0.96%	—
Long-term notes payable	5.58%	—
Maximum outstanding at any month-end:
FHLB short-term advances	$50,000	$25,000
Retail repurchase agreements	718	6,651
Short-term note payable	50	—
FHLB long-term advances	20,000	—
Long-term notes payable	2,724	500
Average outstanding:
FHLB short-term advances	$16,123	$2,263
Retail repurchase agreements	405	4,832
Short-term note payable	36	—
FHLB long-term advances	3,562	—
Long-term notes payable	2,337	204
Weighted-average interest rate during the year:
FHLB short-term advances	0.23%	0.39%
Retail repurchase agreements	0.01%	0.26%
Short-term note payable	—	—
FHLB long-term advances	0.96%	—
Long-term notes payable	5.70%	—
The short-term note payable (long-term in 2014) is noninterest-bearing and matures in 2016.

At December 31, 2015, we had pledged loans with a carrying value of  $147.4 million as collateral for FHLB advances. We had pledged securities with an aggregate carrying value (fair value) of  $1.4 million as collateral for the retail repurchase agreements and $11.4 million as collateral for potential FRB borrowings at December 31, 2015.
(10)
Regulatory Matters and Capital Adequacy

Various regulatory capital requirements administered by the federal banking agencies apply to the Bank. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on our financial condition. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
In July 2014, federal bank regulatory agencies issued final results to revise their risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act (“Basel III”). On January 1, 2015, the Basel III rules became effective and include transition provisions which implement certain portions of the rules through January 1, 2019. Under the final rules, the effects of certain accumulated other comprehensive items are not excluded, however, banking organizations like us that are not considered “advanced approaches” banking organizations may make a one-time permanent election to continue to exclude these items. With the submission of the Call Report for the first quarter of 2015, we made this election in order to avoid significant variations in the level of capital that can be caused by interest rate fluctuations on the fair value of the Bank’s AFS securities portfolio. As of the date of the last regulatory exam, the Bank was considered “well capitalized” and as of December 31, 2015, the Bank continued to meet the requirements to be considered “well capitalized” based on applicable U.S. regulatory capital ratio requirements.
Our regulatory capital amounts and ratios were as follows. The December 31, 2015 ratios were calculated in accordance with Basel III requirements and the December 31, 2014 ratios were calculated under pre-existing rules.
	Actual Amount	Ratio	Minimum Requirements for Capital Adequacy Purposes		To be Well Capitalized Under Prompt Corrective Action Provision
			Amount	Ratio	Amount	Ratio
	(dollars in thousands)
December 31, 2015:
Common Equity Tier 1 Capital	$51,071	8.6%	$26,626	4.5%	$38,459	6.5%
Total capital (to risk-weighted assets)	90,250	15.3%	47,334	8.0%	59,168	10.0%
Tier 1 capital (to risk-weighted assets)	86,553	14.6%	35,501	6.0%	47,334	8.0%
Tier 1 capital (to average quarterly assets)	86,553	9.6%	35,936	4.0%	44,920	5.0%
December 31, 2014:
Total capital (to risk-weighted assets)	$89,631	16.0%	$44,717	8.0%	$55,896	10.0%
Tier 1 capital (to risk-weighted assets)	87,449	15.6%	22,358	4.0%	33,537	6.0%
Tier 1 capital (to average quarterly assets)	87,449	10.7%	32,836	4.0%	41,044	5.0%
The Bank was under an Agreement with the FDIC and the Commissioner of Financial Regulation for the state of Maryland (the “Commissioner”) (entered into on September 18, 2009, prior to the sale of the Bank to RKJS Bank), pursuant to which it consented to the entry of an Order to Cease and Desist (“the Order”), which directed the Bank to, among other things, (i) increase capitalization, (ii) improve earnings, (iii) reduce nonperforming loans, (iv) strengthen management policies and practices, and (v) reduce reliance on noncore funding. The Order was lifted on June 18, 2015. Upon the termination of the Order, we entered into agreements with the FDIC and the Commissioner (“Agreements”). The material terms of the Agreements require us to: (i) improve our asset quality; (ii) maintain adequate capital levels; (iii) quantitatively and qualitatively enhance our allowance for loan loss policy; (iv) enhance Board participation in the affairs of the Bank; (v) implement an effective interest rate risk monitoring program; (vi) formulate and submit to the FDIC and the Commissioner a written profit and budget plan in accordance with specified timelines; (vii) revise and enhance our Contingency Funding Plan (liquidity); (viii) appoint a Board Compliance Committee; and (ix) furnish progress reports on the status of each item to the FDIC and the Commissioner in accordance with specified timelines.
As a condition of approval of the merger between the Bank and RKJS Bank, the Bank is subject to an Order and Basis for Corporation Approval (“Approval Order”) by the FDIC that requires the Bank to (i) maintain at not less than 8%, a Tier 1 capital to assets leverage ratio for the first seven years after consummation of the merger, (ii) maintain an adequate allowance for loan and lease losses, (iii) operate within the parameters of the business plan submitted to the FDIC, and for the first seven years after consummation of the merger, obtain approval from the FDIC Regional Director for any proposed major deviation or material change from the submitted business plan before consummation of the change, (iv) submit to the appropriate FDIC office, within 60 days before the end of the third year of operation, pro forma financial statements and a business plan for operating years four through seven, (v) for the three-year period after the consummation of the merger, obtain the written non-objection of the FDIC Regional Director prior to implementation of any stock benefit plans, including stock options, stock warrants, and/or other similar stock-based compensation plans, (vi) not declare or pay dividends without prior written approval of the FDIC Regional Director for three years following the consummation of the merger, (vii) obtain the written approval of the FDIC Regional Director prior to adding or replacing any individual as a director or senior executive officer, or changing the responsibilities of any senior executive officer position for three years after the consummation of the merger.
The Bank is also subject to requirements of the Commissioner as conditions of the merger. The Bank is required to (i) remain well capitalized and in satisfactory condition following the merger, (ii) obtain written approval from the Commissioner prior to making any material changes to the Business Plan, for the three-year period immediately following the effective date of the merger, (iii) provide prior notifications to and receive written approval from the Commissioner before making any changes to the Bank’s senior management or board of directors for the at least the three-year period immediately following the effective date of the merger, with an additional three-year period requirement possible at the discretion of the Commissioner, (iv) not pay any dividends unless prior written approval has been received from the Commissioner, (v) submit to the Commissioner financial statements in a prescribed format in accordance with specified timelines.
As of December 31, 2015, we have met all provisions of the Agreements and the Approval Order.
(11)
Loss Per Share

Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed after adjusting the denominator of the basic loss per share computation for the effects of all dilutive potential common shares outstanding during the period. The dilutive effects of options, warrants, and their equivalents are computed using the “treasury stock” method. For the year ended December 31, 2015 and the period of inception through December 31, 2014, all common stock equivalents were antidilutive.
Information relating to the calculations of our loss per common share is summarized as follows:
	For the Year Ended December 31, 2015	For the Period of Inception Through December 31, 2014
Weighted-average share outstanding – basic and diluted	3,725,893	3,725,893
Net loss (dollars in thousands)	$(5,757)	$(4,965)
Net loss per share – basic and diluted	$(1.55)	$(1.33)

(12)
Other Comprehensive (Loss) Income

The following table presents the changes in the components of accumulated other comprehensive (loss) income for the year ended December 31, 2015:
Accumulated Other Comprehensive (Loss) Income — AFS securities
(dollars in thousands)
Balance at beginning of period	$386
Other comprehensive loss before reclassification	(1,329)
Amounts reclassified from accumulated other comprehensive (loss) income	(300)
Balance at end of period	$(1,243)

The following table presents the changes in the components of accumulated other comprehensive income from the date of inception through December 31, 2014:
Accumulated Other Comprehensive Income — AFS securities
(dollars in thousands)
Balance at beginning of period	$—
Other comprehensive income before reclassification	560
Amounts reclassified from accumulated other comprehensive income	(174)
Balance at end of period	$386

The following table presents the amounts reclassified out of the components of accumulated other comprehensive (loss) income for the year ended December 31, 2015:
	Accumulated Other Comprehensive Loss — AFS securities	Affected Line Item in the Statement Where Net Loss is Presented
	(dollars in thousands)
Realized gain on sale of AFS securities	$(300)	Gain on sale of AFS securities, net
The followings table presents the amounts reclassified out of the components of accumulated other comprehensive income from the date of inception through December 31, 2014:
	Accumulated Other Comprehensive Income — AFS securities	Affected Line Item in the Statement Where Net Loss is Presented
	(dollars in thousands)
Realized gain on sale of AFS securities	$(174)	Gain on sale of AFS securities, net

(13)
Stock Options

Information with respect to stock options is as follows for the year ended December 31, 2015:
	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
			(in years)	(in thousands)
Outstanding at beginning of year	—	$—
Granted	613,000	20.00
Oustanding at end of year	613,000	20.00	9.7	$—
Exercisable at end of year	—	—	—	$—

As of December 31, 2015, there were no options to purchase common stock that were fully vested and 613,000 shares that vest over the next seven years. All options expire 10 years after the date of grant.
The weighted average fair value of the options issued for year ended December 31, 2015 at the time of issuance was $6.61. The fair values of the options were calculated using the Black-Scholes-Merton option-pricing model with the following weighted average assumptions at the time of issuance:
Dividend yield	—
Expected volatility	27.40%
Risk-free interest rate	1.85%
Expected term	7 years
The dividend yield is based on estimated future dividend yields. The risk-free rate for periods within the contractual term of the share option is based on the U.S. Treasury yield curve in effect at the time of the grant. Expected volatilities were determined utilizing an appropriate peer group as we have no historical pricing activity of our own. The expected term of share options granted is generally based upon the vesting term of the options.
Compensation expense is recognized on a straight-line basis over the vesting period of the respective stock options. We recognized stock based compensation cost of  $191,000 for the year ended December 31, 2015. We did not recognize any stock based compensation costs during 2014. We expect to incur approximately $3.9 million in additional stock based compensation expense related to the unvested portion of options over the next seven years.
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Other Expenses

The following summarizes our other noninterest expenses:
	For the Year Ended December 31, 2015	For the Period of Inception Through December 31, 2014
	(dollars in thousands)
Office supplies	$312	$176
Overnight delivery/courier	236	164
Dues and subscriptions	298	148
Director fees	242	134
Security	181	100
Postage	146	71
Automobile	90	69
Printing	77	55
Travel and entertainment	285	54
Employee education and training	52	29
Other	835	387
	$2,754	$1,387

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Income Taxes

Our income tax expense consists of the following:
	For the Year Ended December 31, 2015	For the Period of Inception Through December 31, 2014
(dollars in thousands)
Current	$—	$—
Deferred	—	—
Income tax expense	$—	$—

The income tax expense is reconciled to the amount computed by applying the federal corporate tax rate of 34% to the net loss before taxes as follows:
	For the Year Ended December 31, 2015		For the Period of Inception Through December 31, 2014
	Amount	Rate	Amount	Rate
	(dollars in thousands)
Tax at statutory federal rate	$(1,957)	(34.0)%	$(1,688)	(34.0)%
Change in valuation allowance	2,244	39.1%	1,879	37.9%
BOLI	(362)	(6.3)%	(182)	(3.7)%
Incentive stock options	26	0.4%	—	—
Other permanent M-1 adjustments	49	0.8%	(9)	(0.2)%
	$—	—%	$—	—%

The tax effects of temporary differences between the financial reporting basis and income tax basis of assets and liabilities relate to the following at December 31:
	2015	2014
	(dollars in thousands)
Deferred tax assets:
Net operating loss carryforward	$40,967	$31,892
Allowance for loan losses	1,106	565
Purchase accounting fair value adjustments	3,162	6,807
Real estate acquired through foreclosure	2,086	4,569
Deferred rent	—	66
Nonaccrual interest	114	61
Accrued expenses	1,594	1,242
Tax credits	1,518	1,518
Nonqualifying stock options	45	—
Charitable contributions	19	6
Miscellaneous	88	—
Total gross deferred tax assets	50,699	46,726
Less: valuation allowance	(48,008)	(43,402)
	2,691	3,324
Deferred tax liabilities:
Accrued intangibles	(2,380)	(2,795)
Depreciation	(311)	(513)
Other	—	(16)
Total gross deferred tax liabilities	(2,691)	(3,324)
Net deferred tax assets	$—	$—

Certain reclassifications have been made to the 2014 deferred tax presentation. The most significant reclassification related to the purchase accounting fair value adjustment, which was disclosed as a $7.8 million deferred tax liability in 2014. The reclassifications did not have an impact on total equity or net income.
On the date of acquisition in 2014, the Bank carried a deferred tax asset of  $23.5 million. The Bank determined that it is more likely than not that the deferred tax asset will not be realized and, accordingly, provided a valuation allowance for the full amount of the net deferred tax asset at that point in time. Additionally, as of December 31, 2015, the Bank determined, based on the weight of available evidence, that it was more likely than not that the deferred tax assets would not be realized and, accordingly, has provided a valuation allowance for the full amount of the net deferred tax assets as of December 31, 2015.
As of December 31, 2015, we had net operating loss carryforwards available for federal income tax purposes of approximately $103.9 million. In conjunction with the June 17, 2014 acquisition of First Mariner Bank by RKJS Bank, the Bank underwent an ownership change within the meaning of Internal Revenue Code Section 382 (“IRC 382”). As a result, applicable federal and state tax laws place an annual limitation of approximately $3.7 million on the amount of certain losses that may be used, including built-in losses that existed at the date of the ownership change. The deferred tax asset for net operating losses that existed at the time of the ownership change has been reduced to reflect the amount of net operating losses that can be utilized considering the limitation of IRC 382. The net operating loss carryforwards begin to expire in 2029 through 2034.
Our income tax returns are subject to review and examination by federal and state taxing authorities. We are no longer subject to examination by federal tax authorities for the years ended before 2012. The years open to examination by state taxing authorities vary by jurisdiction.
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Fair Value

We classify financial assets and financial liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:
Level 1
Valuations for assets and liabilities traded in active exchange markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2
Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or comparable assets or liabilities which use observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3
Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

We record transfers between levels at the end of the reporting period in which the change in significant inputs occurs.

Assets and Liabilities Measured on a Recurring Basis
The following tables present fair value measurements for assets and liabilities that are and were measured at fair value on a recurring basis as of and for the year ended December 31, 2015:
	Carrying Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Changes In Fair Values Included In Period Loss
	(dollars in thousands)
ASSETS:
Securities:
Mortgage-backed securities	$149,179	$—	$149,179	$—	$—
Trust preferred securities	3,037	—	3,037	—	—
U.S. government agency notes	17,636	—	17,636	—	—
Corporate bonds	4,880	—	4,880	—	—
Equity securities – mutual funds	756	—	756	—	—
	$175,488	$—	$175,488	$—	$—
LHFS	$52,438	$—	$52,438	$—	$(544)
IRLCs	1,198	—	1,198	—	(575)
LIABILITIES:
Forward contracts to sell mortgage-backed securities	27	—	27	—	643
The following tables present fair value measurements for assets and liabilities that are and were measured at fair value on a recurring basis as of and for the period of inception through December 31, 2014:
	Carrying Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Changes In Fair Values Included In Period Loss
	(dollars in thousands)
ASSETS:
Securities:
Mortgage-backed securities	$46,569	$—	$46,569	$—	$—
Trust preferred securities	3,068	—	3,068	—	—
U.S. government agency notes	10,591	—	10,591	—	—
Equity securities – mutual funds	760	—	760	—	—
	$60,988	$—	$60,988	$—	$—
LHFS	$63,032	$—	$63,032	$—	$760
IRLCs	1,772	—	1,772	—	(1,720)
LIABILITIES:
Forward contracts to sell mortgage-backed securities	708	—	708	—	(2,128)
There were no transfers between any of Levels 1, 2, and 3 for the year ended December 31, 2015 or the period from inception through December 31, 2014.
AFS Securities
The estimated fair values of AFS equity securities are determined by obtaining quoted prices on nationally recognized exchanges. The estimated fair values for our debt securities are obtained from a nationally-recognized pricing service. This pricing service develops estimated fair values by analyzing like securities and applying available market information through processes such as benchmark curves, benchmarking of like securities, sector groupings, and matrix pricing, to prepare valuations. Matrix pricing is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities, but rather by relying on the securities’ relationship to other benchmark quoted securities. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information, and the bond’s terms and conditions, among other things, and are based on market data obtained from sources independent from the Bank. The Level 2 investments in the Bank’s portfolio are priced using those inputs that, based on the analysis prepared by the pricing service, reflect the assumptions that market participants would use to price the assets. The Bank has determined that the Level 2 designation is appropriate for these securities because, as with most fixed-income securities, those in the Bank’s portfolio are not exchange-traded, and such nonexchange-traded fixed income securities are typically priced by correlation to observed market data. The Bank has reviewed the pricing service’s methodology to confirm its understanding that such methodology results in a valuation based on quoted market prices for similar instruments traded in active markets, quoted markets for identical or similar instruments traded in markets that are not active, and model-based valuation techniques for which the significant assumptions can be corroborated by market data as appropriate to a Level 2 designation.
LHFS
LHFS are carried at fair value, which is determined based on outstanding investor commitments or, in the absence of such commitments, on current investor yield requirements or third party pricing models.
IRLCs
We utilize a third party specialist model to estimate the fair value of our IRLCs, which are valued based upon mandatory pricing quotes from correspondent lenders less estimated costs to process and settle the loan. Fair value is adjusted for the estimated probability of the loan closing with the borrower.
Forward Contracts to Sell Mortgage-Backed Securities
Fair value of these commitments is determined based upon the quoted market values of the securities.
Assets Measured on a Nonrecurring Basis
We may be required, from time to time, to measure certain other assets at fair value on a nonrecurring basis. These adjustments to fair value usually result from application of LCM accounting or write-downs of individual assets. For assets measured at fair value on a nonrecurring basis, the following table provides the level of valuation assumptions used to determine each adjustment and the carrying value of the assets as of December 31 that were valued during the period:
	2015
	Carrying Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Range Of Discount	Weighted Average
	(dollars in thousands)
Impaired loans	$2,826	$—	$—	$2,826	0% – 8%	8%
Real estate acquired through foreclosure	1,721	—	—	1,721	0% – 8%	8%
	2014
	Carrying Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Range Of Discount	Weighted Average
	(dollars in thousands)
Impaired loans	$7,560	$—	$—	$7,560	0% – 8%	8%
Real estate acquired through foreclosure	6,835	—	—	6,835	0% – 8%	8%

Impaired Loans
Collateral-dependent impaired loans are classified as Level 3 assets and the estimated fair value of the collateral is based on the appraised value or other reasonable offers less estimated costs to sell. We generally obtain certified external appraisals of impaired loans and estimate fair value using those appraisals. Other valuation sources may be used, including broker price opinions, letters of intent, and executed sale agreements.
For all collateral-dependent impaired loans, when the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through an allocated portion of the Allowance or is charged off. The amount shown is the balance of impaired loans, net of any charge-offs and any related Allowance.
Real Estate Acquired Through Foreclosure
We record foreclosed real estate assets at the fair value less estimated selling costs on their acquisition dates and at the lower of such initial amount or estimated fair value less estimated selling costs thereafter. We generally obtain certified external appraisals of real estate acquired through foreclosure and estimate fair value using those appraisals. Other valuation sources may be used, including broker price opinions, letters of intent, and executed sale agreements.
Fair Value of All Financial Instruments
The carrying value and estimated fair value of all financial instruments are summarized in the following table as of December 31. The descriptions of the fair value calculations for AFS securities, LHFS, impaired loans, real estate acquired through foreclosure, IRLCs, and forward contracts to sell mortgage-backed securities are included in the discussions above.
	2015
	Carrying Value	Fair Value
		Level 1	Level 2	Level 3	Total
	(dollars in thousands)
Assets:
Cash and cash equivalents	$39,317	$39,317	$—	$—	$39,317
Certificates of deposit	992	992	—	—	992
AFS securities	175,488	—	175,488	—	175,488
LHFS	52,438	—	52,438	—	52,438
Loans receivable	543,332	—	—	541,121	541,121
Restricted stock investments	3,364	—	3,364	—	3,364
IRLCs	1,198	—	1,198	—	1,198
Liabilities:
Deposits	750,719	—	—	751,808	751,808
Borrowings	62,412	—	—	62,492	62,492
Forward contracts to sell mortgage-backed securities	27	—	27	—	27

	2014
	Carrying Value	Fair Value
		Level 1	Level 2	Level 3	Total
	(dollars in thousands)
Assets:
Cash and cash equivalents	$90,087	$90,087	$—	$—	$90,087
AFS securities	60,988	—	60,988	—	60,988
LHFS	63,032	—	63,032	—	63,032
Loans receivable	502,099	—	—	503,399	503,399
Restricted stock investments	2,103	—	2,103	—	2,103
IRLCs	1,772	—	1,772	—	1,772
Liabilities:
Deposits	690,129	—	—	691,542	691,542
Borrowings	25,548	—	—	25,564	25,564
Forward contracts to sell mortgage-backed securities	708	—	708	—	708
At December 31, 2015 and 2014, the Bank had commitments of  $78.8 million and $68.0 million, respectively, and standby letters of credit outstanding of  $389,000 and $945,000, respectively. The fair value of these commitments is nominal.
Pricing or valuation models are applied using current market information to estimate fair value. In some cases considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions and/or estimation methods may have a material effect on the estimated fair value amounts.
Cash and Cash Equivalents
The carrying amount for cash and cash equivalents approximates fair value due to the liquid nature and short maturity of these instruments.
Certificates of Deposit
The carrying amount for certificates of deposit approximates fair value as they are similar to cash and cash equivalents except for maturity term.
Loans Receivable
Loans were segmented into portfolios with similar financial characteristics. Loans were also segmented by type such as residential, multifamily, residential and nonresidential construction and land, home equity and second mortgage loans, commercial, and consumer. Each loan category was further segmented by fixed- and adjustable-rate interest terms and performing and nonperforming categories. The fair value of each loan category was calculated by discounting anticipated cash flows based on weighted-average contractual maturity, weighted-average coupon, and discount rate. From time to time, nonrecurring fair value adjustments to collateral-dependent impaired loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of collateral.
Restricted Stock Investments
The carrying value of restricted stock investments is a reasonable estimate of fair value as these investments do not have a readily available market.
Deposits
The fair value of deposits with no stated maturity, such as noninterest-bearing deposits, interest-bearing NOW accounts, money market, and savings accounts, is deemed to be equal to the carrying amounts. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate for certificates of deposit was estimated using the rate currently offered for deposits of similar remaining maturities.

Borrowings
Long-term and short-term borrowings were segmented into categories with similar financial characteristics. Carrying values were discounted using a cash flow approach based on market rates.
Limitations
Fair value estimates are made at a specific point in time, based on relevant market information and information about financial instruments. These estimates do not reflect any premium or discount that could result from a one-time sale of our total holdings of a particular financial instrument. Because no market exists for a significant portion of our financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect estimates.
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Credit Commitments

We are party to financial instruments with off-balance sheet risk in the normal course of business. These financial instruments include loan commitments, unused lines of credit, and standby letters of credit. We use these financial instruments to meet the financing needs of our customers. Financial instruments involve, to varying degrees, elements of credit, interest rate, and liquidity risk.
Commitments to extend credit are agreements to lend to customers, provided that terms and conditions established in the related contracts are met. These commitments are subject to the same credit policy as a similar on-balance sheet instrument. Commitments for first mortgage loans generally expire within 60 days and are normally funded with loan principal repayments, excess liquidity, and deposits. The majority of these commitments are committed for sale in the secondary market. Since certain commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent our future cash requirements.
We also have commitments to loan funds under unused home equity lines of credit and unused commercial lines of credit, retail checking lines of credit, as well as unfunded construction, commercial, and consumer commitments. Such commitments generally carry a fixed rate of interest, while interest rates for home equity lines of credit are generally variable.
Substantially all outstanding commitments are for loans to be secured by real estate with appraised values in excess of the commitment amounts. Our exposure to credit loss under these contracts in the event of nonperformance by the other parties is represented by the commitment amounts, assuming the collateral has no value.
Standby letters of credit are commitments issued to guarantee the performance of a customer to a third party.
Outstanding loan commitments and lines and letters of credit were as follows as of December 31:
	2015	2014
	(dollars in thousands)
1st mortgage loans on residential real estate	$52,998	$68,912
HELOCs	40,885	45,914
Other unused lines of credit	37,960	22,111
Standby letters of credit	389	945
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Derivatives and Hedging

IRLCs and forward commitments for the future sale of mortgage-backed securities are considered derivatives. It is our practice to enter into forward commitments for the future sale of mortgage-backed securities when IRLCs are entered into in order to economically hedge the effect of changes in interest rates resulting from commitments to fund loans. These mortgage-banking derivatives are not designated as hedge relationships.

We recognize gains and losses on IRLCs and forward sales commitments through mortgage-banking revenue in the Consolidated Statement of Operations.
Information pertaining to the carrying amounts of our derivative financial instruments follows as of December 31:
	2015		2014
	Notional Amount	Estimated Fair Value	Notional Amount	Estimated Fair Value
	(dollars in thousands)
Asset – IRLCs	$52,998	$1,198	$68,912	$1,772
Liability – Forward contracts to sell mortgage-backed securities	88,604	27	44,661	708
At December 31, 2015, we had pledged securities with an aggregate carrying value (fair value) of  $6.9 million and pledged cash of  $6.9 million as collateral for hedging activities.
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Related Party Transactions

As of December 31, 2015 and 2014, there were no loans to principal officers, directors, or affiliates. Deposits from principal officers, directors, or affiliates were approximately $22.6 million and $17.9 million as of December 31, 2015 and 2014, respectively.
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Contingencies — Legal Proceedings

We are party to legal actions that are routine and incidental to our business, including the mortgage-banking business. In management’s opinion, the outcome of these matters, individually or in the aggregate, will not have a material effect on our results of operations or financial condition.
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Self-Insurance

We are self-insured with respect to employee-related health insurance claims. We use commercial insurance above our self-insured retentions to reduce our risk of catastrophic loss. Our reserves for self-insured losses are estimated based on employee claim history. Our self-insurance liability totaled $500,000 and $255,000 as of December 31, 2015 and 2014, respectively.
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Recent Accounting Pronouncements

Pronouncements Adopted
In November 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-17, Business Combinations (Topic 805): Pushdown Accounting (a Consensus of the FASB Emerging Issues Task Force), which amends the standards for business combinations and gives acquiring companies more flexibility in determining how newly acquired businesses value their assets acquired and liabilities assumed. The guidance was effective for acquisitions after November 18, 2014. Adoption of the guidance did not have a significant impact on the Bank’s financial condition or results of operations.
In August 2014, FASB issued ASU 2014-14, Receivables — Troubled Debt Restructuring by Creditors (Subtopic 310-40): Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure (a consensus of the FASB Emerging Issues Task Force,) which requires mortgage lenders that originate loans guaranteed by government agencies to measure foreclosed loans using the unpaid principal and interest expected to be recovered through the loan guarantee. ASU 2014-14 requires the loan to be removed from the lender’s asset total and added to the balance sheet as a new receivable. Adoption of the guidance was effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. The guidance did not have a significant impact on the Bank’s financial condition or results of operations.
In January 2014, FASB issued ASU 2014-04, Receivables — Troubled Debt Restructuring by Creditors (Subtopic 310-40), clarifying that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the guidance requires interim and annual disclosure of the amount of foreclosed residential real estate property held by the creditor and the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amended guidance was effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. Adoption of the amended guidance did not have a significant impact on the Bank’s financial condition, results of operations, or financial statement disclosures.
In January 2014, FASB issued ASU 2014-02, Intangibles — Goodwill and Other (Topic 350), which amended existing guidance to permit a private company to amortize goodwill on a straight-line basis over a period of ten years, or less if the company demonstrates that another useful life is more appropriate. It also permits a private company to apply a simplified impairment model to goodwill. If elected, these amendments were effective for annual periods beginning after December 15, 2014 and interim periods within annual periods beginning after December 15, 2015. Adoption of the guidance did not have a significant impact on the Bank’s financial condition or results of operations.
Pronouncements Issued
In February 2016, FASB issued ASU 2016-02, Leases (Topic 842, which requires companies that lease valuable assets like aircraft, real estate, and heavy equipment to recognize on their balance sheets the assets and liabilities generated by contracts longer than a year. The guidance is effective for public business entities and certain other entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For entities such as First Mariner, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020.
In January 2016, FASB issued ASU 2016-01, Financial Instruments — Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which changes how to recognize and measure financial assets and liabilities. The guidance is effective for public business entities for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019.
In September 2015, FASB issued ASU 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments , which amends the guidance for amounts that are adjusted in a merger or acquisition. The guidance is effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017.
In May 2015, FASB issued ASU 2015-07, Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent) (a Consensus of the Emerging Issues Task Force), which widens the use of the net asset value per share method for valuing some investments. The guidance is effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. A reporting entity should apply the amendments retrospectively to all periods presented. The guidance is not expected to have a significant impact on the Bank’s financial condition or results of operations.
In April 2015, FASB issued ASU 2015-05, Intangibles — Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement, which adds guidance to help businesses determine whether the purchase of cloud services should be accounted for as the purchase of a license to own the software or a service contract. The guidance is effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments are effective for annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 31, 2016. Early adoption of the amendments is permitted. The guidance is not expected to have a significant impact on the Bank’s financial condition or results of operations.
In November 2014, FASB issued ASU 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a Consensus of the FASB Emerging Issues Task Force), which clarifies GAAP for hedge accounting as it’s applied to preferred stock and other types of hybrid financial instruments. The guidance is effective for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption is permitted. The guidance is not expected to have a significant impact on the Bank’s financial condition or results of operations.
In August, 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which implements a common revenue standard that clarifies the principles for recognizing revenue. The core principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The guidance is not expected to have a significant impact on the Bank’s financial condition or results of operations.

Consolidated Financial Statements
As of and For the Period of Inception Through December 31, 2014

Consolidated Statement of Financial Condition
(dollars in thousands)
December 31, 2014
ASSETS
Cash and due from banks	$7,753
Federal funds sold and interest-bearing deposits	82,334
Cash and cash equivalents	90,087
Securities available for sale (“AFS”), at fair value	60,988
Loans held for sale (“LHFS”), at fair value	63,032
Loans receivable	502,099
Allowance for loan losses	(1,433)
Loans receivable, net	500,666
Real estate acquired through foreclosure	7,580
Restricted stock investments	2,103
Premises and equipment, net	36,916
Goodwill	10,502
Other intangible assets	7,084
Accrued interest receivable	2,336
Bank-owned life insurance (“BOLI”)	40,585
Prepaid expenses and other assets	10,425
Total assets	$832,304

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$112,317
Interest-bearing	577,812
Total deposits	690,129
Short-term borrowings	25,498
Long-term borrowings	50
Accrued expenses and other liabilities	11,206
Total liabilities	726,883

Stockholders’ equity:
Preferred stock, $10 par value; 10,000,000 shares authorized; Series A, noncumulative perpetual preferred stock; 1,774,125 shares issued and outstanding	17,741
Common stock, $10 par value; 10,000,000 shares authorized; 3,725,893 shares issued and outstanding	37,259
Additional paid-in capital	55,000
Accumulated deficit	(4,965)
Accumulated other comprehensive income	386
Total stockholders’ equity	105,421
Total liabilities and stockholders’ equity	$832,304

See accompanying notes to Consolidated Financial Statements

Consolidated Statement of Operations
(dollars in thousands, except per share data)
June 17, 2014 (Inception) Through December 31, 2014
Interest income:
Loans	$16,510
Securities and other earning assets	1,039
Total interest income	17,549
Interest expense:
Deposits	1,596
Short-term borrowings	11
Long-term borrowings	89
Total interest expense	1,696
Net interest income	15,853
Provision for loan losses	1,620
Net interest income after provision for loan losses	14,233
Noninterest income:
Mortgage-banking revenue	8,276
ATM fees	1,178
Service fees on deposits	1,053
Gain on sale of AFS securities, net	174
Loss on disposal of premises and equipment	(409)
Commissions on sales of nondeposit investment products	123
Income from BOLI	537
Other	478
Total noninterest income	11,410
Noninterest expense:
Salaries and employee benefits	15,568
Occupancy	4,517
Furniture, fixtures, and equipment	910
Professional services	706
Advertising	933
Marketing/promotion	257
Data processing	1,183
ATM servicing	226
Write-downs, losses, and costs of real estate acquired through foreclosure	665
Federal Deposit Insurance Corporation (“FDIC”) insurance premiums	814
Service and maintenance on facilities	1,117
Corporate insurance	428
Consulting fees	496
Loan expenses	790
Amortization of intangible assets	611
Other	1,387
Total noninterest expense	30,608
Net loss before income taxes	(4,965)
Income tax expense	—
Net loss	$(4,965)
Net loss per common share – basic	$(1.33)

See accompanying notes to Consolidated Financial Statements

Consolidated Statement of Comprehensive Loss
(dollars in thousands)
June 17, 2014 (Inception) Through December 31, 2014
Net loss	$(4,965)
Other comprehensive income:
Unrealized holding gains on securities arising during the period	560
Reclassification adjustment for net gains on securities	(174)
Total other comprehensive income	386
Total comprehensive loss	$(4,579)

See accompanying notes to Consolidated Financial Statements

Consolidated Statement of Changes in Stockholders’ Equity
(dollars in thousands, except number of shares)
	June 17, 2014 (Inception) Through December 31, 2014
	Number of Shares of Preferred Stock	Number of Shares of Common Stock	Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
Balance at inception	—	—	$—	$—	$—	$—	$—	$—
Net loss	—	—	—	—	—	(4,965)	—	(4,965)
Change in unrealized gains and losses on AFS securities	—	—	—	—	—	—	386	386
Preferred stock issued, net of costs	1,774,125	—	17,741	—	17,741	—	—	35,482
Common stock issued, net of costs	—	3,725,893	—	37,259	37,259	—	—	74,518
Balance at December 31, 2014	1,774,125	3,725,893	$17,741	$37,259	$55,000	$(4,965)	$386	$105,421

See accompanying notes to Consolidated Financial Statements

Consolidated Statement of Cash Flows
(dollars in thousands)
June 17, 2014 (Inception) Through December 31, 2014
Cash flows from operating activities:
Net loss	$(4,965)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	1,976
Amortization of unearned loan fees and costs, net	108
Accretion of discounts on purchased loans, net	(1,515)
Amortization of premiums on AFS securities	135
Amortization of intangible assets	611
Amortization of premiums on purchased deposits	(963)
Gains on sales of LHFS	(13,188)
Decrease in accrued interest receivable	69
Gain on sale of AFS securities, net	(174)
Provision for loan losses	1,620
Write-downs and losses on sales of real estate acquired through foreclosure	585
Loss on disposal of premises and equipment	409
Increase in cash surrender value of BOLI	(537)
Originations of mortgage LHFS	(463,119)
Proceeds from mortgage LHFS	450,657
Net decrease in accrued expenses and other liabilities	(5,747)
Net decrease in prepaid expenses and other assets	3,759
Net cash used in operating activities	(30,279)
Cash flows from investing activities:
Cash received in purchase of Bank	116,089
Purchase of Bank	(18,726)
Loan principal repayments, net of disbursements	21,806
Proceeds from sales of loans	6,567
Repurchases of loans previously sold	(571)
Purchases of premises and equipment, net of proceeds from disposals	(791)
Activity in AFS securities:
Maturities/calls/repayments	12,512
Sales	29,017
Proceeds from sales of real estate acquired through foreclosure	5,126
Net cash provided by investing activities	171,029
Cash flows from financing activities:
Net decrease in deposits	(151,931)
Net decrease in other borrowed funds	(8,732)
Net proceeds from stock issuance	110,000
Net cash used in financing activities	(50,663)
Increase in cash and cash equivalents	90,087
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$90,087
Supplemental information:
Interest paid on deposits and borrowed funds	$1,846
Transfer of loans to real estate acquired through foreclosure	518
Transfers of LHFS to loan portfolio	4,164
Noncash assets acquired	786,392
Noncash liabilities assumed	894,257
See accompanying notes to Consolidated Financial Statements

Notes to Consolidated Financial Statements
As of and For the Period of Inception Through December 31, 2014
(1)
Summary of Significant Accounting Policies

Organization
First Mariner Bank (“First Mariner,” “the Bank,” “we,” “our,” or “us”) is a bank incorporated under the laws of the state of Maryland and is headquartered in Baltimore, Maryland. The Bank was previously owned by First Mariner Bancorp, which filed bankruptcy in February of 2014. The Bank was purchased out of bankruptcy by RKJS Bank on June 17, 2014 in a transaction that was accounted for as a business combination (see Note 2), with First Mariner Bank being the successor bank after merging with RKJS Bank. The majority of the Bank’s private ownership group now consists of private equity investment firms, with the four largest investors consisting of Priam Capital Fund I LP, Patriot Financial Partners II, L.P., Greenhill Capital Partners III L.P., and TFO Financial Institutions Restructuring Fund II LLC. In conjunction with the merger, and as a condition of the merger by regulators, the entire board of directors and senior management team of the Bank was replaced.
The purchase price of the Bank was $18.7 million. The Bank raised $110.0 million in capital in the form of both common and preferred stock sales. The preferred stock is noncumulative perpetual preferred stock, with no stated interest rate, no voting rights, and is not convertible to common stock until such an event as a public offering of stock occurs. Additionally, 75,000 warrants were issued as past compensation for one of the investors, with immediate vesting and a 10 year expiration period.
Basis of Presentation, and Use of Estimates
We provide financial services to customers primarily within the Central Maryland region. A portion of activities related to mortgage lending are more dispersed and cover parts of the Mid-Atlantic region and other regions outside of the state of Maryland. Our primary deposit products are checking, savings, and term certificate accounts, and our primary lending products are residential mortgage, commercial, and installment loans. See Note 5 for more information on our lending activities. We do not have any concentrations to any one industry or customer. However, our customers’ ability to repay loan agreements is dependent on the real estate and general economic conditions of the area.
Our consolidated financial statements include the accounts of the Bank and its subsidiaries, FM Appraisals, LLC (“FM Appraisals”) and Canton Crossing II, LLC (“CCII”). All significant intercompany accounts and transactions have been eliminated in consolidation. Events occurring through June 29, 2015, the date the financial statements were available to be issued, were considered in the preparation of the financial statements. Certain amounts have been restated to conform with the presentation of the other 1st Mariner Bank financial statements included in this S-4 filing.
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S.”) (“GAAP”) requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses (the “Allowance”), real estate acquired through foreclosure, impairment of AFS securities, valuations of financial instruments, acquisition day asset and liability valuations, and deferred income taxes. In connection with these determinations, management evaluates historical trends and ratios and, where appropriate, obtains independent appraisals for significant assets and prepares fair value analyses. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents
We consider all highly liquid securities with original maturities of three months or less to be cash equivalents. For reporting purposes, assets grouped in the Consolidated Statement of Financial Condition under the captions “Cash and due from banks” and “Federal funds sold and interest-bearing deposits” are considered cash or cash equivalents. For financial statement purposes, these assets are carried at cost. Federal funds sold and interest-bearing deposits have overnight maturities and are generally in excess of amounts that would be recoverable under FDIC insurance.
Securities
We designate securities into one of two categories at the time of purchase. Debt securities that we have the intent and ability to hold to maturity are classified as held to maturity and recorded at amortized cost. Debt securities not classified as held to maturity and equity securities are considered AFS and are reported at estimated fair value, with unrealized gains and losses reported as a separate component of stockholders’ equity in accumulated other comprehensive income.
AFS Securities are evaluated periodically to determine whether a decline in value is other than temporary. The term “other than temporary” is not intended to indicate a permanent decline in value. Rather, it means that the prospects for near term recovery of carrying value are not necessarily favorable, or that there is a lack of evidence to support fair values equal to, or greater than, the carrying value of the security.
The initial indications of other-than-temporary impairment (“OTTI”) for both debt and equity securities are a decline in the fair value below the amount recorded for a security and the severity and duration of the decline. In determining whether an impairment is other than temporary, we consider the length of time and the extent to which the fair value has been below cost, recent events specific to the issuer, including investment downgrades by rating agencies and economic conditions of its industry, our intent to sell the security, and if it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis. For marketable equity securities, we also consider the issuer’s financial condition, capital strength, and near-term prospects. For debt securities, we also consider the cause of the price decline (general level of interest rates and industry- and issuer-specific factors), the issuer’s financial condition, near-term prospects and current ability to make future payments in a timely manner, the issuer’s ability to service debt, and any change in agencies’ ratings at evaluation date from acquisition date and any likely imminent action. Once a decline in value is determined to be other than temporary, the security is segmented into credit- and noncredit-related components. Any impairment adjustment due to identified credit-related components is recorded as an adjustment to current period earnings, while noncredit-related fair value adjustments are recorded through accumulated other comprehensive income. In situations where we intend to sell or it is more likely than not that we will be required to sell the security, the entire OTTI loss is recognized in earnings.
Gains or losses on the sales of securities are calculated using a specific-identification basis and are determined on a trade-date basis. Premiums and discounts on securities are amortized (accreted) over the term of the security using methods that approximate the interest method.
LHFS
Loans originated for sale are carried at fair value. Fair value is determined based on outstanding investor commitments or, in the absence of such commitments, on current investor yield requirements or third party pricing models. Gains and losses on loan sales are determined using the specific-identification method and are recognized through mortgage-banking revenue in the Consolidated Statement of Operations.
When we sell mortgage loans, we make certain representations to the purchaser related to loan ownership, loan compliance and legality, and accurate documentation, among other things. If a loan is found to be out of compliance with any of the representations subsequent to the date of purchase, we may be required to repurchase the loan or indemnify the purchaser for losses related to the loan, depending on the agreement with the purchaser. In addition other factors may cause us to be required to repurchase or “make-whole” a loan previously sold.

The most common reason for a loan repurchase is due to a documentation error or disagreement with an investor or, on rare occasions, for borrower fraud. Repurchase requests are negotiated with each investor at the time we are notified of the demand and an appropriate reserve is taken at that time. Repurchase and or “make-whole” requests are initially negotiated by the secondary marketing department and monitored by the secondary marketing committee where most disagreements are resolved with no reserve requirement or loss to the Bank. In the event there is an unresolved repurchase or “make-whole” request, the loan is managed by the secondary marketing committee and is elevated to be monitored by the mortgage overview committee to determine the final settlement terms with the investor. Repurchases amounted to $571,000 during 2014. Our reserve for potential repurchase losses was $744,000 as of December 31, 2014.
Loans Receivable
Our loans receivable are stated at their principal balance outstanding, net of related deferred fees and costs.
Risk Characteristics
Commercial Portfolio
Credit risk in commercial lending, which includes commercial, commercial mortgage, commercial construction, and consumer construction loans, can vary significantly, as losses as a percentage of outstanding loans can shift widely during economic cycles and are particularly sensitive to changing economic conditions.
The risks associated with each commercial portfolio class are as follows:
Commercial and Commercial Mortgage — The primary loan-specific risks in commercial and commercial mortgage loans are: deterioration of the business and/or collateral values, deterioration of the financial condition of the borrowers and/or guarantors, which creates a risk of default, and the risk that real estate collateral value determined through appraisals are not reflective of the true property values.
Portfolio risk includes condition of the economy, changing demand, large concentrations, and geographic concentrations.
Commercial Construction — loan-specific and portfolio risks related to commercial construction loans also carry the loan-specific and portfolio risks of commercial and commercial mortgage loans as described above. Additional loan-specific risks include project budget overruns and performance variables related to the contractor and subcontractors. An additional loan-specific risk for commercial construction of residential developments is the risk that the builder has a geographical concentration of developments.
Consumer Construction — loan-specific and portfolio risks related to consumer construction loans to builders and ultimate homeowners carry the same loan-specific and portfolio risks as commercial construction loans as described above.
In general, improving economic conditions may result in improved operating results on the part of commercial customers, enhancing their ability to meet debt service requirements. However, any improvements in operating cash flows can be offset by the impact of rising interest rates that could occur during improved economic times. Declining economic conditions may have an adverse effect on the operating results of commercial customers, reducing their ability to meet debt service obligations.
Consumer Portfolio
Our consumer portfolio includes first- and second-lien mortgage loans and other loans to individuals. The risks associated with each portfolio class are as follows:
Residential Mortgage, Home Equity, and 2nd Mortgage — The primary loan-specific risks related to residential mortgage, home equity, and 2nd mortgage lending include: unemployment, deterioration in real estate values, our ability to assess the creditworthiness of the customer, deterioration in the borrowers financial condition, whether the result of personal issues or a general economic downturn, and the risk that property values determined through appraisals are not reflective of the true property values. The portfolio risks for these types of loans are the same as for commercial and commercial mortgages as described above.
Other Consumer — The primary loan-specific risks of consumer loans are: unemployment, deterioration of the borrower’s financial condition, whether the result of personal issues or a general economic downturn, and for certain consumer loans such as auto loans and boat loans, there is also a risk of deterioration in the value of the collateral. The portfolio risks for these types of loans are the same as for commercial and commercial mortgages as described above.
Generally, consumer loans are segregated into homogeneous pools with similar risk characteristics. We do not individually grade consumer loans. Such loans are classified as performing or nonperforming. Trends such as delinquency and loss and current economic conditions in consumer loan pools are analyzed and historical loss experience is adjusted accordingly.
Income recognition
Interest income on loans is accrued at the contractual rate based on the principal outstanding. Loan origination fees and certain direct loan origination costs are deferred and amortized as a yield adjustment over the contractual loan terms or until the date of sale or disposition. Accrual of interest is discontinued when its receipt is in doubt, which typically occurs when a loan becomes impaired. Any interest accrued to income in the year when interest accruals are discontinued is generally reversed. Management may elect to continue the accrual of interest when a loan is in the process of collection and the estimated fair value of the collateral is sufficient to satisfy the principal balance and accrued interest. Payments on nonaccrual loans are applied to principal. See additional information on loan impairment and nonaccrual status below.
Nonaccrual status
For smaller noncommercial loans, we place loans in nonaccrual status when they are contractually past due 90 days as to either principal or interest, unless the loan is well secured and in the process of collection, or earlier, when, in the opinion of management, the collection of principal and interest is in doubt. For all commercial loans and larger loans, management applies Financial Accounting Standards Board (“FASB”) guidance on impaired loan accounting to determine accrual status. Under that guidance, when it is probable that we will be unable to collect all payments due, including interest, we place the loan in nonaccrual status. A loan remains in nonaccrual status until the loan is current as to payment of both principal and interest and the borrower demonstrates the ability to pay and remain current. Specifically, in order for a nonaccrual loan to be returned to accrual status, a borrower must make six consecutive monthly payments and the borrower must demonstrate the ability to keep the loan current going forward. When a loan is partially charged off, the remaining balance remains in nonaccrual status.
As a result of our ongoing review of the loan portfolio, we may classify loans as nonaccrual even though the presence of collateral or the borrower’s financial strength may be sufficient to provide for ultimate repayment. In general, loans are charged off when a loan or a portion thereof is considered uncollectible. We determine that the entire balance of a loan is contractually delinquent for all classes if the minimum payment is not received by the specified due date. Interest and fees continue to accrue on past due loans until the date the loan goes in nonaccrual status.
Impairment
We determine a loan to be impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. In general, impaired loans consist of nonaccrual loans and troubled debt restructures (“TDR” or “TDRs”) (see separate discussion on TDRs below). We do not consider a loan impaired during a period of delay in payment if we expect to collect all amounts due, including interest past due. Generally we consider a period of delay in payment to include delinquency up to 90 days, but may extend this period if the loan is collateralized by residential or commercial real estate with a low loan-to-value (“LTV”) ratio, and where collection and repayment efforts are progressing. In general, we evaluate our commercial, commercial mortgage, commercial construction, and consumer construction classes of loans individually for impairment and evaluate larger groups of smaller-balance homogeneous loans, which include our residential mortgage, home equity and second mortgage, and other consumer classes of loans, for impairment at the time certain events occur, such as delinquency or notification by the borrower of financial trouble.
We measure loan impairment (1) at the present value of expected cash flows discounted at the loan’s effective interest rate, (2) at the observable market price, or (3) at the fair value of the collateral, less estimated costs to sell, if the loan is collateral dependent. If our measure of the impaired loan is less than the recorded investment in the loan, we recognize an impairment loss through the allowance for loan losses.
When the ultimate collectability of an impaired loan’s principal is in doubt, wholly or partially, all cash receipts are applied to principal. Once the recorded principal balance has been reduced to zero, future cash receipts are applied to interest income, to the extent any interest has been foregone, and then they are recorded as recoveries of any amounts previously charged off. When this doubt no longer exists, cash receipts are applied under the contractual terms of the loan agreement.
See separate discussion of purchased impaired loans below.
Fees and costs
Origination and commitment fees and direct origination costs on loans held for investment generally are deferred and amortized to income over the contractual lives of the related loans using the interest method. Under certain circumstances, commitment fees are recognized over the commitment period or upon expiration of the commitment. Fees to extend loans three months or less are recognized in income upon receipt. Unamortized loan fees are recognized in income when the related loans are sold or prepaid.
Transfers of LHFS to the loan portfolio
In accordance with FASB guidance on mortgage-banking activities, any loans which are originally originated for sale into the secondary market and which we subsequently elect to transfer into the Bank’s loan portfolio are valued at lower of cost or market value (“LCM”) at the time of the transfer with any decline in value recorded as a charge against mortgage-banking revenue in noninterest income.
Purchased loans
Acquired loans are recorded at their initial fair value. Purchased loans are segregated into pools of loans with credit deterioration and loans with no credit deterioration. Credit deterioration is determined based on the probability of collection of all contractually required principal and interest payments. The determination of credit quality deterioration as of the purchase date may include parameters such as past due and nonaccrual status, commercial risk ratings, cash flow projections, type of loan and collateral, collateral value, and recent LTV ratios or appraised values. For loans acquired with no evidence of credit deterioration, the fair value discount or premium is amortized over the contractual life of the loan as an adjustment to yield. For loans acquired with evidence of credit deterioration, the Bank determines at the acquisition date the excess of the loan’s contractually required payments over all cash flows expected to be collected as an amount that should not be accreted into interest income (nonaccretable difference). The remaining amount, representing the difference in the expected cash flows of acquired loans and the initial investment in the acquired loans, is accreted into interest income over the remaining life of the loan or pool of loans (accretable yield) using the interest method. Subsequent to the purchase date, increases in expected cash flows over those expected at the purchase date are recognized prospectively as interest income over the remaining life of the loan as an adjustment to the accretable yield. The present value of any decreases in expected cash flows after the purchase date is recognized as an impairment through a charge to the provision for loan losses. Subsequent to the purchase date, the methods utilized to estimate the required allowance for loan losses are similar to originated loans.
TDRs
We strive to identify borrowers in financial difficulty early and work with them to modify to more affordable terms before their loan reaches nonaccrual status. In situations where, for economic or legal reasons related to a borrower’s financial difficulties, we may grant a concession for other than an insignificant period of time to the borrower that would not otherwise be considered, the related now-modified loan is classified as a TDR. These modified terms may include rate reductions, principal forgiveness, payment extensions, payment forbearance, and/or other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. These loans are excluded from pooled loss forecasts and a separate reserve, included in the Allowance, is provided under the accounting guidance for loan impairment. At the time that a loan is modified, we evaluate any possible impairment based on the present value of expected future cash flows, discounted at the contractual interest rate of the original loan agreement, except when the sole remaining source of repayment for the loan is the liquidation of the collateral. In these cases, we use the current fair value of the collateral, less selling costs, instead of discounted cash flows. Any impairment amount is then established as an allocated portion of the Allowance.
Allowance for Loan Losses
Our Allowance represents an estimated amount that, in management’s judgment, will be adequate to absorb probable incurred losses on existing loans. Management uses a disciplined process and methodology to establish the Allowance each quarter. To determine the Allowance, we estimate the reserves needed for each loan class, including loans analyzed individually and loans analyzed on a pooled basis.
To determine the general portion of the Allowance, loans are pooled by loan class and losses are determined using historical experience, quantitative analysis, and other mathematical techniques over the loss emergence period. Historical loss factors are applied to the pools based on the risk profile in each pool to determine the appropriate reserve related to those loans. Additionally, environmental factors are applied to each loan class that are based upon management’s evaluation of various conditions that are not directly measured in the determination of the formula and other allowances.
On a quarterly basis, we also analyze our purchased loan portfolios to determine if any allowance is required. We perform cash flow analyses on impaired purchased loan pools to determine if any deterioration has occurred in the pools. If deterioration has occurred, we compare the deterioration to any remaining discount on the pools to determine if additional reserves are required as part of the Allowance.
The establishment of the Allowance relies on a consistent process that requires management review and judgment and responds timely to changes in economic conditions and other influences. From time to time, events or economic factors may affect the loan portfolio, causing management to provide additional amounts to or release balances from the Allowance.
We monitor differences between estimated and actual incurred loan losses utilizing charge-off history. Loans deemed uncollectible are charged against, while recoveries are credited to, the Allowance. Management adjusts the level of the Allowance through the provision for loan losses, which is recorded as a current period operating expense.
Commercial (including commercial mortgages) and construction loans (including both commercial and consumer) are generally evaluated for impairment when the loan becomes 90 days past due and/or is rated as substandard. The difference between the fair value of the collateral, less estimated selling costs, and the carrying value of the loan is charged off at that time. Residential mortgage loans are generally charged down to the estimated collectible amount when the loan becomes 120 days past due or is placed in nonaccrual status, whichever is earlier. Consumer loans are generally charged off when the loan becomes 120 days past due or when it is determined that the amounts due are uncollectible (whichever is earlier). The above charge-off guidelines may not apply if the loan is both well secured and in the process of collection.
Real Estate Acquired Through Foreclosure
We record real estate acquired through foreclosure at the fair value, less estimated costs to sell, on the acquisition date and at the lower of such initial amount or estimated fair value less estimated selling costs thereafter. Estimated fair value is based upon many subjective factors, including location and condition of the property and current economic conditions, among other things. Because the calculation of fair value relies on estimates and judgments relating to inherently uncertain events, results may differ from our estimates.

Write-downs at the time of transfer are made through the Allowance. Write-downs subsequent to transfer are included in noninterest expense, along with operating income, net of related expenses of such properties and gains or losses realized upon disposition.
Restricted Stock Investments
The Bank is a member of the Federal Home Loan Bank System and is required to maintain an investment in the stock of the Federal Home Loan Bank of Atlanta (“FHLB”) based on specific percentages of outstanding mortgages, total assets, or FHLB advances. Purchases and sales of stock are made directly with the Bank at par value. Because no ready market exists for this stock and it has no quoted market value, the Bank’s investment in this stock is carried at cost.
The Bank maintains an investment in capital stock of a bankers’ bank. Because no ready market exists for this stock and it has no quoted market value, the Bank’s investment in this stock is carried at cost.
Premises and Equipment
Our premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are accumulated using straight-line and accelerated methods over the estimated useful lives of the assets. Additions and betterments are capitalized and charges for repairs and maintenance are expensed when incurred. The cost and accumulated depreciation or amortization is eliminated from the accounts when an asset is sold or retired and the resultant gain or loss is credited or charged to income. Premises and equipment have estimated useful lives ranging from 3 to 39 years.
BOLI
BOLI is carried at the aggregate cash surrender value of life insurance policies owned where the Bank is named beneficiary. Increases in cash surrender value derived from crediting rates for underlying insurance policies are credited to noninterest income.
Goodwill and Other Intangible Assets
Goodwill represents the excess purchase price paid over the fair value of the net assets acquired in a business combination and is allocated to the Bank’s reporting units. We have two reporting units – commercial and consumer banking (includes administration functions) and mortgage-banking. As of the date of the issuance of the financial statements, we had not yet completed the allocation process.
Goodwill is not amortized but is tested for impairment periodically. We assess goodwill for potential impairment near the end of each fiscal year, or during the year if an event or other circumstance indicates that we may not be able to recover the carrying amount of the asset. In evaluating goodwill for impairment, we first assess qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount. If we conclude that it is not more likely than not that the fair value of a reporting unit is less than its carrying value, then no further testing of the goodwill is required. However, if we conclude that it is more likely than not that the fair value of a reporting unit is less than its carrying value, then we perform a two-step goodwill impairment test to identify potential goodwill impairment and measure the amount of goodwill impairment to be recognized, if any.
In the first step of the review process, we compare the estimated fair value of a reporting unit with its carrying value. If the estimated fair value of a reporting unit exceeds its carrying amount, no further analysis is needed.
If the estimated fair value of a reporting unit is less than its carrying amount, we proceed to the second step of the review process to calculate the implied fair value of the goodwill in order to determine whether any impairment is required. We calculate the implied fair value of the goodwill by allocating the estimated fair value of the reporting unit to all of the assets and liabilities of the reporting unit as if the reporting unit had been acquired in a business combination. If the carrying value of the goodwill exceeds the implied fair value of the goodwill, we recognize an impairment loss for that excess amount. In allocating the estimated fair value of the reporting unit to all of the assets and liabilities of the reporting unit, we use industry and market data, as well as knowledge of the industry.

At December 31, 2014, there was no evidence of impairment of goodwill.
Other intangible assets represent purchased assets that lack physical substance but can be distinguished from goodwill because of contractual or other legal rights or because the asset is capable of being sold or exchanged either on its own or in combination with a related contract, asset, or liability. Our other intangible assets include the fair value of our trade name and a core deposit intangible. The trade name intangible and the core deposit intangible are amortized over an estimated useful life of 10 years.
Impairment of Long-Lived Assets
We continually monitor events and changes in circumstances that could indicate that our carrying amounts of long-lived assets, including intangible assets, may not be recoverable. When such events or changes in circumstances occur, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through their undiscounted expected future cash flows. If the future undiscounted cash flows are less than the carrying amount of these assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets.
Transfers of Financial Assets
Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through a requirement to repurchase them before their maturity.
Income Taxes
Deferred income taxes are recognized for the tax consequences of temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities. Deferred income taxes are provided on income and expense items when they are reported for financial statement purposes in periods different from the periods in which these items are recognized in the income tax returns. Deferred tax assets are recognized only to the extent that it is more likely than not that such amounts will be realized based upon consideration of available evidence, including tax planning strategies and other factors. As of December 31, 2014, we maintained a valuation allowance against the full amount of our deferred tax assets.
The calculation of tax assets and liabilities is complex and requires the use of estimates and judgment since it involves the application of complex tax laws that are subject to different interpretations by us and the various tax authorities. These interpretations are subject to challenge by the tax authorities upon audit or to reinterpretation based on management’s ongoing assessment of facts and evolving case law.
Periodically and in the ordinary course of business, we are involved in inquiries and reviews by tax authorities that normally require management to provide supplemental information to support certain tax positions we take in our tax returns. Uncertain tax positions are initially recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions are initially and subsequently measured as the largest amount of tax benefit or liability that is greater than 50% likely of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and all relevant facts. For tax positions not meeting the “more likely than not” test, no tax benefit or liability is recorded. Management believes it has taken appropriate positions on its tax returns, although the ultimate outcome of any tax review cannot be predicted with certainty. No assurance can be given that the final outcome of these matters will not be different than what is reflected in the financial statements.
We recognize interest and penalties related to income tax matters in income tax expense.
Advertising
We expense our advertising costs as incurred, except payments for major sponsorships which are amortized over an estimated life not to exceed one year. Advertising expenses amounted to $933,000 for the period from inception through December 31, 2014.

Derivatives and Hedging Activities
We maintain and account for derivatives in accordance with FASB guidance on accounting for derivative instruments and hedging activities. When we enter into the derivative contract, we designate a derivative as held for trading, an economic hedge, or a qualifying hedge as detailed in the literature. The designation may change based upon management’s reassessment or changing circumstances.
We designate at inception whether a derivative contract is considered hedging or nonhedging. All of our derivatives are nonexchange traded contracts, and as such, their fair value is based on dealer quotes, pricing models, discounted cash flow methodologies, or similar techniques for which the determination of fair value may require significant management judgment or estimation.
For qualifying hedges, we formally document at inception all relationships between hedging instruments and hedged items, as well as risk management objectives and strategies for undertaking various accounting hedges. We utilize derivatives to manage interest rate sensitivity in certain cases.
Derivatives utilized by the Bank include interest rate lock commitments (“IRLC” or “IRLCs”) and forward settlement contracts as described below.
The Bank, through First Mariner Mortgage (a division of the Bank), enters into IRLCs, under which we originate residential mortgage loans with interest rates determined prior to funding. IRLCs on mortgage loans that we intend to sell in the secondary market are considered derivatives. For these IRLCs, we protect the Bank from changes in interest rates through the use of forward sales of to be issued (“TBA”) mortgage-backed securities. We are exposed to price risk from the time a mortgage loan closes until the time the loan is sold. We utilize forward sales of TBA mortgage-backed securities to manage exposure to price risk. During the period of the rate lock commitment and from the time a loan is closed with the borrowers and sold to investors, we remain exposed to basis (execution, timing, and/or volatility) risk in that the changes in value of our forward sales commitments may not equal or completely offset the changes in value of the rate commitments. We also mitigate counterparty risk by entering into commitments with proven counterparties and pre-approved financial intermediaries.
The market value of IRLCs is not readily ascertainable with precision because they are not actively traded in stand-alone markets. The Bank determines the fair value of IRLCs by measuring the change in the value of the underlying asset, while taking into consideration the probability that the IRLCs will close.
Changes in interest rates could materially affect the fair value of the IRLCs or the forward commitments. In the case of the loan related derivatives, fair value is also impacted by the probability that the rate lock commitment will close (“fallout factor”). Changes in interest rates could result in changes in the fallout factor, which might magnify or counteract the sensitivities. The impact of an interest rate shift on the fallout ratio is nonsymmetrical and nonlinear.
At December 31, 2014, we did not have any designated hedges as we do not designate IRLCs or forward sales commitments on LHFS originations as hedges. We recognize any gains and losses on IRLCs and forward sales commitments on LHFS originations through mortgage-banking revenue in the Consolidated Statement of Operations.
(2)
Business Combination

On June 17, 2014, RKJS Bank acquired the Bank in a transaction that was accounted for as a business combination. The purchase price of the Bank was $18.7 million.
The transaction was accounted for using the acquisition method of accounting and, accordingly, assets acquired, liabilities assumed, and consideration transferred were recorded at the estimated fair value on the acquisition date.

The following table shows the net assets at fair value of the Bank as of June 17, 2014, the date of the acquisition (dollars in thousands):
Consideration paid – cash	$18,726
Assets acquired:
Cash and due from banks and interest-bearing deposits	116,089
AFS Securities	102,091
LHFS	41,545
Loans receivable	525,036
Real estate acquired through foreclosure	12,773
Core deposit intangible	3,995
Trade name	3,700
Other assets	97,252
Total assets	902,481
Liabilities assumed:
Deposits	843,023
Borrowings	34,280
Other liabilities	16,954
Total liabilities	894,257
Net assets acquired at fair value	8,224
Goodwill resulting from acquisition	$10,502

(3)
Restrictions on Cash and Due From Banks

The Bank is required by the Federal Reserve Board (“FRB”) to maintain certain cash reserve balances based principally on deposit liabilities. Due to large vault cash amounts at December 31, 2014, no additional reserves were required at the FRB. The Bank pledged $1.7 million in cash for exposure on debit card transactions as of December 31, 2014.
(4)    AFS Securities
The composition of our AFS securities portfolio is as follows at December 31, 2014:
	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Fair Value
	(dollars in thousands)
Mortgage-backed securities	$46,170	$448	$49	$46,569
Trust preferred securities	3,065	3	—	3,068
U.S. government agency notes	10,617	2	28	10,591
Equity securities - mutual funds	750	10	—	760
	$60,602	$463	$77	$60,988

Contractual maturities of debt securities at December 31, 2014 are shown below. Actual maturities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.
	Amortized Cost	Estimated Fair Value
	(dollars in thousands)
Due in one year or less	$3,504	$3,484
Due after one year through five years	7,113	7,107
Due after ten years	3,065	3,068
Mortgage-backed securities	46,170	46,569
	$59,852	$60,228

The following table shows the level of our gross unrealized losses and the fair value of the associated securities by type and duration of loss position for AFS securities at December 31, 2014:
	Less than 12 months		12 months or more		Total
	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
	(dollars in thousands)
Mortgage-backed securities	$19,268	$49	$—	$—	$19,268	$49
U.S. government agency notes	9,062	28	—	—	9,062	28
	$28,330	$77	$—	$—	$28,330	$77

For AFS securities, gross unrealized losses totaled $77,000 as of December 31, 2014 and equaled 0.3% of the fair value of securities with unrealized losses as of that date. A total of 16 securities were in an unrealized loss position as of December 31, 2014, with the largest single unrealized loss in any one security totaling $21,000. No securities were in an unrealized loss position for twelve months or more.
All of the securities that are impaired are so due to declines in fair values resulting from changes in interest rates or increased credit/liquidity spreads since the time they were purchased. We have the intent to hold these debt securities to maturity, and, for equity securities in a loss position, for the foreseeable future and believe it is not more likely than not, that we will be required to sell the securities before anticipated recovery. We expect these securities will be repaid in full, with no losses realized. As such, management considers the impairments to be temporary.
During the period of inception through December 31, 2014, we recognized gross gains and gross losses on the sale of AFS securities of  $175,000 and $1,000, respectively.
At December 31, 2014, we held securities with an aggregate carrying value (fair value) of  $20.3 million that we have pledged as collateral for certain mortgage-banking and hedging activities and borrowings.
(5)
Loans Receivable and Allowance for Loan Losses

Loans receivable are summarized as follows at December 31, 2014 (dollars in thousands):
Commercial	$43,038
Commercial mortgage	190,522
Commercial construction	21,023
Consumer construction	10,679
Residential mortgage	131,001
Consumer	107,623
Total loans	503,886
Unearned loan fees, net	(1,787)
$502,099

Included in consumer loan totals in the above table are overdrawn commercial and retail checking accounts totaling approximately $90,000 as of December 31, 2014.
At December 31, 2014, we had pledged loans with carrying values of  $112.7 million and $1.9 million as collateral for FHLB advances and for our operating account with the FRB, respectively.
Purchased Credit-Impaired Loans
We have purchased loans, for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually required payments would not be collected.
The carrying amount of those loans is as follows as of December 31, 2014 (dollars in thousands):
Commercial	$1,766
Commercial mortgage	24,828
Commercial construction	8,713
Consumer construction	2,158
Residential mortgage	4,822
Consumer	1,049
Outstanding balance	43,336
Net discount on purchased impaired loans	(8,424)
Net carrying amount	$34,912

For those purchased credit impaired loans disclosed above, we increased the allowance for loan losses by $233,000 for the period from inception through December 31, 2014.
The following table presents changes in the accretable discount on purchased credit-impaired loans for the period from inception through December 31, 2014 (dollars in thousands):
Beginning balance	$—
Purchases	2,883
Accretion	(1,026)
Reclassification	1,383
Ending balance	$3,240

Credit Quality
Management has an established methodology to determine the adequacy of the Allowance that assesses the risks and losses inherent in the loan portfolio. For purposes of determining the Allowance, we have segmented our loan portfolio by product type. Our portfolio loan segments are commercial, commercial mortgage, commercial construction, consumer construction, residential mortgage, and consumer. We have evaluated all segments to determine if subcategorization into classes is warranted based upon our credit review methodology. We have divided consumer loans into two classes, (1) home equity and second mortgage loans and (2) other consumer loans.
To establish the general portion of the Allowance, loans are pooled by portfolio class and a historical loss percentage is applied to each class of nonimpaired loans. Those percentages are then applied to the current period loan balances to determine the required reserve. We then apply additional general loss factors to the different segments of loans to reflect various environmental factors. For individually evaluated loans, we do additional analyses to determine any impairment. In general, this impairment is included as part of the Allowance. These loss estimates are performed under multiple economic scenarios to establish a range of potential outcomes for each criterion. Management applies judgment to develop its own view of loss probability within that range, using external and internal parameters with the objective of establishing an Allowance inherent within these portfolios as of the reporting date.

The following tables presents by portfolio segment, the changes in the Allowance, and the recorded investment in loans as of and for the period of inception through December 31, 2014:
	Commercial	Commercial Mortgage	Commercial Construction	Consumer Construction	Residential Mortgage	Consumer	Unallocated	Total
	(dollars in thousands)
Beginning Balance	$—	$—	$—	$—	$—	$—	$—	$—
Charge-offs	—	(52)	—	—	(211)	(607)	—	(870)
Recoveries	271	8	17	—	51	336	—	683
Net recoveries (charge offs)	271	(44)	17	—	(160)	(271)	—	(187)
(Reversal of) provision for loan losses	(220)	396	146	168	759	371	—	1,620
Ending Balance	$51	$352	$163	$168	$599	$100	$—	$1,433
Ending balance – individually evaluated for impairment	$—	$—	$—	$—	$549	$—	$—	$549
Ending balance – purchased impaired loans	—	1	55	145	32	—	—	233
Ending balance – collectively evaluated for impairment	51	351	108	23	18	100	—	651
	$51	$352	$163	$168	$599	$100	$—	$1,433
Ending loan balance – individually evaluated for impairment	$—	$4,836	$—	$—	$3,660	$417		$8,913
Ending loan balance – purchased impaired loans	1,483	20,121	6,464	1,900	4,056	888		34,912
Ending loan balance – collectively evaluated for impairment	41,405	165,092	14,540	8,652	123,204	105,381		458,274
	$42,888	$190,049	$21,004	$10,552	$130,920	$106,686		$502,099

We use creditworthiness categories to grade commercial loans. Our internal grading system is based on experiences with similarly graded loans. Category ratings are reviewed each quarter. Our internal risk ratings are as follows:
Superior Credit Quality (“RR1”) — This category includes credits that are secured by up to 95% advance against cash balances, municipal or corporate bonds carrying an A rating or better (subject to maturity), U.S. Government securities (subject to maturity), and fully marketable securities of companies with an A or better debt rating. In addition, the borrower must have a reasonable financial condition evidenced by complete financial statements.
High Credit Quality (“RR2”) — This category generally includes credits that are secured by up to 70% advance against municipal or corporate bonds carrying an A rating or better, U.S. Government securities, and marketable securities of companies with an A or better debt rating, or for individual credits, a first deed of trust on residential owner-occupied property with an LTV ratio of 80% or less and adequate cash flow to service the debt. At December 31, 2014, none of our loans carried this risk rating.
Above Average Credit Quality (“RR3”) — This category includes business loans to publicly traded companies with a B rating or better, commercial construction loans with a contingent-free take-out or substantial pre-leasing (75% or more of leasable space) with an LTV ratio of 70% or less, residential construction loans with pre-sold units and an LTV ratio of 75% or less as long as sales are on a noncontingent basis and the overall project is progressing on schedule as originally determined, loans to individuals with liquid assets and strong net worth and the additional ability to service the debt from sources unrelated to the purpose of the credit extension, and monitored credits to borrowers of sound financial condition with approved advance rates providing adequate margin so that collateral can be easily liquidated within 90 days or less.

Average/Satisfactory Credit Quality (“RR4”) — In general, this category includes small-to-medium sized companies with satisfactory financial condition, cash flow, profitability, and balance sheet and income statement ratios, term loans and revolving credits with annual clean-up requirements, the majority of retail commercial credits, loans to partnerships or small businesses, most wholesale sales finance lines, wholesale distributors whose capital position and profitability are at Risk Management Association averages, and loans to individuals with acceptable financial condition and sufficient net cash flow to service the debt as long as the source of repayment is identifiable and sufficient to liquidate the debt within an acceptable period of time and a secondary source of repayment is evident.
Acceptable With Care (“RR5”) — This category includes secured loans to small or medium sized companies which have suffered a financial setback where a convincing plan for correction demonstrates the deficiency is temporary in nature, loans with debt service coverage ratios below or LTV ratios above policy guidelines, most construction and development loans, permanent loans underwritten based on pro forma rents as opposed to historical or actual rents, real estate loans where the project is moderately off the original projections as to cost estimates or absorption, and loans where the interest reserve is no longer adequate, but the customer or guarantor has a proven ability to carry the interest expense out of pocket for an extended time period without undue financial strain.
Watch Credits (“RR6”) — This category includes loans to borrowers who have experienced a temporary setback or deterioration in financial condition that should correct itself during the next twelve months, companies whose financial condition has been marginally acceptable for a period of time and prospects for significant improvement are limited, loans to individuals with marginal financial condition, and most credits for start-up operations. Also included in this category are real estate loans where the project is moderately off original projections, interest reserve may be depleted, with the borrower or guarantor having a questionable or unproved ability to pay interest out of pocket. These credits are considered marginally acceptable.
Special Mention (“RR7”) — special mention credits are characterized as adequately covered by collateral (if any) and/or the paying capacity of the borrower, but are subject to one or more deteriorating trends. These credits constitute an undue and unwarranted credit risk, but not to the point of justifying a classification of substandard. These credits have potential weaknesses which, if not examined and corrected, may weaken the asset or inadequately protect the Bank’s credit position at some future date.
Substandard (“RR8”) — Substandard loans are inadequately protected by the current sound worth and paying capacity of the obligor or the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses, which jeopardize the orderly liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. The borrower’s financial condition indicates an inability to repay, even if restructured. Prospects for improvement in the borrower’s financial condition are poor. Primary repayment source appears to be shifting from cash flow to liquidation of collateral.
Doubtful (“RR9”) — Doubtful classifications have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently known facts, conditions, and values highly questionable and improbable. A doubtful classification may be appropriate in cases where significant risk exposures are perceived, but loss cannot be determined because of specific, reasonable, and pending factors which may strengthen and work to the advantage of the credit in the near term. Account officers attempt to identify any principal loss in the credit, where possible, thereby limiting the excessive use of the doubtful classification. The classification is a deferral of the estimated loss until its more exact status may be determined. At December 31, 2014, none of our loans carried this risk rating.
Loss (“RR10”) — Losses must be taken as soon as they are realized. In some instances and on a temporary basis, a portion of a loan may receive this rating (split rating) when the actual loss cannot be currently identified. In these instances, additional facts or information is necessary to determine the final amount to be charged against the loan loss reserve. When applied for these purposes, this risk rating may be used for a period not to exceed six months. Subsequent to the identification of this split rating, the remaining balance will be risk rated substandard. At December 31, 2014, none of our loans carried this risk rating.

The following table shows the credit quality breakdown of our commercial loan portfolio by class as of December 31, 2014:
	Commercial	Commercial Mortgage	Commercial Construction	Consumer Construction	Total
	(dollars in thousands)
RR8	$—	$20,853	$12,930	$—	$33,783
RR7	4,639	11,346	2,469	—	18,454
RR6	7,385	25,163	429	—	32,977
RR5	10,770	91,583	5,176	—	107,529
RR4	20,075	29,259	—	10,552	59,886
RR3	—	11,845	—	—	11,845
RR1	19	—	—	—	19
	$42,888	$190,049	$21,004	$10,552	$264,493

We do not individually grade residential mortgage or consumer loans. Such loans are classified as performing or nonperforming. Loan performance is reviewed each quarter. The following table shows performing and nonperforming (nonaccrual) residential mortgage and consumer loans by class as of December 31, 2014:
	Residential Mortgage	Home Equity & 2nd Mortgage	Other Consumer	Total
	(dollars in thousands)
Nonaccrual loans	$2,855	$401	$17	$3,273
Performing loans	128,065	87,714	18,554	234,333
	$130,920	$88,115	$18,571	$237,606

The following table shows the aging of our loans receivable by class at December 31, 2014:
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More and Accruing	Nonaccrual	Total Past Due	Purchased Impaired	Current	Total Loans
	(dollars in thousands)
Commercial	$—	$—	$—	$—	$—	$1,483	$41,405	$42,888
Commercial mortgage	1,964	1,020	4,336	4,836	12,156	20,122	157,771	190,049
Commercial construction	—	—	96	—	96	6,464	14,444	21,004
Consumer construction	832	226	—	—	1,058	1,899	7,595	10,552
Residential mortgage	3,781	8,657	541	2,855	15,834	4,055	111,031	130,920
Home equity and 2nd mortgage	2,978	1,319	—	401	4,698	743	82,674	88,115
Other consumer	31	9	—	16	56	146	18,369	18,571
	$9,586	$11,231	$4,973	$8,108	$33,898	$34,912	$433,289	$502,099

The interest which would have been recorded on the above nonaccrual loans if those loans had been performing in accordance with their contractual terms was approximately $125,000 in 2014. The actual interest income recorded on those loans in 2014 was approximately $41,000.

Impaired loans include nonaccrual loans and accruing TDRs. The following tables show the breakout of impaired loans (excluding purchased impaired loans of  $34.9 million) by class as of and for the period of inception through December 31, 2014:
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
	(dollars in thousands)
With no related allowance:
Commercial	$—	$—	$—	$—	$—
Commercial mortgage	4,836	4,836	—	967	3
Commercial construction	—	—	—	—	—
Consumer construction	—	—	—	—	—
Residential mortgage	—	—	—	481	—
Home equity & 2nd mortgage	401	401	—	156	7
Other consumer	16	16	—	3	—
With a related allowance:
Commercial	—	—	—	—	—
Commercial mortgage	—	—	—	—	—
Commercial construction	—	—	—	—	—
Consumer construction	—	—	—	—	—
Residential mortgage	3,660	4,209	549	990	31
Home equity & 2nd mortgage	—	—	—	—	—
Other consumer	—	—	—	—	—
Totals:
Commercial	—	—	—	—	—
Commercial mortgage	4,836	4,836	—	967	3
Commercial construction	—	—	—	—	—
Consumer construction	—	—	—	—	—
Residential mortgage	3,660	4,209	549	1,471	31
Home equity & 2nd mortgage	401	401	—	156	7
Other consumer	16	16	—	3	—
The following table shows the breakdown of loans we modified and consider to be TDRs during the period from inception through December 31, 2014:
	Number of Modifications	Recorded Investment Prior to Modification	Recorded Investment After Modification
	(dollars in thousands)
Residential mortgage	2	$1,358	$1,358
Our TDRs are the result of renewals where the only concession is that the interest rate is not considered to be a market rate. As such, the best illustration of the financial impact of the TDRs is the effect on the Allowance. The TDRs described above increased the Allowance by $59,000 during 2014.
There were no TDR modifications for which there was a payment default within the lesser of the period of inception through December 31, 2014 or the twelve months following the modification.
Total TDRs as of December 31, 2014 amounted to $1.4 million, none of which were in nonaccrual status.

(6)
Premises and Equipment

We own property and equipment as follows at December 31, 2014 (dollars in thousands):
Land	$1,888
Buildings and improvements	32,785
Leasehold improvements	1,124
Furniture, fixtures, automobiles, and equipment	3,095
Total, at cost	38,892
Less: accumulated depreciation and amortization	(1,976)
Net premises and equipment	$36,916

Depreciation and amortization expense for the period from inception through December 31, 2014 was $2.0 million.
We lease various branch and general office facilities to conduct our operations. The leases have remaining terms which range from a period of less than 1 year to 5 years. Most leases contain renewal options which are generally exercisable at increased rates. Some of the leases provide for increases in the rental rates at specified times during the lease terms, prior to the expiration dates. The leases generally provide for payment of property taxes, insurance, and maintenance costs by the Bank. The total rental expense for all real property leases amounted to $2.3 million for 2014.
Our minimum lease payments due for each of the next five years are as follows (dollars in thousands):
2015	$4,165
2016	2,872
2017	792
2018	407
2019	155
Thereafter	—
$8,391

(7)
Goodwill & Other Intangible Assets

The Bank’s goodwill and other intangible assets related to the acquisition of the Bank by RKJS Bank in June, 2014 were as follows for the period from inception through December 31, 2014 (dollars in thousands):
		Other Intangible Assets
	Goodwill	Trade Name	Core Deposit Intangible	Total
Beginning balance	$—	$—	$—	$—
Addition to intangibles	10,502	3,700	3,995	7,695
Amortization	—	(185)	(426)	(611)
Ending balance	$10,502	$3,515	$3,569	$7,084

Both the core deposit intangible and the trade name are being amortized over 10 years. The estimated amortization expense for both intangibles is as follows (dollars in thousands):
	Trade Name	Core Deposit Intangible	Total
2015	$370	$679	$1,049
2016	370	528	898
2017	370	437	807
2018	370	378	748
2019	370	341	711
Thereafter	1,665	1,206	2,871
	$3,515	$3,569	$7,084

(8)
Deposits

Deposits are summarized as follows at December 31, 2014:
	Amount	Weighted- Average Effective Rate
	(dollars in thousands)
Transaction accounts:
NOW	$52,912	2.12%
Savings	62,915	0.15%
Money market	119,169	0.17%
Noninterest-bearing demand	112,317
Total transaction accounts	347,313
Certificates of deposit:
Original maturities:
Under 12 months	88,458	0.38%
12 to 60 months	219,194	0.61%
IRA and KEOGH	35,164	0.34%
Total certificates of deposit	342,816
Total deposits	$690,129

Time deposits mature as follows as of December 31, 2014:
	Amount	% of Total
	(dollars in thousands)
Within 6 months	$121,071	35.3%
Over 6 months – 12 months	102,583	29.9%
Over 12 months – 24 months	96,777	28.2%
Over 24 months – 36 months	18,704	5.5%
Over 36 months – 48 months	3,671	1.1%
Over 48 months	10	0.1%
	$342,816	100.0%

The Bank offers certain certificate products that provide customers a “one-time” withdrawal option that the customer may exercise at any time without penalty. As of December 31, 2014, certificates that permitted early withdrawal totaled $69.4 million.
Certificates of deposit of  $250,000 or more totaled $29.1 million at December 31, 2014.

The FDIC, through the Deposit Insurance Fund, insures deposits of accountholders up to $250,000. The Bank pays an annual premium to provide for this insurance.
(9)
Borrowings

Our borrowings consist of retail repurchase agreements, short-term advances from the FHLB, and a long-term note.
The FHLB advances are available under a specific collateral pledge and security agreement, which requires that we maintain collateral for all of our borrowings equal to 125% of advances. We may pledge as collateral specific first- and second-lien mortgage loans or commercial mortgages for borrowings up to 10% of the Bank’s total assets. The advances are fixed-rate instruments with a specific maturity date. As of December 31, 2014, our total credit line with the FHLB was $82.6 million, with an outstanding balance at December 31, 2014 of  $25.0 million and a remaining available line of  $57.6 million.
Certain information regarding our borrowings is as follows as of December 31, 2014 (dollars in thousands):
Amount outstanding at year-end:
FHLB short-term advances	$25,000
Retail repurchase agreements	498
Long-term note	50
Weighted-average interest rate at year-end:
FHLB short-term advances	0.19%
Retail repurchase agreements	0.01%
Long-term note	—
Maximum outstanding at any month-end:
FHLB short-term advances	$25,000
Retail repurchase agreements	6,651
Long-term note	500
Average outstanding:
FHLB short-term advances	$2,263
Retail repurchase agreements	4,832
Long-term note	204
Weighted-average interest rate during the year:
FHLB short-term advances	0.39%
Retail repurchase agreements	0.26%
Long-term note	—
The long-term note is noninterest-bearing and matures in 2016.
At December 31, 2014, we had pledged securities with an aggregate carrying value (fair value) of  $15.2 million and loans with a carrying value of  $112.7 million as collateral for FHLB advances. We had also pledged securities with an aggregate carrying value (fair value) of  $2.0 million as collateral for the retail repurchase agreements.
(10)
Regulatory Matters and Capital Adequacy

Various regulatory capital requirements administered by the federal banking agencies apply to the Bank. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on our financial condition. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average quarterly assets (“leverage”). As of December 31, 2014, the Bank met the requirements for “well capitalized” under the regulatory framework for prompt corrective action.
Our regulatory capital amounts and ratios as of December 31, 2014 were as follows:
	Actaul Amount		Minimum Requirements for Capital Adequacy Purposes		To be Well Capitalized Under Prompt Corrective Action Provision
		Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)
Total capital (to risk-weighted assets)	$89,631	16.0%	$44,717	8.0%	$55,896	10.0%
Tier 1 capital (to risk-weighted assets)	87,449	15.6%	22,358	4.0%	33,537	6.0%
Tier 1 capital (to average quarterly assets)	87,449	10.7%	32,836	4.0%	41,044	5.0%
The Bank is under an Agreement with the FDIC and the Commissioner of Financial Regulation for the state of Maryland (the “Commissioner”) (entered into on September 18, 2009, prior to the sale of the Bank to RKJS Bank), pursuant to which it consented to the entry of an Order to Cease and Desist (“the Order”), which directed the Bank to (i) increase its capitalization, (ii) improve earnings, (iii) reduce nonperforming loans, (iv) strengthen management policies and practices, and (v) reduce reliance on noncore funding. The Order required the Bank to adopt a plan to achieve and maintain a leverage capital ratio of at least 7.5% and a total risk-based capital ratio of at least 11%. As part of the Order, within 30 days after the end of each calendar year, the Bank must submit an annual budget and profit plan and a plan that takes into account the Bank’s pricing structure, the Bank’s cost of funds and how this can be reduced, and the level of provision expense for adversely classified loans. To address reliance on noncore funding, the Bank was required to submit a liquidity plan intended to reduce the Bank’s reliance on noncore funding, wholesale funding sources, and high-cost rate-sensitive deposits. While the Order is in effect, the Bank may not pay dividends or management fees without the FDIC’s prior consent, may not accept, renew, or roll over any brokered deposits, and is restricted in the yields that it may pay on deposits. As of December 31, 2014, we have met all provisions of the Order.
As a condition of the merger between the Bank and RKJS Bank, the Bank is subject to an Order and Basis for Corporation Approval (“Approval Order”) by the FDIC that requires the Bank to (i) maintain at not less than 8%, a Tier 1 capital to assets leverage ratio for the first seven years after consummation of the merger, (ii) maintain an adequate allowance for loan and lease losses, (iii) operate within the parameters of the business plan submitted to the FDIC, and for the first seven years after consummation of the merger, obtain approval from the FDIC Regional Director for any proposed major deviation or material change from the submitted business plan before consummation of the change, (iv) submit to the appropriate FDIC office, within 60 days before the end of the third year of operation, pro forma financial statements and a business plan for operating years four through seven, (v) for the three-year period after the consummation of the merger, obtain the written non-objection of the FDIC Regional Director prior to implementation of any stock benefit plans, including stock options, stock warrants, and/or other similar stock-based compensation plans, (vi) not declare or pay dividends without prior written approval of the FDIC Regional Director for three years following the consummation of the merger, (vii) obtain the written approval of the FDIC Regional Director prior to adding or replacing any individual as a director or senior executive officer, or changing the responsibilities of any senior executive officer position for three years after the consummation of the merger.
The Bank is also subject to requirements of the Commissioner as conditions of the merger. The Bank is required to (i) remain well capitalized and in satisfactory condition following the merger, (ii) obtain written approval from the Commissioner prior to making any material changes to the Business Plan, for the three-year period immediately following the effective date of the merger, (iii) provide prior notifications to and receive written approval from the Commissioner before making any changes to the Bank’s senior management or board of directors for the at least the three-year period immediately following the effective date of the merger, with an additional three-year period requirement possible at the discretion of the

Commissioner, (iv) not pay any dividends unless prior written approval has been received from the Commissioner, (v) on or before January 30, 2015, and on or before July 31, 2015, submit to the Commissioner financial statements, as of December 31, 2014 and June 30, 2015, respectively, in the same format as the final pro forma financials submitted with the merger application to the Commissioner.
The foregoing may subject us to increased regulatory scrutiny and may have an adverse impact on our business operations. Failure to comply with the provisions of these regulatory requirements may result in more restrictive actions from our regulators, including more severe and restrictive enforcement actions. As of December 31, 2014, we have met all provisions of the Order and the Approval Order.
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Loss Per Share

Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed after adjusting the denominator of the basic loss per share computation for the effects of all dilutive potential common shares outstanding during the period. The dilutive effects of options, warrants, and their equivalents are computed using the “treasury stock” method. For the period from inception through December 31, 2014, we had no common stock equivalents that were required to be used in the loss per share calculations.
Information relating to the calculations of our loss per common share is summarized as follows for the period from inception through December 31, 2014 (dollars in thousands, except for per share data):
Weighted-average share outstanding – basic	3,725,893
Net loss	$(4,965)
Net loss per share – basic	$(1.33)

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Other Comprehensive Income

The following table presents the changes in the components of accumulated other comprehensive income from the date of inception through December 31, 2014:
Accumulated Other Comprehensive Income — AFS securities
(dollars in thousands)
Balance at beginning of period	$—
Other comprehensive income before reclassification	560
Amounts reclassified from accumulated other comprehensive income	(174)
Balance at end of period	$386

The followings table presents the amounts reclassified out of the components of accumulated other comprehensive income from the date of inception through December 31, 2014:
	Accumulated Other Comprehensive Income — AFS securities	Affected Line Item in the Statement Where Net Loss is Presented
	(dollars in thousands)
Realized gain on sale of AFS securities	$(174)	Gain on sale of AFS securities, net

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Other Expenses

The following summarizes our other noninterest expenses for the period of inception through December 31, 2014 (dollars in thousands):
Office supplies	$176
Overnight delivery/courier	164
Dues and subscriptions	148
Director fees	134
Security	100
Postage	71
Automobile	69
Printing	55
Travel and entertainment	54
Employee education and training	29
Other	387
$1,387

(14)    Income Taxes
Our income tax expense consists of the following for the period from inception through December 31, 2014 (dollars in thousands):
Current	$—
Deferred	—
Income tax expense	$—

The income tax expense is reconciled to the amount computed by applying the federal corporate tax rate of 35% to the net loss before taxes as follows for the period of inception through December 31, 2014:
	Amount	Rate
	(dollars in thousands)
Tax at statutory federal rate	$(1,688)	(34.0)%
Change in valuation allowance	1,631	32.8%
BOLI	(183)	(3.6)%
Other permanent M-1 adjustments	(9)	(0.2)%
Other	249	5.0%
	$—	—%

The tax effects of temporary differences between the financial reporting basis and income tax basis of assets and liabilities relate to the following at December 31, 2014 (dollars in thousands):
Deferred tax assets:
Allowance for loan losses	$565
Net operating loss carryforward	29,693
Real estate acquired through foreclosure	4,569
Deferred rent	51
Nonaccrual interest	96
Accrued expenses	209
Tax credits	1,518
Charitable contributions	6
Total gross deferred tax assets	36,707
Less: valuation allowance	(25,131)
11,576
Deferred tax liabilities:
Purchase accounting fair value adjustments	(7,823)
Accrued intangibles	(2,795)
Loan discount reduction	(251)
Depreciation	(707)
Total gross deferred tax liabilities	(11,576)
Net deferred tax assets	$—

As of December 31, 2014, the Bank determined, based on the weight of available evidence, that it is more likely than not that the deferred tax assets will not be realized and, accordingly, has provided a valuation allowance for the full amount of the net deferred tax assets.
On the date of acquisition, the Bank carried a deferred tax asset of  $23.5 million. The Bank determined that it is more likely than not that the deferred tax asset will not be realized and, accordingly, provided a valuation allowance for the full amount of the net deferred tax asset at that point in time.
We have net operating loss carryforwards available for federal income tax purposes of approximately $75.3 million. Internal Revenue Code Section 382 (“IRC 382”) places an annual limitation on a corporation’s ability to utilize its net operating loss carryforward if there is a greater than 50% change in ownership. The acquisition of First Mariner Bank by RKJS Bank met the definition of a change of ownership and First Mariner Bank’s net operating losses are now limited by IRC 382. Management has estimated the amount of the IRC 382 limitation. The deferred tax asset for net operating losses has been reduced to reflect the estimated amount of net operating losses that can be utilized considering the IRC 382 limitation. The formal section 382 limitation analysis has not been fully completed, accordingly the gross deferred tax asset may be adjusted upon completion of the analysis. The net operating loss carryforwards begin to expire in 2029 through 2034.
Our income tax returns are subject to review and examination by federal and state taxing authorities. We are currently open to audit under the applicable statutes of limitations by the Internal Revenue Service for the years ended December 31, 2011 through 2013. The years open to examination by state taxing authorities vary by jurisdiction.

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Fair Value

We classify financial assets and financial liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:
Level 1	Valuations for assets and liabilities traded in active exchange markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2	Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or comparable assets or liabilities which use observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
We record transfers between levels at the end of the reporting period in which the change in significant inputs occurs.
Assets and Liabilities Measured on a Recurring Basis
The following tables present fair value measurements for assets and liabilities that are measured at fair value on a recurring basis as of and for the period of inception through December 31, 2014:
	Carrying Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Changes In Fair Values Included In Period Income
	(dollars in thousands)
ASSETS:
Securities:
Mortgage-backed securities	$46,569	$—	$46,569	$—	$—
Trust preferred securities	3,068	—	3,068	—	—
U.S. government agency notes	10,591	—	10,591	—	—
Equity securities - mutual funds	760	—	760	—	—
	$60,988	$—	$60,988	$—	$—
LHFS	$63,032	$—	$63,032	$—	$760
IRLCs	1,772	—	1,772	—	(1,720)
LIABILITIES:
Forward contracts to sell mortgage-backed securities	708	—	708	—	(2,128)
There were no transfers between any of Levels 1, 2, and 3 for the period from inception through December 31, 2014.
AFS Securities
The estimated fair values of AFS equity securities are determined by obtaining quoted prices on nationally recognized exchanges. The estimated fair values for our debt securities are obtained from a nationally-recognized pricing service. This pricing service develops estimated fair values by analyzing like securities and applying available market information through processes such as benchmark curves, benchmarking of like securities, sector groupings, and matrix pricing, to prepare valuations. Matrix pricing is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities, but rather by relying on the securities’ relationship to other benchmark quoted securities. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information, and the bond’s terms and conditions, among other things, and are based on market data obtained from sources independent from the Bank. The Level 2 investments in the Bank’s portfolio are priced using those inputs that, based on the analysis prepared by the pricing service, reflect the assumptions that market participants would use to price the assets. The Bank has determined that the Level 2 designation is appropriate for these securities because, as with most fixed-income securities, those in the Bank’s portfolio are not exchange-traded, and such nonexchange-traded fixed income securities are typically priced by correlation to observed market data. The Bank has reviewed the pricing service’s methodology to confirm its understanding that such methodology results in a valuation based on quoted market prices for similar instruments traded in active markets, quoted markets for identical or similar instruments traded in markets that are not active, and model-based valuation techniques for which the significant assumptions can be corroborated by market data as appropriate to a Level 2 designation.
LHFS
LHFS are carried at fair value, which is determined based on outstanding investor commitments or, in the absence of such commitments, on current investor yield requirements or third party pricing models.
IRLCs
We utilize a third party specialist model to estimate the fair value of our IRLCs, which are valued based upon mandatory pricing quotes from correspondent lenders less estimated costs to process and settle the loan. Fair value is adjusted for the estimated probability of the loan closing with the borrower.
Forward Contracts to Sell Mortgage-Backed Securities
Fair value of these commitments is determined based upon the quoted market values of the securities.
Assets Measured on a Nonrecurring Basis
We may be required, from time to time, to measure certain other assets at fair value on a nonrecurring basis. These adjustments to fair value usually result from application of LCM accounting or write-downs of individual assets. For assets measured at fair value on a nonrecurring basis, the following table provides the level of valuation assumptions used to determine each adjustment and the carrying value of the assets as of December 31, 2014:
	Carrying Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Range Of Discount	Weighted Average
	(dollars in thousands)
Impaired loans	$7,560	$—	$—	$7,560	0% – 37%	30%
Real estate acquired through foreclosure	6,835	—	—	6,835	0% – 168%	13%
Impaired Loans
Collateral-dependent impaired loans are classified as Level 3 assets and the estimated fair value of the collateral is based on the appraised value or other reasonable offers less estimated costs to sell. We generally obtain certified external appraisals of impaired loans and estimate fair value using those appraisals. Other valuation sources may be used, including broker price opinions, letters of intent, and executed sale agreements.

For all collateral-dependent impaired loans, when the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through an allocated portion of the Allowance or is charged off. The amount shown is the balance of impaired loans, net of any charge-offs and any related Allowance.
Real Estate Acquired Through Foreclosure
We record foreclosed real estate assets at the fair value less estimated selling costs on their acquisition dates and at the lower of such initial amount or estimated fair value less estimated selling costs thereafter. We generally obtain certified external appraisals of real estate acquired through foreclosure and estimate fair value using those appraisals. Other valuation sources may be used, including broker price opinions, letters of intent, and executed sale agreements.
Fair Value of All Financial Instruments
The carrying value and estimated fair value of all financial instruments are summarized in the following table as of December 31, 2014. The descriptions of the fair value calculations for AFS securities, LHFS, impaired loans, real estate acquired through foreclosure, IRLCs, and forward contracts to sell mortgage-backed securities are included in the discussions above.
	Carrying Value	Fair Value
		Level 1	Level 2	Level 3	Total
	(dollars in thousands)
Assets:
Cash and cash equivalents	$90,087	$90,087	$—	$—	$90,087
AFS securities	60,988	—	60,988	—	60,988
LHFS	63,032	—	63,032	—	63,032
Loans receivable	502,099	—	—	503,399	503,399
Restricted stock investments	2,103	—	2,103	—	2,103
IRLCs	1,772	—	1,772	—	1,772
Liabilities:
Deposits	690,129	—	—	691,542	691,542
Borrowings	25,548	—	—	25,564	25,564
Forward contracts to sell mortgage-backed securities	708	—	708	—	708
At December 31, 2014, the Bank had commitments of  $68.0 million and standby letters of credit outstanding of  $945,000. The fair value of these commitments is nominal.
Pricing or valuation models are applied using current market information to estimate fair value. In some cases considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions and/or estimation methods may have a material effect on the estimated fair value amounts.
Cash and Cash Equivalents
The carrying amount for cash and cash equivalents approximates fair value due to the short maturity of these instruments.
Loans Receivable
Loans were segmented into portfolios with similar financial characteristics. Loans were also segmented by type such as residential, multifamily, residential and nonresidential construction and land, home equity and second mortgage loans, commercial, and consumer. Each loan category was further segmented by fixed- and adjustable-rate interest terms and performing and nonperforming categories. The fair value of each loan category was calculated by discounting anticipated cash flows based on weighted-average contractual maturity, weighted-average coupon, and discount rate. From time to time, nonrecurring fair value adjustments to collateral-dependent impaired loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of collateral.
Restricted Stock Investments
The carrying value of restricted stock investments is a reasonable estimate of fair value as these investments do not have a readily available market.
Deposits
The fair value of deposits with no stated maturity, such as noninterest-bearing deposits, interest-bearing NOW accounts, money market, and savings accounts, is deemed to be equal to the carrying amounts. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate for certificates of deposit was estimated using the rate currently offered for deposits of similar remaining maturities.
Borrowings
Long-term and short-term borrowings were segmented into categories with similar financial characteristics. Carrying values were discounted using a cash flow approach based on market rates.
Limitations
Fair value estimates are made at a specific point in time, based on relevant market information and information about financial instruments. These estimates do not reflect any premium or discount that could result from a one-time sale of our total holdings of a particular financial instrument. Because no market exists for a significant portion of our financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect estimates.
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Credit Commitments

Commitments to extend credit are agreements to lend to customers, provided that terms and conditions established in the related contracts are met. These commitments are subject to the same credit policy as a similar on-balance sheet instrument. At December 31, 2014, we had commitments to originate first mortgage loans on real estate (IRLCs) of approximately $68.9 million, most of which were committed for sale in the secondary market.
Commitments for first mortgage loans generally expire within 60 days and are normally funded with loan principal repayments, excess liquidity, and deposits. Since certain commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent our future cash requirements. See Note 17 below for additional information on these derivatives.
At December 31, 2014, we also had commitments to loan funds under unused home equity lines of credit aggregating approximately $45.9 million and unused commercial lines of credit, retail checking lines of credit, as well as unfunded construction, commercial, and consumer commitments aggregating approximately $22.1 million. Such commitments generally carry a fixed rate of interest, while home equity lines of credit are generally variable.
Substantially all outstanding commitments at December 31, 2014 are for loans to be secured by real estate with appraised values in excess of the commitment amounts. Our exposure to credit loss under these contracts in the event of nonperformance by the other parties is represented by the commitment amounts, assuming the collateral has no value.
Letters of credit are commitments issued to guarantee the performance of a customer to a third party. At December 31, 2014, letters of credit totaled $945,000.

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Derivatives and Hedging

IRLCs and forward commitments for the future sale of mortgage-backed securities are considered derivatives. It is our practice to enter into forward commitments for the future sale of mortgage-backed securities when IRLCs are entered into in order to economically hedge the effect of changes in interest rates resulting from commitments to fund loans. These mortgage-banking derivatives are not designated as hedge relationships.
We recognize gains and losses on IRLCs and forward sales commitments through mortgage-banking revenue in the Consolidated Statement of Operations.
Information pertaining to the carrying amounts of our derivative financial instruments follows as of December 31, 2014:
	Notional Amount	Estimated Fair Value
	(dollars in thousands)
Asset – IRLCs	$68,912	$1,772
Liability – Forward contracts to sell mortgage-backed securities	44,661	708
At December 31, 2014, we had pledged securities with an aggregate carrying value (fair value) of  $3.1 million and pledged cash of  $8.3 million as collateral for hedging activities.
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Related Party Transactions

As of December 31, 2014, there were no loans to principal officers, directors, or affiliates. Deposits from principal officers, directors, or affiliates were approximately $17.9 million as of December 31, 2014.
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Contingencies — Legal Proceedings

Residential Funding Company, LLC has filed suit against the Bank for breach of contract related to representations and warranties contained in an executed Loan Sale Agreement. The complaint fails to identify any specific loans or breaches of representations. However, the Bank has hired a third party to review relevant loans for a determination of actual exposure. The plaintiff is seeking indemnification based on valuations. The case has been remanded to the U.S. District Court for the District of Minnesota. We have recorded a liability of  $450,000 as a reserve towards loss exposure in this matter.
We are party to other legal actions that are routine and incidental to our business. In management’s opinion, the outcome of these matters, individually or in the aggregate, will not have a material effect on our results of operations or financial condition.
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Self-Insurance

We are self-insured with respect to employee-related health insurance claims. We use commercial insurance above our self-insured retentions to reduce our risk of catastrophic loss. Our reserves for self-insured losses are estimated based on employee claim history. Our self-insurance liability totaled $255,000 as of December 31, 2014.
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Recent Accounting Pronouncements

Pronouncements Issued
In November 2014, FASB issued Accounting Standards Update (“ASU”) 2014-17, Business Combinations (Topic 805): Pushdown Accounting (a Consensus of the FASB Emerging Issues Task Force), which amends the standards for business combinations and gives acquiring companies more flexibility in determining how newly acquired businesses value their assets acquired and liabilities assumed. The guidance was effective for acquisitions after November 18, 2014. The guidance is not expected to have a significant impact on the Bank’s financial condition or results of operations.

In November 2014, FASB issued ASU 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a Consensus of the FASB Emerging Issues Task Force), which clarifies GAAP for hedge accounting as it’s applied to preferred stock and other types of hybrid financial instruments. The guidance is effective for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption is permitted. The guidance is not expected to have a significant impact on the Bank’s financial condition or results of operations.
In August 2014, FASB issued ASU 2014-14, Receivables — Troubled Debt Restructuring by Creditors (Subtopic 310-40): Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure (a consensus of the FASB Emerging Issues Task Force,) which requires mortgage lenders that originate loans guaranteed by government agencies to measure foreclosed loans using the unpaid principal and interest expected to be recovered through the loan guarantee. ASU 2014-14 requires the loan to be removed from the lender’s asset total and added to the balance sheet as a new receivable. The guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. The guidance is not expected to have a significant impact on the Bank’s financial condition or results of operations.
In August, 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which implements a common revenue standard that clarifies the principles for recognizing revenue. The core principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The guidance is not expected to have a significant impact on the Bank’s financial condition or results of operations.
In January 2014, FASB issued ASU 2014-04, Receivables — Troubled Debt Restructuring by Creditors (Subtopic 310-40), clarifying that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the guidance requires interim and annual disclosure of the amount of foreclosed residential real estate property held by the creditor and the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. The amended guidance is not expected to have a significant impact on the Bank’s financial condition, results of operations, or financial statement disclosures.
In January 2014, FASB issued ASU 2014-02, Intangibles — Goodwill and Other (Topic 350), which amended existing guidance to permit a private company to amortize goodwill on a straight-line basis over a period of ten years, or less if the company demonstrates that another useful life is more appropriate. It also permits a private company to apply a simplified impairment model to goodwill. If elected, these amendments are effective for annual periods beginning after December 15, 2014 and interim periods within annual periods beginning after December 15, 2015. The guidance is not expected to have a significant impact on the Bank’s financial condition or results of operations.

Management Discussion and Analysis
For the Three and Six Months Ended June 30, 2017 and 2016 and December 31, 2016

Item 2.   Management’s Discussion and Analysis of Financial Condition and Results of Operations
This section is intended to help our stockholders and potential investors understand our financial performance through a discussion of the factors affecting our consolidated financial condition at June 30, 2017 and December 31, 2016 and our consolidated results of operations for the six and three month periods ended June 30, 2017 and June 30, 2016. This section should be read in conjunction with the consolidated financial statements and notes to the consolidated financial statements.
Overview
First Mariner Bank (“the Bank”), was purchased out of bankruptcy after the close of business on June 17, 2014 in a transaction that was accounted for as a business combination. The Bank was capitalized with $110.0 million raised from the sale of common stock, preferred stock and warrants for common stock. In conjunction with the reorganization and as a condition of approval to merge by regulators, the entire board of directors and senior management team of the Bank was replaced. The reorganized Bank commenced operations on June 18, 2014. More details on the reorganization appears in Footnote #1 to the Consolidated Financial Statements.
We are headquartered in Baltimore City, Maryland and we consider our primary market area to be The Greater Baltimore Metropolitan Area. We engage in a general commercial banking business, making various types of loans and accepting deposits. We market our financial services to small to medium sized businesses and their owners, professionals and executives, and high-net-worth individuals.
Our core business strategy is to deliver superior customer service that is supported by an extremely high level of banking sophistication. Our specialized community banking focus on both local markets and small business related market segments is combined with a broad array of products, new technology and seasoned banking professionals which positions the Bank differently than most competitors. Our experienced executives establish a relationship with each client and bring value to all phases of a client’s business and personal banking needs.
Among our goals for the year 2017 are the following:
•
Improve legacy asset quality.

•
Resolve regulatory issues.

•
Grow our portfolio of commercial and real estate loans in order to decrease the variability of our earnings caused by the volatile results of mortgage operations.

•
Increase core deposits of customers in our market and reduce dependency on higher cost wholesale and retail time deposits.

•
Identify inefficiencies in our organization and focus on expense reduction.

Our results of operations depend mainly on our net interest income, which is the difference between the interest income we earn on our loan and investment portfolios and the interest expense we pay on deposits and borrowings. Results of operations are also affected by provisions for loan losses, noninterest income and noninterest expense. Our noninterest expense consists primarily of compensation and employee benefits, as well as office occupancy, deposit insurance and general administrative and data processing expenses. Our operations are significantly affected by general economic and competitive conditions, particularly with respect to changes in interest rates, government policies and actions of regulatory authorities. Future changes in applicable laws, regulations or government policies may materially affect our financial condition and results of operations.
Financial highlights during the six months ended June 30, 2017 are as follows:
•
Total assets increased $3.0 million or 0.3%, to $975.1 million at June 30, 2017.

•
Loans held in our portfolio grew $9.8 million or 1.5%, to $665.9 million at June 30, 2017.

•
Deposits increased $15.5 million or 2.0% to $770.8 million at June 30, 2017, including noninterest-bearing deposit growth of  $34.2 million or 24.8%.

•
A net loss of  $1.5 million compared unfavorably to the net income available to common stockholders of  $2.0 million for the same period in 2016 principally due to the year over year $4.2 million or 50.0% decrease in mortgage-banking revenue.

•
Tangible book value per common share decreased to $22.60 per share at June 30, 2017 compared to $22.62 per common share at December 31, 2016.

Critical Accounting Policies
Our accounting and financial reporting policies conform to GAAP and general practice within the banking industry. Accordingly, preparation of the financial statements requires management to exercise significant judgment or discretion or make significant assumptions and estimates based on the information available that have, or could have, a material impact on the carrying value of certain assets or on income. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the periods presented. In reviewing and understanding financial information for us, you are encouraged to read and understand the significant accounting policies used in preparing our financial statements. The accounting policies we view as critical are those relating to the Allowance for Loan losses, goodwill and other intangible assets, business combinations, income taxes and share based compensation. Significant accounting policies are discussed in detail in “Notes to Consolidated Financial Statements — Note 1: Summary of Significant Account Policies” in our Annual Report for the year ended December 31, 2016. There have been no changes to the significant accounting policies as described in the Annual Report. Disclosures regarding the effects of new accounting pronouncements are also included in Note 11.
Balance Sheet Analysis and Comparison of Financial Condition
A comparison between June 30, 2017 and December 31, 2016 balance sheets is presented below.
General
Total assets increased $3.0 million, or .3%, to $975.1 million at June 30, 2017 compared to $972.0 million December 31, 2016. This asset growth consisted primarily of increases in our loan portfolio of  $9.8 million, bank premises of  $2.5 million and bank owned life insurance of  $0.5 million, partially offset by declines in investment securities of  $7.9 million and in foreclosed real estate of  $0.5 million. The asset growth was funded primarily from increases in customer deposits of  $15.5 million or 2.0%. This deposit growth consisted of an increase in noninterest-bearing deposits of  $34.2 million or 24.8% which was partially offset by a decrease in interest-bearing deposits of  $18.7 million or 3.0%.
Securities
Available for sale
Available for sale securities are reported at fair value. We currently hold mortgage backed securities, U.S. government agency notes, corporate bonds and mutual fund investments in our securities portfolio, which are categorized as available for sale. The investment in mutual funds is a supplement to our community reinvestment program activities. We use our securities portfolio to provide collateral for FHLB advances and FRB Discount Window line of credit, to provide the required collateral for public funds, as well as to provide sufficient liquidity to fund our loans and provide funds for withdrawals of deposits.
Held to maturity
We have no investments that are held to maturity.

The following tables set forth the composition of our investment securities portfolio at the dates indicated.
	June 30, 2017		December 31, 2016
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(in thousands)
Available for sale
Mortgage-backed securities	$120,863	$120,452	$129,128	$128,057
Trust preferred securities	3,016	3,064	3,025	3,073
U.S. government agency notes	6,262	6,282	6,718	6,703
Corporate bonds	5,039	4,979	5,042	4,894
Equity securities – mutual funds	750	747	750	744
	$135,930	$135,524	$144,663	$143,471

We had securities available for sale of  $135.5 million and $143.5 million at June 30, 2017 and December 31, 2016, respectively, which were recorded at fair value. This represents a decrease of  $7.9 million, or 5.5%, from year-end 2016. Approximately $17.7 million of our securities portfolio amortizes in one year or less, providing a source of liquidity to fund future loan growth and deposit withdrawals while maintaining an appropriate amount of securities to provide collateral under various lines of credit. We did not record any gains or losses on sales or calls of securities for the six months ended June 30, 2017.
We had no securities held to maturity at June 30, 2017 and December 31, 2016, respectively.
With respect to our portfolio of securities available for sale, the portfolio contained 41 securities with unrealized losses totaling $736,000 and 52 securities with unrealized losses totaling $1.4 million at June 30, 2017 and December 31, 2016, respectively. Changes in the fair value of these securities resulted primarily from fluctuations in market interest rates. We do not intend to sell these securities nor is it more likely than not that we would be required to sell these securities before their anticipated recovery, and we believe the collection of the investment and related interest is probable. Based on this analysis, we do not consider any of the unrealized losses to be other than temporary impairment losses.
At June 30, 2017 and December 31, 2016 we held an investment in stock of the Federal Home Loan Bank (“FHLB”) of  $5.1 million and $5.5 million, respectively. This investment is required for continued FHLB membership and is based partially upon the amount of borrowings outstanding from the FHLB. This FHLB stock is carried at cost.
At June 30, 2017 and December 31, 2016 we held an investment in capital stock of a bankers’ bank of $40,000. Because no ready market exists for this stock and it has no quoted market value, we carry the investment at cost.
Loan Portfolio
Total loans (which excludes loans held for sale) increased $9.8 million, or 1.5%, to $665.9 million at June 30, 2017 from $656.1 million at December 31, 2016. At June 30, 2017, total loans represented 68.3% of total assets, up slightly compared to 67.5% of total assets at December 31, 2016. Of all our loan categories, commercial construction loans reflected the largest growth during the first half of 2017, increasing $8.9 million or 25.9% from December 31, 2016 levels. Commercial loans increased $6.3 million during the first six months of 2017 as we continue to focus on meeting the needs of small to mid-size businesses in our market area.

The following table sets forth the composition of our loan portfolio at the dates indicated.
	June 30, 2017		December 31, 2016
	Amount	Percent	Amount	Percent
	(dollars in thousands)
Commercial	$114,781	17.2%	$108,455	16.4%
Commercial mortgage	219,322	32.8	214,982	32.6
Commercial construction	43,450	6.5	34,503	5.2
Consumer construction	6,732	1.0	7,021	1.1
Residential mortgage	170,537	25.5	172,818	26.2
Consumer	114,027	17.0	121,569	18.4
Total loans	668,849	100.0	659,348	100.0
Unearned loan fees, net	(2,908)		(3,210)
	$665,942		$656,138

Loans Held for Sale
We sell the majority of residential mortgage loans originated by the Bank. Loans held for sale decreased $0.3 million to $40.8 million at June 30, 2017 from $41.1 million at December 31, 2016. Mortgage loan origination volumes continue to be soft, with $240.6 million in loans originated in the first half of 2017 compared to $360.5 million for the same period of 2016. These lower loan origination volumes translated directly into lower loans sold and resulted in lower total gains on the sales of the loans to investors in the first half of 2017 compared to the first half of 2016.
Deposits
Deposits increased from $755.3 million at December 31, 2016 to $770.8 million at June 30, 2017, an increase of  $15.5 million or 2.0%. All categories of core deposits increased during the first half of 2017 as follows: noninterest-bearing demand deposits $34.2 million; NOW and money market accounts $7.0 million; and savings accounts $9.4 million. These increases were partially offset by a $35.2 million decrease in certificates of deposit.
The following tables set forth the distribution of total deposits, by account type, at the dates indicated:
	June 30, 2017		December 31, 2016
	Amount	% of Total	Amount	% of Total
	(dollars in thousands)
NOW	$72,467	9%	$66,943	23%
Savings	90,974	12	81,531	8
Money market	121,276	16	119,770	31
Noninterest-bearing demand	172,122	22	137,905	6
Certificates of deposit	313,948	41	349,185	32
Total deposits	$770,787	100%	$755,334	100%

As a result of the significant core deposit growth, we intentionally allowed certificates of deposit levels to decline during the first half of 2017.
Borrowings
Customer deposits remain the primary source we utilize to meet funding needs, but we supplement this with short-term and intermediate-term borrowings. Borrowings consist primarily of FHLB advances. Other borrowings consist of various intermediate- and long-term notes related to sales of consumer loans not treated as sales for accounting purposes.

Our borrowings totaled $100.2 million at June 30, 2017 versus $111.6 million at December 31, 2016, reflecting a decrease of  $11.4 million or 10.2%. Short-term borrowings at June 30, 2017 consisted of seven short-term FHLB advances totaling $89.0 million. Long-term borrowings totaled $11.2 million at June 30, 2017, consisting of one long-term FHLB advance for $10.0 million and various long-term notes totaling $1.2 million.
Stockholders’ Equity
Total stockholders’ equity decreased $0.4 million, or approximately 0.4%, from $99.9 million at December 31, 2016 to $99.5 million at June 30, 2017. The decrease in stockholders’ equity is primarily the result of the $1.5 million net loss for the period that was partially offset by a decrease in the amount of unrealized losses on available for sale securities of  $0.8 million and an increase in equity of  $0.3 million from the stock-based compensation plan.
Book value per share (i.e., total stockholders’ equity divided by total common shares outstanding) decreased by $0.02 or 0.1% to $26.69 at June 30, 2017 from $26.81 at December 31, 2016 due to the changes in stockholders’ equity noted above. Tangible book value per share (i.e., total stockholders’ equity less intangible assets divided by total common shares outstanding) decreased by $0.02 or 0.1% to $22.60 at June 30, 2017 from $22.62 at December 31, 2016 mainly due to the above mentioned decrease in total stockholders’ equity which was partly offset by the decrease in the carrying value of the intangible assets between the two dates.
Total stockholders’ equity at June 30, 2017 represents a capital to asset ratio of 10.2%, compared to 10.3% at December 31, 2016. Leverage ratio, Tier1 risk-based capital ratio and total risk-based capital ratios were 9.0%, 11.2% and 11.8%, respectively at June 30, 2017, and each of these ratios is above the required minimum threshold to be considered well-capitalized for regulatory purposes.

Average Balance and Yields
The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, and have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.
	Six months ended June 30,
	2017			2016
	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
	(dollars in thousands)
Earning assets
Loans
Commercial loans	$109,527	$2,122	3.91%	$85,671	$1,601	3.76%
Commercial construction	38,848	900	4.67	16,980	274	3.25
Commercial real estate	214,190	5,088	4.79	191,506	5,275	5.54
Residential mortgages	176,549	3,656	4.18	163,169	3,305	4.07
Consumer	116,252	2,558	4.44	94,431	2,291	4.88
Total loans	655,366	14,324	4.41	551,757	12,746	4.65
Interest bearing deposits	4,784	—	—	5,720	—	—
FRB & FHLB cash deposits	19,308	63	0.66	19,284	39	0.41
Investments	144,974	1,918	2.67	192,027	2,337	2.45
Warehouse loans	27,003	542	4.05	56,393	1,045	3.73
Total earning assets	851,435	16,847	3.99	825,181	16,167	3.94
Cash and due from banks	5,703			6,064
Fixed assets	36,777			32,949
Other assets	72,583			75,380
Less: allowance for loan losses	(4,035)			(2,842)
Total assets	$962,463			$936,732
Interest-bearing liabilities
Deposits:
Interest-bearing demand-retail	$7,791	1	0.03%	$4,772	$2	0.08%
Interest-bearing demand-commercial	499	—	—	414	—	—
Savings	93,795	57	0.12	73,692	46	0.13
Money market	177,425	293	0.33	180,165	180	0.20
Certificates of Deposit	224,487	991	0.89	242,392	1,021	0.85
Certificates of Deposit over $100 thousand	116,716	678	1.17	135,874	685	1.01
Total interest-bearing deposits	620,713	2,020	0.66	637,309	1,934	0.61
Borrowings	86,612	392	0.91	54,255	222	0.82
Total interest-bearing funds	707,325	2,412	0.69	691,564	2,156	0.63
Noninterest-bearing deposits	150,696			135,983
Other liabilities and accrued expenses	4,907			8,187
Total liabilities	862,928			835,734
Stockholders’ equity	99,535			100,998
Total liabilities & shareholders’ equity	$962,463			$936,732
Net interest rate spread(4)		$14,435	3.30%		$14,011	3.31%
Effect of noninterest-bearing funds			0.12			0.10
Net interest margin on earning assets(5)			3.42%			3.41%

(1)
Loan fee income is included in the interest income calculation, and non-accrual loans are included in the average loan base upon which the interest rate earned on loans is calculated.

(2)
Includes Federal funds sold and interest-bearing deposits with banks.

(3)
Available for sale securities are presented at fair value. We have no investments that are classified as held to maturity.

(4)
Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5)
Net interest margin represents net interest income divided by average total interest-earning assets.

	Three months ended June 30,
	2017			2016
	Average Balance	Income / Expense	Yield / Rate	Average Balance	Income / Expense	Yield / Rate
	(dollars in thousands)
Earning assets
Loans
Commercial loans	$110,747	$1,083	3.92%	$86,366	$814	3.79%
Commercial construction	41,222	520	5.06	18,858	173	3.69
Commercial real estate	213,537	2,523	4.74	188,632	2,850	6.08
Residential mortgages	175,425	1,773	4.05	165,415	1,670	4.06
Consumer	114,244	1,257	4.41	94,287	1,128	4.81
Total loans	655,175	7,156	4.38	553,558	6,635	4.82
Interest bearing deposits	4,688	—	—	5,750	—	—
FRB & FHLB cash deposits	19,914	35	0.70	10,670	7	0.26
Investments	143,127	952	2.67	195,437	1,141	2.35
Warehouse loans	28,553	287	4.03	76,483	705	3.71
Total earning assets	851,457	8,430	3.97	841,898	8,488	4.05
Cash and due from banks	5,425			5,815
Fixed assets	37,307			32,711
Other assets	72,396			75,414
Less: allowance for loan losses	(4,166)			(2,804)
Total assets	$962,419			$953,034
Interest-bearing liabilities
Deposits:
Interest-bearing demand-retail	$10,047	1	0.04%	$5,102	$1	0.08%
Interest-bearing demand-commercial	771	—	—	407	—	—
Savings	95,964	30	0.13	75,577	21	0.11
Money market	180,754	169	0.38	189,695	89	0.19
Certificates of Deposit	219,733	482	0.88	242,275	521	0.86
Certificates of Deposit over $100 thousand	112,883	333	1.18	131,204	338	1.04
Total interest-bearing deposits	620,152	1,015	0.66	644,260	970	0.61
Borrowings	80,241	209	1.04	64,254	122	0.76
Total interest-bearing funds	700,393	1,224	0.70	708,514	1,092	0.62
Noninterest-bearing deposits	157,566			134,873
Other liabilities and accrued expenses	4,696			6,701
Total liabilities	862,655			850,088
Stockholders’ equity	99,764			102,946
Total liabilities & shareholders’ equity	$962,419			$953,034
Net interest rate spread(4)		$7,206	3.27%		$7,396	3.44%
Effect of noninterest-bearing funds			0.12			0.10
Net interest margin on earning assets(5)			3.39%			3.53%
Tax-equivalent adjustment included in:						3.97%

(1)
Loan fee income is included in the interest income calculation, and non-accrual loans are included in the average loan base upon which the interest rate earned on loans is calculated.

(2)
Includes Federal funds sold and interest-bearing deposits with banks.

(3)
Available for sale securities are presented at fair value. We have no investments that are classified as held to maturity.

(4)
Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5)
Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis
The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total of the changes set forth in the rate and volume columns are presented in the total column.
	Six months ended June 30,			Three months ended June 30,
	2017 vs. 2016 Due to variances in			2017 vs. 2016 Due to variances in
	Total	Rates	Volumes(1)	Total	Rates	Volumes(1)
	(in thousands)
Interest earned on:
Loans:
Commercial loans	$521	$63	$458	$270	$29	$241
Commercial construction	626	120	506	347	64	283
Commercial real estate	(187)	(698)	511	(329)	(614)	285
Residential mortgages	351	83	268	103	(3)	106
Consumer	267	(207)	474	128	(94)	222
Interest bearing deposits	—	—	—	—	—	—
FRB & FHLB cash deposits	24	24	—	28	11	17
Investments	(419)	211	(630)	(189)	155	(344)
Loans held for sale	(503)	91	(594)	(417)	63	(480)
Total interest income	680	(313)	993	(59)	(389)	330
Interest paid on:
Interest-bearing demand-retail	—	(1)	1	(1)	(1)	—
Interest-bearing demand-commercial	—	—	—	—	—	—
Savings	11	(1)	12	9	3	6
Money market	113	118	(5)	80	88	(8)
Certificates of Deposit	(30)	52	(82)	(38)	10	(48)
Certificates of Deposit over $100 thousand	(7)	106	(113)	(6)	47	(53)
Borrowings	169	24	145	86	44	42
Total interest expense	256	298	(42)	130	191	(61)
Net interest earned	$424	$(611)	$1,035	$(189)	$(580)	$391

(1)
Change attributed to mix (rate and volume) are included in volume variance

Comparison of Results of Operations
A comparison between the six months ended June 30, 2017 and June 30, 2016 is presented below.
General
Net income available to common stockholders decreased $3.5 million, or 178.5%, to a net loss of  $1.5 million for the six months ended June 30, 2017 compared to net income of  $2.0 million for the same period in 2016. The decrease in net income available to common stockholders primarily resulted from a significant slow-down of activity in the Mortgage Division. Noninterest income declined $4.5 million for the first six months of 2017 compared to the first six months of 2016 and was largely driven by a $4.1 million reduction in mortgage revenue. An increase in net interest income of  $425,000 primarily as a result of our continued earning asset growth, and $427,000 decrease in noninterest expenses lead by decreases in occupancy and FDIC insurance premium costs, for the first six months of 2017 were not enough to offset the decline in noninterest income.
The net loss per common share for the first six months of 2017 was ($0.41) compared to net earnings of  $0.52 for the same period of 2016, representing a per share decrease of 178.8%.
Interest Income
Interest income increased $680,000, or 4.2%, to $16.8 million for the six months ended June 30, 2017 compared to $16.2 million for the same period in 2016. This increase consisted of increases of  $1.6 million in interest and fees on loans (excluding loans held for sale) and $24,000 in interest income on our cash at FHLB and FRB. Growth in the average balances of portfolio loans was the primary contributing factor as the average balance of loans (excluding loans held for sale) increased $101.4 million, partially offset by a $47.1 million decrease in average balance of investment securities and by a decrease of  $29.4 million in loans held for sale. The increase in average balance of loans was helped to a lesser degree, by a 5 basis points overall increase in the average yield of our interest-earning assets. While the average yield on our loans held for sale increased 32 basis points and the average yield on our other interest bearing cash accounts increased 25 basis points, the average yield on our portfolio loans (excluding loans held for sale) decreased by 7 basis points as a result of decreases in the average rates on our commercial real estate loans due to the loans we have recently originated being made at lower rates than existing loans as a result of market competition, which offset the gains from the increase in yields in the other categories of our interest-earning assets.
Interest Expense
Interest expense increased $255 thousand, or 11.8%, to $2.4 million for the six months ended June 30, 2017, compared to $2.2 million for the same period in 2016. Interest expense on deposits increased by $86,000 or 4.4% as a result of an increase in the average rate paid on interest-bearing deposits, primarily our money market accounts due to market competition. In addition, our interest expense on borrowings increased $169,000 or 76.1% for the first half of 2017 compared to the first half of 2016 because of higher average balances and to a lesser extent due to higher interest rates on our borrowings.
Net Interest Income
Net interest income is our largest source of operating revenue. Net interest income is affected by various factors including changes in interest rates and the composition of interest-earning assets and interest-bearing liabilities and maturities. Net interest income is determined by the interest rate spread (i.e., the difference between the yields earned on interest-earning assets and the rates paid on interest-bearing liabilities) and the relative amounts of interest-earning assets and interest-bearing liabilities. As a result of the changes to interest income and interest expense described above, net interest income increased $680,000 or 4.2%, during the six months ended June 30, 2017 compared to the six months ended June 30, 2016.
Provision for Loan Losses
We establish a provision for loan losses, which is a charge to earnings, in order to maintain the allowance for loan losses at a level we consider adequate to absorb loan losses incurred in the loan portfolio that are both probable and reasonably estimable at the balance sheet date. In determining the level of the allowance for loan losses, management considers past and current loss experience, evaluations of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower’s ability to repay a loan and the levels of nonperforming loans. The amount of the allowance is based on estimates and actual losses may vary from such estimates as more information becomes available or economic conditions change. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as circumstances change as more information becomes available. The allowance for loan losses is assessed on a quarterly basis and provisions are made for loan losses as required in order to maintain the allowance.

Based on management’s evaluation of the above factors, we had a provision for loan losses of  $471,000 for the six months ended June 30, 2017 compared to $618,000 for the same period in 2016, a decrease of $147,000. The provision level for 2016 was impacted by the migration of acquired loans into our allowance for loan losses measurement process, as well as some specific provisions on individual loans. During 2017, the Company had net charge offs of  $388,000 of nonperforming legacy loans, some of which had specific reserves held against them at December 31, 2016. Thus, even though we continued to experience organic loan growth, the lowering of the specific provisions, reflecting solid credit quality, resulted in a provision for the first half of 2017 that was less than the same period of the prior year.
Management analyzes the allowance for loan losses as described in the section entitled “Allowance for Loan losses.” The provision that is recorded is sufficient, in management’s judgment, to bring the allowance for loan losses to a level that reflects the losses inherent in our loan portfolio relative to loan mix, economic conditions and historical loss experience. Management believes, to the best of its knowledge, that all known losses as of the balance sheet dates have been recorded. However, although management uses the best information available to make determinations with respect to the provisions for loan losses, additional provisions for loan losses may be required to be established in the future should economic or other conditions change substantially. In addition, as an integral part of their examination process, the Commissioner and the FDIC will periodically review the allowance for loan losses. The Commissioner and the FDIC may require us to recognize additions to the allowance based on their analysis of information available to them at the time of their examination.
Noninterest Income
Noninterest income was $6.9 million for the six months ended June 30, 2017 compared to $11.4 million for the six months ended June 30, 2016, a $4.5 million or 39.5% decrease. Noninterest income levels during 2017 continue to reflect the slow-down in our mortgage banking activities. Primarily due to the lower levels of mortgage loans sold into the secondary market and partly due to a $462,000 settlement of a legacy mortgage loan put-back issue, realized and unrealized gains on the sale of loans declined $4.2 million or 50.0 % to $4.2 million for the first half of 2017 compared to the total of  $8.4 million for the same period of 2016.
Noninterest Expenses
Our ongoing efforts to trim operating costs met some with success as noninterest expenses decreased $427,000, or 1.9%, to $22.4 million for the six months ended June 30, 2017 from $22.8 million for the same period of 2016. The most meaningful reductions in costs for the first six months of 2017 compared to the same period for 2016 was the $1.1 million, or 30% reduction in occupancy costs to $2.6 million for first half of 2017 from $3.7 million for the first half of 2016. To achieve these savings, in December 2016, we relocated over 200 leased offices from the Tower Building into our newly renovated headquarters building. In April 2017, we completed the relocation of our Canton Branch and in June 2017 we completed the consolidation of our leased headquarters offices into our company-owned building in Canton. Because our FDIC rating improved, the FDIC insurance premium expense for the first half of 2017 totaled $335,000 which was $278,000, or 45.4% lower than the $613,000 premium expense for the first half of 2016. For the six months ended June 30, 2017, we recovered a net of  $89,000 in foreclosed property costs compared to no recovery of costs for the same period in 2016. The net credit was the result of a $159,000 recovery of previously expensed costs on a property that we sold during 2017. We had several more modest reductions in various other categories for the six months ended June 30, 2017 compared to six months ended June 30, 2016 including salaries & benefits of  $46,000; furniture and equipment of  $50,000; ATM fees of  $49,000 (which is customer volume driven); corporate insurance of  $6,000; consulting of  $84,000; and other expenses of  $145,000.
The aggregate savings from the various categories noted above were partially offset by increases in other expense categories. The categories of expense with the largest increases in the first six months of 2017 compared to the first six months of 2016 were professional services with $911,000; loan expenses with $300,000; and marketing and promotion with $115,000. The increase in professional services was largely attributable to $821,000 in legal fees incurred to settle some legacy mortgage loan dispute issues. Approximately $180,000 of the increase in loan expenses for the first six months of 2017 was due to identification of customer loan accounts carrying negative escrow balances but it is not indicative of a currently increasing number of loan accounts in this position. The remaining $120,000 increase in loan expenses for the first half of 2017 compared to the same period in 2016 is due to the one-time reversal during the first six months of 2016 of  $116,000 in over accrued loan related expenses. The $115,000 increase in marketing and promotion expense was primarily due to fees paid to a firm we engaged to help us target, acquire and track additional core deposits from new and existing customers. There were less significant increases in various other categories of expense for the six months ended June 30, 2017 compared to six months ended June 30, 2016 including service and maintenance fees of  $83,000; data processing of  $79,000; and advertising of  $11,000.
A comparison between the three months ended June 30, 2017 and June 30, 2016 is presented below.
General
Net income available to common stockholders decreased $2.1million, or 172.0%, to a net loss of $871,000 for the three months ended June 30, 2017 compared to net income of  $1.2 million for the three months ended June 30, 2016. Basic net loss per common share was ($0.23) for the second quarter of 2017 compared to net earnings of  $0.32 in the same period of 2016.
Interest Income
Interest income decreased $59,000, or 0.7%, to $8.4 million for the three months ended June 30, 2017 compared to $8.5 million for the same period of 2016. The decline in interest earnings, for the second quarter of 2017 compared to the second quarter of 2016, from investment securities of  $189,000 and from loans held for sale of  $417,000 were only partially offset by the increase in interest earnings for the second quarter of 2017 compared to the second quarter of 2016, from both the loan portfolio of  $520,000 and the increased interest earned on our cash balances at the FRB and the FHLB of  $28,000.
Interest Expense
Interest expense increased $131,000, or 12.0%, to $1.2 million for the three months ended June 30, 2017, compared to $1.1 million for the same period in 2016. Interest expense on deposits increased by $45,000 or 4.6% as a result of an increase in the average rate paid on interest-bearing deposits, primarily our money market accounts due to market competition. In addition, our interest expense on borrowings increased $86,000 or 70.8% for the second quarter of 2017 compared to the second quarter of 2016 because of higher average balances outstanding and to higher interest rates on our borrowings for the three months ended June 30, 2017 compared to the same period in 2016. The overall cost of interest bearing funds was 70 basis points for the three month period ended June 30, 2017 compared to 62 basis points for the same period in 2016.
Net Interest Income
As a result of the changes in our interest income and interest expense as discussed above, our net interest income decreased $190,000 or 2.6%, during the three months ended June 30, 2017 compared to the three months ended June 30, 2016.
Provision for Loan losses
Based on management’s evaluation of all of the relevant loan loss methodology factors, we had a provision for loan losses of  $53,000 for the three months ended June 30, 2017 compared to $518,000 for the same period in 2016, a decrease of  $465,000. Even with the continuing organic growth in loans, our asset quality measures are improving, and a lower level of specific provision was required for 2017 compared to 2016.
Noninterest Income
Noninterest income was $3.0 million for the three months ended June 30, 2017 compared to $6.0 million for the three months ended June 30, 2016, a $3.0 million or 50.0% decrease. This decrease was primarily due to the $2.8 million decrease in income generated from our mortgage banking activities during the 2017 period. With the closing of our investment advisory office in October 2016, commissions on sales of non-deposit investment products decreased to zero for 2017 compared to $91,000 for the three months ended June 30, 2016. All other categories of noninterest income reflected small changes for the second quarter of 2017 compared to the same period for 2016.
Noninterest Expenses
Noninterest expenses decreased $635,000 or 5.5%, during the three months ended June 30, 2017 compared to the three months ended June 30, 2016. The primary reason for this decrease was a $626,000 decrease in occupancy costs, which decreased for the same reasons as discussed above with respect to the six month period. Salaries and benefits expense decreased by $587,000, or 9.5% for the second quarter of 2017 compared to the second quarter of 2016 primarily due to a 27 person lower average employee count during the second quarter of 2017 compared to the second quarter of 2016. FDIC insurance expense decreased by $155,000 for the second quarter of 2017 compared to the second quarter of 2016 for the same reason as described above with respect to the six month period. Due to our continuing focus on reducing costs, several other expense categories also reflect decreases for the three months ended June 30, 2017 compared to the same period in 2016 although individually they were not as significant as the above specifically identified items. The savings from these other categories for the second quarter of 2017 compared to the second quarter of 2016 included corporate insurance of  $41,000; ATM fees based on volume of customer transactions of  $41,000; advertising of  $23,000; furniture and equipment costs of  $21,000; and consulting fees of  $17,000.
The aggregate savings from the various categories noted above were partially offset by increases in several other expense categories. The categories of expense with the largest increases in the three months ended June 30, 2017 compared to the same period in 2016 were professional services with $529,000; loan expenses with $410,000; and foreclosed property costs with $159,000. The increase in professional services was largely attributable to $455,000 in legal fees incurred to settle some legacy mortgage loan dispute issues in the second quarter of 2017. Approximately $180,000 of the increase in loan expenses for the three months ended June 30, 2017 was due to identification of additional customer loan accounts carrying negative escrow balances but it is not indicative of a currently increasing number of loan accounts in this position. The remaining $230,000 increase in loan expenses for the three months ended June 30, 2017 compared to the same period in 2016 is due to the one-time reversal during the three months ended June 30, 2016 of  $116,000 in over accrued loan related expenses and to $114,000 of real estate tax payments on various properties during the three months ended June 30, 2017. Foreclosed property costs increased by $159,000 during the three months ended June 30, 2017 compared to the same period in 2016 due to $96,000 less in gain on sales of OREO properties and to $55,000 greater expense from write-downs of property values in the second quarter of 2017 compared to the same period in 2016. There were less significant increases in various other categories of expense for the three months ended June 30, 2017 compared to three months ended June 30, 2016 including marketing and promotion of  $49,000 and data processing of  $9,000.
Nonperforming and Problem Assets
Management performs reviews of all delinquent loans and our loan officers contact customers to attempt to resolve potential credit issues in a timely manner. When in the best interests of the Bank and the customer, we will do a troubled debt restructuring with respect to a particular loan. When not possible, we are aggressively moving loans through the legal and foreclosure process within applicable legal constraints.
Loans are generally placed on non-accrual status when payment of principal or interest is 90 days or more past due and the value of the collateral securing the loan, if any, is less than the outstanding balance of the loan. Loans are also placed on non-accrual status if management has serious doubt about further collectability of principal or interest on the loan, even though the loan is currently performing. When loans are placed on non-accrual status, unpaid accrued interest is fully reversed, and further income is recognized only to the extent received. The loan may be returned to accrual status if the loan is brought current, has performed in accordance with the contractual terms for a reasonable period of time and ultimate collectability of the total contractual principal and interest is no longer in doubt.
The table below sets forth the amounts and categories of our nonperforming assets, which consist of non-accrual loans, troubled debt restructurings and OREO (which includes real estate acquired through, or in lieu of, foreclosure), at the dates indicated.

	June 30 2017	December 31, 2016
	(in thousands)
Non-accrual loans:
Commercial loans	$19	$16
Commercial mortgage	2,671	1,589
Commercial construction
Consumer construction
Residential mortgage	5,988	6,298
Consumer	788	875
Total non-accrual loans	9,466	8,778
Accruing troubled debt restructured loans:
Commercial loans	1,570	—
Residential mortgage	4,799	4,845
Consumer	415	465
Total accruing troubled debt restructured loans	6,784	5,310
Total non-performing loans	16,250	14,088
Other real estate owned:
Commercial mortgage	2,712	2,650
Commercial construction
Consumer construction	1,046	1,136
Residential mortgage	210	1,114
Total other real estate owned	3,968	4,900
Total non-performing assets	$20,218	$18,988
Ratios:
Non-performing loans to total gross loans	2.44%	2.15%
Non-performing assets to total assets	2.07%	1.95%
Included in non-accrual loans at June 30, 2017 is one troubled debt restructured loan (“TDRs”) totaling $19 thousand that was not performing in accordance with its modified terms, and the accrual of interest has ceased. Further, there were eight TDRs totaling $2.8 million performing subject to their modified terms at June 30, 2017. There were two additional loans restructured during the first half of 2017.
Under GAAP we are required to account for certain loan modifications or restructurings as TDRs. In general, the modification or restructuring of a debt constitutes a TDR if The Bank, for economic or legal reasons related to the borrower’s financial difficulties, grants a concession, such as a reduction in the effective interest rate, to the borrower that we would not otherwise consider. However, all debt restructurings or loan modifications for a borrower do not necessarily constitute troubled debt restructurings.
Nonperforming assets amounted to $21.7 million, or 2.22% of total assets, at June 30, 2017 compared to $24.2 million, or 2.49% of total assets, at December 31, 2016. Total nonperforming assets decreased $2.5 million during the first half of 2017.
The composition of our nonperforming assets at June 30, 2017 is further described below:
Non-Accrual Loans:
•
Thirteen residential first lien loans totaling $6.0 million.

•
Nine residential junior lien loans totaling $677 thousand.

•
One consumer loan totaling $111 thousand.

•
Four commercial owner occupied loans totaling $774 thousand.

•
One commercial non-owner occupied loan totaling $1.9 million.

•
One commercial loan totaling $19 thousand.

Accruing Troubled Debt Restructured Loans:
•
One consumer loan in the amount of  $415,000.

•
Six residential real estate loans in the amount of  $4.8 million.

•
One commercial loans in the amount of  $1.6 million.

Other Real Estate Owned
Real estate we acquire as a result of foreclosure is classified as OREO. When a property is acquired it is recorded fair value less the anticipated cost to sell at the date of foreclosure. If there is a subsequent decline in the value of real estate owned, we provide an additional allowance to reduce real estate acquired through foreclosure to its fair value less estimated disposal costs. Costs relating to holding such real estate are charged against income in the current period while costs relating to improving such real estate are capitalized until a saleable condition is reached up to the property’s net realizable value, then such costs would be charged against income in the current period.
OREO at June 30, 2017 consisted of:
•
Eight commercial properties located in Maryland

•
One commercial property located in Virginia

•
One commercial property located in Pennsylvania

•
Two residential properties located in Maryland

•
One residential property located in North Carolina

•
One residential property located in New York

We had OREO of  $4.0 million at June 30, 2017 and $4.9 million at December 31, 2016. Costs relating to OREO recorded in noninterest expenses were $144,000 and $140,000 for June 30, 2017 and December 31, 2016, respectively.
Allowance for Loan losses
We provide for loan losses based upon the consistent application of our documented allowance for loan loss methodology. All loan losses are charged to the allowance for loan losses and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to income based on various factors which, in our judgment, deserve current recognition in estimating probable losses. We regularly review the loan portfolio and make provisions for loan losses in order to maintain the allowance for loan losses in accordance with GAAP. The allowance for loan losses consists primarily of two components:
1)
Specific allowances are established for loans classified as impaired. For loans classified as impaired, the allowance is established when the net realizable value (collateral value less costs to sell) of the impaired loan is lower than the carrying amount of the loan. The amount of impairment provided for as a specific allowance is represented by the deficiency, if any, between the underlying collateral value and the carrying value of the loan. Impaired loans for which the estimated fair value of the loan, or the loan’s observable market price or the fair value of the underlying collateral, if the loan is collateral dependent, exceeds the carrying value of the loan are not considered in establishing specific allowances for loan losses; and

2)
General allowances established for loan losses on a portfolio basis for loans that do not meet the definition of impaired loans. The portfolio is grouped into similar risk characteristics, primarily loan type and regulatory classification. We apply an estimated loss rate to each loan group. The loss rates applied are based upon our loss experience adjusted, as appropriate, for the qualitative factors discussed below. This evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant revisions based upon changes in economic and real estate market conditions.
The allowance for loan losses is maintained at a level to provide for losses that are probable and can be reasonably estimated. Management’s periodic evaluation of the adequacy of the allowance is based on the Bank’s past credit loss experience, known and inherent losses in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.
A loan is considered past due or delinquent when a contractual payment is not paid on the day it is due. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. The impairment of a loan may be measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral if repayment is expected to be provided by the collateral. Generally, the Bank’s impairment on such loans is measured by reference to the fair value of the collateral. Interest income on impaired loans is recognized on the cash basis.
Our loan policies state that after all collection efforts have been exhausted, and the loan is deemed to be a loss, then the remaining loan balance will be charged to the established allowance for loan losses. All loans are evaluated for loss potential once it has been determined by the Watch Committee that the likelihood of repayment is in doubt. When a loan is past due for at least 90 days or a deterioration in debt service coverage ratio, guarantor liquidity, or loan-to-value ratio has occurred that would cause concern regarding the likelihood of the full repayment of principal and interest, and the loan is deemed not to be well secured, the loan should be moved to non-accrual status and a specific reserve is established if the net realizable value is less than the principal value of the loan balance(s). Once the actual loss value has been determined a charge-off against the allowance for loan losses for the amount of the loss is taken. Each loss is evaluated on its specific facts regarding the appropriate timing to recognize the loss.
The adjustments to historical loss experience are based on our evaluation of several qualitative factors, including:
•
changes in lending policies, procedures, practices or personnel;

•
changes in the level and composition of construction portfolio and related risks;

•
changes and migration of classified assets;

•
changes in exposure to subordinate collateral lien positions;

•
levels and composition of existing guarantees on loans by SBA or other agencies;

•
changes in national, state and local economic trends and business conditions;

•
changes and trends in levels of loan payment delinquencies; and

•
any other factors that managements considers relevant to the quality or performance of the loan portfolio.

We evaluate the allowance for loan losses based upon the combined total of the specific and general components. Generally when the loan portfolio increases, absent other factors, the allowance for loan loss methodology results in a higher dollar amount of estimated probable losses than would be the case without the increase. Generally when the loan portfolio decreases, absent other factors, the allowance for loan loss methodology results in a lower dollar amount of estimated probable losses than would be the case without the decrease.
Commercial and commercial real estate loans generally have greater credit risks compared to the one- to four-family residential mortgage loans we originate, as they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment experience on loans secured by income-producing properties typically depends on the successful operation of the related business and thus may be subject to a greater extent to adverse conditions in the real estate market and in the general economy. Actual loan losses may be significantly more than the allowance for loan losses we have established, which could have a material negative effect on our financial results.
Generally, we underwrite commercial loans based on cash flow and business history and receive personal guarantees from the borrowers where appropriate. We generally underwrite commercial real estate loans and residential real estate loans at a loan-to-value ratio of 85% or less at origination. Accordingly, in the event that a loan becomes past due and, randomly with respect to performing loans, we will conduct visual inspections of collateral properties and/or review publicly available information, such as online databases, to ascertain property values. We will also obtain formal appraisals on a regular basis even if we are not considering liquidation of the property to repay a loan. It is our practice to obtain updated appraisals if there is a material change in market conditions or if we become aware of new or additional facts that indicate a potential material reduction in the value of any individual property collateral.
For impaired loans, we utilize the appraised value in determining the appropriate specific allowance for loan losses attributable to a loan. In addition, changes in the appraised value of multiple properties securing our loans may result in an increase or decrease in our general allowance for loan losses as an adjustment to our historical loss experience due to qualitative and environmental factors, as described above.
At June 30, 2017 and December 31, 2016, nonperforming loans were $16.2 million and $14.1 million, respectively. The amount of nonperforming loans requiring specific reserves totaled $3.8 million at June 30, 2017 and $3.8 million at December 31, 2016, and the amount of nonperforming loans without a specific valuation allowance totaled $10.4 million and $10.3 million, respectively, at June 30, 2017 and December 31, 2016, respectively.
Nonperforming loans are evaluated and valued at the time the loan is identified as impaired on a case by case basis, at the lower of cost or market value. Market value is measured based on the value of the collateral securing the loan. The value of real estate collateral is determined based on an appraisal by qualified licensed appraisers hired by us. Appraised values may be discounted based on management’s historical experience, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the client and client’s business. The difference between the appraised value and the principal balance of the loan will determine the specific allowance valuation required for the loan, if any. Nonperforming loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly.
We evaluate the loan portfolio on at least a quarterly basis, more frequently if conditions warrant, and the allowance is adjusted accordingly. While we use the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the information used in making the evaluations. In addition, as an integral part of their examination process, the Commissioner and the FDIC will periodically review the allowance for loan losses. The Commissioner and the FDIC may require us to recognize additions to the allowance based on their analysis of information available to them at the time of their examination.

The following table sets forth activity in our allowance for loan losses for the periods indicated:
	Six months ended June 30, 2017	Twelve months ended December 31, 2016
	(in thousands)
Balance at beginning of year	$3,832	$2,804
Charge-offs:
Commercial	(149)	(168)
Commercial Mortgage	—	(97)
Commercial Construction	—	—
Consumer Construction	(37)	(231)
Residential Mortgage	(7)	(458)
Consumer	(195)	(836)
Total charge-offs	(388)	(1,790)
Recoveries:
Commercial	—	—
Commercial Mortgage	—	—
Commercial Construction	—	—
Consumer Construction	4	—
Residential Mortgage	25	56
Consumer	14	89
Total recoveries	43	145
Net charge-offs	(345)	(1,645)
Provision for loan losses	471	2,673
Balance at end of year	$3,958	$3,832
Net charge-offs to average loans and leases	0.06%	0.29%
Allocation of Allowance for loan Losses
The following tables set forth the allowance for loan losses allocated by loan category and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.
	June 30, 2017		December 31, 2016
	Amount	Percent(1)	Amount	Percent(1)
	(dollars in thousands)
Commercial	$591	17.2%	$447	16.4%
Commercial Mortgage	1,318	32.8	1,301	32.6
Commercial Construction	245	6.5	246	5.2
Consumer Construction	204	1.0	125	1.1
Residential Mortgage	1,082	25.5	971	26.2
Consumer	560	17.0	742	18.4
Unallocated	(42)		—
Total	$3,958	100.0%	$3,832	100.0%

(1)
Represents the percent of loans in each category to total loans, not the composition of the allowance for loan losses.

Liquidity and Capital Resources
Liquidity is the ability to meet current and future financial obligations. Our primary sources of funds consist of deposit inflows, loan repayments, advances from the FHLB, principal repayments and the sale of securities available for sale. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. Our Asset Liability Committee is responsible for establishing and monitoring our liquidity targets and strategies in order to ensure that sufficient liquidity exists for meeting the borrowing needs and deposit withdrawals of our customers as well as unanticipated contingencies. We believe that we have sufficient sources of liquidity to satisfy our short- and long-term liquidity needs as of June 30, 2017 and December 31, 2016. We regularly monitor and adjust our investments in liquid assets based upon our assessment of:
1)
Expected loan demand;

2)
Expected deposit flows and borrowing maturities;

3)
Yields available on interest-earning deposits and securities; and

4)
The objectives of our asset/liability management program.

Excess liquid assets are invested generally in interest-earning deposits and short- or intermediate term securities or to pay down our outstanding balances owed to the FHLB.
Our most liquid assets are cash and cash equivalents. The level of these assets is dependent on our operating, financing, lending and investing activities during any given period. At June 30, 2017 and December 31, 2016, cash and cash equivalents totaled $20.6 million and $20.1million, respectively.
Our cash flows are derived from operating activities, investing activities and financing activities as reported in our statements of cash flows included in our financial statements.
At June 30, 2017 and December 31, 2016, we had $178.9 million and $143.7 million, respectively, in loan commitments outstanding, including commitments issued to originate loans of  $54.0 million and $52.7 million at June 30, 2017 and December 31, 2016, respectively, and $124.9 million and $91.0 million in unused lines of credit to borrowers at June 30, 2017 and December 31, 2016, respectively. In addition to commitments to originate loans and unused lines of credit, we had $2.3 million and $377,000 in letters of credit at June 30, 2017 and December 31, 2016, respectively. Certificates of deposit due within one year of June 30, 2017 totaled $96.2 million, or 12.5% of total deposits. If we do not retain these deposits, we may be required to seek other sources of funds, including loan and securities sales, unsecured lines of credit and FHLB advances. Depending on market conditions, we may be required to pay higher rates on our deposits or other borrowings than we currently pay on the certificates of deposit. We believe, however, based on historical experience and current market interest rates that we will retain upon maturity a large portion of our certificates of deposit with maturities of one year or less.
Our primary investing activity is originating loans. During the first half of 2017 and 2016 cash used to fund net loan growth was $9.8 million and $11.5 million, respectively. During the first half of 2017 we received $8.4 million as a result of securities amortizing or maturing. For the same period in 2016 we received $13.2 million from security repayments or maturities.
Financing activities consist primarily of activity in deposit accounts and FHLB advances. We experienced a net increase in deposits of  $15.5 million during the six months ended June 30, 2017. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors, and by other factors.
Liquidity management is both a daily and long-term function of business management. If we require funds beyond our ability to generate them internally, borrowing agreements exist with several correspondent banks and the FHLB that provide an additional source of funds. FHLB advances were $100.0 million at June 30, 2017 compared to $110.0 million at December 31, 2016. At June 30, 2017, we had the ability to borrow up to a total of  $241.2 million based upon our credit availability at the FHLB, subject to collateral requirements. We also had the ability to borrow up to a total of  $46.0 million overnight on an unsecured basis with four correspondent financial institutions. At June 30, 2017 we had no amounts outstanding with any of the correspondent institutions.

During the second quarter of 2017, the FDIC informed us that the Bank had successfully met all the requirements of the Approval Orders and therefore such orders were terminated. As of June 30, 2017, the Bank is no longer subject to any regulatory orders, agreements or understandings. For further description of the original terms of the Approval Orders, see Footnote #6, Regulatory Matters and Capital Adequacy, in the Notes to Consolidated Financial Statements.
The Bank is subject to various regulatory capital requirements, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At June 30, 2017 and December 31, 2016, we exceeded all regulatory capital requirements. We are considered “well capitalized” under regulatory guidelines.
Commitments, Contingent Liabilities, and Off-Balance Sheet Arrangements
We are party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of our customers. These financial instruments are limited to commitments to originate loans and involve, to varying degrees, elements of credit, interest rate, and liquidity risk. These do not represent unusual risks, and management does not anticipate any losses that would have a material effect on us.
Outstanding loan commitments and lines of credit at June 30, 2017 and December 31, 2016 are as follows:
	June 30, 2017	December 31, 2016
	(in thousands)
1st mortgage loans on residential real estate	$54,039	$52,732
HELOCs	40,111	38,826
Other unused lines of credit	84,780	52,183
Standby letters of credit	2,276	377
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. We generally require collateral to support financial instruments with credit risk on the same basis as we do for balance sheet instruments. Management generally bases the collateral required on the credit evaluation of the counterparty. Commitments generally have interest rates at current market rates, expiration dates or other termination clauses and may require payment of a fee. Available credit lines represent the unused portion of lines of credit previously extended and available to the customer so long as there is no violation of any contractual condition. These lines generally have variable interest rates. Since we expect many of the commitments to expire without being drawn upon, and since it is unlikely that all customers will draw upon their lines of credit in full at any one time, the total commitment amount or line of credit amount does not necessarily represent future cash requirements. We evaluate each customer’s credit-worthiness on a case-by-case basis. Because we conservatively underwrite these facilities at inception, we have not had to withdraw any commitments. We are not aware of any loss that we would incur by funding our commitments or lines of credit.
The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers. We have recognized $383,000 and $653,000 as a liability for possible credit loss related to these commitments in our consolidated balance sheets at June 30, 2017 and December 31, 2016, respectively.
Impact of Inflation and Changing Prices
Our financial statements and related notes have been prepared in accordance with GAAP. GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration of changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.
Item 3.   Quantitative and Qualitative Disclosures about Market Risk
Not applicable

PART II — Other Information
Item 1.   Legal Proceedings
From time to time, we may be involved in litigation relating to claims arising out of our normal course of business. As of the date of this report, we are not aware of any material pending litigation matters.
Item 2.   Unregistered Sales of Equity Securities and Use of Proceeds
Not applicable.
Item 3.   Defaults Upon Senior Securities
Not applicable.
Item 4.   Mine Safety Disclosures
Not applicable
Item 5.   Other Information
None

Management Discussion and Analysis
For the Years Ended December 31, 2016 and 2015

Item 7.   Management’s Discussion and Analysis of Financial Condition and Results of Operations
This section is intended to help current and potential investors understand our financial performance through a discussion of the factors affecting our consolidated financial condition at December 31, 2016 and 2015 and our consolidated results of operations for the years ended December 31, 2016 and December 31, 2015. This section should be read in conjunction with the Consolidated Financial Statements and notes to the consolidated financial statements that appear elsewhere in this report.
Overview
First Mariner Bank (“the Bank”), was purchased out of bankruptcy after the close of business on June 17, 2014 in a transaction that was accounted for as a business combination. The Bank was capitalized with $110.0 million raised from the sale of common stock, preferred stock and warrants for common stock. In conjunction with the reorganization and as a condition of approval to merge by regulators, the entire board of directors and senior management team of the Bank was replaced. The reorganized Bank commenced operations on June 18, 2014. More details on the reorganization appear in Footnote #1 to the Consolidated Financial Statements.
Prior to the reorganization in June of 2014, the Bank’s business had consisted primarily of the origination and sale of residential mortgage loans and to a lesser degree to originating consumer loans and both commercial and real estate loans secured by property in our market area. The predominate source of funding for the Bank was high cost wholesale and retail time deposits.
We are headquartered in Baltimore City, Maryland and we consider our primary market area to be The Greater Baltimore Metropolitan Area. We engage in a general commercial banking business, making various types of loans and accepting deposits. We market our financial services to small to medium sized businesses and their owners, professionals and executives, and high-net-worth individuals.
Our core business strategy is to deliver superior customer service that is supported by an extremely high level of banking sophistication. Our specialized community banking focus on both local markets and small business related market segments is combined with a broad array of products, new technology and seasoned banking professionals which positions the Bank differently than most competitors. Our experienced executives establish a relationship with each client and bring value to all phases of a client’s business and personal banking needs.
Among our financial goals for the year 2016 were the following:
•
Improve legacy asset quality.

•
Resolve legacy regulatory issues.

•
Grow our portfolio of commercial and real estate loans in order to decrease the variability of our earnings caused by the volatile results of mortgage operations.

•
Increase core deposits of customers in our market and reduce dependency on higher cost wholesale and retail time deposits.

•
Continue to reposition the balance sheet and focus on expense reduction.

Our results of operations depend mainly on our net interest income, which is the difference between the interest income we earn on our loan and investment portfolios and the interest expense we pay on deposits and borrowings. Results of operations are also affected by provisions for loan losses, noninterest income and noninterest expense. Our noninterest expense consists primarily of compensation and employee benefits, as well as office occupancy, deposit insurance and general administrative and data processing expenses. Our operations are significantly affected by general economic and competitive conditions, particularly with respect to changes in interest rates, government policies and actions of regulatory authorities. Future changes in applicable laws, regulations or government policies may materially affect our financial condition and results of operations.

Financial highlights for 2016 were:
•
Increased net income by $6.8 million to $1.0 million for 2016 compared with a net loss of  $5.8 million for 2015.

•
Growth in average total loans of  $72.4 million or 14%.

•
Average total core deposit growth of  $48.0 million or 14%.

•
Growth in average total investment securities of  $85.6 million or 94%.

•
Reductions in operating expenses of  $6.2 million or 12%.

•
Reduced foreclosed property inventory at end of year by $1.8 million or 26.3%.

•
Eliminated a net of 61 Bank and mortgage positions while upgrading multiple positions where warranted.

Critical Accounting Policies
Our accounting and financial reporting policies conform to the accounting principles generally accepted in the United States of America (“GAAP”) and general practice within the banking industry. Accordingly, preparation of the financial statements require management to exercise significant judgment or discretion and make significant assumptions and estimates based on the information available that have, or could have, a material impact on the carrying value of certain assets or on income. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the period presented. In reviewing and understanding financial information for us, you are encouraged to read and understand the significant accounting policies used in preparing our financial statements. The accounting policies we view as critical are those relating to the allowance for loan losses, goodwill and other intangible assets, income taxes and share based compensation.
Allowance for Loan Losses
The allowance for loan losses is established through a provision for loan losses charged against income. Loans are charged against the allowance for loan losses when management believes that the collectability of the principal is unlikely. Subsequent recoveries are added to the allowance. The allowance is an amount that represents the amount of probable and reasonably estimable known and inherent losses in the loan portfolio, based on evaluations of the collectability of loans. The evaluations take into consideration such factors as changes in the types and amount of loans in the loan portfolio, historical loss experience, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, estimated losses relating to specifically identified loans, and current economic conditions. This evaluation is inherently subjective as it requires material estimates including, among others, exposure at default, the amount and timing of expected future cash flows on impaired loans, value of collateral, estimated losses on our loan portfolios as well as consideration of general loss experience. Based on our estimate of the level of allowance for loan losses required, we record a provision for loan losses to maintain the allowance for loan losses at an appropriate level.
We cannot predict with certainty the amount of loan charge-offs that we will incur. We do not currently determine a range of loss with respect to the allowance for loan losses. In addition, our regulatory agencies, as an integral part of their examination processes, periodically review our allowance for loan losses. Such agencies may require that we recognize additions to the allowance for loan losses based on their judgments about information available to them at the time of their examination. To the extent that actual outcomes differ from management’s estimates, additional provisions to the allowance for loan losses may be required in future periods that would adversely impact earnings in those future periods.
Goodwill and Other Intangible Assets
Goodwill represents the excess purchase price paid over the fair value of the net assets acquired in a business combination and is allocated to the Bank’s reporting units. Based upon an in-depth analysis performed in accordance with FASB guidance, we have determined that we have one reporting unit – commercial and consumer banking.

Goodwill is not amortized but is tested for impairment periodically. We assess goodwill for potential impairment near the end of each fiscal year, or during the year if an event or other circumstance indicates that we may not be able to recover the carrying amount of the asset.
At December 31, 2016, there was no evidence of impairment of goodwill.
Other intangible assets represent purchased assets that lack physical substance but can be distinguished from goodwill because of contractual or other legal rights or because the asset is capable of being sold or exchanged either on its own or in combination with a related contract, asset, or liability. Our other intangible assets include the fair value of our trade name and a core deposit intangible. The trade name intangible and the core deposit intangible are amortized over an estimated useful life of 10 years.
Income Taxes
We account for income taxes under the asset/liability method. We recognize deferred tax assets and liabilities for the future consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as operating loss and tax credit carry-forwards. We measure deferred tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We recognize the effect on deferred tax assets and liabilities of a change in tax rates in income in the period indicated by the enactment date. We establish a valuation allowance for deferred tax assets when, in the judgment of management, it is more likely than not that such deferred tax assets will not become realizable. As of December 31, 2016 and 2015, we maintained a valuation allowance against the full amount of our deferred tax assets. The judgment about the level of future taxable income is dependent to a great extent on matters that may, at least in part, be beyond our control. It is at least reasonably possible that management’s judgment about the need for a valuation allowance for deferred tax assets could change in the near term.
Share Based Compensation
We follow the provisions of ASC Topic 718 “Compensation – Stock Compensation” which requires the expense recognition over the respective service period for the fair value of share based compensation awards, such as stock options, restricted stock, and performance based shares. This standard allows management to establish modeling assumptions as to expected stock price volatility, option terms, forfeiture rates and dividend rates which directly impact estimated fair value. The accounting standard also allows for the use of alternative option pricing models which may impact fair value as determined. Our practice is to utilize reasonable and supportable assumptions which are reviewed with the appropriate board committee.
Balance Sheet Analysis
A comparison between December 31, 2016 and December 31, 2015 balance sheets is presented below.
Assets
Total assets increased $51.0 million or 5.5%, to $972.0 million at December 31, 2016 compared to $921.0 million at December 31, 2015. The increase in assets was primarily attributable to loan growth of $112.8 million. This increase was partially offset by decreases in investment securities available for sale of $32.0 million or 18.2%; interest-bearing deposits maintained at the FRB and FHLB of  $17.6 million; loans held for sale of  $11.3 million or 21.5%; and real estate acquired through foreclosure of  $1.8 million or 26.3%.
The primary sources of funding for the asset growth were the declines in assets noted above and increases in borrowings and deposits.
The level of Federal Home Loan Bank of Atlanta (“FHLB”) borrowings increased from $60.0 million at December 31, 2015 to $110.0 million at December 31, 2016, an increase of  $50.0 million or 83%. Customer deposits increased from $750.7 million at December 31, 2015 to $755.3 million at December 31, 2016, an increase of  $4.6 million or 0.6%.

Total stockholders’ equity increased from $98.2 million on December 31, 2015 to $99.9 million on December 31, 2016, an increase of  $1.7 million or 1.7% due to net income of  $1.1 million and to $0.6 million of additional paid in capital attributable to our share based compensation program.
Investment Securities
Available for sale
Available for sale securities are reported at fair value. We currently hold mortgage backed securities, U.S. government agency notes, trust preferred securities, corporate bonds and mutual fund investments in our securities portfolio, which are categorized as available for sale. The investment in mutual funds is a supplement to our community reinvestment program activities. We use our securities portfolio to provide collateral for FHLB advances and our FRB Discount Window line of credit, to provide the required collateral for public funds, as well as to provide sufficient liquidity to fund our loans and provide funds for withdrawals of deposits. At December 31, 2016 and December 31, 2015 we held an investment in stock of the FHLB of  $5.5 million and $3.8 million, respectively. This investment is required for continued FHLB membership and is based partially upon the amount of borrowings outstanding from the FHLB. This FHLB stock is carried at cost.
Held to maturity
We have no investments that are held to maturity.
The following table sets forth the composition of our investment securities portfolio at the dates indicated.
	December 31,
	2016		2015		2014
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(in thousands)
Available for sale
Mortgage-backed securities	$129,128	$128,057	$150,076	$149,179	$46,170	$46,569
Trust preferred securities	3,025	3,073	3,045	3,037	3,065	3,068
U.S. government agency notes	6,718	6,703	17,813	17,636	10,617	10,591
Corporate bonds	5,042	4,894	5,047	4,880	—	—
Equity securities – mutual funds	750	744	750	756	750	760
	$144,663	$143,471	$176,731	$175,488	$60,602	$60,988

We had available for sale securities of  $143.5 million and $175.5 million at December 31, 2016 and December 31, 2015, respectively, which were recorded at fair value. This represents a decrease of  $32.0 million, or 18.2%, for the year ended December 31, 2016 from the prior year end. This decrease was a result of  $20.2 million in purchases during the first quarter of 2016 that were more than offset by $31.9 million in scheduled maturities and calls of these securities and sales during the third quarter of nine securities with an aggregate fair value of  $20.31 million and a carrying value of  $20.23 million that resulted in a net gain of $80,000 in 2016. The proceeds of the reductions in the investment securities were used to fund loan growth or to pay down short-term borrowings during 2016. In 2015, we invested excess cash primarily into mortgage-backed securities in order to improve yields and ensure cash flows from the amortizing nature of these investments as well as to provide high quality collateral assets for pledging purposes to fund anticipated future loan growth. As a result of this strategy, total securities increased by $114.5 million or 187.7%, to $175.5 million at December 31, 2015 from $61.0 million at December 31, 2014.
With respect to our portfolio of securities available for sale, the portfolio contained 52 securities with unrealized losses of  $1.4 million and 67 securities with unrealized losses of  $1.4 million at December 31, 2016 and 2015, respectively. Changes in the fair value of these securities resulted primarily from interest rate fluctuations. We do not intend to sell these securities nor is it more likely than not that we would be required to sell these securities before their anticipated recovery, and we believe the collection of the investment and related interest is probable. Based on this analysis, we do not consider any of the unrealized losses to be other than temporary impairment losses. We had no held to maturity securities at December 31, 2016 and 2015.
Portfolio Maturities and Yields
The composition and maturities of the investment securities portfolio (with respect to those securities that have a fixed maturity date) at December 31, 2016 is summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur.
	After one through five years		After five through ten years		After ten years		Total
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield
	(in thousands)
Available for sale
Mortgage-backed securities	$2,169	2.57%	$14,446	2.66%	$112,513	3.03%	$129,128	2.98%
Trust preferred securities	—	—	—	—	3,025	8.29	3,025	8.29
U.S. government agency notes	—	—	—	—	6,718	3.72	6,718	3.72
Corporate bonds	—	—	5,042	2.93	—	—	5,042	2.93
	$2,169	2.57%	$19,488	2.73%	$122,256	3.20%	$143,913	3.12%

Loan Portfolio
Total loans increased $112.8 million, or 20.8%, to $656.1 million at December 31, 2016 from $543.3 million at December 31, 2015. Growth during 2016 was due to growth in all categories of loans except consumer construction which declined $4.2 million or 37% from 2015 levels due primarily to a slowdown in new home construction in our market area compared to the one year earlier period. Our lenders originated $161.9 million of new loans and we purchased a $20.3 million portfolio of student loans to professionals during the year ended December 31, 2016 leading to organic growth in net loans of  $92.5 million or 17.0%.
The following table sets forth the composition of our loan portfolio at the dates indicated.
	December 31,
	2016		2015		2014
	Amount	Percent	Amount	Percent	Amount	Percent
	(dollars in thousands)
Commercial	$108,455	16.4%	$78,441	14.4%	$43,038	8.5%
Commercial mortgage	214,982	32.6	193,790	35.5	190,522	37.8
Commercial construsction	34,503	5.2	14,607	2.7	21,023	4.2
Consumer construction	7,021	1.1	11,169	2.0	10,679	2.1
Residential mortgage	172,818	26.2	150,844	27.6	131,001	26.0
Consumer	121,569	18.4	96,935	17.8	107,623	21.4
Total loans	659,348	100.0	545,786	100.0	503,886	100.0
Uneraned loan fees, net	(3,210)		(2,454)		(1,787)
	$656,138		$543,332		$502,099

We have historically focused primarily on lending to businesses for commercial financing as well as commercial real estate lending. Our business model has always been to focus on the needs of small to mid-sized businesses and their owners.
Loan Portfolio Maturities
The following table summarizes the scheduled repayments of our loan portfolio and sets forth the scheduled repayments of fixed and adjustable rate loans in our portfolio at December 31, 2016.
	As of December 31, 2016
	One year or less	After one through five years	After five years	Total
	(dollars in thousands)
Commercial loans and lines of credit	$21,260	$45,787	$41,164	$108,211
Commercial mortgages	26,844	121,826	4,792	153,462
Commercial constructrion	9,529	20,357	65,859	95,745
Consumer construction	317	—	6,583	6,900
Residential mortgages	2	14	172,099	172,115
Consumer	2,741	30,223	86,741	119,705
Total	$60,693	$218,207	$377,238	$656,138
Rate terms:
Fixed	$43,269	$141,403	$171,383	$356,055
Variable	17,424	76,804	205,855	300,083
Total	$60,693	$218,207	$377,238	$656,138

Deposits
We accept deposits primarily from the areas in which our branches and offices are located. We have consistently focused on building broader customer relationships and targeting small business customers to increase our core deposits. We also rely on our customer service to attract and retain deposits. We offer a variety of deposit accounts with a range of interest rates and terms. Customer deposits have historically provided us with a sizeable source of relatively stable and low-cost funds to support asset growth. Our deposit accounts consist of commercial and retail checking accounts, savings accounts, certificates of deposit, money market accounts, and individual retirement accounts. We do not currently accept brokered deposits, however we continue to supplement our liquidity needs with certificates of deposit through two national listing services. At December 31, 2016 and 2015, our certificates of deposit included national listing service certificates of deposit totaling $117.3 million and $140.6 million, respectively.
We review and update interest rates paid, maturity terms, service fees and withdrawal penalties on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market interest rates, liquidity requirements, anticipated short term loan demand and our deposit growth goals.
Our deposits increased from $750.7 million at December 31, 2015 to $755.3 million at December 31, 2016, an increase of  $4.6 million or 0.6% for 2016. In aggregate, our total core deposits (all deposit types except certificates of deposit) increased $34.4 million or 9.2% to $406.1 million at December 31, 2016 from $371.8 million at December 31, 2015. Money market accounts increased $24.0 million or 25.0% which was the largest individual category of deposits growth. Savings deposits increased $12.0 million or 17.3% for the year ended December 31, 2016. Certificates of deposit decreased $29.8 million or 7.9% as we carefully managed these balances lower in order to reduce our interest expense on this high cost source of deposits. Total demand deposits declined $1.6 million or 0.8%, comprised of noninterest-bearing demand deposits growth of  $3.6 million that were more than offset by interest-bearing demand deposits (including NOW accounts) declines of  $5.2 million during the year ended December 31, 2016.

The following table sets forth the distribution of total deposit accounts, by account type, at the dates indicated:
	December 31,
	2016			2015			2014
	Amount	% of Total	Weighted Average Rate	Amount	% of Total	Weighted Average Rate	Amount	% of Total	Weighted Average Rate
	(dollars in thousands)
NOW	$66,943	9%	0.12%	$72,137	10%	0.16%	$52,912	8%	0.16%
Savings	81,531	11	0.12	69,518	9	0.15	62,915	9	0.15
Money market	119,770	16	0.25	95,799	13	0.24	119,169	17	0.24
Noninterest-bearing demand	137,905	18	—	134,311	18	—	112,317	16	—
Certificates of deposit	349,185	46	0.93	378,954	50	0.68	342,816	50	0.50
Total deposits	$755,334	100%	0.51%	$750,719	100%	0.41%	$690,129	100%	0.22%

The following table sets forth the maturity of certificates of deposit $100,000 and over at December 31, 2016:
(in thousands)
Three months or less	$49,720
Over three to six months	65,819
Over six to twelve months	75,604
Over twelve months	48,756
$239,899

Borrowings
Customer deposits remain the primary source we utilize to meet funding needs, but we supplement this with short-term and long-term borrowings. Borrowings consist of FHLB advances, overnight securities sold under agreement to repurchase (“repurchase agreements”) and other borrowings that consist of various intermediate- and long-term notes related to sales of consumer loans not treated as sales for accounting purposes. Repurchase agreements consist of overnight electronic sweep products that move customer excess funds from non-interest bearing deposit accounts to an interest bearing repurchase agreement, which is classified as a borrowing. Repurchase agreements sweep funds within the Bank and are secured primarily by pledges of U.S. Government Agency securities, based upon their fair value, as collateral for 100% of the principal and accrued interest of its repurchase agreements.
Our borrowings totaled $111.6 million at December 31, 2016 and $62.4 million at December 31, 2015. Short-term borrowings are summarized in the following table:
	December 31,
	2016		2015		2014
	Amount	Rate	Amount	Rate	Amount	Rate
	(dollars in thousands)
FHLB short-term advances
At period end	$100,000	0.63%	$40,000	0.44%	$25,000	0.19%
Average outstanding	41,131	0.49	16,123	0.23	2,263	0.39
Maximum outstanding at any month-end	100,000		50,000		25,000
Retail repurchase agreements
At period end	$—	—%	$462	0.01%	$498	—%
Average outstanding	153	0.01	405	0.01	4,832	0.26
Maximum outstanding at any month-end	447		718		6,651
Short-term note payable
At period end	$—	—%	$17	—%	$50	0.01%
Average outstanding	5	—	36	—	204	—
Maximum outstanding at any month-end	17		50		500

Short-term borrowings totaled $100.0 million at December 31, 2016 and $40.5 million at December 31, 2015. Short-term borrowings at December 31, 2016 consisted of nine short-term FHLB advances totaling $100.0 million. At December 31, 2015 we had four short-term FHLB advances outstanding totaling $40.0 million and repurchase agreements of  $462,000. The increased levels of short term borrowings were used to fund our asset growth during 2016.
We also had available $46.0 million and $41.0 million in unsecured lines of credit from other financial institutions, on which we did not have any outstanding borrowings at December 31, 2016 or 2015, respectively.
Long-term borrowing totaled $11.6 million at December 31, 2016, consisting of one long-term FHLB advance outstanding of  $10.0 million and other borrowings of  $1.6 million comprised of various intermediate- and long-term notes related to sales of consumer loans not treated as sales for accounting purposes. At December 31, 2015, long-term borrowings totaled $21.9 million consisting of two long-term FHLB advances totaling $20.0 million and other borrowings totaling $1.9 million.
Total Stockholders’ Equity
Total stockholders’ equity increased $1.7 million, or approximately 1.7%, from $98.2 million at December 31, 2015 to $99.9 million at December 31, 2016. The increase in stockholders’ equity was primarily the result of net income of  $1.1 million and the share based compensation plan in 2016.
Book value per share (i.e., total stockholders’ equity divided by total common shares outstanding) increased by $0.45 or 1.7% to $26.81 at December 31, 2016 from $26.36 at December 31, 2015 due to the changes in stockholders’ equity noted above. Tangible book value per share (i.e., total stockholders’ equity less intangible assets divided by total common shares outstanding) increased by $0.70 or 3.2% to $22.62 at December 31, 2016 from $21.92 at December 31, 2015 partly due to the above mentioned increase in total stockholders’ equity and partly due to the decrease in the carrying value of the intangible assets year over year.
Total stockholders’ equity at December 31, 2016 represents a capital to asset ratio of 10.3%, while total stockholders’ equity at December 31, 2015 represented a capital to asset ratio of 10.7%. The decrease in the capital asset ratio is the result of our continued asset growth.

Average Balance and Yields
The following tables set forth average balances, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, and have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.
	2016			2015			2014(6)
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
	(dollars in thousands)
Earning assets
Loans
Commercial loans	$89,460	$3,399	3.80%	$52,418	$1,895	3.62%	$38,228	$949	4.60%
Commercial construction	20,610	734	3.56	13,641	1,126	8.25	28,902	621	3.98
Residential construction-consumer	2,745	209	7.61	2,686	219	8.15	3,512	153	8.07
Commercial real estate	192,550	10,419	5.41	186,352	11,358	6.09	194,293	6,215	5.93
Residential mortgages	167,470	6,823	4.07	139,187	6,922	4.97	143,295	4,037	5.22
Consumer	99,731	4,698	4.71	100,262	5,601	5.59	108,040	3,448	5.91
Total loans	572,566	26,282	4.59	494,546	27,121	5.48	516,270	15,423	5.54
Interest bearing deposits	5,509	—	—	7,588	1	0.01	17,073	9	0.10
FRB & FHLB cash deposits	17,689	68	0.38	80,004	190	0.24	108,769	115	0.20
Investments	177,021	4,232	2.39	91,448	2,199	2.40	92,602	915	1.83
Warehouse loans	58,186	2,119	3.64	62,287	2,305	3.70	57,619	1,087	3.50
Total earning assets	830,971	32,701	3.94	735,873	31,816	4.32	792,333	17,549	4.10
Cash and due from banks	5,773			6,652			7,213
Fixed assets	32,977			35,106			38,116
Other assets	75,252			76,624			84,886
Less: allowance for loan losses	(3,089)			(1,428)			(495)
Total assets	$941,884			$852,827			$922,053
Interest-bearing liabilities
Deposits:
Interest-bearing demand-retail	$4,366	$3	0.07%	$4,209	$4	0.10%	$10,322	$(2)	(0.04)%
Interest-bearing demand-commercial	290	1	0.34	161	—	—	407	—	—
Savings	77,253	92	0.12	67,726	103	0.15	63,882	52	0.15
Money market	181,216	374	0.21	159,609	337	0.21	146,805	187	0.24
Certificates of Deposit	239,485	2,067	0.86	224,566	1,259	0.56	269,138	566	0.39
Certificates of Deposit over $100 thousand	129,938	1,368	1.05	139,454	1,228	0.88	201,919	793	0.73
Total interest-bearing deposits	632,548	3,905	0.62	595,725	2,931	0.49	692,473	1,596	0.43
Borrowings	61,310	480	0.78	22,462	205	0.91	20,329	100	0.91
Total interest-bearing funds	693,858	4,385	0.63	618,187	3,136	0.51	712,802	1,696	0.44
Noninterest-bearing deposits	137,302			120,725			90,449
Other liabilities and accrued expenses	8,374			8,296			10,656
Total liabilities	839,534			747,208			813,907
Stockholders’ equity	102,350			105,619			108,146
Total liabilities & stockholders’ equity	$941,884			$852,827			$922,053
Net interest rate spread(4)		$28,316	3.30%		$28,680	3.82%		$15,853	3.66%
Effect of noninterest-bearing funds			0.10			0.08			0.05
Net interest margin on earning assets(5)			3.41%			3.90%			3.71%

(1)
Loan fee income is included in the interest income calculation, and non-accrual loans are included in the average loan base upon which the interest rate earned on loans is calculated.

(2)
Includes Federal funds sold and interest-bearing deposits with banks.

(3)
Available for sale securities are presented at fair value, and we had no held to maturity securities.

(4)
Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5)
Net interest margin represents net interest income divided by average total interest-earning assets.

(6)
Average balance and income/expense are for the initial reporting period, June 17, 2014 through December 31, 2014.

Rate/Volume Analysis
The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total of the changes set forth in the rate and volume columns are presented in the total column.
	For the year ended December 31,
	2016 vs. 2015 Due to variances in			2015 vs. 2014 Due to variances in
	Total	Rates	Volumes(1)	Total	Rates	Volumes(1)	Days(2)
	(in thousands)
Interest earned on:
Loans:
Commercial loans	$1,504	$97	$1,407	$946	$(203)	$277	$872
Commercial construction	(392)	(640)	248	505	667	(680)	518
Residential construction-consumer	(10)	(15)	5	66	1	(36)	101
Commercial real estate	(939)	(1,274)	335	5,143	177	(261)	5,227
Residential mortgages	(99)	(1,252)	1,153	2,885	(191)	(110)	3,186
Consumer	(904)	(879)	(25)	2,153	(283)	(142)	2,578
Interest bearing deposits	(1)	(1)	—	(8)	(8)	—	—
FRB & FHLB cash deposits	(123)	116	(239)	75	24	(37)	88
Investments	2,033	(13)	2,046	1,285	288	(15)	1,012
Warehouse loans	(186)	(37)	(149)	1,218	64	93	1,061
Total interest income	883	(3,898)	4,781	14,268	536	(911)	14,643
Interest paid on:
Interest-bearing demand-retail	(1)	(1)	—	7	8	(3)	2
Interest-bearing demand-commercial	—	—	—	—	—	—	—
Savings	(11)	(22)	11	51	1	3	47
Money market	37	(7)	44	150	(20)	15	155
Certificates of Deposit	808	679	129	693	248	(135)	580
Certificates of Deposit over $100 thousand	139	239	(100)	436	167	(297)	566
Borrowings	275	(29)	304	103	(94)	103	94
Total interest expense	1,247	859	388	1,440	310	(314)	1,444
Net interest earned	$(364)	$(4,757)	$4,393	$12,828	$226	$(597)	$13,199

(1)
Changes attributed to mix (rate and volume) are included in volume variance.

(2)
Changes attributed to the differential in number of days in the year ended December 31, 2015 (365) versus the number of days in the initial reporting period, June 17, 2014 through December 31, 2014 (198).

Comparison of Results of Operations
A comparison of the results of operations for the years ended December 31, 2016 and December 31, 2015 is presented below.
General
Net income available to common stockholders increased $6.8 million, to $1.0 million for the year ended December 31, 2016 compared to the net loss of  $5.8 million for the year ended December 31, 2015. The increase in net income available to common stockholders was driven by improved performance in the core Bank Division, which consists of retail and commercial banking activities. Increases in noninterest income of  $441,000 along with the reductions in total noninterest expenses of  $6.2 million or 11.9% and a reduction in provision for loan losses of  $519,000 which were partially offset by a $365,000 reduction in net interest income, were the primary factors contributing to the improvement in net earnings for the year 2016 over 2015.
Interest Income
Interest income increased $883,000 or 2.8%, to $32.7 million for the year ended December 31, 2016 compared to $31.8 million for the year ended December 31, 2015. The increase was due to a $2.0 million, or 92.5%, increase in interest earned on the securities portfolio. The increase in security earnings was attributable to the $85.6 million or 93.6% increase in average total balance of securities for the year 2016 over the year 2015. The yield on the securities portfolio of 2.39% for the year 2016 was virtually unchanged from prior year.
Partially offsetting the improved earnings on the securities portfolio were the decline of  $122,000 in interest earnings on our deposit balances at the FRB and FHLB, the decline of  $187,000 in interest income from our residential mortgage loans held for sale and the decline of  $840,000 in interest income on our portfolio loans. The average total balance of our deposits at the FRB and the FHLB decreased $62.3 million and the average total balance of loans held for sale decreased $4.1 million for the year ended December 31, 2016 compared to the year ended December 31, 2015. In spite of the $78.0 million or 15.8% growth in our average total loans balance for the year 2016, total interest income on the loan portfolio for 2016 declined $840,000 due exclusively to a lower amount of accretable mark-to-market (i.e., accretable yield) adjustment on legacy loans being recognized in 2016 compared to 2015. Excluding the contribution of the accretable yield adjustment on the legacy loans from both 2016 and 2015, total interest income on the loan portfolio would have increased by $3.6 million or 13.2%, to $30.7 million from $27.1 million for the years 2016 and 2015, respectively due to the increase in average total loans balance.
Loans averaged $572.6 million in 2016 compared with $494.5 million in 2015, an increase of 15.8%. On average in 2016, commercial loans grew 70.7%; commercial construction loans grew 51.1%; residential construction – consumer grew 2.2%; commercial real estate grew 3.3%; residential mortgages grew 20.3%; and the only category to decline was consumer which fell 0.5%. The yields on all categories of loans except for commercial, declined in 2016 compared to 2015 due to continuing downward pressure on rates caused by our competitors.
Interest Expense
Interest expense increased $1.2 million, or 39.8%, to $4.4 million during the year ended December 31, 2016 from $3.1 million during the prior year. Interest expense on deposits increased $973,000 or 33.2% due in part to the $36.8 million or 6.2% increase in average total interest-bearing deposits but also due to the increase in rates paid on retail and jumbo certificates of deposit during 2016. Of the $973,000 increase in interest expense on deposits in 2016 compared with 2015, $253,000 was attributable to the $36.8 million increase in average balances, $168,000 was attributable to higher rates and $552,000 was due to the smaller benefit during 2016 from accretion of the mark-to-market rate adjustment on legacy time deposits. Excluding the contribution from the accretion of the mark-to-market rate adjustment from both 2016 and 2015, total interest expense on deposits would have increased $421,000 or 11.0%, to $4.2 million from $3.8 million for the years 2016 and 2015, respectively.

Interest expense on borrowings increased $275,000 or 134.1% comparing 2016 to 2015, as a result of increases in the average volume of our borrowings. Average total borrowings increased $38.8 million or 172.9% in order to provide funding for the growth of our assets during 2016.
Net Interest Income
Net interest income is our core source of operating revenue. Net interest income is affected by various factors including changes in interest rates and the composition of interest-earning assets and interest-bearing liabilities and maturities. Net interest income is determined by the interest rate spread (i.e., the difference between the yields earned on interest-earning assets and the rates paid on interest-bearing liabilities) and the relative amounts of interest-earning assets and interest-bearing liabilities. Net interest income decreased $365,000, or 1.3%, during the year ended December 31, 2016 compared to the year ended December 31, 2015. Excluding the contributions from the accretion adjustments to interest income and interest expense noted above, net interest income would have increased $2.9 million or 12.5%, to $26.0 million from $23.1 million for the years 2016 and 2015, respectively. Similarly, the contributions from the accretion adjustments negatively impacted our net interest margin which declined to 3.41% for 2016 from 3.90% for 2015. Excluding the impact of these accretion adjustments from both years, our net interest margin would have been 3.10% and 3.09% for 2016 and 2015, respectively.
Provision for Loan Losses
We establish a provision for loan losses, which is a charge to earnings, in order to maintain the allowance for loan losses at a level we consider adequate to absorb loan losses incurred in the loan portfolio that are both probable and reasonably estimable at the balance sheet date. In determining the level of the allowance for loan losses, management considers past and current loss experience, evaluations of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower’s ability to repay a loan and the levels of nonperforming loans. The amount of the allowance is based on estimates and actual losses may vary from such estimates as more information becomes available or economic conditions change. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as circumstances change or more information becomes available. The allowance for loan losses is assessed on at least a quarterly basis and provisions are made for loan losses as required in order to maintain the allowance.
Based on management’s evaluation of the above factors, we had a provision for loan losses of  $2.7 million for 2016 compared to $3.2 million during 2015, a decrease of  $0.5 million or 16.3%. The decreased provision for loan losses during 2016 resulted primarily from lower net charge –offs for the full year 2016 compared with 2015, $1.6 million and $1.8 million, respectively. In addition, the allowance for loan losses (as a percentage of total loans) at December 31, 2016 increased to 0.58% from the previous year-end level of 0.52%. The provision for 2016 reflects general provisions on loans that are collectively evaluated given the continued growth in the size of our loan portfolio, as well as any specific provisions required on loans that are individually evaluated and deemed to be impaired.
Management analyzes the allowance for loan losses as described in the section entitled “Allowance for Loan Losses.” The provision that is recorded is sufficient, in management’s judgment, to bring the allowance for loan losses to a level that reflects the losses inherent in our loan portfolio relative to loan mix, economic conditions and historical loss experience. Management believes, to the best of its knowledge, that all known losses as of the balance sheet dates have been recorded. However, although management uses the best information available to make determinations with respect to the provisions for loan losses, additional provisions for loan losses may be required to be established in the future should economic or other conditions change substantially. In addition, as an integral part of their examination process, the Maryland Office of the Commissioner of Financial Regulation and the FDIC will periodically review the allowance for loan losses. The Maryland Office of the Commissioner of Financial Regulation and the FDIC may require us to recognize additions to the allowance based on their analysis of information available to them at the time of their examination.

Noninterest Income
Noninterest income was $21.2 million for the year ended December 31, 2016 compared to $20.8 million for the year ended December 31, 2015. The increase in noninterest income for 2016 compared with 2015 is primarily driven by the $763,000 or 71.6% increase in earnings on our investment in bank owned life insurance (“BOLI”), $367,000 in gain on acquired loans and the $199,000 increase in gain on disposal of fixed assets which were partially offset by the $389,000 or 2.7% decrease in mortgage banking revenue and the $157,000 reduction in gains on sales of available for sale securities for 2016 compared with 2015.
The increased earnings from our investment in BOLI for the year ended December 31, 2016 is largely attributable to a one-time favorable adjustment during 2016 to the amount of death benefit accrued under the bank owned life insurance contract.
As a result of the origination and subsequent sales of residential mortgage loans, realized and unrealized gains on the sale of loans produced approximately $14.0 million in noninterest revenues for 2016 compared to $14.4 million in 2015. The reduction in year over gains on the sale of loans was largely attributable to a decrease in inventory of homes for sale in our markets and partially to fewer mortgage loan officers during 2016 compared to 2015.
Noninterest Expenses
Reducing costs and improving operational efficiencies remains a primary focus for us. A key performance measure is the overall efficiency ratio. The efficiency ratio is calculated by dividing noninterest expenses by the sum of net interest income and noninterest income. The efficiency ratio was 93.5% for the year ended December 31, 2016 compared with 104.4% for the year ended December 31, 2015.
Salaries and benefits expenses remain the largest component of noninterest expenses. Salaries and benefits expenses decreased by $733,000 or 2.9% for 2016 versus 2015. We had 288 employees at December 31, 2016 compared to 262 at the end of 2015, representing a decrease of 26 or 9.0% in the number of personnel. Partially offsetting some of the savings from reductions in personnel were increases in retirement plan costs from re-instituting an employer match program for our 401(K) plan and increased costs from issuances of stock-based compensation for 2016 compared with 2015. Our mortgage loan officers are paid on commission basis only and their compensation is netted against the mortgage-banking revenues reported in noninterest income.
Occupancy related costs (includes telecommunications costs) decreased by $339,000 during 2016 compared to 2015 due primarily to a one-time negative billing adjustment from our core phone system provider that inflated our expense for 2015. The telecommunications component of occupancy expense for 2017 should remain comparable to the level we experienced in 2016. However, our overall occupancy costs should decrease during 2017 due to our planned consolidation of personnel into our newly renovated Bank owned headquarters building in Baltimore City. We expect to see meaningful reductions in rent expense for 2017 as we relocate personnel from our currently leased offices into our own building during 2017.
Professional services costs for 2016 totaled $789,000 which was $1.1 million or 58.4% less than the total of  $1.9 million incurred during 2015. We reduced legal fees related to legacy loan workouts by $483,000 or 58.4% to $573,000 from $1.1 million for 2016 and 2015, respectively. We have made very good progress in resolving problem legacy loans since the reorganization and though our work is not done, we expect legal fees related to workout costs in 2017 will be comparable to or even less than the amount incurred during 2016. We also reduced legal fees related to legacy personnel issues and organizational matters during 2016 compared with 2015, respectively. The high level of costs in 2015 are not unusual for an organization that has undergone structural changes to their organization as we did in the re-organization and re-capitalization.
We eliminated our television and radio advertising at the end of 2015 which resulted in costs being reduced by $573,000 or 77.1%, to $170,000 for the year ended December 31, 2016 from $743,000 for the year ended December 31, 2015. Our advertising during 2016 was primarily for internet and print based material.

We recorded valuation write-downs of  $67,000 on three OREO properties in 2016 while in 2015 we had $889,000 in valuation write-downs on eight OREO properties. We obtained appraisals during 2015 on all eight properties from certified appraisers that had no involvement in the valuations of the properties in prior years. Seven of the eight OREO properties that were written down during 2015 were legacy properties (properties that had already been foreclosed upon prior to the Bank’s reorganization in June 2014) and account for $870,000 of the write-downs in 2015. The book carrying value of the properties immediately prior to their write-downs totaled $3.6 million.
Primarily due to an improved FDIC insurance premium risk rating, our FDIC insurance expense totaled $957,000 for the year 2016 which was $349,000 or 26.7% lower than the $1.3 million premium expense for 2015.
Other operating expenses consist mainly of a variety of general expenses such as losses and errors, telephone and data lines, dues and subscriptions, customer entertainment and supplies. In aggregate, these expenses decreased slightly, by $369,000, year over year. These savings were achieved by eliminating redundancies and controlling costs during 2016.
Income Tax Expense
Taking into consideration the above-stated changes in net interest income, the provision for loan losses, and our noninterest income and noninterest expense levels, pretax income increased by $6.8 million from a loss of  $5.8 million in 2015 to net income of  $1.1 million in 2016.
For the year ended December 31, 2016 and 2015, our effective income tax rate was 0% due to the carryover of net operating losses from prior periods.
Nonperforming and Problem Assets
Management performs reviews of all delinquent loans and our loan officers contact customers to attempt to resolve potential credit issues in a timely manner. When in the best interests of The Bank and the customer, we will do a troubled debt restructuring with respect to a particular loan. When not possible, we seek to aggressively move loans through the legal and foreclosure process within applicable legal constraints.
Loans are placed on non-accrual status when payment of principal or interest is 90 days or more past due and the value of the collateral securing the loan, if any, is less than the outstanding balance of the loan. Loans are also placed on non-accrual status if management has serious doubt about further collectability of principal or interest on the loan, even though the loan is currently performing. When loans are placed on a non-accrual status, unpaid accrued interest is fully reversed, and further income, if any, is recognized only to the extent received. The loan may be returned to accrual status if the loan is brought current, has performed in accordance with the contractual terms for a reasonable period of time and ultimate collectability of the total contractual principal and interest is no longer in doubt.

The table below sets forth the amounts and categories of our nonperforming assets, which consist of non-accrual loans, troubled debt restructurings and OREO (which includes real estate acquired through, or in lieu of, foreclosure), at the dates indicated.
	December 31,
	2016	2015	2014
	(in thousands)
Non-accrual loans:
Commercial loans	$16	$—	$—
Commercial mortgage	1,589	2,925	4,836
Commercial construction	—	—	—
Consumer construction	—	58	—
Residential mortgage	6,298	5,989	2,856
Consumer	875	948	417
Total non-accrual loans	8,778	9,920	8,109
Accruing troubled debt restructured loans:
Commercial loans	—	—	—
Residential mortgage	4,845	3,155	1,353
Consumer	465	811	—
Total accruing troubled debt restructured loans	5,310	3,966	1,353
Total non-performing loans	14,088	13,886	9,462
Other real estate owned:
Commercial mortgage	2,650	2,857	4,179
Commercial construction	—	—	200
Consumer construction	1,136	1,362	2,704
Residential mortgage	1,114	2,433	497
Total other real estate owned	4,900	6,652	7,580
Total non-performing assets	$18,988	$20,538	$17,042
Ratios:
Non-performing loans to total gross loans	2.15%	2.56%	1.88%
Non-performing assets to total assets	1.95%	2.23%	2.05%
There were seven TDRs totaling $5.3 million performing subject to their modified terms at December 31, 2016, two of which were restructured as TDRs in 2016. Loans 90 days or more past due and still accruing interest at December 31, 2016 totaled $5.2 million consisted of the following:
•
Six mortgage loans totaling $5.2 million.

•
Two commercial loans totaling $25,000.

Interest income that would have been recorded during the years ended December 31, 2016 and 2015 if the non-accrual loans had been current and in accordance with their original terms was $597,000 and $690,000, respectively. No interest income was recorded on such loans during these periods.
Under GAAP we are required to account for certain loan modifications or restructurings as TDRs. In general, the modification or restructuring of a debt constitutes a TDR if The Bank, for economic or legal reasons related to the borrower’s financial difficulties, grants a concession, such as a reduction in the effective interest rate, to the borrower that we would not otherwise consider. However, all debt restructurings or loan modifications for a borrower do not necessarily constitute troubled debt restructurings.
Nonperforming assets amounted to $13.7 million or 1.41% of total assets at December 31, 2016 compared to $16.6 million or 1.80% of total assets at December 31, 2015. Total nonperforming assets decreased $2.9 million during 2016 due to a $1.1 million decrease in non-accrual loans and a decrease in OREO of  $1.8 million.

The composition of our nonperforming loans is further described below:
Non-Accrual Loans:
•
Thirteen residential first lien loans totaling $6.3 million.

•
Ten residential junior lien loans totaling $756,000.

•
Nine commercial owner occupied loans totaling $1.6 million.

•
One consumer loan totaling $120,000.

Accruing Troubled Debt Restructured Loans:
•
One consumer loan in the amount of  $465,000.

•
Six residential real estate loans in the amount of  $4.8 million.

Other Real Estate Owned
Real estate we acquire as a result of foreclosure is classified as OREO. When a property is acquired it is recorded fair value less the anticipated cost to sell at the date of foreclosure. If there is a subsequent decline in the value of real estate owned, we provide an additional allowance to reduce real estate acquired through foreclosure to its fair value less estimated disposal costs. Costs relating to holding such real estate are charged against income in the current period while costs relating to improving such real estate are capitalized until a saleable condition is reached up to the property’s net realizable value, then such costs would be charged against income in the current period.
OREO at December 31, 2016 consisted of:
•
Eight commercial properties located in Maryland

•
One commercial property located in Virginia

•
One commercial property located in Pennsylvania

•
Four residential properties located in Maryland

•
One residential property located in North Carolina

We had OREO of  $4.9 million at December 31, 2016 and $6.6 million at December 31, 2015. Costs relating to OREO recorded in noninterest expenses were $140,000 and $1.1 million for 2016 and 2015, respectively.
Classification of Loans
Our policies, consistent with regulatory guidelines, provide for the classification of loans and other assets that are considered to be of lesser quality as Substandard, Doubtful, or Loss assets. An asset is considered Substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or by the collateral pledged, if any. Substandard assets include those assets characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. Assets classified as Doubtful have all of the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable or improbable. Assets (or portions of assets) classified as Loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Assets that do not expose us to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve our close attention, are required to be designated as Special Mention.
We maintain an allowance for loan losses at an amount estimated to equal all loan losses incurred in our loan portfolio that are both probable and reasonable to estimate at a balance sheet date. Our determination as to the classification of our assets is subject to review by the Maryland Commissioner of Financial Regulation and the FDIC. We regularly review our asset portfolio to determine whether any assets require classification in accordance with applicable regulations.

The following table sets forth our amounts of classified loans and criticized loans (classified loans and loans designated as Special Mention) at the dates indicated.
	December 31,
	2016	2015	2014
	(dollars in thousands)
Classified loans:
Substandard	$10,722	$25,418	$33,783
Total classified loans	10,722	25,418	33,783
Special mention	18,020	13,766	18,454
Total critizied loans	$28,742	$39,184	$52,237

Allowance for Loan Losses
We provide for loan losses based upon the consistent application of our documented allowance for loan loss methodology. All loan losses are charged to the allowance for loan losses and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to income based on various factors which, in our judgment, deserve current recognition in estimating probable losses. We regularly review the loan portfolio and make provisions for loan losses in order to maintain the allowance for loan losses in accordance with GAAP. The allowance for loan losses consists primarily of two components:
1)
Specific allowances are established for loans classified as Substandard or Doubtful. For loans classified as impaired, the allowance is established when the net realizable value (collateral value less costs to sell) of the impaired loan is lower than the carrying amount of the loan. The amount of impairment provided for as a specific allowance is represented by the deficiency, if any, between the underlying collateral value and the carrying value of the loan. Impaired loans for which the estimated fair value of the loan, or the loan’s observable market price or the fair value of the underlying collateral, if the loan is collateral dependent, exceeds the carrying value of the loan are not considered in establishing specific allowances for loan losses; and

2)
General allowances established for loan losses on a portfolio basis for loans that do not meet the definition of impaired loans. The portfolio is grouped into similar risk characteristics, primarily loan type and regulatory classification. We apply an estimated loss rate to each loan group. The loss rates applied are based upon our loss experience adjusted, as appropriate, for the qualitative factors discussed below. This evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant revisions based upon changes in economic and real estate market conditions.

The allowance for loan losses is maintained at a level to provide for losses that are probable and can be reasonably estimated. Management’s periodic evaluation of the adequacy of the allowance is based on The Bank’s past loan loss experience, known and inherent losses in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.
A loan is considered past due or delinquent when a contractual payment is not paid on the day it is due. A loan is considered impaired when, based on current information and events, it is probable that The Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. The impairment of a loan may be measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral if repayment is expected to be provided by the collateral. Generally, The Bank’s impairment on such loans is measured by reference to the fair value of the collateral. Interest income on impaired loans is recognized on the cash basis.
Our loan policies state that after all collection efforts have been exhausted, and the loan is deemed to be a loss, then the remaining loan balance will be charged to the established allowance for loan losses. All loans are evaluated for loss potential once it has been determined by the Watch Committee that the likelihood of repayment is in doubt. When a loan is past due for at least 90 days or a deterioration in debt service coverage ratio, guarantor liquidity, or loan-to-value ratio has occurred that would cause concern regarding the likelihood of the full repayment of principal and interest, and the loan is deemed not to be well secured, the loan should be moved to non-accrual status and a specific reserve is established if the net realizable value is less than the principal value of the loan balance(s). Once the actual loss value has been determined a charge-off against the allowance for loan losses for the amount of the loss is taken. Each loss is evaluated on its specific facts regarding the appropriate timing to recognize the loss.
The adjustments to historical loss experience are based on our evaluation of several qualitative factors, including:
•
changes in lending policies, procedures, practices or personnel;

•
changes in the level and composition of construction portfolio and related risks;

•
changes and migration of classified assets;

•
changes in exposure to subordinate collateral lien positions;

•
levels and composition of existing guarantees on loans by SBA or other agencies;

•
changes in national, state and local economic trends and business conditions;

•
changes and trends in levels of loan payment delinquencies; and

•
any other factors that management considers relevant to the quality or performance of the loan portfolio.

We evaluate the allowance for loan losses based upon the combined total of the specific and general components. Generally when the loan portfolio increases, absent other factors, the allowance for loan loss methodology results in a higher dollar amount of estimated probable losses than would be the case without the increase. Generally when the loan portfolio decreases, absent other factors, the allowance for loan loss methodology results in a lower dollar amount of estimated probable losses than would be the case without the decrease.
Commercial and commercial real estate loans generally have greater credit risks compared to the one- to four-family residential mortgage loans we originate, as they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment experience on loans secured by income-producing properties typically depends on the successful operation of the related business and thus may be subject to a greater extent to adverse conditions in the real estate market and in the general economy. Actual loan losses may be significantly more than the allowance for loan losses we have established, which could have a material negative effect on our financial results.
Generally, we underwrite commercial loans based on cash flow and business history and receive personal guarantees from the borrowers where appropriate. We generally underwrite commercial real estate loans and residential real estate loans at a loan-to-value ratio of 85% or less at origination. Accordingly, in the event that a loan becomes past due and, randomly with respect to performing loans, we will conduct visual inspections of collateral properties and/or review publicly available information, such as online databases, to ascertain property values. We will also obtain formal appraisals on a regular basis even if we are not considering liquidation of the property to repay a loan. It is our practice to obtain updated appraisals if there is a material change in market conditions or if we become aware of new or additional facts that indicate a potential material reduction in the value of any individual property collateral.

For impaired loans, we utilize the appraised value in determining the appropriate specific allowance for loan losses attributable to a loan. In addition, changes in the appraised value of multiple properties securing our loans may result in an increase or decrease in our general allowance for loan losses as an adjustment to our historical loss experience due to qualitative and environmental factors, as described above.
As of December 31, 2016 and 2015, nonperforming loans amounted to $14.1 million and $13.9 million, respectively. The amount of nonperforming loans requiring specific reserves totaled $3.8 million and $2.9 million, respectively, and the amount of nonperforming loans with no specific valuation allowance totaled $10.3 million and $11.0 million, respectively, at December 31, 2016 and December 31, 2015.
Nonperforming loans are evaluated and valued at the time the loan is identified as impaired on a case by case basis, at the lower of cost or market value. Market value is measured based on the value of the collateral securing the loan. The value of real estate collateral is determined based on an appraisal by qualified licensed appraisers hired by us. Appraised values may be discounted based on management’s historical experience, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the client and the client’s business. The difference between the appraised value and the principal balance of the loan will determine the specific allowance valuation required for the loan, if any. Nonperforming loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly.
We evaluate the loan portfolio on at least a quarterly basis, more frequently if conditions warrant, and the allowance is adjusted accordingly. While we use the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the information used in making the evaluations. In addition, as an integral part of their examination process, the Maryland Office of the Commissioner of Financial Regulation and the FDIC will periodically review the allowance for loan losses. The Maryland Office of the Commissioner of Financial Regulation and the FDIC may require us to recognize additions to the allowance based on their analysis of information available to them at the time of their examination.
The following table sets forth activity in our allowance for loan losses for the twelve months ended:
	December 31,
	2016	2015	2014
	(in thousands)
Balance at beginning of year	$2,804	$1,433	$—
Charge-offs:
Commercial	(168)	(236)	—
Commercial Mortgage	(97)	(67)	(52)
Commercial Construction	—	—	—
Consumer Construction	(231)	—	—
Residential Mortgage	(458)	(1,295)	(211)
Consumer	(836)	(995)	(607)
Total charge-offs	(1,790)	(2,593)	(870)
Recoveries:
Commercial	—	271	271
Commercial Mortgage	—	15	8
Commercial Construction	—	3	17
Consumer Construction	—	—	—
Residential Mortgage	56	125	51
Consumer	89	359	336
Total recoveries	145	773	683
Net charge-offs	(1,645)	(1,820)	(187)
Provision for loan losses	2,673	3,191	1,620
Balance at end of year	$3,832	$2,804	$1,433
Net charge-offs to average loans and leases	0.29%	0.37%	0.03%

Allocation of Allowance for Loan Losses
The following tables set forth the allowance for loan losses allocated by loan category and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.
	December 31,
	2016		2015		2014
	Amount	Percent 1	Amount	Percent 1	Amount	Percent 1
	(dollars in thousands)
Commercial	$447	16.4%	$778	14.4%	$51	8.5%
Commercial Mortgage	1,301	32.6	884	35.5	352	37.8
Commercial Construction	246	5.2	38	2.7	163	4.2
Consumer Construction	125	1.1	54	2.0	168	2.1
Residential Mortgage	971	26.2	331	27.6	599	26.0
Consumer	742	18.4	719	17.8	100	21.4
Total	$3,832	100.0%	$2,804	100.0%	$1,433	100.0%

(1)
Represents the percent of loans in each category to total loans

Liquidity and Capital Resources
Liquidity is the ability to meet current and future financial obligations. Our primary sources of funds consist of deposit inflows, loan repayments, advances from the FHLB, principal repayments and the sale of securities available for sale and unsecured lines of credit from correspondent institutions. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. Our Asset/Liability Committee is responsible for establishing and monitoring our liquidity targets and strategies in order to ensure that sufficient liquidity exists for meeting the borrowing needs and deposit withdrawals of our customers as well as unanticipated contingencies. We believe that we have sufficient sources of liquidity to satisfy our short- and long-term liquidity needs as of December 31, 2016 and December 31, 2015.
We regularly monitor and adjust our investments in liquid assets based upon our assessment of:
•
Expected loan demand;

•
Expected deposit flows and borrowing maturities;

•
Yields available on interest-earning deposits and securities; and

•
The objectives of our asset/liability management program.

Excess liquid assets are either used to pay down borrowings or they are invested generally in interest-earning deposits and high quality investment securities.
The most liquid of all assets are cash and cash equivalents. The level of these assets is dependent on our operating, financing, lending and investing activities during any given period. At December 31, 2016 and 2015, cash and cash equivalents totaled $20.1 million and $39.3 million, respectively. The decrease for 2016 primarily resulted from our use of cash and cash equivalents to fund the growth of our loan portfolio.
Our cash flows are derived from operating activities, investing activities and financing activities as reported in our statements of cash flows included in our financial statements.
At December 31, 2016 and 2015, we had $143.7 million and $131.8 million, respectively, in loan commitments outstanding, including commitments issued to originate loans of  $52.7 million and $53.0 million at December 31, 2016 and 2015, respectively, and $91.0 million and $78.8 million in unused lines of credit to borrowers at December 31, 2016 and 2015, respectively. In addition to commitments to originate loans and unused lines of credit we had $377,000 and $389,000 in letters of credit at December 31, 2016 and 2015, respectively. Certificates of deposit due within one year totaled $250.7 million, or 33.2% of total deposits, and $174.8 million, or 23.3% of total deposits, at December 31, 2016 and 2015, respectively. If we do not retain these deposits, we may be required to seek other sources of funds, including loan and securities sales, and FHLB advances. Depending on market conditions, we may be required to pay higher rates on our deposits or other borrowings than we currently pay on the certificates of deposit due on or before December 31, 2016. We believe, however, based on historical experience and current market interest rates that we will retain upon maturity a large portion of our certificates of deposit with maturities of one year or less as of December 31, 2016.
Our primary investing activity is originating loans. During the years ended December 31, 2016 and December 31, 2015, cash used to fund net loan growth (including loans held for sale) was $101.5 million and $30.6 million, respectively. During these periods, we purchased $21.0 million and $158.5 million of securities, respectively, and invested $2.2 million and $1.3 million in restricted stock in 2016 and 2015, respectively.
Financing activities consist primarily of activity in deposit accounts and FHLB advances. We experienced a net increase in cash provided from deposits of  $5.0 million and $61.5 million, respectively, during the years ended December 31, 2016 and 2015. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors, and by other factors.
Liquidity management is both a daily and long-term function of business management. If we require funds beyond our ability to generate them internally, borrowing agreements exist with the FHLB, which provide an additional source of funds. FHLB advances increased to $110.0 million at December 31, 2016 compared to $60.0 million at December 31, 2015. At December 31, 2016, we had the ability to borrow up to a total of  $232.5 million based upon our credit availability at the FHLB, subject to collateral requirements. We also had the ability to borrow up to a total of  $46.0 million overnight on an unsecured basis with four correspondent financial institutions. At December 31, 2016 we had no amounts outstanding with any of the correspondent institutions.
The Bank is subject to various regulatory capital requirements, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At December 31, 2016 and 2015, the Bank exceeded all regulatory capital requirements. The Bank is considered “well capitalized” under regulatory guidelines. See Note number 9, Regulatory Matters and Capital Adequacy, to our Financial Statements.
Commitments, Contingent Liabilities, and Off-Balance Sheet Arrangements
We are party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of our customers. These financial instruments are limited to commitments to originate loans and involve, to varying degrees, elements of credit, interest rate, and liquidity risk. These do not represent unusual risks, and management does not anticipate any losses that would have a material effect on us.
Outstanding loan commitments and lines of credit at December 31, 2016 and December 31, 2015 are as follows:
	December 31,
	2016	2015
	(in thousands)
1st mortgage loans on residential real estate	$52,732	$52,998
HELOCs	38,826	40,885
Other unused lines of credit	52,183	37,960
Standby letters of credit	377	389
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. We generally require collateral to support financial instruments with credit risk on the same basis as we do for balance sheet instruments. Management generally bases the collateral required on the credit evaluation of the counterparty. Commitments generally have interest rates at current market rates, expiration dates or other termination clauses and may require payment of a fee. Available credit lines represent the unused portion of lines of credit previously extended and available to the customer so long as there is no violation of any contractual condition. These lines generally have variable interest rates. Since we expect many of the commitments to expire without being drawn upon, and since it is unlikely that all customers will draw upon their lines of credit in full at any one time, the total commitment amount or line of credit amount does not necessarily represent future cash requirements. We evaluate each customer’s credit-worthiness on a case-by-case basis. Because we conservatively underwrite these facilities at inception, we have not had to withdraw any commitments. We are not aware of any loss that we would incur by funding our commitments, lines of credit or letters of credit.
The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers. We have recognized $653,000 and $405,000 in the statement of financial condition at December 31, 2016 and December 31, 2015, respectively, as a liability for credit loss related to these commitments.
Impact of Inflation and Changing Prices
Our financial statements and related notes have been prepared in accordance with U.S. GAAP. U.S. GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration of changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.
Item 7A. Quantitative and Qualitative Disclosures About Market Risk
Not applicable.

Management Discussion and Analysis
For the Year Ended December 31, 2015 and As of and For the Period of Inception
Through December 31, 2014

Item 7.   Management’s Discussion and Analysis of Financial Condition and Results of Operations
This section is intended to help current and potential investors understand our financial performance through a discussion of the factors affecting our consolidated financial condition at December 31, 2015 and 2014 and our consolidated results of operations for the year ended December 31, 2015 and from inception through December 31, 2014. This section should be read in conjunction with the Consolidated Financial Statements and notes to the consolidated financial statements that appear elsewhere in this report.
Overview
First Mariner Bank (“the Bank”), was purchased out of bankruptcy after the close of business on June 17, 2014 in a transaction that was accounted for as a business combination. The Bank was capitalized with $110.0 million raised from the sale of common stock, preferred stock and warrants for common stock. In conjunction with the reorganization and as a condition of approval to merge by regulators, the entire board of directors and senior management team of the Bank was replaced. The reorganized Bank commenced operations on June 18, 2014. More details on the reorganization appear in Footnotes #1 and #2 to the Consolidated Financial Statements.
Prior to the reorganization in June of 2014, the Bank’s business had consisted primarily of the origination and sale of residential mortgage loans and to a lesser degree to originating consumer loans and both commercial and real estate loans secured by property in our market area. The predominate source of funding for the Bank was high cost wholesale and retail time deposits.
We are headquartered in Baltimore City, Maryland and we consider our primary market area to be The Greater Baltimore Metropolitan Area. We engage in a general commercial banking business, making various types of loans and accepting deposits. We market our financial services to small to medium sized businesses and their owners, professionals and executives, and high-net-worth individuals.
Our core business strategy is to deliver superior customer service that is supported by an extremely high level of banking sophistication. Our specialized community banking focus on both local markets and small business related market segments is combined with a broad array of products, new technology and seasoned banking professionals which positions the Bank differently than most competitors. Our experienced executives establish a relationship with each client and bring value to all phases of a client’s business and personal banking needs.
Among our financial goals for the year 2015 were the following:
•
Improve legacy asset quality.

•
Resolve legacy regulatory issues.

•
Grow our portfolio of commercial and real estate loans.

•
Increase core deposits of customers in our market and reduce dependency on higher cost wholesale and retail time deposits.

•
Continue to reposition the balance sheet.

•
Identify inefficiencies in our operations and focus on expense reduction.

Our results of operations depend mainly on our net interest income, which is the difference between the interest income we earn on our loan and investment portfolios and the interest expense we pay on deposits and borrowings. Results of operations are also affected by provisions for loan losses, noninterest income and noninterest expense. Our noninterest expense consists primarily of compensation and employee benefits, as well as office occupancy, deposit insurance and general administrative and data processing expenses. Our operations are significantly affected by general economic and competitive conditions, particularly with respect to changes in interest rates, government policies and actions of regulatory authorities. Future changes in applicable laws, regulations or government policies may materially affect our financial condition and results of operations.
Financial highlights in 2015 are as follows:
•
This was the first full calendar year of operations since the June 2014 reorganization.

•
$91.9 million of legacy loans were paid down, amortized or resolved.

•
Originated $133.2 million of high quality loans.

•
Reduced legacy OREO properties by $3.4 million or 45% with nominal impact on stockholders’ equity but partially offset by $2.5 million in foreclosures on legacy loans during 2015.

•
Increased lower cost core deposits by $24.5 million.

•
Eliminated a net of 51 Bank and mortgage positions as we right-size our platform to improve efficiency without sacrificing customer service.

Critical Accounting Policies
Our accounting and financial reporting policies conform to the accounting principles generally accepted in the United States of America (“GAAP”) and general practice within the banking industry. Accordingly, preparation of the financial statements require management to exercise significant judgment or discretion and make significant assumptions and estimates based on the information available that have, or could have, a material impact on the carrying value of certain assets or on income. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the period presented. In reviewing and understanding financial information for us, you are encouraged to read and understand the significant accounting policies used in preparing our financial statements. The accounting policies we view as critical are those relating to the allowance for loan losses, goodwill and other intangible assets, income taxes and share-based compensation.
Allowance for Loan Losses
The allowance for loan losses is established through a provision for loan losses charged against income. Loans are charged against the allowance for loan losses when management believes that the collectability of the principal is unlikely. Subsequent recoveries are added to the allowance. The allowance is an amount that represents the amount of probable and reasonably estimable known and inherent losses in the loan portfolio, based on evaluations of the collectability of loans. The evaluations take into consideration such factors as changes in the types and amount of loans in the loan portfolio, historical loss experience, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, estimated losses relating to specifically identified loans, and current economic conditions. This evaluation is inherently subjective as it requires material estimates including, among others, exposure at default, the amount and timing of expected future cash flows on impaired loans, value of collateral, estimated losses on our loan portfolios as well as consideration of general loss experience. Based on our estimate of the level of allowance for loan losses required, we record a provision for loan losses to maintain the allowance for loan losses at an appropriate level.
We cannot predict with certainty the amount of loan charge-offs that we will incur. We do not currently determine a range of loss with respect to the allowance for loan losses. In addition, our regulatory agencies, as an integral part of their examination processes, periodically review our allowance for loan losses. Such agencies may require that we recognize additions to the allowance for loan losses based on their judgments about information available to them at the time of their examination. To the extent that actual outcomes differ from management’s estimates, additional provisions to the allowance for loan losses may be required in future periods that would adversely impact earnings in those future periods.
Goodwill and Other Intangible Assets
Goodwill represents the excess purchase price paid over the fair value of the net assets acquired in a business combination and is allocated to the Bank’s reporting units. Based upon an in-depth analysis performed in accordance with FASB guidance, we have determined that we have one reporting unit — commercial and consumer banking.
Goodwill is not amortized but is tested for impairment periodically. We assess goodwill for potential impairment near the end of each fiscal year, or during the year if an event or other circumstance indicates that we may not be able to recover the carrying amount of the asset.

At December 31, 2015, there was no evidence of impairment of goodwill.
Other intangible assets represent purchased assets that lack physical substance but can be distinguished from goodwill because of contractual or other legal rights or because the asset is capable of being sold or exchanged either on its own or in combination with a related contract, asset, or liability. Our other intangible assets include the fair value of our trade name and a core deposit intangible. The trade name intangible and the core deposit intangible are amortized over an estimated useful life of 10 years.
Income Taxes
We account for income taxes under the asset/liability method. We recognize deferred tax assets and liabilities for the future consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as operating loss and tax credit carry-forwards. We measure deferred tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We recognize the effect on deferred tax assets and liabilities of a change in tax rates in income in the period indicated by the enactment date. We establish a valuation allowance for deferred tax assets when, in the judgment of management, it is more likely than not that such deferred tax assets will not become realizable. As of December 31, 2015 and 2014, we maintained a valuation allowance against the full amount of our deferred tax assets. The judgment about the level of future taxable income is dependent to a great extent on matters that may, at least in part, be beyond our control. It is at least reasonably possible that management’s judgment about the need for a valuation allowance for deferred tax assets could change in the near term.
Share Based Compensation
We follow the provisions of ASC Topic 718 “Compensation — Stock Compensation” which requires the expense recognition over the respective service period for the fair value of share based compensation awards, such as stock options, restricted stock, and performance based shares. This standard allows management to establish modeling assumptions as to expected stock price volatility, option terms, forfeiture rates and dividend rates which directly impact estimated fair value. The accounting standard also allows for the use of alternative option pricing models which may impact fair value as determined. Our practice is to utilize reasonable and supportable assumptions which are reviewed with the appropriate board committee.
Balance Sheet Analysis
A comparison between December 31, 2015 and December 31, 2014 balance sheets is presented below.
Assets
Total assets increased $88.7 million, or 10.7%, to $921.0 million at December 31, 2015 compared to $832.3 million at December 31, 2014. This increase in assets includes loan growth of  $41.2 million and a $114.5 million increase in securities available for sale during 2015. Partially offsetting these increases was a $50.1 million decrease in interest bearing deposits at other financial institutions and a $10.6 million decrease in loans held for sale. The primary source of funding for the asset growth was an increase in deposit levels and cash at other financial institutions. Customer deposits increased from $690.1 million at December 31, 2014 to $750.7 million at December 31, 2015, an increase of  $60.6 million or 8.8%. Supplementing the deposit growth, the level of Federal Home Loan Bank of Atlanta (“FHLB”) borrowings increased by $34.0 million during 2015.
Investment Securities
Available for sale
Available for sale securities are reported at fair value. We currently hold mortgage backed securities, U.S. government agency notes, trust preferred securities, corporate bonds and mutual fund investments in our securities portfolio, which are categorized as available for sale. The investment in mutual funds is a supplement to our community reinvestment program activities. We use our securities portfolio to provide collateral for FHLB advances and our FRB Discount Window line of credit, to provide the required collateral for public funds, as well as to provide sufficient liquidity to fund our loans and provide funds for withdrawals of deposits. At December 31, 2015 and December 31, 2014 we held an investment in stock of the FHLB of  $3.3 million and $2.0 million, respectively. This investment is required for continued FHLB membership and is based partially upon the amount of borrowings outstanding from the FHLB. This FHLB stock is carried at cost.
Held to maturity
We have no investments that are held to maturity.
The following table sets forth the composition of our investment securities portfolio at the dates indicated.
	December 31,
	2015		2014
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(in thousands)
Available for sale
Mortgage-backed securities	$150,076	$149,179	$46,170	$46,569
Trust preferred securities	3,045	3,037	3,065	3,068
U.S. government agency notes	17,813	17,636	10,617	10,591
Corporate bonds	5,047	4,880	—	—
Equity securities – mutual funds	750	756	750	760
	$176,731	$175,488	$60,602	$60,988

We had available for sale securities of  $175.5 million and $61.0 million at December 31, 2015 and December 31, 2014, respectively, which were recorded at fair value. This represents an increase of  $114.5 million, or 187.7%, for the year ended December 31, 2015 compared with the prior year end. In 2015, we invested deposit growth and excess cash primarily into mortgage-backed securities in order to improve yields and ensure cash flows from the amortizing nature of these investments as well as to provide high quality collateral assets for pledging purposes to fund anticipated future loan growth.
With respect to our portfolio of securities available for sale, the portfolio contained 67 securities with unrealized losses of  $1.4 million and 16 securities with an unrealized losses of  $77 thousand at December 31, 2015 and 2014, respectively. Changes in the fair value of these securities resulted primarily from interest rate fluctuations. We do not intend to sell these securities nor is it more likely than not that we would be required to sell these securities before their anticipated recovery, and we believe the collection of the investment and related interest is probable. Based on this analysis, we do not consider any of the unrealized losses to be other than temporary impairment losses. We had no held to maturity securities at December 31, 2015 and 2014.
Portfolio Maturities and Yields
The composition and maturities of the investment securities portfolio (with respect to those securities that have a fixed maturity date) at December 31, 2015 is summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur.

	As of December 31, 2015
	One year or less		After one through five years		After five through ten years		After ten years		Total
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield
	(in thousands)
Available for sale
Mortgage-backed securities	$—	—%	$2,237	2.58%	$14,662	2.66%	$133,177	2.97%	$150,076	2.93%
Trust preferred securities	—	—	—	—	—	—	3,045	8.29	3,045	8.29
U.S. government agency notes	6,944	2.63	—	—	1,720	3.19	9,149	3.44	17,813	3.10
Corporate bonds	—	—	—	—	5,047	2.93	—	—	5,047	2.93
	$6,944	2.63%	$2,237	2.58%	$21,429	2.77%	$145,371	3.11%	$175,981	3.04%

Loan Portfolio
Total loans increased $41.2 million, or 8.21%, to $543.3 million at December 31, 2015 from $502.1 million at December 31, 2014. Most of the growth during 2015 was attributable to the $35.4 million or 82.2% increase in commercial loans and to the $19.8 million or 15.1% increase in residential mortgage loans. These increases were partially offset by declines in commercial construction and consumer which declined $6.4 million or 30.5%, and $10.7 million or 9.9%, respectively. To put our net loan growth for 2015 into perspective, it is important to note that during 2015 we have reduced the balance of legacy loans by $91.9 million and our new team of loan officers added new loans totaling $133.2 million. The reduction in legacy loans was due to a combination of pay downs, scheduled amortization and resolutions by our special assets team.
The following table sets forth the composition of our loan portfolio at the dates indicated.
	December 31,
	2015		2014
	Amount	Percent	Amount	Percent
	(dollars in thousands)
Commercial	$78,441	14.4%	$43,038	8.5%
Commercial mortgage	193,790	35.5	190,522	37.8
Commercial construsction	14,607	2.7	21,023	4.2
Consumer construction	11,169	2.0	10,679	2.1
Residential mortgage	150,844	27.6	131,001	26.0
Consumer	96,935	17.8	107,623	21.4
Total loans	545,786	100.0	503,886	100.0
Uneraned loan fees, net	(2,454)		(1,787)
	$543,332		$502,099

We have historically focused primarily on lending to businesses for commercial financing as well as commercial real estate lending. Our business model has always been to focus on the needs of small to mid-sized businesses and their owners. In 2015, our commercial lending officers brought in 63 new commercial relationships totaling over $130 million in commitments.

Loan Portfolio Maturities
The following table summarizes the scheduled repayments of our loan portfolio and sets forth the scheduled repayments of fixed and adjustable rate loans in our portfolio at December 31, 2015.
	As of December 31, 2015
	One year or less	After one through five years	After five years	Total
	(dollars in thousands)
Commercial loans and lines of credit	$26,394	$36,389	$15,410	$78,193
Commercial mortgages	83,917	92,579	16,370	192,866
Commercial construction	4,550	9,521	584	14,655
Consumer construction	9,866	687	478	11,031
Residential mortgages	3,413	15,613	131,417	150,443
Consumer	13,526	43,265	39,353	96,144
Total	$141,666	$198,054	$203,612	$543,332
Rate terms:
Fixed	$107,338	$94,109	$92,729	$294,176
Variable	34,328	103,945	110,883	249,156
Total	$141,666	$198,054	$203,612	$543,332

Deposits
We accept deposits primarily from the areas in which our branches and offices are located. We have consistently focused on building broader customer relationships and targeting small business customers to increase our core deposits. We also rely on our customer service to attract and retain deposits. We offer a variety of deposit accounts with a range of interest rates and terms. Customer deposits have historically provided us with a sizeable source of relatively stable and low-cost funds to support asset growth. Our deposit accounts consist of commercial and retail checking accounts, savings accounts, certificates of deposit, money market accounts, and individual retirement accounts.
We review and update interest rates paid, maturity terms, service fees and withdrawal penalties on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market interest rates, liquidity requirements, anticipated short term loan demand and our deposit growth goals.
Our deposits increased from $690.1 million at December 31, 2015 to $750.7 million at December 31, 2016, an increase of  $60.6 million or 8.8% for 2016. In aggregate, our total core deposits (all deposit types except certificates of deposit) increased $24.4 million or 7.0% to $371.8 million at December 31, 2015 from $347.3 million at December 31, 2015. The growth in core deposits was primarily attributable to the $19.2 million or 36.3% increase in NOW accounts and to the $6.6 million or 10.5% increase in savings account balances. Our money market and noninterest-bearing checking accounts declined $23.4 million or 19.6% and $22.0 million or 19.6%, respectively.
We do not currently accept brokered deposits, however, partly due to a slower pick-up in retail deposits during 2015 than we had planned and partly due to our need for funds to increase our investment securities portfolio, we supplemented our liquidity needs with certificates of deposit through two national listing services. At December 31, 2015 and 2014, our certificates of deposit included national listing service certificates of deposit totaling $140.6 million and $97.8 million, respectively, representing an increase of $42.8 million or 43.8%. Our retail certificates of deposit decreased by $6.7 million or during 2015.
The following table sets forth the distribution of total deposit accounts, by account type, at the dates indicated:

	December 31,
	2015			2014
	Amount	% of Total	Weighted Average Rate	Amount	% of Total	Weighted Average Rate
	(dollars in thousands)
NOW	$72,137	10%	0.16%	$52,912	8%	0.16%
Savings	69,518	9	0.15	62,915	9	0.15
Money market	95,799	13	0.24	119,169	17	0.24
Noninterest-bearing demand	134,311	18	—	112,317	16	—
Certificates of deposit	378,954	50	0.68	342,816	50	0.50
Total deposits	$750,719	100%	0.41%	$690,129	100%	0.22%

The following table sets forth the maturity of certificates of deposit $100,000 and over at December 31, 2015:
(in thousands)
Three months or less	$32,259
Over three to six months	13,543
Over six to twelve months	29,079
Over twelve months	188,452
$263,333

Borrowings
Customer deposits remain the primary source we utilize to meet funding needs, but we supplement this with short-term and long-term borrowings. Borrowings consist of FHLB advances, overnight securities sold under agreement to repurchase (“repurchase agreements”) and other borrowings that consist of various intermediate- and long-term notes related to sales of consumer loans not treated as sales for accounting purposes. Repurchase agreements consist of overnight electronic sweep products that move customer excess funds from non-interest bearing deposit accounts to an interest bearing repurchase agreement, which is classified as a borrowing. Repurchase agreements sweep funds within the Bank and are secured primarily by pledges of U.S. Government Agency securities, based upon their fair value, as collateral for 100% of the principal and accrued interest of its repurchase agreements.
Our borrowings totaled $62.4 million at December 31, 2015 and $25.5 million at December 31, 2014. Short-term borrowings are summarized in the following table:
	December 31,
	2015		2014
	Amount	Rate	Amount	Rate
	(dollars in thousands)
FHLB short-term advances
At period end	$40,000	0.44%	$25,000	0.19%
Average outstanding	16,123	0.23	2,263	0.39
Maximum outstanding at any month-end	50,000		25,000
Retail repurchase agreements
At period end	$462	0.01%	$498	—%
Average outstanding	405	0.01	4,832	0.26
Maximum outstanding at any month-end	718		6,651
Short-term note payable
At period end	$17	—%	$50	0.01%
Average outstanding	36	—	204	—
Maximum outstanding at any month-end	50		500

Short-term borrowing totaled $40.5 million at December 31, 2015 and $25.5 million at December 31, 2014. Short-term borrowings at December 31, 2015 consisted of four short-term FHLB advances totaling $40.0 million and repurchase agreements of  $462,000. At December 31, 2014 we had one FHLB advance of $25.0 million and repurchase agreements of  $498,000. The increased levels of short term borrowings were used to fund our asset growth during 2015.
Long-term borrowings totaled $21.9 million at December 31, 2015, consisting of two long-term FHLB advances outstanding totaling $20.0 million and other borrowings of  $1.9 million comprised of various intermediate- and long-term notes related to sales of consumer loans not treated as sales for accounting purposes.
Total Stockholders’ Equity
Total stockholders’ equity decreased $7.2 million, or 6.8%, from $105.4 million at December 31, 2014 to $98.2 million at December 31, 2015. Changes in stockholders’ equity were primarily the result of the operating loss of  $5.8 million and an unrealized loss in the value of our available for sale securities of  $1.6 million in 2015.
Book value per share (i.e., total stockholders’ equity divided by total common shares outstanding) decreased by $1.93 or 6.8% to $26.36 at December 31, 2015 from $28.29 at December 31, 2014 due to the changes in stockholders’ equity noted above. Tangible book value per share (i.e., total stockholders’ equity less intangible assets divided by total common shares outstanding) decreased by $1.65 or 7.0% to $21.92 at December 31, 2015 from $23.57 at December 31, 2014 partly due to the above mentioned decrease in total stockholders’ equity which was only partially offset by the decrease in the carrying value of the intangible assets year over year.
Total stockholders’ equity at December 31, 2015 represents a capital to asset ratio of 10.7%, while total stockholders’ equity at December 31, 2014 represented a capital to asset ratio of 12.7%. The decrease in the capital to asset ratio is largely due to our asset growth in 2015 and partly due to the reduction in capital caused by the 2015 operating loss.
Average Balance and Yields
The following tables set forth average balances, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, and have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	December 31,
	2015			2014(6)
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
	(dollars in thousands)
Earning assets
Loans
Commercial loans	$52,418	$1,895	3.62%	$38,228	$949	4.60%
Commercial construction	13,641	1,126	8.25	28,902	621	3.98
Residential construction-consumer	2,686	219	8.15	3,512	153	8.07
Commercial real estate	186,352	11,358	6.09	194,293	6,215	5.93
Residential mortgages	139,187	6,922	4.97	143,295	4,037	5.22
Consumer	100,262	5,601	5.59	108,040	3,448	5.91
Total loans	494,546	27,121	5.48	516,270	15,423	5.54
Interest bearing deposits	7,588	1	0.01	17,073	9	0.10
FRB & FHLB cash deposits	80,004	190	0.24	108,769	115	0.20
Investments	91,448	2,199	2.40	92,602	915	1.83
Loans held for sale	62,287	2,305	3.70	57,619	1,087	3.50
Total earning assets	735,873	31,816	4.32	792,333	17,549	4.10
Cash and due from banks	6,652			7,213
Fixed assets	35,106			38,116
Other assets	76,624			84,886
Less: allowance for loan losses	(1,428)			(495)
Total assets	$852,827			$922,053
Interest-bearing liabilities
Deposits:
Interest-bearing demand-retail	$4,209	$4	0.10%	$10,322	$(2)	(0.04)%
Interest-bearing demand-commercial	161	—	—	407	—	—
Savings	67,726	103	0.15	63,882	52	0.15
Money market	159,609	337	0.21	146,805	187	0.24
Certificates of Deposit	224,566	1,259	0.56	269,138	566	0.39
Certificates of Deposit over $100 thousand	139,454	1,228	0.88	201,919	793	0.73
Total interest-bearing deposits	595,725	2,931	0.49	692,473	1,596	0.43
Borrowings	22,462	205	0.91	20,329	100	0.91
Total interest-bearing funds	618,187	3,136	0.51	712,802	1,696	0.44
Noninterest-bearing deposits	120,725			90,449
Other liabilities and accrued expenses	8,296			10,656
Total liabilities	747,208			813,907
Stockholders’ equity	105,619			108,146
Total liabilities & stockholders’ equity	$852,827			$922,053
Net interest rate spread(4)		$28,680	3.82%		$15,853	3.66%
Effect of noninterest-bearing funds			0.08			0.05
Net interest margin on earning assets(5)			3.90%			3.71%

(1)
Loan fee income is included in the interest income calculation, and non-accrual loans are included in the average loan base upon which the interest rate earned on loans is calculated.

(2)
Includes Federal funds sold and interest-bearing deposits with banks.

(3)
Available for sale securities are presented at fair value, we have no held to maturity securities.

(4)
Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5)
Net interest margin represents net interest income divided by average total interest-earning assets.

(6)
Average balance and income/expense are for the initial reporting period, June 17, 2014 through December 31, 2014.

Rate/Volume Analysis
The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total of the changes set forth in the rate and volume columns are presented in the total column.
	2015 vs. 2014 Due to variances in
	Total	Rates	Volumes(1)	Days(2)
	(in thousands)
Interest earned on:
Loans:
Commercial loans	$946	$(203)	$277	$872
Commercial construction	505	667	(680)	518
Residential construction-consumer	66	1	(36)	101
Commercial real estate	5,143	177	(261)	5,227
Residential mortgages	2,885	(191)	(110)	3,186
Consumer	2,153	(283)	(142)	2,578
Interest bearing deposits	(8)	(8)	—	—
FRB & FHLB cash deposits	75	24	(37)	88
Investments	1,285	288	(15)	1,012
Loans held for sale	1,218	64	93	1,061
Total interest income	14,268	536	(911)	14,643
Interest paid on:
Interest-bearing demand-retail	7	8	(3)	2
Interest-bearing demand-commercial	—	—	—	—
Savings	51	1	3	47
Money market	150	(20)	15	155
Certificates of Deposit	693	248	(135)	580
Certificates of Deposit over $100 thousand	436	167	(297)	566
Borrowings	103	(94)	103	94
Total interest expense	1,440	310	(314)	1,444
Net interest earned	$12,828	$226	$(597)	$13,199

(1)
Change attributed to mix (rate and volume) are included in volume variance.

(2)
Change attributed to the differential in number of days in the year ended December 31, 2015 (365) versus the number of days in the initial reporting period, June 17, 2014 through December 31, 2014 (198).

Comparison of Results of Operations
A comparison of the results of operations for the year ended December 31, 2015 and the “initial reporting period,” which is defined as the period beginning on the inception date of June 17, 2014, and ending December 31, 2014, is presented below.

General
The net operating loss increased $792,000 or 16.0%, to $5.8 million for the year ended December 31, 2015 compared to the loss of  $5.0 million for the initial reporting period ended December 31, 2014. Increases in net interest income of  $12.8 million or 80.9% and in noninterest income of  $13.2 million or 76.6% were more than offset by an increase of  $1.6 million in the provision for loan losses and in noninterest expenses of  $25.2 million or 69.3% for 2015 compared with the initial reporting period ended December 31, 2014. Most of the variances reported in this comparison are caused by the difference in the number of days (365) in operation for 2015 compared with the number of days (198) operating in the initial reporting period. In general, if all volumes, rates and yields for all items of income and expense had remained the constant for each day in 2015 and each day in the initial reporting period, the results for 2015 would be approximately 1.84 times (365/198) greater than for the initial reporting period ended December 31, 2014. As pertains to interest-bearing assets and interest-bearing liabilities, the traditional Rate/Volume Analysis in this report displays an extra column titled “Days.” In addition to identifying the amount of variance in interest income and interest expense that is attributable to changes in the volume or rate from one period to the next, we show the impact on earnings caused by the greater number of days in 2015 than in the initial reporting period ended December 31, 2014.
During 2015, management continued taking steps to improve asset quality by resolving and disposing of legacy non-earning foreclosed properties and to improve on inefficiencies in our operations, in part by right-sizing various operations of the Bank. In doing so, we incurred some charges that would not be considered ongoing or recurring from year-to-year. We also identified and dealt with some legacy Bank obligations in the form of mortgage loans that were previously sold to investors subject to put-back provisions that in some cases exceeded the pre-existing indemnification reserves and thus resulted in a reduction to mortgage banking revenue during 2015. The more significant charges are addressed in the applicable sections of the following discussion.
Interest Income
Interest income increased $14.3 million, or 81.3%, to $31.8 million for the year ended December 31, 2015 compared to $17.5 million during the initial reporting period ended December 31, 2014. The increase was predominantly due to the greater number of days (365) in calendar year 2015 compared with the number of days in the initial reporting period (198) in all categories of earning assets. The increase in interest income was attributable primarily to the $11.6 million or 74.8% increase in earnings from the loan portfolio, the $1.3 million or 140.5% increase in earnings from the securities portfolio, and the $1.2 million or 112.0% increase in earnings from loans held for sale.
Of the $11.6 million increase in interest income from the loan portfolio, $3.2 million was due to a higher amount of accretable mark-to-market (i.e., accretable yield) adjustment on legacy loans being recognized in 2015 compared to 2014. Excluding the contribution of the accretable yield adjustment on the legacy loans from both 2015 and 2014, total interest income on the loan portfolio would have increased by $8.3 million or 59.3%, to $22.3 million from $14.0 million for the year 2015 and the initial reporting period ended December 31, 2014, respectively, due mainly to the number of days in each period.
Even though end of period total loans increased at December 31, 2015 over December 31, 2014, because most of the growth came during the 4th quarter of 2015, total loans averaged $494.5 million for the year 2015 compared with $519.1 million for the initial reporting period ended December 31, 2014, a decrease of 4.7%. On average in 2015, the only category of loans to grow was commercial loans which increased 37.1%. As we continued our review of the legacy loan portfolio and continued to identify loans for workout or early resolution, on average in 2015, commercial construction decreased 52.8%; residential construction — consumer decreased commercial real estate decreased 23.5%; commercial real estate decreased 4.1%; residential mortgages decreased 2.9%; and consumer decreased 9.6%. The yields on all categories of loans except for commercial, declined in 2015 compared to 2014 due to continuing downward pressure on rates caused by our competitors.
Interest Expense
Interest expense increased $1.4 million, or 85.0%, to $3.1 million during the year ended December 31, 2015 from $1.7 million during the initial reporting period ended December 31, 2014. The increase was predominantly due to the greater number of days (365) in calendar year 2015 compared with the number of days in the initial reporting period (198) in all categories of interest-bearing liabilities. Interest expense on deposits increased $1.3 million or 83.7% as a result of the differential in the number of days in the two reporting periods.
Interest expense on borrowings increased $1.4 million comparing the full year 2015 to the initial reporting period ended December 31, 2014 due almost exclusively to the differential in the number of days in each period.
Net Interest Income
Net interest income is our core source of operating revenue. Net interest income is affected by various factors including changes in interest rates and the composition of interest-earning assets and interest-bearing liabilities and maturities. Net interest income is determined by the interest rate spread (i.e., the difference between the yields earned on interest-earning assets and the rates paid on interest-bearing liabilities) and the relative amounts of interest-earning assets and interest-bearing liabilities. Net interest income increased $12.8 million, or 80.9%, during the year ended December 31, 2015 compared to the initial reporting period ended December 31, 2014. Excluding the contributions from the accretion adjustments to interest income noted above, net interest income would have increased $9.7 million or 67.4%, to $24.0 million from $14.3 million for the year ended December 31, 2015 and the initial reporting period ended 2014, respectively. Similarly, the increase in contribution from the accretion adjustment positively impacted our net interest margin which as reported above, increased to 3.90% for 2015 from 3.71% for the initial reporting period ended December 31, 2014. Excluding the impact of the accretion adjustment from both years, our net interest margin would have been 3.26% and 3.35% for 2015 and 2014, respectively. The proforma decline was caused by competitive pricing pressure from other banks in our market.
Provision for Loan Losses
We establish a provision for loan losses, which is a charge to earnings, in order to maintain the allowance for loan losses at a level we consider adequate to absorb loan losses incurred in the loan portfolio that are both probable and reasonably estimable at the balance sheet date. In determining the level of the allowance for loan losses, management considers past and current loss experience, evaluations of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower’s ability to repay a loan and the levels of nonperforming loans. The amount of the allowance is based on estimates and actual losses may vary from such estimates as more information becomes available or economic conditions change. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as circumstances change or more information becomes available. The allowance for loan losses is assessed on at least a quarterly basis and provisions are made for loan losses as required in order to maintain the allowance.
Based on management’s evaluation of the above factors, we had a provision for loan losses of  $3.2 million for 2015 compared to $1.6 million during the initial reporting period ended December 31, 2014, an increase of  $1.6 million or 97.0%. The increased provision for loan losses during 2015 resulted primarily from the 8.2% growth of our loan portfolio and also included the migration of acquired loans from the previous year into our allowance for loan loss measurements. The provision for 2015 reflects general provisions on loans that are collectively evaluated given the continued growth in the size of our loan portfolio, as well as any specific provisions required on loans that are individually evaluated and deemed to be impaired. One of the Bank’s primary measures of asset quality is the ratio of non-accrual loans, troubled debt restructured loans and other real estate owned (“OREO”) as a percentage of total assets. This asset quality measure at December 31, 2015 was 2.23% compared to 2.04% at December 31, 2014, and increased primarily as a result of an increase of  $2.6 million in restructured troubled loans and a $1.8 million increase in nonaccrual loans.
Management analyzes the allowance for loan losses as described in the section entitled “Allowance for Loan Losses.” The provision that is recorded is sufficient, in management’s judgment, to bring the allowance for loan losses to a level that reflects the losses inherent in our loan portfolio relative to loan mix, economic conditions and historical loss experience. Management believes, to the best of its knowledge, that all known losses as of the balance sheet dates have been recorded. However, although management uses the best information available to make determinations with respect to the provisions for loan losses, additional provisions for loan losses may be required to be established in the future should economic or other conditions change substantially. In addition, as an integral part of their examination process, the Maryland Office of the Commissioner of Financial Regulation and the FDIC will periodically review the allowance for loan losses. The Maryland Office of the Commissioner of Financial Regulation and the FDIC may require us to recognize additions to the allowance based on their analysis of information available to them at the time of their examination.
Noninterest Income
Noninterest income was $30.3 million for the year ended December 31, 2015 compared to $17.2 million for the initial reporting period ended December 31, 2014. The primary reason for the increase in noninterest income is driven by the differential in the number of days in each reporting period. The largest contributor to our noninterest income is the mortgage division of the Bank and because of the cyclical nature of the business, performance is highly variable. As a result of the origination and subsequent sales of residential mortgage loans, realized and unrealized gains on the sale of loans produced approximately $23.9 million in noninterest revenues for the year ended December 31, 2015 compared to $14.0 million for the initial reporting period ended December 31, 2014. During 2015, we recorded indemnification charges of $1.4 million against mortgage-banking revenue due to settlements with investors related to prior sales of mortgage loans by the legacy Bank (i.e., before the re-organization in June 2014). Mortgage-banking revenue for 2015 would have been $25.3 million without the charge.
Increases, during 2015 compared with the initial reporting period ended December 31, 2014, in other categories of noninterest income except for the loss on disposal of premises and equipment and the gain on sale of AFS securities, were all primarily attributable to the greater number of days in operation during 2015 compared with the number of days in the initial reporting period.
During 2015 we reported a net gain of  $23,000 on the disposal of various items of furniture, fixtures and equipment. For the initial reporting period we recorded an estimate of the aggregate loss of  $409,000 on the planned sale of a branch in Carroll County, a branch in Worcester County, a drive thru facility in Baltimore County, and the write-off of surplus electronic/computer that was held in the legacy Bank’s inventory but became obsolete before it could be deployed.
During 2015, we sold 21 securities with an aggregate book value of  $36.1 million at a gain of  $300,000 compared with the sale of 17 securities with an aggregate book value of  $28.8 mill at a gain of  $174,000 during the initial reporting. We spent considerably more time repositioning and adding to the securities portfolio during 2015 as we purchased 74 securities with an aggregate book value of  $162.3 million but had no purchases of securities during the initial reporting period.
Noninterest Expenses
Controlling costs and maintaining operational efficiencies remains a primary focus for us. Noninterest expense was $52.0 million for the year ended December 31, 2015 compared to $30.6 million for the initial reporting period ended December 31, 2014. The primary reason for the increase in noninterest expense is the differential in the number of days in operation in each reporting period. A key performance measure is the overall efficiency ratio. The efficiency ratio is calculated by dividing noninterest expenses by the sum of net interest income and noninterest income. The efficiency ratio was 105.2% for the year ended December 31, 2015 compared with 112.3% for the initial reporting period ended December 31, 2014. The improvement in the ratio during 2015 is due to controlling the amount of increase in several noninterest expense items in relation to the increase in total income for the same period compared to the initial reporting period ended December 31, 2014.
Salaries and employee benefits expenses remain the largest component of noninterest expenses. Compensation and benefits expenses grew by $9.5 million or 61.1% for 2015 versus the initial reporting period ended December 31, 2014. The increase is exclusively attributed to the greater number of days in operation during 2015 than for the initial reporting period. However salaries and employee benefits as a percentage of total income (i.e., the sum of net interest income and noninterest income) was reduced to 50.7% for 2015 compared to 57.1% for the initial reporting period. We had 341 employees at December 31, 2015 compared to 402 at the end of 2014, representing a decrease of 61 employees or 15.2%.
Occupancy costs increased by $3.0 million or 67.3% during 2015 compared to the initial reporting period ended December 31, 2014. The increase is exclusively attributed to the greater number of days in operation during 2015 than for the initial reporting period. However occupancy costs as a percentage of total income (i.e., the sum of net interest income and noninterest income) was reduced to 15.3% for 2015 compared to 16.6% for the initial reporting period.
Professional services expense increased by $1.2 million or 169.0% during 2015 compared to the initial reporting period ended December 31, 2014. The increase is partly attributed to the greater number of days in operation during 2015 than for the initial reporting period. This category of expense also increased as a percentage of total income to 3.8% for 2015 compared to 2.6% for the initial reporting period. Professional services expense primarily includes $1.7 million in fees paid for legal and $222,000 for accounting services. During 2015 and the initial reporting period, fees paid for legal services related to loan workouts totaled $1.1 million and $518,000, respectively. The increase for 2015 resulted from stepped up efforts by the new management team to resolve non-performing loans. In addition, $549,000 in legal fees were paid during 2015 for legal services related to resolving mortgage loan indemnification claims for mortgage loans sold by the legacy Bank in years prior to the re-organization which in general, either defaulted early or had some other defect in the documentation or underwriting process.
We recorded a valuation write-down of  $899,000 on 8 legacy OREO properties in 2015 while in the initial reporting period we had $236,000 in similar write-downs related to 5 legacy OREO properties.
Other operating expenses consist mainly of a variety of general expenses such as data lines, supplies and postage and courier services. In aggregate, these expenses increased $1.4 million for 2015 compared with the initial reporting period. The increase is principally attributable to the greater number of days in the full year 2015 than in the initial reporting period.
Income Tax Expense
Taking into consideration the above-stated changes in net interest income, the provision for loan losses, and our noninterest income and noninterest expense levels, the pretax loss increased by $792,000 to $5.8 million for 2015 from $5.0 million for the initial reporting period ended December 31, 2014.
For the year ended December 31, 2015 and for the initial reporting period ended December 31, 2014, our effective income tax rate was 0% due to the carryover of net operating losses from prior periods.
Nonperforming and Problem Assets
Management performs reviews of all delinquent loans and our loan officers contact customers to attempt to resolve potential credit issues in a timely manner. When in the best interests of The Bank and the customer, we will do a troubled debt restructuring with respect to a particular loan. When not possible, we seek to aggressively move loans through the legal and foreclosure process within applicable legal constraints.
Loans are placed on non-accrual status when payment of principal or interest is 90 days or more past due and the value of the collateral securing the loan, if any, is less than the outstanding balance of the loan. Loans are also placed on non-accrual status if management has serious doubt about further collectability of principal or interest on the loan, even though the loan is currently performing. When loans are placed on a non-accrual status, unpaid accrued interest is fully reversed, and further income, if any, is recognized only to the extent received. The loan may be returned to accrual status if the loan is brought current, has performed in accordance with the contractual terms for a reasonable period of time and ultimate collectability of the total contractual principal and interest is no longer in doubt.
The table below sets forth the amounts and categories of our nonperforming assets, which consist of non-accrual loans, troubled debt restructurings and OREO (which includes real estate acquired through, or in lieu of, foreclosure), at the dates indicated

	December 31,
	2015	2014
	(in thousands)
Non-accrual loans:
Commercial loans	$—	$—
Commercial mortgage	2,925	4,836
Commercial construction	—	—
Consumer construction	58	—
Residential mortgage	5,989	2,856
Consumer	948	417
Total non-accrual loans	9,920	8,109
Accruing troubled debt restructured loans:
Commercial loans	—	—
Residential mortgage	3,155	1,353
Consumer	811	—
Total accruing troubled debt restructured loans	3,966	1,353
Total non-performing loans	13,886	9,462
Other real estate owned:
Commercial mortgage	2,857	4,179
Commercial construction	—	200
Consumer construction	1,362	2,704
Residential mortgage	2,433	497
Total other real estate owned	6,652	7,580
Total non-performing assets	$20,538	$17,042
Ratios:
Non-performing loans to total gross loans	2.56%	1.88%
Non-performing assets to total assets	2.23%	2.05%
Included in total non-accrual loans at December 31, 2015 shown above is one troubled debt restructured loan (“TDRs”) totaling $559,000 that was not performing in accordance with its modified terms, and the accrual of interest has ceased. This commercial loan was added to the non-accruing TDRs in 2014. Further, there were six TDRs totaling $4.0 million performing subject to their modified terms at December 31, 2015, four of which were restructured as TDRs in 2015. Loans 90 days or more past due and still accruing interest at December 31, 2015 totaled $835,000 consisted of the following:
•
Three commercial real estate loans totaling $835,000.

Interest income that would have been recorded during the years ended December 31, 2015 and 2014 if the non-accrual loans had been current and in accordance with their original terms was $690 thousand and $125 thousand, respectively. The actual interest income recorded on these loans was approximately $401,000 and $41,000 for the year ended December 31, 2015 and the period of inception through December 31, 2014 respectively.
Under GAAP we are required to account for certain loan modifications or restructurings as TDRs. In general, the modification or restructuring of a debt constitutes a TDR if The Bank, for economic or legal reasons related to the borrower’s financial difficulties, grants a concession, such as a reduction in the effective interest rate, to the borrower that we would not otherwise consider. However, all debt restructurings or loan modifications for a borrower do not necessarily constitute troubled debt restructurings.

Nonperforming assets amounted to $20.5 million or 2.23% of total assets at December 31, 2015 compared to $17.0 million or 2.04% of total assets at December 31, 2014. Total nonperforming assets increased $3.5 million during 2015 due to a $4.4 million increase in non-performing loans and a decrease in OREO of  $928 thousand.
The composition of our nonperforming loans is further described below:
Non-Accrual Loans:
•
Thirteen residential first lien loans totaling $5.9 million.

•
Four residential junior lien loans totaling $471 thousand.

•
Ten commercial owner occupied loans totaling $2.9 million.

•
Six commercial non-owner occupied loans totaling $733 thousand.

Accruing Troubled Debt Restructured Loans:
•
Four residential first lien loans in the amount of  $3.2 million.

•
Two residential junior lien loans in the amount of  $811 thousand.

Other Real Estate Owned
Real estate we acquire as a result of foreclosure is classified as OREO. When a property is acquired it is recorded fair value less the anticipated cost to sell at the date of foreclosure. If there is a subsequent decline in the value of real estate owned, we provide an additional allowance to reduce real estate acquired through foreclosure to its fair value less estimated disposal costs. Costs relating to holding such real estate are charged against income in the current period while costs relating to improving such real estate are capitalized until a saleable condition is reached up to the property’s net realizable value, then such costs would be charged against income in the current period.
OREO at December 31, 2015 consisted of:
•
Seven residential properties located in Maryland

•
One residential property located in North Carolina

•
Ten commercial properties located in Maryland

•
One commercial property located in Pennsylvania

•
One commercial property located in Virginia

We had OREO of  $6.6 million at December 31, 2015 and $7.6 million at December 31, 2014. Costs relating to OREO recorded in noninterest expenses were $1.1 million and $259 thousand for 2015 and 2014, respectively.
Classification of Loans
Our policies, consistent with regulatory guidelines, provide for the classification of loans and other assets that are considered to be of lesser quality as Substandard, Doubtful, or Loss assets. An asset is considered Substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or by the collateral pledged, if any. Substandard assets include those assets characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. Assets classified as Doubtful have all of the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable or improbable. Assets (or portions of assets) classified as Loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Assets that do not expose us to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve our close attention, are required to be designated as Special Mention.

We maintain an allowance for loan losses at an amount estimated to equal all loan losses incurred in our loan portfolio that are both probable and reasonable to estimate at a balance sheet date. Our determination as to the classification of our assets is subject to review by the Maryland Commissioner of Financial Regulation and the FDIC. We regularly review our asset portfolio to determine whether any assets require classification in accordance with applicable regulations.
The following table sets forth our amounts of classified loans and criticized loans (classified loans and loans designated as Special Mention) at the dates indicated.
	December 31,
	2015	2014
	(in thousands)
Classified loans:
Substandard	$25,418	$33,783
Total classified loans	25,418	33,783
Special mention	13,766	18,454
Total critizied loans	$39,184	$52,237

Allowance for Loan Losses
We provide for loan losses based upon the consistent application of our documented allowance for loan loss methodology. All loan losses are charged to the allowance for loan losses and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to income based on various factors which, in our judgment, deserve current recognition in estimating probable losses. We regularly review the loan portfolio and make provisions for loan losses in order to maintain the allowance for loan losses in accordance with GAAP. The allowance for loan losses consists primarily of two components:
1)
Specific allowances are established for loans classified as Substandard or Doubtful. For loans classified as impaired, the allowance is established when the net realizable value (collateral value less costs to sell) of the impaired loan is lower than the carrying amount of the loan. The amount of impairment provided for as a specific allowance is represented by the deficiency, if any, between the underlying collateral value and the carrying value of the loan. Impaired loans for which the estimated fair value of the loan, or the loan’s observable market price or the fair value of the underlying collateral, if the loan is collateral dependent, exceeds the carrying value of the loan are not considered in establishing specific allowances for loan losses; and

2)
General allowances established for loan losses on a portfolio basis for loans that do not meet the definition of impaired loans. The portfolio is grouped into similar risk characteristics, primarily loan type and regulatory classification. We apply an estimated loss rate to each loan group. The loss rates applied are based upon our loss experience adjusted, as appropriate, for the qualitative factors discussed below. This evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant revisions based upon changes in economic and real estate market conditions.

The allowance for loan losses is maintained at a level to provide for losses that are probable and can be reasonably estimated. Management’s periodic evaluation of the adequacy of the allowance is based on The Bank’s past loan loss experience, known and inherent losses in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.
A loan is considered past due or delinquent when a contractual payment is not paid on the day it is due. A loan is considered impaired when, based on current information and events, it is probable that The Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. The impairment of a loan may be measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral if repayment is expected to be provided by the collateral. Generally, The Bank’s impairment on such loans is measured by reference to the fair value of the collateral. Interest income on impaired loans is recognized on the cash basis.
Our loan policies state that after all collection efforts have been exhausted, and the loan is deemed to be a loss, then the remaining loan balance will be charged to the established allowance for loan losses. All loans are evaluated for loss potential once it has been determined by the Watch Committee that the likelihood of repayment is in doubt. When a loan is past due for at least 90 days or a deterioration in debt service coverage ratio, guarantor liquidity, or loan-to-value ratio has occurred that would cause concern regarding the likelihood of the full repayment of principal and interest, and the loan is deemed not to be well secured, the loan should be moved to non-accrual status and a specific reserve is established if the net realizable value is less than the principal value of the loan balance(s). Once the actual loss value has been determined a charge-off against the allowance for loan losses for the amount of the loss is taken. Each loss is evaluated on its specific facts regarding the appropriate timing to recognize the loss.
The adjustments to historical loss experience are based on our evaluation of several qualitative factors, including:
•
changes in lending policies, procedures, practices or personnel;

•
changes in the level and composition of construction portfolio and related risks;

•
changes and migration of classified assets;

•
changes in exposure to subordinate collateral lien positions;

•
levels and composition of existing guarantees on loans by SBA or other agencies;

•
changes in national, state and local economic trends and business conditions;

•
changes and trends in levels of loan payment delinquencies; and

•
any other factors that management considers relevant to the quality or performance of the loan portfolio.

We evaluate the allowance for loan losses based upon the combined total of the specific and general components. Generally when the loan portfolio increases, absent other factors, the allowance for loan loss methodology results in a higher dollar amount of estimated probable losses than would be the case without the increase. Generally when the loan portfolio decreases, absent other factors, the allowance for loan loss methodology results in a lower dollar amount of estimated probable losses than would be the case without the decrease.
Commercial and commercial real estate loans generally have greater credit risks compared to the one- to four-family residential mortgage loans we originate, as they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment experience on loans secured by income-producing properties typically depends on the successful operation of the related business and thus may be subject to a greater extent to adverse conditions in the real estate market and in the general economy. Actual loan losses may be significantly more than the allowance for loan losses we have established, which could have a material negative effect on our financial results.
Generally, we underwrite commercial loans based on cash flow and business history and receive personal guarantees from the borrowers where appropriate. We generally underwrite commercial real estate loans and residential real estate loans at a loan-to-value ratio of 85% or less at origination. Accordingly, in the event that a loan becomes past due and, randomly with respect to performing loans, we will conduct visual inspections of collateral properties and/or review publicly available information, such as online databases, to ascertain property values. We will also obtain formal appraisals on a regular basis even if we are not considering liquidation of the property to repay a loan. It is our practice to obtain updated appraisals if there is a material change in market conditions or if we become aware of new or additional facts that indicate a potential material reduction in the value of any individual property collateral.
For impaired loans, we utilize the appraised value in determining the appropriate specific allowance for loan losses attributable to a loan. In addition, changes in the appraised value of multiple properties securing our loans may result in an increase or decrease in our general allowance for loan losses as an adjustment to our historical loss experience due to qualitative and environmental factors, as described above.
As of December 31, 2015 and 2014, nonperforming loans amounted to $13.9 million and $9.5 million, respectively. The amount of nonperforming loans requiring specific reserves totaled $2.9 million and $4.2 million, respectively, and the amount of nonperforming loans with no specific valuation allowance totaled $11.0 million and $5.3 million, respectively, at December 31, 2015 and December 31, 2014.
Nonperforming loans are evaluated and valued at the time the loan is identified as impaired on a case by case basis, at the lower of cost or market value. Market value is measured based on the value of the collateral securing the loan. The value of real estate collateral is determined based on an appraisal by qualified licensed appraisers hired by us. Appraised values may be discounted based on management’s historical experience, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the client and the client’s business. The difference between the appraised value and the principal balance of the loan will determine the specific allowance valuation required for the loan, if any. Nonperforming loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly.
We evaluate the loan portfolio on at least a quarterly basis, more frequently if conditions warrant, and the allowance is adjusted accordingly. While we use the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the information used in making the evaluations. In addition, as an integral part of their examination process, the Maryland Office of the Commissioner of Financial Regulation and the FDIC will periodically review the allowance for loan losses. The Maryland Office of the Commissioner of Financial Regulation and the FDIC may require us to recognize additions to the allowance based on their analysis of information available to them at the time of their examination.

The following table sets forth activity in our allowance for loan losses for the twelve months ended:
	December 31,
	2015	2014
	(in thousands)
Balance at beginning of year	$1,433	$—
Charge-offs:
Commercial	(236)	—
Commercial Mortgage	(67)	(52)
Commercial Construction	—	—
Consumer Construction	—	—
Residential Mortgage	(1,295)	(211)
Consumer	(995)	(607)
Total charge-offs	(2,593)	(870)
Recoveries:
Commercial	271	271
Commercial Mortgage	15	8
Commercial Construction	3	17
Consumer Construction	—	—
Residential Mortgage	125	51
Consumer	359	336
Total recoveries	773	683
Net charge-offs	(1,820)	(187)
Provision for loan losses	3,191	1,620
Balance at end of year	$2,804	$1,433
Net charge-offs to average loans and leases	0.37%	0.03%
Allocation of Allowance for Loan Losses
The following tables set forth the allowance for loan losses allocated by loan category and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.
	December 31,
	2015		2014
	Amount	Percent(1)	Amount	Percent(1)
	(dollars in thousands)
Commercial	$778	14.4%	$51	8.5%
Commercial Mortgage	$884	35.5	352	37.8
Commercial Construction	38	2.7	163	4.2
Consumer Construction	54	2.0	168	2.1
Residential Mortgage	331	27.6	599	26.0
Consumer	719	17.8	100	21.4
Unallocated	—	—
Total	$2,804	100.0%	$1,433	100.0%

(1)
Represents the percent of loans in each category to total loans

Liquidity and Capital Resources
Liquidity is the ability to meet current and future financial obligations. Our primary sources of funds consist of deposit inflows, loan repayments, advances from the FHLB, principal repayments and the sale of securities available for sale and unsecured lines of credit from correspondent institutions. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. Our Asset/Liability Committee is responsible for establishing and monitoring our liquidity targets and strategies in order to ensure that sufficient liquidity exists for meeting the borrowing needs and deposit withdrawals of our customers as well as unanticipated contingencies. We believe that we have sufficient sources of liquidity to satisfy our short- and long-term liquidity needs as of December 31, 2015 and December 31, 2014.
We regularly monitor and adjust our investments in liquid assets based upon our assessment of:
•
Expected loan demand;

•
Expected deposit flows and borrowing maturities;

•
Yields available on interest-earning deposits and securities; and

•
The objectives of our asset/liability management program.

Excess liquid assets are either used to pay down borrowings or they are invested generally, in interest-earning deposits or high quality, highly liquid investment securities.
The most liquid of all assets are cash and cash equivalents. The level of these assets is dependent on our operating, financing, lending and investing activities during any given period. At December 31, 2015 and 2014, cash and cash equivalents totaled $39.3 million and $90.1 million, respectively. The decrease for 2015 primarily resulted from using our available cash to fund the growth in our loan and investment securities portfolios. We used cash and cash equivalents to provide additional funds needed to fund these assets.
Our cash flows are derived from operating activities, investing activities and financing activities as reported in our statements of cash flows included in our financial statements.
At December 31, 2015 and 2014, we had $131.8 million and $136.9 million, respectively, in loan commitments outstanding, including commitments issued to originate loans of  $53.0 million and $68.9 million at December 31, 2015and 2014, respectively, and $78.8 million and $68.0 million in unused lines of credit to borrowers at December 31, 2015 and 2014, respectively. In addition to commitments to originate loans and unused lines of credit we had $389,000 and $945,000 in letters of credit at December 31, 2015 and 2014, respectively. Certificates of deposit due within one year totaled $174.8 million, or 23.3% of total deposits, and $222.7 million, or 32.3% of total deposits, at December 31, 2015 and 2014, respectively. If we do not retain these deposits, we may be required to seek other sources of funds, including loan and securities sales, and FHLB advances. Depending on market conditions, we may be required to pay higher rates on our deposits or other borrowings than we currently pay on the certificates of deposit due on or before December 31, 2016. We believe, however, based on historical experience and current market interest rates that we will retain upon maturity a large portion of our certificates of deposit with maturities of one year or less as of December 31, 2015.
Our primary investing activity is originating loans. During the year ended December 31, 2015 cash used to fund net loan growth, including loans held for sale, was $30.6 million. For the initial reporting period, net pay downs on the loan portfolio and the loans held for sale provided cash of  $1.5million. During these periods, we purchased $158.5 million and $0.0 million of securities, respectively, and invested $1.3 million and $0.0 in restricted stock, respectively. We invested $992,000 in interest bearing deposits with banks during the initial reporting period ended December 31, 2014.
Financing activities consist primarily of activity in deposit accounts and FHLB advances. We experienced a net increase in cash provided from deposits of  $61.5 million for the year ended December 31, 2015 and we managed down the balance of our more costly interest-bearing deposits during the initial reporting period by $151.9 million, principally from reductions in our more costly certificates of deposit. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors, and by other factors.

Liquidity management is both a daily and long-term function of business management. If we require funds beyond our ability to generate them internally, borrowing agreements exist with the FHLB, which provide an additional source of funds. FHLB advances increased to $60.0 million at December 31, 2015 compared to $25.0 million at December 31, 2014. At December 31, 2015, we had the ability to borrow up to a total of  $133.9 million based upon our credit availability at the FHLB, subject to collateral requirements. We also had the ability to borrow up to a total of  $41.0 million overnight on an unsecured basis with three correspondent financial institutions. At December 31, 2015 we had no amounts outstanding with any of the correspondent institutions.
The Bank is subject to various regulatory capital requirements, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At December 31, 2015 and 2014, the Bank exceeded all regulatory capital requirements. The Bank is considered “well capitalized” under regulatory guidelines. See— “Item 1. Business—Supervision and Regulation—The Bank—Capital Requirements” and the Notes to our Financial Statements.
Commitments, Contingent Liabilities, and Off-Balance Sheet Arrangements
We are party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of our customers. These financial instruments are limited to commitments to originate loans and involve, to varying degrees, elements of credit, interest rate, and liquidity risk. These do not represent unusual risks, and management does not anticipate any losses that would have a material effect on us.
Outstanding loan commitments and lines of credit at December 31, 2015 and December 31, 2014 are as follows:
	December 31,
	2015	2014
	(in thousands)
1st mortgage loans on residential real estate	$52,998	$68,912
HELOCs	40,885	45,914
Other unused lines of credit	37,960	22,111
Standby letters of credit	389	945
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. We generally require collateral to support financial instruments with credit risk on the same basis as we do for balance sheet instruments. Management generally bases the collateral required on the credit evaluation of the counterparty. Commitments generally have interest rates at current market rates, expiration dates or other termination clauses and may require payment of a fee. Available credit lines represent the unused portion of lines of credit previously extended and available to the customer so long as there is no violation of any contractual condition. These lines generally have variable interest rates. Since we expect many of the commitments to expire without being drawn upon, and since it is unlikely that all customers will draw upon their lines of credit in full at any one time, the total commitment amount or line of credit amount does not necessarily represent future cash requirements. We evaluate each customer’s credit-worthiness on a case-by-case basis. Because we conservatively underwrite these facilities at inception, we have not had to withdraw any commitments. We are not aware of any loss that we would incur by funding our commitments, lines of credit or letters of credit.
The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers. We have recognized $405,000 and $376,000 in the statement of financial condition at December 31, 2015 and December 31, 2014, respectively, as a liability for credit loss related to these commitments.

Impact of Inflation and Changing Prices
Our financial statements and related notes have been prepared in accordance with U.S. GAAP. U.S. GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration of changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.
Item 7A.   Quantitative and Qualitative Disclosures About Market Risk
Not applicable.

Management Discussion and Analysis
For the Period of Inception Through December 31, 2014

Item 7.   Management’s Discussion and Analysis of Financial Condition and Results of Operations
This section is intended to help current and potential investors understand our financial performance through a discussion of the factors affecting our consolidated financial condition at December 31, 2014 and our consolidated results of operations from the date of re-organization through December 31, 2014. For purposes of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, we define the period of time from the date of the Bank’s reorganization, (i.e., June 17, 2014) to December 31, 2014, a period of time covering 198 days, as the “initial reporting period.” This analysis should be read in conjunction with the Consolidated Financial Statements and notes to the consolidated financial statements that appear elsewhere in this report.
Overview
First Mariner Bank (“the Bank”), was purchased out of bankruptcy after the close of business on June 17, 2014 in a transaction that was accounted for as a business combination. The Bank was capitalized with $110.0 million raised from the sale of common stock, preferred stock and warrants for common stock. In conjunction with the reorganization and as a condition of approval to merge by regulators, the entire board of directors and senior management team of the Bank was replaced. More details on the reorganization appear in Footnotes #1 and #2 to the Consolidated Financial Statements.
Prior to the reorganization, the Bank’s business had consisted primarily of the origination and sale of residential mortgage loans and to a lesser degree to originating consumer loans and both commercial and real estate loans secured by property in our market area. Because of the undercapitalized position of the Bank prior to the reorganization, the predominant source of funding for the Bank was high cost wholesale and retail time deposits.
We are headquartered in Baltimore City, Maryland and we consider our primary market area to be The Greater Baltimore Metropolitan Area. We engage in a general commercial banking business, making various types of loans and accepting deposits. We market our financial services to small to medium sized businesses and their owners, professionals and executives, and high-net-worth individuals.
Our core business strategy is to deliver superior customer service that is supported by an extremely high level of banking sophistication. Our specialized community banking focus on both local markets and small business related market segments is combined with a broad array of products, new technology and seasoned banking professionals which positions the Bank differently than most competitors. Our experienced executives establish a relationship with each client and bring value to all phases of a client’s business and personal banking needs.
Among our initial strategic goals were the following:
•
Define and implement an organizational structure.

•
Improve legacy asset quality.

•
Resolve legacy regulatory issues.

•
Grow our portfolio of commercial and real estate loans in order to decrease the variability of our earnings caused by the volatile results of mortgage operations.

•
Increase core deposits of customers in our market and reduce dependency on higher cost wholesale and retail time deposits.

•
Assess legacy accounting and reporting systems, reposition the balance sheet and focus on expense reduction.

Our results of operations depend mainly on our net interest income, which is the difference between the interest income we earn on our loan and investment portfolios and the interest expense we pay on deposits and borrowings. Results of operations are also affected by provisions for loan losses, noninterest income and noninterest expense. Our noninterest expense consists primarily of compensation and employee benefits, as well as office occupancy, deposit insurance and general administrative and data processing expenses. Our operations are significantly affected by general economic and competitive conditions, particularly with respect to changes in interest rates, government policies and actions of regulatory authorities. Future changes in applicable laws, regulations or government policies may materially affect our financial condition and results of operations.
Financial highlights for period June 17, 2014 through December 31, 2014 are as follows:
•
$56.4 million of legacy loans were paid down, amortized or resolved.

•
Originated $30.7 million of high quality loans.

•
Reduced legacy OREO properties by $5.2 million or 41% with nominal impact on stockholders’ equity.

•
Reduced higher cost retail and wholesale time deposits by $42.3 million and $153.4 million, respectively.

•
Increased lower cost core deposits by $42.7 million.

•
Eliminated a net of 30 Bank and mortgage positions while upgrading multiple positions where warranted.

Critical Accounting Policies
Our accounting and financial reporting policies conform to the accounting principles generally accepted in the United States of America (“GAAP”) and general practice within the banking industry. Accordingly, preparation of the financial statements require management to exercise significant judgment or discretion and make significant assumptions and estimates based on the information available that have, or could have, a material impact on the carrying value of certain assets or on income. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the period presented. In reviewing and understanding financial information for us, you are encouraged to read and understand the significant accounting policies used in preparing our financial statements. The accounting policies we view as critical are those relating to the allowance for loan losses, goodwill and other intangible assets and income taxes.
Allowance for Loan Losses
The allowance for loan losses is established through a provision for loan losses charged against income. Loans are charged against the allowance for loan losses when management believes that the collectability of the principal is unlikely. Subsequent recoveries are added to the allowance. The allowance is an amount that represents the amount of probable and reasonably estimable known and inherent losses in the loan portfolio, based on evaluations of the collectability of loans. The evaluations take into consideration such factors as changes in the types and amount of loans in the loan portfolio, historical loss experience, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, estimated losses relating to specifically identified loans, and current economic conditions. This evaluation is inherently subjective as it requires material estimates including, among others, exposure at default, the amount and timing of expected future cash flows on impaired loans, value of collateral, estimated losses on our loan portfolios as well as consideration of general loss experience. Based on our estimate of the level of allowance for loan losses required, we record a provision for loan losses to maintain the allowance for loan losses at an appropriate level.
We cannot predict with certainty the amount of loan charge-offs that we will incur. We do not currently determine a range of loss with respect to the allowance for loan losses. In addition, our regulatory agencies, as an integral part of their examination processes, periodically review our allowance for loan losses. Such agencies may require that we recognize additions to the allowance for loan losses based on their judgments about information available to them at the time of their examination. To the extent that actual outcomes differ from management’s estimates, additional provisions to the allowance for loan losses may be required in future periods that would adversely impact earnings in those future periods.

Goodwill and Other Intangible Assets
Goodwill represents the excess purchase price paid over the fair value of the net assets acquired in a business combination and is allocated to the Bank’s reporting units. Our preliminary study indicates we may have two reporting units — commercial and consumer banking (includes administration functions) and mortgage-banking. As of the date of the issuance of the financial statements, we had not yet completed the allocation process.
Goodwill is not amortized but is tested for impairment periodically. We assess goodwill for potential impairment near the end of each fiscal year, or during the year if an event or other circumstance indicates that we may not be able to recover the carrying amount of the asset. In evaluating goodwill for impairment, we first assess qualitative factors to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount. If we conclude that it is not more likely than not that the fair value of a reporting unit is less than its carrying value, then no further testing of the goodwill is required. However, if we conclude that it is more likely than not that the fair value of a reporting unit is less than its carrying value, then we perform a two-step goodwill impairment test to identify potential goodwill impairment and measure the amount of goodwill impairment to be recognized, if any.
At December 31, 2014, there was no evidence of impairment of goodwill.
Other intangible assets represent purchased assets that lack physical substance but can be distinguished from goodwill because of contractual or other legal rights or because the asset is capable of being sold or exchanged either on its own or in combination with a related contract, asset, or liability. Our other intangible assets include the fair value of our trade name and a core deposit intangible. The trade name intangible and the core deposit intangible are amortized over an estimated useful life of 10 years.
Income Taxes
We account for income taxes under the asset/liability method. We recognize deferred tax assets and liabilities for the future consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as operating loss and tax credit carry-forwards. We measure deferred tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We recognize the effect on deferred tax assets and liabilities of a change in tax rates in income in the period indicated by the enactment date. We establish a valuation allowance for deferred tax assets when, in the judgment of management, it is more likely than not that such deferred tax assets will not become realizable. As of December 31, 2014, we maintained a valuation allowance against the full amount of our deferred tax assets. The judgment about the level of future taxable income is dependent to a great extent on matters that may, at least in part, be beyond our control. It is at least reasonably possible that management’s judgment about the need for a valuation allowance for deferred tax assets could change in the near term.
Balance Sheet Analysis
An analysis of the December 31, 2014 balance sheet is presented below.
Assets
In line with our planned restructuring of the balance sheet, total assets decreased $172.0 million, or 17.1% to $832.3 million at December 31, 2014 compared to $1.0 billion at June 17, 2014. Most asset categories decreased including $117.8 million or 56.7% in cash and cash equivalents $41.1 million or 40.3% in securities, $22.9 million or 4.4% in loans, $5.3 million or 40.7% in foreclosed real estate and $3.4 million or 24.6% in prepaid expenses and other assets. Loans held for sale, the only asset category with a significant increase, grew $21.5 million or 51.7% from June 17 to December 31, 2014. The cash on hand and much of the cash generated from the asset reductions was used to reduce our balances of higher cost interest-bearing deposits and long-term borrowings from the FHLB, which decreased $179.0 million or 23.7% and $28.0 million or 99.8%, respectively during the initial reporting period ended December 31, 2014. Helping to partially offset the decrease in interest-bearing deposits was an increase in noninterest-bearing checking accounts of  $26.1 million or 30.3% over the same period of time.

Investment Securities
Available for sale
Available for sale securities are reported at fair value. We currently hold mortgage-backed securities, trust preferred securities, U.S. agency, and mutual fund investments in our securities portfolio, which are categorized as available for sale. The investment in mutual funds is a supplement to our community reinvestment program activities. We use our securities portfolio to provide the required collateral for funding via commercial customer repurchase agreements as well as to provide sufficient liquidity to fund our loans and provide funds for withdrawals of deposits. At December 31, 2014 we held an investment in stock of the FHLB of  $2.0 million. This investment is required for continued FHLB membership and is based partially upon the amount of borrowings outstanding from the FHLB. This FHLB stock is carried at cost.
Held to maturity
We had no held to maturity securities at December 31, 2014.
The following table sets forth the composition of our investment securities portfolio.
	December 31, 2014
	Amortized Cost	Estimated Fair Value
	(in thousands)
Available for sale
Mortgage-backed securities	$46,170	$46,569
Trust preferred securities	3,065	3,068
U.S. government agency notes	10,617	10,591
Equity securities – mutual funds	750	760
	$60,602	$60,988

We had available for sale securities of  $61.0 million December 31, 2014, which were recorded at fair value. In order to support our efforts to restructure the balance sheet by reducing our higher cost deposit account balances, we sold 17 securities with a fair value of  $29.0 million during the initial reporting period ended December 31, 2014 recording an aggregate gain of  $174,000. In addition, there were maturities and calls totaling $12.1 million during the initial reporting period.
With respect to our portfolio of securities available for sale, the portfolio contained 16 securities with aggregate unrealized losses of  $77,000 and 20 securities with aggregate unrealized gains of  $463,000 at December 31, 2014. Changes in the fair value of these securities resulted primarily from interest rate fluctuations. We do not intend to sell these securities nor is it more likely than not that we would be required to sell these securities before their anticipated recovery, and we believe the collection of the investment and related interest is probable. Based on this analysis, we do not consider any of the unrealized losses to be other than temporary impairment losses.
Portfolio Maturities and Yields
The composition and maturities of the investment securities portfolio (with respect to those securities that have a fixed maturity date) at December 31, 2014 is summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur.

	December 31, 2014
	One year or less		After one through five years		After ten years		Total
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield
	(in thousands)
Available for sale
Mortgage-backed securities	$—	%	$—	—%	$46,170	2.50%	$46,170	2.50%
Trust preferred securities	—		—	—	3,065	8.29	3,065	8.29
U.S. government agency notes	3,504	1.91	7,113	1.96	—	—	10,617	1.94
	$3,504	1.91%	$7,113	1.96%	$49,235	2.86%	$59,852	2.70%

Loan Portfolio
Total loans decreased $22.9 million, or 4.4%, to $502.1 million at December 31, 2014 from $525.0 million at June 17, 2014. This decline during the initial reporting period was primarily due to pay downs, amortization and resolutions of legacy loans totaling $52.7 million which outpaced the $29.8 million in loan originations for the same period.
The following table sets forth the composition of our loan portfolio.
	December 31, 2014
	Amount	Percent
	(dollars in thousands)
Commercial	$43,038	8.5%
Commercial mortgage	190,522	37.8
Commercial construsction	21,023	4.2
Consumer construction	10,679	2.1
Residential mortgage	131,001	26.0
Consumer	107,623	21.4
Total loans	503,886	100.0
Unearned loan fees, net	(1,787)
	$502,099

Since the reorganization, we have focused primarily on lending to businesses for commercial financing as well as commercial real estate lending. Consequently, those are the types of lenders we have been hiring as well. Our business model focuses on the needs of small to mid-sized businesses and their owners. Since we also seek to be a full service bank and many of our small business customers often happen to be high net worth individuals we also provide a full range of consumer products.
Loan Portfolio Maturities
The following table summarizes the scheduled repayments of our loan portfolio and sets forth the scheduled repayments of fixed and adjustable rate loans in our portfolio at December 31, 2014.

	As of December 31, 2014
	One year or less	After one through five years	After five years	Total
	(dollars in thousands)
Commercial loans and lines of credit	$27,735	$13,312	$1,841	$42,888
Commercial mortgages	96,611	78,225	15,213	190,049
Commercial constructrion	13,759	6,252	993	21,004
Consumer construction	9,497	484	571	10,552
Residential mortgages	2,944	13,548	114,428	130,920
Consumer	17,708	49,315	39,663	106,686
Total	$168,254	$161,136	$172,709	$502,099
Rate terms:
Fixed	$126,856	$78,040	$66,485	$271,381
Variable	41,398	83,096	106,224	230,718
Total	$168,254	$161,136	$172,709	$502,099

Deposits
We accept deposits primarily from the areas in which our branches and offices are located. We have consistently focused on building broader customer relationships and targeting small business customers to increase our core deposits. We also rely on our customer service to attract and retain deposits. We offer a variety of deposit accounts with a range of interest rates and terms. Customer deposits generally provide community banks a sizeable source of relatively stable and low-cost funds to support asset growth. Our deposit accounts consist of commercial and retail checking accounts, savings accounts, certificates of deposit, money market accounts, and individual retirement accounts. We do not currently accept brokered deposits.
We review and update interest rates paid, maturity terms, service fees and withdrawal penalties on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market interest rates, liquidity requirements, anticipated short term loan demand and our deposit growth goals.
We reduced our deposits from $843.0 million at June 17, 2014 to $690.1 million at December 31, 2014, a decrease of  $152.9 million or 18.1% for the initial reporting period ended December 31, 2014. Total noninterest-bearing demand deposits grew $26.1 million or 30.3% and NOW accounts increased $2.6 million or 5.3%. Money market accounts increased $15.5 million or 14.9%. We were able to manage balances of certificates of deposit lower by $195.6 million or 36.3% which helped us to lower our overall cost of deposits to 0.38% for the initial reporting period ended December 31, 2014 from 0.51% for the 14 days-ended June 30, 2014 resulting in a significant reduction in annual interest costs for the reorganized Bank. National market listed certificates of deposits were managed downward $152.5 million or 39.1% to an aggregate balance of  $97.9 million at December 31, 2014 from $250.4 million at June 17, 2014. Generally speaking, national market listed certificates of deposit carried a higher rate of interest than our local market certificates.

The following table sets forth the distribution of total deposit accounts, by account type.
	December 31, 2014
	Amount	% of Total	Weighted Average Rate
	(dollars in thousands)
NOW	$52,912	8%	0.16%
Savings	62,915	9	0.15
Money market	119,169	17	0.24
Noninterest-bearing demand	112,317	16	—
Certificates of deposit	342,816	50	0.50
Total deposits	$690,129	100%	0.22%

The following table sets forth the maturity of certificates of deposit $100,000 and over at December 31, 2014.
(in thousands)
Three months or less	$43,741
Over three to six months	30,740
Over six to twelve months	68,920
Over twelve months	58,468
$201,869

Borrowings
We would like our customer deposits to be the primary source we utilize to meet funding needs, but we will, and have supplemented our funding by utilizing national market listing services for certificates of deposit as well as with short-term and long-term borrowings. Borrowings consist of overnight securities sold under agreement to repurchase (“repurchase agreements”) and FHLB advances. Repurchase agreements consist of overnight electronic sweep products that move customer excess funds from non-interest bearing deposit accounts to an interest bearing repurchase agreement, which is classified as a borrowing. Repurchase agreements sweep funds within the Bank and are secured primarily by pledges of U.S. Government Agency securities, based upon their fair value, as collateral for 100% of the principal and accrued interest of its repurchase agreements.
Our borrowings totaled $25.5 million at December 31, 2014. Short-term borrowings are summarized in the following table:
	December 31, 2014
	Amount	Rate
	(dollars in thousands)
FHLB short-term advances
At period end	$25,000	0.19%
Average outstanding	2,263	0.39
Maximum outstanding at any month-end	25,000
Retail repurchase agreements
At period end	$498	—%
Average outstanding	4,832	0.26
Maximum outstanding at any month-end	6,651
Short-term note payable
At period end	$50	0.01%
Average outstanding	204	—
Maximum outstanding at any month-end	500

Short-term borrowing totaled $25.5 million at December 31, 2014 and consisted of repurchase agreements of  $498,000 and one short-term FHLB advance totaling $25.0 million.
Total Stockholders’ Equity
Total stockholders’ equity decreased $4.6 million, or approximately 4.2%, from $110.0 million at the beginning of our initial reporting period, June 17, 2014 to $105.4 million at December 31, 2014. Changes in stockholders’ equity were primarily the result of the net loss of  $5.0 million for the initial reporting period which was partially offset by the increase in unrealized gain of  $386,000 for available for sale securities.
Total stockholders’ equity at December 31, 2014 represents a capital to asset ratio of 12.67%, while total stockholders’ equity at June 17, 2014 represented a capital to asset ratio of 10.95%. The increase in the capital asset ratio is the result of our efforts to restructure our balance sheet and improve earnings primarily by reducing balances of higher cost time deposits and borrowings between June 17, 2014 and December 31, 2014.
Average Balance and Yields
The following tables set forth average balances, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, and have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	December 31, 2014(5)
	Average Balance	Income/ Expense	Yield/ Rate
	(dollars in thousands)
Earning assets
Loans(1)
Commercial loans	$38,228	$949	4.60%
Commercial construction	28,902	621	3.98
Residential construction-consumer	3,512	153	8.07
Commercial real estate	194,293	6,215	5.93
Residential mortgages	143,295	4,037	5.22
Consumer	108,040	3,448	5.91
Total loans	516,270	15,423	5.54
Interest bearing deposits	17,073	9	0.10
FRB & FHLB cash deposits	108,769	115	0.20
Investments(2)	92,602	915	1.83
Loans held for sale	57,619	1,087	3.50
Total earning assets	792,333	17,549	4.10
Cash and due from banks	7,213
Fixed assets	38,116
Other assets	84,886
Less: allowance for loan losses	(495)
Total assets	$922,053
Interest-bearing liabilities
Deposits:
Interest-bearing demand-retail	$10,322	$(2)	(0.04)%
Interest-bearing demand-commercial	407	—	—
Savings	63,882	52	0.15
Money market	146,805	187	0.24
Certificates of Deposit	269,138	566	0.39
Certificates of Deposit over $100 thousand	201,919	793	0.73
Total interest-bearing deposits	692,473	1,596	0.43
Borrowings	20,329	100	0.91
Total interest-bearing funds	712,802	1,696	0.44
Noninterest-bearing deposits	90,449
Other liabilities and accrued expenses	10,656
Total liabilities	813,907
Stockholders’ equity	108,146
Total liabilities & stockholders’ equity	$922,053
Net interest rate spread(3)		$15,853	3.66%
Effect of noninterest-bearing funds			0.05
Net interest margin on earning assets(4)			3.71%

(1)
Loan fee income is included in the interest income calculation, and non-accrual loans are included in the average loan base upon which the interest rate earned on loans is calculated.

(2)
Available for sale securities are presented at fair value, held to maturity securities are presented at amortized cost.

(3)
Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4)
Net interest margin represents net interest income divided by average total interest-earning assets.

(5)
Average balance and income/expense are for the initial reporting period, June 17, 2014 through December 31, 2014. Yield/rate figures are annualized based on the actual number of days in the initial reporting period (i.e., 198).

Discussion of Results of Operations
A discussion of the results of operations for the initial reporting period, June 17, 2014 through December 31, 2014, is presented below.
General
For the initial reporting period ended December 31, 2014, we reported a net loss of  $5.0 million attributable primarily to a high level of operating expenses. We reviewed noninterest expense data for a group of peer institutions prior to the re-organization of the Bank and determined that the Bank’s legacy run rate of such expenses was higher than that of the peer average in a number of expense categories. Cost reduction initiatives were identified by the new management team prior to the re-organization and we generated a list of departments and services that are prime for right-sizing including IT and Systems, the mortgage back-office, the customer service platform at the branch and call center levels, facilities management, loan and deposit operations, investment advisory services, internal audit, and compliance. With so many key areas identified for savings via improved efficiency, we had to take our time and scale back methodically so as not to be overly disruptive to our customers or our fellow associates who would inevitably be picking up an increased workload.
Another strategic initiative we began shortly after the re-organization was to promptly start reducing the level of under-performing and non-performing assets. These both produce a drag on earnings by lowering our reported yield on earning assets and by requiring a disproportionate amount of time and attention of various Bank personnel in order to resolve the loans or bring them up to fully performing status. Because of the nature of working out these loans, it often means that instead of just bringing a loan to current status, these loans are restructured to more favorable terms for the borrower, or resolved through a pay off because the borrower was able to arrange re-financing through another institution. During the initial reporting period ended December 31, 2014, legacy loans totaling $56.4 million were paid down, amortized or resolved.
We quickly realized that cost cutting and working out problem loans would not be enough by themselves to allow us to reach profitability. We also need to generate new customer relationships and more earning assets. In our market, we determined that the highest demands by small to mid-size business prospects in our market were commercial loans, lines of credit and commercial real estate loans. We hired additional experienced commercial lenders, and expect to continue to hire others, who are knowledgeable about our market and who fully understand the advantages that a bank of our size brings to the customer. In just the fourth quarter of 2014, our team originated $30.7 million of new outstandings and sizable commitments for additional loans. Though not enough to offset the decline in our legacy loan outstandings, the relationships that they cultivated represent significant future opportunities for additional loans and commitments in future months.
Interest Income
Interest income totaled $17.5 million for the initial reporting period ended December 31, 2014. Interest from loans including loans held for sale totaled $16.5 million or 94% of the total interest income earned for the period. A further breakdown of the average loan balances and the yields by type of loan can be seen in the table above. Our investment portfolio contributed $915,000 or 5% of total interest and the remaining 1% was earned by our interest-bearing deposits with other financial institutions and our cash accounts at the Federal Reserve Bank and at the Federal Home Loan Bank — Atlanta.
Interest Expense
Interest expense totaled $1.7 million for the initial period ended December 31, 2014. Interest paid on deposits totaled $1.6 million or 94% of the total interest expense for the period. Interest paid on our borrowings totaled $100,000 and represents 6% of total interest expense for the period. A breakdown of the average balances and rates paid by type of deposit can be seen in the table above.
As noted earlier, we are seeing progress in our efforts at restructuring the balance sheet. By lowering our average balance of certificates of deposit from national market listing services we have lowered our cost of total deposits to 0.38% for the initial reporting period ended December 31, 2014 from the annualized rate of 0.51% for the 14 days-ended June 30, 2014 resulting in a significant reduction in annual interest costs for the reorganized Bank.
Net Interest Income
Net interest income is our largest source of operating revenue. Net interest income is affected by various factors including changes in interest rates and the composition of interest-earning assets and interest-bearing liabilities and maturities. Net interest income is determined by the interest rate spread (i.e., the difference between the yields earned on interest-earning assets and the rates paid on interest-bearing liabilities) and the relative amounts of interest-earning assets and interest-bearing liabilities. Net interest income totaled $15.9 million for the initial reporting period ended December 31, 2014. Net interest income is expected to improve for the full year 2015 compared to the shortened initial reporting period of just 198 days.
Provision for Loan Losses
We establish a provision for loan losses, which is a charge to earnings, in order to maintain the allowance for loan losses at a level we consider adequate to absorb loan losses incurred in the loan portfolio that are both probable and reasonably estimable at the balance sheet date. In determining the level of the allowance for loan losses, management considers past and current loss experience, evaluations of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower’s ability to repay a loan and the levels of nonperforming loans. The amount of the allowance is based on estimates and actual losses may vary from such estimates as more information becomes available or economic conditions change. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as circumstances change or more information becomes available. The allowance for loan losses is assessed on at least a quarterly basis and provisions are made for loan losses as required in order to maintain the allowance.
Based on management’s evaluation of the above factors, we had a provision for loan losses of  $1.6 million for the initial reporting period ended December 31, 2014. The provision for loan losses for the initial reporting period resulted primarily from the $30.7 million of growth in our newly originated loans and also included the migration of acquired loans into our allowance for loan loss measurements. The provision for 2014 reflects general provisions on loans that are collectively evaluated given the growth in the size of our loan portfolio, as well as any specific provisions required on loans that are individually evaluated and deemed to be impaired. One of the Bank’s primary measures of asset quality is the ratio of non-accrual loans, troubled debt restructured loans and other real estate owned (“OREO”) as a percentage of total assets. This asset quality measure at December 31, 2014 was 2.05% and we will be working hard to bring this ratio lower in 2015.
Management analyzes the allowance for loan losses as described in the section entitled “Allowance for Loan Losses.” The provision that is recorded is sufficient, in management’s judgment, to bring the allowance for loan losses to a level that reflects the losses inherent in our loan portfolio relative to loan mix, economic conditions and historical loss experience. Management believes, to the best of its knowledge, that all known losses as of the balance sheet dates have been recorded. However, although management uses the best information available to make determinations with respect to the provisions for loan losses, additional provisions for loan losses may be required to be established in the future should economic or other conditions change substantially. In addition, as an integral part of their examination process, the Maryland Office of the Commissioner of Financial Regulation and the FDIC will periodically review the allowance for loan losses. The Maryland Office of the Commissioner of Financial Regulation and the FDIC may require us to recognize additions to the allowance based on their analysis of information available to them at the time of their examination.
Noninterest Income
Noninterest income was $11.4 million for the initial reporting period ended December 31, 2014. Our largest source of noninterest income is the $8.3 million, which represents 73% of all noninterest income, in realized and unrealized gains on the sale of mortgage loans produced. Mortgage loan originations are highly variable and are affected by factors such as the local and national economy, levels of interest rates, housing availability and affordability, to name a few.
The Bank also collects transaction fees for customer and non-customer transactions conducted at our ATM’s and for our customers use of out of network ATM’s. For the initial reporting period we collected $1.2 million in such fees which represented 10% of all noninterest income for the period.
In addition, on certain types of deposit accounts the Bank charges customers a fee for overdrawn accounts, check printing and stop payment requests. These fees totaled $1.1 million or 9% of all noninterest income for the period.
The Bank also benefits from increases in the cash surrender value of Bank owned life insurance policies. For the initial reporting period the increase totaled $537,000 and represented 5% of all noninterest income.
Also for the initial reporting period we recorded an estimated aggregate loss of  $409,000 on the planned sale of a branch in Carroll County, a branch in Worcester County, a drive thru facility in Baltimore County, and the write-off of surplus electronic/computer that was held in the legacy Bank’s inventory but became obsolete before it could be deployed.
As the bank also worked to reposition the investment securities portfolio during the initial reporting period, we recognized a $174,000 gain on the sale of 17 securities with an aggregate value of  $29.0 million.
With the re-organization, management assumed the operations of a small investment advisory group which collects commissions on sales of nondeposit investment products (“brokerage fees”). For the initial reporting period we earned $123,000 in commissions. This service is designed to provide guidance to the Bank’s customers seeking alternatives to traditional deposit products to earn investment income.
Other operating income, which consists mainly of non-depository account fees such as wire, merchant card and ATM services, totaled $478,000 in the initial reporting period ended December 31, 2014.
Noninterest Expenses
Controlling costs and establishing operational efficiencies is a primary focus for us. A key performance measure is the overall efficiency ratio. The efficiency ratio is calculated by dividing total noninterest expenses by the sum of net interest income and noninterest income. During our review of peer group averages, we found that the Bank’s efficiency ratio did not compare well with the average for our peers. Generally speaking, a bank with a low efficiency ratio is usually profitable. An efficiency ratio in the 50% to 59% range is considered very good. The Bank’s efficiency ratio was 112.3% for the initial reporting period ended December 31, 2014.
Below is a list of our noninterest expense categories with dollar totals and their relative % of total noninterest expense for the initial reporting period ended December 31, 2014:

	Amount	% of total noninterest expenses
	(dollars in thousands)
Noninterest Expenses
Salaries and employee benefits	$15,568	51%
Occupancy	4,517	15
Data processing	1,183	4
Service and maintenance on facilities	1,117	4
Advertising	933	3
Furniture, fixtures and equipment	910	3
FDIC insurance	814	3
Loan expenses	790	3
Professional services	706	2
Write downs, losses, and costs of real-estate acquired through foreclosure	665	2
Amortization of intangible assets	611	2
Consulting fees	496	1
Corporate insurance	428	1
Marketing promotion	257	1
ATM servicing	226	1
Other	1,387	4
Total noninterest expense	$30,608	100%

Salaries and employee benefits expense is the largest component of noninterest expenses for most banks. Our total for the initial reporting period was $15.6 million or 51% of total noninterest expenses. We had 402 employees at December 31, 2014 compared to 432 at the end of June 2014, representing a decrease of 30 full employees or 7.5%. Due to payments of severance and the gradual approach to the reduction during the initial reporting period, we expect that most of the benefit of the cost savings will not be realized until 2015. Severance costs recognized during the initial reporting period totaled $134,000. We expect that we will need to further review our staffing levels and processes during 2015 in order to trim more costs and become more efficient.
Our second largest component of noninterest expense is occupancy related costs which totaled $4.5 million and 15% of total noninterest expense for the initial reporting period ended December 31, 2014. The Bank evaluated its retail branch and mortgage origination office network in an effort to identify bank branches and mortgage offices that were not up to par with our better performing locations. Decisions as to which locations and actual closings, if any, will take place during 2015. We are in the early stages of formulating a plan to relocate and consolidate most, if not all, employees from the leased space in the tower building located in Canton, into the two story building we own adjacent to the tower. This could save us in excess of  $1.9 million annually.
Data processing charges include the costs of our outsourced core data processing provider. These charges are somewhat variable in nature and are based on many factors including the number of customer accounts being maintained and the number of transactions per customer per billing cycle. Data processing charges for the initial reporting period totaled $1.2 million.
Service and maintenance on facilities include custodial, cleaning, trash removal, repairs and snow removal. The total for the initial period was $1.1 million.
Advertising includes costs for various media including TV, radio and our website and totaled $933,000 for the initial reporting period.
Professional services includes fees paid for legal services and advice as well accounting and auditing fees. During the initial reporting period we paid $706,000 for professional services.

Consulting fees paid during the initial reporting period totaled $496,000 and were principally paid for information technology support to supplement our internal staffing. This fee should gradually taper during 2015 and be eliminated once we hire full-time staff for this function.
Other operating expenses consist mainly of a variety of general expenses such as data lines, supplies, postage, courier services and more. These totaled $1.4 million for the initial reporting period.
Income Tax Expense
Taking into consideration the above-stated changes in net interest income, the provision for loan losses, and our noninterest income and noninterest expense levels, the pretax loss totaled $5.0 million for the initial reporting period ended December 31, 2014. For the initial reporting period ended December 31, 2014, our effective income tax rate was 0% due to the carryover of net operating losses from prior periods.
Nonperforming and Problem Assets
Management performs reviews of all delinquent loans and our loan officers contact customers to attempt to resolve potential credit issues in a timely manner. When in the best interests of First Mariner Bank and the customer, we will do a troubled debt restructuring with respect to a particular loan. When not possible, we seek to aggressively move loans through the legal and foreclosure process within applicable legal constraints.
Loans are placed on non-accrual status when payment of principal or interest is 90 days or more past due and the value of the collateral securing the loan, if any, is less than the outstanding balance of the loan. Loans are also placed on non-accrual status if management has serious doubt about further collectability of principal or interest on the loan, even though the loan is currently performing. When loans are placed on a non-accrual status, unpaid accrued interest is fully reversed, and further income, if any, is recognized only to the extent received. The loan may be returned to accrual status if the loan is brought current, has performed in accordance with the contractual terms for a reasonable period of time and ultimate collectability of the total contractual principal and interest is no longer in doubt.
The table below sets forth the amounts and categories of our nonperforming assets, which consist of non-accrual loans, troubled debt restructurings and OREO (which includes real estate acquired through, or in lieu of, foreclosure), at the dates indicated

December 31, 2014
(in thousands)
Non-accrual loans:
Commercial loans	$—
Commercial mortgage	4,836
Commercial construction	—
Consumer construction	—
Residential mortgage	2,856
Consumer	417
Total non-accrual loans	8,109
Accruing troubled debt restructured loans:
Commercial loans	—
Residential mortgage	1,353
Consumer	—
Total accruing troubled debt restructured loans	1,353
Total non-performing loans	9,462
Other real estate owned:
Commercial mortgage	4,179
Commercial construction	200
Consumer construction	2,704
Residential mortgage	497
Total other real estate owned	7,580
Total non-performing assets	$17,042
Ratios:
Non-performing loans to total gross loans	1.88%
Non-performing assets to total assets	2.05%
There are no troubled debt restructured loans (“TDRs”) included in total non-accrual loans at December 31, 2014 shown above. Further, there were two TDRs totaling $1.4 million performing subject to their modified terms at December 31, 2014. Loans 90 days or more past due and still accruing interest at December 31, 2014 totaled $5.0 million consisted of the following:
•
Two residential mortgage loans in the amount of  $541 thousand.

•
Six commercial mortgage loans totaling $4.3 million.

•
One commercial construction loan totaling $96 thousand.

The interest which would have been recorded on the above nonaccrual loans if those loans had been performing in accordance with their contractual terms was approximately $125,000 for the period ending December 31, 2014. The actual interest income recorded on those loans in 2014 was approximately $41,000.
Under GAAP we are required to account for certain loan modifications or restructurings as TDRs. In general, the modification or restructuring of a debt constitutes a TDR if First Mariner Bank, for economic or legal reasons related to the borrower’s financial difficulties, grants a concession, such as a reduction in the effective interest rate, to the borrower that we would not otherwise consider. However, all debt restructurings or loan modifications for a borrower do not necessarily constitute troubled debt restructurings.
Nonperforming assets amounted to $17 million or 2.05% of total assets at December 31, 2014.

The composition of our nonperforming loans is further described below:
Non-Accrual Loans:
•
Three residential first lien loans totaling $2.9 million.

•
Four residential junior lien loans totaling $401 thousand.

•
Four commercial mortgage loans totaling $4.4 million.

•
Two multi-family properties totaling $445 thousand.

•
Two consumer loans totaling $16 thousand.

Accruing Troubled Debt Restructured Loans:
•
Two residential real estate loans in the amount of  $1.4 million.

Other Real Estate Owned
Real estate we acquire as a result of foreclosure is classified as OREO. When a property is acquired it is recorded fair value less the anticipated cost to sell at the date of foreclosure. If there is a subsequent decline in the value of real estate owned, we provide an additional allowance to reduce real estate acquired through foreclosure to its fair value less estimated disposal costs. Costs relating to holding such real estate are charged against income in the current period while costs relating to improving such real estate are capitalized until a saleable condition is reached up to the property’s net realizable value, then such costs would be charged against income in the current period.
OREO at December 31, 2014 consisted of:
•
Three residential properties located in Maryland

•
Four commercial mortgage properties located in Maryland

•
Nine consumer construction properties located in Maryland

•
One consumer construction property located in Virginia

We had OREO of  $7.6 million at December 31, 2014. Cost relating to OREO recorded in noninterest expenses was $259 thousand for the period of inception through December 31, 2014.
Classification of Loans
Our policies, consistent with regulatory guidelines, provide for the classification of loans and other assets that are considered to be of lesser quality as Substandard, Doubtful, or Loss assets. An asset is considered Substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or by the collateral pledged, if any. Substandard assets include those assets characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. Assets classified as Doubtful have all of the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable or improbable. Assets (or portions of assets) classified as Loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Assets that do not expose us to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve our close attention, are required to be designated as Special Mention.
We maintain an allowance for loan losses at an amount estimated to equal all loan losses incurred in our loan portfolio that are both probable and reasonable to estimate at a balance sheet date. Our determination as to the classification of our assets is subject to review by the Maryland Commissioner of Financial Regulation and the FDIC. We regularly review our asset portfolio to determine whether any assets require classification in accordance with applicable regulations.

The following table sets forth our amounts of classified loans and criticized loans (classified loans and loans designated as Special Mention) at the dates indicated.
December 31, 2014
(in thousands)
Classified loans:
Substandard	$33,783
Total classified loans	33,783
Special mention	18,454
Total critizied loans	$52,237

Allowance for Loan Losses
We provide for loan losses based upon the consistent application of our documented allowance for loan loss methodology. All loan losses are charged to the allowance for loan losses and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to income based on various factors which, in our judgment, deserve current recognition in estimating probable losses. We regularly review the loan portfolio and make provisions for loan losses in order to maintain the allowance for loan losses in accordance with GAAP. The allowance for loan losses consists primarily of two components:
1)
Specific allowances are established for loans classified as Substandard or Doubtful. For loans classified as impaired, the allowance is established when the net realizable value (collateral value less costs to sell) of the impaired loan is lower than the carrying amount of the loan. The amount of impairment provided for as a specific allowance is represented by the deficiency, if any, between the underlying collateral value and the carrying value of the loan. Impaired loans for which the estimated fair value of the loan, or the loan’s observable market price or the fair value of the underlying collateral, if the loan is collateral dependent, exceeds the carrying value of the loan are not considered in establishing specific allowances for loan losses; and

2)
General allowances established for loan losses on a portfolio basis for loans that do not meet the definition of impaired loans. The portfolio is grouped into similar risk characteristics, primarily loan type and regulatory classification. We apply an estimated loss rate to each loan group. The loss rates applied are based upon our loss experience adjusted, as appropriate, for the qualitative factors discussed below. This evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant revisions based upon changes in economic and real estate market conditions.

The allowance for loan losses is maintained at a level to provide for losses that are probable and can be reasonably estimated. Management’s periodic evaluation of the adequacy of the allowance is based on First Mariner Bank’s past loan loss experience, known and inherent losses in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.
A loan is considered past due or delinquent when a contractual payment is not paid on the day it is due. A loan is considered impaired when, based on current information and events, it is probable that First Mariner Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. The impairment of a loan may be measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral if repayment is expected to be provided by the collateral. Generally, First Mariner Bank’s impairment on such loans is measured by reference to the fair value of the collateral. Interest income on impaired loans is recognized on the cash basis.
Our loan policies state that after all collection efforts have been exhausted, and the loan is deemed to be a loss, then the remaining loan balance will be charged to the established allowance for loan losses. All loans are evaluated for loss potential once it has been determined by the Watch Committee that the likelihood of repayment is in doubt. When a loan is past due for at least 90 days or a deterioration in debt service coverage ratio, guarantor liquidity, or loan-to-value ratio has occurred that would cause concern regarding the likelihood of the full repayment of principal and interest, and the loan is deemed not to be well secured, the loan should be moved to non-accrual status and a specific reserve is established if the net realizable value is less than the principal value of the loan balance(s). Once the actual loss value has been determined a charge-off against the allowance for loan losses for the amount of the loss is taken. Each loss is evaluated on its specific facts regarding the appropriate timing to recognize the loss.
The adjustments to historical loss experience are based on our evaluation of several qualitative factors, including:
•
changes in lending policies, procedures, practices or personnel;

•
changes in the level and composition of construction portfolio and related risks;

•
changes and migration of classified assets;

•
changes in exposure to subordinate collateral lien positions;

•
levels and composition of existing guarantees on loans by SBA or other agencies;

•
changes in national, state and local economic trends and business conditions;

•
changes and trends in levels of loan payment delinquencies; and

•
any other factors that management considers relevant to the quality or performance of the loan portfolio.

We evaluate the allowance for loan losses based upon the combined total of the specific and general components. Generally when the loan portfolio increases, absent other factors, the allowance for loan loss methodology results in a higher dollar amount of estimated probable losses than would be the case without the increase. Generally when the loan portfolio decreases, absent other factors, the allowance for loan loss methodology results in a lower dollar amount of estimated probable losses than would be the case without the decrease.
Commercial and commercial real estate loans generally have greater credit risks compared to the one- to four-family residential mortgage loans we originate, as they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment experience on loans secured by income-producing properties typically depends on the successful operation of the related business and thus may be subject to a greater extent to adverse conditions in the real estate market and in the general economy. Actual loan losses may be significantly more than the allowance for loan losses we have established, which could have a material negative effect on our financial results.
Generally, we underwrite commercial loans based on cash flow and business history and receive personal guarantees from the borrowers where appropriate. We generally underwrite commercial real estate loans and residential real estate loans at a loan-to-value ratio of 85% or less at origination. Accordingly, in the event that a loan becomes past due and, randomly with respect to performing loans, we will conduct visual inspections of collateral properties and/or review publicly available information, such as online databases, to ascertain property values. We will also obtain formal appraisals on a regular basis even if we are not considering liquidation of the property to repay a loan. It is our practice to obtain updated appraisals if there is a material change in market conditions or if we become aware of new or additional facts that indicate a potential material reduction in the value of any individual property collateral.

For impaired loans, we utilize the appraised value in determining the appropriate specific allowance for loan losses attributable to a loan. In addition, changes in the appraised value of multiple properties securing our loans may result in an increase or decrease in our general allowance for loan losses as an adjustment to our historical loss experience due to qualitative and environmental factors, as described above.
As of December 31, 2014 nonperforming loans amounted to $9.5 million. The amount of nonperforming loans requiring specific reserves totaled $4.2 million, and the amount of nonperforming loans with no specific valuation allowance totaled $5.3 million at December 31, 2014.
Nonperforming loans are evaluated and valued at the time the loan is identified as impaired on a case by case basis, at the lower of cost or market value. Market value is measured based on the value of the collateral securing the loan. The value of real estate collateral is determined based on an appraisal by qualified licensed appraisers hired by us. Appraised values may be discounted based on management’s historical experience, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the client and the client’s business. The difference between the appraised value and the principal balance of the loan will determine the specific allowance valuation required for the loan, if any. Nonperforming loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly.
We evaluate the loan portfolio on at least a quarterly basis, more frequently if conditions warrant, and the allowance is adjusted accordingly. While we use the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the information used in making the evaluations. In addition, as an integral part of their examination process, the Maryland Office of the Commissioner of Financial Regulation and the FDIC will periodically review the allowance for loan losses. The Maryland Office of the Commissioner of Financial Regulation and the FDIC may require us to recognize additions to the allowance based on their analysis of information available to them at the time of their examination.
The following table sets forth activity in our allowance for loan losses for the initial reporting period ended:
December 31, 2014
(in thousands)
Balance at beginning of year	$—
Charge-offs:
Commercial	—
Commercial Mortgage	(52)
Commercial Construction	—
Consumer Construction	—
Residential Mortgage	(211)
Consumer	(607)
Total charge-offs	(870)
Recoveries:
Commercial	271
Commercial Mortgage	8
Commercial Construction	17
Consumer Construction	—
Residential Mortgage	51
Consumer	336
Total recoveries	683
Net charge-offs	(187)
Provision for loan losses	1,620
Balance at end of year	$1,433
Net charge-offs to average loans and leases	0.03%

Allocation of Allowance for Loan Losses
The following tables set forth the allowance for loan losses allocated by loan category and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.
	December 31, 2014
	Amount	Percent(1)
	(dollars in thousands)
Commercial	$51	8.5%
Commercial Mortgage	352	37.8
Commercial Construction	163	4.2
Consumer Construction	168	2.1
Residential Mortgage	599	26.0
Consumer	100	21.4
Unallocated	—
Total	$1,433	100.0%
Represents the percent of loans in each category to total loans
Liquidity and Capital Resources
Liquidity is the ability to meet current and future financial obligations. Our primary sources of funds consist of deposit inflows, loan repayments, advances from the FHLB, principal repayments and the sale of securities available for sale. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. Our Asset/Liability Committee is responsible for establishing and monitoring our liquidity targets and strategies in order to ensure that sufficient liquidity exists for meeting the borrowing needs and deposit withdrawals of our customers as well as unanticipated contingencies. We believe that we have enough sources of liquidity to satisfy our short- and long-term liquidity needs as of December 31, 2014.
We regularly monitor and adjust our investments in liquid assets based upon our assessment of:
•
Expected loan demand;

•
Expected deposit flows and borrowing maturities;

•
Yields available on interest-earning deposits and securities; and

•
The objectives of our asset/liability management program.

Excess liquid assets are either used to pay down borrowings or they are invested generally, in interest-earning deposits or high quality, highly liquid investment securities.
The most liquid of all assets are cash and cash equivalents. The level of these assets is dependent on our operating, financing, lending and investing activities during any given period. At December 31, 2014, cash and cash equivalents totaled $90.1 million. We used cash and cash equivalents provided at the time of re-organization principally reduce the balances of our national market listed certificates of deposit and other borrowed funds.
Our cash flows are derived from operating activities, investing activities and financing activities as reported in our statements of cash flows included in our financial statements.
At December 31, 2014 we had $114.8 million, in loan commitments outstanding, including commitments issued to originate loans of  $68.9 million and $45.9 million in unused lines of credit to borrowers. In addition to commitments to originate loans and unused lines of credit we had $945,000 in letters of credit at December 31, 2014. Certificates of deposit due within one year totaled $222.7 million, or

32.3% of total deposits, at December 31, 2014. If we do not retain these deposits, we may be required to seek other sources of funds, including loan and securities sales, and FHLB advances. Depending on market conditions, we may be required to pay higher rates on our deposits or other borrowings than we currently pay on the certificates of deposit due on or before December 31, 2015. We believe, however, based on historical experience and current market interest rates that we will retain upon maturity a large portion of our certificates of deposit with maturities of one year or less as of December 31, 2014.
Our primary investing activity is originating loans. However, at the date of the re-organization, June 17, 2014, the net cash received on the purchase of the Bank totaled $97.4 million. During the initial reporting period ended December 31, 2014, cash generated from net pay downs, amortization and resolutions of loans totaled $21.8 million and the proceeds from the sales of mortgage loans held for sale totaled $6.6 million. During this period, we did not purchase any investment securities but we had $41.5 million of maturities, calls, repayments and sales.
Financing activities consist primarily of activity in deposit accounts and FHLB advances. We experienced a net decrease in cash used to reduce deposit balances of  $151.9 million and to reduce borrowings of  $8.7 million. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors, and by other factors. On the date of the re-organization, the Bank collected $110.0 million in net proceeds from issuing common and preferred shares to the new owners.
Liquidity management is both a daily and long-term function of business management. If we require funds beyond our ability to generate them internally, borrowing agreements exist with the FHLB, which provide an additional source of funds. After the re-organization, the Bank used $28.0 million of the cash on hand to pay down the $28.0 million of long-term FHLB advances and $6.3 million of overnight repo balances. Subsequently, FHLB short-term advances increased to $25.0 million at December 31, 2014. At December 31, 2014, we had the ability to borrow up to a total of  $82.6 million based upon our credit availability at the FHLB, subject to collateral requirements.
The Bank is subject to various regulatory capital requirements, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At December 31, 2014, the Bank exceeded all regulatory capital requirements. The Bank is considered “well capitalized” under regulatory guidelines. See the Notes to our Financial Statements for information about the Bank’s agreements with Federal and State regulators.
Commitments, Contingent Liabilities, and Off-Balance Sheet Arrangements
We are party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of our customers. These financial instruments are limited to commitments to originate loans and involve, to varying degrees, elements of credit, interest rate, and liquidity risk. These do not represent unusual risks, and management does not anticipate any losses that would have a material effect on us.
The table below shows outstanding loan commitments and lines of credit as of the date shown:
December 31, 2014
(in thousands)
1st mortgage loans on residential real estate	$68,912
HELOCs	45,914
Other unused lines of credit	22,111
Standby letters of credit	945
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. We generally require collateral to support financial instruments with credit risk on the same basis as we do for balance sheet instruments. Management generally bases the collateral required on the credit evaluation of the counterparty. Commitments generally have interest rates at current market rates, expiration dates or other termination clauses and may require payment of a fee.

Available credit lines represent the unused portion of lines of credit previously extended and available to the customer so long as there is no violation of any contractual condition. These lines generally have variable interest rates. Since we expect many of the commitments to expire without being drawn upon, and since it is unlikely that all customers will draw upon their lines of credit in full at any one time, the total commitment amount or line of credit amount does not necessarily represent future cash requirements. We evaluate each customer’s credit-worthiness on a case-by-case basis. Because we conservatively underwrite these facilities at inception, we have not had to withdraw any commitments. We are not aware of any loss that we would incur by funding our commitments, lines of credit or letters of credit.
The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers. We have recognized $376,000 in the statement of financial condition at December 31, 2014 as a liability for credit loss related to these commitments.
Impact of Inflation and Changing Prices
Our financial statements and related notes have been prepared in accordance with U.S. GAAP. U.S. GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration of changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.
Item 7A.   Quantitative and Qualitative Disclosures About Market Risk
Not applicable.

ANNEX VI
HOWARD BANCORP, INC.
2017 EMPLOYEE STOCK PURCHASE PLAN
The purpose of this 2017 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Howard Bancorp, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The Plan was approved by the Company’s Board of Directors (the “Board”) on October 5, 2017 (the “Adoption Date”), and is subject to stockholder approval as described below. An aggregate of 250,000 shares of Common Stock have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”), and shall be interpreted consistent therewith.
1.   Administration.
(a)   The administration of the Plan will be the responsibility of the Administrator (as defined below). The Administrator shall have the full and exclusive discretionary power and authority to construe, interpret and apply the terms of the Plan and any agreement or instrument entered into under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to correct any defect or rectify any omission in the Plan, or to reconcile any inconsistency in this Plan and any option to purchase shares granted hereunder, to determine eligibility, to adjudicate all disputed claims, and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator’s actions and determinations with respect to the foregoing shall be final, conclusive and binding on all persons.
(b)   The Administrator may, in its discretion, request advice or assistance, or employ such other persons as it deems necessary or appropriate for the proper administration of the Plan, including but not limited to employing a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan.
(c)   The Administrator may designate from time to time which subsidiaries of the Company may participate in the Plan. Without amending the Plan, the Administrator may adopt special or different rules for the operation of the Plan which allow employees of any subsidiary to participate in the Plan.
(d)   The “Administrator” shall refer to the Board, or at the discretion of the Board, a committee duly authorized and appointed by the Board (“Committee”). To the extent permitted by applicable law, the Board or a Committee may delegate all matters relating to the administration of the Plan and any Offering under the Plan to one or more of the Company’s officers as the Board and/or Committee so determines. References to the “Administrator” shall include any such officer who is delegated such authority, to the extent applicable.
2.   Eligibility.   Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Code. All employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code), unless the Administrator specifies otherwise (each subsidiary participating in the Plan is referred to herein as a “Participating Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined below) to purchase Common Stock under the Plan, subject to Section 11, provided that:
(a)   The individual is customarily employed by the Company or a Participating Subsidiary for more than 20 hours a week; and
(b)   The individual is an employee of the Company or a Participating Subsidiary not later than the last day of the enrollment period for the next applicable Plan Period (as defined below).
No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, would own five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).
3.   Offerings.   The Company will make one or more offerings (“Offerings”) to eligible employees to purchase Common Stock under this Plan. Each offering shall extend for a six (6) month period (“Plan Period”) during which payroll deductions shall be made and held for the purchase of common stock at the end of the Plan Period. The Plan Period commencing on December 1 and ending on May 31 is the “December Plan Period” and the Plan Period commencing on June 1 and ending on November 30 is the “June Plan Period.” Notwithstanding the foregoing, however, the Administrator may, at its discretion, choose a different Plan Period of twelve (12) months or fewer. For purposes of the Plan, “Offering Commencement Date” shall mean the first business day of any Plan Period. For the avoidance of doubt, the Offering Commencement Date shall be the date of grant for purposes of Section 423 of the Code and the regulations thereunder.
4.   Participation.   An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing a registration form during the applicable enrollment period preceding the Plan Period. An employee who elects to participate in an Offering is referred to herein as a “Participant”. The form will authorize a regular payroll deduction from the Compensation (as defined below) received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Administrator.
5.   Deductions.   The Company will maintain payroll deduction accounts for all Participants. With respect to any Offering made under this Plan, an eligible employee may elect to withhold either (1) any whole percentage up to a maximum of 10% of such employee’s Compensation, unless the Administrator specifies a lower percentage, or (2) a fixed dollar amount per pay period subject to a maximum to be specified by the Administrator as a term of the Offering, in the case of either (1) or (2), such employee’s contributions not to exceed $12,500 for a six month Plan Period. These deductions will continue at the same rate for future offerings under the Plan as long as the Plan remains in effect unless the employee makes a change to the deduction or withdraws from the Plan.
6.   Deduction Changes.   An employee may discontinue his or her payroll deduction once during any Plan Period by filing a new payroll deduction authorization form. However, an employee may not decrease or increase his or her payroll deduction during a Plan Period. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).
7.   Interest.   Interest will not be paid on any employee accounts, except to the extent that the Administrator, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.
8.   Withdrawal of Funds.   An employee may at any time prior to the close of business on the last business day of the Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not resume participation during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Administrator.
9.   Purchase of Shares.   On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable Option Price (as defined below) the largest number of whole shares of Common Stock resulting from the employee’s accumulated payroll deductions as of the Exercise Date divided by the Option Price for such Plan Period up to a maximum of 800 shares for a Plan Period of six months; provided, however, the Administrator shall have discretion to specify as a term of the Offering a different maximum number of shares an employee may purchase for the Plan Period, subject to the other terms and conditions herein; provided, further, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock for each calendar year in which the Option is outstanding at any time.
The purchase price for each share purchased will be 85% (or such higher percentage not greater than 100% that the Administrator may specify as the term of an Offering) of either, as determined by the Administrator for the Offering, (i) the closing price on the Exercise Date or (ii) the lower of the closing price of the Common Stock on the Offering Commencement Date or on the Exercise Date (the “Option Price”). Such closing price shall be the closing price on the NASDAQ Capital Market or other national securities exchange on which the Common Stock is listed. If the Common Stock is not listed on the NASDAQ Capital Market or another national securities exchange, the purchase price will be 85% (or such other applicable percentage) of the fair market value of the Common Stock as determined by the Administrator in good faith in compliance with applicable laws, including but not limited to Section 423(b)(6) of the Code and Treas. Reg. § 1.423-2(g).
Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for (but not in excess of the maximum number determined in the manner set forth above).
Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee.
10.   Issuance of Shares.   Promptly following the end of each Offering, the number of shares of Common Stock purchased under the Plan shall be deposited into an account established in the name of the employee at a stock brokerage or other financial services firm designated by the Company.
11.   Rights on Retirement, Death or Termination of Employment.   In the event of a Participant’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee following the effective date of such termination. The balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law), (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate, or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Participating Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Participating Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.
12.   Optionees Not Stockholders.   Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or her.
13.   Rights Not Transferable.   Rights under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.
14.   Application of Funds.   All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.   Changes in Capitalization.   In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be appropriately adjusted to the extent determined by the Administrator.
16.   Reorganization Events.   A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.
In connection with a Reorganization Event, the Administrator shall take any one or more of the following actions as to outstanding Options on such terms as the Administrator determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated as of the effective date of the Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Administrator in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to Participants on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an employee equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the employee’s Option (to the extent the Option Price does not exceed the Acquisition Price) minus (B) the aggregate Option Price of such Option, in exchange for the termination of such Option, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.
For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Administrator) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
17.   Amendment of the Plan.
(a)   Amendment of the Plan.   The Board may at any time, and from time to time, amend this Plan in any respect, except that (i) if Section 423 of the Code requires that such amendment be approved by the shareholders of the Company, such amendment shall not be effected without such approval, and (ii) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.
(b)   Suspension of the Plan.   The Board may, at any time, suspend the Plan; provided, that the Company shall provide notice to the Participants prior to the effectiveness of such suspension. The Board may resume the operation of the Plan following any such suspension; provided, that the Company shall provide notice to the Participants prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless he or she withdraws pursuant to Section 8). However no Options shall be granted or exercised, and no payroll deductions shall be made in respect of any Participant, during the suspension period.
18.   Insufficient Shares.   In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Administrator will allot the shares then available on a pro rata basis in a manner consistent with the requirements of Section 423(b)(4) and (5) of the Code and the regulations thereunder.
19.   Termination of the Plan.   Except as otherwise provided in Section 25(b) of the Plan, the Plan and all rights of employees under any offering hereunder shall terminate on the earlier of:
(a)   the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of such shares then available for purchase hereunder; or
(b)   any other date determined by the Board in its discretion.
20.   Governmental Regulations.   The Company’s obligation to sell and deliver Common Stock under this Plan is subject to the listing requirements of the NASDAQ Global Select Market or other applicable national stock exchange and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.
21.   Issuance of Shares.   Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares of Common Stock held in the treasury of the Company, or from any other proper source, including shares purchased by or on behalf of the Company.
22.   Notification upon Sale of Shares.   Each employee agrees, by enrolling in the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.
23.   Grants to Employees in Foreign Jurisdictions.   The Company may, in order to comply with the laws of a foreign jurisdiction, grant Options to employees of the Company or a Participating Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Options granted under the Plan to employees of the Company or a Participating Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Participating Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if  (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable Options.
24.   Authorization of Sub-Plans.   The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Participating Subsidiaries provided that such sub-plan complies with Section 423 of the Code.
25.   General.
(a)   Effective Date.   The Plan shall become effective on the date that the Plan is approved by the Company’s shareholders (the “Effective Date”).
(b)   Shareholder Approval.   In accordance with Treas. Reg. § 1.423-2(a)(2)(ii), the Company shall seek shareholder approval of the Plan within 12 months after the Adoption Date. If shareholder approval is not received by that date, the Plan shall be terminated and any amounts withheld from Company employees shall be returned to the employees without interest.

(c)   No Right to Options; No Shareholder Rights.   No employee shall have any right to be granted any option under the Plan. No person shall have any rights as a shareholder with respect to any common stock to be issued under the Plan prior to the issuance thereof.
(d)   No Right to Employment.   No person shall have any claim or right to be granted an option, and the grant of an option shall not be construed as giving any person the right to be retained in the employ of the Company or any subsidiary. Further, the Company and each subsidiary expressly reserves the right at any time to dismiss an employee free from any liability, or any claim under the Plan, except as expressly provided herein.
(e)   Severability of Provisions.   If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.
(f)   Incapacity.   Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of receipting therefore shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Committee, the Board, the Company, and all other parties with respect thereto.
(g)   Rules of Construction.   Whenever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as to males; words in the singular shall be deemed to refer also to the plural; and references to a statute or statutory provision shall be construed as if they referred also to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to any regulations and other formal guidance of general applicability issued thereunder.
(h)   Headings and Captions.   The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
(i)   Applicable Law.   The validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Maryland without regard to its rules regarding choice of law, except to the extent such law is preempted by federal law.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers.
The Company is incorporated under the laws of the State of Maryland. The MGCL permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its shareholders for money damages, other than for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. The Company’s charter and bylaws contain a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
Under the MGCL, a Maryland corporation also may not indemnify for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of  (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
The Company’s charter and bylaws require the Company, to the fullest extent permitted by Maryland law as in effect from time to time, to indemnify and advance expenses to its directors and officers, whether serving the Company or at the Company’s request, any other entity, who were or are parties or are threatened to be made parties to any threatened or actual suit, investigation or other proceeding, including administrative actions, as a result of their status or actions as directors or officers of the Company. The Company’s charter and bylaws authorize the Company to provide the same indemnification and advancement of expenses to the Company’s employees and agents, other than a director or officer of the Company.
The indemnification and advancement of expenses provided for in the Company’s charter and bylaws shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise.
The Company may purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent, or while a director, officer, employee or agent is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not we would have the power to indemnify such person under Maryland law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 21.   Exhibits and Financial Statement Schedules.
List of Exhibits
Exhibit	Description
2.1	Agreement and Plan of Reorganization dated as of August 14, 2017, by and between Howard Bancorp, Inc., Howard Bank and First Mariner Bank (included as Annex I to the proxy and information statement/prospectus, which forms a part of this Registration Statement on Form S-4).
3.1	Articles of Incorporation of Howard Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on November 28, 2011 (File No. 333-178204)).
3.2	Articles of Amendment to Articles of Incorporation of Howard Bancorp, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on November 28, 2011 (File No. 333-178204)).
3.3	Articles of Amendment to Articles of Incorporation of Howard Bancorp, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on January 24,
2017 (File No. 001-35489)).
3.4	Amended and Restated Bylaws of Howard Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K on March 4, 2015 (File No. 001-35489)).
5.1*	Opinion of Shulman, Rogers, Gandal, Pordy & Ecker, P.A., regarding the legality of the securities being registered.
8.1*	Opinion of Covington & Burling LLP, as to certain tax matters.
23.1*	Consent of Dixon Hughes Goodman LLP with respect to the audited financial statements of Howard Bancorp, Inc. for the year ended December 31, 2016.
23.2*	Consent of Stegman & Company with respect to the audited financial statements of Howard Bancorp, Inc. for the years ended December 31, 2014 and 2015.
23.3*	Consent of RSM US LLP with respect to the audited financial statements of First Mariner Bank.
23.4*	Consent of Shulman, Rogers, Gandal, Pordy & Ecker, P.A. (included in Exhibit 5.1 and incorporated herein by reference).
23.5*	Consent of Covington & Burling LLP (included in Exhibit 8.1 and incorporated herein by reference).
24.1*	Power of Attorney of Directors and Officers of the Howard Bancorp, Inc. (see the signature page of this Registration Statement).
99.1*	Consent of Keefe, Bruyette & Woods, Inc.
99.2*	Consent of Stephens Inc.
99.3+	Form of Proxy for Special Meeting of Stockholders of Howard Bancorp, Inc.
99.4*	Consent of Director Nominee.
99.5*	Consent of Director Nominee.
99.6*	Consent of Director Nominee.
99.7*	Consent of Director Nominee.
99.8*	Consent of Director Nominee.
99.9*	Consent of Director Nominee.

*
Filed herewith.

+
To be filed by amendment.

Item 22.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (referred to as the Securities Act), (2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement), and (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may he deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6)
That every prospectus (1) that is filed pursuant to paragraph (5) above, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8)
To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(9)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(10)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ellicott City, State of Maryland, on October 11, 2017.
HOWARD BANCORP, INC. (Registrant)
By:	/s/ Mary Ann Scully
Mary Ann Scully President, Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mary Ann Scully and George C. Coffman and each of them to act with or without the other, his or her true and lawful attorney or attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and to file the same, with all supplements and exhibits thereto, and all other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform on behalf of the undersigned, in any and all capacities, each and every other act and thing necessary or desirable to be done in connection therewith, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
****
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Mary Ann Scully Mary Ann Scully	President, Chief Executive Office, Chairman (Principal Executive Officer)	October 11, 2017
/s/ George C. Coffman George C. Coffman	Chief Financial Officer (Principal Accounting and Financial Officer)	October 11, 2017
/s/ Richard G. Arnold Richard G. Arnold	Director	October 11, 2017
/s/ Nasser Basir Nasser Basir	Director	October 11, 2017
/s/ Gary R. Bozel Gary R. Bozel	Director	October 11, 2017
/s/ Robert J. Hartson Robert J. Hartson	Director	October 11, 2017
/s/ John J. Keenan John J. Keenan	Director	October 11, 2017
/s/ Paul I. Latta, Jr. Paul I. Latta, Jr.	Director	October 11, 2017
/s/ Kenneth C. Lundeen Kenneth C. Lundeen	Director	October 11, 2017

Signature	Title	Date
/s/ Karen D. McGraw Karen D. McGraw	Director	October 11, 2017
/s/ Richard J. Morgan Richard J. Morgan	Director	October 11, 2017
/s/ Thomas P. O’Neill Thomas P. O’Neill	Director	October 11, 2017
/s/ Robert W. Smith, Jr. Robert W. Smith, Jr.	Director	October 11, 2017
/s/ Donna Hill Staton Donna Hill Staton	Director	October 11, 2017

EXHIBIT INDEX
Exhibit	Description
2.1	Agreement and Plan of Reorganization dated as of August 14, 2017, by and between Howard Bancorp, Inc., Howard Bank and First Mariner Bank (included as Annex I to the proxy and information statement/prospectus, which forms a part of this Registration Statement on Form S-4).
3.1	Articles of Incorporation of Howard Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on November 28, 2011 (File No. 333-178204)).
3.2	Articles of Amendment to Articles of Incorporation of Howard Bancorp, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on November 28, 2011 (File No. 333-178204)).
3.3	Articles of Amendment to Articles of Incorporation of Howard Bancorp, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on January 24,
2017 (File No. 001-35489)).
3.4	Amended and Restated Bylaws of Howard Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K on March 4, 2015 (File No. 001-35489)).
5.1*	Opinion of Shulman, Rogers, Gandal, Pordy & Ecker, P.A., regarding the legality of the securities being registered.
8.1*	Opinion of Covington & Burling LLP, as to certain tax matters.
23.1*	Consent of Dixon Hughes Goodman LLP with respect to the audited financial statements of Howard Bancorp, Inc. for the year ended December 31, 2016.
23.2*	Consent of Stegman & Company with respect to the audited financial statements of Howard Bancorp, Inc. for the years ended December 31, 2014 and 2015.
23.3*	Consent of RSM US LLP with respect to the audited financial statements of First Mariner Bank.
23.4*	Consent of Shulman, Rogers, Gandal, Pordy & Ecker, P.A. (included in Exhibit 5.1 and incorporated herein by reference).
23.5*	Consent of Covington & Burling LLP (included in Exhibit 8.1 and incorporated herein by reference).
24.1*	Power of Attorney of Directors and Officers of the Howard Bancorp, Inc. (see the signature page of this Registration Statement).
99.1*	Consent of Keefe, Bruyette & Woods, Inc.
99.2*	Consent of Stephens Inc.
99.3+	Form of Proxy for Special Meeting of Stockholders of Howard Bancorp, Inc.
99.4*	Consent of Director Nominee.
99.5*	Consent of Director Nominee.
99.6*	Consent of Director Nominee.
99.7*	Consent of Director Nominee.
99.8*	Consent of Director Nominee.
99.9*	Consent of Director Nominee.

*
Filed herewith.

+
To be filed by amendment.